UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Falcon Minerals Corporation

(Name of Registrant as Specified In Its Charter)

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Falcon Minerals Corporation

609 Main Street, Suite 3950

Houston, Texas 77002

PROXY STATEMENT FOR THE SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING

OF STOCKHOLDERS OF

FALCON MINERALS CORPORATION

To the Stockholders of Falcon Minerals Corporation:

You are cordially invited to attend the special meeting in lieu of the 2022 annual meeting of the stockholders of Falcon Minerals Corporation (“Falcon,” the “Company,” “we,” “us” or “our”), which will be held via live webcast at 10:00 a.m., Central Time, on June 3, 2022 (the “Special Meeting”). You will be able to vote and submit questions and access Falcon’s stockholder list by visiting www.proxyvote.com and participate live in the webcast at www.virtualshareholdermeeting.com/FLMN2022SM. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. The Special Meeting webcast will begin promptly at 10:00 a.m. Central Time on June 3, 2022, and Falcon stockholders will be able to log in beginning at 9:45 a.m. Central Time on June 3, 2022. We encourage you to access the Special Meeting prior to the start time. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement (the “Proxy Statement”) to “present in person” or “in person” shall mean virtually present at the Special Meeting.

On January 11, 2022, Falcon entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Falcon Minerals Operating Partnership, LP, a Delaware limited partnership (“Falcon OpCo”), Ferrari Merger Sub A LLC, a Delaware limited liability company (“Merger Sub”), and DPM HoldCo, LLC, a Delaware limited liability company (“Desert Peak”), pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into Desert Peak (the “Merger”), with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Falcon OpCo. The transactions contemplated by the Merger Agreement are referred to herein as the “Merger Transactions.”

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the Merger (the “Merger Effective Time”), the limited liability company interests in Desert Peak (the “DPM Membership Units”) issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive an aggregate of (a) 235,000,000 shares of Class C common stock, par value $0.0001 per share, of Falcon (“Falcon Class C Common Stock” or “Falcon Class C Shares”), (b) 235,000,000 common units representing limited partner interests in Falcon OpCo (“Falcon Partnership Units”), and (c) additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15 (the amount under the foregoing clause (c), the “Additional Consideration,” and, together with the amounts under clauses (a) and (b) of the foregoing, the “Merger Consideration”). Assuming that the amount of indebtedness for borrowed money of Falcon and its subsidiaries as of immediately prior to the Merger Effective Time does not exceed $45,000,000 in accordance with the terms of the Merger Agreement, subject to certain exceptions, the maximum amount of the Additional Consideration would be 12,621,359 Falcon Class C Shares (and a corresponding number of Falcon Partnership Units). The Merger Consideration will be adjusted to give effect to the Falcon Reverse Stock Split (as defined below).

The Merger Agreement provides that the obligation of the parties thereto to consummate the Merger is conditioned on, among other things (i) the approval of the Nasdaq Proposal (as defined below) and the Reverse Stock Split Proposal (as defined below) by the Falcon stockholders in accordance with Falcon’s organizational documents (the “Required Falcon Stockholder Approvals”), (ii) the approval of the shares of Class A common stock, par value $0.0001 per share, of Falcon (“Falcon Class A Common Stock” or “Falcon Class A Shares,” and, together with the Falcon Class C Common Stock, the “Falcon Common Stock”) issuable upon exchange of the Merger Consideration for listing on the Nasdaq Capital Market LLC (“Nasdaq”), and (iii) the effectiveness of the Falcon Reverse Stock Split (as defined below) and a reverse unit split of the Falcon Partnership Units prior to the Merger Effective Time, at a ratio of four to one.

At the Special Meeting, you will be asked to consider and vote on the following proposals (the “Proposals”):

1.

Proposal No. 1: A proposal (the “Nasdaq Proposal”) to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance by Falcon of Falcon Common Stock pursuant to the Merger Agreement, including the issuance of Falcon Common Stock to a Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)), and the related change of control of Falcon that will occur in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

2.

Proposal No. 2: A proposal (the “Reverse Stock Split Proposal”) to approve and adopt amendments to the second amended and restated certificate of incorporation of Falcon (in the form attached to this Proxy Statement as Annex B) to (i) effect a reverse stock split of the Falcon Common Stock prior to the Merger Effective Time, at a ratio of four to one (the “Falcon Reverse Stock Split”), and (ii) change the name of Falcon to “Sitio Royalties Corp.” (the “Name Change”).

3.

Proposal No. 3: A proposal (the “A&R Charter Proposal”) to approve and adopt, assuming the approval of the Required Falcon Stockholder Approvals, an amendment and restatement of the second amended and restated certificate of incorporation of Falcon (in the form attached to this Proxy Statement as Annex C) to, among other changes, (i) allow for stockholder action by written consent in lieu of holding a meeting of the stockholders, (ii) declassify the Post-Combination Company’s board of directors (the “Post-Combination Company’s Board”) to include one class of directors who will be elected annually and for one year terms, (iii) provide that members of the Post-Combination Company’s Board may be removed with or without cause and (iv) further define the waiver of corporate opportunities with respect to the Post-Combination Company following the Merger Transactions and its directors and certain significant stockholders, and any of their respective affiliates (the “Third A&R Charter”).

4.

Proposal No. 4: A series of proposals (the “Advisory Governance Proposals”) to approve, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, on a non-binding advisory basis, a separate series of proposals with respect to certain governance provisions in the Third A&R Charter in accordance with the requirements of the U.S. Securities and Exchange Commission.

5.

Proposal No. 5: A proposal (the “Incentive Plan Proposal”) to approve and adopt, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, the Sitio Royalties Corp. Long Term Incentive Plan (the “Incentive Plan”), a copy of which is attached to this Proxy Statement as Annex D.

6.

Proposal No. 6: A proposal (the “Director Election Proposal”) to elect each of William D. Anderson, Mark C. Henle and Adam M. Jenkins to serve as Class II directors on the Falcon Board until the earlier of the Merger Effective Time and the annual meeting of stockholders to be held in 2025 or until his successor is elected or appointed, subject to his earlier death, resignation or removal. If the Required

Falcon Stockholder Approvals are received, we anticipate that, in connection with the Closing and in accordance with the Merger Agreement, each of the members of the Falcon Board will resign and Noam Lockshin, Morris R. Clark, Christopher L. Conoscenti, Alice E. Gould, Allen W. Li, Claire R. Harvey and Steven R. Jones will be appointed to the Post-Combination Company’s Board.

7.

Proposal No. 7: A proposal (the “Adjournment Proposal”) to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Required Falcon Stockholder Approvals.

Each of these proposals is more fully described in the accompanying Proxy Statement, which you are encouraged to read carefully.

Falcon Class A Common Stock and Falcon’s warrants are currently listed on Nasdaq under the symbols “FLMN” and “FLMNW,” respectively. Following completion of the Merger Transactions, we expect Falcon to change its name to “Sitio Royalties Corp.” and the Class A Common Stock and warrants will initially be listed on Nasdaq under new symbols “STR” and “STR WS” but we expect the listing to be transferred to the New York Stock Exchange shortly after closing.

Only holders of record of shares of Falcon Common Stock at the close of business on April 18, 2022 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of Falcon stockholders of record entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting and electronically during the Special Meeting at www.virtualshareholdermeeting.com/FLMN2022SM.

We are providing the accompanying Proxy Statement and proxy card to Falcon stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying Proxy Statement carefully and submit your proxy to vote on the Proposals. Please pay particular attention to the section entitled “Risk Factors” in the accompanying Proxy Statement.

After careful consideration, the board of directors of Falcon (the “Falcon Board”), acting upon the unanimous recommendation and approval of a special committee comprised solely of disinterested directors and formed for the purpose of evaluating certain strategic alternatives and authorized to, among other things, evaluate, review, negotiate and make recommendations to the Falcon Board regarding the advisability of the Merger Transactions, has approved the Merger Agreement and the Merger Transactions and determined that each of the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal is in the best interests of Falcon and its stockholders, and recommends that you vote or give instruction to vote “FOR” each of those proposals (the “Falcon Board Recommendation”).

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Falcon and its stockholders and what may be best for a director’s and its affiliates’ interests when determining to recommend that stockholders vote for the Proposals. See the sections entitled “The Merger — Interests of Falcon’s Directors and Officers in the Merger,” “Risk Factors” and “Beneficial Ownership of Securities” in the accompanying Proxy Statement for a further discussion.

Contemporaneously with the execution and delivery of the Merger Agreement, Royal Resources L.P. (“Royal Resources”) entered into a Voting and Support Agreement with Falcon and Desert Peak, pursuant to which and subject to the terms and conditions thereof, Royal Resources agreed to vote all of the shares of Falcon Class C Common Stock that it beneficially owns in favor of the approval of the Proposals at the Special Meeting and any other matter necessary for the consummation of the Merger Transactions. As of the Record Date, Royal

Resources was the beneficial owner of 35,197,643 Falcon Class C Shares, which represent approximately 40% of the total outstanding shares of Falcon Common Stock. Accordingly, Falcon expects that all such shares of Falcon Common Stock held by Royal Resources will be voted in favor of each of the Proposals at the Special Meeting.

Under the Merger Agreement, the receipt of each of the Required Falcon Stockholder Approvals is a condition to the consummation of the Merger. The receipt or approval, as applicable, of each Required Falcon Stockholder Approval, the A&R Charter Proposal, the Advisory Governance Proposals and the Incentive Plan Proposal is conditioned on the approval of all of the Required Falcon Stockholder Approvals. The approval of each of the Director Election Proposal and the Adjournment Proposal is not conditioned on the approval of any other proposal. If Falcon does not receive each of the Required Falcon Stockholder Approvals, the Merger may not be consummated.

Approval of the Nasdaq Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class. Approval of the A&R Charter Proposal requires the affirmative vote of at least 75% of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class. The election of the director nominees pursuant to the Director Election Proposal requires a plurality of the votes cast by holders of shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

All of Falcon stockholders are cordially invited to attend the Special Meeting virtually. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.

If you are a stockholder of record holding shares of Falcon Common Stock, you may also cast your vote in person (which would include voting at the virtual Special Meeting). If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person (which would include voting at the virtual Special Meeting), obtain a proxy from your broker or bank.

If you fail to return a proxy card or fail to instruct a broker or other nominee how to vote, and do not attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal and the A&R Charter Proposal, but will have no effect on the outcome of any other proposal in this Proxy Statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting virtually or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the Special Meeting.

On behalf of our board of directors, I would like to thank you for your support of Falcon Minerals Corporation and look forward to a successful completion of the Merger Transactions.

May 5, 2022	By Order of the Board of Directors, /s/ Claire R. Harvey Claire R. Harvey Chair

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the Proposals.

Neither the SEC nor any state securities commission has approved or disapproved of the Merger Transactions described in the accompanying Proxy Statement, passed upon the merits or fairness of the Merger Agreement or the Merger Transactions, or passed upon the adequacy or accuracy of the accompanying Proxy Statement. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated May 5, 2022 and is first being mailed to Falcon stockholders on or about May 5, 2022.

FALCON MINERALS CORPORATION

609 Main Street, Suite 3950

Houston, Texas 77002

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF

FALCON MINERALS CORPORATION

To Be Held on June 3, 2022

To the Stockholders of Falcon Minerals Corporation:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2022 annual meeting (the “Special Meeting”) of stockholders of Falcon Minerals Corporation, a Delaware corporation (“Falcon,” the “Company,” “we,” “us,” or “our”), which will be held via live webcast at 10:00 a.m., Central Time, on June 3, 2022 (the “Special Meeting”). You will be able to vote and submit questions and access Falcon’s stockholder list by visiting www.proxyvote.com and participate live in the webcast at www.virtualshareholdermeeting.com/FLMN2022SM. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. The Special Meeting webcast will begin promptly at 10:00 a.m. Central Time on June 3, 2022, and Falcon stockholders will be able to log in beginning at 9:45 a.m. Central Time on June 3, 2022. We encourage you to access the Special Meeting prior to the start time. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement (the “Proxy Statement”) to “present in person” or “in person” shall mean virtually present at the Special Meeting.

On January 11, 2022, Falcon entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Falcon Minerals Operating Partnership, LP, a Delaware limited partnership (“Falcon OpCo”), Ferrari Merger Sub A LLC, a Delaware limited liability company (“Merger Sub”), and DPM HoldCo, LLC, a Delaware limited liability company (“Desert Peak”), pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into Desert Peak (the “Merger”), with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Falcon OpCo. The transactions contemplated by the Merger Agreement are referred to herein as the “Merger Transactions.”

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the Merger (the “Merger Effective Time”), the limited liability company interests in Desert Peak (the “DPM Membership Units”) issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive an aggregate of (a) 235,000,000 shares of Class C common stock, par value $0.0001 per share, of Falcon (“Falcon Class C Common Stock” or “Falcon Class C Shares”), (b) 235,000,000 common units representing limited partner interests in Falcon OpCo (“Falcon Partnership Units”), and (c) additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15 (the amount under the foregoing clause (c), the “Additional Consideration,” and, together with the amounts under clauses (a) and (b) of the foregoing, the “Merger Consideration”). Assuming that the amount of indebtedness for borrowed money of Falcon and its subsidiaries as of immediately prior to the Merger Effective Time does not exceed $45,000,000 in accordance with the terms of the Merger Agreement, subject to certain exceptions, the maximum amount of the Additional Consideration would be 12,621,359 Falcon Class C Shares (and a corresponding number of Falcon Partnership Units). The Merger Consideration will be adjusted to give effect to the Falcon Reverse Stock Split (as defined below).

The Merger Agreement provides that the obligation of the parties thereto to consummate the Merger is conditioned on, among other things (i) the approval of the Nasdaq Proposal (as defined below) and the Reverse Stock Split Proposal (as defined below) by the Falcon stockholders in accordance with Falcon’s organizational documents (the “Required Falcon Stockholder Approvals”), (ii) the approval of the shares of Class A common stock, par value $0.0001 per share, of Falcon (“Falcon Class A Common Stock” or “Falcon Class A Shares,” and, together with the Falcon Class C Common Stock, the “Falcon Common Stock”) issuable upon exchange of the Merger Consideration for listing on the Nasdaq Capital Market LLC (“Nasdaq”), and (iii) the effectiveness of the Falcon Reverse Stock Split (as defined below) and a reverse unit split of the Falcon Partnership Units prior to the Merger Effective Time, at a ratio of four to one.

At the Special Meeting, you will be asked to consider and vote on the following proposals (the “Proposals”):

1.

Proposal No. 1: A proposal (the “Nasdaq Proposal”) to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance by Falcon of Falcon Common Stock pursuant to the Merger Agreement, including the issuance of Falcon Common Stock to a Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)), and the related change of control of Falcon that will occur in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

2.

Proposal No. 2: A proposal (the “Reverse Stock Split Proposal”) to approve and adopt amendments to the second amended and restated certificate of incorporation of Falcon (in the form attached to this Proxy Statement as Annex B) to (i) effect a reverse stock split of the Falcon Common Stock prior to the Merger Effective Time, at a ratio of four to one (the “Falcon Reverse Stock Split”), and (ii) change the name of Falcon to “Sitio Royalties Corp.” (the “Name Change”).

3.

Proposal No. 3: A proposal (the “A&R Charter Proposal”) to approve and adopt, assuming the approval of the Required Falcon Stockholder Approvals, an amendment and restatement of the second amended and restated certificate of incorporation of Falcon (in the form attached to this Proxy Statement as Annex C) to, among other changes, (i) allow for stockholder action by written consent in lieu of holding a meeting of the stockholders, (ii) declassify Post-Combination Company’s board of directors (the “Post-Combination Company’s Board”) to include one class of directors who will be elected annually and for one year terms, (iii) provide that members of the Post-Combination Company’s Board may be removed with or without cause and (iv) further define the waiver of corporate opportunities with respect to the Post-Combination Company following the Merger Transactions and its directors and certain significant stockholders, and any of their respective affiliates (the “Third A&R Charter”).

4.

Proposal No. 4: A series of proposals (the “Advisory Governance Proposals”) to approve, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, on a non-binding advisory basis, a separate series of proposals with respect to certain governance provisions in the Third A&R Charter in accordance with the requirements of the U.S. Securities and Exchange Commission.

5.

Proposal No. 5: A proposal (the “Incentive Plan Proposal”) to approve and adopt, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, the Sitio Royalties Corp. Long Term Incentive Plan (the “Incentive Plan”), a copy of which is attached to this Proxy Statement as Annex D.

6.

Proposal No. 6: A proposal (the “Director Election Proposal”) to elect each of William D. Anderson, Mark C. Henle and Adam M. Jenkins to serve as Class II directors on the Falcon Board until the earlier of the Merger Effective Time and the annual meeting of stockholders to be held in 2025 or until his successor is elected or appointed, subject to his earlier death, resignation or removal. If the Required Falcon Stockholder Approvals are received, we anticipate that, in connection with the Closing and in accordance with the Merger Agreement, each of the members of the Falcon Board will resign and Noam Lockshin, Morris R. Clark, Christopher L. Conoscenti, Alice E. Gould, Allen W. Li, Claire R. Harvey and Steven R. Jones will be appointed to the Post-Combination Company’s Board.

7.

Proposal No. 7: The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

The above matters are more fully described in the accompanying Proxy Statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully the accompanying Proxy Statement in its entirety, including the Annexes and accompanying financial statements.

Falcon Class A Common Stock and Falcon’s warrants are currently listed on Nasdaq under the symbols “FLMN” and “FLMNW,” respectively. Following completion of the Merger Transactions, we expect Falcon to change its name to “Sitio Royalties Corp.” and the Class A Common Stock and warrants will initially be listed on Nasdaq under new symbols “STR” and “STR WS” but we expect the listing to be transferred to the New York Stock Exchange shortly after closing.

Only holders of record of shares of Falcon Common Stock at the close of business on April 18, 2022 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of Falcon stockholders of record entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting and electronically during the Special Meeting at www.virtualshareholdermeeting.com/FLMN2022SM.

We are providing the accompanying Proxy Statement and proxy card to Falcon stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying Proxy Statement carefully and submit your proxy to vote on the Proposals. Please pay particular attention to the section entitled “Risk Factors” in the accompanying Proxy Statement.

After careful consideration, the board of directors of Falcon (the “Falcon Board”), acting upon the unanimous recommendation and approval of a special committee comprised solely of disinterested directors and formed for the purpose of evaluating certain strategic alternatives and authorized to, among other things, evaluate, review, negotiate and make recommendations to the Falcon Board regarding the advisability of the Merger Transactions, has approved the Merger Agreement and the Merger Transactions and determined that each of the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal , the Director Election Proposal and the Adjournment Proposal is in the best interests of Falcon and its stockholders, and recommends that you vote or give instruction to vote “FOR” each of those proposals (the “Falcon Board Recommendation”).

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Falcon and its stockholders and what may be best for a director’s and its affiliates’ interests when determining to recommend that stockholders vote for the Proposals. See the sections entitled “The Merger — Interests of Falcon’s Directors and Officers in the Merger,” “Risk Factors” and “Beneficial Ownership of Securities” in the accompanying Proxy Statement for a further discussion.

Contemporaneously with the execution and delivery of the Merger Agreement, Royal Resources L.P. (“Royal Resources”) entered into a Voting and Support Agreement with Falcon and Desert Peak, pursuant to which and subject to the terms and conditions thereof, Royal Resources agreed to vote all of the shares of Falcon Class C Common Stock that it beneficially owns in favor of the approval of the Proposals at the Special Meeting and any other matter necessary for the consummation of the Merger Transactions. As of the Record Date, Royal Resources was the beneficial owner of 35,197,643 Falcon Class C Shares, which represent approximately 40% of the total outstanding shares of Falcon Common Stock. Accordingly, Falcon expects that all such shares of Falcon Common Stock held by Royal Resources will be voted in favor of each of the Proposals at the Special Meeting.

Under the Merger Agreement, the receipt of each of the Required Falcon Stockholder Approvals is a condition to the consummation of the Merger. The receipt or approval, as applicable, of each Required Falcon

Stockholder Approval, the A&R Charter Proposal, the Advisory Governance Proposals and the Incentive Plan Proposal is conditioned on the approval of all of the Required Falcon Stockholder Approvals. The approval of each of the Director Election Proposal and the Adjournment Proposal is not conditioned on the approval of any other proposal. If Falcon does not receive each of the Required Falcon Stockholder Approvals, the Merger may not be consummated.

Approval of the Nasdaq Proposal, the Advisory Governance Proposals the Incentive Plan Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class. Approval of the A&R Charter Proposal requires the affirmative vote of at least 75% of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class. The election of the director nominees pursuant to the Director Election Proposal requires a plurality of the votes cast by holders of shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

Your attention is directed to the Proxy Statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed Merger and related Transactions and each of the Proposals. We urge you to read the accompanying Proxy Statement carefully. If you have any questions or need assistance voting your shares of Falcon Common Stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers may call collect at (203) 658-9400, or by emailing FLMN.info@investor.morrowsodali.com. This notice of Special Meeting and the Proxy Statement are available at www.proxyvote.com.

May 5, 2022	By Order of the Board of Directors, /s/ Claire R. Harvey Claire R. Harvey Chair

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on June 3, 2022. This notice of Special Meeting and the related Proxy Statement will be available at www.proxyvote.com.

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Merger and the Special Meeting” and “Summary of the Proxy Statement,” summarize certain information contained in this Proxy Statement, but does not contain all of the information that is important to you. You should read carefully this entire Proxy Statement including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this Proxy Statement, including this Summary Term Sheet, please see the section entitled “Use of Certain Terms.”

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Falcon Minerals Corporation, a Delaware corporation, was formed to own and acquire royalty interests, mineral interests, non-participating royalty interest and overriding royalty interests (collectively, “Royalties”) in oil and natural gas properties in North America, substantially all of which are located in the Eagle Ford Shale. These Royalties entitle the holder to a portion of the production of oil and natural gas from the underlying acreage at the sales price received by the operator, net of any applicable post-production expenses and taxes. The holder of these interests has no obligation to fund exploration and development costs, lease operating expenses or plugging and abandonment costs at the end of a well’s productive life, which Falcon believes results in low breakeven costs.

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Falcon Minerals Operating Partnership, LP, a Delaware limited partnership, holds substantially all of the assets of Falcon. Each Falcon Partnership Unit, together with one share of Falcon Class C Common Stock, is exchangeable for one share of Falcon Class A Common Stock at the option of the holder pursuant to the terms of Falcon’s and Falcon OpCo’s organizational documents, subject to certain restrictions.

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Ferrari Merger Sub A LLC, a Delaware limited liability company, is a wholly owned subsidiary of Falcon OpCo and was formed on December 17, 2021 solely for the purpose of engaging in the Merger Transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this Proxy Statement, except for activities incidental to its formation and activities undertaken in connection with the Merger. Upon completion of the Merger, Merger Sub will have been merged with and into Desert Peak, and Merger Sub will cease to exist.

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As of the Record Date, there were 86,931,137 shares of Falcon Common Stock issued and outstanding, including 47,543,355 shares of Falcon Class A Common Stock and 39,387,782 shares of Falcon Class C Common Stock. Holders of Falcon Class A Common Stock and holders of Falcon Class C Common Stock vote together as a single class on all matters submitted to a vote of Falcon’s stockholders, except as required by law.

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DPM HoldCo, LLC, a Delaware limited liability company, acquires, owns and manages mineral and royalty interests in the Permian Basin with the objective of generating cash flow from operations that can be distributed to its equityholders as dividends and reinvested to expand its base of cash flow generating assets. Desert Peak’s assets are exclusively focused in the Permian Basin. It benefits from cash flow growth through continued development of its mineral and royalty interests, free of capital costs and lease operating expense.

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On January 11, 2022, Falcon entered into the Merger Agreement with Falcon OpCo, Merger Sub and Desert Peak, pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into Desert Peak, with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Falcon OpCo.

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Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the Merger Effective Time, the DPM Membership Units issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive an aggregate of (a) 235,000,000 shares of Falcon Class C Common Stock, (b) 235,000,000 Falcon Partnership Units, and (c) additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15. Assuming that the amount of indebtedness for borrowed money of Falcon and its subsidiaries as of immediately prior to the Merger Effective Time does not exceed $45,000,000 in accordance with the terms of the Merger Agreement, subject to certain exceptions, the maximum amount of the Additional Consideration would be 12,621,359 Falcon Class C Shares (and a corresponding number of Falcon Partnership Units). The Merger Consideration will be adjusted to give effect to the Falcon Reverse Stock Split.

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On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Desert Peak and Royal Resources entered into the Support Agreement. Pursuant to the Support Agreement, and subject to the terms and conditions thereof, Royal Resources agreed to vote all of the shares of Falcon Class C Common Stock that it beneficially owns at the Special Meeting in favor of the approval of the Proposals and any other matter necessary for the consummation of the Merger Transactions. Royal Resources and Rock Ridge, a current owner of Desert Peak, are both affiliates of Blackstone Inc.

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On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Royal Resources and each of the DPM Members entered into the Registration Rights Agreement, to be effective as of the Closing. Pursuant to the Registration Rights Agreement, and subject to the terms and conditions thereof, the Company agreed to register for resale, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), shares of Falcon Class A Common Stock held by Royal Resources and the DPM Members immediately following the Merger Effective Time, including any shares of Falcon Class A Common Stock issued or issuable upon the exchange of the shares of Falcon Class C Common Stock and Falcon Partnership Units held by Royal Resources and the DPM Members immediately following the Merger Effective Time.

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On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Royal Resources and each of the DPM Members entered into the Director Designation Agreement, to be effective as of the Closing. Pursuant to the Director Designation Agreement, and subject to the terms and conditions thereof, Falcon agreed to (a) include two nominees designated by Falcon in the slate of nominees to be recommended by the Post-Combination Company’s Board for election at the first annual meeting of stockholders at which directors are to be elected following the Merger Effective Time and (b) include in the slate of nominees to be recommended by the Post-Combination Company’s Board for election at each applicable annual or special meeting of stockholders the following individuals: (i) so long as Kimmeridge and its affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by Kimmeridge; (ii) so long as Rock Ridge and Royal Resources and their affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by Rock Ridge and Royal Resources together; and (iii) so long as the Source Stockholders and their affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by the Source Stockholders together. On April 13, 2022, Rock Ridge and Royal Resources executed a waiver pursuant to which they irrevocably waived their rights to designate one nominee for election to the Post-Combination Company’s Board pursuant to the Director Designation Agreement, and in connection with such waiver, on April 13, 2022, Desert Peak waived its rights to appoint such nominee to the Post-Combination Company’s Board in connection with the Closing pursuant to the Merger Agreement. The Post-Combination Company’s Board will therefore consist of seven directors rather than eight directors immediately following consummation of the Merger.

•	At the Special Meeting, which will be held virtually, Falcon’s stockholders will be asked to consider and vote on the following proposals:

•	The Nasdaq Proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance by Falcon of Falcon Common Stock pursuant to the Merger Agreement,

including the issuance of Falcon Common Stock to a Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)), and the related change of control of Falcon that will occur in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

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The Reverse Stock Split Proposal to approve and adopt amendments to the second amended and restated certificate of incorporation of Falcon (in the form attached to this Proxy Statement as Annex B) to (i) effect a reverse stock split of the Falcon Common Stock prior to the Merger Effective Time, at a ratio of four to one, and (ii) change the name of Falcon to “Sitio Royalties Corp.”

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The A&R Charter Proposal to approve and adopt, assuming the approval of the Required Falcon Stockholder Approvals, an amendment and restatement of the second amended and restated certificate of incorporation of Falcon (in the form attached to this Proxy Statement as Annex C) to, among other changes, (i) allow for stockholder action by written consent in lieu of holding a meeting of the stockholders, (ii) declassify the Post-Combination Company’s Board to include one class of directors who will be elected annually and for one year terms, (iii) provide that members of the Post-Combination Company’s Board may be removed with or without cause and (iv) further define the waiver of corporate opportunities with respect to the Post-Combination Company following the Merger Transactions and its directors and certain significant stockholders, and any of their respective affiliates (the “Third A&R Charter”).

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The Advisory Governance Proposals to approve, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, on a non-binding advisory basis, a separate series of proposals with respect to certain governance provisions in the Third A&R Charter in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”).

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The Incentive Plan Proposal to approve and adopt, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, the Sitio Royalties Corp. Long Term Incentive Plan, a copy of which is attached to this Proxy Statement as Annex D.

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The Director Election Proposal to elect each of William D. Anderson, Mark C. Henle and Adam M. Jenkins to serve as Class II directors on the Falcon Board until the earlier of the Merger Effective Time and the annual meeting of stockholders to be held in 2025 or until his successor is elected or appointed, subject to his earlier death, resignation or removal. If the Required Falcon Stockholder Approvals are received, we anticipate that, in connection with the Closing and in accordance with the Merger Agreement, each of the members of the Falcon Board will resign and Noam Lockshin, Morris R. Clark, Christopher L. Conoscenti, Alice E. Gould, Allen W. Li, Claire R. Harvey and Steven R. Jones will be appointed to the Post-Combination Company’s Board. Assuming the A&R Charter Proposal is approved, the Post-Combination Company’s Board will be comprised of a single class of directors with each member serving until the annual meeting of stockholders of the Post-Combination Company to be held in 2023 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal. If the A&R Charter Proposal is not approved, we anticipate that (a) Ms. Gould and Mr. Jones will be Class I directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2024 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal, (b) Mr. Conoscenti, Mr. Clark and Ms. Harvey will be Class II directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2025 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal and (c) Mr. Lockshin and Mr. Li will be Class III directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2023 or until his successor is elected or appointed, subject to his earlier death, resignation or removal.

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The Adjournment Proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Required Falcon Stockholder Approvals.

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The Falcon Board delegated to the Transaction Committee the full power and authority of the Falcon Board to take all actions the Transaction Committee considered necessary, desirable or convenient in connection with evaluating, negotiating and making recommendations to the Falcon Board regarding the Merger Transactions. The Transaction Committee was authorized to elect not to pursue a transaction with Desert Peak if it so chose, and the Falcon Board provided that any transaction with Desert Peak would not proceed without the prior favorable recommendation of the Transaction Committee.

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After careful consideration, on January 11, 2022, the Falcon Board, acting upon the unanimous recommendation and approval of the Transaction Committee, approved the Merger Agreement and the Merger Transactions, and determined that each of the Proposals is in the best interests of Falcon and its stockholders, and recommends that Falcon’s stockholders vote in favor of the Proposals. For more information about the Falcon Board’s reasons for approving the Merger Transactions, see the section entitled “The Merger — Reasons for the Transaction Committee’s Recommendation.”

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In considering the recommendation of the Falcon Board to vote “FOR” the Nasdaq Proposal, “FOR” the Reverse Stock Split Proposal, “FOR” the A&R Charter Proposal, “FOR” the Advisory Governance Proposals, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal, you should be aware that, aside from their interests as stockholders, certain Falcon officers and members of the Falcon Board have interests in the Merger that are different from, or in addition to, the interests of Falcon’s other stockholders’ generally. For instance, half of the members of the Falcon Board were designated by and are affiliated with Royal Resources, an affiliate of Blackstone Inc., and Rock Ridge, another affiliate of Blackstone Inc., is a current equity holder in Desert Peak. The Falcon Board was aware of and carefully considered these interests of its directors and officers, among other matters, during its evaluations of the merits, terms, and structure of the Merger and in recommending to the Falcon stockholders that they approve the Proposals. Additionally, the Falcon Board established a special committee comprised solely of disinterested directors for the purpose of evaluating, reviewing, negotiating and making recommendations to the Falcon Board regarding the advisability of the Merger. Falcon stockholders should take these interests into account in deciding whether to approve the Proposals. See the sections entitled “The Merger — Interests of Falcon’s Directors and Officers in the Merger,” “Risk Factors” and “Beneficial Ownership of Securities” in the accompanying Proxy Statement for a further discussion.

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The Merger Agreement may be terminated at any time prior to the consummation of the Merger upon mutual written consent of Desert Peak and Falcon, or by Desert Peak or Falcon in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “The Merger Agreement — Termination.”

•	The proposed Merger Transactions involve numerous risks. For more information about these risks, please see “Risk Factors.”

USE OF CERTAIN TERMS

Unless otherwise stated in this Proxy Statement:

•	“Closing” means the closing of the Merger.

•	“Closing Date” means the date on which the Closing occurs.

•	“Desert Peak” means DPM HoldCo, LLC, a Delaware limited liability company.

•	“DGCL” means the General Corporation Law of the State of Delaware.

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“Director Designation Agreement” means that certain Director Designation Agreement, dated as of January 11, 2022, by and among Falcon, Kimmeridge, Rock Ridge, Royal Resources and the Source Stockholders.

•	“DPM Member” means a member of DPM holding DPM Membership Units.

•	“DPM Membership Unit” means a limited liability company interest in Desert Peak, representing a member’s undivided interest therein.

•	“Falcon” means Falcon Minerals Corporation, a Delaware corporation.

•	“Falcon Board” means the board of directors of Falcon.

•	“Falcon Charter” means the Second Amended and Restated Certificate of Incorporation of Falcon.

•	“Falcon Class A Common Stock” or “Falcon Class A Shares” means the shares of Class A common stock, par value $0.0001 per share, of Falcon.

•	“Falcon Class C Common Stock” or “Falcon Class C Shares” means the shares of Class C common stock, par value $0.0001 per share, of Falcon.

•	“Falcon Common Stock” means, together, Falcon Class A Common Stock and Falcon Class C Common Stock.

•	“Falcon OpCo” means Falcon Minerals Operating Partnership, LP, a Delaware limited partnership.

•	“Falcon OpCo Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Falcon OpCo, dated as of August 23, 2018, as amended, modified or supplemented from time to time.

•	“Falcon OpCo Reverse Unit Split” means a reverse unit split of the Falcon Partnership Units prior to the Merger Effective Time, at a ratio of four to one.

•	“Falcon Partnership Unit” has the meaning assigned to the term “Unit” in the Falcon OpCo Partnership Agreement.

•	“Falcon Reverse Stock Split” means a reverse stock split of the shares of Falcon Common Stock prior to the Merger Effective Time, at a ratio of four to one.

•	“Kimmeridge” means, together, Chambers DPM HoldCo, LLC, a Delaware limited liability company, and KMF DPM HoldCo, LLC, a Delaware limited liability company.

•	“Merger” means the merger of Merger Sub with and into Desert Peak, with Desert Peak being the surviving entity and a wholly owned subsidiary of Falcon OpCo.

•	“Merger Agreement” means the Agreement and Plan of Merger, dated January 11, 2022, by and among Falcon, Falcon OpCo, Merger Sub and Desert Peak.

•	“Merger Effective Time” means the effective time of the Merger.

•	“Merger Sub” means Ferrari Merger Sub A LLC, a Delaware limited liability company.

•	“Merger Transactions” means the transactions contemplated by the Merger Agreement, including the Merger.

•	“Nasdaq” means the Nasdaq Capital Market LLC.

•	“NYSE” means the New York Stock Exchange.

•	“Post-Combination Company” means Falcon following the Merger.

•	“Post Combination Company’s Board” means the board of directors of the Post-Combination Company.

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“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 11, 2022, by and among Falcon, Kimmeridge, Rock Ridge, Royal Resources and the Source Stockholders.

•	“Required Falcon Stockholder Approvals” means the approval of the Nasdaq Proposal and the Reverse Stock Split Proposal by the Falcon stockholders in accordance with Falcon’s organizational documents.

•	“Rock Ridge” means Rock Ridge Royalty Company, LLC, a Delaware limited liability company.

•	“Royal Resources” means Royal Resources L.P., a Delaware limited partnership.

•	“Source Stockholders” means, together, Source Energy Leasehold, LP, a Delaware limited partnership, and Permian Mineral Acquisitions, LP, a Delaware limited partnership.

•	“Support Agreement” means that certain Voting and Support Agreement, dated as of January 11, 2022, by and among Desert Peak, Falcon and Royal Resources.

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“Transaction Committee” means the special committee of the Falcon Board formed for the purpose of evaluating, reviewing, negotiating and making recommendations to the Falcon Board regarding the advisability of the possible transactions contemplated by the Merger Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents incorporated herein by reference contain forward-looking statements for purposes of the federal securities laws. All statements, other than statements of present or historical fact, included in this Proxy Statement concerning Falcon’s, Desert Peak’s or the Post-Combination Company’s, as applicable, strategy, future operations, financial condition, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Words such as “could,” “believe,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this Proxy Statement include statements regarding Falcon’s, Desert Peak’s or the Post-Combination Company’s, as applicable, financial position, business strategy and other plans and objectives for future operations or transactions, statements regarding the receipt of the Required Falcon Stockholder Approvals and the consummation of the Merger, the satisfaction of the closing conditions to the Merger, the timing of the completion of the Merger, expectations and intentions regarding outstanding litigation, expectations with respect to the synergies, costs and other anticipated effects of the Merger and expectations regarding Falcon’s and Desert Peak’s respective business and the price of the Falcon Class A Common Stock if the Merger does not occur. These forward-looking statements are based on current expectations and assumptions of Falcon’s and Desert Peak’s respective management about future events and are based on currently available information as to the outcome and timing of future events. Such forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties, most of which are difficult to predict and many of which are beyond Falcon’s, Desert Peak’s and/or the Post-Combination Company’s respective control, incident to the development, production, gathering and sale of oil, natural gas and NGLs. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. Falcon and Desert Peak each believes that it has chosen these assumptions or bases in good faith and that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors contained in the documents incorporated by reference herein and the risk factors and other cautionary statements described under the heading “Risk Factors” included in this Proxy Statement. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause actual results to differ materially from the results contemplated by such forward-looking statements include:

•	the possibility that the Merger is not consummated in a timely manner or at all;

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the diversion of management in connection with the Merger and Falcon’s ability to successfully integrate Desert Peak’s operations and achieve or realize fully or at all the anticipated benefits, savings or growth of the Merger;

•

the impact of the announcement of the Merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel;

•	Falcon’s, Desert Peak’s and the Post-Combination Company’s respective abilities to execute their respective business strategies;

•

changes in general economic conditions, including the material and adverse negative consequences of the COVID-19 pandemic and its unfolding impact on the global and national economy and/or as a result of the armed conflict in Ukraine and associated economic sanctions on Russia;

•	the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other significant producers and governments, including the armed conflict in Ukraine and the potential destabilizing effect such conflict may pose for the global oil and natural gas markets, and the ability of such producers to agree to and maintain oil price and production controls;

•

the effect of change in commodity prices, including the volatility of realized oil and natural gas prices, as a result of the Russian invasion of Ukraine that has led to significant armed hostilities and a number of severe economic sanctions on Russia or otherwise;

•	the level of production on our properties;

•	overall and regional supply and demand factors, delays, or interruptions of production;

•	our ability to replace our oil and natural gas reserves;

•	our ability to identify, complete and integrate acquisitions of properties or businesses;

•	general economic, business or industry conditions, including the cost of inflation;

•	competition in the oil and natural gas industry;

•	conditions in the capital markets and our ability, and the ability of our operators, to obtain capital or financing on favorable terms or at all;

•	title defects in the properties in which we invest;

•	risks associated with the drilling and operation of crude oil and natural gas wells, including uncertainties with respect to identified drilling locations and estimates of reserves;

•	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel;

•	restrictions on the use of water;

•	the availability of pipeline capacity and transportation facilities;

•	the ability of our operators to comply with applicable governmental laws and regulations and to obtain permits and governmental approvals;

•	the effect of existing and future laws and regulatory actions, including federal and state legislative and regulatory initiatives relating to hydraulic fracturing;

•	future operating results;

•	risk related to our hedging activities;

•	exploration and development drilling prospects, inventories, projects, and programs;

•	the impact of reduced drilling activity in our focus areas and uncertainty in whether development projects will be pursued;

•	operating hazards faced by our operators;

•	technological advancements;

•	weather conditions, natural disasters and other matters beyond our control; and

•	certain risk factors discussed elsewhere in this Proxy Statement.

Falcon and Desert Peak caution that the foregoing list of factors is not exclusive. Additional information concerning certain of these and other risks is contained in Falcon’s most recently filed Annual Report on Form 10-K, previous Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. In addition, Falcon, Desert Peak and the Post-Combination Company each may be subject to currently unforeseen risks that may have a materially adverse effect on it. All subsequent written and oral forward-looking statements concerning Falcon, Desert Peak and/or the Post-Combination Company, the proposed Merger or other matters attributable to Falcon, Desert Peak and/or the Post-Combination Company, or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements above. The forward-looking statements speak only as of the date made and, other than as required by law, neither Falcon nor Desert Peak undertakes any obligation to update publicly or revise any of these forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the Special Meeting, including the Merger. The following questions and answers do not include all the information that is important to the Falcon stockholders. You should read carefully this entire Proxy Statement, including the attached annexes and other documents referred to herein, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this Proxy Statement, including this section, please see the section entitled “Use of Certain Terms.”

Q:	Why am I receiving these materials?

A:

On January 11, 2022, Falcon entered into the Merger Agreement with Falcon OpCo, Merger Sub and Desert Peak, pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into Desert Peak, with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Falcon OpCo.

The Merger cannot be completed without the approval of the Nasdaq Proposal and the Reverse Stock Split Proposal by the Falcon stockholders in accordance with Falcon’s organizational documents. The adoption of each of the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter Proposal, the Advisory Governance Proposals and the Incentive Plan Proposal is conditioned on the approval of all of the Required Falcon Stockholder Approvals. Falcon is sending this Proxy Statement in connection with its solicitation of your proxy for use at the Special Meeting because you owned Falcon Common Stock at the close of business on April 18, 2022, the Record Date for the Special Meeting, and therefore, are entitled to vote at the Special Meeting.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held via live webcast at 10:00 a.m., Central time, on June 3, 2022, to consider and vote upon the Proposals, including, if necessary, the Adjournment Proposal. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FLMN2022SM, where you will be able to listen to the meeting live and vote during the meeting.

Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. The Special Meeting webcast will begin promptly at 10:00 a.m. Central Time on June 3, 2022, and Falcon stockholders will be able to log in beginning at 9:45 a.m. Central Time on June 3, 2022. We encourage Falcon stockholders to access the Special Meeting prior to the start time.

The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio.

Q:	How do I ask questions at the Special Meeting?

A:

During the live question and answer portion of the Special Meeting, Falcon stockholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the virtual Special Meeting platform on the Special Meeting website, typing your question into the “Ask a Question” field and clicking “Submit.” Only questions relevant to Special Meeting matters will be answered during the Special Meeting, subject to time constraints. Questions relevant to Special Meeting matters that Falcon does not have time to answer during the Special Meeting will be posted to Falcon’s website following the Special Meeting.

Q:	What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual Special Meeting website?

A:

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log in page.

Q:	What will Falcon securityholders receive in the Merger?

A:

Falcon securityholders will simply retain the Falcon Common Stock and warrants they currently own. Falcon securityholders will not receive any additional Falcon Common Stock or warrants in the Merger. Following the completion of the Merger, the Falcon warrants will remain outstanding. However, as a result of the Falcon Reverse Stock Split, the outstanding warrants will be adjusted such that four Falcon warrants will become exercisable for one share of the Post-Combination Company’s Class A Common Stock at an exercise price of approximately $46 per share of the Post-Combination Company’s Class A Common Stock. Further, upon completion of the Merger, the Falcon warrants will continue to be treated as liability classified financial instruments under ASC 815-40 Derivatives and Hedging – Contracts in Entity’s Own Equity.

Q:	Where will my securities trade after the Merger?

A:

Following the completion of the Merger Transactions, we expect Falcon to change its name to “Sitio Royalties Corp.” and the Class A Common Stock and warrants will initially trade on Nasdaq under the new symbols “STR” and “STR WS” but we expect the listing to be transferred to the NYSE shortly after closing.

Q:	What proposals will be considered at the Special Meeting?

A:	At the Special Meeting, you will be asked to consider and vote on:

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The Nasdaq Proposal — to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance by Falcon of Falcon Common Stock pursuant to the Merger Agreement, including the issuance of Falcon Common Stock to a Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)), and the related change of control of Falcon that will occur in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

•

The Reverse Stock Split Proposal — to approve and adopt amendments to the Falcon Charter (a copy of which is attached to this Proxy Statement as Annex B) to (i) effect a reverse stock split of the Falcon Common Stock prior to the Merger Effective Time, at a ratio of four to one and (ii) change the name of Falcon to “Sitio Royalties Corp.”

•

The A&R Charter Proposal — to approve and adopt, assuming the approval of the Required Falcon Stockholder Approvals, an amendment and restatement of the Falcon Charter (in the form attached to this Proxy Statement as Annex C) to, among other changes, (i) allow for stockholder action by written consent in lieu of holding a meeting of the stockholders, (ii) declassify Post-Combination Company’s board of directors to include one class of directors who will be elected annually and for one year terms, (iii) provide that members of the Post-Combination Company’s Board may be removed with or without cause and (iv) further define the waiver of corporate opportunities with respect to the Post-Combination Company and its directors and certain significant stockholders, and any of their respective affiliates the (“Third A&R Charter”).

•

The Advisory Governance Proposals — to approve, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, on a non-binding advisory basis, a separate series of proposals with respect to certain governance provisions in the Third A&R Charter in accordance with SEC requirements.

•

The Incentive Plan Proposal — to approve and adopt, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, the Sitio Royalties Corp. Long Term Incentive Plan, a copy of which is attached to this Proxy Statement as Annex D.

•

The Director Election Proposal — to elect each of William D. Anderson, Mark C. Henle and Adam M. Jenkins to serve as Class II directors on the Falcon Board until the earlier of the Merger Effective Time and the annual meeting of stockholders to be held in 2025 or until his successor is elected or appointed, subject to his earlier death, resignation or removal. If the Required Falcon Stockholder Approvals are received, we anticipate that, in connection with the Closing and in accordance with the Merger Agreement, each of the members of the Falcon Board will resign and Noam Lockshin, Morris R. Clark, Christopher L. Conoscenti, Alice E. Gould, Allen W. Li, Claire R. Harvey and Steven R. Jones will be appointed to the Post-Combination Company’s Board. Assuming the A&R Charter Proposal is approved, the Post-Combination Company’s Board will be comprised of a single class of directors with each member serving until the annual meeting of stockholders of the Post-Combination Company to be held in 2023 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal. If the A&R Charter Proposal is not approved, we anticipate that (a) Ms. Gould and Mr. Jones will be Class I directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2024 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal, (b) Mr. Conoscenti, Mr. Clark and Ms. Harvey will be Class II directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2025 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal and (c) Mr. Lockshin and Mr. Li will be Class III directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2023 or until his successor is elected or appointed, subject to his earlier death, resignation or removal.

•

The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

For more information, see the section entitled “Special Meeting of the Falcon Stockholders — Purpose of the Special Meeting.”

Q:	What vote is required to approve each of the Proposals?

A:	The following votes are required to approve each Proposal at the Special Meeting:

•

The Nasdaq Proposal: Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Reverse Stock Split Proposal: Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The A&R Charter Proposal: Approval of the A&R Charter Proposal requires the affirmative vote of at least 75% of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The Advisory Governance Proposals: Approval of each of the Advisory Governance Proposals requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Incentive Plan Proposal: Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Director Election Proposal: Election of the director nominees pursuant to the Director Election Proposal requires a plurality of the votes cast by holders of shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The Adjournment Proposal: Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Under the Merger Agreement, the receipt of each of the Required Falcon Stockholder Approvals is a condition to the consummation of the Merger. The receipt or approval, as applicable, of each Required Falcon Stockholder Approval, the A&R Charter Proposal, the Advisory Governance Proposals and the Incentive Plan Proposal is conditioned on the approval of all of the Required Falcon Stockholder Approvals. The approval of each of the Director Election Proposal and the Adjournment Proposal is not conditioned on the approval of any other proposal. If Falcon does not receive each of the Required Falcon Stockholder Approvals, the Merger may not be consummated.

If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal and the A&R Charter Proposal but will have no effect on the outcome of any other Proposal in this Proxy Statement.

Q:	How will Royal Resources vote?

A:

Pursuant to the Support Agreement, and subject to the terms and conditions thereof, Royal Resources agreed to vote all of the shares of Falcon Class C Common Stock that it beneficially owns at the Special Meeting in favor of the approval of the Proposals and any other matter necessary for the consummation of the Merger Transactions.

Q:	Are any of the proposals conditioned on one another?

A:

Yes, the receipt of each of the Required Falcon Stockholder Approvals is a condition to the consummation of the Merger. The receipt or approval, as applicable, of each Required Falcon Stockholder Approval, the A&R Charter Proposal, the Advisory Governance Proposals and the Incentive Plan Proposal is conditioned on the approval of all of the Required Falcon Stockholder Approvals. The approval of each of the Director Election Proposal and the Adjournment Proposal is not conditioned on the approval of any other proposal. If Falcon does not receive each of the Required Falcon Stockholder Approvals, the Merger may not be consummated.

Q:	How does the Falcon Board recommend that I vote?

A:

The Falcon Board, acting upon the unanimous recommendation of the Transaction Committee, believes that the Proposals are advisable and in the best interests of Falcon and Falcon’s stockholders and recommends that the Falcon stockholders vote “FOR” the Nasdaq Proposal, “FOR” the Reverse Stock Split Proposal, “FOR” the A&R Charter Proposal, “FOR” the Advisory Governance Proposals, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal.

For more information regarding the Falcon Board’s adoption of the Merger Agreement, see the section entitled “The Merger — Reasons for the Transaction Committee’s Recommendation.” For more information regarding the Falcon Board’s recommendation to adopt the Proposals, see the sections entitled “Proposal No. 1 — The Nasdaq Proposal — Recommendation of the Falcon Board,” “Proposal No. 2 — The Reverse Stock Split Proposal — Recommendation of the Falcon Board,” “Proposal No. 3 — The A&R Charter Proposal — Recommendation of the Falcon Board,” “Proposal No. 4 — The Advisory Governance Proposals — Recommendation of the Falcon Board,” “Proposal No. 5 — The Incentive Plan Proposal — Recommendation of the Falcon Board,” “Proposal No. 6 — The Director Election Proposal - Recommendation of the Falcon Board” and “Proposal No. 7 — The Adjournment Proposal — Recommendation of the Falcon Board.”

Q:	What are the material U.S. federal income tax consequences of the Falcon Reverse Stock Split to Falcon U.S. Holders?

A:

A Falcon U.S. Holder (as defined in the “Proposal No. 2 — The Reverse Stock Split Proposal — The Falcon Reverse Stock Split — Material U.S. Federal Income Tax Consequences of the Falcon Reverse Stock Split” section of this Proxy Statement) generally is not expected to recognize gain or loss upon the Falcon Reverse Stock Split, except to the extent a Falcon U.S. Holder receives cash in lieu of a fractional share of Falcon Common Stock. Please review the information in the section entitled “Proposal No. 2 — The Reverse Stock Split Proposal — The Falcon Reverse Stock Split — Material U.S. Federal Income Tax Consequences of the Falcon Reverse Stock Split,” for a more complete description of the material U.S. federal income tax consequences of the Falcon Reverse Stock Split to Falcon U.S. Holders.

The tax consequences to you related to the Falcon Reverse Stock Split will depend on your particular facts and circumstances. Please consult your tax advisors as to the specific tax consequences to you.

Q:	What constitutes a quorum?

A:

The presence, in person (which includes presence virtually at the Special Meeting) or by proxy, of shares of outstanding capital stock of Falcon representing a majority of the voting power of all outstanding shares of capital stock of Falcon entitled to vote at the Special Meeting will constitute a quorum and will permit Falcon to conduct the proposed business at the Special Meeting. Your shares of Falcon Common Stock will be counted as present at the Special Meeting if you:

•	are present in person at the Special Meeting (which includes presence virtually at the Special Meeting); or

•	have submitted and not revoked a properly executed proxy card or instructed a broker or other nominee how to vote.

Proxies received but marked as abstentions will be counted in connection with the determination of whether a valid quorum is established. However, an abstention will have no effect on the Nasdaq Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal or the Adjournment Proposal. In contrast, an abstention will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal and the A&R Charter Proposal.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” whose name is listed on the proxy card, to vote your shares of Falcon Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” A “proxy card” is a document used to designate a proxy to vote your shares of Falcon Common Stock.

For more information, see the section entitled “Special Meeting of the Falcon Stockholders — Voting Your Shares.”

Q:	If a Falcon stockholder gives a proxy, how are its shares of Falcon Common Stock voted?

A:	Regardless of how you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Falcon Common Stock in the way that you indicate.

If your shares of Falcon Common Stock are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you sign and return the proxy card but do not give instructions on how to vote your shares of Falcon Common Stock , your shares will be voted as recommended by the Falcon Board: “FOR” the Nasdaq Proposal, “FOR” the Reverse Stock Split Proposal, “FOR” the A&R Charter Proposal, “FOR” the Advisory Governance Proposals, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal.

For more information, see the section entitled “Special Meeting of the Falcon Stockholders — Voting Your Shares.”

Q:	What can I do if I change my mind after I have submitted a proxy for my shares of Falcon Common Stock?

A:	If you are a Falcon stockholder and you give a proxy, you may revoke your proxy at any time before it is exercised by doing any of the following:

•	you may send another proxy card with a later date;

•	you may notify Jeffrey F. Brotman, Falcon’s Chief Legal Officer and Secretary, in writing before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person (which would include presence at the virtual Special Meeting).

For more information, see section entitled “Special Meeting of the Falcon Stockholders — Revoking Your Proxy.”

Q:	What is the record date for the Special Meeting?

A:

The Record Date for the Special Meeting is April 18, 2022. Only holders of shares of Falcon Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

For more information, see the section entitled “Special Meeting of the Falcon Stockholders — Record Date; Who is Entitled to Vote.”

Q:	What is required of holders of Falcon Common Stock to adopt the Merger Agreement and the Merger Transactions?

A:

Pursuant to the Merger Agreement, the Required Falcon Stockholder Approvals are the only votes of the holders of any class or series of shares of stock of Falcon necessary to adopt the Merger Agreement and the Merger Transactions.

Contemporaneously with the execution and delivery of the Merger Agreement, Royal Resources entered into a Voting and Support Agreement with Falcon and Desert Peak, pursuant to which and subject to the terms and conditions thereof, Royal Resources agreed to vote all of the shares of Falcon Class C Common Stock that it beneficially owns in favor of the approval of the Proposals at the Special Meeting and any other matter necessary for the consummation of the Merger Transactions. As of the Record Date, Royal Resources was the beneficial owner of 35,197,643 Falcon Class C Shares, which represent approximately 40% of the total outstanding shares of Falcon Common Stock.

Q:	What equity stake will existing Falcon stockholders hold in the Post-Combination Company following consummation of the Merger?

A:

It is anticipated that, upon completion of the Merger, assuming no Additional Consideration is issued, Falcon’s existing stockholders will experience dilution as a consequence of the Merger and will own approximately 27% of the outstanding shares of common stock of the Post-Combination Company. The DPM Members will own approximately 73% of the outstanding shares of common stock of the Post-Combination Company.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this Proxy Statement and the annexes attached to this Proxy Statement, please vote your shares of Falcon Common Stock in one of the ways described below as soon as possible.

Q:	How do I vote my shares of Falcon Common Stock if I hold such shares in my own name?

A:

Each share of Falcon Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Falcon Common Stock that you own. If your shares of Falcon Common Stock are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your shares of Falcon Common Stock at the Special Meeting.

•

You Can Vote by Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares of Falcon Common Stock as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares of Falcon Common Stock, your shares will be voted as recommended by the Falcon Board: “FOR” the Nasdaq Proposal, “FOR” the Reverse Stock Split Proposal, “FOR” the A&R Charter Proposal, “FOR” the Advisory Governance Proposals, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•

You Can Attend the Special Meeting and Vote in Person (Which Includes Presence Virtually at the Special Meeting). We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at www.virtualshareholdermeeting.com/FLMN2022SM, in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting.

For more information, see the section entitled “Special Meeting of the Falcon Stockholders — Voting Your Shares.”

Q:	If my shares of Falcon Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or nominee vote my shares of Falcon Common Stock for me?

A:

Your bank, broker or other nominee will only be permitted to vote your shares of Falcon Common Stock if you instruct the bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of Falcon Common Stock. You should also contact your broker to ensure that votes related to the shares of Falcon Common Stock you beneficially own are properly counted. If you fail to instruct the bank, broker or other nominee how to vote, and you do not attend the Special Meeting in person (which includes presence virtually at the Special Meeting), and if a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal and the A&R Charter Proposal but will have no effect on the outcome of any other Proposal in this Proxy Statement. To revoke or change voting instructions with respect to shares of Falcon Common Stock held in “street name,” you should submit new voting instructions to the bank, broker or other nominee that is the record holder of your shares of Falcon Common Stock or by requesting a “legal proxy” from such bank, broker or nominee and voting in person (which includes presence virtually) at the Special Meeting.

Q:	What does it mean if I get more than one proxy card?

A:

If you received more than one proxy card, your shares of Falcon Common Stock are likely registered in more than one account. For example, if you own your shares of Falcon Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of Falcon Common Stock are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by voting in person (which includes presence virtually at the Special Meeting).

Q:	What happens if I sell my shares of Falcon Common Stock before the Special Meeting?

A:

The Record Date for shares of Falcon Common Stock entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Falcon Common Stock after the Record Date but before the Special Meeting occurs, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of Falcon Common Stock and each of you notifies Falcon in writing of such special arrangements, you will retain your right to vote such shares of Falcon Common Stock at the Special Meeting but will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you transfer your shares of Falcon Common Stock.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Falcon is soliciting proxies on behalf of the Falcon Board. This solicitation is being made by mail but also may be made by telephone or in person. Falcon and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Falcon will bear the cost of the solicitation.

Falcon has hired Morrow Sodali LLC to assist in the proxy solicitation process. Falcon will pay that firm a fee of $20,000 plus disbursements.

Falcon will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Falcon will reimburse them for their reasonable expenses.

For more information, see the section entitled “Special Meeting of the Falcon Stockholders — Proxy Solicitation Costs.”

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Falcon Common Stock owned by you as of the Record Date.

Q:	Where can I find the voting results of the Special Meeting?

A:	Falcon intends to announce preliminary voting results at the Special Meeting and publish final voting results with the SEC on a Current Report on Form 8-K.

Q:	When do you expect the Merger Transactions to be completed?

A:

Assuming timely satisfaction of other closing conditions, including receipt of the Required Falcon Stockholder Approvals, Falcon expects that the Merger will occur as soon as practicable following the Special Meeting.

For more information, see the section entitled “The Merger Agreement — Conditions to the Merger.”

Q:	What conditions must be satisfied to complete the Merger Transactions?

A:

Unless waived by the parties to the Merger Agreement, and subject to applicable law, the Merger Agreement provides that the obligation of the parties thereto to consummate the Merger is conditioned on, among other things, (i) receipt of the Required Falcon Stockholder Approvals, (ii) the approval of the Falcon Class A Shares issuable upon exchange of the Merger Consideration for listing on Nasdaq, (iii) the effectiveness of the Falcon Reverse Stock Split and the Falcon OpCo Reverse Unit Split and (iv) expiration or termination of the applicable waiting period under the HSR Act. On February 25, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired.

For more information about conditions to the consummation of the Merger, see “The Merger Agreement — Conditions to the Merger.”

Q:	How will the Post-Combination Company be managed following the Merger and who will manage it?

A:

Following the Closing, the Post-Combination Company will retain Falcon’s “Up-C” structure, in which substantially all of the operating assets of the Post-Combination Company will be held by Falcon OpCo, and the Post-Combination Company’s only assets will be equity interests in Falcon OpCo.

The current management team of Desert Peak, including Chris Conoscenti, who currently serves as Chief Executive Officer of Desert Peak, will serve in the same roles at the Post-Combination Company following the consummation of the Merger.

For more information on the Post-Combination Company’s anticipated management, see the section entitled “Management After the Merger” in this Proxy Statement.

Q:	Do any of Falcon’s directors or officers have interests that may conflict with the interests of Falcon’s stockholders with respect to the Merger?

A:

Falcon’s directors and officers may have interests in the Merger that are different from your interests as a stockholder. For instance, half of the members of the Falcon Board were designated by and are affiliated with Royal Resources, an affiliate of Blackstone Inc., and Rock Ridge, another affiliate of Blackstone Inc., is a current equity holder in Desert Peak.

For more information, see the section entitled “Interests of Falcon’s Directors and Officers in the Merger.”

Q:	Are Falcon Stockholders entitled to appraisal rights?

A:	No. Neither Falcon stockholders nor holders of Falcon warrants have appraisal rights in connection with the Merger under the General Corporation Law of the State of Delaware.

For more information, see the section entitled “Appraisal Rights.”

Q:	What is “householding”?

A:

The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

For more information, see the section entitled “Householding Information.”

Q:	Who can help answer my questions?

A:

If you are a Falcon stockholder and have any questions about how to vote or direct a vote in respect of your shares of Falcon Common Stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers may call collect at (203) 658-9400, or by emailing FLMN.info@investor.morrowsodali.com. This notice of Special Meeting and the Proxy Statement are available at www.proxyvote.com.

You may also obtain additional information about Falcon from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this Proxy Statement and does not contain all of the information that is important to you. To better understand the Proposals to be submitted for a vote at the Special Meeting, you should read this entire document carefully, including the Merger Agreement, attached as Annex A to this Proxy Statement. The Merger Agreement is the legal document that governs the Merger and the other Transactions that will be undertaken in connection therewith. The Merger Agreement is also described in detail in this Proxy Statement in the section entitled “The Merger Agreement.” This Proxy Statement also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

The Parties to the Merger

Falcon Minerals Corporation

Falcon Minerals Corporation, a Delaware corporation, was formed to own and acquire royalty interests, mineral interests, non-participating royalty interest and overriding royalty interests (collectively, “Royalties”) in oil and natural gas properties in North America, substantially all of which are located in the Eagle Ford Shale. These Royalties entitle the holder to a portion of the production of oil and natural gas from the underlying acreage at the sales price received by the operator, net of any applicable post-production expenses and taxes. The holder of these interests has no obligation to fund exploration and development costs, lease operating expenses or plugging and abandonment costs at the end of a well’s productive life, which Falcon believes results in low breakeven costs.

Falcon owns Royalties that entitle it to a portion of the production of oil, natural gas and natural gas liquids (“NGLs”) from the underlying acreage at the sales price received by the operator, net of marketing and transportation expenses and production taxes. Falcon has no obligation to fund finding and development costs or pay capital expenditures such as plugging and abandonment costs. As such, Falcon has historically operated with high cash margins, converting a large percentage of revenue to free cash flow, the majority of which has been distributed to its stockholders in the form of a dividend.

The Falcon Class A Common Stock and Falcon’s warrants are currently listed on Nasdaq under the symbols “FLMN” and “FLMNW,” respectively.

Falcon’s principal executive offices are located at 609 Main Street, Suite 3950, Houston, Texas 77002, and its telephone number is (713) 814-4657. Falcon’s website address is www.falconminerals.com. The information provided on Falcon’s website is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement by this or any other reference to our website in this Proxy Statement.

Additional information about Falcon is contained in its public filings, which are incorporated by reference in this Proxy Statement. See the section entitled “Where You Can Find More Information” for more information.

Falcon Minerals Operating Partnership, LP

Falcon Minerals Operating Partnership, LP, a Delaware limited partnership, holds substantially all of the assets of Falcon. Each Falcon Partnership Unit, together with one share of Falcon Class C Common Stock, is exchangeable for one share of Falcon Class A Common Stock at the option of the holder pursuant to the terms of Falcon’s and Falcon OpCo’s organizational documents, subject to certain restrictions.

Falcon OpCo’s principal executive offices are located at 609 Main Street, Suite 3950, Houston, Texas 77002, and its telephone number is (713) 814-4657.

Ferrari Merger Sub A LLC

Ferrari Merger Sub A LLC, a Delaware limited liability company, is a wholly owned subsidiary of Falcon OpCo and was formed on December 17, 2021 solely for the purpose of engaging in the Merger Transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this Proxy Statement, except for activities incidental to its formation and activities undertaken in connection with the Merger. Upon completion of the Merger, Merger Sub will have been merged with and into Desert Peak, and Merger Sub will cease to exist.

Merger Sub’s principal executive offices are located at 609 Main Street, Suite 3950, Houston, Texas 77002, and its telephone number is (713) 814-4657.

DPM HoldCo, LLC

DPM HoldCo, LLC, a Delaware limited liability company, acquires, owns and manages mineral and royalty interests in the Permian Basin with the objective of generating cash flow from operations that can be distributed to its equityholders as dividends and reinvested to expand its base of cash flow generating assets. Desert Peak’s assets are exclusively focused in the Permian Basin. It benefits from cash flow growth through continued development of its mineral and royalty interests, free of capital costs and lease operating expense.

Desert Peak’s principal executive offices are located at 1401 Lawrence St, Suite 1750, Denver, Colorado 80202, and its telephone number at that address is (720) 640-7620.

Summary of the Merger Agreement

On January 11, 2022, Falcon entered into the Merger Agreement with Falcon OpCo, Merger Sub and Desert Peak, pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into Desert Peak, with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Falcon OpCo.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the Merger Effective Time, the DPM Membership Units issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive an aggregate of (a) 235,000,000 shares of Falcon Class C Common Stock, (b) 235,000,000 Falcon Partnership Units, and (c) additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15 (the amount under the foregoing clause (c), the “Additional Consideration,” and, together with the amounts under clauses (a) and (b) of the foregoing, the “Merger Consideration”). Assuming that the amount of indebtedness for borrowed money of Falcon and its subsidiaries as of immediately prior to the Merger Effective Time does not exceed $45,000,000 in accordance with the terms of the Merger Agreement, subject to certain exceptions, the maximum amount of the Additional Consideration would be 12,621,359 Falcon Class C Shares (and a corresponding number of Falcon Partnership Units). The Merger Consideration will be adjusted to give effect to the Falcon Reverse Stock Split.

No Solicitation

Falcon has agreed that it and its officers and directors will, and it will cause its subsidiaries and their respective officers and directors to, and to use reasonable best efforts to cause the other representatives of Falcon and Falcon’s subsidiaries to, immediately cease and cause to be terminated, any discussions or negotiations with any person conducted prior to the execution of the Merger Agreement by Falcon or any of its subsidiaries or representatives with respect to any Competing Proposal (as defined in “The Merger Agreement — Falcon Recommendation and Falcon Adverse Recommendation Change” section of this Proxy Statement) or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal.

Subject to the terms and conditions described in the Merger Agreement, Falcon has agreed that it and its officers and directors will not, and it will cause its subsidiaries and their respective officers and directors not to, and will use reasonable best efforts to cause the other representatives of Falcon and Falcon’s subsidiaries not to, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of a Competing Proposal or any inquiry, proposal or offer that constitutes or that would reasonably be expected to lead to a Competing Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations with any person relating to, or in furtherance of a Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal;

•

furnish any non-public information regarding Falcon or its subsidiaries, or access to the properties, assets or employees of Falcon or its subsidiaries, to any person in connection with or in response to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal;

•	enter into any letter of intent or agreement in principal relating to, or other agreement providing for, a Competing Proposal; or

•	submit any Competing Proposal to the approval of the stockholders of Ferrari.

For additional information, see “The Merger Agreement — No Solicitation” section of this Proxy Statement.

Falcon Adverse Recommendation Change

Prior to, but not after, receiving the Required Falcon Stockholder Approvals, the Falcon Board is permitted to effect a Falcon Adverse Recommendation Change (as defined in “The Merger Agreement — Falcon Recommendation and Falcon Adverse Recommendation Change” section of this Proxy Statement) if (a) Falcon receives a bona fide written Competing Proposal and (b) such Competing Proposal did not arise from a breach by Falcon of the non-solicit provision of the Merger Agreement. Such a Falcon Adverse Recommendation Change may not be made and termination of the Merger Agreement to enter into such Falcon Acquisition Agreement may not occur unless and until Falcon complies with the terms and conditions set forth in the Merger Agreement, as described in “The Merger Agreement — Falcon Recommendation and Falcon Adverse Recommendation Change.”

Furthermore, prior to, but not after, receiving the Required Falcon Stockholder Approvals, in response to a Falcon Intervening Event (as defined in “The Merger Agreement — Falcon Recommendation and Falcon Adverse Recommendation Change” section of this Proxy Statement) that occurs or arises after the date of the Merger Agreement and did not result from a breach of the Merger Agreement by Falcon, Falcon may, if the Falcon Board (or any Delegated Committee) so chooses, effect a Falcon Adverse Recommendation Change.

Such a Falcon Adverse Recommendation Change may not be made unless and until Falcon complies with the terms and conditions set forth in the Merger Agreement, as described in “The Merger Agreement — Falcon Recommendation and Falcon Adverse Recommendation Change.”

For additional information, see “The Merger Agreement — Falcon Recommendation and Falcon Adverse Recommendation Change” section of this Proxy Statement.

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Merger Effective Time:

•	by mutual written consent of Desert Peak and Falcon;

•	by either party:

•	subject to certain limited exceptions, if the Merger Effective Time has not occurred by 12:01 a.m., New York, New York time on July 11, 2022 (the “Outside Date”);

•

if a governmental entity of competent jurisdiction has enacted or promulgated a law, or issued or entered a final, non-appealable order, permanently restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the Merger or other Transactions; or

•	subject to certain exceptions in the Merger Agreement, if the Special Meeting has concluded, the Falcon stockholders have voted and the Required Falcon Stockholder Approvals were not obtained.

•	By Desert Peak:

•

if the representations and warranties of Falcon, Falcon OpCo and Merger Sub are not true and correct or if Falcon fails to perform any covenant or agreement set forth in the Merger Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods;

•	if, prior to the receipt of the Required Falcon Stockholder Approvals, the Falcon Board has effected a Falcon Adverse Recommendation Change; or

•	if Falcon has breached any of its obligation not to solicit a Competing Proposal.

•	By Falcon:

•

if the representations and warranties of Desert Peak are not true and correct or if Desert Peak fails to perform any covenant or agreement set forth in the Merger Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods;

•

if, prior to the receipt of the Required Falcon Stockholder Approvals, in order to concurrently enter into a Falcon Acquisition Agreement that constitutes a Superior Proposal, and Falcon, prior to or concurrently with such termination, pays the Falcon Termination Payment to Desert Peak; or

•

if all other conditions to Closing have been satisfied or waived and the Closing does not occur because Desert Peak has not satisfied its obligations set forth in the covenant related to Availability Liquidity and Net Debt (each as defined in “The Merger Agreement — Additional Conditions to the Obligations of Falcon” section of this Proxy Statement).

For additional information, see “The Merger Agreement — Termination” section of this Proxy Statement.

Termination Payments

Falcon must pay Desert Peak a termination payment equal to $13,900,000 if:

•

(a)(i) the Merger Agreement is terminated by Falcon or Desert Peak for failure to obtain the Required Falcon Stockholder Approvals and a Competing Proposal is made and not publicly withdrawn within five business days prior to the Special Meeting or (ii) the Merger Agreement is terminated by Falcon or Desert Peak because of a failure to close by the Outside Date or by Desert Peak due to a breach of the Merger Agreement by a Falcon Party and a Completing Proposal has been made after the date of the Merger Agreement, communicated to Falcon’s senior management or the Falcon Board and has not been withdrawn within five business days prior to such termination, and (b)(i) within 12 months of the date of such termination, Falcon enters into a definitive agreement with respect to a Competing Proposal (or publicly approves or recommends to Falcon’s stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Competing Proposal) or (ii) a Competing Proposal is consummated within 12 months of the date of such termination; provided, that for purposes of this clause (b), references to “20%” in the definition of “Competing Proposal” shall be deemed to be references to “50%”;

•	the Merger Agreement is terminated by Falcon in order to enter into to a Superior Proposal;

•	the Merger Agreement is terminated by Desert Peak due to Falcon’s violation of the non-solicit provision of the Merger Agreement;

•	the Merger Agreement is terminated by Desert Peak following a Falcon Adverse Recommendation Change; or

•

the Merger Agreement is terminated by Falcon because the Required Falcon Stockholder Approvals were not obtained and, at such time, Desert Peak would have been entitled to terminate the Merger Agreement due to Falcon’s breach of the no solicitation covenant or due to a Falcon Adverse Recommendation Change.

In the event the Merger Agreement is terminated by either Falcon or Desert Peak because the Required Falcon Stockholder Approvals were not obtained at the Special Meeting, Falcon must pay to Desert Peak a payment equal to $2,300,000 in respect to Desert Peak’s costs and expenses in connection with the negotiation, execution and performance of the Merger Agreement and the Merger Transactions.

In the event the Merger Agreement is terminated by Falcon because Desert Peak has breached its obligations set forth in the covenant related to Availability Liquidity and Net Debt, Desert Peak must pay to Falcon or its designee $13,900,000.

For additional information, see “The Merger Agreement — Termination Payments” section of this Proxy Statement.

For additional information about the Merger Agreement and the Merger and other Transactions contemplated thereby, see the section entitled “The Merger Agreement.”

Related Agreements

Voting and Support Agreement

On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Desert Peak and Royal Resources entered into the Support Agreement. As of the Record Date, Royal Resources beneficially owned approximately 40% of the Falcon Common Stock. Pursuant to the Support Agreement, and subject to the terms and conditions thereof, Royal Resources agreed to vote all of the shares of Falcon Class C Common Stock that it beneficially owns at the Special Meeting in favor of the approval of the Proposals and any other matter necessary for the consummation of the Merger Transactions. In the event of a Falcon Adverse Recommendation Change, the shares of Falcon Common Stock to which the voting obligation of Royal Resources under the Support Agreement apply will be automatically reduced to 30,240,609 shares of Falcon Common Stock, or 34.8% of the Falcon Common Stock as of the Record Date.

Until the termination of the Support Agreement, pursuant to the terms therein, except for certain permitted transfers, Royal Resources may not, directly or indirectly, transfer any of its shares of Falcon Class C Common Stock or Falcon Partnership Units, deposit any of its shares of Falcon Class C Common Stock or Falcon Partnership Units into a voting trust or enter into a voting agreement or arrangement with respect to any of its shares of Falcon Class C Common Stock and Falcon Partnership Units. In addition, Royal Resources agreed that neither it nor any of its affiliates, subject to certain exceptions, will purchase or otherwise acquire beneficial ownership of any additional equity interests of Falcon.

The Support Agreement will terminate upon the earlier to occur of (a) the Closing Date and (b) the termination of the Merger Agreement.

Registration Rights Agreement

On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Royal Resources and each of the DPM Members entered into the Registration Rights Agreement, to be effective as of the Closing. Pursuant to the Registration Rights Agreement, and subject to the terms and conditions thereof, the Company agreed to register for resale, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), shares of Falcon Class A Common Stock held by Royal Resources and the DPM Members immediately following the Merger Effective Time, including any shares of Falcon Class A Common Stock issued or issuable upon the exchange of the shares of Falcon Class C Common Stock and Falcon Partnership Units held by Royal Resources and the DPM Members immediately following the Merger Effective Time (the “Registrable Securities”). It is anticipated that, assuming no Additional Consideration is issued and the Falcon Reverse Stock Split is effected, the Company will be required to register for resale 67,549,410 shares of Falcon Class A Common Stock issued or issuable upon the exchange of the shares of Falcon Class C Common Stock and Falcon Partnership Units held by such holders.

Within 45 days after the Closing Date, the Post-Combination Company will file with the SEC a registration statement registering the resale of all Registrable Securities permitted to be registered for resale from time to time pursuant to the applicable rules and regulations under the Securities Act. The DPM Members and Royal Resources will also receive certain piggyback rights to participate in underwritten offerings of the Post-Combination Company, subject to customary exceptions, and demand certain underwritten offerings.

Director Designation Agreement

On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Royal Resources and each of the DPM Members entered into the Director Designation Agreement, to be effective as of the Closing. Pursuant to the Director Designation Agreement, and subject to the terms and conditions thereof, Falcon agreed to (a) include two nominees designated by Falcon in the slate of nominees to be recommended by the Post-Combination Company’s Board for election at the first annual meeting of stockholders at which directors are to be elected following the Merger Effective Time and (b) include in the slate of nominees to be recommended by the Post-Combination Company’s Board for election at each applicable annual or special meeting of stockholders the following individuals: (i) so long as Kimmeridge and its affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by

Kimmeridge; (ii) so long as Rock Ridge and Royal Resources and their affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by Rock Ridge and Royal Resources together; and (iii) so long as the Source Stockholders and their affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by the Source Stockholders together. On April 13, 2022, Rock Ridge and Royal Resources executed a waiver pursuant to which they irrevocably waived their rights to designate one nominee for election to the Post-Combination Company’s Board pursuant to the Director Designation Agreement, and in connection with such waiver, on April 13, 2022, Desert Peak waived its rights to appoint such nominee to the Post-Combination Company’s Board in connection with the Closing pursuant to the Merger Agreement. The Post-Combination Company’s Board will therefore consist of seven directors rather than eight directors immediately following consummation of the Merger.

In addition, to the extent permitted by law, Falcon (a) renounced any interest or expectancy in, or in being offered an opportunity to participate in, certain business opportunities; (b) agreed that its stockholders and directors (in each case, that are not employees of Falcon or its subsidiaries) will have no duty to refrain from engaging in any corporate opportunity in the same or similar lines of business as Falcon or its subsidiaries or otherwise compete with Falcon or any of its subsidiaries; and (c) agreed that if its stockholders and directors and their respective affiliates (in each case, that are not employees of Falcon or its subsidiaries) acquire knowledge of a potential transaction that could be a business opportunity to Falcon and its subsidiaries, such stockholders and directors and their respective affiliates have no duty to offer such business opportunity to Falcon. The foregoing does not apply to any potential transaction or business opportunity that is expressly offered to a director of Falcon or its subsidiaries, solely in his or her capacity as a director of Falcon or its subsidiaries.

Proposals to be put to the Falcon stockholders at the Special Meeting

The following is a summary of the Proposals to be put to the Falcon stockholders at the Special Meeting.

The Nasdaq Proposal

In connection with the Merger, Falcon intends to issue (subject to customary terms and conditions, including the Closing): (a) 235,000,000 Falcon Class C Shares, (b) 235,000,000 Falcon Partnership Units and (c) additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15.

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if (i) such securities are not issued in a public offering and (a) have, or will have upon issuance, voting power equal to, or in excess of, 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (b) the number of shares of common stock to be issued is or will be equal to, or in excess of, 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (ii) any director, officer or Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

Additionally, under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquired

20% or more of a company’s outstanding common stock or voting power, and that investor or investor group will then be the largest holder of such common stock or voting power. As a result of the Merger Transactions, assuming no Additional Consideration is issued, Kimmeridge will own approximately 43.3% of the issued and outstanding shares of Falcon Common Stock, the Source Stockholders will own approximately 15.4% of the issued and outstanding shares of Falcon Common Stock, Rock Ridge will own approximately 14.4% of the issued and outstanding shares of Falcon Common Stock, Royal Resources will own approximately 11.0% of the issued and outstanding shares of Falcon Common Stock, and the remaining current stockholders will own approximately 15.9% of the issued and outstanding shares of Falcon Common Stock.

In the event that this Nasdaq Proposal is not approved by the Falcon stockholders, the Merger may not be consummated.

For additional information, see “Proposal No. 1 — The Nasdaq Proposal” section of this Proxy Statement.

The Reverse Stock Split Proposal

Falcon stockholders are being asked to approve the Reverse Stock Split Proposal, which proposes amendments to the Falcon Charter (a copy of which is attached to this Proxy Statement as Annex B) to (i) effect a reverse stock split of the Falcon Common Stock prior to the Merger Effective Time, at a ratio of four to one and (ii) change the name of Falcon to “Sitio Royalties Corp.”

In the event that this Reverse Stock Split Proposal is not approved by the Falcon stockholders, the Merger may not be consummated.

For additional information, see “Proposal No. 2 — The Reverse Stock Split Proposal” section of this Proxy Statement.

The A&R Charter Proposal

Assuming the approval of the Required Falcon Stockholder Approvals, Falcon stockholders are also being asked to approve the A&R Charter Proposal, which proposes the amendment and restatement of the Falcon Charter (a copy of which is attached to this Proxy Statement as Annex C) to, among other changes, (i) allow for stockholder action by written consent in lieu of holding a meeting of the stockholders, (ii) declassify the Post-Combination Company’s Board to include one class of directors who will be elected annually and for one year terms, (iii) provide that members of the Post-Combination Company’s Board may be removed with or without cause and (iv) further define the waiver of corporate opportunities with respect to the Post-Combination Company and its directors and certain significant stockholders, and any of their respective affiliates (the “Third A&R Charter”).

For additional information, see “Proposal No. 3 — The A&R Charter Proposal” section of this Proxy Statement.

The Advisory Governance Proposals

Assuming the approval of the Required Falcon Stockholder Approvals, Falcon stockholders are also being asked to approve, on a non-binding advisory basis, the Advisory Governance Proposals, a separate series of proposals with respect to certain governance provisions in the Third A&R Charter which are separately being presented in accordance with SEC guidance.

For additional information, see “Proposal No. 4 — The Advisory Governance Proposals” section of this Proxy Statement.

The Incentive Plan Proposal

Assuming the approval of the Required Falcon Stockholder Approvals, Falcon stockholders are also being asked to approve the Incentive Plan Proposal. We expect that, prior to the consummation of the Merger, the Falcon Board will approve and adopt the Incentive Plan. Falcon stockholders should carefully read the entire Incentive Plan, a copy of which is attached to this Proxy Statement as Annex D, before voting on this Incentive Plan Proposal.

For additional information, see “Proposal No. 5 — The Incentive Plan Proposal” section of this Proxy Statement.

The Director Election Proposal

Falcon stockholders are also being asked to elect each of William D. Anderson, Mark C. Henle and Adam M. Jenkins to serve as Class II directors on the Falcon Board until the earlier of the Merger Effective Time and the annual meeting of stockholders to be held in 2025 or until his successor is elected or appointed, subject to his earlier death, resignation or removal. If the Required Falcon Stockholder Approvals are received, we anticipate that, in connection with the Closing and in accordance with the Merger Agreement, each of the members of the Falcon Board will resign and Noam Lockshin, Morris R. Clark, Christopher L. Conoscenti, Alice E. Gould, Allen W. Li, Claire R. Harvey and Steven R. Jones will be appointed to the Post-Combination Company’s Board. Assuming the A&R Charter Proposal is approved, the Post-Combination Company’s Board will be comprised of a single class of directors with each member serving until the annual meeting of stockholders of the Post-Combination Company to be held in 2023 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal. If the A&R Charter Proposal is not approved, we anticipate that (a) Ms. Gould and Mr. Jones will be Class I directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2024 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal, (b) Mr. Conoscenti, Mr. Clark and Ms. Harvey will be Class II directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2025 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal and (c) Mr. Lockshin and Mr. Li will be Class III directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2023 or until his successor is elected or appointed, subject to his earlier death, resignation or removal.

For additional information, see “Proposal No. 6 — The Director Election Proposal” section of this Proxy Statement.

The Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of either of the Required Falcon Stockholder Approvals, the Adjournment Proposal allows the Falcon Board to adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

For additional information, see “Proposal No. 7 — The Adjournment Proposal” section of this Proxy Statement.

Directors and Management of the Post-Combination Company

Following Closing, the Post-Combination Company’s Board will consist of seven directors with (i) two directors designated by Falcon, Ms. Harvey and Mr. Jones, (ii) two directors designated by Desert Peak, Mr. Clark and Ms. Gould, (iii) Christopher L. Conoscenti, who will also serve as the Chief Executive Officer of the Post-Combination Company, (iv) one director designated by Kimmeridge, Mr. Lockshin, who will serve as Chairman of the Post-Combination Company’s Board and (v) one director designated by the Source Stockholders, Mr. Li. Upon completion of the Merger Transactions, the executive officers of Desert Peak are expected to serve in the same capacity as the executive officers of Post-Combination Company.

Special Meeting of the Falcon Stockholders

Date, Time and Place

The Special Meeting will be held via live webcast at 10:00 a.m., Central time, on June 3, 2022, to consider and vote upon the Proposals to be put to the Falcon stockholders at the Special Meeting, including, if necessary, the Adjournment Proposal. You will be able to vote and submit questions and access Falcon’s stockholder list by visiting www.proxyvote.com and participate live in the webcast at www.virtualshareholdermeeting.com/FLMN2022SM. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. Falcon stockholders will be able to log in beginning at 9:45 a.m. Central Time on June 3, 2022. To attend the Special Meeting, go to www.virtualshareholdermeeting.com/FLMN2022SM and enter the 16-digit control number included on your proxy card or notice of the meeting to log in up to 15 minutes prior to the start time of the meeting. No registration is required. We encourage Falcon stockholders to access the Special Meeting prior to the start time. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio.

Voting Power; Record Date

Falcon stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Falcon Common Stock at the close of business on April 18, 2022, which is the Record Date for the Special Meeting. Falcon stockholders will have one vote for each share of Falcon Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Falcon warrants do not have voting rights. On the Record Date, there were 86,931,137 shares of Falcon Common Stock outstanding.

Quorum and Vote of Stockholders

A quorum of Falcon stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Special Meeting) or by proxy of shares of outstanding capital stock of Falcon representing a majority of the voting power of all outstanding shares of capital stock of Falcon entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date, 43,465,569 shares of Falcon Common Stock would be required to achieve a quorum.

Royal Resources will count toward this quorum and, pursuant to the Support Agreement and subject to the terms and conditions thereof, Royal Resources agreed to vote all of its shares of Falcon Class C Common Stock that it beneficially owns in favor of the approval of the Proposals at the Special Meeting and any other matter necessary for the consummation of the Merger Transactions. As of the Record Date, Royal Resources owned approximately 40% of the total issued and outstanding shares of Falcon Common Stock.

The following votes are required for each Proposal at the Special Meeting:

•

The Nasdaq Proposal: Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Reverse Stock Split Proposal: Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The A&R Charter Proposal: Approval of the A&R Charter Proposal requires the affirmative vote of at least 75% of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The Advisory Governance Proposals: Approval of each of the Advisory Governance Proposals requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Incentive Plan Proposal: Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Director Election Proposal: Election of the director nominees pursuant to the Director Election Proposal requires a plurality of the votes cast by holders of shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The Adjournment Proposal: Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

With respect to each Proposal in this Proxy Statement (other than the Director Election Proposal), you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the Director Election Proposal, you may vote “FOR” or “AGAINST.”

If a stockholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Special Meeting in person (which includes presence virtually at the Special Meeting), then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal and the A&R Charter Proposal but will have no effect on the outcome of any other Proposal in this Proxy Statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established, but their effect on the Proposals in this Proxy Statement differ as follows:

•	An abstention will have no effect on the Nasdaq Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal or the Adjournment Proposal.

•	In contrast, an abstention will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal and the A&R Charter Proposal.

Questions

During the live question and answer portion of the Special Meeting, Falcon stockholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the virtual Special Meeting platform on the Special Meeting website, typing your question into the “Ask a Question” field and clicking “Submit.” Only questions relevant to Special Meeting matters will be answered during the Special Meeting, subject to time constraints. Questions relevant to Special Meeting matters that Falcon does not have time to answer during the Special Meeting will be posted to Falcon’s website following the Special Meeting.

Technical Support

Falcon will have technicians ready to assist Falcon stockholders with any technical difficulties they may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log in page.

Appraisal Rights

Neither Falcon stockholders nor holders of Falcon warrants have appraisal rights in connection with the Merger under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Falcon has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person (which would include presence at the virtual Special Meeting) if it revokes such proxy before the Special Meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of the Falcon Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Merger

In considering the recommendation of the Falcon Board to vote in favor of the Proposals, Falcon’s stockholders should be aware that, aside from their interests as stockholders, Falcon’s directors and officers have interests in the Merger that are different from, or in addition to, those of Falcon’s other stockholders generally.

Falcon’s directors were aware of and considered these interests, among other matters, in evaluating the Merger, and in recommending to the Falcon stockholders that they approve the Proposals. Falcon’s stockholders should take these interests into account in deciding whether to approve the Proposals.

The existence of financial and personal interests of Falcon’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Falcon and its stockholders and what may be best for a director’s and/or officer’s personal interests when determining to recommend that stockholders vote for the Proposals. See the sections entitled “Risk Factors — Risks Relating to the Merger — The Falcon Board has potential conflicts of interest in recommending that the Falcon stockholders vote in favor of approval of the Proposals described in this Proxy Statement,” “The Merger — Interests of Falcon’s Directors and Officers in the Merger” and “Beneficial Ownership of Securities” for more information and other risks.

Recommendation of the Falcon Board

The Falcon Board, acting upon the unanimous recommendation of the Transaction Committee, believes that the Proposals are advisable and in the best interests of Falcon and Falcon’s stockholders and recommends that the Falcon stockholders vote “FOR” the Nasdaq Proposal, “FOR” the Reverse Stock Split Proposal, “FOR” the A&R Charter Proposal, “FOR” the Advisory Governance Proposals, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal. See the sections entitled “Proposal No. 1 — The Nasdaq Proposal — Recommendation of the Falcon Board,” “Proposal No. 2 — The Reverse Stock Split Proposal — Recommendation of the Falcon Board,” “Proposal No. 3 — The A&R Charter Proposal — Recommendation of the Falcon Board,” “Proposal No. 4 — the Advisory Governance Proposals — Recommendation of the Falcon Board,” “Proposal No. 5 — The Incentive Plan Proposal — Recommendation of the Falcon Board,” “Proposal No. 6 — The Director Election Proposal — Recommendation of the Falcon Board” and “Proposal No. 7 — The Adjournment Proposal — Recommendation of the Falcon Board” for more information.

Opinion of Houlihan Lokey Capital, Inc.

The Transaction Committee retained Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) to provide its opinion as to the fairness, from a financial point of view, to Falcon of the Merger Consideration to be paid by Falcon in the Transaction pursuant to the Merger Agreement. On January 11, 2022, Houlihan Lokey verbally rendered its opinion to the Transaction Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Transaction Committee dated January 11, 2022), as to the fairness, from a financial point of view, to Falcon, of the Merger Consideration to be paid by Falcon in the Merger Transactions pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Transaction Committee (in its capacity as such) and only addressed, as of its date, the fairness, from a financial point of view, to Falcon, of the Merger Consideration to be paid by Falcon in the Merger Transactions pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger Transactions or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex E to this Proxy Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Transaction Committee, the Falcon Board, any security holder of Falcon or any other person as to how to act or vote with respect to any matter relating to the Merger Transactions. See “The Merger — Opinion of Houlihan Lokey Capital, Inc.”

Conditions to the Merger

Unless waived by the parties to the Merger Agreement, and subject to applicable law, the Merger Agreement provides that the obligation of the parties thereto to consummate the Merger is conditioned on, among other things, (i) receipt of the Required Falcon Stockholder Approvals, (ii) the approval of the Falcon Class A Shares issuable upon exchange of the Merger Consideration for listing on Nasdaq, (iii) the effectiveness of the Falcon Reverse Stock Split and the Falcon OpCo Reverse Unit Split and (iv) expiration or termination of the applicable waiting period under the HSR Act. On February 25, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired. For more information about conditions to the consummation of the Merger, see “The Merger Agreement — Conditions to the Merger.”

Material U.S. Federal Income Tax Consequences of the Falcon Reverse Stock Split

A Falcon U.S. Holder generally is not expected to recognize gain or loss upon the Falcon Reverse Stock Split, except to the extent a Falcon U.S. Holder receives cash in lieu of a fractional share of Falcon Common Stock. Please review the information in the section entitled “Proposal No. 2—The Reverse Stock Split Proposal—The Falcon Reverse Stock Split—Material U.S. Federal Income Tax Consequences of the Falcon Reverse Stock Split,” for a more complete description of the material U.S. federal income tax consequences of the Falcon Reverse Stock Split to Falcon U.S. Holders.

The tax consequences to you of the Falcon Reverse Stock Split will depend on your particular facts and circumstances. Please consult your tax advisors as to the specific tax consequences to you.

Anticipated Accounting Treatment

For a discussion summarizing the anticipated accounting treatment of the Merger, please see “Anticipated Accounting Treatment.”

Regulatory Matters

Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. The Merger Agreement contains covenants by the parties thereto to use their reasonable best efforts to obtain regulatory approval for the Merger under applicable competition laws, including the HSR Act. On January 26, 2022, Falcon and Desert Peak filed their respective Notification and Report Forms under the HSR Act with the Antitrust Division of the Department of Justice (the “DOJ”) and the United States Federal Trade Commission (the “FTC”), which triggered the start of the HSR Act waiting period. On February 25, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired.

For more information about regulatory matters relating to the consummation of the Merger, see “The Merger — Regulatory Approvals.”

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this Proxy Statement on the market environment, market developments, growth rates, market trends and competition in the markets in which Falcon and Desert Peak operate is taken from publicly available sources, including third-party sources, or reflects Falcon’s or Desert Peak’s estimates that are principally based on information from publicly available sources.

Emerging Growth Company

Falcon is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Falcon’s securities less attractive as a result, there may be a less active trading market for Falcon’s securities and the prices of its securities may be more volatile or otherwise impacted.

The Post-Combination Company will remain an emerging growth company until December 31, 2022. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Summary of Risk Factors

You should consider all the information contained in this Proxy Statement in deciding how to vote for the Proposals. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. Such risks include, but are not limited to:

Risks Relating to Desert Peak

•	Desert Peak’s producing properties are located in the Permian Basin, making it vulnerable to risks associated with operating in a single geographic area.

•

Desert Peak depends on various unaffiliated exploration and production (“E&P”) operators for all of the exploration, development and production on the properties underlying its mineral and royalty interests. Substantially all of Desert Peak’s revenue is derived from royalty payments made by these E&P operators. A reduction in the expected number of wells to be drilled on Desert Peak’s acreage by these E&P operators or the failure of its E&P operators to adequately and efficiently develop and operate the wells on its acreage could have an adverse effect on its results of operations and cash flows.

•

Desert Peak may acquire properties that do not produce as projected, and it may be unable to determine reserve potential, identify liabilities associated with such properties or obtain protection from sellers against such liabilities.

•

Acquisitions and Desert Peak’s E&P operators’ development of Desert Peak’s leases will require substantial capital, and Desert Peak and Desert Peak’s E&P operators may be unable to obtain needed capital or financing on satisfactory terms or at all.

•

The development of Desert Peak’s proved undeveloped reserves (“PUDs”) may take longer and may require higher levels of capital expenditures from the E&P operators of Desert Peak’s properties than Desert Peak or they currently anticipate.

•

Desert Peak’s estimated reserves are based on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of its reserves.

•

Estimates of proved reserves that have not been prepared or audited by an independent reserve engineering firm may not be as reliable or accurate as estimates of proved reserves that have been prepared or audited by an independent reserve engineering firm

Risks Relating to Desert Peak’s Industry

•

A substantial majority of Desert Peak’s revenues from the crude oil and gas producing activities of its E&P operators are derived from royalty payments that are based on the price at which crude oil, natural gas and NGLs produced from the acreage underlying its interests are sold. Prices of crude oil, natural gas and NGLs are volatile due to factors beyond Desert Peak’s control. A substantial or extended decline in commodity prices may adversely affect Desert Peak’s business, financial condition, results of operations and cash flows.

•

If commodity prices decrease to a level such that Desert Peak’s future undiscounted cash flows from its properties are less than their carrying value, Desert Peak may be required to take write-downs of the carrying values of its properties.

•

The marketability of crude oil, natural gas and NGL production is dependent upon transportation, pipelines and refining facilities, which neither Desert Peak nor many of its E&P operators control. Any limitation in the availability of those facilities could interfere with Desert Peak’s or its E&P operators’ ability to market Desert Peak’s or its E&P operators’ production and could harm Desert Peak’s business.

•

Conservation measures, technological advances and increasing attention to ESG matters could materially reduce demand for crude oil, natural gas and NGLs, availability of capital and adversely affect Desert Peak’s results of operations.

Risks Relating to Environmental and Regulatory Matters

•

Crude oil, natural gas and NGL operations are subject to various governmental laws and regulations. Compliance with these laws and regulations can be burdensome and expensive for Desert Peak’s E&P operators, and failure to comply could result in its E&P operators incurring significant liabilities, either of which may impact its E&P operators’ willingness to develop Desert Peak’s interests.

•

Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could cause Desert Peak’s E&P operators to incur increased costs, additional operating restrictions or delays and fewer potential drilling locations.

Risks Relating to Desert Peak’s Financial and Debt Arrangements

•	Restrictions in Desert Peak’s current and future debt agreements and credit facilities could limit its growth and its ability to engage in certain activities.

•	Any significant contraction in the reserve-based lending syndication market may negatively impact Desert Peak’s ability to fund its operations.

Risks Relating to the Merger

•	The Falcon Board has potential conflicts of interest in recommending that the Falcon stockholders vote in favor of approval of the Proposals described in this Proxy Statement.

•

The unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information included in this Proxy Statement may not be indicative of what the actual financial position or results of operations would have been. Our future results following the Merger may differ, possibly materially, from the unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information presented in this Proxy Statement.

•

The historical financial results of Desert Peak and the unaudited pro forma condensed consolidated combined financial information included elsewhere in this Proxy Statement may not be indicative of what Desert Peak’s actual financial position or results of operations would have been if it were a public company.

•

The announcement and pendency of the proposed Merger may adversely affect our business, financial condition and results of operations, and, whether or not the Merger is consummated, we have incurred and will continue to incur significant costs, fees and expenses relating to professional services and transaction fees.

•

Our inability to complete the Merger, or to complete the Merger in a timely manner, including as a result of the failure to obtain the Required Falcon Stockholder Approvals, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger could negatively affect our business, financial condition and results of operations.

•	The Merger Agreement contains provisions that could discourage a potential competing acquirer of Falcon, including the payment by Falcon of a termination fee.

•

Falcon’s existing stockholders will experience dilution as a consequence of the Merger. Having a minority share position may reduce the influence that our current stockholders have on the management of the Post-Combination Company.

•	If the benefits of the Merger do not meet the expectations of investors or securities analysts, the market price of the Post-Combination Company’s securities may decline.

Litigation Relating to the Merger

Since the initial public announcement of the Merger by Falcon and Desert Peak on January 12, 2022, Falcon, the members of the Falcon Board, Desert Peak and Falcon OpCo have been named as defendants in lawsuits brought by and on behalf of purported Falcon stockholders challenging the proposed Merger. These lawsuits seek, among other things, to enjoin the consummation of the Merger. Falcon and Desert Peak believe that the claims asserted in these lawsuits are without merit and plan to vigorously defend against them. See “The Merger — Litigation Relating to the Merger.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF DESERT PEAK

As described under “Information about Desert Peak,” unless otherwise indicated, the historical financial and operating information of Desert Peak presented in this Proxy Statement is that of Kimmeridge Mineral Fund, LP (“KMF”), Desert Peak’s predecessor for financial reporting purposes, and its subsidiaries. The following table presents summary historical consolidated financial data of Desert Peak for the periods and as of the dates indicated. The summary historical consolidated financial data of Desert Peak as of and for the years ended December 31, 2021, 2020 and 2019 were derived from the audited historical consolidated financial statements of Desert Peak included elsewhere in this proxy statement.

For a detailed discussion of the summary historical financial data contained in the following table, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Desert Peak.” The following table should also be read in conjunction with the historical financial statements of Desert Peak included elsewhere in this Proxy Statement. Among other things, the historical financial statements include more detailed information regarding the basis of presentation for the information in the following table.

	Year Ended December 31,
	2021	2020	2019
	(in thousands)
Statement of Operations Data:
Revenue:
Total Revenue	$120,588	$43,126	$59,680
Operating Expenses:
Management fees to affiliates	7,480	7,480	7,480
Depreciation, depletion and amortization	40,906	32,049	26,201
General and administrative	4,143	4,981	2,349
General and administrative — affiliates	8,855	4,407	8,167
Severance taxes, ad valorem taxes and operating expense	6,858	3,151	5,249
Deferred offering costs write off	2,396	2,747	—
Impairment of oil and natural gas properties	—	812	—
Gain on sale of other property	—	(42)	—
Bad debt expense (recovered)	—	(251)	405

Total operating expenses	70,638	55,334	49,851

Net income (loss) from operations	49,950	(12,208)	9,829
Other income (expense):
Interest expense (net)(1)	(1,893)	(1,968)	(868)

Net income (loss) before income tax expense	48,057	(14,176)	8,961
Income tax expense	(562)	(38)	(171)

Net income (loss) including noncontrolling interests	47,495	(14,214)	8,790
Net income attributable to noncontrolling interests	18,781	—	—

Net income (loss) attributable to partners	$28,714	$(14,214)	$8,790

	Year Ended December 31,
	2021	2020	2019
	(in thousands)
Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$65,929	$26,016	$34,791
Investing activities	$(38,743)	$(21,557)	$(248,627)
Financing activities	$(22,338)	$(15,061)	$221,954
Other Financial Data:
Adjusted EBITDA(2)	$101,334	$30,838	$43,510

	As of December 31,
	2021	2020	2019
	(in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$12,379	$7,531	$16,507
Total assets	$1,202,854	$598,628	$631,805
Long-term debt	$134,000	$33,500	$60,000
Total liabilities	$139,711	$36,231	$68,194
Noncontrolling interests	$502,521	$—	$—
Total equity	$1,063,143	$562,397	$563,611

(1)	Interest expense is presented net of interest income.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Please read “—Non-GAAP Financial Measure” below for additional information.

Non-GAAP Financial Measure

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental financial measure used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted EBITDA as net income (loss) including noncontrolling interests plus (i) interest expense, (ii) provisions for taxes, (iii) depreciation, depletion and amortization, (iv) share-based compensation expense, (v) impairment of oil and natural gas properties, (vi) gains or losses on unsettled derivative instruments, (vii) write off of deferred offering costs, (viii) gains or losses on sale of other property, (ix) management fee to affiliates, and (x) one-time transaction costs. Adjusted EBITDA is not a measure determined by accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure for the periods indicated.

	Year Ended December 31,
	2021	2020	2019
	(in thousands)
Net income (loss) including noncontrolling interests	$47,495	$(14,214)	$8,790
Interest expense (net)	1,893	1,968	868
Income tax expense	562	38	171
Depreciation, depletion and amortization	40,906	32,049	26,201

EBITDA	90,856	19,841	36,030

Impairment of oil and natural gas properties	—	812	—
Write off of deferred offering costs	2,396	2,747	—
One-time transaction costs	602	—	—
Gain on sale of other property	—	(42)	—
Management fee to affiliates	7,480	7,480	7,480

Adjusted EBITDA	$101,334	$30,838	$43,510

SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

On January 11, 2022, Falcon entered into a Merger Agreement with Falcon OpCo, Merger Sub, and Desert Peak, pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into Desert Peak, with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Falcon OpCo.

The following summary unaudited pro forma condensed consolidated combined financial statements present the historical consolidated financial statements of KMF, Desert Peak’s predecessor for financial reporting purposes, and the historical consolidated financial statements of Falcon, adjusted to give effect to the Merger Transactions (the “Transaction Adjustments”), as further adjusted to give effect to the Chambers Acquisition (as defined below), the Rock Ridge Acquisition (as defined below) and the Source Acquisition (as defined below and, together with the Chambers Acquisition and the Rock Ridge Acquisition, the “Desert Peak Acquisitions”), with all of such acquisitions completed by Desert Peak prior to the Merger (the “Desert Peak Adjustments”). The summary unaudited pro forma condensed consolidated combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2021. The Desert Peak Acquisitions are reflected in the historical consolidated balance sheet of KMF as of December 31, 2021, and, as such, no pro forma adjustments are made for such transactions in the summary unaudited pro forma condensed consolidated combined balance sheet. The summary unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 gives effect to the Transactions (as defined below) as if they had occurred January 1, 2021. The summary unaudited pro forma condensed consolidated combined financial statements contain certain reclassification adjustments to (i) conform the historical KMF financial statement presentation to Falcon’s financial statement presentation and (ii) conform certain of Falcon’s historical amounts to KMF’s financial statement presentation.

Year Ended December 31, 2021
(in thousands)
Statement of Operations Data:
Revenue:
Total revenue	$223,574
Operating Expenses:
Management fees to affiliates	7,480
Depreciation, depletion and amortization	76,358
General and administrative	47,064
General and administrative — affiliates	8,855
Severance and ad valorem taxes	12,655
Marketing and transportation	1,752
Deferred offering costs write-off	2,396

Total operating expenses	156,560

Net income (loss) from operations	67,014
Other income (expense):
Other income (expense)	517
Interest income (expense) net	(3,905)

Total other income (expense)	(3,388)

Year Ended December 31, 2021
(in thousands)
Net income before income tax expense	63,626
Income tax expense	(13,999)

Net income	$49,627

Less net income attributable to temporary equity	42,731

Net income attributable to Desert Peak Minerals Inc.	$6,896

As of December 31,
2021
(in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$11,127
Total assets	$1,835,821
Long-term debt	$174,000
Total liabilities	$212,225
Noncontrolling interests	$—
Total liabilities, temporary equity and permanent equity	$1,835,821

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this Proxy Statement before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this Proxy Statement. These risks could have a material adverse effect on the business, financial conditioning and results of operations of Falcon, and could adversely affect the trading price of the Post-Combination Company’s securities following the Merger.

Risk Factors Related to Falcon

You should read and consider the risk factors specific to our business. These risks are described in Falcon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 11, 2022 and which is incorporated by reference into this Proxy Statement, and in other documents that are incorporated by reference into this Proxy Statement. See “Where You Can Find More Information” for the location of information incorporated by reference into this Proxy Statement.

Risk Factors Related to Desert Peak

Risks Related to Desert Peak’s Business

Desert Peak’s producing properties are located in the Permian Basin, making it vulnerable to risks associated with operating in a single geographic area.

All of Desert Peak’s producing properties are currently geographically concentrated in the Permian Basin. As a result of this concentration, Desert Peak may be disproportionately exposed to the impact of regional supply and demand factors, delays or interruptions of production from wells in this area caused by governmental regulation, processing or transportation capacity constraints, availability of equipment, facilities, personnel or services market limitations, natural disasters, adverse weather conditions, plant closures for scheduled maintenance or interruption of the processing or transportation of crude oil, natural gas or NGLs. In addition, the effect of fluctuations on supply and demand may become more pronounced within specific geographic crude oil and natural gas producing areas such as the Permian Basin, which may cause these conditions to occur with greater frequency or magnify the effects of these conditions. Due to the concentrated nature of Desert Peak’s portfolio of properties, a number of its properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on its results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on Desert Peak’s financial condition and results of operations.

As a result of Desert Peak’s exclusive focus on the Permian Basin, it may be less competitive than other companies in bidding to acquire assets that include properties both within and outside of that basin. Although Desert Peak is currently focused on the Permian Basin, it may from time to time evaluate and consummate the acquisition of asset packages that include ancillary properties outside of that basin, which may result in the dilution of its geographic focus.

If the E&P operators of Desert Peak’s properties suspend its right to receive royalty payments due to title or other issues, Desert Peak’s business, financial condition, results of operations and cash flows may be adversely affected.

Desert Peak depends in part on acquisitions to grow its reserves, production and cash generated from operations. In connection with these acquisitions, record title to mineral and royalty interests are conveyed to Desert Peak or its subsidiaries by asset assignment, and Desert Peak or its subsidiaries become the record owner of these interests. Upon such a change in ownership of mineral interests, and at regular intervals pursuant to routine audit procedures at each of Desert Peak E&P operators otherwise at its discretion, the E&P operator of the underlying property has the right to investigate and verify the title and ownership of mineral and royalty interests with respect to the properties it operates. If any title or ownership issues are not resolved to its reasonable satisfaction in accordance with customary industry standards, the E&P operator may suspend payment of the related royalty. If an E&P operator of Desert Peak’s properties is not satisfied with the documentation Desert Peak provide to validate Desert Peak’s ownership, such E&P operator may place Desert Peak’s royalty payment in suspense until such issues are resolved, at which time Desert Peak would receive in full payments that would have been made during the suspense period, without interest. Certain of Desert Peak’s E&P operators impose significant documentation requirements for title transfer and may keep royalty payments in suspense for significant periods of time. During the time that an E&P operator puts Desert Peak’s assets in pay suspense, Desert Peak would not receive the applicable mineral or royalty payment owed to Desert Peak from sales of the underlying oil or natural gas related to such mineral or royalty interest. If a significant amount of Desert Peak’s royalty interests are placed in suspense, its results of operations may be reduced significantly.

Title to the properties in which Desert Peak has an interest may be impaired by title defects.

Desert Peak is not required to, and under certain circumstances it may elect not to, incur the expense of retaining lawyers to examine the title to its royalty and mineral interests. In such cases, Desert Peak would rely upon the judgment of oil and gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before acquiring a specific royalty or mineral interest. The existence of a material title deficiency can render an interest worthless and can materially adversely affect Desert Peak’s results of operations, financial condition and cash flows. No assurance can be given that Desert Peak will not suffer a monetary loss from title defects or title failure. Additionally, undeveloped acreage has a greater risk of title defects than developed acreage. If there are any title defects in properties in which Desert Peak holds an interest, it may suffer a financial loss.

Desert Peak may experience delays in the payment of royalties and be unable to replace E&P operators that do not make required royalty payments, and it may not be able to terminate its leases with defaulting lessees if any of the E&P operators on those leases declare bankruptcy.

Desert Peak may experience delays in receiving royalty payments from its E&P operators, including as a result of delayed division orders received by its E&P operators. A failure on the part of the E&P operators to make royalty payments typically gives Desert Peak the right to terminate the lease, repossess the property and enforce payment obligations under the lease. If Desert Peak repossessed any of its properties, it would seek a replacement E&P operator. However, Desert Peak might not be able to find a replacement E&P operator and, if it did, it might not be able to enter into a new lease on favorable terms within a reasonable period of time. In addition, the outgoing E&P operator could be subject to a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”), in which case Desert Peak’s right to enforce or terminate the lease for any defaults, including non-payment, may be substantially delayed or otherwise impaired. In general, in a proceeding under the Bankruptcy Code, the bankrupt E&P operator would have a substantial period of time to decide whether to ultimately reject or assume the lease, which could prevent the execution of a new lease or the assignment of the existing lease to another E&P operator. For example, certain of Desert Peak’s E&P operators have recently commenced bankruptcy proceedings under the Bankruptcy Code and their future operations and ability to make royalty payments to us may be adversely affected by such proceedings. In the event that the E&P operator rejected the lease, Desert Peak’s ability to collect amounts owed would be substantially delayed, and its ultimate recovery may be only a fraction of the amount owed or nothing. In addition, if Desert Peak is able to enter into a new lease with a new E&P operator, the replacement E&P operator may not achieve the same levels of production or sell crude oil or natural gas at the same price as the E&P operator it replaced.

Desert Peak depends on various unaffiliated E&P operators for all of the exploration, development and production on the properties underlying its mineral and royalty interests. Substantially all of Desert Peak’s revenue is derived from royalty payments made by these E&P operators. A reduction in the expected number of wells to be drilled on Desert Peak’s acreage by these E&P operators or the failure of its E&P operators to adequately and efficiently develop and operate the wells on its acreage could have an adverse effect on its results of operations and cash flows.

Desert Peak’s assets consist of mineral and royalty interests. Because Desert Peak depends on third-party E&P operators for all of the exploration, development and production on its properties, it has little to no control over the operations related to its properties. For the year ended December 31, 2021, Desert Peak received revenue from 84 E&P operators, with approximately 73% coming from the top ten E&P operators on its properties, four of which each accounted for more than 10% of such royalty revenues. The failure of Desert Peak’s E&P operators to adequately or efficiently perform operations or an E&P operator’s failure to act in ways that are in Desert Peak’s best interests could reduce production and revenues. Furthermore, in response to the significant decrease in prices for crude oil during 2020, many of Desert Peak’s E&P operators substantially reduced their development activities in 2020. Generally, drilling and completion activity had not yet returned to pre-pandemic levels by the end of 2021. Additionally, certain investors have requested that operators adopt initiatives to return capital to investors, which could also reduce the capital available to Desert Peak’s E&P operators for investment in exploration, development and production activities. Desert Peak’s E&P operators may further reduce capital expenditures devoted to exploration, development and production on its properties in the future, which could negatively impact revenues it receives. The number of new wells drilled has decreased, and such slower development pace may continue in the future, especially as a consequence of the reductions in Desert Peak’s E&P operators’ capital expenditures. Moreover, over the last year, many of Desert Peak’s E&P operators have announced that they plan to drill fewer wells per section than previously anticipated, due in part to greater well-interference between parent and child wells than previously anticipated and an increased focus on overall capital efficiency in a low commodity price environment.

If production on Desert Peak’s mineral and royalty interests decreases due to decreased development activities, as a result of the low commodity price environment, limited availability of development capital, production-related difficulties or otherwise, Desert Peak’s results of operations may be adversely affected. For example, the amount of royalty payments Desert Peak received in 2020 from its E&P operators decreased due to the lower prices at which its E&P operators were able to sell production from its properties and reduced production activities by its E&P operators. Further, depressed commodity prices caused some of Desert Peak’s E&P operators to voluntarily shut in and curtail production from wells on its properties in 2020. Although most of these have come back online, an additional or extended period of depressed commodity prices may cause additional E&P operators to take similar action or even to plug and abandon marginal wells that otherwise may have been allowed to continue to produce for a longer period under more favorable pricing conditions, both of which would decrease the amount of royalty payments Desert Peak receives from its E&P operators. Desert Peak’s E&P operators are often not obligated to undertake any development activities other than those required to maintain their leases on Desert Peak’s acreage. In the absence of a specific contractual obligation, any development and production activities will be subject to their reasonable discretion (subject to certain implied obligations to develop imposed by the laws of some states). Desert Peak’s E&P operators could determine to drill and complete fewer wells on Desert Peak’s acreage than is currently expected. The success and timing of drilling and development activities on Desert Peak’s properties, and whether the E&P operators elect to drill any additional wells on Desert Peak’s acreage, depends on a number of factors that are largely outside of Desert Peak’s control, including:

•	the capital costs required for drilling activities by Desert Peak’s E&P operators, which could be significantly more than anticipated;

•	the ability of Desert Peak’s E&P operators to access capital;

•	prevailing commodity prices;

•	the availability of suitable drilling equipment, production and transportation infrastructure and qualified operating personnel;

•	the availability of storage for hydrocarbons, the E&P operators’ expertise, operating efficiency and financial resources;

•	approval of other participants in drilling wells;

•	the E&P operators’ expected return on investment in wells drilled on Desert Peak’s acreage as compared to opportunities in other areas;

•	the selection of technology;

•	the selection of counterparties for the marketing and sale of production;

•	and the rate of production of the reserves.

The E&P operators may elect not to undertake development activities, or may undertake these activities in an unanticipated fashion, which may result in significant fluctuations in Desert Peak’s results of operations and cash flows. Sustained reductions in production by the E&P operators on Desert Peak’s properties may also adversely affect Desert Peak’s results of operations and cash flows. Additionally, if an E&P operator were to experience financial difficulty, the E&P operator might not be able to pay its royalty payments or continue its operations, which could have a material adverse impact on Desert Peak’s cash flows.

Desert Peak’s future success depends on replacing reserves through acquisitions and the exploration and development activities of its E&P operators.

Producing crude oil and natural gas wells are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Desert Peak’s future crude oil, natural gas and NGL reserves and its E&P operators’ production thereof and Desert Peak’s cash flows are highly dependent on the successful development and exploitation of Desert Peak’s current reserves and its ability to successfully acquire additional reserves that are economically recoverable. Moreover, the production decline rates of Desert Peak’s properties may be significantly higher than currently estimated if the wells on its properties do not produce as expected. Desert Peak may also not be able to find, acquire or develop additional reserves to replace the current and future production of its properties at economically acceptable terms. Aside from acquisitions, Desert Peak has little to no control over the exploration and development of its properties. If Desert Peak is not able to replace or grow its oil, natural gas and NGL reserves, its business, financial condition and results of operations would be adversely affected.

Desert Peak’s failure to successfully identify, complete and integrate acquisitions of properties or businesses could materially and adversely affect its growth, results of operations and cash flows.

Desert Peak depends in part on acquisitions to grow its reserves, production and cash flows. Desert Peak’s decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic data, and other information, the results of which are often inconclusive and subject to various interpretations. The successful acquisition of properties requires an assessment of several factors, including:

•	recoverable reserves;

•	future crude oil, natural gas and NGL prices and their applicable differentials;

•	development plans;

•	operating costs Desert Peak’s E&P operators would incur to develop and operate the properties;

•	and potential environmental and other liabilities that E&P operators may incur.

The accuracy of these assessments is inherently uncertain and Desert Peak may not be able to identify attractive acquisition opportunities. In connection with these assessments, Desert Peak performs a review of the subject properties that it believes to be generally consistent with industry practices, given the nature of its interests. Desert Peak’s review will not reveal all existing or potential problems, nor will it permit it to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections are often not performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. Even if Desert Peak does identify attractive acquisition opportunities, it may not be able to complete the acquisition or do so on commercially acceptable terms. Unless Desert Peak’s E&P operators further develop its existing properties, it will depend on acquisitions to grow its reserves, production and cash flow.

There is intense competition for acquisition opportunities in Desert Peak’s industry. Competition for acquisitions may increase the cost of, or cause Desert Peak to refrain from, completing acquisitions. Additionally, acquisition opportunities vary over time. For example, in connection with the COVID-19 pandemic and resulting market and commodity price challenges, Desert Peak’s acquisition activity saw a significant decline as it experienced a meaningful difference in sellers’ pricing expectations and the prices Desert Peak was willing to offer. Desert Peak’s ability to complete acquisitions is dependent upon, among other things, its ability to obtain debt and equity financing and, in some cases, regulatory approvals. Further, these acquisitions may be in geographic regions in which Desert Peak does not currently hold assets, which could result in unforeseen operating difficulties. In addition, if Desert Peak acquires interests in new states, it may be subject to additional and unfamiliar legal and regulatory requirements. Compliance with regulatory requirements may impose substantial additional obligations on Desert Peak and its management, cause it to expend additional time and resources in compliance activities and increase its exposure to penalties or fines for non-compliance with such additional legal requirements. Further, the success of any completed acquisition will depend on Desert Peak’s ability to integrate effectively the acquired business into its existing business. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of Desert Peak’s managerial and financial resources. In addition, potential future acquisitions may be larger and for purchase prices significantly higher than those paid for earlier acquisitions.

No assurance can be given that Desert Peak will be able to identify suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets. Desert Peak’s failure to achieve consolidation savings, to integrate the acquired assets into its existing operations successfully or to minimize any unforeseen difficulties could materially and adversely affect its financial condition, results of operations and cash flows. The inability to effectively manage these acquisitions could reduce Desert Peak’s focus on subsequent acquisitions and current operations, which, in turn, could negatively impact its growth, results of operations and cash flows.

Desert Peak may acquire properties that do not produce as projected, and it may be unable to determine reserve potential, identify liabilities associated with such properties or obtain protection from sellers against such liabilities.

Acquiring crude oil, natural gas and NGL properties requires Desert Peak to assess reservoir and infrastructure characteristics, including recoverable reserves, development and operating costs and potential environmental and other liabilities. Such assessments are inexact and inherently uncertain. In connection with the assessments, Desert Peak performs a review of the subject properties, but such a review will not necessarily reveal all existing or potential problems. In the course of Desert Peak’s due diligence, it may not inspect every well or pipeline. Desert Peak cannot necessarily observe structural and environmental problems, such as pipe corrosion, when an inspection is made. Desert Peak may not be able to obtain contractual indemnities from the seller for liabilities created prior to its purchase of the property. Desert Peak may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with its expectations.

Any acquisitions of additional mineral and royalty interests that Desert Peak completes will be subject to substantial risks.

Even if Desert Peak makes acquisitions that it believes will increase its cash generated from operations, these acquisitions may nevertheless result in a decrease in its cash flows. Any acquisition involves potential risks, including, among other things:

•

the validity of Desert Peak’s assumptions about estimated proved reserves, future production, prices, revenues, capital expenditures, the operating expenses and costs its E&P operators would incur to develop the minerals;

•	a decrease in Desert Peak’s liquidity by using a significant portion of its cash generated from operations or borrowing capacity to finance acquisitions;

•	a significant increase in Desert Peak’s interest expense or financial leverage if it incurs debt to finance acquisitions;

•	the assumption of unknown liabilities, losses or costs for which Desert Peak is not indemnified or for which any indemnity it receives is inadequate;

•	mistaken assumptions about the overall cost of equity or debt;

•	Desert Peak’s ability to obtain satisfactory title to the assets it acquires;

•	an inability to hire, train or retain qualified personnel to manage and operate Desert Peak’s growing business and assets;

•	and the occurrence of other significant changes, such as impairment of crude oil and natural gas properties, goodwill or other intangible assets, asset devaluation or restructuring charges.

Desert Peak’s E&P operators’ identified potential drilling locations are susceptible to uncertainties that could materially alter the occurrence or timing of their drilling.

The ability of Desert Peak’s E&P operators to drill and develop identified potential drilling locations depends on a number of uncertainties, including the availability of capital, construction of and limitations on access to infrastructure, inclement weather, regulatory changes and approvals, crude oil, natural gas and NGL prices, costs, drilling results and the availability of water. Further, Desert Peak’s E&P operators’ identified potential drilling locations are in various stages of evaluation, ranging from locations that are ready to drill to locations that will require substantial additional interpretation. The use of technologies and the study of producing fields in the same area will not enable Desert Peak’s E&P operators to know conclusively prior to drilling whether crude oil, natural gas or NGLs will be present or, if present, whether crude oil, natural gas or NGLs will be present in sufficient quantities to be economically viable. Even if sufficient amounts of crude oil or natural gas exist, Desert Peak’s E&P operators may damage the potentially productive hydrocarbon-bearing formation or experience mechanical difficulties while drilling or completing the well, possibly resulting in a reduction in production from the well or abandonment of the well. If Desert Peak’s E&P operators drill additional wells that they identify as dry holes in current and future drilling locations, their drilling success rate may decline and materially harm their business as well as that of Desert Peak.

There is no guarantee that the conclusions Desert Peak’s E&P operators draw from available data from the wells on Desert Peak’s acreage, more fully explored locations or producing fields will be applicable to their drilling locations. Further, initial production rates reported by Desert Peak’s or other E&P operators in the areas in which Desert Peak’s reserves are located may not be indicative of future or long-term production rates. Additionally, actual production from wells may be less than expected. For example, a number of E&P operators have recently announced that newer wells drilled close in proximity to already producing wells have produced less oil and gas than forecast. Because of these uncertainties, Desert Peak does not know if the potential drilling locations its E&P operators have identified will ever be drilled or if its E&P operators will be able to produce crude oil, natural gas or NGLs from these or any other potential drilling locations. As such, the actual drilling activities of Desert Peak’s E&P operators may materially differ from those presently identified, which could adversely affect Desert Peak’s business, results of operation and cash flows.

Finally, the potential drilling locations Desert Peak has identified are based on the geologic and other data available to it and its interpretation of such data. As a result, Desert Peak’s E&P operators may have reached different conclusions about the potential drilling locations on Desert Peak’s properties, and Desert Peak’s E&P operators control the ultimate decision as to where and when a well is drilled.

Desert Peak is unable to determine with certainty which E&P operators will ultimately operate its properties.

When Desert Peak evaluates acquisition opportunities and the likelihood of the successful and complete development of its properties, Desert Peak considers which companies it expects to operate its properties. Historically, many of Desert Peak’s properties have been operated by active, well-capitalized E&P operators that have expressed their intent to execute multi-year, pad-focused development programs. There is no guarantee, however, that such E&P operators will become or remain the E&P operators on Desert Peak’s properties or that their development plans will not change. To the extent Desert Peak’s E&P operators fail to perform at the levels projected or the E&P operator of Desert Peak’s properties or sell their working interests to, are merged with, or are acquired by, another E&P operator that lacks the same level of capitalization or experience, it could adversely affect Desert Peak’s business and expected cash flows.

Desert Peak relies on its E&P operators, third parties and government databases for information regarding its assets and, to the extent that information is incorrect or incomplete, Desert Peak’s financial and operational information and projections may be incorrect.

As an owner of mineral and royalty interests, Desert Peak relies on the E&P operators of the properties to notify it of information regarding production on its properties in a timely and complete manner, as well as the accuracy of information obtained from third parties and government databases. Desert Peak uses this information to evaluate its operations and cash flows, as well as to predict its expected production and possible future locations. To the extent Desert Peak does not timely receive this information or the information is incomplete or incorrect, Desert Peak’s results may be incorrect and its ability to project potential growth may be materially adversely affected. Furthermore, to the extent Desert Peak has to update any publicly disclosed results or projections made in reliance on this incorrect or incomplete information, investors could lose confidence in its reported financial information.

Desert Peak has completed numerous acquisitions of mineral and royalty interests for which separate financial information is not required or provided.

As of December 31, 2021, Desert Peak has completed 180 acquisitions of mineral and royalty interests that are not “significant” under Rule 3-05 of Regulation S-X (“Rule 3-05”). Therefore, Desert Peak is not required to, and has elected not to, provide separate historical financial information in this Proxy Statement relating to those acquisitions. While these acquisitions are not individually or collectively significant for purposes of Rule 3-05, they have or will have an impact on Desert Peak’s financial results and their aggregated effect on its business and results of operations may be material.

Acquisitions and Desert Peak’s E&P operators’ development of Desert Peak’s leases will require substantial capital, and Desert Peak and Desert Peak’s E&P operators may be unable to obtain needed capital or financing on satisfactory terms or at all.

The crude oil and natural gas industry is capital intensive. Desert Peak makes and may continue to make substantial capital expenditures in connection with the acquisition of mineral and royalty interests. To date, Desert Peak has financed capital expenditures primarily with funding from capital contributions and cash generated by operations. In addition, Desert Peak expects to finance capital expenditures with borrowings under its revolving credit facility.

In the future, Desert Peak may need capital in excess of the amounts it retains in its business or borrows under its revolving credit facility. The level of borrowing base available under Desert Peak’s revolving credit facility is largely based on its estimated proved reserves and its lenders’ price decks and underwriting standards in the reserve-based lending space and will be reduced to the extent commodity prices decrease or remain depressed, underwriting standards tighten or the lending syndication market is not sufficiently liquid to obtain lender commitments to a full borrowing base in an amount appropriate for Desert Peak’s assets. Furthermore, Desert Peak cannot assure you that it will be able to access other external capital on terms favorable to it or at all. For example, a significant decline in prices for crude oil and broader economic turmoil may adversely impact Desert Peak’s ability to secure financing in the capital markets on favorable terms. Additionally, Desert Peak’s ability to secure financing or access the capital markets could be adversely affected if financial institutions and institutional lenders elect not to provide funding for fossil fuel energy companies in connection with the adoption of sustainable lending initiatives or are required to adopt policies that have the effect of reducing the funding available to the fossil fuel sector. If Desert Peak is unable to fund its capital requirements, Desert Peak may be unable to complete acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on its results of operation and free cash flow.

Most of Desert Peak’s E&P operators are also dependent on the availability of external debt, equity financing sources and operating cash flows to maintain their drilling programs. If those financing sources are not available to the E&P operators on favorable terms or at all, then Desert Peak expects the development of its properties to be adversely affected. If the development of Desert Peak’s properties is adversely affected, then revenues from Desert Peak’s mineral and royalty interests may decline.

The development of Desert Peak’s PUDs may take longer and may require higher levels of capital expenditures from the E&P operators of Desert Peak’s properties than Desert Peak or they currently anticipate.

As of December 31, 2021, approximately 17% of Desert Peak’s total estimated proved reserves were PUDs and may not be ultimately developed or produced by the E&P operators of its properties. Recovery of PUDs requires significant capital expenditures and successful drilling operations by the E&P operators of Desert Peak’s properties. The reserve data included in the reserve report of Desert Peak’s independent petroleum engineer assume that substantial capital expenditures by the E&P operators of Desert Peak’s properties are required to develop such reserves. Desert Peak typically does not have access to the estimated costs of development of these reserves or the scheduled development plans of its E&P operators. Even when Desert Peak does have such information, Desert Peak cannot be certain that the estimated costs of the development of these reserves are accurate, that its E&P operators will develop the properties underlying its mineral and royalty interests as scheduled or that the results of such development will be as estimated. The development of such reserves may take longer and may require higher levels of capital expenditures from the E&P operators than Desert Peak anticipates. Delays in the development of Desert Peak’s reserves, increases in costs to drill and develop such reserves or decreases or continued volatility in commodity prices will reduce the future net revenues of its estimated PUDs and may result in some projects becoming uneconomical for the E&P operators of its properties. In addition, delays in the development of reserves could force Desert Peak to reclassify certain of its proved reserves as PUDs.

The widespread outbreak of an illness, pandemic (like COVID-19) or any other public health crisis may have material adverse effects on Desert Peak’s business, financial position, results of operations and/or cash flows.

Desert Peak faces risks related to the outbreak of illnesses, pandemics and other public health crises that are outside of its control, and could significantly disrupt its operations and adversely affect its financial condition. For example, the COVID-19 pandemic has caused a disruption to the oil and natural gas industry and to Desert Peak’s business. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, reduced global demand for oil and gas, and created significant volatility and disruption of financial and commodity markets. Furthermore, the COVID-19 pandemic has affected Desert Peak’s operations by

(i) rendering Desert Peak’s personnel unable to access company facilities for an extended period of time, (ii) contributing to a steep decline in commodities prices in 2020, which has reduced activity by Desert Peak’s operators and the amounts of royalty payments Desert Peak receives, (iii) causing some of Desert Peak’s operators to temporarily shut in or curtail production from wells and (iv) reducing the level of potential acquisition opportunities, limiting Desert Peak’s ability to execute on its growth strategy of acquiring additional mineral and royalty interests. Additionally, the steps taken by national, state and local governments to curb the spread of the COVID-19 pandemic, including stay-at-home orders, quarantines, travel restrictions and business shutdowns, and the implications on Desert Peak’s operators’ workforce of a COVID-19 infection, have limited Desert Peak’s operators’ ability to maintain production from Desert Peak’s properties. Such orders and the other impacts of the COVID-19 pandemic may have limited the ability of Desert Peak’s operators to access Desert Peak’s properties and maintain their existing production and development activities, and any similar or more restrictive measures taken in the future could have similar effects.

While Desert Peak’s business and operations have experienced certain effects of the COVID-19 pandemic as described above, the full extent of the impact of the COVID-19 pandemic on Desert Peak’s operational and financial performance, including Desert Peak’s ability to execute its business strategies and initiatives in the expected time frame, is uncertain and depends on various factors, including the demand for oil and natural gas (including the impact that reductions in travel, manufacturing and consumer product demand have had and will have on the demand for commodities), the availability of personnel, equipment and services critical to operating production activities by Desert Peak’s operators and the impact of potential governmental restrictions on travel, transportation and operations. The degree to which the COVID-19 pandemic or any other public health crisis adversely impacts Desert Peak’s operations, financial results and dividend policy will also depend on future developments, which are highly uncertain and cannot be predicted. These developments include, but are not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, its impact on the economy and market conditions, and how quickly and to what extent normal economic and operating conditions can resume. While Desert Peak expects this matter will continue to disrupt its operations in some way, the degree of the adverse financial impact cannot be reasonably estimated at this time.

Desert Peak does not currently plan to enter into hedging arrangements with respect to the crude oil, natural gas and NGL production from its properties, and Desert Peak will be exposed to the impact of decreases in the price of crude oil, natural gas and NGLs.

Desert Peak does not currently plan to enter into hedging arrangements to establish, in advance, a price for the sale of the crude oil, natural gas and NGLs produced from its properties. As a result, although Desert Peak may realize the benefit of any short-term increase in the price of crude oil, natural gas and NGLs, Desert Peak will not be protected against decreases in the price of crude oil, natural gas and NGLs or prolonged periods of low commodity prices, which, in combination with its producing properties being located solely in the Delaware Basin, could materially adversely affect its business, results of operation and cash available for distribution. If Desert Peak enters into hedging arrangements in the future, it may limit Desert Peak’s ability to realize the benefit of rising prices and may result in hedging losses.

In the future, Desert Peak may enter into hedging transactions, which may not be effective in reducing the volatility of its cash flows.

In the future, Desert Peak may enter into hedging transactions with the intent of reducing volatility in its cash flows due to fluctuations in the price of crude oil, natural gas and NGLs. However, these hedging activities may not be as effective as Desert Peak intends in reducing the volatility of its cash flows and, if entered into, are subject to the risks that the terms of the derivative instruments will be imperfect, a counterparty may not perform its obligations under a derivative contract, there may be a change in the expected differential between the underlying commodity price in the derivative instrument and the actual price received, Desert Peak’s hedging policies and procedures may not be properly followed and the steps Desert Peak takes to monitor its derivative financial instruments may not detect and prevent violations of its risk management policies and procedures, particularly if deception or other intentional misconduct is involved. Further, Desert Peak may be limited in receiving the full benefit of increases in crude oil, natural gas and NGLs prices as a result of these hedging transactions. The occurrence of any of these risks could prevent Desert Peak from realizing the benefit of a derivative contract.

Desert Peak’s estimated reserves are based on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of its reserves.

It is not possible to measure underground accumulation of crude oil, natural gas or NGLs in an exact way. Crude oil, natural gas and NGL reserve engineering is not an exact science and requires subjective estimates of underground accumulations of crude oil, natural gas and NGLs and assumptions concerning future crude oil, natural gas and NGL prices, production levels, ultimate recoveries and operating and development costs. As a result, estimated quantities of proved reserves, projections of future production rates and the timing of development expenditures may turn out to be incorrect. Estimates of Desert Peak’s proved reserves and related valuations as of December 31, 2021 and 2020 were prepared by Cawley, Gillespie and Associates, Inc. (“CG&A”). CG&A conducted a detailed review of all of Desert Peak’s properties for the period covered by its reserve report using information provided by Desert Peak. Over time, Desert Peak may make material changes to reserve estimates taking into account the results of actual drilling, testing and production and changes in prices. In addition, certain assumptions regarding future crude oil, natural gas and NGL prices, production levels and operating and development costs may prove incorrect. For example, due to the deterioration in commodity prices and operator activity in 2020 as a result of the COVID-19 pandemic and other factors, the commodity price assumptions used to calculate Desert Peak’s reserves estimates declined, which in turn lowered its proved reserve estimates. A substantial portion of Desert Peak’s reserve estimates are made without the benefit of a lengthy production history, which are less reliable than estimates based on a lengthy production history. Any significant variance from these assumptions to actual figures could greatly affect Desert Peak’s estimates of reserves and future cash generated from operations. Numerous changes over time to the assumptions on which Desert Peak’s reserve estimates are based, as described above, often result in the actual quantities of crude oil, natural gas and NGLs that are ultimately recovered being different from its reserve estimates.

Furthermore, the present value of future net cash flows from Desert Peak’s proved reserves is not necessarily the same as the current market value of its estimated reserves. In accordance with rules established by the SEC and the Financial Accounting Standards Board (the “FASB”), Desert Peak bases the estimated discounted future net cash flows from its proved reserves on the twelve-month average oil and gas index prices, calculated as the unweighted arithmetic average for the first-day-of-the-month price for each month, and costs in effect on the date of the estimate, holding the prices and costs constant throughout the life of the properties. Actual future prices and costs may differ materially from those used in the present value estimate, and future net present value estimates using then current prices and costs may be significantly less than the current estimate. In addition, the 10% discount factor Desert Peak uses when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with Desert Peak or the crude oil and natural gas industry in general.

Estimates of proved reserves that have not been prepared or audited by an independent reserve engineering firm may not be as reliable or accurate as estimates of proved reserves that have been prepared or audited by an independent reserve engineering firm.

Estimates of proved oil and natural gas reserves are inherently uncertain, and any material inaccuracies in Desert Peak’s reserve estimates will materially affect the quantities and values of its reserves. The estimates of the proved reserves attributable to the Source Assets and the Chambers Acquisition as of December 31, 2020 included in this Proxy Statement were prepared by Desert Peak’s internal reserve engineers and professionals and have not been reviewed or audited by an independent reserve engineering firm. Desert Peak’s internal estimates of proved reserves may differ materially from independent proved reserve estimates as a result of the estimation process employed by an independent reserve engineering firm. Desert Peak’s internal proved reserve estimates are based upon various assumptions, including assumptions required by the SEC related to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

Desert Peak relies on a small number of key individuals whose absence or loss could adversely affect its business.

Many key responsibilities within Desert Peak’s business have been assigned to a small number of individuals. Desert Peak relies on members of its executive management team for their knowledge of the crude oil and natural gas industry, relationships within the industry and experience in identifying, evaluating and completing acquisitions, especially in the Permian Basin. The loss of their services could adversely affect Desert Peak’s business. In particular, the loss of the services of one or more members of Desert Peak’s executive team could disrupt its business. Further, Desert Peak does not maintain “key person” life insurance policies on any of its executive team or other key personnel. As a result, Desert Peak is not insured against any losses resulting from the death of these key individuals.

Acreage must be drilled before lease expiration, generally within three to five years, in order to hold the acreage by production. Desert Peak’s E&P operators’ failure to drill sufficient wells to hold acreage may result in the deferral of prospective drilling opportunities. In addition, Desert Peak’s ORRIs may be lost if the underlying acreage is not drilled before the expiration of the applicable lease or if the lease otherwise terminates.

Leases on crude oil and natural gas properties typically have a term of three to five years, after which they expire unless, prior to expiration, production is established within the spacing units covering the undeveloped acres. In addition, even if production or drilling is established during such primary term, if production or drilling ceases on the leased property, the lease typically terminates, subject to certain exceptions.

Any reduction in Desert Peak’s E&P operators’ drilling programs, either through a reduction in capital expenditures or the unavailability of drilling rigs, could result in the expiration of existing leases. If the lease governing any of Desert Peak’s mineral interests expires or terminates, all mineral rights revert back to Desert Peak and Desert Peak will have to seek new lessees to explore and develop such mineral interests. If the lease underlying any of Desert Peak’s overriding royalty interests (“ORRIs”) expires or terminates, Desert Peak’s ORRIs that are derived from such lease will also terminate. Any such expirations or terminations of Desert Peak’s leases or its ORRIs could materially and adversely affect its financial condition, results of operations and cash flows.

If an owner of working interests burdened by Desert Peak’s ORRIs declares bankruptcy and a court determines that all or a portion of such ORRIs were part of the bankruptcy estate, Desert Peak could be treated as an unsecured creditor with respect to such ORRIs.

In determining whether ORRIs may be treated as part of a bankruptcy estate, a court may take into consideration a variety of factors including, among others, whether ORRIs are typically characterized as a real property interest under applicable state law, the terms conveying the ORRIs and related working interests and the applicable state law procedures required to perfect the interests such parties intend to create. Desert Peak believes that its ORRIs would be treated as an interest in real property in the states where they are located and, therefore, would not likely be considered a part of the bankruptcy estate. Nevertheless, the outcome is not certain. As such, if an owner of working interests burdened by Desert Peak’s ORRIs declares bankruptcy, a court may determine that all or a portion of such ORRIs are part of the bankruptcy estate. In that event, Desert Peak would be treated as a creditor in the bankruptcy case. Although holders of ORRIs may be entitled to statutory liens and/or other protections under applicable state law that could be enforceable in bankruptcy, there is no guarantee that such security interests or other protections would apply. Therefore, Desert Peak could be treated as an unsecured creditor of the debtor working interest holder and could lose the entire value of such ORRI.

Operating hazards and uninsured risks may result in substantial losses to Desert Peak or its E&P operators, and any losses could adversely affect Desert Peak’s results of operations and cash flows.

The operations of Desert Peak’s E&P operators will be subject to all of the hazards and operating risks associated with drilling for and production of crude oil, natural gas and NGLs, including the risk of fire, explosions, blowouts, surface cratering, uncontrollable flows of crude oil, natural gas, NGLs and formation water, pipe or pipeline failures, abnormally pressured formations, casing collapses and environmental hazards such as crude oil and NGL spills, natural gas leaks and ruptures or discharges of toxic gases. In addition, their operations will be subject to risks associated with hydraulic fracturing, including any mishandling, surface spillage or potential underground migration of fracturing fluids, including chemical additives. The occurrence of any of these events could result in substantial losses to Desert Peak’s E&P operators due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigations and penalties, suspension of operations and repairs required to resume operations.

Loss of Desert Peak’s or its E&P operators’ information and computer systems, including as a result of cyber attacks, could materially and adversely affect Desert Peak’s business.

Desert Peak and its E&P operators rely on electronic systems and networks to control and manage Desert Peak’s respective businesses. If any of such programs or systems were to fail for any reason, including as a result of a cyber attack, or create erroneous information in Desert Peak’s or its E&P operators’ hardware or software network infrastructure, possible consequences could be significant, including loss of communication links and inability to automatically process commercial transaction or engage in similar automated or computerized business activities. Although Desert Peak has multiple layers of security to mitigate risks of cyber attacks, cyber attacks on business have escalated in recent years. Moreover, Desert Peak’s E&P operators are becoming increasingly dependent on digital technologies to conduct certain exploration, development, production and processing activities, including interpreting seismic data, managing drilling rigs, production activities and gathering systems, conducting reservoir modeling and estimating reserves. The U.S. government has issued public warnings that indicate that energy assets might be specific targets of cyber security threats. If Desert Peak’s E&P operators become the target of cyber attacks of information security breaches, their business operations may be substantially disrupted, which could have an adverse effect on Desert Peak’s results of operations. In addition, Desert Peak’s and its E&P operators efforts to monitor, mitigate and manage these evolving risks may result in increased capital and operating costs, and there can be no assurance that such efforts will be sufficient to prevent attacks or breaches from occurring.

A terrorist attack or armed conflict could harm Desert Peak’s business.

Terrorist activities, anti-terrorist activities and other armed conflicts involving the United States or other countries may adversely affect the United States and global economies and could prevent Desert Peak from meeting its financial and other obligations. For example, on February 24, 2022, Russia launched a large-scale invasion of Ukraine that has led to significant armed hostilities. As a result, the United States, the United Kingdom, the member states of the European Union and other public and private actors have levied severe sanctions on Russia. The geopolitical and macroeconomic consequences of this invasion and associated sanctions cannot be predicted, and such events, or any further hostilities in Ukraine or elsewhere, could severely impact the world economy. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for crude oil, natural gas and NGLs, potentially putting downward pressure on demand for Desert Peak’s E&P operators’ services and causing a reduction in its revenues. Crude oil, natural gas and NGL related facilities, including those of Desert Peak’s operators, could be direct targets of terrorist attacks, and, if infrastructure integral to its E&P operators is destroyed or damaged, they may experience a significant disruption in their operations. Any such disruption could materially adversely affect Desert Peak’s financial condition, results of operations and cash flows. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

Risks Related to Desert Peak’s Industry

A substantial majority of Desert Peak’s revenues from the crude oil and gas producing activities of its E&P operators are derived from royalty payments that are based on the price at which crude oil, natural gas and NGLs produced from the acreage underlying its interests are sold. Prices of crude oil, natural gas and NGLs are volatile due to factors beyond Desert Peak’s control. A substantial or extended decline in commodity prices may adversely affect Desert Peak’s business, financial condition, results of operations and cash flows.

Desert Peak’s revenues, operating results, discretionary cash flows and the carrying value of its mineral and royalty interests depend significantly upon the prevailing prices for crude oil, natural gas and NGLs. Historically, crude oil, natural gas and NGL prices and their applicable basis differentials have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond Desert Peak’s control, including:

•	the domestic and foreign supply of and demand for crude oil, natural gas and NGLs;

•	the level of prices and market expectations about future prices of crude oil, natural gas and NGLs;

•	the level of global crude oil, natural gas and NGL E&P;

•	the cost of exploring for, developing, producing and delivering crude oil, natural gas and NGLs;

•	the price and quantity of foreign imports and U.S. exports of crude oil, natural gas and NGLs;

•	the level of U.S. domestic production;

•

political and economic conditions and events in foreign oil, natural gas and NGL producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America and China and acts of terrorism or sabotage;

•

global or national health concerns, including the outbreak of an illness pandemic (like COVID-19), which may reduce demand for crude oil, natural gas and NGLs due to reduced global or national economic activity;

•	the ability of members of OPEC and other oil exporting nations to agree to and maintain crude oil price and production controls;

•	speculative trading in crude oil, natural gas and NGL derivative contracts;

•	the level of consumer product demand;

•	weather conditions and other natural disasters, such as hurricanes and winter storms, the frequency and impact of which could be increased by the effects of climate change;

•	technological advances affecting energy consumption, energy storage and energy supply;

•	domestic and foreign governmental regulations and taxes;

•

the continued threat of terrorism and the impact of military and other action, including U.S. military operations in the Middle East and economic sanctions such as those imposed by the U.S. on oil and gas exports from Iran;

•	the proximity, cost, availability and capacity of crude oil, natural gas and NGL pipelines and other transportation facilities;

•	the price and availability of alternative fuels; and

•	overall domestic and global economic conditions.

These factors and the volatility of the energy markets make it extremely difficult to predict future crude oil, natural gas and NGL price movements with any certainty. For example, during the past five years, the posted price for West Texas Intermediate (“WTI”) light sweet crude oil has ranged from a historic, record low price of negative ($36.98) per barrel (“Bbl”) in April 2020 to a high of $123.64 per Bbl in March 2022, and the Henry Hub spot market price for natural gas has ranged from a low of $1.33 per metric million British thermal unit (“MMBtu”) in September 2020 to a high of $23.86 per MMBtu in February 2021. Certain actions by OPEC+ in the first half of 2020, combined with the impact of the continued outbreak of the COVID-19 pandemic and a shortage in available storage for hydrocarbons in the U.S., contributed to the historic low price for crude oil in April 2020. While the prices for crude oil have begun to stabilize and also increase, such prices have historically remained volatile, which has adversely affected the prices at which production from Desert Peak’s properties is sold as well as the production activities of operators on Desert Peak’s properties and may continue to do so in the future. This, in turn, has and will materially affect the amount of royalty payments that Desert Peak receives from such operators.

Any substantial decline in the price of crude oil, natural gas and NGLs or prolonged period of low commodity prices will materially adversely affect Desert Peak’s business, financial condition, results of operations and cash flows. In addition, lower crude oil, natural gas and NGL prices may reduce the amount of crude oil, natural gas and NGLs that can be produced economically by Desert Peak’s E&P operators, which may reduce its E&P operators’ willingness to develop its properties. This may result in Desert Peak having to make substantial downward adjustments to its estimated proved reserves, which could negatively impact the borrowing base under its revolving credit facility and its ability to fund its operations. If this occurs or if production estimates change or exploration or development results deteriorate, the successful efforts method of accounting principles may require Desert Peak to write down, as a non-cash charge to earnings, the carrying value of its crude oil and natural gas properties. Desert Peak’s E&P operators could also determine during periods of low commodity prices to shut in or curtail production from wells on Desert Peak’s properties. In addition, they could determine during periods of low commodity prices to plug and abandon marginal wells that otherwise may have been allowed to continue to produce for a longer period under conditions of higher prices. Specifically, they may abandon any well if they reasonably believe that the well can no longer produce crude oil, natural gas or NGLs in commercially paying quantities. Desert Peak may choose to use various derivative instruments in connection with anticipated crude oil, natural gas and NGL sales to minimize the impact of commodity price fluctuations. However, Desert Peak cannot hedge the entire exposure of its operations from commodity price volatility. To the extent Desert Peak does not hedge against commodity price volatility, or its hedges are not effective, Desert Peak’s results of operations and financial position may be diminished.

If commodity prices decrease to a level such that Desert Peak’s future undiscounted cash flows from its properties are less than their carrying value, Desert Peak may be required to take write-downs of the carrying values of its properties.

Accounting rules require that Desert Peak periodically review the carrying value of its properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, production data, economics and other factors, Desert Peak may be required to write down the carrying value of its properties. Desert Peak evaluates the carrying amount of its proved oil, natural gas and NGL properties for impairment whenever events or changes in circumstances indicate that a property’s carrying amount may not be recoverable. If the carrying value exceeds the estimated undiscounted future cash flows Desert Peak would estimate the fair value of its properties and record an impairment charge for any excess of the carrying value of the properties over the estimated fair value of the properties. Factors used to estimate fair value may include estimates of proved reserves, future commodity prices, future production estimates and a commensurate discount rate. Because estimated undiscounted future cash flows have exceeded the carrying value of Desert Peak’s proved properties to date, it has not been necessary for Desert Peak to estimate the fair value of its properties under GAAP for successful efforts accounting. As a result, Desert Peak has not recorded any impairment expenses associated with its proved properties. While Desert Peak did not record any impairment during the year ended December 31, 2021, for the year ended December 31, 2020, Desert Peak recorded an impairment charge of $812,000 in connection with capitalized acquisition costs for a prospective mineral interest acquisition that it did not complete. The risk that Desert Peak will be required to recognize impairments of its crude oil, natural gas and NGL properties increases during periods of low commodity prices. In addition, impairments would occur if Desert Peak were to experience sufficient downward adjustments to its estimated proved reserves or the present value of estimated future net revenues. An impairment recognized in one period may not be reversed in a subsequent period. Desert Peak may incur impairment charges in the future, which could materially adversely affect its results of operations for the periods in which such charges are taken.

The unavailability, high cost or shortages of rigs, equipment, raw materials, supplies or personnel may restrict or result in increased costs for E&P operators related to developing and operating Desert Peak’s properties.

The crude oil and natural gas industry is cyclical, which can result in shortages of drilling rigs, equipment, raw materials (particularly water and sand and other proppants), supplies and personnel. When shortages occur, the costs and delivery times of rigs, equipment and supplies increase and demand for, and wage rates of, qualified drilling rig crews also rise with increases in demand. Desert Peak cannot predict whether these conditions will exist in the future and, if so, what their timing and duration will be. In accordance with customary industry practice, Desert Peak’s E&P operators rely on independent third-party service providers to provide many of the services and equipment necessary to drill new wells. If Desert Peak’s E&P operators are unable to secure a sufficient number of drilling rigs at reasonable costs, Desert Peak’s financial condition and results of operations could suffer. Shortages of drilling rigs, equipment, raw materials, supplies, personnel, trucking services, tubulars, hydraulic fracturing and completion services and production equipment could delay or restrict Desert Peak’s E&P operators’ exploration and development operations, which in turn could have a material adverse effect on Desert Peak’s financial condition, results of operations and cash flows.

The marketability of crude oil, natural gas and NGL production is dependent upon transportation and processing and refining facilities, which neither Desert Peak nor many of its E&P operators control. Any limitation in the availability of those facilities could interfere with Desert Peak’s or its E&P operators’ ability to market Desert Peak’s or its E&P operators’ production and could harm Desert Peak’s business.

The marketability of Desert Peak’s or its E&P operators’ production depends in part on the availability, proximity and capacity of pipelines, tanker trucks and other transportation methods, and processing and refining facilities owned by third parties. Neither Desert Peak nor its E&P operators control these third-party facilities and Desert Peak’s E&P operators’ access to them may be limited or denied. Insufficient production from the wells on Desert Peak’s acreage or a significant disruption in the availability of third-party transportation facilities or other production facilities could adversely impact Desert Peak’s E&P operators’ ability to deliver, to market or produce oil and natural gas and thereby cause a significant interruption in Desert Peak’s operators’ operations. If they are unable, for any sustained period, to implement acceptable delivery or transportation arrangements or encounter production related difficulties, they may be required to shut in or curtail production. In addition, the amount of crude oil that can be produced and sold is subject to curtailment in certain other circumstances outside of Desert Peak’s or its operators’ control, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of available capacity on these systems, tanker truck availability and extreme weather conditions. Also, production from Desert Peak’s wells may be insufficient to support the construction of pipeline facilities, and the shipment of Desert Peak’s or its E&P operators’ crude oil, natural gas and NGLs on third-party pipelines may be curtailed or delayed if it does not meet the quality specifications of the pipeline owners. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, Desert Peak and its E&P operators are provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in gathering system or transportation, processing or refining-facility capacity, or an inability to obtain favorable terms for delivery of the crude oil and natural gas produced from Desert Peak’s acreage, could reduce Desert Peak’s or its E&P operators’ ability to market the production from Desert Peak’s properties and have a material adverse effect on Desert Peak’s financial condition, results of operations and cash flows. Desert Peak’s or its E&P operators’ access to transportation options and the prices Desert Peak or its E&P operators receive can also be affected by federal and state regulation—including regulation of crude oil, natural gas and NGL production, transportation and pipeline safety—as well by general economic conditions and changes in supply and demand.

In addition, the third parties on whom Desert Peak or its E&P operators rely for transportation services are subject to complex federal, state, tribal and local laws that could adversely affect the cost, manner or feasibility of conducting Desert Peak’s business.

Drilling for and producing crude oil, natural gas and NGLs are high-risk activities with many uncertainties that may materially adversely affect Desert Peak’s business, financial condition, results of operations and cash flows.

The drilling activities of the E&P operators of Desert Peak’s properties will be subject to many risks. For example, Desert Peak will not be able to assure you that wells drilled by the E&P operators of its properties will be productive. Drilling for crude oil, natural gas and NGLs often involves unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient crude oil, natural gas or NGLs to return a profit at then realized prices after deducting drilling, operating and other costs. The seismic data and other technologies used do not provide conclusive knowledge prior to drilling a well that crude oil, natural gas or NGLs are present or that a well can be produced economically. The costs of exploration, exploitation and development activities are subject to numerous uncertainties beyond Desert Peak’s control and increases in those costs can adversely affect the economics of a project. Further, Desert Peak’s E&P operators’ drilling and producing operations may be curtailed, delayed, canceled or otherwise negatively impacted as a result of other factors, including:

•	unusual or unexpected geological formations;

•	loss of drilling fluid circulation;

•	title problems;

•	facility or equipment malfunctions;

•	unexpected operational events;

•	shortages or delivery delays of equipment and services;

•	compliance with environmental and other governmental requirements; and

•

adverse weather conditions, including the recent winter storms in February 2021 that adversely affected operator activity and production volumes in the southern United States, including in the Delaware Basin.

Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and other regulatory penalties. In the event that planned operations, including the drilling of development wells, are delayed or cancelled, or existing wells or development wells have lower than anticipated production due to one or more of the factors above or for any other reason, Desert Peak’s financial condition, results of operations and cash flows may be materially adversely affected.

Competition in the crude oil and natural gas industry is intense, which may adversely affect Desert Peak’s and its E&P operators’ ability to succeed.

The crude oil and natural gas industry is intensely competitive, and the E&P operators of Desert Peak’s properties compete with other companies that may have greater resources. Many of these companies explore for and produce crude oil, natural gas and NGLs, carry on midstream and refining operations, and market petroleum and other products on a regional, national or worldwide basis. In addition, these companies may have a greater ability to continue exploration activities during periods of low crude oil, natural gas and NGL market prices. Desert Peak’s E&P operators’ larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than Desert Peak’s E&P operators can, which would adversely affect Desert Peak’s E&P operators’ competitive position. Desert Peak’s E&P operators may have fewer financial and human resources than many companies in Desert Peak’s E&P operators’ industry and may be at a disadvantage in bidding for exploratory prospects and producing crude oil and natural gas properties. Furthermore, the crude oil and natural gas industry has experienced recent consolidation among some operators, which has resulted in certain instances of combined companies with larger resources. Such combined companies may compete against Desert Peak’s E&P operators or, in the case of consolidation among Desert Peak’s E&P operators, may choose to focus their operations on areas outside of Desert Peak’s properties. In addition, Desert Peak’s ability to acquire additional properties and to discover reserves in the future will be dependent upon its ability to evaluate and select suitable properties and to consummate transaction in a highly competitive environment.

A deterioration in general economic, business, political or industry conditions would materially adversely affect Desert Peak’s results of operations, financial condition and cash flows.

Concerns over global economic conditions, energy costs, geopolitical issues, the impacts of the COVID-19 pandemic, inflation, the availability and cost of credit and slow economic growth in the United States have contributed to economic uncertainty and diminished expectations for the global economy. Additionally, acts of protest and civil unrest have caused economic and political disruption in the United States. Meanwhile, continued hostilities in the Middle East and the occurrence or threat of terrorist attacks in the United States or other countries could adversely affect the economies of the United States and other countries. Concerns about global economic growth have had a significant adverse impact on global financial markets and commodity prices. An oversupply of crude oil in 2020 led to a severe decline in worldwide crude oil prices in 2020. If the economic climate in the United States or abroad deteriorates, worldwide demand for petroleum products could further diminish, which could impact the price at which crude oil, natural gas and NGLs from Desert Peak’s properties are sold, affect the ability of Desert Peak’s E&P operators to continue operations and ultimately materially adversely impact Desert Peak’s results of operations, financial condition and cash flows.

Conservation measures, technological advances and increasing attention to ESG matters could materially reduce demand for crude oil, natural gas and NGLs, availability of capital and adversely affect Desert Peak’s results of operations.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to crude oil, natural gas and NGLs, technological advances in fuel economy and energy-generation devices could reduce demand for crude oil, natural gas and NGLs. The impact of the changing demand for crude oil, natural gas and NGL services and products may have a material adverse effect on Desert Peak’s business, financial condition, results of operations and cash flows. It is also possible that the concerns about the production and use of fossil fuels will reduce the sources of financing available to Desert Peak. For example, certain segments of the investor community have developed negative sentiment towards investing in the oil and gas industry. Recent equity returns in the sector versus other industry sectors have led to lower oil and gas representation in certain key equity market indices. In addition, some investors, including investment advisors and certain sovereign wealth, pension funds, university endowments and family foundations, have stated policies to divest from, or not provide funding to, the oil and gas sector based on their social and environmental considerations. Furthermore, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to environmental, social and governance (“ESG”) matters. Such ratings are used by some investors and other financial institutions to inform their investment, financing and voting decisions, and unfavorable ESG ratings may lead to increased negative sentiment toward oil and gas companies from such institutions. Certain other stakeholders have also pressured commercial and investment banks to stop financing oil and gas and related infrastructure projects. Such developments, including environmental activism and initiatives aimed at limiting climate change and reducing air pollution, could result in downward pressure on the stock prices of oil and gas companies, and also adversely affect Desert Peak’s availability of capital.

Risks Related to Environmental and Regulatory Matters

Crude oil, natural gas and NGL operations are subject to various governmental laws and regulations. Compliance with these laws and regulations can be burdensome and expensive for Desert Peak’s E&P operators, and failure to comply could result in its E&P operators incurring significant liabilities, either of which may impact its E&P operators’ willingness to develop Desert Peak’s interests.

Desert Peak’s E&P operators’ activities on the properties in which Desert Peak holds interests are subject to various federal, state and local governmental regulations that may change from time to time in response to economic and political conditions. Matters subject to regulation include drilling operations, production and distribution activities, discharges or releases of pollutants or wastes, plugging and abandonment of wells, maintenance and decommissioning of other facilities, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity to conserve supplies of crude oil, natural gas and NGLs. For example, in January 2021, President Biden signed an Executive Order that, among other things, instructed the Secretary of the Interior to pause new oil and natural gas leases on public lands or in offshore waters pending completion of a comprehensive review and reconsideration of federal oil and natural gas permitting and leasing practices; however, in June 2021, a federal judge for the U.S. District Court of the Western District of Louisiana issued a nationwide preliminary injunction against the pause of new oil and natural gas leases while litigation challenging the Executive Order and its implementation is ongoing. In November 2021, the Department of the Interior issued a report recommending various changes to the federal leasing program, though many such changes would require Congressional action. Substantially all of Desert Peak’s interests are located on private lands, but Desert Peak cannot predict the full impact of these developments or whether the Biden Administration may pursue further restrictions. President Biden also issued an Executive Order directing all federal agencies to review and take action to address any federal regulations, orders, guidance documents, policies and any similar agency actions during the prior administration that may be inconsistent with the current administration’s policies. Further actions of President Biden, and the Biden Administration, including actions focused on addressing climate change, may negatively impact oil and gas operations and favor renewable energy projects in the United States, which may negatively impact the demand for oil and natural gas.

In addition, the production, handling, storage and transportation of crude oil, natural gas and NGLs, as well as the remediation, emission and disposal of crude oil, natural gas and NGL wastes, by-products thereof and other substances and materials produced or used in connection with crude oil, natural gas and NGL operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of worker health and safety, natural resources and the environment. Failure to comply with these laws and regulations may result in the assessment of sanctions on Desert Peak’s E&P operators, including administrative, civil or criminal penalties, permit revocations, requirements for additional pollution controls and injunctions limiting or prohibiting some or all of Desert Peak’s E&P operators’ operations on Desert Peak’s properties. Moreover, these laws and regulations have generally imposed increasingly strict requirements related to water use and disposal, air pollution control, species protection, and waste management, among other matters.

Laws and regulations governing E&P may also affect production levels. Desert Peak’s E&P operators must comply with federal and state laws and regulations governing conservation matters, including, but not limited to:

•	provisions related to the unitization or pooling of the crude oil and natural gas properties;

•	the establishment of maximum rates of production from wells;

•	the spacing of wells;

•	the plugging and abandonment of wells; and

•	the removal of related production equipment.

Additionally, federal and state regulatory authorities may expand or alter applicable pipeline-safety laws and regulations, compliance with which may require increased capital costs for third-party crude oil, natural gas and

NGL transporters. These transporters may attempt to pass on such costs to Desert Peak’s E&P operators, which in turn could affect profitability on the properties in which Desert Peak owns mineral and royalty interests.

Desert Peak’s E&P operators must also comply with laws and regulations prohibiting fraud and market manipulations in energy markets. To the extent the E&P operators of Desert Peak’s properties are shippers on interstate pipelines, they must comply with the tariffs of those pipelines and with federal policies related to the use of interstate capacity.

Desert Peak’s E&P operators may be required to make significant expenditures to comply with the governmental laws and regulations described above and may be subject to potential fines and penalties if they are found to have violated these laws and regulations. Desert Peak believes the trend of more expansive and stricter environmental legislation and regulations will continue. Please read “Information About Desert Peak—Business—Regulation” for a description of the laws and regulations that affect Desert Peak’s E&P operators and that may affect Desert Peak. These and other potential regulations could increase the operating costs of Desert Peak’s E&P operators and delay production and may ultimately impact Desert Peak’s E&P operators’ ability and willingness to develop Desert Peak’s properties.

Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could cause Desert Peak’s E&P operators to incur increased costs, additional operating restrictions or delays and have fewer potential drilling locations.

Desert Peak’s E&P operators engage in hydraulic fracturing. Hydraulic fracturing is a common practice that is used to stimulate production of hydrocarbons from tight formations, including shales. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. Currently, hydraulic fracturing is generally exempt from regulation under the Underground Injection Control program of the U.S. Safe Drinking Water Act (“SDWA”) and is typically regulated by state oil and gas commissions or similar agencies.

However, several federal agencies have asserted regulatory authority over certain aspects of the process. For example, in June 2016, the Environmental Protection Agency (the “EPA”) published an effluent limit guideline final rule prohibiting the discharge of wastewater from onshore unconventional oil and gas extraction facilities to publicly owned wastewater treatment plants. Also, from time to time, legislation has been introduced, but not enacted, in the U.S. Congress to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the hydraulic fracturing process. This or other federal legislation related to hydraulic fracturing may be considered again in the future, though Desert Peak cannot predict the extent of any such legislation at this time.

Moreover, some states and local governments have adopted, and other governmental entities are considering adopting, regulations that could impose more stringent permitting, disclosure and well-construction requirements on hydraulic fracturing operations, including states in which Desert Peak’s properties are located. For example, Texas, among others, has adopted regulations that impose new or more stringent permitting, disclosure, disposal and well construction requirements on hydraulic fracturing operations. States could also elect to prohibit high volume hydraulic fracturing altogether. In addition to state laws, local land use restrictions, such as city ordinances, may restrict drilling in general and/or hydraulic fracturing in particular.

Increased regulation and attention given to the hydraulic fracturing process, including the disposal of produced water gathered from drilling and production activities, could lead to greater opposition to, and litigation concerning, crude oil, natural gas and NGL production activities using hydraulic fracturing techniques in areas where Desert Peak owns mineral and royalty interests. Additional legislation or regulation could also lead to operational delays or increased operating costs for Desert Peak’s E&P operators in the production of crude oil, natural gas and NGLs, including from the development of shale plays, or could make it more difficult for Desert Peak’s E&P operators to perform hydraulic fracturing. The adoption of any federal, state or local laws or the implementation of regulations regarding hydraulic fracturing could potentially cause a decrease in Desert Peak’s E&P operators’ completion of new crude oil and natural gas wells on Desert Peak’s properties and an associated decrease in the production attributable to Desert Peak’s interests, which could have a material adverse effect on Desert Peak’s business, financial condition and results of operations.

Legislation or regulatory initiatives intended to address seismic activity could restrict Desert Peak’s E&P operators’ drilling and production activities, as well as Desert Peak’s operators’ ability to dispose of produced water gathered from such activities, which could have a material adverse effect on their future business, which in turn could have a material adverse effect on Desert Peak’s business.

State and federal regulatory agencies have recently focused on a possible connection between hydraulic fracturing related activities, particularly the underground injection of wastewater into disposal wells, and the increased occurrence of seismic activity, and regulatory agencies at all levels are continuing to study the possible linkage between oil and gas activity and induced seismicity. For example, in 2015, the United States Geological Study (“USGS”) identified eight states, including New Mexico, Oklahoma and Texas, with areas of increased rates of induced seismicity that could be attributed to fluid injection or oil and gas extraction.

In addition, a number of lawsuits have been filed alleging that disposal well operations have caused damage to neighboring properties or otherwise violated state and federal rules regulating waste disposal. In response to these concerns, regulators in some states are seeking to impose additional requirements, including requirements in the permitting of produced water disposal wells or otherwise to assess the relationship between seismicity and the use of such wells. For example, the Texas Railroad Commission has previously published a rule governing permitting or re-permitting of disposal wells that would require, among other things, the submission of information on seismic events occurring within a specified radius of the disposal well location, as well as logs, geologic cross sections and structure maps relating to the disposal area in question. If the permittee or an applicant of a disposal well permit fails to demonstrate that the produced water or other fluids are confined to the disposal zone or if scientific data indicates such a disposal well is likely to be or determined to be contributing to seismic activity, then the agency may deny, modify, suspend or terminate the permit application or existing operating permit for that well. The Texas Railroad Commission has used this authority to deny permits for waste disposal wells. In some instances, regulators may also order that disposal wells be shut in. In late 2021, the Texas Railroad Commission issued a notice to operators of disposal wells in the Midland area to reduce saltwater disposal well actions and provide certain data to the commission. Separately, in November 2021, New Mexico implemented protocols requiring operators to take various actions within a specified proximity of certain seismic activity, including a requirement to limit injection rates if a seismic event is of a certain magnitude. As a result of these developments, Desert Peak’s operators may be required to curtail operations or adjust development plans, which may adversely impact Desert Peak’s business.

Desert Peak’s operators will likely dispose of large volumes of produced water gathered from their drilling and production operations by injecting it into wells pursuant to permits issued by governmental authorities overseeing such disposal activities. While these permits will be issued pursuant to existing laws and regulations, these legal requirements are subject to change, which could result in the imposition of more stringent operating constraints or new monitoring and reporting requirements, owing to, among other things, concerns of the public or governmental authorities regarding such gathering or disposal activities. The adoption and implementation of any new laws or regulations that restrict Desert Peak’s E&P operators’ ability to use hydraulic fracturing or dispose of produced water gathered from drilling and production activities by limiting volumes, disposal rates, disposal well locations or otherwise, or requiring them to shut down disposal wells, could have a material adverse effect on Desert Peak’s business, financial condition and results of operations.

As a result of judicial interpretation of the Relinquishment Act, certain of Desert Peak’s surface rights entitle it to receive a fixed, lease operating expense and capital cost-free percentage of any oil and natural gas produced from reserves underlying the property. If the Relinquishment Act were to be amended or repealed or Desert Peak was subject to an unfavorable ruling under the Relinquishment Act, Desert Peak may no longer be able to derive additional rights to production from its ownership of surface rights, which may have a material adverse effect on its results of operations and cash flows.

Under the Relinquishment Act of 1919, as amended (the “Relinquishment Act”), the State of Texas owns mineral rights in certain lands. As a result of judicial interpretation of the Relinquishment Act, the surface owner of such lands may act as an agent for the state in negotiating and executing mineral leases, and, if the state approves the lease terms, the applicable surface owner receives an interest in the resulting royalty interest. Approximately 9% of Desert Peak’s net royalty acres (“NRAs”) as of December 31, 2021 were from the rights it received in this manner. However, if the Relinquishment Act were to be amended or repealed or if Desert Peak were subject to an unfavorable ruling under the Relinquishment Act, Desert Peak may no longer be able to derive revenue from the corresponding mineral rights, which may have a material adverse effect on its results of operations and cash flows.

Restrictions on the ability of Desert Peak’s E&P operators to obtain water may have an adverse effect on Desert Peak’s financial condition, results of operations and cash flows.

Water is an essential component of crude oil, natural gas and NGL production during both the drilling and hydraulic fracturing processes. Over the past several years, parts of the country, and in particular Texas, have experienced extreme drought conditions. As a result of this severe drought, some local water districts have begun restricting the use of water subject to their jurisdiction for hydraulic fracturing to protect local water supply. Such conditions may be exacerbated by climate change. If Desert Peak’s E&P operators are unable to obtain water to use in their operations from local sources, or if Desert Peak’s E&P operators are unable to effectively utilize flowback water, they may be unable to economically drill for or produce crude oil, natural gas and NGLs from Desert Peak’s properties, which could have an adverse effect on Desert Peak’s financial condition, results of operations and cash flows.

Desert Peak’s operations, and those of its E&P operators, are subject to a series of risks arising from climate change.

Climate change continues to attract considerable public and scientific attention. As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of carbon dioxide, methane and other “greenhouse gases” (“GHGs”). These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG reporting and tracking programs and regulations that directly limit GHG emissions from certain sources.

In the United States, no comprehensive climate change legislation has been implemented at the federal level. However, President Biden has highlighted addressing climate change as a priority of his administration and has issued several Executive Orders addressing climate change. Moreover, following the U.S. Supreme Court finding that GHG emissions constitute a pollutant under the Clean Air Act (the “CAA”), the EPA has adopted regulations that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources, require the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources in the United States, and together with the U.S. Department of Transportation (the “DOT”), implementing GHG emissions limits on vehicles manufactured for operation in the United States. The regulation of methane from oil and gas facilities has been subject to uncertainty in recent years. In September 2020, the Trump Administration revised prior regulations to rescind certain methane standards and remove the transmission and storage segments from the source category for certain regulations. However, subsequently, the U.S. Congress approved, and President Biden signed into law, a resolution under the Congressional Review Act to repeal the September 2020 revisions to the methane standards, effectively reinstating the prior standards. Additionally, in November 2021, the EPA issued a proposed rule that, if finalized, would establish OOOO(b) new source and OOOO(c) first-time existing source standards of performance for methane and volatile organic compound emissions for oil and gas facilities. Operators of affected facilities will have to comply with specific standards of performance to include leak detection using optical gas imaging and subsequent repair requirement, and reduction of emissions by 95% through capture and control systems. The EPA plans to issue a supplemental proposal in 2022 containing additional requirements not included in the November 2021 proposed rule and anticipates the issuance of a final rule by the end of the year. We cannot predict the scope of any final methane regulatory requirements or the cost to comply with such requirements. However, given the long-term trend toward increasing regulation, future federal GHG regulations of the oil and gas industry remain a significant possibility.

Separately, various states and groups of states have adopted or are considering adopting legislation, regulation or other regulatory initiatives that are focused on such areas as GHG cap and trade programs, carbon taxes, reporting and tracking programs, and restriction of emissions. For example, New Mexico has adopted regulations to restrict the venting or flaring of methane from both upstream and midstream operations. At the international level, the United Nations-sponsored “Paris Agreement” requires member states to submit non-binding, individually-determined reduction goals known as Nationally Determined Contributions every five years after 2020. President Biden has recommitted the United States to the Paris Agreement and, in April 2021, announced a goal of reducing the United States’ emissions by 50-52% below 2005 levels by 2030. Additionally, at the 26th Conference of the Parties to the United Nations Framework Convention on Climate Change (“COP26”) in Glasgow in November 2021, the United States and the European Union jointly announced the launch of a Global Methane Pledge, an initiative committing to a collective goal of reducing global methane emissions by at least 30% from 2020 levels by 2030, including “all feasible reductions” in the energy sector. The full impact of these actions cannot be predicted at this time.

Governmental, scientific, and public concern over the threat of climate change arising from GHG emissions has resulted in increasing political risks in the United States, including climate change related pledges made by certain candidates now in public office. On January 27, 2021, President Biden issued an Executive Order that calls for substantial action on climate change, including, among other things, the increased use of zero-emission vehicles by the federal government, the elimination of subsidies provided to the fossil fuel industry, and increased emphasis on climate-related risks across government agencies and economic sectors. The Biden Administration has also called for restrictions on leasing on federal land, including the Department of the Interior’s publication of a report recommending various changes to the federal leasing program, though many such changes would require Congressional action. Substantially all of Desert Peak’s interests are located on private lands, but Desert Peak cannot predict the full impact of these developments or whether the Biden Administration may pursue further restrictions. Other actions that could be pursued by the Biden Administration may include the imposition of more restrictive requirements for the establishment of pipeline infrastructure or the permitting of liquefied natural gas (“LNG”) export facilities, as well as more restrictive GHG emission limitations for oil and gas facilities. Litigation risks are also increasing as a number of entities have sought to bring suit against various oil and natural gas companies in state or federal court, alleging among other things, that such companies created public nuisances by producing fuels that contributed to climate change or alleging that the companies have been aware of the adverse effects of climate change for some time but defrauded their investors or customers by failing to adequately disclose those impacts.

There are also increasing financial risks for fossil fuel producers as shareholders currently invested in fossil-fuel energy companies may elect in the future to shift some or all of their investments into non-fossil fuel related sectors. Institutional lenders who provide financing to fossil fuel energy companies also have become more attentive to sustainable lending practices and some of them may elect not to provide funding for fossil fuel energy companies. For example, at COP26, the Glasgow Financial Alliance for Net Zero (“GFANZ”) announced that commitments from over 450 firms across 45 countries had resulted in over $130 trillion in capital committed to net zero goals. The various sub-alliances of GFANZ generally require participants to set short-term, sector-specific targets to transition their financing, investing, and/or underwriting activities to net zero emissions by

2050. There is also a risk that financial institutions will be required to adopt policies that have the effect of reducing the funding provided to the fossil fuel sector. In late 2020, the Federal Reserve announced that is has joined the Network for Greening the Financial System, a consortium of financial regulators focused on addressing climate-related risks in the financial sector. Subsequently, in November 2021, the Federal Reserve issued a statement in support of the efforts of the Network for Greening the Financial System to identify key issues and potential solutions for the climate-related challenges most relevant to central banks and supervisory authorities. Limitation of investments in and financing for fossil fuel energy companies could result in the restriction, delay or cancellation of drilling programs or development or production activities. Additionally, the SEC announced its intention to promulgate rules requiring climate disclosures. Although the form and substance of these requirements is not yet known, this may result in additional cots to comply with any such disclosure requirements.

The adoption and implementation of new or more stringent international, federal or state legislation, regulations or other regulatory initiatives that impose more stringent standards for GHG emissions from the oil and natural gas sector or otherwise restrict the areas in which this sector may produce oil and natural gas or generate the GHG emissions could result in increased costs of compliance or costs of consuming, and thereby reduce demand for oil and natural gas, which could reduce the profitability of Desert Peak’s interests. Additionally, political, litigation and financial risks may result in Desert Peak’s oil and natural gas operators restricting or cancelling production activities, incurring liability for infrastructure damages as a result of climatic changes, or impairing their ability to continue to operate in an economic manner, which also could reduce the profitability of its interests. One or more of these developments could have a material adverse effect on Desert Peak’s business, financial condition and results of operation.

Climate change may also result in various physical risks, such as the increased frequency or intensity of extreme weather events or changes in meteorological and hydrological patterns, that could adversely impact our operations, as well as those of our operators and their supply chains. Such physical risks may result in damage to operators’ facilities or otherwise adversely impact their operations, such as if they become subject to water use curtailments in response to drought, or demand for their products, such as to the extent warmer winters reduce the demand for energy for heating purposes.

Increased attention to ESG matters and conservation measures may adversely impact Desert Peak’s business or the business of its operators.

Increasing attention to climate change, societal expectations on companies to address climate change, investor and societal expectations regarding voluntary ESG disclosures, and consumer demand for alternative forms of energy may result in increased costs, reduced demand for Desert Peak’s operators’ products (and thus in Desert Peak’s mineral interests), reduced profits, and increased investigations and litigation. Increasing attention to climate change and environmental conservation, for example, may result in demand shifts for oil and natural gas products and additional governmental investigations and private litigation against Desert Peak or its operators. To the extent that societal pressures or political or other factors are involved, it is possible that such liability could be imposed without regard to Desert Peak’s causation of, or contribution to, the asserted damage, or to other mitigating factors.

Moreover, while Desert Peak may create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures are based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved and the lack of an established single approach to identifying, measuring and reporting on many ESG matters.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings and recent activism directed at shifting funding away from companies with energy-related assets could lead to increased negative investor sentiment toward Desert Peak and its industry and to the diversion of investment to other industries, which could have a negative impact on Desert Peak’s or operators’ access to and costs of capital. Also, institutional lenders may decide not to provide funding for fossil fuel energy companies based on climate change related concerns, which could affect Desert Peak’s or its operators’ access to capital for potential growth projects.

Desert Peak’s or its E&P operators’ results of operations may be materially impacted by efforts to transition to a lower-carbon economy.

Concerns over the risk of climate change have increased the focus by global, regional, national, state and local regulators on GHG emissions, including carbon dioxide emissions, and on transitioning to a lower-carbon future. A number of countries and states have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions. These regulatory measures may include, among others, adoption of cap and trade regimes, carbon taxes, increased efficiency standards, prohibitions on the sales of new automobiles with internal combustion engines, and incentives or mandates for battery-powered automobiles and/or wind, solar or other forms of alternative energy. Compliance with changes in laws, regulations and obligations relating to climate change could result in increased costs of compliance for Desert Peak’s E&P operators or costs of consuming crude oil, natural gas and NGLs for such products, and thereby reduce demand, which could reduce the profitability of Desert Peak’s interests. For example, Desert Peak’s E&P operators may be required to install new emission controls, acquire allowances or pay taxes related to their greenhouse gas emissions, or otherwise incur costs to administer and manage a GHG emissions program. Additionally, Desert Peak or its operators could incur reputational risk tied to changing customer or community perceptions of its, its E&P operators’ or its E&P operators’ customers contribution to, or detraction from, the transition to a lower-carbon economy. These changing perceptions could lower demand for oil and gas products, resulting in lower prices and lower revenues as consumers avoid carbon-intensive industries, and could also pressure banks and investment managers to shift investments and reduce lending.

Separately, banks and other financial institutions, including investors, may decide to adopt policies that restrict or prohibit investment in, or otherwise funding, Desert Peak or its operators based on climate change-related concerns, which could affect its or its E&P operators’ access to capital for potential growth projects.

Approaches to climate change and transition to a lower-carbon economy, including government regulation, company policies, and consumer behavior, are continuously evolving. At this time, Desert Peak cannot predict how such approaches may develop or otherwise reasonably or reliably estimate their impact on its or its operators’ financial condition, results of operations and ability to compete. However, any long-term material adverse effect on the oil and gas industry may adversely affect Desert Peak’s financial condition, results of operations and cash flows.

Additional restrictions on drilling activities intended to protect certain species of wildlife may adversely affect Desert Peak’s E&P operators’ ability to conduct drilling activities.

In the United States, the Endangered Species Act (the “ESA”) restricts activities that may affect endangered or threatened species or their habitats. Similar protections are offered to migratory birds under the Migratory Bird Treaty Act (the “MBTA”). To the extent species that are listed under the ESA or similar state laws, or are protected under the MBTA, live in the areas where Desert Peak’s E&P operators operate, Desert Peak’s E&P operators’ abilities to conduct or expand operations could be limited, or Desert Peak’s E&P operators could be forced to incur material additional costs. Moreover, Desert Peak’s E&P operators’ drilling activities may be delayed, restricted or precluded in protected habitat areas or during certain seasons, such as breeding and nesting seasons. For example, in June 2021, the U.S. Fish & Wildlife Service (the “FWS”) proposed to list two distinct population sections of the Lesser Prairie Chicken, including one in portions of the Permian Basin, under the ESA.

Recently, there have also been renewed calls to review protections currently in place for the dunes sagebrush lizard, whose habitat includes parts of the Permian Basin, and to reconsider listing the species under the ESA.

In addition, as a result of one or more settlements approved by the FWS, the agency was required to make a determination on the listing of numerous other species as endangered or threatened under the ESA by the end of the FWS’ 2017 fiscal year. The FWS did not meet that deadline, but continues to evaluate whether to take action with respect to those species. The designation of previously unidentified endangered or threatened species could cause Desert Peak’s E&P operators’ operations to become subject to operating restrictions or bans, and limit future development activity in affected areas. The FWS and similar state agencies may designate critical or suitable habitat areas that they believe are necessary for the survival of threatened or endangered species. Such a designation could materially restrict use of or access to federal, state and private lands.

Risks Related to Desert Peak’s Financial and Debt Arrangements

Restrictions in Desert Peak’s current and future debt agreements and credit facilities could limit its growth and its ability to engage in certain activities.

KMF Land, LLC (“KMF Land”), an indirect subsidiary of Kimmeridge, entered into a $750 million revolving credit facility on September 26, 2019 (as amended, restated, amended and restated, or otherwise modified prior to October 8, 2021, the “original credit facility”), which Desert Peak amended and restated on October 8, 2021 (as so amended and restated, the “revolving credit facility”), to, among other things, provide for an increased borrowing base.

Desert Peak’s revolving credit facility is available for working capital, acquisitions and general company purposes and is secured by substantially all of the assets of KMF Land, its direct parent and its subsidiaries. Desert Peak’s revolving credit facility contains certain customary representations and warranties and various covenants and restrictive provisions that limit KMF Land’s, its direct parent’s and its subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends on, or redeem or repurchase, their equity interests, return capital to the holders of their equity interests, or make other distributions to holders of their equity interests;

•	enter into certain swap arrangements;

•	make certain investments and acquisitions;

•	incur certain liens or permit them to exist;

•	enter into certain types of transactions with affiliates;

•	merge or consolidate with another company;

•	transfer, sell or otherwise dispose of assets;

•	enter into certain other lines of business; and

•	repay or redeem certain debt.

Desert Peak’s revolving credit facility also contains covenants requiring KMF Land, its direct parent and its subsidiaries to maintain certain financial ratios or to reduce its indebtedness if they are unable to comply with such ratios. Their ability to meet those financial ratios and tests can be affected by events beyond Desert Peak’s control. These restrictions may also limit Desert Peak’s ability to obtain future financings to withstand a future downturn in its business or the economy in general, or to otherwise conduct necessary corporate activities. Desert Peak may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under its revolving credit facility impose on it.

A failure to comply with the provisions of Desert Peak’s revolving credit facility could result in an event of default, which could enable the lenders to declare, subject to the terms and conditions of Desert Peak’s revolving credit facility, any outstanding principal of that debt, together with accrued and unpaid interest, to be immediately due and payable. If the payment of the debt is accelerated, cash flows from Desert Peak’s operations may be insufficient to repay such debt in full. Desert Peak’s revolving credit facility contains events of default customary for transactions of this nature, including the occurrence of a change of control. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Desert Peak—Liquidity and Capital Resources—Our Revolving Credit Facility.”

Any significant reduction in the borrowing base under Desert Peak’s revolving credit facility as a result of the periodic borrowing base redeterminations or otherwise may negatively impact Desert Peak’s ability to fund its operations.

Desert Peak’s revolving credit facility limits the amounts Desert Peak can borrow up to a borrowing base amount, which the lenders, in their sole discretion, will unilaterally determine on a regular basis based in part upon projected revenues from the oil and natural gas properties securing the loans issued thereunder. If the borrowing base is reduced, Desert Peak may not have access to capital needed to fund its expenditures and it would be required to repay outstanding borrowings in excess of the borrowing base after applicable grace periods. Desert Peak may not have other collateral or the financial resources in the future to make mandatory principal prepayments required under its revolving credit facility, which could lead to a default.

Any significant contraction in the reserve-based lending syndication market may negatively impact Desert Peak’s ability to fund its operations.

Lending institutions have significantly curtailed reserved-based lending or entirely exited the reserve-based lending market. In the prevailing market, it may be difficult for the arrangers under Desert Peak’s revolving credit facility, or under any other potential future reserve-based credit facility, to obtain sufficient commitments for the borrowing base or to do so on terms favorable or acceptable to Desert Peak. Desert Peak has funded its operations since inception primarily through capital contributions and cash generated from operations, and it may finance acquisitions, and potentially other working capital needs, with borrowings under its revolving credit facility. Desert Peak intends to continue to make significant acquisitions to support its business growth. If the arrangers under Desert Peak’s revolving credit facility, or under any other potential future reserve-based credit facility, are unable to obtain sufficient commitments for the borrowing base, Desert Peak may not have sufficient funds to finance its operations and future growth. If adequate funds are not available, Desert Peak may be required to reduce expenditures, including curtailing its growth strategies or forgoing acquisitions.

In addition, during previous periods of economic instability, it has been difficult for many companies to obtain financing in the public markets or to obtain debt financing, and during any future period of economic instability Desert Peak may not be able to obtain additional financing on commercially reasonable terms, if at all. If Desert Peak is unable to obtain adequate financing or financing on terms satisfactory to it, Desert Peak could experience a material adverse effect on its business, financial condition and results of operations.

Desert Peak’s debt levels may limit its flexibility to obtain additional financing and pursue other business opportunities.

Desert Peak’s existing and any future indebtedness could have important consequences to it, including:

•

its ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired, or such financing may not be available on terms acceptable to it;

•

covenants in its revolving credit facility require, and in any future credit and debt arrangement may require, KMF Land or Desert Peak to meet financial tests that may affect its flexibility in planning for and reacting to changes in its business, including possible acquisition opportunities;

•	its access to the capital markets may be limited;

•	its borrowing costs may increase;

•

it will use a portion of its discretionary cash flows to make principal and interest payments on its indebtedness, reducing the funds that would otherwise be available for operations, future business opportunities and payment of dividends to its stockholders; and

•	its debt level will make Desert Peak more vulnerable than its competitors with less debt to competitive pressures or a downturn in its business or the economy generally.

Desert Peak’s ability to service its indebtedness will depend upon, among other things, Desert Peak’s future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond its control. If Desert Peak’s operating results are not sufficient to service its current or future indebtedness, Desert Peak will be forced to take actions such as reducing distributions, reducing or delaying business activities, acquisitions, investments and/or capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital or bankruptcy protection. Desert Peak may not be able to effect any of these remedies on satisfactory terms or at all.

General Risk Factors

Increased costs of capital could adversely affect Desert Peak’s business.

Desert Peak’s business and ability to make acquisitions could be harmed by factors such as the availability, terms, and cost of capital, increases in interest rates or a reduction in its credit rating. Changes in any one or more of these factors could cause Desert Peak’s cost of doing business to increase, limit its access to capital, limit its ability to pursue acquisition opportunities, and place it at a competitive disadvantage. A significant reduction in the availability of capital could materially and adversely affect Desert Peak’s ability to achieve its planned growth and operating results.

Desert Peak may be involved in legal proceedings that could result in substantial liabilities.

Like many crude oil and natural gas companies, Desert Peak may from time to time be involved in various legal and other proceedings, such as title, royalty or contractual disputes, regulatory compliance matters and personal injury or property damage matters, in the ordinary course of its business. Such legal proceedings are inherently uncertain and their results cannot be predicted. Regardless of the outcome, such proceedings could have an adverse impact on Desert Peak because of legal costs, diversion of management and other personnel and other factors. In addition, it is possible that a resolution of one or more such proceedings could result in liability, penalties or sanctions, as well as judgments, consent decrees or orders requiring a change in Desert Peak’s business practices, which could materially and adversely affect its business, operating results and financial condition. Accruals for such liability, penalties or sanctions may be insufficient. Judgments and estimates to determine accruals or range of losses related to legal and other proceedings could change from one period to the next, and such changes could be material.

Risk Factors Related to the Merger

In this section “we,” “us” and “our” refer to Falcon prior to the Merger and to the Post-Combination Company following the Merger.

The Falcon Board has potential conflicts of interest in recommending that the Falcon stockholders vote in favor of approval of the Proposals described in this Proxy Statement.

When considering the Falcon Board’s recommendation that Falcon stockholders vote in favor of the Proposals, Falcon stockholders should be aware that members of the Falcon Board have interests in the Merger that may be different from, or in addition to, the interests of Falcon stockholders. For instance, half of the members of the Falcon Board were designated by and are affiliated with Royal Resources, an affiliate of Blackstone Inc., and Rock Ridge, another affiliate of Blackstone Inc., is a current equity holder in Desert Peak. These interests also include that:

•

Falcon’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the Post-Combination Company following the Merger Effective Time;

•	certain members of the Falcon Board are expected to be elected to the Post-Combination Company’s Board;

•

in the event an officer or director’s employment or service with Falcon is terminated upon or following the closing of the Merger, vesting and payout of outstanding restricted stock and performance stock unit awards previously granted under Falcon’s 2018 Long-Term Incentive Plan may be accelerated in accordance with the terms of the applicable award agreements; and

•	certain directors and officers of Falcon may receive payouts from Falcon pursuant to the Severance Program (as defined below).

For more information, see the section entitled “The Merger—Interests of Falcon’s Directors and Officers in the Merger.”

The unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information included in this Proxy Statement may not be indicative of what the actual financial position or results of operations would have been or will be. Our future results following the Merger may differ, possibly materially, from the unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information presented in this Proxy Statement.

The unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information are presented for illustrative purposes only, contain a variety of adjustments, assumptions, and preliminary estimates and do not represent the actual financial position or results of operations of Falcon and Desert Peak prior to the transaction or that of the Post-Combination Company following the Merger. Specifically, the transaction and post-transaction integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of Merger-related litigation or other claims. In addition, the assumptions used in preparing the unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information in this Proxy Statement may not prove to be accurate and may be affected by other factors. Any significant changes in the market price of the Falcon Class A Common Stock may cause a significant change in the purchase price used for Falcon’s accounting purposes and the unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information contained in this Proxy Statement. Because the unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information in this Proxy Statement is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations would have been had the Merger been completed on the dates indicated, our future results following the Merger may differ, possibly materially, from such unaudited pro forma condensed consolidated combined financial information and Falcon’s and Desert Peak’s respective unaudited forecasted financial information. See the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” and the historical financial statements of Desert Peak included elsewhere in this Proxy Statement for more information.

The historical financial results of Desert Peak and the unaudited pro forma condensed consolidated combined financial information included elsewhere in this Proxy Statement may not be indicative of what Desert Peak’s actual financial position or results of operations would have been if it were a public company.

The historical financial results of Desert Peak included in this Proxy Statement do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those the Post-Combination Company will achieve in the future. The Post-Combination Company’s future financial condition, results of operations and cash flows could be materially different from amounts reflected in Desert Peak’s historical financial statements included elsewhere in this Proxy Statement. As such, it may be difficult for investors to compare the Post-Combination Company’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma condensed consolidated combined financial information in this Proxy Statement is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, those assumptions described in the accompanying unaudited pro forma condensed consolidated combined financial statements. Accordingly, such pro forma financial information may not be indicative of the Post-Combination Company’s future operating or financial performance and Post-Combination Company’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this Proxy Statement, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”

The announcement and pendency of the proposed Merger may adversely affect our business, financial condition and results of operations, and, whether or not the Merger is consummated, we have incurred and will continue to incur significant costs, fees and expenses relating to professional services and transaction fees.

The Merger Agreement generally requires us to, and cause each of our subsidiaries to, (i) conduct our business in all material respects in the ordinary course of business consistent with past practice and (ii) use our reasonable best efforts to maintain in all material respects our assets and properties in their current condition, preserve intact our business organizations in all material respects, and maintain existing relations and goodwill with governmental entities and customers in all material respects, pending consummation of the proposed Merger, and restricts us, without Desert Peak’s consent, from taking certain specified actions until the proposed Merger is completed. These restrictions may affect our ability to execute our business strategies, including our ability to acquire or dispose of certain assets and to enter into certain contracts, respond effectively to competitive pressures and industry developments, pursue alternative business opportunities or strategic transactions, undertake significant capital projects, undertake significant financing transactions, modify our lease arrangements and otherwise pursue other actions that are not permitted by the Merger Agreement, even if such actions would constitute appropriate changes to our business and help us attain our financial and other goals, and, as a result, these restrictions may impact our financial condition and results of operations.

Employee retention, motivation and recruitment may be challenging before the completion of the proposed Merger, as employees and prospective employees may experience uncertainty about their future roles with the Post-Combination Company following consummation of the proposed Merger. If, despite our retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with or join the Post-Combination Company following consummation of the proposed Merger, or if an insufficient number of employees are retained to maintain effective operations, our business, financial condition and results of operations could be adversely affected.

The proposed Merger could also cause disruptions to our business or business relationships, which could have an adverse impact on our business, financial condition and results of operations. Parties with which we have business relationships may experience uncertainty as to the future of such relationships and may delay or defer certain business decisions concerning us, seek alternative relationships with third parties or seek to alter their present business relationships with us. Parties with whom we otherwise may have sought to establish business relationships may seek alternative relationships with third parties. Operators, lenders and other business partners may also seek to change existing agreements with us as a result of the proposed Merger. Any such delay or deferral of those decisions or changes in existing agreements could adversely impact our business, regardless of whether the proposed Merger is ultimately consummated. The consummation of the proposed Merger may adversely affect our relationship with our operators, lenders or other business partners.

The pursuit of the proposed Merger and the preparation for the integration may place a significant burden on management and internal resources. The diversion of management’s time, efforts, resources and attention away from day-to-day business concerns that could have been otherwise beneficial to us could adversely affect our business, financial condition and results of operations.

We are also currently subject to litigation related to the proposed Merger, which could prevent or delay the consummation of the proposed Merger or result in significant costs and expenses. Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition or other business combination agreements similar to the Merger Agreement. It is possible that additional stockholders may file lawsuits challenging the proposed Merger or the other transactions contemplated by the Merger Agreement, which may name us, Desert Peak and/or the Falcon Board as defendants. We cannot assure you as to the outcome of such lawsuits, including the amount of costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the proposed Merger on the agreed-upon terms, such an injunction may delay the consummation of the proposed Merger in the expected timeframe, or may prevent the proposed Merger from being consummated altogether. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. Regardless of whether any plaintiff’s claim is successful, this type of litigation may result in significant costs and divert management’s attention and resources, which could adversely affect the operation of our business. Further, there can be no assurance that any of the defendants in any potential future lawsuits will be successful in the outcome of such lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Merger is completed may adversely affect our business, financial condition, results of operations, and cash flows. See “The Merger — Litigation Relating to the Merger.”

In addition to potential litigation-related expenses, we have incurred and will continue to incur other significant costs, expenses and fees for professional services and other transaction costs in connection with the proposed Merger, and many of these fees and costs are payable regardless of whether the Merger is consummated. Payment of these costs, fees and expenses could adversely affect our business, financial condition and results of operations.

Our inability to complete the Merger, or to complete the Merger in a timely manner, including as a result of the failure to obtain the Required Falcon Stockholder Approvals, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger could negatively affect our business, financial condition and results of operations.

The Merger is subject to various closing conditions, such as the Required Falcon Stockholder Approvals and certain regulatory approvals in the United States, including the expiration or termination of any waiting period under the HSR Act, among other customary closing conditions. On February 25, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired. It is possible that we will not receive the Required Falcon Stockholder Approvals or that a governmental authority may prohibit, enjoin or refuse to grant approval for the consummation of the Merger. If any condition to the Closing is not satisfied or, if permissible, not waived, the Merger will not be completed. In addition, satisfying the conditions to the Closing may take longer than we expect. There can be no assurance that any of the conditions to the Closing will be satisfied or waived or that other events will not intervene to delay or result in the failure to consummate the Merger.

Depending on the circumstances that would have caused the Merger not to be completed, the price of shares of Falcon Class A Common Stock may decline materially, including as a result of negative reactions from the financial markets due to the fact that current prices may reflect a market assumption that the Merger will be completed. If that were to occur, it is uncertain when, if ever, shares of Falcon Class A Common Stock would return to the price levels at which the shares currently trade.

The Merger Agreement contains provisions that could discourage a potential competing acquirer of Falcon, including the payment by Falcon of a termination fee.

The Merger Agreement contains provisions that, subject to limited exceptions, restrict our ability to (i) initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of a Competing Proposal (as defined in the Merger Agreement) or any inquiry, proposal or offer that constitutes or that would reasonably be expected to lead to a Competing Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations with any person relating to, or in furtherance of a Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal, (iii) furnish any non-public information regarding us or our subsidiaries, or access to our or our subsidiaries’ properties, assets or employees, to any person in connection with or in response to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal, (iv) enter into any letter of intent or agreement in principal relating to, or other agreement providing for, a Competing Proposal (other than a confidentiality agreement as provided in the Merger Agreement) or (v) submit any Competing Proposal to the approval of Falcon stockholders. In addition, before the Falcon Board withdraws, qualifies or modifies its recommendation of the proposed Merger or terminates the Merger Agreement to enter into a definitive agreement with respect to a competing transaction, Desert Peak generally has an opportunity to offer to modify the terms of the proposed Merger. In some circumstances, upon termination of the Merger Agreement, we will be required to pay Desert Peak a termination fee equal to $13.9 million.

These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of us from considering or proposing that acquisition, even if it were prepared to pay above market value, or might otherwise result in a potential third-party acquirer proposing to pay a lower price to Falcon stockholders than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

If the Merger Agreement is terminated and we decide to seek another merger transaction, we may not be able to negotiate or consummate a transaction with another party on terms comparable to, or better than, the terms of the Merger Agreement.

Falcon’s existing stockholders will experience dilution as a consequence of the Merger. Having a minority share position may reduce the influence that our current stockholders have on the management of the Post-Combination Company.

As of the Record Date, Falcon’s current stockholders, other than Royal Resources, own approximately    % of the outstanding shares of Falcon Common Stock and Royal Resources owns approximately    % of the outstanding shares of Falcon Common Stock. It is anticipated that, upon completion of the Merger, assuming no Additional Consideration is issued, Falcon’s current stockholders, other than Royal Resources, will own approximately 16% of the outstanding shares of common stock of the Post-Combination Company, Royal Resources will own approximately 11% of the outstanding shares of common stock of the Post-Combination Company and the DPM Members will own approximately 73% of the outstanding shares of common stock of the Post-Combination Company. Rock Ridge and Royal Resources are both affiliates of Blackstone Inc. and, assuming no Additional Consideration is issued, will collectively own approximately 25% of the outstanding shares of common stock of the Post-Combination Company.

The opinion of Houlihan Lokey, the Transaction Committee’s financial advisor, speaks only as of the date rendered based on circumstances and conditions existing as of the signing of the Merger Agreement.

The Transaction Committee has received an opinion from Houlihan Lokey, its financial advisor, in connection with the signing of the Merger Agreement based on circumstances and conditions existing at that time. Changes in the operations and prospects of Falcon or Desert Peak, general market and economic conditions, and other factors that may be beyond the control of Falcon or Desert Peak, and on which Houlihan Lokey’s opinion was based, may significantly alter the value of Falcon or Desert Peak or the price of the shares of the Falcon Class A Common Stock by the time the Closing occurs. The opinion speaks only as of the date rendered and does not speak as of the time the Closing will occur or as of any date other than the date of such opinion. Because the Transaction Committee does not currently anticipate asking Houlihan Lokey to update its opinion, the opinion will not address the fairness of the Merger Consideration, from a financial point of view, as of any date other than the date of such opinion, including at the time of the Closing.

If the benefits of the Merger do not meet the expectations of investors or securities analysts, the market price of the Post-Combination Company’s securities may decline.

If the benefits of the Merger do not meet the expectations of investors or securities analysts, the market price of the Post-Combination Company’s securities following Closing may decline. The market values of Falcon’s securities at the time of the Merger may vary significantly from their prices on the date the Merger Agreement was executed, the date of this Proxy Statement, or the date on which Falcon stockholders vote on the Proposals. Because the number of shares to be issued pursuant to the Merger Agreement will not be adjusted to reflect any changes in the market price of the Falcon Class A Common Stock, the market value of Falcon Common Stock issued in the Merger may be higher or lower than the values of these shares on earlier dates.

In addition, following the Merger, fluctuations in the price of the Post-Combination Company’s securities could contribute to the loss of all or part of your investment. Prior to the Merger, there has not been a public market for the securities of Desert Peak. Accordingly, the valuation ascribed to Desert Peak in the Merger may not be indicative of the price that will prevail in the trading market following the Merger. The trading price of the Post-Combination Company’s securities following the Merger could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Post-Combination Company’s securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the Post-Combination Company or the industry in which the Post-Combination Company operates in general;

•	operating and stock price performance of other companies that investors deem comparable to the Post-Combination Company;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the Post-Combination Company;

•	changes in the Post-Combination Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of the Post-Combination Company’s Class A Common Stock available for public sale;

•	any major change in the Post-Combination Company’s Board or management; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Post-Combination Company could depress the Post-Combination Company’s stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The Third A&R Charter will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Post-Combination Company or its directors, officers, employees or agents.

The Third A&R Charter will provide that, unless the Post-Combination Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Post-Combination Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the directors, officers, employees or agents of the Post-Combination Company to the Post-Combination Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Third A&R Charter or the Post-Combination Company’s bylaws or (iv) any action asserting a claim against the Post-Combination Company that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In the event the Delaware Court of Chancery lacks subject matter jurisdiction, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of the capital stock of the Post-Combination Company will be deemed to have notice of, and consented to, the provisions of the Third A&R Charter described in the preceding sentences.

This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Post-Combination Company or the directors, officers, employees or agents of the Post-Combination Company, which may discourage such lawsuits against the Post-Combination Company and such persons. Alternatively, if a court were to find these provisions of the Third A&R Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Post-Combination Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the business, financial condition or results of operations of the Post-Combination Company.

The Post-Combination Company may change its financial philosophy with respect to dividends at any time and there is no guarantee that it will pay dividends in the future.

Although the Post-Combination Company plans to maintain a capital allocation framework that prioritizes returning a majority of discretionary cash flow to stockholders while retaining enough cash to protect the balance sheet and to continue to make accretive acquisitions, there is no guarantee or requirement that the Post-Combination Company pays dividends in the future. Specifically, following the Closing, the Post-Combination Company anticipates that its board of directors will initially target distributing to holders of Falcon Class A Shares and Falcon Partnership Units a quarterly dividend of at least 65% of discretionary cash flow, defined as Adjusted EBITDA less cash interest expense and cash taxes. As a result, the amount of dividends declared and paid, if any, will vary from quarter to quarter based on the amount of discretionary cash flow for that quarter. The revolving credit facility of the Post-Combination Company is also expected to contain customary covenants limiting the payment of dividends in certain circumstances. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Desert Peak—Liquidity and Capital Resources—Our Revolving Credit Facility.” The payment of dividends following completion of the Merger will be at the sole discretion of the Post-Combination Company’s board of directors, which may change its dividend philosophy at any time. As a result, there is no assurance that the Post-Combination Company will pay dividends at any rate or at all. Please read “Market Prices and Dividends—Post-Combination Company Financial Philosophy.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Proxy Statement.

On January 11, 2022, Falcon entered into a Merger Agreement with Falcon OpCo, Merger Sub, and Desert Peak, pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into Desert Peak, with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Falcon OpCo. Pursuant to the Merger Agreement and subject to the conditions therein, at the effective time of the Merger, the limited liability company interests in Desert Peak issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive Merger Consideration consisting of an aggregate of 235,000,000 Falcon Class C Shares; 235,000,000 Falcon Partnership Units, and additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15. The Merger Consideration will be adjusted to give effect to the Falcon Reverse Stock Split. The Falcon warrants will remain outstanding following such transactions. However, as a result of the Falcon Reverse Stock Split, the outstanding warrants will be adjusted such that four Falcon warrants will become exercisable for one share of the Post-Combination Company’s Class A Common Stock at an exercise price of approximately $46 per share of the Post-Combination Company’s Class A Common Stock. Further, upon completion of the Merger, the Falcon warrants will continue to be treated as liability classified financial instruments under ASC 815-40 Derivatives and Hedging – Contracts in Entity’s Own Equity. The transactions contemplated by the Merger Agreement, including the Falcon Reverse Stock Split, are referred to herein as the “Merger Transactions” and the adjustments related thereto are referred to as the “Transaction Adjustments.”

The following unaudited pro forma condensed consolidated combined financial statements (the “pro forma financial statements”) present the historical consolidated financial statements of KMF, Desert Peak’s predecessor for financial reporting purposes, and the historical consolidated financial statements of Falcon, adjusted to give effect to the Merger Transactions. Additionally, the pro forma financial statements include adjustments associated with the Desert Peak Acquisitions (together with the Merger Transactions, the “Transactions”) completed by Desert Peak prior to the Merger (the “Desert Peak Adjustments”):

•

the acquisition on June 7, 2021 of approximately 7,200 NRAs from Chambers Minerals, LLC, an affiliate of Kimmeridge, consisting of a 2.0% (on an 8/8ths basis) overriding royalty interest, proportionately reduced to Callon Petroleum Company’s (“Callon”) net revenue interest, in substantially all Callon-operated oil and gas leaseholds in the Delaware Basin (the “Chambers Acquisition”);

•	the acquisition on June 30, 2021 of approximately 18,500 NRAs from Rock Ridge Royalty, LLC (the “Rock Ridge Acquisition”); and

•	the acquisition on August 31, 2021 of approximately 25,000 NRAs from Source Energy Leasehold, LP and Permian Mineral Acquisition, LP (the “Source Acquisition”).

The unaudited pro forma condensed consolidated combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2021. The Desert Peak Acquisitions are reflected in the historical consolidated balance sheet of KMF as of December 31, 2021, and, as such, no pro forma adjustments are made for such transactions in the unaudited pro forma condensed consolidated combined balance sheet. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 gives effect to the Transactions as if they had occurred January 1, 2021. The pro forma financial statements contain certain reclassification adjustments to (i) conform the historical KMF financial statement presentation to Falcon’s financial statement presentation and (ii) conform certain of Falcon’s historical amounts to KMF’s financial statement presentation.

The unaudited pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes to the unaudited pro forma financial statements. The pro forma financial statements have been adjusted to include transaction accounting adjustments in accordance with GAAP, linking the effects of the Transaction Adjustments and the Desert Peak Adjustments to the historical consolidated financial statements of KMF. As of the date of this Proxy Statement, the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Falcon assets to be acquired and the liabilities to be assumed and the related allocations of purchase price has not been completed, nor have all necessary adjustments been made to conform Falcon’s accounting policies to Desert Peak’s accounting policies. A final determination of the fair value of Falcon’s assets and liabilities will be based on the actual assets and liabilities of Falcon that exist as of the Merger Effective Time and, therefore, cannot be made prior to the completion of the Merger.

The pro forma financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the financial condition or the operating results that Desert Peak would have achieved if the Transactions had taken place on the assumed dates. The pro forma financial statements do not reflect future events that may occur after the consummation of the Merger, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that may be achieved with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statements and should not be relied on as an indication of the Post-Combination Company’s future results.

Pro Forma Condensed Consolidated Combined Balance Sheet

As of December 31, 2021

(Unaudited)

	Historical
	Kimmeridge Mineral Fund, L.P. (Desert Peak Predecessor)	Falcon Minerals Corporation	Transaction Adjustments		Pro Forma Combined
	(In thousands, except share amounts)
ASSETS			B
Current assets:
Cash and cash equivalents	$12,379	$2,768	$(4,020)	A	$11,127
Accounts receivable	36,202	10,018	—		46,220
Other current assets	235	1,220	—		1,455

Total current assets	48,816	14,006	(4,020)		58,802

Property and equipment:
Oil and natural gas properties successful efforts method:
Unproved properties	817,873	27,710	339,781		1,185,364
Proved properties	447,369	325,512	(104,209)		668,672
Property and equipment	8,187	606	(6,023)	A	2,512
			(258)
Accumulated depreciation, depletion, and amortization	(121,536)	(159,962)	159,962		(118,827)
			2,709	A

Net oil and gas properties and other property and equipment	1,151,893	193,866	391,962		1,737,721

Other long-term assets:
Deferred tax assets		52,135	(16,816)		35,319
Other assets	2,145	1,834	—		3,979

Total long-term assets	2,145	53,969	(16,816)		39,298

TOTAL ASSETS	$1,202,854	$261,841	$371,126		$1,835,821

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,140	$3,471	$25,000	C	$32,540
			(71)	A
Other current liabilities		502	—		502
Due to affiliates	442		—		442

Total current liabilities	4,582	3,973	24,929		33,484

Long-term liabilities:
Long-term debt	134,000	40,000	—		174,000
Warrant liability		3,036	—		3,036
Other non-current liabilities	1,129	576	—		1,705

Total liabilities	139,711	47,585	24,929		212,225
COMMITMENTS AND CONTINGENCIES
Temporary equity			531,878	E	1,443,174
			502,521	F
			83,586	E
			325,189	G
Permanent equity:
Class A common stock (47,013,958 and 11,857,353 shares issued and outstanding on a historical and pro forma basis, respectively)		5	(4)	G	1
Class C common stock (39,387,782 and 71,752,286 shares issued and outstanding on a historical and pro forma basis, respectively)		4	3	G	7
Additional paid-in capital		121,029	3,263	E	180,414
			53,272	G
			2,850	D
Retained earnings		9,632	(3,519)	C	—
			(2,850)	D
			(3,263)	E
Partners’ capital	560,622		(531,878)	E	—
			(7,263)	A
			(21,481)	C
Non-controlling interest	502,521	83,586	(83,586)	E	—
			(502,521)	F

Permanent equity	1,063,143	214,256	(1,096,977)		180,422

Total liabilities, temporary equity and permanent equity	$1,202,854	$261,841	$371,126		$1,835,821

Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2021

(Unaudited)

	Historical	Desert Peak Adjustments						As Adjusted		Historical
	Kimmeridge Mineral Fund L.P. (DPM Predecessor)	Chambers Acquisition	Rock Ridge Acquisition	Source Acquisition	DPM Predecessor Transaction Adjustments			Kimmeridge Mineral Fund L.P. (DPM Predecessor)		Falcon Minerals Corporation	Transaction Adjustments		Pro- Forma Combined
	(In thousands, except per share data)
Revenue:		A	B	C
Oil, natural gas and natural gas liquids revenues	$118,548	$4,105	$10,328	$19,776	$			$152,757		$72,838	$(1,970)	J	$223,625
Lease bonus and other income	2,040		925	71				3,036			(227)	D	4,779
								—			1,970	J
Commodity derivatives losses			(1,125)			1,125	E	—		(4,830)			(4,830)

Total revenue	120,588	4,105	10,128	19,847		1,125		155,793		68,008	(227)		223,574

Operating Expenses:
Management fees to affiliates	7,480							7,480	I				7,480
Depreciation, depletion and amortization	40,906		3,366			13,370	H	57,642		15,233	3,770	H	76,358
											(287)	D
General and administrative	4,143		1,314					5,457		14,130	(373)	D	47,064
											25,000	F
											2,850	G
General and administrative — affiliates	8,855							8,855					8,855
Severance and ad valorem taxes	6,858	247	276	1,339				8,720		3,935			12,655
Marketing and transportation										1,752			1,752
Deferred offering costs write-off	2,396							2,396					2,396

Total operating expenses	70,638	247	4,956	1,339		13,370		90,550		35,050	30,960		156,560

Net income (loss) from operations	49,950	3,858	5,172	18,508		(12,245)		65,243		32,958	(31,187)		67,014
Other income (expense):
Other income (expense)		—						—		517			517
Interest income (expense), net	(1,893)		(88)					(1,981)		(1,924)			(3,905)

Total other income (expense)	(1,893)	—	(88)	—		—		(1,981)		(1,407)	—		(3,388)

	Historical	Desert Peak Adjustments				As Adjusted	Historical
	Kimmeridge Mineral Fund L.P. (DPM Predecessor)	Chambers Acquisition	Rock Ridge Acquisition	Source Acquisition	DPM Predecessor Transaction Adjustments	Kimmeridge Mineral Fund L.P. (DPM Predecessor)	Falcon Minerals Corporation	Transaction Adjustments		Pro- Forma Combined
	(In thousands, except per share data)
Net income before income tax expense	48,057	3,858	5,084	18,508	(12,245)	63,262	31,551	(31,187)		63,626
Income tax (expense) benefit	(562)		27			(535)	(4,059)	(9,405)	K	(13,999)

Net income	$47,495	$3,858	$5,111	$18,508	$(12,245)	$62,727	$27,492	$(40,592)		$49,627

Less net income attributable to temporary equity								42,731	L	42,731
Less net income attributable to non-controlling interests	18,781					18,781	14,336	(33,117)	L	—

Net income attributable to Desert Peak Minerals Inc.	$28,714	$3,858	$5,111	$18,508	$(12,245)	$43,946	$13,156	$(50,206)		$6,896

Net Income per Common Share
Basic							0.28			0.56	M
Diluted							0.28			0.56	M
Weighted Average Common Shares Outstanding
Basic							46,321			11,580	M
Diluted							46,321			11,580	M

Notes to unaudited pro forma condensed consolidated combined financial statements

1.    Basis of Presentation, the Offering and Reorganization

The pro forma financial statements have been derived from the historical financial statements of KMF and Falcon. The pro forma financial statements contain certain reclassification adjustments to (i) conform the historical KMF financial statement presentation to Falcon’s financial statement presentation and (ii) conform certain of Falcon’s historical amounts to KMF’s financial statement presentation. The pro forma condensed consolidated combined balance sheet as of December 31, 2021 gives effect to the Transactions as if they had occurred on December 31, 2021. The Desert Peak Acquisitions are reflected in the historical consolidated balance sheet of KMF as of December 31, 2021, and, as such, no pro forma adjustments are made for such transactions in the unaudited pro forma condensed consolidated combined balance sheet. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 gives effect to the Transactions as if they had occurred on January 1, 2021.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to present fairly the pro forma information have been made. The pro forma financial statements do not purport to represent what the Post-Combination Company’s financial position or results of operations would have been if the Transactions had actually occurred on the dates indicated above, nor are they indicative of the Post-Combination Company’s future financial position or results of operations.

These pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of KMF and Falcon for the periods presented, which are included or incorporated by reference in this Proxy Statement.

2.    Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

Transaction Adjustments

A.

Reflects the elimination of assets and liabilities included in the balance sheet of KMF related to the water business of KMF and KMF Water, LLC that will not be included in the Post-Combination Company.

B.

Unless otherwise noted, the adjustments reflect the acquisition method of accounting with Desert Peak as the accounting acquirer of Falcon. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price (if applicable) allocated to goodwill. Desert Peak has not completed the detailed valuation studies necessary to compute the fair value estimates of Falcon’s assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Falcon’s accounting policies to Desert Peak’s accounting policies. The preliminary estimation of the fair values of the Falcon assets was performed as of April 27, 2022. A final determination of the fair value of the Falcon assets and liabilities will be based on the actual net assets and liabilities of Falcon that exist as of the Closing Date and, therefore, cannot be made prior to the completion of the Merger. The value of the consideration given by Desert Peak will be based on the closing price of Falcon Class A Common Stock immediately prior to the Closing. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material. The pro forma purchase price allocation is preliminary and was based on an estimate of the fair values of the tangible and intangible assets and liabilities related to Falcon and the closing price of Falcon Class A Common Stock of $6.86 on April 27, 2022.

The following table summarizes the preliminary estimate of the purchase price (in thousands, except per share data):

Falcon Common Stock — issued and outstanding as of December 31, 2021(1):	86,402
Falcon Class A Common Stock price(1)	$6.86

Total consideration and fair value	$592,716

(1)

The final purchase price will be based on the fair value of the issued and outstanding shares of Falcon Common Stock as of the Closing Date. The estimated fair value of Falcon Common Stock is based on the closing price of the Falcon Class A Common Stock as of April 27, 2022, which will be adjusted as of the Closing Date. A 10% increase or decrease in the trading price of Falcon’s Class A Common Stock would increase or decrease the total purchase price by approximately $59.3 million. The potential change in the purchase price will likely affect the value allocated to oil and natural gas properties as the value of the underlying estimated oil and natural gas reserve volumes is dependent upon commodity prices on the Closing Date.

The following table summarizes the allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Falcon fair values:
Current assets	$14,006
Unproved oil and gas properties(1)	367,491
Proved oil and gas properties	221,303
Property and equipment	348
Deferred tax assets	35,319
Other long-term assets	1,834
Current liabilities	(3,973)
Long-term debt	(40,000)
Other long-term liabilities	(3,612)

Total consideration and fair value	$592,716

(1)

The fair market value mark up of Falcon’s unproved oil and gas properties is primarily attributable to (i) an increase in current commodity prices relative to commodity prices at the time Falcon booked its proved and unproved properties and (ii) the different methodologies used by Falcon and Desert Peak to book proved undeveloped reserves that result in a significant amount of Falcon’s proved undeveloped reserves and proved properties being booked by the Post-Combination Company as unproved reserves and unproved properties.

C.

Represents the impact of one-time, nonrecurring transaction costs associated with the Transaction. These transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on Desert Peak’s financial position may differ significantly. These incremental costs are not yet reflected in the historical December 31, 2021 consolidated balance sheets of Falcon and KMF, but are reflected in the unaudited pro forma condensed consolidated combined balance sheet as an increase to accounts payable and accrued expenses as they will be expensed by Falcon and Desert Peak as incurred.

D.

Represents the grant and vesting of one-time restricted stock units to each of the Post-Combination Company’s executive officers in connection with the Merger under the Incentive Plan. For a description of these awards, please see “Proposal No. 5 (Incentive Plan Proposal).”

E.

The historical financial statements of the Post-Combination Company following the reverse merger will become those of Desert Peak (the accounting acquirer). As such, the adjustments represent: (i) the elimination of Falcon’s historical equity; and (ii) the retroactive restatement (recapitalization) of

KMF’s equity structure to reflect that of Falcon (the legal acquirer) subsequent to the Transaction. Interests attributable to Falcon Class C Shares and Falcon Partnership Units will be classified as temporary equity in the Post-Combination Company due to the cash redemption features of these instruments. For a description of the cash redemption features of the Falcon Partnership Units, please see “The Merger Agreement—Amendment to Falcon OpCo Partnership Agreement.”

F.

Represents the reclassification of KMF’s non-controlling interest that will be classified as temporary equity due to the cash redemption features of Falcon Class C Shares and Falcon Partnership Units of the Post-Combination Company in conjunction with the Transaction. For a description of the cash redemption features of the Falcon Partnership Units, please see “The Merger Agreement — Amendment to Falcon OpCo Partnership Agreement.”

G.

Represents the increase in net assets as a result of the purchase price allocation, allocated between temporary equity and additional paid in capital, based on the percentage ownership split between holders of Falcon Class A Shares and Falcon Class C Shares, less the par value of new Falcon Class C Shares issued in the Merger as shown below.

	Pre-Reverse Stock Split	Post-Reverse Stock Split
New Falcon Class C Common Stock	235,000,000	58,750,000
Maximum Falcon Class C Shares to be issued as Additional Consideration	12,621,359	3,155,339
Total Falcon Class C Shares	247,621,359	61,905,339
Par value of new Falcon Class C Shares ($0.0001 per share)	$24,762	$6,191

The increase in net assets as a result of the purchase price allocation, which can be attributed to Falcon Class C Shares will be classified into temporary equity due to the cash redemption features of Falcon Class C Shares and Falcon Partnership Units of the Post-Combination Company; the increase allocable to Falcon Class A Shares will be classified to additional paid in capital. For a description of the cash redemption features of the Falcon Partnership Units, please see “The Merger Agreement — Amendment to Falcon OpCo Partnership Agreement.” Below is the ownership of the Post-Combination Company following the Transaction, as well as the ownership by share class.

	Shares at Closing (Pre-Reverse Stock Split)	Shares at Closing (Post-Reverse Stock Split)	Percent Ownership
Falcon Stockholders — Class A	47,013,958	11,753,490	14%
Falcon Stockholders — Class C	39,387,782	9,846,946	12%

Total Falcon Stockholders	86,401,740	21,600,436	26%

Desert Peak Stockholders — Class C	247,621,359	61,905,340	74%

Total Shares	334,023,099	83,505,776	100%

Total Class A Shares	47,013,958	11,753,490	14%
Total Class C Shares	287,009,141	71,752,286	86%

3.    Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

Desert Peak Adjustments

A.	Reflects oil and gas operations of properties acquired in the Chambers Acquisition.

B.	Reflects the historical statement of operations of certain oil and gas properties acquired in the Rock Ridge Acquisition.

C.	Reflects the historical statement of revenues and direct operating expenses of certain oil and gas properties acquired in the Source Acquisition.

Transaction Adjustments

D.

Reflects the elimination of revenues and operating expenses included in the results of operations of KMF related to the water business of KMF and KMF Water, LLC that will not be subject to the Merger Agreement.

E.

Reflects the elimination of the commodity derivative losses associated with the Rock Ridge Acquisition. In accordance with the terms of the related purchase and sale agreement, the seller was obligated to terminate the derivative contracts prior to the closing of the Rock Ridge Acquisition.

F.

Represents the impact of one-time, nonrecurring transaction costs associated with the Transaction. These transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on Desert Peak’s financial position may differ significantly. These incremental costs are not yet reflected in the historical consolidated statements of operations of Falcon and KMF for the year ended December 31, 2021, but are reflected in the unaudited pro forma condensed consolidated statement of operations as an increase to general and administrative expense as they will be expensed by Falcon and Desert Peak as incurred.

G.

Represents the grant and vesting of one-time restricted stock units to each of the Post-Combination Company’s executive officers in connection with the Merger under the Incentive Plan. For a description of these awards, please see “Proposal No. 5 (Incentive Plan Proposal).”

H.

Reflects the pro forma impact to depletion expense associated with the change in fair value adjustment to oil and gas properties as a result of the Merger Agreement, Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition. Pro forma depletion expense was calculated on a consolidated basis as though all such properties were owned for the entire period. This number was then offset by the historical depletion expense related to Falcon, KMF and the Rock Ridge Acquisition presented in the in the Falcon, KMF and Rock Ridge Acquisition columns, respectively, in the pro forma statement of operations, and the remaining amount was included as an Acquisition Adjustment on the face of the pro forma statement of operations. There is no historical depletion expense related to the Chambers Acquisition or Source Acquisition. The adjustment reflected under Transaction Adjustments was calculated using the units-of-production method under the successful efforts method of accounting (in thousands).

For the year ended December 31, 2021

Depletion expense related to the fair value of the oil and gas properties of KMF and those acquired in the Merger, Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition	$57,041
Less KMF historical depletion expense	(40,318)
Less Rock Ridge historical depletion expense	(3,353)

DPM Predecessor Transaction Adjustments to depletion expense	$13,370

Depletion expense related to the fair value of the oil and gas properties of Falcon	$19,003
Less Falcon historical depletion expense	(15,233)

Transaction Adjustments to depletion expense	$3,770

I.

Reflects the management fee expenses of KMF that were paid as compensation for services rendered in the management of the partnership. The management fee expenses represent the charge for managing the investment fund and did not include general and administrative expenses related to operating the business. The administrative expenses incurred by and reimbursed to management are presented in the general and administrative line item on the consolidated statement of operations. While a pro forma adjustment has not been made to eliminate the management fee expenses, the Company will no longer incur any management fees after completion of the Offering.

J.	Reflects a pro forma adjustment to reclassify lease bonus and other income of Falcon to conform to Desert Peak’s presentation.

K.

Reflects estimated income tax provision associated with Desert Peak’s historical results of operations assuming the Company’s earnings had been subject to federal and state income tax as a subchapter C corporation using a blended statutory rate of 22% for the period noted. This rate is inclusive of U.S. federal and state taxes. The calculation of future net income tax expense is performed on a year-by-year basis by taking into account each year’s projected revenues, operating expenses, depreciation, depletion, and other factors in arriving at each year’s tax outflow. As such, the effective rate utilized in this calculation can differ from the blended statutory rate.

L.

Reflects the elimination of net income attributable to non-controlling interest of KMF and Falcon historical consolidated financial statements, as the non-controlling interest will not exist subsequent to the Falcon Merger. In addition, the Company estimated the net income attributable to the Falcon Class C Common Stock that will be classified as temporary equity on the Post-Combination Company’s consolidated balance sheet subsequent to the Transaction.

M.	Reflects basic and diluted loss per common shares of Class A Common Stock as shown below for the applicable period, computed using the two-class method (in thousands, except per share data):

For the year ended December 31, 2021

Numerator:
Net income attributable to Desert Peak Minerals, Inc.	$6,896
Less: Earnings allocated to participating securities	(454)

Net income attributable to common stockholders — basic	$6,442

Plus: Net income attributable to temporary equity(1)	—
Net income attributable to common stockholders — diluted	$6,442

Denominator(1):
Weighted average shares outstanding — basic	11,580
Effect of dilutive securities(1)	—

Weighted average shares outstanding — diluted	11,580

Net income per common share — basic	$0.56
Net income per common share — diluted	$0.56

(1)	For the year ended December 31, 2021, Class C common stock was not included in the calculation of diluted earnings per share as the effect would have been antidilutive.

4.    Supplementary Disclosure of Oil and Natural Gas Operations

The following tables present the estimated pro forma proved reserve information as of December 31, 2021, along with a summary of changes in quantities of remaining proved reserves during the year ended December 31, 2021.

The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the Transactions been completed on December 31, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those described under “Risk Factors.”

	Balance, December 31, 2020	Revisions	Extensions	Acquisition of reserves	Divestiture of reserves	Production	Balance, December 31, 2021
Kimmeridge Mineral Fund, LP
Oil (MBbls)	5,075	180	610	7,240	—	(1,261)	11,844
Natural Gas (MMcf)	23,402	6,531	1,991	19,165	—	(4,746)	46,343
Natural Gas Liquids (MBbls)	2,825	405	216	2,076	—	(499)	5,023

Total (MBOE)	11,800	1,674	1,158	12,511	—	(2,551)	24,592

Chambers Acquisition
Oil (MBbls)	775	(5)	—	—	(713)	(57)	—
Natural Gas (MMcf)	2,694	(447)	—	—	(2,108)	(139)	—
Natural Gas Liquids (MBbls)	326	48	—	—	(349)	(25)	—

Total (MBOE)	1,550	(32)	—	—	(1,413)	(105)	—

Rock Ridge Acquisition
Oil (MBbls)	3,564	(1,781)	—	—	(1,620)	(163)	—
Natural Gas (MMcf)	8,132	(3,551)	—	—	(4,095)	(486)	—
Natural Gas Liquids (MBbls)	1,325	(834)	—	—	(438)	(53)	—

Total (MBOE)	6,244	(3,207)	—	—	(2,740)	(297)	—

Source Acquisition
Oil (MBbls)	1,515	347	—	—	(1,585)	(277)	—
Natural Gas (MMcf)	4,033	847	—	—	(4,423)	(457)	—
Natural Gas Liquids (MBbls)	359	69	—	—	(394)	(34)	—

Total (MBOE)	2,546	557	—	—	(2,716)	(387)	—

Falcon Minerals Corporation
Oil (MBbls)	9,742	(1,571)	326	22	—	(756)	7,763
Natural Gas (MMcf)	48,536	(3,109)	1,777	34	—	(3,801)	43,437
Natural Gas Liquids (MBbls)	2,186	159	122	5	—	(230)	2,242

Total (MBOE)	20,017	(1,930)	744	33	—	(1,620)	17,245

Pro Forma
Oil (MBbls)	20,671	(2,830)	936	7,262	(3,918)	(2,514)	19,607
Natural Gas (MMcf)	86,797	271	3,768	19,199	(10,626)	(9,629)	89,780
Natural Gas Liquids (MBbls)	7,021	(153)	338	2,081	(1,181)	(841)	7,265

Total (MBOE)	42,157	(2,938)	1,902	12,544	(6,869)	(4,960)	41,837

	Proved Developed and Undeveloped Reserves
	Developed as of December 31, 2020	Undeveloped as of December 31, 2020	Balance, December 31, 2020	Developed as of December 31, 2021	Undeveloped as of December 31, 2021	Balance, December 31, 2021
Kimmeridge Mineral Fund, LP
Oil (MBbls)	3,731	1,344	5,075	9,285	2,559	11,844
Natural Gas (MMcf)	19,505	3,897	23,402	40,747	5,596	46,343
Natural Gas Liquids (MBbls)	2,352	473	2,825	4,417	606	5,023

Total (MBOE)	9,334	2,467	11,800	20,494	4,098	24,592

Chambers Acquisition
Oil (MBbls)	596	179	775	—	—	—
Natural Gas (MMcf)	2,088	606	2,694	—	—	—
Natural Gas Liquids (MBbls)	253	73	326	—	—	—

Total (MBOE)	1,196	354	1,550	—	—	—

Rock Ridge Acquisition
Oil (MBbls)	1,469	2,095	3,564	—	—	—
Natural Gas (MMcf)	3,723	4,409	8,132	—	—	—
Natural Gas Liquids (MBbls)	599	726	1,325	—	—	—

Total (MBOE)	2,688	3,556	6,244	—	—	—

Source Acquisition
Oil (MBbls)	1,060	455	1,515	—	—	—
Natural Gas (MMcf)	3,244	789	4,033	—	—	—
Natural Gas Liquids (MBbls)	289	70	359	—	—	—

Total (MBOE)	1,890	656	2,546	—	—	—

Falcon Minerals Corporation
Oil (MBbls)	3,291	6,451	9,742	2,738	5,025	7,763
Natural Gas (MMcf)	19,755	28,781	48,536	19,098	24,339	43,437
Natural Gas Liquids (MBbls)	1,164	1,022	2,186	1,183	1,059	2,242

Total (MBOE)	7,747	12,270	20,017	7,104	10,141	17,245

Pro Forma
Oil (MBbls)	10,147	10,524	20,671	12,023	7,584	19,607
Natural Gas (MMcf)	48,315	38,482	86,797	59,845	29,935	89,780
Natural Gas Liquids (MBbls)	4,657	2,364	7,021	5,600	1,665	7,265

Total (MBOE)	22,855	19,303	42,157	27,598	14,239	41,837

Standardized Measure of Discounted Future Cash Flows

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to KMF’s proved reserves reflect the effect of income taxes assuming KMF’s standardized measure had been subject to federal and state income tax as a subchapter C corporation. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies audited by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. Therefore, the standardized measure of discounted future net cash flows is not necessarily indicative of the fair value of KMF’s proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flows from or current value of existing proved reserves since the computations are based on a large number of estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The pro forma standardized measure of discounted estimated future net cash flows was as follows as of December 31, 2021 (in thousands):

	KIMMERIDGE MINERAL FUND, LP	FALCON MINERALS CORPORATION	CORPORATE REORGANIZATION	PRO FORMA
Future oil and natural gas sales	$1,068,652	$708,450	$—	$1,777,102
Future production costs	(90,137)	(51,256)	—	(141,393)
Future income tax expense	(5,302)	(42,787)	(36,186)	(84,275)

Future net cash flows	973,213	614,407	(36,186)	1,551,434

10% annual discount	(437,910)	(267,005)	14,938	(689,977)

Standardized measure of discounted future net cash flows	$535,303	$347,402	$(21,248)	$861,457

Pro forma income tax expense is calculated using the estimated statutory rate of 22%. The pro forma future income tax expense, as calculated, is lower than the statutory rate due to the tax basis related to the acquired properties.

The change in the pro forma standardized measure of discounted estimated future net cash flows were as follows for the year ended December 31, 2021 (in thousands):

	KIMMERIDGE MINERAL FUND, LP	CHAMBERS ACQUISITION	ROCK RIDGE ACQUISITION	SOURCE ACQUISITION	FALCON MINERALS CORPORATION	CORPORATE REORGANIZA- TION	PRO FORMA
Balance at the beginning of the period	$123,559	$17,838	$72,639	$39,965	$251,812	$—	$505,813
Net change in prices and production costs	119,993	12,877	35,964	28,437	186,943	—	384,214
Sales, net of production costs	(111,691)	(3,858)	(10,054)	(18,437)	(65,181)	—	(209,221)
Extensions and discoveries	29,853	—	—	—	15,048	—	44,901
Acquisitions of reserves	326,192	—	—	—	1,026	—	327,218
Divestiture of reserves	—	(30,424)	(68,318)	(69,721)	—	—	(168,463)
Revisions of previous quantity estimates	43,843	—	—	—	(29,572)	—	14,271
Net change in income taxes	(2,205)	—	—	—	(20,810)	(21,248)	(44,263)
Accretion of discount	12,426	1,784	7,264	3,997	25,553	—	51,024
Changes in timing and other	(6,667)	1,783	(37,495)	15,759	(17,417)	—	(44,037)

Balance at the end of the period	$535,303	$—	$—	$—	$347,402	$(21,248)	$861,457

THE PARTIES TO THE MERGER

Falcon Minerals Corporation

Falcon Minerals Corporation, a Delaware corporation, was formed to own and acquire royalty interests, mineral interests, non-participating royalty interest and overriding royalty interests (collectively, “Royalties”) in oil and natural gas properties in North America, substantially all of which are located in the Eagle Ford Shale. These Royalties entitle the holder to a portion of the production of oil and natural gas from the underlying acreage at the sales price received by the operator, net of any applicable post-production expenses and taxes. The holder of these interests has no obligation to fund exploration and development costs, lease operating expenses or plugging and abandonment costs at the end of a well’s productive life, which we believe results in low breakeven costs.

Falcon owns Royalties that entitle it to a portion of the production of oil, natural gas and NGLs from the underlying acreage at the sales price received by the operator, net of production expenses and taxes. Falcon has no obligation to fund finding and development costs, lease operating expenses or pay capital expenditures such as plugging and abandonment costs. As such, Falcon has historically operated with high cash margins, converting a large percentage of revenue to free cash flow, the majority of which has been distributed to its stockholders in the form of a dividend.

The Falcon Class A Common Stock and Falcon’s warrants are currently listed on the Nasdaq Capital Market under the symbols “FLMN” and “FLMNW,” respectively.

Falcon’s principal executive offices are located at 609 Main Street, Suite 3950, Houston, Texas 77002, and its telephone number is (713) 814-4657. Falcon’s website address is www.falconminerals.com. The information provided on Falcon’s website is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement by this or any other reference to our website in this Proxy Statement.

Additional information about Falcon is contained in its public filings, which are incorporated by reference in this Proxy Statement. See the section entitled “Where You Can Find More Information” for more information.

Falcon Minerals Operating Partnership, LP

Falcon Minerals Operating Partnership, LP, a Delaware limited partnership, holds substantially all of the assets of Falcon. Each Falcon Partnership Unit, together with one share of Falcon Class C Common Stock, is exchangeable for one share of Falcon Class A Common Stock at the option of the holder pursuant to the terms of Falcon’s and Falcon OpCo’s organizational documents, subject to certain restrictions.

Falcon OpCo’s principal executive offices are located at 609 Main Street, Suite 3950, Houston, Texas 77002, and its telephone number is (713) 814-4657.

Ferrari Merger Sub A LLC

Ferrari Merger Sub A LLC, a Delaware limited liability company, is a wholly owned subsidiary of Falcon OpCo and was formed on December 17, 2021 solely for the purpose of engaging in the Merger Transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this Proxy Statement, except for activities incidental to its formation and activities undertaken in connection with the Merger. Upon completion of the Merger, Merger Sub will have been merged with and into Desert Peak, and Merger Sub will cease to exist.

Merger Sub’s principal executive offices are located at 609 Main Street, Suite 3950, Houston, Texas 77002, and its telephone number is (713) 814-4657.

DPM HoldCo, LLC

DPM HoldCo, LLC, a Delaware limited liability company, acquires, owns and manages mineral and royalty interests in the Permian Basin with the objective of generating cash flow from operations that can be distributed to its equityholders as dividends and reinvested to expand its base of cash flow generating assets. Desert Peak’s assets are exclusively focused in the Permian Basin. It benefits from cash flow growth through continued development of its mineral and royalty interests, free of capital costs and lease operating expense.

Desert Peak’s principal executive offices are located at 1401 Lawrence St, Suite 1750, Denver, Colorado 80202 and its telephone number at that address is (720) 640-7620.

SPECIAL MEETING OF THE FALCON STOCKHOLDERS

General

Falcon is furnishing this Proxy Statement to its stockholders as part of the solicitation of proxies by the Falcon Board for use at the Special Meeting to be held on June 3, 2022, and at any adjournments or postponements thereof. This Proxy Statement is first being furnished to Falcon’s stockholders on or about May 5, 2022 in connection with the vote on the Proposals described in this Proxy Statement. This Proxy Statement provides Falcon’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held via live webcast at 10:00 a.m., Central time, on June 3, 2022, to consider and vote upon the Proposals to be put to the Falcon stockholders at the Special Meeting, including, if necessary, the Adjournment Proposal. You will be able to vote and submit questions and access Falcon’s stockholder list by visiting www.proxyvote.com and participate live in the webcast at www.virtualshareholdermeeting.com/FLMN2022SM. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. Falcon stockholders will be able to log in beginning at 9:45 a.m. Central Time on June 3, 2022. To attend the Special Meeting, go to www.virtualshareholdermeeting.com/FLMN2022SM and enter the 16-digit control number included on your proxy card or notice of the meeting to log in up to 15 minutes prior to the start time of the meeting. No registration is required. We encourage Falcon stockholders to access the Special Meeting prior to the start time. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio.

Purpose of the Special Meeting

At the Special Meeting, Falcon is asking holders of shares of Falcon Common Stock to vote on proposals to:

1.

Proposal No. 1 — The Nasdaq Proposal — to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance by Falcon of Falcon Common Stock pursuant to the Merger Agreement, including the issuance of Falcon Common Stock to a Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)), and the related change of control of Falcon that will occur in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

2.

Proposal No. 2 — The Reverse Stock Split Proposal — to approve and adopt amendments to the Falcon Charter (a copy of which is attached to this Proxy Statement as Annex B) to (i) effect a reverse stock split of the Falcon Common Stock prior to the Merger Effective Time, at a ratio of four to one, subject to certain adjustments as set forth in the Merger Agreement, and (ii) change the name of Falcon to “Sitio Royalties Corp.”

3.

Proposal No. 3 — The A&R Charter Proposal — to approve and adopt, assuming the approval of the Required Falcon Stockholder Approvals, an amendment and restatement of the Falcon Charter (a copy of which is attached to this Proxy Statement as Annex C) to, among other changes, (i) allow for stockholder action by written consent in lieu of holding a meeting of the stockholders, (ii) declassify the Post-Combination Company’s Board to include one class of directors who will be elected annually and for one year terms, (iii) provide that members of the Post-Combination Company’s Board may be removed with or without cause and (iv) further define the waiver of corporate opportunities with respect to the Post-Combination Company and its directors and certain significant stockholders, and any of their respective affiliates.

4.

Proposal No. 4 — The Advisory Governance Proposals — A series of proposals (the “Advisory Governance Proposals”) to approve, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, on a non-binding advisory basis, a separate series of proposals with respect to certain governance provisions in the Third A&R Charter in accordance with SEC requirements.

5.

Proposal No. 5 — The Incentive Plan Proposal — to approve and adopt, assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved and adopted, the Incentive Plan, a copy of which is attached to this Proxy Statement as Annex D.

6.

Proposal No. 6 — The Director Election Proposal — William D. Anderson, Mark C. Henle and Adam M. Jenkins to serve as Class II directors on the Falcon Board until the earlier of the Merger Effective Time and the annual meeting of stockholders to be held in 2025 or until his successor is elected or appointed, subject to his earlier death, resignation or removal. If the Required Falcon Stockholder Approvals are received, we anticipate that, in connection with the Closing and in accordance with the Merger Agreement, each of the members of the Falcon Board will resign and Noam Lockshin, Morris R. Clark, Christopher L. Conoscenti, Alice E. Gould, Allen W. Li, Claire R. Harvey and Steven R. Jones will be appointed to the Post-Combination Company’s Board.

7.

Proposal No. 7 — The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Other Business

Falcon’s bylaws provide that at a special meeting of stockholders, the business discussed must be specified in the notice of meeting. As such, at the Special Meeting, no matters may come before the stockholders other than the Proposals presented in this Proxy Statement.

Record Date; Who is Entitled to Vote

Falcon stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Falcon Common Stock at the close of business on April 18, 2022, which is the Record Date for the Special Meeting. Falcon stockholders will have one vote for each share of Falcon Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Falcon warrants do not have voting rights. On the Record Date, there were 86,931,137 shares of Falcon Common Stock outstanding.

Quorum

A quorum of Falcon stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Special Meeting) or by proxy of shares of outstanding Falcon Common Stock representing a majority of the voting power of all outstanding shares of Falcon Common Stock entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date, 43,465,569 shares of Falcon Common Stock would be required to achieve a quorum.

Failure to Vote and Abstentions

With respect to each proposal in this Proxy Statement (other than the Director Election Proposal), you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the Director Election Proposal, you may vote “FOR” or “AGAINST.”

If a Falcon stockholder fails to return a proxy card or fails to instruct a bank, broker or other nominee how to vote, and does not attend the Special Meeting in person (which includes presence virtually at the Special Meeting), then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Under the current rules of the Nasdaq, banks, brokers or other nominees do not have discretionary authority to vote on any of the proposals in this Proxy Statement because they are all non-discretionary proposals. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal and the A&R Charter Proposal but will have no effect on the outcome of any other proposal in this Proxy Statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established, but their effect on the Proposals differ as follows:

•	An abstention will have no effect on the Nasdaq Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal or the Adjournment Proposal.

•	In contrast, an abstention will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal and the A&R Charter Proposal.

Vote Required for Approval

The following votes are required for each Proposal at the Special Meeting:

•

The Nasdaq Proposal: Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Reverse Stock Split Proposal: Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The A&R Charter Proposal: Approval of the A&R Charter Proposal requires the affirmative vote of at least 75% of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The Advisory Governance Proposals: Approval of each of the Advisory Governance Proposals requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Incentive Plan Proposal: Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Director Election Proposal: Election of the director nominees pursuant to the Director Election Proposal requires a plurality of the votes cast by holders of shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

•

The Adjournment Proposal: Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Under the Merger Agreement, the receipt of each of the Required Falcon Stockholder Approvals is a condition to the consummation of the Merger. The receipt or approval, as applicable, of each Required Falcon Stockholder Approval, the A&R Charter Proposal, the Advisory Governance Proposals and the Incentive Plan Proposal is conditioned on the approval of all of the Required Falcon Stockholder Approvals. The approval of each of the Director Election Proposal and the Adjournment Proposal is not conditioned on the approval of any other proposal. If Falcon does not receive each of the Required Falcon Stockholder Approvals, the Merger may not be consummated.

Voting Your Shares

Each share of Falcon Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Falcon Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your shares of Falcon Common Stock at the Special Meeting.

•

You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Falcon Board: “FOR” the Nasdaq Proposal, “FOR” the Reverse Stock Split Proposal, “FOR” the A&R Charter Proposal, “FOR” the Advisory Governance Proposals, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•

You Can Attend the Special Meeting and Vote in Person (Which Includes Presence Virtually at the Special Meeting). We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at www.virtualshareholdermeeting.com/FLMN2022SM, in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting.

Revoking Your Proxy

If you are a Falcon stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Jeffrey F. Brotman, Falcon’s Chief Legal Officer and Secretary, in writing before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person (which would include presence at the virtual Special Meeting), as indicated above.

Questions

During the live question and answer portion of the Special Meeting, Falcon stockholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the virtual Special Meeting platform on the Special Meeting website, typing your question into the “Ask a Question” field and clicking “Submit.” Only questions relevant to Special Meeting matters will be answered during the Special Meeting, subject to time constraints. Questions relevant to Special Meeting matters that Falcon does not have time to answer during the Special Meeting will be posted to Falcon’s website following the Special Meeting.

Technical Support

Falcon will have technicians ready to assist Falcon stockholders with any technical difficulties they may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log in page.

Who Can Answer Your Questions About Voting Your Shares

If you are a Falcon stockholder and have any questions about how to vote or direct a vote in respect of your shares of Falcon Common Stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling 800-662-5200, or banks and brokers may call collect at 203-658-9400, or by emailing FLMN.info@investor.morrowsodali.com. This notice of Special Meeting and the Proxy Statement are available at www.proxyvote.com.

Vote of Falcon Directors and Officers

As of the Record Date, Falcon’s directors and officers had the right to vote approximately 1.5% of the shares of Falcon Common Stock outstanding and entitled to vote at the Special Meeting. Falcon currently expects that its directors and officers will vote their shares of Falcon Common Stock in favor of each of the Proposals, although none of them has entered into any agreements obligating them to do so.

Vote of Royal Resources

Pursuant to the Support Agreement and subject to the terms and conditions thereof, Royal Resources agreed to vote all of its shares of Falcon Class C Common Stock that it beneficially owns in favor of the approval of the Proposals at the Special Meeting and any other matter necessary for the consummation of the Merger Transactions. As of the Record Date, Royal Resources owned approximately 40% of the total issued and outstanding shares of Falcon Common Stock.

Appraisal Rights

Neither Falcon stockholders nor holders of Falcon warrants have appraisal rights in connection with the Merger under the DGCL.

Proxy Solicitation Costs

Falcon is soliciting proxies on behalf of the Falcon Board. This solicitation is being made by mail but also may be made by telephone or in person. Falcon and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Falcon will bear the cost of the solicitation.

Falcon has hired Morrow Sodali LLC to assist in the proxy solicitation process. Falcon will pay that firm a fee of $20,000 plus disbursements.

Falcon will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Falcon will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE NASDAQ PROPOSAL

In connection with the Merger, Falcon intends to issue (subject to customary terms and conditions, including the Closing): (a) 235,000,000 Falcon Class C Shares, (b) 235,000,000 Falcon Partnership Units and (c) additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to the Additional Consideration, which is (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15. Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if (i) such securities are not issued in a public offering and (a) have, or will have upon issuance, voting power equal to, or in excess of, 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (b) the number of shares of common stock to be issued is or will be equal to, or in excess of, 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (ii) any director, officer or Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

In connection with the Merger, pursuant to the Merger Agreement, Falcon will issue Falcon Common Stock in an amount equal to 20% or more of the number of shares of Falcon Common Stock issued and outstanding immediately prior to the issuance of such shares and a Substantial Shareholder of Falcon has a 5% or greater interest in Desert Peak and the consideration to be paid in the Merger Transactions.

Additionally, under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power, and that investor or investor group will then be the largest holder of such common stock or voting power. Following the consummation of the Merger Transactions, Kimmeridge will own more than 20% of the Falcon Common Stock and will then be the largest holder of Falcon Common Stock. As a result of the Merger Transactions, assuming no Additional Consideration is issued, Kimmeridge will own approximately 43.3% of the issued and outstanding shares of Falcon Common Stock, the Source Stockholders will own approximately 15.4% of the issued and outstanding shares of Falcon Common Stock, Rock Ridge will own approximately 14.4% of the issued and outstanding shares of Falcon Common Stock, Royal Resources will own approximately 11.0% of the issued and outstanding shares of Falcon Common Stock, and the remaining current stockholders will own approximately 15.9% of the issued and outstanding shares of Falcon Common Stock. Rock Ridge and Royal Resources are both affiliates of Blackstone Inc.

In the event that the Nasdaq Proposal is not approved by Falcon stockholders, the Merger may not be consummated.

Required Vote

The Merger is conditioned upon the approval of the Nasdaq Proposal. The consummation of the Nasdaq Proposal is conditioned upon, among other things, approval by Falcon’s stockholders of the Reverse Stock Split Proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which includes presence virtually at the Special Meeting)

or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

Recommendation of the Falcon Board

THE FALCON BOARD RECOMMENDS THAT FALCON STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL NO. 2 — THE REVERSE STOCK SPLIT PROPOSAL

Falcon stockholders are being asked to approve the Reverse Stock Split Proposal, which proposes amendments to the Falcon Charter, a copy of which is attached to this Proxy Statement as Annex B, to (i) effect a reverse stock split of the Falcon Common Stock prior to the Merger Effective Time, at a ratio of four to one and (ii) change the name of Falcon to “Sitio Royalties Corp.” The adoption of the Reverse Stock Split Proposal is necessary in order for Falcon to fulfil its obligations under the Merger Agreement.

If the Reverse Stock Split Proposal is approved, the Falcon Reverse Stock Split and the Name Change would become effective immediately prior to the Closing. If the A&R Charter Proposal is approved, the amendment to the Falcon Charter concerning the Reverse Stock Split Proposal will be included in the A&R Charter, a copy of which is attached to this Proxy Statement as Annex C.

The form of the amendment to the Falcon Charter to effect the Falcon Reverse Stock Split, as more fully described below, will effect the Falcon Reverse Stock Split but will not change the number of authorized shares of Falcon Common Stock or preferred stock of Falcon (“Preferred Stock”), or the par value of Falcon Common Stock or preferred stock of Falcon.

Purpose

The Falcon Board approved the proposal approving the amendment to the Falcon Charter effecting the Falcon Reverse Stock Split because the Falcon Board believes that: (i) a higher stock price may help generate investor interest in the Post-Combination Company and help the Post-Combination Company attract and retain employees; (ii) a higher stock price may increase trading volume in the Post-Combination Company’s Class A common stock and facilitate future financings; and (iii) the Falcon Reverse Stock Split will result in a number of authorized but unissued shares of Falcon Common Stock sufficient for the issuance of shares of Falcon Common Stock to the DPM Members pursuant to the Merger Agreement.

The Falcon Board approved the proposal approving the amendment to the Falcon Charter effecting the Name Change because the Falcon Board believes that the proposed name better conveys the Post-Combination Company.

The Falcon Reverse Stock Split

Principal Effects of the Falcon Reverse Stock Split

The Falcon Reverse Stock Split will be effected simultaneously for all outstanding shares of Falcon Common Stock. The Falcon Reverse Stock Split will affect all of Falcon’s stockholders uniformly and will not affect any Falcon stockholder’s percentage ownership interest in Falcon, except to the extent that the Falcon Reverse Stock Split results in any of Falcon’s stockholders owning a fractional share. Shares of Falcon Common Stock issued pursuant to the Falcon Reverse Stock Split will remain fully paid and nonassessable. The Falcon Reverse Stock Split does not affect the total proportionate ownership of Falcon following the Merger except to the extent that the Falcon Reverse Stock Split results in any of Falcon’s stockholders owning a fractional share of Falcon Common Stock. The Falcon Reverse Stock Split will not affect Falcon continuing to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting the Falcon Reverse Stock Split

If the Reverse Stock Split Proposal is approved at the Special Meeting, each outstanding share of Falcon Common Stock will immediately and automatically be changed, as of the effective date of the amendment to the Falcon Charter, into the approved portion of one share of Falcon Common Stock. In addition, the number of shares of Falcon Common Stock subject to outstanding equity awards and Falcon warrants, and the number of shares reserved for future issuances under our stock plan, will be reduced by the same factor. No fractional shares of Falcon Common Stock will be issued in connection with the Falcon Reverse Stock Split. Holders of Falcon Common Stock who would otherwise receive a fractional share of Falcon Common Stock pursuant to the Falcon Reverse Stock Split will receive cash in lieu of the fractional share, as explained more fully below.

No Fractional Shares

No fractional shares will be issued in connection with the Falcon Reverse Stock Split. Falcon stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-Falcon Reverse Stock Split shares of Falcon Common Stock not evenly divisible by four will be entitled to a cash payment in lieu thereof as described below.

The cash payment in lieu of a fractional share will be equal to the fair value of such fractional share of Falcon Class C Common Stock as determined by the Falcon Board. In lieu of fractional shares of Falcon Class A Common Stock, the aggregate of all fractional shares of Falcon Class A Common Stock otherwise issuable to the holders of record of Falcon Class A Common Stock will be issued to the transfer agent for the Falcon Class A Common Stock, as exchange agent, for the accounts of all holders of record of Falcon Class A Common Stock otherwise entitled to have a fraction of a share of Falcon Class A Common Stock issued to them. The sale of all fractional interests of Falcon Class A Common Stock will be effected by the exchange agent as soon as practicable after the Merger Effective Time on the basis of prevailing market prices of the Falcon Class A Common Stock at the time of sale. After such sale, the exchange agent will pay to such holders of record of Falcon Class A Common Stock their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests.

The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights, except to receive payment therefor as described herein.

By approving the amendment to the Falcon Charter effecting the Falcon Reverse Stock Split, Falcon stockholders will be approving the combination of four shares of Falcon Common Stock into one share of Falcon Common Stock.

Falcon stockholders should be aware that, under the escheat laws of the various jurisdictions where Falcon stockholders reside, where Falcon is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Falcon Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Falcon or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, Falcon stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Falcon Board or contemplating a tender offer or other transaction for the combination of Falcon with another company, the Reverse Stock Split Proposal is not being proposed in response to any effort of which Falcon is aware to accumulate shares of Falcon Common Stock or obtain control of Falcon, other than in connection with the Merger, nor is it part of a plan by Falcon’s management team to recommend a series of similar amendments to the Falcon Board and Falcon’s stockholders. Other than the Proposals being submitted to Falcon’s stockholders for their consideration at the Special Meeting, the Falcon Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of Falcon.

Material U.S. Federal Income Tax Consequences of the Falcon Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Falcon Reverse Stock Split to Falcon U.S. Holders (as defined below), but does not purport to be a complete analysis of all potential tax consequences that may be relevant to Falcon U.S. Holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Falcon Reverse Stock Split, whether or not they are in connection with the Falcon Reverse Stock Split. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Falcon U.S. Holder. Falcon has not sought and does not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Falcon Reverse Stock Split.

This discussion is limited to Falcon U.S. Holders that hold Falcon Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a Falcon U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Falcon U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	Falcon U.S. Holders whose functional currency is not the U.S. dollar;

•	persons holding Falcon Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	persons for whom Falcon Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to Falcon Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons deemed to sell Falcon Common Stock under the constructive sale provisions of the Code;

•	persons who hold or received Falcon Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Falcon Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Falcon Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE FALCON REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “Falcon U.S. Holder” is a beneficial owner of Falcon Common Stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) over all of its substantial decisions or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Falcon Reverse Stock Split

The Falcon Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a Falcon U.S. Holder generally is not expected to recognize gain or loss upon the Falcon Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Falcon Common Stock, as discussed below. A Falcon U.S. Holder’s aggregate adjusted tax basis in the shares of Falcon Common Stock received pursuant to the Falcon Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of Falcon Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Falcon Common Stock), and such Falcon U.S. Holder’s holding period in the shares of Falcon Common Stock received should include the holding period in the shares of Falcon Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Falcon Common Stock surrendered to the shares of Falcon Common Stock received pursuant to the Falcon Reverse Stock Split. U.S. Holders of shares of Falcon Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A Falcon U.S. Holder that receives cash in lieu of a fractional share of Falcon Common Stock pursuant to the Falcon Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the Falcon U.S. Holder’s adjusted tax basis in the shares of Falcon Common Stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the Falcon U.S. Holder’s holding period for Falcon Common Stock surrendered exceeded one year at the effective time of the Falcon Reverse Stock Split.

Information Reporting and Backup Withholding

A Falcon U.S. Holder may be subject to information reporting and backup withholding when such holder receives cash in lieu of fractional shares of Falcon Common Stock in the Falcon Reverse Stock Split. Certain Falcon U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A Falcon U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Falcon U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Falcon U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Required Vote

The Merger is conditioned upon the approval of the Reverse Stock Split Proposal. The consummation of the Reverse Stock Split Proposal is conditioned upon, among other things, approval by Falcon’s stockholders of the Nasdaq Proposal.

The approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal.

Recommendation of the Falcon Board

THE FALCON BOARD RECOMMENDS THAT FALCON STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 3 — THE A&R CHARTER PROPOSAL

Assuming the Nasdaq Proposal, the Reverse Stock Split Proposal and this A&R Charter Proposal are approved, Falcon will amend and restate the Falcon Charter in the form attached to this Proxy Statement as Annex C which, in the judgment of the Falcon Board, is necessary to adequately address the needs of Falcon following the Closing. Even if the Falcon stockholders approve the A&R Charter Proposal, the Merger Transactions may not be completed if the conditions to the Closing are not satisfied or, if allowed by applicable law, waived. Falcon can give no assurance that the conditions to the Closing will be satisfied or so waived.

The following table sets forth a summary of the principal proposed changes between the existing Falcon Charter and the proposed Third A&R Charter relating to the charter amendment proposal. Although the following table sets forth a summary of such principal proposed changes, the proposed Third A&R Charter will contain amendments to effect the Reverse Stock Split. For more information regarding the Reverse Stock Split, see “Proposal No. 2 — The Reverse Stock Split Proposal.” This summary is qualified by reference to the complete text of the proposed Third A&R Charter, a copy of which is attached to this Proxy Statement as Annex C. All Falcon stockholders are encouraged to read the proposed Third A&R Charter in its entirety for a more complete description of its terms.

	Existing Falcon Charter	Proposed Third A&R Charter
Obsolete Provisions

The existing Falcon Charter contains certain provisions relating to Falcon’s Class B common stock and its initial business combination.

See Article II, Section 4.1, Section 4.3(c), Section 4.4(d)(iv) and Section 7.4 of the existing Falcon Charter.

The proposed Third A&R Charter eliminates such provisions relating to Falcon’s Class B common stock and its initial business combination, which are obsolete and no longer applicable.

Declassification

The existing Falcon Charter provides that the Falcon Board is divided into three classes with only one class of directors being elected each year and each class serving a three-year term.

See Section 5.2(b), Section 5.2(c) and Section 5.3 of the existing Falcon Charter.

The proposed Third A&R Charter declassifies the Post-Combination Company’s Board and provides that the Post-Combination Company’s Board will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of Closing, and, thereafter, all directors will be elected annually and shall be elected for one year terms expiring at the next annual meeting of stockholders.

See Section 5.2(b) and Section 5.3 of the proposed Third A&R Charter.

Removal	The existing Falcon Charter provides that directors on the Falcon Board may be removed only for cause. See Section 5.4 of the existing Falcon Charter.	The proposed Third A&R Charter provides that directors on the Post-Combination Company’s Board may be removed with or without cause. See Section 5.4 of the proposed Third A&R Charter.

	Existing Falcon Charter	Proposed Third A&R Charter

Action by Written Consent

The existing Falcon Charter provides that unless otherwise provided for or relating to the rights of holders of the Preferred Stock of Falcon, subsequent to the initial business combination of Falcon, any action required or permitted to be taken by the stockholders of Falcon must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent.

See Section 7.4 of the existing Falcon Charter.

The proposed Third A&R Charter provides that unless otherwise provided for or relating to the rights of holders of the Preferred Stock of Falcon, any action required or permitted to be taken at any annual or special meeting of stockholders of Falcon may be taken without a meeting, without prior notice and without a vote by consent in accordance with Section 228 of the DGCL.

See Section 7.4 of the proposed Third A&R Charter.

Corporate Opportunity

The existing Falcon Charter provides, among other things, that, to the fullest extent permitted by law, (i) certain exempted persons, including the Blackstone Group, L.P. (“Blackstone”) and Osprey Sponsor, LLC and affiliates of such persons (“Existing Exempted Persons”) do not have a fiduciary duty to refrain from engaging in the same or similar business activities or lines of business as Falcon or its subsidiaries, (ii) Falcon renounces any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities that are presented to Existing Exempted Persons and (iii) Existing Exempted Persons have no duty to communicate or offer such business opportunities to Falcon.

See Article IX of the existing Falcon Charter

The proposed Third A&R Charter provides, among other things, that, to the fullest extent permitted by law, (i) Falcon renounces any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities that are presented to Proposed Exempted Persons (as defined below), (ii) stockholders, members of the Post-Combination Company’s Board and certain other exempted persons, including Kimmeridge, Rock Ridge, an affiliate of Blackstone, Royal Resources and the Source Stockholders, and affiliates of such persons (“Proposed Exempted Persons”) do not have a fiduciary duty to refrain from engaging in the same or similar business activities or lines of business as Falcon or its subsidiaries, to the extent such Proposed Exempted Person is not an employee of Falcon or its subsidiaries, and (iii) Proposed Exempted Persons have no duty to communicate or offer such business opportunities to Falcon, to the extent such Proposed Exempted Person is not an employee of Falcon or its subsidiaries.

See Article IX of the proposed Third A&R Charter.

Reasons for the Amendments to the existing Falcon Charter

In the judgment of the Falcon Board, the proposed Third A&R Charter is necessary to address the needs of Falcon following the Closing. In particular, the amendments are intended to:

•	remove certain provisions from the existing Falcon Charter that are obsolete and no longer applicable;

•

align Post-Combination Company’s Board election practices with what is generally viewed as preferred by institutional investors and will permit stockholders to vote on the election of all then-current directors at each annual meeting of stockholders;

•	facilitate compliance with the DGCL, which does not permit a non-staggered board to limit removal solely for cause;

•	provide a means that stockholders can use to raise important matters outside the normal annual meeting cycle and to ensure that Falcon complies with the most recent DGCL statutory language; and

•

maintain the benefits to be derived by Falcon through its contractual, corporate and business relations with the Proposed Exempted Persons. Because Falcon, on the one hand, and the Proposed Exempted Persons, on the other hand, are likely to continue to engage in the same or similar lines of business, the Proposed Exempted Persons would face difficulties in fulfilling their fiduciary obligations to Falcon and its stockholders, on the one hand, and to their respective equityholders, on the other hand, as applicable. The determination of the full scope of such duties in any particular situation would be extremely difficult and time consuming. The Proposed Exempted Persons would face significant exposure to potential liabilities, which would deter such Proposed Exempted Persons from continuing the provision of services to us. The Falcon Board believes that the limits and exclusions contained in the corporate opportunity provision included in the proposed Third A&R Charter provide a clear delineation between which corporate opportunities the Proposed Exempted Persons may or may not pursue in such persons individual capacity, and that such clarity will enable Falcon to attract and retain qualified directors and maintain continued contractual, corporate and business relations with the Proposed Exempted Persons.

Required Vote

The approval of the A&R Charter Proposal requires the affirmative vote of at least 75% of the outstanding shares of Falcon Common Stock entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Falcon Board

THE FALCON BOARD RECOMMENDS THAT FALCON STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE ADOPTION OF THE A&R CHARTER PROPOSAL.

PROPOSAL NO. 4 — THE ADVISORY GOVERNANCE PROPOSALS

Assuming the Nasdaq Proposal and the Reverse Stock Split Proposal are approved, Falcon stockholders are also being asked to vote on a separate series of proposals with respect to certain governance provisions in the Third A&R Charter, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. In the judgment of the Falcon Board, these provisions are necessary to adequately address the needs of the Post-Combination Company. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Falcon and Desert Peak intend that the Third A&R Charter in the form set forth on Annex C will take effect at consummation of the Merger, assuming adoption of the A&R Charter Proposal.

Even if the Falcon stockholders approve the Advisory Governance Proposals, the Merger Transactions may not be completed if the conditions to the Closing are not satisfied or, if allowed by applicable law, waived. Falcon can give no assurance that the conditions to the Closing will be satisfied or so waived.

Proposal 4A: Obsolete Provisions

See “Proposal No. 3 — The A&R Charter Proposal — Reasons for the Amendments to the existing Falcon Charter” for a description and reasons for the amendment.

Proposal 4B: Declassification

See “Proposal No. 3 — The A&R Charter Proposal — Reasons for the Amendments to the existing Falcon Charter” for a description and reasons for the amendment.

Proposal 4C: Removal

See “Proposal No. 3 — The A&R Charter Proposal — Reasons for the Amendments to the existing Falcon Charter” for a description and reasons for the amendment.

Proposal 4D: Action by Written Consent

See “Proposal No. 3 — The A&R Charter Proposal — Reasons for the Amendments to the existing Falcon Charter” for a description and reasons for the amendment.

Proposal 4E: Corporate Opportunity

See “Proposal No. 3 — The A&R Charter Proposal — Reasons for the Amendments to the existing Falcon Charter” for a description and reasons for the amendment.

Required Vote

The approval of each of the Advisory Governance Proposals requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Class A Common Stock and Falcon Class C Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Abstentions have no effect on the outcome of the proposals.

As discussed above, a vote to approve the Advisory Governance Proposals is an advisory vote, and therefore, is not binding on Falcon, Desert Peak or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Falcon and Desert Peak intend that the Third A&R Charter, in the form set forth on Annex C and containing the provisions noted above, will take effect at consummation of the Merger, assuming adoption of the A&R Charter Proposal.

Recommendation of the Falcon Board

THE FALCON BOARD RECOMMENDS THAT FALCON STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY GOVERNANCE PROPOSALS.

PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL

Overview

Falcon stockholders are also being asked to approve and adopt the Incentive Plan. The Falcon Board intends to approve the Incentive Plan prior to, and subject to stockholder approval at, the Special Meeting, and, in connection with and following the Merger, all equity-based awards granted by the Post-Combination Company will be granted under the Incentive Plan. For further information about the Incentive Plan, please refer to the complete copy of the Incentive Plan, which is attached hereto as Annex D.

Purpose of the Incentive Plan Proposal

After careful consideration, the Falcon Board believes that approving the Incentive Plan is in the best interests of Falcon’s stockholders. The Incentive Plan promotes ownership in the Post-Combination Company by its employees, non-employee directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, our common stock.

In addition, stockholder approval of the Incentive Plan is necessary in order for the Post-Combination Company to (a) meet the stockholder approval requirements of NASDAQ and (b) grant incentive stock options (“ISOs”). Stockholders are also being asked to approve an annual limitation on the compensation paid to non-employee directors.

Therefore, the Falcon Board recommends that the Falcon stockholders approve the Incentive Plan. If the Incentive Plan Proposal is not approved by the Falcon stockholders, the Incentive Plan will not become effective and we will not be able to grant equity awards under the Incentive Plan. We believe that our ability to recruit, retain and incentivize top talent will be adversely affected if the Incentive Plan Proposal is not approved.

Summary of the Incentive Plan

The following summary describes the material terms of the Incentive Plan. This summary is not a complete description of all provisions of the Incentive Plan and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Annex D, and we urge you to read it in its entirety.

Administration

The Incentive Plan will be administered by the Post-Combination Company’s Board or a committee of the Post-Combination Company’s Board consisting of two or more non-employee directors (as applicable, the “Administrator”), each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “independent director” under the rules of any exchange on which our common stock is listed except as otherwise determined by the Post-Combination Company’s Board.

Number of Shares

The total number of shares of the Post-Combination Company’s common stock reserved and available for delivery with respect to awards under the Incentive Plan is equal to 10% of the shares of the Post-Combination Company’s common stock outstanding at the time of the Closing, and such number of shares shall be available for the issuance of shares upon the exercise of incentive stock options.

If stockholders approve the Incentive Plan, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the shares reserved and available for delivery with respect to awards under the Incentive Plan.

Source of Shares

The shares issuable under the Incentive Plan shall be made available from (i) authorized but unissued shares, (ii) shares held in treasury, or (iii) previously issued shares that are reacquired, including shares purchased on the open market.

If all or any portion of an award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares subject to such award (including (i) shares forfeited with respect to restricted stock, and (ii) the number of shares withheld or surrendered to the Post-Combination Company in payment of any exercise or purchase price of an award or taxes relating to awards) shall not be considered “delivered shares” under the Incentive Plan, and shall be available for delivery with respect to awards.

Director Award Limitations

In each calendar year during any part of which the Incentive Plan is in effect, a non-employee member of the Post-Combination Company’s Board may not be granted awards for such individual’s service on the Post-Combination Company’s Board having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that for any calendar year in which a non-employee member of the Post-Combination Company’s Board (i) first commences service on Board, (ii) serves on a special committee of the Post-Combination Company’s Board or (iii) serves as lead director or chairman of Board, additional awards may be granted to such non-employee member of the Post-Combination Company’s Board in excess of such limit; provided, further, that the foregoing limit shall be applied without regard to (A) cash fees paid to a non-employee member of the Post-Combination Company’s Board during such calendar year (or grants of awards, if any, made to a non-employee member of the Post-Combination Company’s Board in lieu of all or any portion of such cash fees) or (B) grants of awards, if any, made to a non-employee member of our Board during any period in which such individual was an employee or was otherwise providing services to the Post-Combination Company or to any affiliate other than in the capacity as a director.

Eligibility

Employees (including officers), non-employee directors and consultants who render services to the Post-Combination Company or an affiliate thereof are eligible to receive awards under the Incentive Plan. As of January 31, 2022, and assuming the Closing occurs, approximately 5 executive officers, 21 other employees and 7 non-employee directors would be eligible to participate in the Incentive Plan.

Awards

The Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards and substitute awards.

Options. Options may be granted under the Incentive Plan to eligible persons including: (i) incentive stock options (only to employees of the Post-Combination Company or its subsidiaries) which comply with Section 422 of the Code; and (ii) nonstatutory options. The exercise price of each option granted under the Incentive Plan will be stated in the option agreement and may vary; however, the exercise price for an option must not be less than the fair market value per share of the Post-Combination Company’s common stock as of the date of grant (or 110% of the fair market value for certain incentive stock options). Options may be exercised as the Administrator determines, but not later than ten years from the date of grant. The Administrator will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the Administrator, payment in the Post-Combination Company’s common stock, other awards or other property) and the methods and forms in which the Post-Combination Company’s common stock will be delivered to a participant.

Stock Appreciation Rights (SARs). A SAR is the right to receive a share of the Post-Combination Company’s common stock, or an amount equal to the excess of the fair market value of one share of the

Post-Combination Company’s common stock on the date of exercise over the grant price of the SAR, as determined by the Administrator. The exercise price of a share of the Post-Combination Company’s common stock subject to the SAR shall be determined by the Administrator, but in no event shall that exercise price be less than the fair market value of the Post-Combination Company’s common stock on the date of grant. The Administrator will have the discretion to determine other terms and conditions of an SAR award.

Restricted stock awards. A restricted stock award is a grant of shares of the Post-Combination Company’s common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the Incentive Plan or an award agreement, the holder of a restricted stock award will have rights as a stockholder, including the right to vote the Post-Combination Company’s common stock subject to the restricted stock award or to receive dividends on the Post-Combination Company’s common stock subject to the restricted stock award during the restriction period. The Administrator shall provide, in the restricted stock award agreement, whether the restricted stock will be forfeited upon certain terminations of employment. Unless otherwise determined by the Administrator, the Post-Combination Company’s common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such common stock or other property has been distributed.

Restricted stock units (RSUs). RSUs are rights to receive the Post-Combination Company’s common stock, cash, or a combination of both at the end of a specified period. The Administrator may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the RSU award agreement, and those restrictions may lapse at such times determined by the Administrator. Restricted stock units may be settled by delivery of the Post-Combination Company’s common stock, cash equal to the fair market value of the specified number of shares of the Post-Combination Company’s common stock covered by the RSUs or any combination thereof determined by the Administrator at the date of grant or thereafter. Dividend equivalents on the specified number of shares of the Post-Combination Company’s common stock covered by RSUs may be paid on a current, deferred or contingent basis, as determined by the Administrator on or following the date of grant.

Stock Awards. A stock award is a grant of unrestricted or fully vested shares of the Post-Combination Company’s common stock.

Dividend Equivalents. Dividend equivalents entitle a participant to receive cash or the Post-Combination Company’s common stock equal in value to dividends paid with respect to a specified number of shares of the Post-Combination Company’s common stock.

Other Stock-Based Awards; Cash Awards. Other stock-based awards and cash awards are awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock or awards of cash. Such awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The Administrator will determine the terms and conditions of such awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Substitute Awards. Awards may be granted in substitution or exchange for any other award granted under the Incentive Plan or under another equity incentive plan or any other right of an eligible person to receive payment from us. Awards may also be granted under the Incentive Plan in substitution for similar awards held for individuals who become participants as a result of a merger, consolidation or acquisition of another entity by or with the Post-Combination Company or one of its affiliates.

Certain Transactions

If any change is made to the Post-Combination Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of the Post-Combination Company’s common stock, appropriate adjustments will be made by the Administrator in the shares subject to an award under the Incentive Plan. The Administrator will also have the discretion to make certain adjustments to awards in the event of a change in control, such as accelerating the vesting or exercisability of awards, requiring the surrender of an award, with or without consideration, or making any other adjustment or modification to the award that the Administrator determines is appropriate in light of such transaction.

Plan Amendment and Termination

The Post-Combination Company’s Board may amend or terminate the Incentive Plan at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Administrator will not have the authority, without the approval of stockholders, to amend any outstanding stock option or SAR to reduce its exercise price per share. The Incentive Plan will remain in effect for a period of ten years (unless earlier terminated by the Post-Combination Company’s Board).

Clawback

All awards under the Incentive Plan will be subject to any clawback or recapture policy adopted by the Post-Combination Company, as in effect from time to time.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the Incentive Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Incentive Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of common stock on the date of grant, SARs payable in cash, RSUs, and certain other awards that may be granted pursuant to the Incentive Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Subject to the discussion under “— Tax Consequences to the Post-Combination Company” below, the Post-Combination Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that have been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Post-Combination Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Post-Combination Company will then, subject to the discussion below under “— Tax Consequences to the Post-Combination Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Incentive Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Incentive Plan allows the Administrator to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of common stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $16,000 per donee (for 2022, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Restricted Stock, RSUs Stock Awards, Other Stock-Based Awards, and Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.

A recipient of a restricted stock award, stock award or other stock-based award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of the Post-Combination Company’s common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of the Post-Combination Company’s common stock (i) when the shares of the Post-Combination Company’s common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of the Post-Combination Company’s common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of the Post-Combination Company’s common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of the Post-Combination Company’s common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of the Post-Combination Company’s common stock will commence on the later of the date the shares of the Post-Combination Company’s common stock are received or the restrictions lapse. Subject to the discussion below under “— Tax Consequences to the Post-Combination Company,” the Post-

Combination Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Post-Combination Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Post-Combination Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Post-Combination Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Section 162(m). The ability of the Post-Combination Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Incentive Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Post-Combination Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

No awards will be granted under the Incentive Plan until after the Closing Date. On or as soon as practicable following the Closing Date, it is currently anticipated that certain awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”) will be granted to certain executive officers and awards of deferred share units (“DSUs”) will be granted to non-employee directors of the Post-Combination Company. Certain executive officers are expected to receive one-time awards of RSUs, which are referred to herein as “Transaction Equity Awards” and are described in more detail under “Compensation of Executive Officers and Directors After the Merger—Transaction Awards—One-time Equity Awards.” Certain executive officers are also expected to receive annual awards of RSUs and PSUs in respect of calendar year 2022, which are referred to herein as “Annual Equity Awards” and are described in more detail under “Compensation of Executive Officers and Directors After the Merger—Transaction Awards—2022 Equity Awards.” The DSUs that are expected to be granted to the non-employee directors are described in more detail under “Compensation of Executive Officers and Directors After the Merger—Director Compensation.” Assuming that stockholders approve the Incentive Plan Proposal, the foregoing awards will be granted under the Incentive Plan. Because other awards granted under the Incentive Plan are at the discretion of the Administrator, it is not possible to determine any other benefits or amounts that will be received by or allocated to participants under the Incentive Plan except for the foregoing awards. The foregoing awards are set forth in the table below.

Name	Dollar Value (PSUs) ($)	Dollar Value (RSUs) ($)		Number of Shares Subject to Awards (1)
Christopher L. Conoscenti	$3,000,000	$3,000,000		—
Chief Executive Officer and Director Nominee

Carrie L. Osicka	$1,687,500	$1,312,500		—
Chief Financial Officer

Britton L. James	$1,462,500	$1,137,500		—
Vice President of Land

Jarret J. Marcoux	$1,462,500	$1,137,500		—
Vice President of Engineering and Acquisitions

Brett S. Riesenfeld	$1,218,750	$1,381,250		—
General Counsel and Secretary

Executive Group	—	—		—
Non-Executive Director Group	—	$2,100,000	(2)	—
Non-Executive Officer Employee Group	—	$1,900,000		—
Total	$8,831,250	$11,968,750		—

(1)

With respect to the Transaction Equity Awards, the number of RSUs granted will be based on the closing price of the Post-Combination Company’s common stock on the applicable date of grant. With respect to the Annual Equity Awards, the number of RSUs or PSUs granted will be based on the volume-weighted average price of Falcon Common Stock for the 10-day period ending on the date prior to the consummation of the Merger.

(2)	The number of DSUs granted will be based on the closing price of the Post-Combination Company’s common stock on the applicable date of grant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2021 with respect to equity compensation plans adopted by Falcon under which Falcon equity securities were authorized for issuance. Falcon has no such plans that were not approved by our security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (1)
Equity compensation plans approved by security holders	1,800,015	$—	4,025,418

As of December 31, 2021, Desert Peak did not have any equity compensation plans under which Desert Peak equity securities were authorized for issuance.

Vote Required for Approval

Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Class A Common Stock and Falcon Class C Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Abstentions have no effect on the outcome of the proposal.

Recommendation of the Falcon Board

THE FALCON BOARD RECOMMENDS THAT FALCON STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 6 — THE DIRECTOR ELECTION PROPOSAL

In this section “we,” “us” and “our” refer to Falcon.

Overview

Falcon stockholders are also being asked to elect each of William D. Anderson, Mark C. Henle and Adam M. Jenkins to serve as Class II directors on the Falcon Board until the earlier of the Merger Effective Time and the annual meeting of stockholders of Falcon to be held in 2025 or until his successor is elected or appointed, subject to his earlier death, resignation or removal.

The Falcon Board is currently divided into three classes: Class I, Class II and Class III. The term of the Class I directors is scheduled to expire at the 2024 annual meeting of the stockholders of Falcon; the term of the Class II directors is scheduled to expire at the 2022 annual meeting of the stockholders of Falcon; and the term of the Class III directors is scheduled to expire at the 2023 annual meeting of the stockholders of Falcon. At each succeeding annual meeting of the stockholders of Falcon, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

If the Required Falcon Stockholder Approvals are received, we anticipate that, in connection with the Closing and in accordance with the Merger Agreement, each of the members of the Falcon Board will resign and Noam Lockshin, Morris R. Clark, Christopher L. Conoscenti, Alice E. Gould, Allen W. Li, Claire R. Harvey and Steven R. Jones will be appointed to the Post-Combination Company’s Board. Assuming the A&R Charter Proposal is approved, the Post-Combination Company’s Board will be comprised of a single class of directors with each member serving until the annual meeting of stockholders of the Post-Combination Company to be held in 2023 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal. If the A&R Charter Proposal is not approved, we anticipate that (a) Ms. Gould and Mr. Jones will be Class I directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2024 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal, (b) Mr. Conoscenti, Mr. Clark and Ms. Harvey will be Class II directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2025 or until his or her successor is elected or appointed, subject to his or her earlier death, resignation or removal and (c) Mr. Lockshin and Mr. Li will be Class III directors of the Post-Combination Company’s Board and will serve until the annual meeting of stockholders of the Post-Combination Company to be held in 2023 or until his successor is elected or appointed, subject to his earlier death, resignation or removal.

Information is set forth below regarding the principal occupation of each nominee, each of Falcon’s other directors and each of Falcon’s non-director principal officers.

Director Nominees

William D. Anderson, PE has served as a member of the Falcon Board since July 2018. Mr. Anderson is the founding member and Managing Partner of Anderson King Energy Consultants, LLC (“AK”) and has been since 2012. In 2005 and prior to the formation of AK, Mr. Anderson formed Anderson O&G, Inc. (“AOG”), a boutique energy sector advisory and consulting business oriented towards acquisition and divestiture activities. Prior to forming AOG, Mr. Anderson served as the Executive Vice President and Chief Operating Officer for Wynn-Crosby Energy, Inc. Mr. Anderson is a registered petroleum engineer and is a former Senior Vice President and Partner of Netherland, Sewell & Associates, Inc. At Netherland Sewell he served as team leader for major projects in the Mid-Continent, Permian, North & South Louisiana, and South Texas basins, as well as for projects in Europe, SE Asia, and Africa. Prior to joining Netherland Sewell in 1983, Mr. Anderson held several positions with Exxon Company U.S.A. including Supervising Reservoir Engineer managing five large offshore fields. Mr. Anderson received a B.S. in civil engineering from the University of Connecticut, an M.S. in civil engineering from Columbia University and a Master of Engineering in Petroleum Engineering from Tulane University. Falcon believes that Mr. Anderson’s extensive experience in the oil and gas industry qualifies him for service on the Falcon Board.

Mark C. Henle has served as a member of the Falcon Board since July 2021. Mr. Henle is a Principal in the Private Equity Group at Blackstone. Since joining Blackstone in 2019, Mr. Henle has focused on investments in the upstream, oilfield and energy transition service sectors and has been involved in Blackstone’s investments in Beacon Offshore Energy, Primexx Energy Partners, Rock Ridge Royalty, Ulterra and Waterfield Midstream. Before joining Blackstone, from 2014 to 2019, Mr. Henle was a Vice President at White Deer Energy, an energy-focused private equity fund based in Houston and New York. Prior to that, Mr. Henle was an Associate at Lazard in the Power, Energy and Infrastructure Group. Mr. Henle began his career as an Analyst at Goldman Sachs in the Equities Division. Mr. Henle received an MBA from Harvard Business School and a BA in Economics and Computer Science summa cum laude from Dartmouth College. Because of his broad knowledge of the industry and oil and gas investments, Falcon believes Mr. Henle is well qualified to serve on the Falcon Board.

Adam M. Jenkins has served as a member of the Falcon Board since August 2018. Mr. Jenkins is a Managing Director and Chief Operating Officer of the Portfolio Operations Group at Blackstone, focusing on financial and operational performance monitoring across the global portfolio, supporting the strategic prioritization of Blackstone’s operational resources at scale, and driving integration of Blackstone’s portfolio operating model in the investment process. Mr. Jenkins joined Blackstone in July 2013, previously focusing on private equity investments in the energy sector. He has been involved with Blackstone’s investments in Beacon Offshore Energy, Brix Oil & Gas, Kosmos Energy, LLOG Bluewater, Royal Resources, Siccar Point Energy, and Vine Oil & Gas. From August 2011 until June 2013, Mr. Jenkins was an Associate at WL Ross & Co. From July 2006 until July 2008, he worked at Lazard Ltd. Mr. Jenkins received a BA summa cum laude in Philosophy from Yale College, and a JD magna cum laude from Harvard Law School. He is a member of the New York State Bar. Because of his broad knowledge of the industry and oil and gas investments, Falcon believes Mr. Jenkins is well qualified to serve on the Falcon Board.

Continuing Directors

Claire R. Harvey has served as a member of and as Chairman of the Falcon Board since May 2020. Ms. Harvey is the President of ARM Resources, the upstream oil and gas division of ARM Energy, LLC, a producer services firm providing innovative solutions across the energy value chain. Ms. Harvey has a long history of investing in and owning oil and gas assets. From May 2019 to August 2020, Ms. Harvey was Chief Executive Officer of Gryphon Oil and Gas, LLC (“Gryphon”), a Blackstone-sponsored company focused on acquiring non-operated interests in the Permian Basin, whose management included two senior Blackstone executives and fellow Falcon director and Blackstone Managing Director Erik C. Belz. Prior to Gryphon, Ms. Harvey made upstream oil and gas investments on behalf of two private equity funds, Pine Brook Partners, LLC from March 2014 to May 2019, and TPH Partners LLC from May 2010 to February 2014. Earlier in her career, she worked as an investment banker at Lehman Brothers and Barclays plc, primarily focused on corporate finance and mergers and acquisitions for oil and gas companies. Ms. Harvey has served as a director on several private oil and gas company boards and also currently serves on the Board of Advisors for the Texas A&M University Finance Department as well as the Texas A&M University Petroleum Ventures Program. Ms. Harvey earned a Bachelor of Business Administration degree in Finance at Texas A&M University, where she was also a four-year letterman and co-captain for the Texas Aggie Volleyball Team. In addition, Ms. Harvey earned a Master of Business Administration from the Jones Graduate School of Business at Rice University where she was the Jones Scholar and M.A. Wright Award winner. Falcon believes that Ms. Harvey’s extensive experience in the oil and gas industry qualifies her for service on the Falcon Board.

Bryan C. Gunderson has been Falcon’s President and Chief Executive Officer and has served on the Falcon Board since June 2021. Prior to his current role, Mr. Gunderson served as Falcon’s Chief Financial

Officer beginning in June 2019. He previously served as the Executive Vice President, Finance of Nine Point Energy, a private exploration and production company where he was responsible for finance, budgeting and financial controls. Before that, from 2013 to 2016, he served as Vice President, Office of the CEO, of Triangle Petroleum, a public oil and gas business. From 2011 to 2013 he was an Associate in the Energy Financial Services division of General Electric. Before that he was a Financial Analyst in the Global Upstream division of Chevron and an investment banking analyst in the natural resources group at Lehman Brothers. Mr. Gunderson received a BA from Bard College and a MBA in finance from The Wharton School, University of Pennsylvania.

Alan J. Hirshberg has served as a member of the Falcon Board since April 2019. Mr. Hirshberg has worked with Blackstone as a Senior Advisor since January 2019. He joined ConocoPhillips in 2010 as its Senior Vice President, Planning and Strategy, and retired in January 2019 as its Executive Vice President, Production, Drilling and Projects, a position he held since April 2016. In this role, he had responsibility for ConocoPhillips’ worldwide operations, as well as supply chain, aviation, marine, major projects and engineering functions. Prior to joining ConocoPhillips, Mr. Hirshberg worked at Exxon and ExxonMobil for 27 years, serving in various senior leadership positions in upstream research, production operations, major projects and strategic planning. Mr. Hirshberg earned Bachelor and Master of Science degrees in Mechanical Engineering from Rice University. Falcon believes that Mr. Hirshberg’s extensive experience in the oil and gas industry qualifies him for service on the Falcon Board.

Steven R. Jones has served as a member of the Falcon Board since October 2017. Since 2018, Mr. Jones has been the Executive Vice President and Chief Financial Officer of WaterBridge Resources LLC, a privately held company focused on building and operating water pipelines and related infrastructure to serve oil and gas producers. From November 2016 to March 2018, Mr. Jones was the Founder, President and Chief Executive Officer of Core Midstream, a venture-stage energy company focused on acquiring and developing companies and projects engaged in midstream services for natural gas and crude oil producers. From February 2014 to October 2016, he founded and served as the Senior Vice President and Chief Financial Officer of PennTex Midstream Partners, a former Nasdaq listed limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America. Prior to that, from March 2008 to January 2014, Mr. Jones served as the Managing Director and Head of Midstream Investment Banking of Tudor, Pickering, Holt & Company, an integrated investment and merchant bank providing high quality advice and services to the energy industry. In addition, from June 2004 to March 2008, he served as Vice President, Global Natural Resources of Lehman Brothers, Inc., a global financial services firm. Prior to that, from June 2000 to June 2004, Mr. Jones served as Director of Corporate Development of El Paso Corporation, a provider of natural gas and related energy products. Falcon believes that Mr. Jones’ extensive experience in the oil and gas industry qualifies him for service on the Falcon Board.

Non-Director Principal Officers

Matthew B. Ockwood has been our Chief Financial Officer since June 2021. Prior to joining Falcon, Mr. Ockwood served as Managing Director and member of the Investment Committee of Chambers Energy Capital, a Houston based investment firm focused on opportunistic credit and equity investments in the energy industry. While at Chambers Energy, Mr. Ockwood served on boards of directors of numerous companies, both private and publicly listed, during his 12-year tenure with the firm. Prior to Chambers Energy’s founding in 2009, Mr. Ockwood was employed by Lehman Brothers where he worked in the Natural Resources investment banking group. Mr. Ockwood holds a B.B.A in Finance, summa cum laude, and a Certificate in Leadership Study and Development from Texas A&M University where he served as the Commander of the Corps of Cadets.

Jeffrey F. Brotman has been our Chief Legal Officer and Secretary since April 2017. He previously served as our Chief Financial Officer from April 2017 to June 2019. Mr. Brotman has been Vice Chairman and Chief Operating Officer of Hepco Capital Management, LLC since its formation in September 2016. Hepco is a private investment firm that sponsors principal capital investments in diverse business sectors. He also was the Chief Financial Officer, Chief Legal Officer and Secretary of Osprey Technology Acquisition Corp. (NYSE: SFTW), a

blank check company, from June 2019 until its merger with BlackSky Technologies, Inc (NYSE: BKSY) in September 2021. He has been the Chief Legal Officer and Secretary of Broadscale Acquisition Corp. (NASDAQ: SCLE), a blank check company since December 2020. Mr. Brotman was Chief Operating Officer and Executive Vice President at Resource America, Inc., formerly a publicly traded asset manager investing in real estate, financial services and credit until its sale to C-III Capital Partners, until September 2016. He joined Resource America in 2007, and while at Resource America also served as Executive Vice President of Resource Capital Corp., now known as ACRES Commercial Realty Corp., a publicly-traded real estate investment trust, Chairman of Board of Directors of Primary Capital Mortgage, Director of Leaf Commercial Capital and sat on various investment committees across all product lines. Mr. Brotman was the President and Chief Executive Officer of Access to Money, Inc. (f/k/a TRM Corp.), one of the world’s largest non-bank ATM operators, from March 2006 to June 2007, and served as the Chairman of its Board of Directors from September 2006 through September 2008. Mr. Brotman was a co-founder, and served as Managing Member, of Ledgewood, PC, a Philadelphia based business law firm, from June 1992 to March 2006, and was of counsel until June 2007. He was a Trustee of Resource Real Estate Diversified Income Fund from its inception in March 2013 until September 2016. He has been an adjunct Professor of Law at the University of Pennsylvania Law School since 1990, where he has taught courses in accounting and lending transactions. He is also a Certified Public Accountant (currently inactive) and a licensed Real Estate Broker.

Michael J. Downs has been our Chief Operating Officer since February 2020, and before that served as our VP of Operations since October 2018, where he oversaw our royalty production, land administration, reservoir engineering and ongoing minerals acquisition efforts. He previously served as VP Operations at Titan Energy, LLC and its predecessor oil and gas exploration and production companies, from April 2014 until September 2018, where he managed Titan’s Eagle Ford position. From July 2011 until March 2014, Mr. Downs was Director, Strategic operations for Atlas Energy, LP. Prior to this, Mr. Downs was JV Coordinator for Atlas Energy, LP, responsible for managing a $1.7 billion joint venture in the Marcellus Shale between Atlas Energy, Inc and Reliance Industries of India. Mr. Downs graduated from Drexel University with a Bachelor of Science in Business Administration, Accounting.

Stephen J. Pilatzke has been our Chief Accounting Officer since October 2018. From January 2010 to September 2018, Mr. Pilatzke served in multiple positions, most recently as Chief Accounting Officer, of Lightfoot Capital Partners GP, LLC, a private equity company with a focus on the energy sector. From October 2013 until its sale in December 2017, Mr. Pilatzke was also Chief Accounting Officer of Arc Logistics GP, LLC, the general partner of Arc Logistics Partners LP, formerly a publicly traded company and portfolio company of Lightfoot Capital Partners. Prior to joining Lightfoot Capital Partners, Mr. Pilatzke served as Chief Financial Officer and Controller of Paramount BioSciences LLC, a venture capital firm specializing in the pharmaceutical and biotechnology sector and was responsible for all of the accounting and reporting functions of Falcon and related portfolio companies, from 2005 to 2010. Prior to Paramount BioSciences LLC, Mr. Pilatzke worked as an auditor at Eisner LLP, an accounting and advisory firm, from 2001 to 2005. Mr. Pilatzke is a Certified Public Accountant and received his BS in Accounting from Binghamton University.

Information Concerning The Falcon Board of Directors, Committees and Governance

Corporate Profile

Our Falcon Class A Shares and Falcon warrants are listed on the Nasdaq Capital Market under the symbols “FLMN” and “FLMNW,” respectively, and we are subject to Nasdaq listing standards. The Falcon Board is divided into three classes with only one class of directors being elected each year. The term of office of the Class II directors, consisting of Messrs. Anderson, Henle and Jenkins, will expire at the 2022 annual meeting. The term of office of the Class III directors, consisting of Ms. Harvey and Mr. Gunderson, will expire at the 2023 annual meeting. The term of office of the Class I directors, consisting of Messrs. Hirshberg, Jones and Belz, will expire at the 2024 annual meeting. The Nasdaq listing standards require that a majority of the Falcon Board be independent. The Falcon Board has determined that Messrs. Anderson, Hirshberg, Belz, Jenkins, Henle, and

Jones, and Ms. Harvey, are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and the rules and regulations promulgated by the SEC.

We have adopted corporate governance guidelines and charters for the audit, compensation and nominating and corporate governance committees of the Falcon Board intended to satisfy Nasdaq listing standards. We have also adopted a code of business conduct and ethics for our directors, officers and employees intended to satisfy Nasdaq listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of business conduct and ethics and committee charters are available on our website at www.falconminerals.com. The information on our website is not part of this proxy statement.

The Falcon Board held 14 meetings during 2021. During 2021, each of our incumbent directors attended at least 75% of the meetings of the Falcon Board and the meetings of the committees of the Falcon Board on which that director served (in each case, which were held during the period for which such incumbent director was a director). We do not have a policy regarding director attendance at annual meetings but encourage the directors to attend if possible. One of our directors virtually attended the 2021 annual meeting of stockholders.

Board Committees

The standing committees of the Falcon Board consist of an audit committee, a compensation committee, and a nominating and corporate governance committee. In 2021, the audit committee held five meetings, the compensation committee held six meetings and the nominating and corporate governance committee held two meetings. In 2021 the Falcon Board also established an ad hoc transaction advisory committee. Each of the committees reports to the Falcon Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Nasdaq rules and Section 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of the Falcon Board, which currently consists of Messrs. Jones and Anderson, and Ms. Harvey. Each of Messrs. Jones and Anderson, and Ms. Harvey, meets the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Jones serves as Chairman of the Audit Committee.

The audit committee’s duties, which are specified in the Audit Committee Charter, which is available on Falcon’s website, include, but are not limited to:

•	review of Falcon’s audited financial statements;

•	the integrity of Falcon’s financial statements;

•	Falcon’s process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of Falcon’s independent auditor; and

•	the performance of Falcon’s internal audit function.

Financial Expert on Audit Committee

Under the Nasdaq listing standards, the audit committee must at all times be composed exclusively of independent directors who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Jones satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee

We have established a compensation committee of the Falcon Board, which currently consists of Messrs. Jenkins and Belz, and Ms. Harvey. Each of Messrs. Jenkins and Belz, and Ms. Harvey, meets the independent director standard under Nasdaq listing standards. Mr. Belz serves as Chairman of our compensation committee.

The compensation committee’s duties, which are specified in the Compensation Committee Charter, which is available on Falcon’s website, include, but are not limited to:

•	determining and approving the compensation of executive officers; and

•	reviewing and approving incentive compensation and equity compensation policies and programs.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Frederic W. Cook & Co., Inc., an independent compensation consultant (“FW Cook”), has been engaged by the compensation committee to provide compensation consulting services and benchmarking information to executive management. This information may also be provided to the compensation committee, from time to time, in making certain compensation determinations. Such consultant provided advice and recommendations for employee and director compensation for fiscal 2021 and did not provide any services to us unrelated to executive or director compensation.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the Falcon Board, which consists of Messrs. Henle, Hirshberg, Jenkins and Jones. Each of Messrs. Henle, Hirshberg, Jenkins and Jones meet the independent director standard under Nasdaq listing standards. Mr. Henle currently serves as Chairman of our nominating and corporate governance committee.

The nominating and corporate governance committee’s duties, which are specified in the Nominating and Corporate Governance Committee Charter, which is available on Falcon’s website, include, but are not limited to:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Falcon Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Falcon Board;

•	developing, recommending to the Falcon Board and overseeing implementation of Falcon’s corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Falcon Board, its committees, individual directors and management in the governance of Falcon; and

•	reviewing on a regular basis Falcon’s overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee also develops and recommends to the Falcon Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices.

In addition to the rights set forth in the Shareholders Agreement discussed elsewhere in this proxy statement, the nominating and corporate governance committee expects to use a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the Falcon Board apart from those nominees designated pursuant to the Shareholders Agreement, the committee expects it will solicit candidate recommendations from its own members, other directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees. The committee will assess the appropriate size of the Falcon Board and whether any vacancies on the Falcon Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, and the designation provisions of the Shareholders Agreement are waived or do not apply, the committee will consider whether to fill those vacancies and, if applicable, will consider various potential director candidates. The committee expects to evaluate any such candidates at regular or special meetings of the committee and may be considered at any point during the year.

The nominating and corporate governance committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The committee will seek to ensure that the membership of the Falcon Board and each committee of the Falcon Board satisfies all relevant Nasdaq listing standard requirements and applicable laws and regulations and all requirements of our governance documents. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the committee may look for in any particular director nominee who is not a designee under the Shareholders Agreement will depend on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Falcon Board. The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their sex, race, religion, creed, sexual orientation or disability.

The nominating and corporate governance committee will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting. Our stockholders that wish to nominate a director for election to the Falcon Board should follow the procedures set forth in our certificate of incorporation and bylaws.

Transaction Advisory Committee

In September 2020, the Falcon Board established a transaction advisory committee consisting of Messrs. Jones and Anderson, and Ms. Harvey, having considered all of the facts disclosed by each of the members of the Falcon Board and having concluded that each were disinterested for purposes of the transaction advisory committee’s anticipated activities. Ms. Harvey served as Chairman of the committee. The transaction advisory committee was an ad hoc committee established by the Falcon Board for the purpose of identifying, evaluating, negotiating and overseeing one or more potential transactions including, but not limited to, asset or business purchases and sales, business combinations and capital raises. The transaction advisory committee’s duties included:

•	review and evaluation of potential transactions;

•	establishment and oversight of a process to solicit expressions of interest and to review and evaluate alternative transactions;

•	negotiate (or oversee and direct negotiations of) the terms and conditions of a transaction;

•	determine whether the transactions are beneficial to Falcon and its stockholders;

•

recommend to the Falcon Board what actions, if any, should be taken by the Falcon Board with respect to the transaction, provided, however, that the committee did not have the authority of the Falcon Board to approve a transaction;

•	determine insider conflicts with respect to a potential transaction;

•	assist in the preparation and filing of any documents as may be required with respect to a potential transaction; and

•	report regularly to the Falcon Board or any other committee thereof as the committee deems appropriate.

The transaction advisory committee served until April 2021, at which time it was disbanded.

In August 2021, the Falcon Board again established an ad hoc transaction committee consisting of Messrs. Jones and Anderson, and Ms. Harvey, having considered all of the facts disclosed by each of the members of the Falcon Board and having concluded that Messrs. Jones and Anderson and Ms. Harvey were disinterested for purposes of the transaction committee’s anticipated activities. Ms. Harvey served as Chairman of the committee. The transaction committee was an ad hoc committee established by the Falcon Board for the purpose of identifying, evaluating, negotiating, and overseeing a potential transaction in which Blackstone may have a competing interest, as well as to review and evaluate additional asset or business purchases and sales or business combinations in which Blackstone may have an interest. The transaction committee’s duties again included:

•

review and evaluation of a potential transaction in which Blackstone may have a competing interest as well as additional potential asset or business purchases and sales or business combinations in which Blackstone may have an interest;

•	establishment and oversight of a process to solicit expressions of interest and to review and evaluate alternative transactions;

•	negotiate (or oversee and direct negotiations of) the terms and conditions of a transaction;

•	determine whether the transactions are beneficial to Falcon and its stockholders;

•

recommend to the Falcon Board what actions, if any, should be taken by the Falcon Board with respect to the transaction, provided, however, that the committee did not have the authority of the Falcon Board to approve a transaction;

•	determine insider conflicts with respect to a potential transaction;

•	assist in the preparation and filing of any documents as may be required with respect to a potential transaction; and

•	report regularly to the Falcon Board or any other committee thereof as the committee deems appropriate.

The re-constituted transaction committee served until September 29, 2021, at which time the activity of the transaction committee was suspended, the Falcon Board having determined that the transaction committee’s services were no longer needed in connection with the proposed transaction. On November 12, 2021, the transaction committee was reinstated in response to the receipt of Desert Peak’s business combination proposal received on November 11, 2021. The transaction committee’s responsibilities were clarified and expanded by the Falcon Board on December 16, 2021 to include the following:

•

review and evaluate the terms and conditions certain proposed transactions and any alternatives that may arise the foregoing, and determine whether, any of such transactions is advisable, fair to and in the best interests of the Corporation and its stockholders (other than Blackstone);

•	establish, oversee, and direct a process for the review and evaluation of such transactions;

•	negotiate (or oversee and direct negotiations of) the terms and conditions of such transactions or any alternative that may arise out of the undertaking of such transactions;

•	determine whether any of such transactions or any alternative that may arise out of such transactions is in the best interests of the Falcon and its stockholders (other than Blackstone);

•	determine if any director or executive officer is actually or potentially conflicted with respect to any of such transactions or any alternatives that may arise therefrom;

•

determine whether or not to approve any of such transactions that may arise out of Falcon undertaking the foregoing and to undertake any action with respect thereto that may otherwise be taken by the Falcon Board, other than those actions required by the DGCL to be undertaken by the Falcon Board, and

•

recommend to the Falcon Board what actions, if any, should be taken by the Falcon Board with respect to any such transaction and any alternatives that may arise therefrom, including, without limitation, to take no action with respect to or not to pursue such transaction.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees intended to satisfy Nasdaq listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our code of business conduct and ethics is available on Falcon’s website. We intend to disclose amendments to and waivers, if any, from our Code of Business Conduct and Ethics and Financial Code of Ethics, as required, on our website, www.falconminerals.com, promptly following the date of any such amendment or waiver.

Board Leadership Structure and Role in Risk Oversight

Claire R. Harvey serves as Chairman of the Falcon Board. We believe that the most effective leadership structure at the present time is to have separate Chairman and Chief Executive Officer positions because this allows the Falcon Board to benefit from having multiple strong voices bringing separate views and perspectives to meetings.

The Falcon Board is responsible for overseeing the overall risk management process at our company. Risk management is considered a strategic activity within our company and, responsibility for managing risk currently rests with executive management while the Falcon Board participates in the oversight of the process. The oversight responsibility of the Falcon Board is enabled by management reporting processes designed to provide visibility to the Falcon Board about the identification, assessment, and management of critical risks. Those areas of focus include strategic, operational, financial and reporting, compliance and other risks. Our audit committee enhances the Falcon Board’s oversight of risk management and discusses with management, the independent auditor and the internal auditor policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures. Further, our compensation committee enhances the Falcon Board’s oversight of risk management by considering the impact of Falcon’s compensation plans, and the incentives created by Falcon’s compensation plans, on Falcon’s risk profile. In 2020, the compensation committee retained F.W. Cook, a third-party company, to provide consulting services related to our risk management policies attributable to our compensation plans.

Stockholder and Interested Party Communications

Stockholders are invited to communicate to the Falcon Board or its committees by writing to: Falcon Minerals Corporation, Attention: Board of Directors, c/o Jeffrey F. Brotman, Chief Legal Officer and Secretary, 1845 Walnut Street, Suite 1111, Philadelphia, PA 19103. In addition, interested parties may communicate with the Chairman of the Falcon Board or with the non-management and independent directors of Falcon as a group by writing to: Falcon Minerals Corporation, Attention: Chairman of the Falcon Board, c/o Jeffrey F. Brotman, Chief Legal Officer and Secretary, 1845 Walnut Street, Suite 1111, Philadelphia, PA 19103.

Executive Sessions of Non-Management Directors

The Falcon Board holds regular executive sessions in which the non-management directors meet without any members of management present, no less frequently than two times per year. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. In the event that the non-management directors include directors who are not independent under the listing requirements of Nasdaq, then at least once a year, there is an executive session including only independent directors.

Committee Reports

Audit Committee Report

In connection with its function to oversee and monitor our financial reporting process, the audit committee has done the following:

•

reviewed and discussed our financial statements for the fiscal year ended December 31, 2021 with our management and our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”);

•

discussed with our independent registered public accounting firm those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees); and

•

received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our accountant’s communications with the audit committee concerning independence, and discussed their independence.

Based on the review and discussions referred to above, the audit committee recommended to the Falcon Board that the audited financial statements be included in the annual report.

The Audit Committee of the Falcon Board:
William D. Anderson Claire R. Harvey
Steven R. Jones

Compensation Committee Interlocks and Insider Participation

The compensation committee currently consists of Messrs. Jenkins and Belz, and Ms. Harvey. None of such persons was an officer or employee of Falcon or any of its subsidiaries during fiscal 2021 or was formerly an officer or employee of Falcon. During fiscal 2021, none of Falcon’s executive officers served as a director or on the compensation committee of another entity, one of whose executive officers served on the compensation committee. During fiscal 2021, none of Falcon’s executive officers served on the compensation committee of another entity, any one of whose executive officers served on the Falcon Board.

Audit Fees and Services

Deloitte has served as the Company’s independent registered public accounting firm since the completion of the 2018 Transaction described elsewhere in this Proxy Statement. No accountant has been selected or recommended to our stockholders for election, approval or ratification for 2022 as the Post-Combination Company will select an accountant for 2022 following closing of the Merger Transactions. We do not expect that representatives of Deloitte will be present at the annual meeting, however, if present, these representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The following is a summary of fees paid by Falcon to Deloitte for services rendered.

Audit Fees

During the years ended December 31, 2021 and 2020, audit fees for our independent registered public accounting firm were $656,323 and $550,277, respectively. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the years ended December 31, 2021 and 2020, there were no audit-related fees paid to our independent registered public accounting firm.

Tax Fees

During the years ended December 31, 2021 and 2020, tax fees paid to our independent registered public accounting firm were $130,567 and $151,095, respectively. These represent fees for professional services rendered in connection with tax compliance, tax advice and tax planning.

All Other Fees

During the years ended December 31, 2021 and 2020, there were no fees billed for services provided by our independent registered public accounting firm other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee, on at least an annual basis, reviews audit and non-audit services performed by our independent registered public accounting firm as well as the fees charged for such services. Our policy is that all audit and non-audit services must be pre-approved by the audit committee. All of such services and fees were pre-approved during the fiscal year ended December 31, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of Falcon with the SEC. Officers, directors, and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish Falcon with copies of all Section 16(a) forms that they file.

Based solely upon a review of Section 16 Forms 3 and Forms 4 furnished to Falcon during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, except for the following, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2021. Mr. Gunderson filed one late Form 4 relating to a withholding of shares to cover tax obligations in connection with vesting of restricted stock; and Ms. Harvey filed one late Form 4 relating to a grant of shares of restricted stock.

Required Vote

Election of the director nominees pursuant to the Director Election Proposal requires a plurality of the votes cast by holders of shares of Falcon Common Stock entitled to vote thereon, voting as a single class.

Recommendation of the Falcon Board

THE FALCON BOARD RECOMMENDS THAT FALCON STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTOR NOMINEES TO THE FALCON BOARD AS PART OF THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Nasdaq Proposal or the Reverse Stock Split Proposal, the Falcon Board may adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will Falcon solicit proxies to adjourn the Special Meeting beyond the date by which it may properly do so under the Falcon Charter and Delaware law.

The chairman of the Falcon Board has the authority to adjourn any meeting of the Falcon stockholders, including the Special Meeting. Pursuant to the Merger Agreement, Falcon is required to adjourn the Special Meeting (i) to the extent necessary to ensure that any legally required supplement or amendment to this Proxy Statement is provided to the Falcon stockholders, (ii) if, on a date for which the Special Meeting is scheduled, there are insufficient shares of Falcon Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting or (iii) if, on a date for which the Special Meeting is scheduled, Falcon has not received proxies representing a sufficient number of shares of Falcon Common Stock to adopt the Nasdaq Proposal or the Reverse Stock Split Proposal, which, other than the first adjournment or postponement pursuant to this clause (iii), will be subject to Desert Peak’s consent (provided, that Falcon will not postpone or adjourn the Special Meeting (x) unless otherwise agreed to by Falcon and Desert Peak, to a date that is more than 10 days after the date previously scheduled (it being understood that Falcon will adjourn or postpone the Special Meeting every time the circumstances described in the foregoing clauses (i), (ii) or (iii) exist) or (y) to a date that is less than two business days prior to the Outside Date (excluding any adjournments or postponements required by applicable law)).

Required Vote

The Merger is not conditioned upon the approval of the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Falcon Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the Falcon Board

THE FALCON BOARD RECOMMENDS THAT FALCON STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference. You should read carefully the Merger Agreement in its entirety because it, and not this Proxy Statement, is the legal document that governs the terms of the Merger Transactions, including the Merger.

Background of the Merger

The terms of the Merger are the result of arm’s length negotiations between the representatives of Falcon and Desert Peak. The following is a summary of the events leading up to the agreement to merge and the key meetings, discussions, negotiations and actions between Falcon and Desert Peak and their respective advisors resulting in the Merger. As used in this section, “representatives of Falcon” refers to members of the Falcon Board and/or members of Falcon’s management team, including the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer and “representatives of Desert Peak” refers to members of Kimmeridge, the managing member of Desert Peak and/or members of Desert Peak’s management team.

Falcon (formerly named Osprey Energy Acquisition Corp.) was a blank check company incorporated in Delaware in June 2016. Falcon was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or assets.

On August 23, 2018, Falcon completed the acquisition (the “2018 Transaction”) of the equity interests in certain of the subsidiaries of Noble Royalties Acquisition Co., LP, Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC and Hooks Holding Company GP, LLC (collectively, the “Contributors”) pursuant to the Contribution Agreement, dated as of June 3, 2018, by and among Falcon, Royal Resources, Royal Resources GP L.L.C. and the Contributors (the “Contribution Agreement”).

In connection with the closing of the 2018 Transaction, Falcon changed its name from “Osprey Energy Acquisition Corp.” to “Falcon Minerals Corporation.” Falcon is now structured as an “Up-C,” meaning that substantially all the assets of Falcon are held by Falcon OpCo, and Falcon’s only operating asset is its equity interest in Falcon OpCo. Each Falcon Partnership Unit, together with one share of Falcon Class C Common Stock, is exchangeable for one share of Falcon Class A Common Stock at the option of the holder pursuant to the terms of Falcon’s and Falcon OpCo’s organizational documents, subject to certain restrictions.

Since the 2018 Transaction, Falcon’s largest stockholder is and has been Royal Resources, which was formed by a subsidiary of Blackstone in 2011. Blackstone (through its ownership of Royal Resources) has retained a significant ownership stake in Falcon, currently representing approximately 40.4% of Falcon’s voting interests through Royal Resource’s ownership of the Falcon Class C Common Stock. Pursuant to a Shareholders Agreement by and among the Company, Royal Resources and the other parties thereto, and given its percentage ownership of the outstanding Falcon Common Stock, Blackstone also has the right to nominate six out of the nine members of the Falcon Board.

As part of Falcon’s ongoing strategic planning process, the Falcon Board and Falcon’s management team regularly evaluate Falcon’s operations with a focus on creating long-term value by leveraging assets to create efficiencies, generating cash flow and returning capital to Falcon’s stockholders. In connection with such evaluations, the Falcon Board and Falcon’s management team also review and assess potential strategic alternatives available to Falcon, including mergers and acquisition transactions. As part of such assessment, members of the Falcon Board and Falcon’s management team have contact from time to time with financial and strategic parties, including other public and private mineral and royalty companies, to discuss strategic and commercial opportunities, industry trends and other matters. In connection with these activities, the Falcon Board met periodically in the ordinary course of business to receive updates from Falcon’s management team on these discussions and to consider and evaluate potential strategic alternatives, including change of control transactions, business combinations, acquisitions, dispositions, joint ventures and potential financing opportunities.

During the first half of 2020, the share price of Falcon Class A Common Stock declined amid the COVID-19 pandemic, the associated impacts to the global economy and U.S. oil and gas markets, and production curtailments announced in connection therewith. In response, the Falcon Board discussed a number of potential strategic alternatives, including potentially acquiring one or more packages of oil and gas mineral assets or entering into a business combination with a similarly-sized or larger oil and gas mineral company to enhance Falcon’s scale, free cash flow generation and competitiveness in an increasingly volatile market. The Falcon Board discussed these potential paths in depth, including the relative merits of each option in relation to providing attractive economies of scale, improved free cash flow and a return of capital to Falcon’s investors as well as the potential to achieve a premium valuation in a change of control transaction.

The Falcon Board also noted Falcon’s historical dependency on the Eagle Ford Shale and its dependency on a limited number of operators and discussed whether Falcon would benefit from the scale that could come from a strategic combination with another minerals focused company with assets located in other geographic oil and gas basins with greater operator diversification. In the months preceding the Merger, the Falcon Board discussed several potential transactions that ultimately were not pursued as the transactions were determined not to advance Falcon’s corporate operational and financial goals. The Falcon Board also discussed potential change of control transactions and the fact that no party had historically indicated interest in Falcon that the Falcon Board thought would lead to a transaction that was superior to the status quo.

In June 2020, Falcon engaged in discussions with Citibank Global Markets Inc. (“Citi”) to assist Falcon with evaluating potential strategic opportunities. Later in June 2020, representatives of Citi presented to the Falcon Board different alternatives to drive value for Falcon’s stockholders, including potential strategic transactions with both public and private counterparties. The Falcon Board agreed to have interested third parties enter into mutual nondisclosure agreements and receive access to a data room with confidential information regarding Falcon.

During July, August and September 2020, representatives of Citi engaged with a number of potential counterparties regarding strategic opportunities with Falcon. During this period, Falcon entered into nondisclosure agreements (“NDAs”) with 9 parties, including Kimmeridge Mineral Fund, LP, the predecessor to Desert Peak (the “Desert Peak Predecessor”), in connection with potential strategic transactions, including change of control transactions, business combinations, acquisitions, dispositions, joint ventures and potential financing opportunities. Discussions between Falcon and the Desert Peak Predecessor did not progress at the time. None of the NDAs that Falcon entered into at that time included a “standstill” or similar provision that is currently effective. During this time, representatives of Falcon conducted due diligence calls with a number of potential counterparties, including two private equity companies (“Company A” and “Company B,” respectively) and a public oil and gas company (“Company C”).

On August 5, 2020, Falcon announced publicly in its second quarter 2020 earnings release that the Falcon Board was evaluating all options to increase value to its equityholders over the short, medium, and long-term. Subsequently, representatives of Falcon discussed the Falcon Board’s strategic review process on the earnings call.

In early September 2020, representatives of Citi provided the Falcon Board and representatives of Falcon’s management team with an update on the process and timing of the potential strategic opportunities, including the receipt of proposals from (a) Company A, which proposed contributing assets and cash to Falcon in exchange for Falcon Common Stock, (b) Company B, which proposed contributing assets and cash to Falcon in exchange for preferred equity in Falcon, and (c) Company C, which proposed entering into a stock-for-stock merger transaction with Falcon (the “Company C Initial Proposal”). Following discussions related to the three proposals, the Falcon Board directed Citi to continue discussions with Company A and Company C but not

Company B, as it did not consider the proposal by Company B to be advisable or in the best interests of Falcon or Falcon’s stockholders.

Later in September 2020, the Falcon Board approved the engagement of Citi as Falcon’s financial advisor in connection with its ongoing evaluation of potential strategic alternatives aimed at maximizing stockholder value. In addition, the Falcon Board established a committee (the “Transaction Committee”) consisting of Claire Harvey, Chair of the Falcon Board, William Anderson and Steven Jones, having considered all of the facts disclosed by each of the members of the Falcon Board and having concluded that Messrs. Jones and Anderson and Ms. Harvey were disinterested for purposes of the transaction committee’s anticipated activities. The Falcon Board delegated to the Transaction Committee full power and authority of the Falcon Board to take all actions the Transaction Committee considers necessary, desirable or convenient in connection with identifying, evaluating, reviewing, negotiating and making recommendations to the Falcon Board regarding potential strategic alternatives. Subsequently, the Transaction Committee engaged White & Case LLP (“W&C”) as its outside legal counsel. The decision to engage W&C was based on, among other things, the qualifications of White & Case and the absence of material conflicts on the part of W&C.

Representatives of Falcon and Company A continued discussions relating to a potential transaction during the remainder of September, including discussion relating to due diligence matters.

Throughout the remainder of September and October 2020, representatives of Citi, the Transaction Committee, and Falcon’s management team engaged in discussions with Company C relating to a possible business combination in which Company C would merge with Falcon in a stock-for-stock transaction. The discussions among the parties during this period related to diligence matters, structuring and valuation. In addition, during this period, representatives of Citi regularly discussed with the Transaction Committee considerations relating to the potential transaction with Company C, including valuation.

On October 16, 2020, representatives of Company C delivered a presentation to the Falcon Board about a possible business combination. Following Company C’s presentation, the Transaction Committee determined that it remained interested in continuing to explore a possible business combination with Company C. In late October 2020, Falcon engaged Latham & Watkins LLP (“Latham”) as its outside legal counsel in connection with the potential strategic alternatives and directed Citi to develop additional information concerning a potential transaction with Company C.

On October 22, 2020, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team, Citi, Latham and W&C. During the meeting, Citi presented updated information relating to the potential transaction with Company C. Following discussions among representatives of the Falcon Board, Falcon’s management team and Citi, the Transaction Committee authorized a representative of Falcon to communicate to Company C a counterproposal to the Company C Initial Proposal. Following additional discussion among members of the Transaction Committee, on October 23, 2020 the Transaction Committee authorized a representative of Falcon to respond to Company C with a counterproposal. Later that day, a representative of Falcon contacted the Chief Executive Officer of Company C and communicated the Transaction Committee’s counterproposal.

In late October 2020, members of the Transaction Committee met to consider and assess the capabilities of additional financial advisors in the exploration and production industry generally for purposes of providing additional technical and valuation analysis in connection with a potential transaction with Company C. The Transaction Committee selected Bank of Montreal (“BMO”) because of its reputation, expertise in oil and gas matters, including its experience in mergers and acquisitions, and its capabilities in technical analysis of oil and gas properties. Throughout late October and early November 2020, Falcon and Company C continued to conduct mutual due diligence.

On October 30, 2020 and November 6, 2020, the Transaction Committee held telephonic meetings attended by representatives of Falcon’s management team, BMO, Latham and W&C relating to the ongoing negotiations with Company C. The participants discussed, among other items, financial analyses and business due diligence performed to date on Company C.

On November 8, 2020, a representative of Falcon discussed with the Chief Executive Officer of Company C the strategic rationale for a transaction involving the two companies. On November 11, 2020, a representative of Falcon met with a member of the Board of Directors of Company C to further discuss the strategic rationale for a transaction involving the two companies.

On November 18, 2020, the Chief Executive Officer of Company C delivered a revised proposal to a representative of Falcon regarding a stock-for-stock merger transaction involving the two companies (the “Company C Revised Proposal”). Later that day, the Company C Revised Proposal was communicated to the Falcon Board.

On November 20, 2020, the Transaction Committee held a telephonic meeting attended by representatives of Falcon’s management team, Citi, Latham and W&C. During the meeting, Citi presented updated information relating to the potential transaction with Company C. Following discussions among representatives of the Transaction Committee, Falcon’s management team and Citi, the Transaction Committee determined that the proposed consideration set forth in the Company C Revised Proposal was insufficient and discussed whether to discontinue further discussion with Company C. Recognizing the existing volatility in the stock prices of both Falcon and Company C, the Transaction Committee supported continued diligence by Falcon’s management team and directed a representative of Falcon to instruct Company C that the Company C Revised Proposal was insufficient.

Subsequently, a representative of Falcon contacted the Chief Executive Officer of Company C, indicating that the Company C Revised Proposal was insufficient and did not represent a transaction that the Transaction Committee believed was superior to the status quo.

On December 4, 2020, representatives of Company C’s financial advisor reengaged with Citi to solicit a counterproposal from Falcon. Subsequently, members of the Transaction Committee asked Citi to update its market diligence on Company C and, on December 8, 2020, the Transaction Committee met to discuss a potential response to Company C.

Following further analysis by Citi and Falcon’s management team as well as discussions with the Transaction Committee, on December 9, 2020, a representative of Falcon contacted the Chief Executive Officer of Company C and delivered a counterproposal to the Company C Revised Proposal.

On December 21, 2020, a representative of Falcon spoke with the Chief Executive Officer of Company C, who indicated Company C’s view that the parties remained too far apart and that Company C would not be offering a counterproposal. The Transaction Committee elected to discontinue further negotiation with Company C as the Transaction Committee did not believe that Company C’s proposals would provide a superior strategic alternative for Falcon and its stockholders.

From December 2020 through February 2021, the Falcon Board continued to meet on a regular basis to discuss strategic opportunities, including potential asset acquisitions by Falcon and potential merger candidates, and the general status of economic conditions and the United States oil markets, in each case, as it related to Falcon and the impact on stockholder value, including from time to time with representatives of Citi.

On January 15, 2021, a public oil and gas company (“Company D”) provided representatives of Falcon with a proposal to enter into a stock-for-stock merger transaction with Falcon (the “Company D Initial Proposal”).

During January and February 2021, the Falcon Board and the Transaction Committee each held meetings to discuss the Company D Initial Proposal. On February 4, 2021, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team and Citi. During the meeting, Citi presented information relating to the Company D Revised Proposal and a potential transaction with Company D. The Falcon Board asked that Falcon’s management team undertake further evaluation of the Company D Initial Proposal and provide periodic updates to the Falcon Board.

During the remainder of January and throughout February and early March 2021, representatives of Falcon conducted business due diligence on Company D, provided Falcon diligence materials to Company D in response to due diligence requests by Company D, continued to evaluate the Company D Initial Proposal in consultation with Citi and Latham, and provided periodic updates to the Falcon Board.

On March 9, 2021, representatives of Company D delivered a revised proposal with respect to a stock-for-stock merger transaction with Falcon (the “Company D Revised Proposal”). Later that day, the Company D Revised Proposal was communicated to the Falcon Board and Falcon’s management team.

On March 10, 2021, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team, Citi, Latham and W&C. During the meeting, Citi presented updated information relating to the Company D Revised Proposal and a potential transaction with Company D. Following discussions among representatives of the Falcon Board, Falcon’s management team and Citi, the Falcon Board asked that Falcon’s management team continue to evaluate the Company D Revised Proposal in consultation with Citi, W&C and Latham and provide periodic updates to the Falcon Board.

On March 12, 2021, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team, Citi, Latham and W&C to discuss the Company D Revised Proposal and the results of Falcon’s diligence with respect to Company D’s business and assets. Citi presented to the Falcon Board information regarding Company D, its oil and gas interests, and analyses of the valuation of Company D.

On March 15, 2021, members of the Transaction Committee met with representatives of Citi to further discuss valuation of Company D. On March 15, 2021, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team, Latham and W&C. At this time, the Falcon Board determined not to move forward with negotiations with Company D given the results of Falcon’s business due diligence and the Falcon Board’s determination that it did not consider a transaction with Company D to be advisable or in the best interests of Falcon or Falcon’s stockholders.

In April 2021, the financial advisor to a private mineral and royalty company (“Company E”) conducting an asset sale process contacted representatives of Falcon management. From April 2021 through June 2021, Falcon management conducted due diligence regarding a potential acquisition of Company E’s assets. Throughout this period, Falcon’s management team coordinated with the Falcon Board regarding a potential acquisition of Company E’s assets. During May and June 2021, the Falcon Board held meetings to discuss a potential acquisition of Company E’s assets. Falcon did not make any proposals to Company E during that time. In June 2021, Falcon management, in consultation with the Falcon Board, discontinued further analysis of a potential acquisition of Company E’s assets.

On June 28, 2021, Falcon announced (a) the appointment of Mr. Gunderson as President, Chief Executive Officer and Director of Falcon, (b) the appointment of Mr. Ockwood as Chief Financial Officer of Falcon, and (c) the departure of Daniel C. Herz, former President and Chief Executive Officer of Falcon, in each case, effective immediately.

During June and July 2021, representatives of Falcon and representatives of Company C engaged in further discussions relating to a merger transaction. Discussion primarily related to due diligence matters but no additional proposals were discussed or delivered between the parties.

Also during June and July 2021, representatives of Falcon and representatives of a private mineral and royalty company (“Company G”) and its private equity sponsor had a number of discussions relating to a variety of potential transactions between the companies. During this time, the Falcon Board also met and discussed the possibility of a transaction between Falcon and Company G.

Between late-June 2021 and November 2021, as a matter of general business development and the pursuit of value maximizing transactions of various types, Falcon’s management team met with more than 15 potential counterparties, including financial sponsors, strategic companies, potential financing sources and/or their respective financial advisors to discuss potential asset and strategic transactions and financings involving Falcon. These transactions included both “buyside” and “sellside” opportunities for Falcon as well as potential financing arrangements; however, none of these discussions advanced to the submission of terms regarding a potential transaction. During this period, a representative of Falcon contacted a representative of Desert Peak to discuss whether the parties were interested in pursuing mutual diligence. The parties did not move forward with additional discussions at that time.

In mid-August 2021, Citi, acting as financial advisor to a private mineral and royalty company (“Company F”) contacted representatives of Falcon management regarding an asset sale process being conducted by Company F. Representatives of Falcon and Company F had a number of discussions in August 2021 relating to a potential acquisition of Company F’s assets (the “Company F Assets”). During the rest of August and early September 2021, Falcon commenced a due diligence review process relating to the Company F Assets.

On August 20, 2021, the Falcon Board reestablished the Transaction Committee, again including Claire Harvey, William Anderson and Steven Jones, having determined that each were independent and disinterested directors for purposes of evaluating Company F, due to the fact that the Falcon Board had been made aware that certain affiliates of Blackstone may also be pursuing a potential transaction with Company F. Given Citi’s role as financial advisor to Company F, the Transaction Committee discussed potential additional financial advisors to assist the Transaction Committee and selected Barclays Capital Inc. (“Barclays”). Barclays was selected because of its qualifications, expertise, and reputation in investment banking and mergers and acquisitions generally and in the oil and gas industry specifically.

During late August and early September 2021, the Transaction Committee held meetings to discuss the potential transaction with Company F. On September 3, 2021, the Transaction Committee held a telephonic meeting attended by representatives of Falcon’s management team and Barclays. During the meeting, Barclays presented financial analyses of Company F and a potential transaction between Falcon and Company F. The Transaction Committee asked that Falcon’s management team undertake further evaluation of Company F and provide periodic updates to the Transaction Committee.

On September 7, 2021, Falcon received a bid instruction letter involving an asset sale process conducted by Company F. Throughout mid-September 2021, Falcon management conducted diligence on Company F’s assets in consultation with Barclays and Latham. During that period, Falcon’s management team and Barclays provided regular updates to the Transaction Committee regarding the status of its analysis and potential terms for a proposed bid in connection with Company F’s sale process.

On September 9, 2021, the Transaction Committee held a telephonic meeting attended by representatives of Falcon’s management team to discuss Company F and the potential terms of a bid for Company F’s assets. Following discussion, the Transaction Committee authorized Falcon’s management team to continue to evaluate a potential transaction involving Company F.

On each of September 14, 2021, September 15, 2021, September 16, 2021 and September 17, 2021, the Transaction Committee held telephonic meetings attended by representatives of Falcon’s management team, Barclays, Latham and W&C to discuss Company F and the potential terms of a bid for Company F’s assets. Following discussions on September 17, 2021, the Transaction Committee authorized Falcon’s management team to submit a bid for Company F’s assets, which a representative of Falcon’s management team delivered following the meeting.

On September 29, 2021, the Transaction Committee suspended its activities, having been informed that there were no longer any active discussions relating to strategic transactions in which affiliates of Blackstone may have a conflict of interest.

In late September 2021, Company G contacted representatives of Falcon’s management team to further discuss a variety of potential transactions between the companies and whether Falcon would have interest in any such transaction.

On October 5, 2021, representatives of Falcon met with a representative of Company G. During that meeting, the parties discussed a variety of potential transactions, including a potential merger between Company G and Falcon.

On October 5, 2021, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team and Barclays. During the meeting, representatives of Barclays discussed with the Falcon Board the status of Falcon’s potential acquisition of the Company F Assets. Barclays discussed the nature of the assets and assumptions, forecasts, and other matters relating to the Company F Assets. The parties also discussed financing of the purchase of the Company F Assets. The Falcon Board authorized a representative of Falcon to reach out directly to the sellers of the Company F Assets to engage in negotiations relating to the acquisition of the Company F Assets. During this meeting, management also provided an update with respect to the conversations with Company G and determined to prioritize the evaluation of the Company F Assets over potential transactions with Company G

Throughout October and November 2021, Falcon management continued to engage with representatives of Company F regarding an acquisition of the Company F Assets.

On October 18, 2021, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team and Barclays. A representative of Falcon’s management team provided an update on discussions with the sellers of the Company F Assets. The parties then held extensive discussions relating to the potential acquisition of the Company F Assets, including financial forecasts and the strategic merits and considerations of the acquisition. The parties also discussed the status of potential financing for the acquisition of the Company F Assets.

On October 26, 2021, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team. During the meeting, the parties discussed the status of the potential acquisition of the Company F Assets as well as the exploration of other strategic alternatives, including revisiting discussions with Company C and Company D. After discussion, the Falcon Board authorized Falcon’s management team to conduct further diligence regarding the Company F Assets and to submit a revised proposal to Company F. The Falcon Board also authorized Falcon’s management team and Falcon’s representatives to contact Company C and Company D to determine if there was an opportunity to resume discussions with either party regarding potential strategic transactions.

A representative of Falcon’s management team contacted and met with the President of Company D on October 28, 2021 to discuss a potential transaction involving the companies. During that discussion, the President of Company D acknowledged that it was unclear whether Company D was prepared to engage in discussions regarding a potential transaction in light of other initiatives under way at Company D and noted that he would discuss further with the Company D Board. In addition, during this period, a representative of Blackstone contacted the Chairman of Company C to gauge Company C’s potential interest in re-engaging in discussions regarding a strategic transaction. The Chairman of Company C informed the Blackstone representative that Company C was not prepared to engage in negotiations with Falcon given other ongoing strategic initiatives at Company C.

On October 29, 2021, a representative of Falcon’s management team delivered a revised proposal to Company F regarding the Company F Assets.

On November 10, 2021, Ms. Harvey received an unsolicited e-mail inquiry from Benjamin Dell, a representative of Kimmeridge, indicating a desire to discuss the possibility of Desert Peak delivering a proposal for a business combination. Following a discussion between representatives of Falcon and Desert Peak, on November 11, 2021, Ms. Harvey received a proposal for a business combination with Desert Peak from Mr. Dell. Desert Peak’s proposal contemplated, among other items, (a) a business combination whereby Falcon would acquire Desert Peak and Falcon’s “Up-C” structure would remain in place, (b) the issuance of 250,000,000 Falcon Class C Shares and 250,000,000 Falcon Partnership Units to the DPM Members as consideration for the proposed business combination, (c) the Post-Combination Company’s board of directors consisting of six members nominated by Desert Peak and two members nominated by Falcon and (d) a support agreement in favor of the proposed business combination to be delivered by Royal Resources. Desert Peak’s proposal, including the issuance of equity consideration, reflected Desert Peak’s view of the relative valuations of Falcon and Desert Peak, which were based on publicly available information for Falcon’s business and Desert Peak’s internal projections for Desert Peak’s business.

On or around November 12, 2021, the President of Company D informed a representative of Falcon that Company D would not be making an offer to acquire or combine with Falcon but that the Board of Directors of Company D may consider a transaction proposal if submitted by Falcon.

On November 12, 2021, representatives from Desert Peak and Falcon discussed the proposal received on November 11, 2021. Later that day, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team. During the meeting, a representative of Falcon’s management team provided an update on the ongoing negotiations relating to the potential acquisition of the Company F Assets. In addition, the parties discussed feedback from Company D regarding a potential strategic transaction and that Company D had declined to submit a proposal to Falcon. Finally, the parties discussed the proposal received on November 11, 2021 from representatives of Desert Peak. Given Blackstone’s ownership interests in Desert Peak, the Falcon Board then deemed it prudent to reactivate the Transaction Committee to assess any potential acquisition of the Company F Assets and the business combination proposal received from Desert Peak.

Between November 15, 2021 and November 24, 2021, Falcon’s management team, in consultation with representatives of the Transaction Committee and Latham, prepared a revised term sheet in response to the business combination proposal received from Desert Peak.

On November 17, 2021, Desert Peak’s management delivered to Falcon’s management certain financial and operational forecasts with respect to Desert Peak. Falcon’s management began to independently develop its own set of projections with respect to Desert Peak using, in part, such information.

On November 22, 2021, the Transaction Committee again engaged W&C as its independent legal advisor in connection with any proposed transaction with Desert Peak.

On November 23, 2021, Falcon’s management team, the Transaction Committee, and advisors from W&C convened to receive a presentation from Barclays outlining the key items in Desert Peak’s proposal, including a high-level review of Barclays’ views on combination merits and considerations, pro forma implications, forecast comparison and pro forma contribution analyses. Barclays also reviewed the recent Desert Peak IPO process with the Transaction Committee. The Transaction Committee engaged in a discussion of material terms in the Desert Peak proposal and the merits and considerations of a proposed business combination with Desert Peak and concluded that delivery of a revised proposal to Desert Peak was warranted. The Transaction Committee also determined that the hiring of an additional financial advisor would benefit that Transaction Committee in its evaluation of Desert Peak’s proposal. Subsequently, members of the Transaction Committee met with additional financial advisors and selected Houlihan Lokey to advise the Transaction Committee because of its reputation, expertise in oil and gas matters, including its experience in mergers and acquisitions, and its capabilities in technical analysis of oil and gas properties.

On November 24, 2021, the Transaction Committee held a telephonic meeting to discuss revisions to the term sheet received from Desert Peak. After the discussion, the Transaction Committee authorized representatives of Falcon to finalize and deliver a revised term sheet to Desert Peak.

On November 24, 2021, representatives of Falcon delivered to representatives of Desert Peak a revised term sheet that contemplated, among other items, (a) the issuance of 220,000,000 Falcon Class C Shares and 220,000,000 Falcon Partnership Units to the DPM Members as consideration for the proposed business combination, (b) the delivery, at signing of the definitive agreement, of written consents approving the business combination from each of the DPM Members, and (c) the parties using commercially reasonable efforts to take all necessary actions to consummate the business combination, including any approvals from governmental authorities.

On November 26, 2021, representatives of Desert Peak informed representatives of Falcon that they were willing to accept Falcon’s revised proposal, subject to Falcon agreeing to the issuance of 235,000,000 Falcon Class C Shares and 235,000,000 Falcon Partnership Units to the DPM Members as consideration for the proposed business combination (which would remain subject to further due diligence by both parties). Representatives of both parties agreed to begin drafting definitive documentation while the parties continued to conduct due diligence.

On November 29, 2021, representatives of Latham and Vinson & Elkins LLP, outside legal counsel to Desert Peak (“V&E”), participated in a telephonic meeting to discuss transaction terms and documentation.

On November 30, 2021, the Transaction Committee held a telephonic meeting to discuss the status of the proposed transaction, certain tax structuring considerations, and matters related to governance of the combined company.

On December 1, 2021, representatives of the Transaction Committee, Falcon’s management team, Latham and W&C participated in a telephonic meeting to discuss an initial draft of the Merger Agreement and the diligence and transaction process. The Transaction Committee instructed Falcon’s management team to coordinate with Latham and W&C to revise the Merger Agreement as discussed in the meeting and to continue to conduct diligence with respect to Desert Peak.

Also on December 1, 2021, representatives of Falcon and Desert Peak discussed the diligence process for the transaction and Falcon was provided access to Desert Peak’s virtual data room that included certain due diligence materials. Falcon began its review of the documents and information in the data room shortly thereafter. In addition, Falcon submitted to Desert Peak a detailed due diligence request list, including, among other items, requests for information relating to corporate, sanctions and compliance, benefits and compensation, environmental, intellectual property, data privacy, cybersecurity, oil and gas, tax, litigation and antitrust matters. Falcon also began to conduct lien diligence on Desert Peak’s properties.

On December 2, 2021, Falcon engaged Potter Anderson & Corroon LLP (“Potter Anderson”) as its Delaware legal counsel in connection with the potential transaction with Desert Peak. Throughout the remainder of December 2021 and early January 2022, Potter Anderson advised Falcon on structural considerations relating to the potential transaction as well as other matters relating to Delaware law.

On December 3, 2021, Latham discussed with representatives of the Transaction Committee, W&C and Falcon’s management team certain proposed modifications to the Merger Agreement. After discussion, the Transaction Committee directed Latham to distribute the revised Merger Agreement to V&E.

Later on December 3, 2021, Latham provided an initial draft of the Merger Agreement to V&E. The initial draft of the Merger Agreement contemplated, among other items, (a) the Merger, (b) no survival of the representations, warranties and covenants and, relatedly, no post-merger stockholder indemnity, (c) listing of the Falcon Class A Common Stock underlying the Falcon Class C Common Stock issued to the DPM Members as merger consideration on Nasdaq following completion of the Merger, (d) regulatory efforts covenants requiring Falcon and Desert Peak to use reasonable best efforts in order to obtain regulatory clearance, (e) the entry into certain ancillary agreements concurrently with the execution of the Merger Agreement, (f) representations, warranties and covenants customary for transactions of this type, (g) a termination fee of 2.5% of transaction value payable by Falcon to Desert Peak in certain circumstances where the Merger Agreement is terminated, and (h) an expense reimbursement equal to 10% of the termination fee payable by Falcon to Desert Peak in certain circumstances where the Merger Agreement is terminated due to failure to receive the Required Falcon Stockholder Approvals at the Special Meeting.

On December 6, 2021, Latham and V&E participated in a telephonic meeting to discuss, among other items, the structure of the Merger Transactions, proposed timing for the transaction process, and the proposals to be included in Falcon’s proxy statement.

Also on December 6, 2021, Desert Peak submitted to Falcon a detailed due diligence request list, including, among other items, requests for information relating to corporate, benefits and compensation, oil and gas, intellectual property, litigation, regulatory and tax matters.

In addition, on December 6, 2021, Latham and Kirkland & Ellis LLP, outside counsel to Royal Resources (“Kirkland”), participated in a telephonic meeting to discuss, among other items, Desert Peak’s request that Royal Resources enter into a voting and support agreement in connection with the potential transaction, the structure of the Merger Transactions and proposed timing for the transaction process.

On December 7, 2021, representatives of the Transaction Committee, Falcon’s management team, Latham and W&C participated in a telephonic meeting. During the meeting, the attendees discussed the status of the transaction and overall expectations regarding transaction process and timing.

On December 8, 2021, Falcon submitted to Desert Peak a supplemental due diligence request list.

On December 9, 2021, the Transaction Committee received a presentation from members of Falcon’s management regarding Falcon’s due diligence of the proposed transaction, including an analysis of the implications of the proposed transactions on Falcon’s capital and compensation structures.

Also on December 9, 2021, V&E provided a revised draft of the Merger Agreement to Latham that contemplated, among other items, (a) the addition of certain Falcon representations and warranties, (b) revisions to Falcon’s non-solicit provision to restrict Falcon’s ability to pursue a superior transaction, (c) the addition of a “force the vote” clause for the Special Meeting, (d) removal of restrictions on Desert Peak’s ability to enter into third party acquisitions, (e) the addition of a financing covenant that required the parties to use reasonable best efforts to cooperate in pursuing financing in connection with the proposed merger, (f) revising the termination fee to 4% of transaction value payable by Falcon to Desert Peak payable in certain circumstances where the Merger Agreement has been terminated, and (g) revising the expense reimbursement payable by Falcon to Desert Peak to 1% of transaction value in certain circumstances where the Merger Agreement is terminated due to failure to receive the Required Falcon Stockholder Approvals at the Special Meeting.

On December 10, 2021, representatives of the Transaction Committee, Falcon’s management team, Latham and W&C participated in a telephonic meeting to discuss the revised draft of the Merger Agreement received from V&E as well as updates with respect to legal due diligence. After discussion, the Transaction Committee instructed Latham to revise the Merger Agreement as discussed in the meeting.

Also on December 10, 2021, Desert Peak was provided access to Falcon’s virtual data room that included due diligence materials in response to Desert Peak’s due diligence request list from December 6, 2021. In addition, Falcon provided Desert Peak an annotated response to Desert Peak’s initial due diligence request list and a representative of the Transaction Committee had a telephone discussion with a representative of Desert Peak to discuss timing of various evaluation workstreams.

In addition, on December 10, 2021, representatives of Falcon and Desert Peak had a telephone discussion to discuss various terms relating to the Merger Transactions, including, among other items, with respect to the Merger Consideration, employee matters and the timing of Falcon’s public filings with the SEC.

On December 11, 2021, representatives of the Transaction Committee, Falcon’s management team, Barclays, Latham and W&C participated in a telephonic meeting to discuss transaction status and timing and certain diligence matters.

On December 13, 2021, V&E provided an initial draft of the Support Agreement to Latham and Kirkland that contemplated, among other items, (a) Royal Resources agreeing to vote in favor of all of the Proposals at the Special Meeting and (b) Royal Resources agreeing to vote against any competing proposal.

Also on December 13, 2021, representatives of Falcon, Latham, Desert Peak and V&E participated in a telephonic meeting to discuss legal due diligence of Desert Peak, including, among other items, with respect to corporate, sanctions and compliance, benefits and compensation, environmental, intellectual property, data privacy, cybersecurity, oil and gas, tax, litigation and antitrust matters.

In addition, on December 13, 2021, the Transaction Committee held a telephonic meeting that was attended by representatives of Falcon’s management team, Latham and W&C. The participants on the call discussed the status of deal documentation, among other items.

In addition, on December 13, 2021, the Transaction Committee formally authorized the engagement of each of Barclays and Houlihan Lokey as financial advisors to the Transaction Committee with respect to the Merger. The Transaction Committee also held a telephonic meeting that was attended by representatives of Falcon’s management team, Barclays, Latham and W&C. At the December 13, 2021 meeting, representatives from Barclays presented preliminary analyses with respect to the proposed transaction. Following such presentation, the Transaction Committee discussed the methodology and assumptions underlying Barclays’ analyses as well as the status of deal documentation, among other items.

On December 14, 2021, Latham provided a revised draft of the Merger Agreement to V&E that contemplated, among other items, (a) that the Post-Combination Company’s directors and officers would be identified in the Merger Agreement prior to signing of the Merger Agreement, (b) additional customary restrictive covenants on the actions of Desert Peak during the interim operating period, (c) revisions to Falcon’s non-solicit provision to permit Falcon to pursue superior proposals in certain circumstances, (d) removal of the “force the vote” clause for the Special Meeting, (e) inclusion of a customary employee matters covenant, (f) the re-insertion of restrictions on Desert Peak’s ability to enter into third party acquisitions, (g) a revised financing covenant that required the parties to use commercially reasonable efforts to cooperate in the pursuit of financing in connection with the proposed merger, (h) revising the termination fee to 2.5% of transaction value payable by Falcon to Desert Peak in certain circumstances where the Merger Agreement has been terminated, and (i) revising the expense reimbursement fee to 10% of the termination fee payable by Falcon to Desert Peak in certain circumstances where the Merger Agreement is terminated due to failure to receive the Required Falcon Stockholder Approvals at the Special Meeting.

Also on December 14, 2021, V&E provided an initial draft of the Director Designation Agreement to Latham and Kirkland that contemplated, among other items, (a) granting Kimmeridge, Blackstone and the Source Stockholders each the right to nominate one director to the Post-Combination Company’s board of directors so long as each such party beneficially owns at least 10% of the outstanding shares of the Post-Combination Company’s common stock, and (b) the Post-Combination Company waiving its right to certain business opportunities.

Also on December 14, 2021, a representative of the Transaction Committee had a telephone discussion with a representative of Desert Peak in which Desert Peak sought to discuss the liquidity of the Post-Combination Company.

Later on December 14, 2021, Falcon submitted to Desert Peak a supplemental due diligence request list, including among other items, requests for information relating to corporate, benefits, tax and intellectual property matters.

The Transaction Committee also held a series of telephonic meetings on December 14, 2021 to discuss the proposed transaction that were attended by representatives of Falcon’s management team, Barclays, Latham and W&C. The Transaction Committee continued to discuss the terms of the draft merger agreement, and the status of negotiations between the parties. Following discussions, a representative of the Transaction Committee had a telephone discussion with a representative of Desert Peak to discuss timing and status of the parties respective diligence evaluations.

On December 15, 2021, V&E provided a revised draft of the Merger Agreement to Latham that contemplated, among other items, (a) that the DPM Members could receive additional Falcon Class C Common Stock and Falcon Partnership Units based, in part, on Desert Peak’s net debt at closing of the Merger, (b) the re-insertion of a “force the vote” clause for the Special Meeting, (c) the deletion of the “hell or high water” antitrust efforts commitment, (d) removal of restrictions on Desert Peak’s ability to enter into third party acquisitions, (e) inclusion of a new covenant that required Desert Peak to have available liquidity of no less than $40 million and net debt of no greater than $140 million, in each case, at Closing, (f) the re-insertion of additional circumstances under which Falcon would be obligated to pay a termination fee to Desert Peak following termination of the Merger Agreement, (g) revising the termination fee to 3.0% of transaction value payable by Falcon to Desert Peak in certain circumstances where the Merger Agreement has been terminated, and (h) revising the expense reimbursement to 0.5% of transaction value payable by Falcon to Desert Peak in certain circumstances where the Merger Agreement is terminated due to failure to receive the Required Falcon Stockholder Approvals at the Special Meeting.

Also on December 15, 2021, V&E provided an initial draft of the Registration Rights Agreement to Latham and Kirkland that contemplated, among other items, granting the DPM Members and certain Falcon stockholders the right to certain piggyback rights to participate in underwritten offerings of the Post-Combination Company, subject to customary exceptions, and demand certain underwritten offerings.

In addition, on December 15, 2021, Desert Peak submitted to Falcon a supplemental due diligence request list.

The Transaction Committee held a series of telephonic meetings on December 15, 2021 to discuss the proposed transaction, each of which were attended by representatives of Falcon’s management team, Latham and W&C. In each of the meetings, the Transaction Committee continued to deliberate the terms in the merger agreement draft circulated by Desert Peak earlier that day, as well as the status of the proposed transaction, including Desert Peak’s additional diligence requests.

On December 16, 2021, representatives of Falcon’s management team and Latham participated in a telephonic meeting to discuss the revised draft of the Merger Agreement received from V&E.

Also on December 16, 2021, the Transaction Committee held a series of telephonic meetings that were attended by representatives of Falcon’s management team, Latham and W&C. The participants on the calls discussed a number of open issues that remained in the revised draft of the Merger Agreement and timing for the transaction, among other items. The Transaction Committee agreed to consider several of the open issues overnight and reconvene the next morning to discuss the remaining open issues.

Later on December 16, 2021, the Falcon Board held a telephonic meeting attended by representatives of Falcon’s management team, Latham and W&C. The board discussed Falcon’s ongoing evaluation of potential strategic alternatives, including the proposal currently being considered to combine Falcon and Desert Peak. A representative of Falcon noted that the Transaction Committee desired to clarify the power and authority of the Transaction Committee, including that the Transaction Committee was empowered to take all actions considered necessary in connection with evaluating, reviewing, negotiating and making recommendations to the Falcon

Board regarding the potential business combinations and any alternatives that would be advisable, fair to and in the best interests of Falcon and its stockholders (other than Blackstone and any of its affiliates) as well as to reconstitute the Compensation Committee of the Falcon Board with members of the Transaction Committee given the potential that certain actions by the Compensation Committee with respect to executive retention and compensation may be warranted in connection with any proposed combination with Desert Peak.

Also on December 16, 2021, Latham and Kirkland provided a revised draft of the Support Agreement to V&E that contemplated, among other items, (a) the addition of Falcon as a party to the Support Agreement and (b) that, in the event the Falcon Board changes its recommendation to vote in favor of the Proposals, Royal Resources would only be obligated to vote a portion of its shares of Falcon Common Stock in favor of the Proposals.

From December 16, 2021 through January 11, 2022, Falcon and its advisors and Desert Peak and its advisors continued to conduct due diligence, including business and legal due diligence. During this period, representatives of the Transaction Committee engaged in direct discussions with representatives of Desert Peak regarding specific diligence matters, the terms of a potential transaction and the content of potential communications material.

On the morning of December 17, 2021, the Transaction Committee held a telephonic meeting that was attended by representatives of Falcon’s management team, Barclays, Latham and W&C. The participants on the call continued their discussion of the Merger Agreement from the previous night. The Transaction Committee proposed to have a series of telephonic meetings with Desert Peak and its representatives to discuss the major items in the Merger Agreement that remained under negotiation.

Later on the morning of December 17, 2021, representatives of the Transaction Committee, Falcon’s management team, Desert Peak and Kimmeridge participated in a telephonic meeting to discuss, among other items, the available liquidity of the Post-Combination Company.

Early in the afternoon of December 17, 2021, representatives of the Transaction Committee, Falcon’s management team, Latham, W&C, Desert Peak, Kimmeridge and V&E participated in a series of telephonic meetings to discuss, among other items, open issues in the Merger Agreement and the available liquidity of the Post-Combination Company.

Later on December 17, 2021, Latham provided a revised draft of the Merger Agreement to V&E that contemplated, among other items, (a) a cap on the number of shares of Falcon Class C Common Stock and Falcon Partnership Units that could be issued pursuant to the additional consideration mechanism, (b) removal of the “force the vote” clause for the Special Meeting, (c) the re-insertion of the restrictions on Desert Peak’s ability to enter into third party acquisitions, (d) a revised financing covenant with additional cooperation requirements for the parties during the interim operating period, (e) a revised covenant requiring Desert Peak to have available liquidity of no less than $65 million and net debt of no greater than $140 million, in each case, at Closing and on the trading date prior to the Special Meeting, (f) the addition of a termination right for Falcon if Desert Peak is in breach of the available liquidity and net debt covenant, (g) the addition of a termination fee equal to 3% of transaction value payable by Desert Peak to Falcon if Falcon terminates the Merger Agreement due to Desert Peak’s breach of the available liquidity and net debt covenant, (h) accepting the termination fee of 3.0% of transaction value payable by Falcon to Desert Peak in certain circumstances where the Merger Agreement has been terminated, and (i) accepting the expense reimbursement of 0.5% of transaction value payable by Falcon to Desert Peak in certain circumstances where the Merger Agreement is terminated due to failure to receive the Required Falcon Stockholder Approvals at the Special Meeting.

Also on December 17, 2021, Latham and Kirkland provided to V&E (a) a revised draft of the Registration Rights Agreement that contemplated, among other items, an obligation for the Post-Combination Company to file a resale registration statement following Closing to permit the resale of all Registrable Securities (as defined therein) held by the parties thereto, and (b) a revised draft of the Director Designation Agreement.

Later on December 17, 2021, V&E provided revised drafts of the Director Designation Agreement, Support Agreement and Registration Rights Agreement to Latham and Kirkland. In addition, V&E provided an initial draft of Desert Peak’s disclosure letter to Latham.

In addition, on December 17, 2021, Latham provided an initial draft of Falcon’s disclosure letter and a revised draft of Desert Peak’s disclosure letter to V&E.

On the morning of December 18, 2021, representatives of Latham and V&E participated in a telephonic meeting to discuss open items in the Merger Agreement.

Later on December 18, 2021, V&E provided a revised draft of the Merger Agreement to Latham that contemplated, among other items, the right for the DPM Members to receive additional shares of Falcon Class C Common Stock and Falcon Partnership Units if Falcon’s outstanding indebtedness exceeds $45 million at Closing. In addition, V&E provided revised drafts of Desert Peak’s disclosure letter and Falcon’s disclosure letter to Latham.

Also on December 18, 2021, V&E provided revised drafts of the Director Designation Agreement and Registration Rights Agreement to Latham and Kirkland.

In addition, on December 18, 2021, the Transaction Committee held a virtual meeting that was attended by representatives of Falcon’s management team, Latham and W&C. Representatives of W&C provided the Transaction Committee an overview of their fiduciary duties in connection with the proposed transaction. Representatives of Latham then (a) provided an update on the status of the Merger Agreement, the Support Agreement, the Director Designation Agreement and the Registration Rights Agreement (together with the Support Agreement and the Director Designation Agreement, the “Ancillary Agreements”), (b) summarized for the Transaction Committee the key terms of the Merger Agreement and the Ancillary Agreements and (c) summarized the legal due diligence performed to date. Representatives of Falcon’s management team then summarized for the Transaction Committee the business due diligence that had been undertaken by Falcon in connection with the proposed transaction. Houlihan Lokey then joined the virtual meeting and provided its preliminary financial analysis with respect to the proposed transaction (accounting for the latest terms of the Merger Agreement). Following its presentation, Houlihan Lokey answered questions from the Transaction Committee, including questions related to the methodology and assumptions underlying Houlihan Lokey’s analyses.

On December 19, 2021, V&E provided further revised drafts of the Support Agreement and Director Designation Agreement to Latham and Kirkland.

Also on December 19, 2021, Latham provided a revised draft of Desert Peak’s disclosure letter to V&E.

In the afternoon of December 19, 2021, representatives of the Transaction Committee, Falcon’s management team, Desert Peak and Kimmeridge participated in a telephonic meeting. During the meeting, the parties noted the need to continue conducting business diligence regarding each company’s assets and the Post-Combination Company’s financial position. Following the afternoon meeting, a representative of the Transaction Committee held a series of telephonic meetings with representatives of Desert Peak to discuss transaction diligence. In recognition of the continued need for diligence, the parties paused negotiation of legal documentation to prioritize further business diligence.

During the remainder of December 2021 and the first week of January 2022, representatives of the Transaction Committee, Falcon’s management team, Barclays, Desert Peak and Kimmeridge participated in several discussions relating to the status of due diligence matters. Following those sessions, the parties determined to reengage on legal documentation.

On January 5, 2021, representatives of the Transaction Committee, Falcon’s management team and Desert Peak held a telephonic meeting to discuss certain questions related to Desert Peak’s business.

Between January 6, 2022 and January 11, 2022, Latham, V&E and Kirkland exchanged multiple drafts of, and finalized, the Merger Agreement, the Ancillary Agreements, Desert Peak’s disclosure letter and Falcon’s disclosure letter.

On January 7, 2022, representatives of Latham and V&E participated in a telephonic meeting to discuss the status of the definitive agreements and proposed timing for signing and announcement of the proposed transaction. Also on January 7, 2022 representatives of the Transaction Committee, Falcon’s management team and Desert Peak held a telephonic meeting to discuss Desert Peak’s views of Falcon’s business.

On January 7, 2022, representatives of Latham and V&E participated in a telephonic meeting to discuss the status of the definitive agreements and proposed timing for signing and announcement of the proposed transaction.

On January 8, 2022, representatives of the Transaction Committee, Falcon’s management team, Latham and W&C participated on a telephonic meeting to discuss the status of the definitive agreements and due diligence matters.

On January 9, 2022, representatives of the Transaction Committee, Falcon’s management team, Latham and W&C participated on a telephonic meeting to discuss the status of the definitive agreements, open items in the definitive agreements, and proposed timing for signing and announcement of the proposed transaction.

On January 10, 2022, the Transaction Committee held a virtual meeting that was attended by representatives of Falcon’s management team, Latham, W&C and Houlihan Lokey. Houlihan Lokey described the changes to the preliminary financial analysis it had last presented to the Transaction Committee. Following its presentation, Houlihan answered questions from the Transaction Committee and then left the meeting. Barclays joined the meeting and discussed with the Transaction Committee the plan for announcement of the entry into the Merger Agreement on January 12, 2022. Representatives of W&C then provided the Transaction Committee an overview of their fiduciary duties in connection with the proposed transaction. Representatives from Latham, W&C and Falcon’s management team then presented to the Transaction Committee a summary of the due diligence performed to date, the status of the Merger Agreement and the Ancillary Agreements, and the process for signing of the Merger Agreement and the Ancillary Agreements. The Transaction Committee agreed to reconvene the next day once all definitive agreements were in final form.

On January 11, 2022, the Transaction Committee held a virtual meeting that was attended by representatives of Falcon’s management team, Latham, W&C and Houlihan Lokey. Representatives of Falcon’s management team summarized for the Transaction Committee the due diligence that had been undertaken by Falcon in connection with the proposed transaction. Representatives of W&C then provided the Transaction Committee an overview of their fiduciary duties in connection with the proposed transaction. Representatives of Latham then summarized for the Transaction Committee the terms of the Merger Agreement and the Ancillary Agreements. At the Transaction Committee’s request, Houlihan Lokey then orally delivered its opinion (which was subsequently confirmed in writing) that, as of January 11, 2022, subject to the assumptions, procedures, qualifications and limitations to be set forth in the written opinion, the Merger Consideration to be paid by Falcon pursuant to the Merger Agreement is fair, from a financial point of view, to Falcon. Thereafter, the Transaction Committee unanimously recommended that the Board (a) approve and declare advisable the Merger Agreement and the consummation of the Merger Transactions, (b) declare that the Merger Agreement and the Merger Transactions are fair to, and in the best interests of, Falcon and Falcon’s stockholders, (c) authorize and approve entry into the Merger Agreement and consummation of the Merger Transactions, (d) submit the Proposals for consideration by Falcon’s stockholders at the Special Meeting, and (v) recommend that Falcon’s stockholders vote in favor of the Proposals.

Following the Transaction Committee meeting, the Falcon Board held a virtual meeting that was also attended by representatives of Falcon’s management team, Latham, W&C and Barclays. Representatives of the Transaction Committee presented to the Falcon Board regarding the process that the Transaction Committee had undertaken in connection with the proposed transaction, including the role of the Transaction Committee. Representatives of Falcon’s management team summarized for the Falcon Board the due diligence that had been undertaken by Falcon in connection with the proposed transaction. Representatives of Latham then provided the Falcon Board an overview of their fiduciary duties in connection with the proposed transaction and summarized for the Falcon Board the terms of the Merger Agreement and the Ancillary Agreements. The Falcon Board, acting upon the unanimous recommendation of the Transaction Committee, (a) determined that the Merger Agreement and the Merger Transactions are advisable and in the best interests of Falcon and Falcon’s stockholders, (b) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Merger Transactions, (c) directed that the Proposals be submitted to Falcon’s stockholders for their approval and (d) resolved to recommend that Falcon’s stockholders approve the Proposals and to include such recommendation in the Proxy Statement. In addition, the directors employed by Blackstone recused themselves from all discussions, negotiations and the decision-making and approval of the transaction by the Falcon Board (which action was taken upon the recommendation of the Transaction Committee).

Also, on January 11, 2022, representatives of Desert Peak and Falcon held a virtual meeting to rehearse the investor presentation for the Merger Transactions.

Later in the evening on January 11, 2022, the parties entered into the Merger Agreement and the Ancillary Agreements. The next morning, on January 12, 2022, Falcon and Desert Peak issued a press release announcing the Merger.

Recommendation of the Transaction Committee; Approval of the Falcon Board

At the meeting of the Transaction Committee on January 11, 2022, after careful consideration, the Transaction Committee unanimously recommended that the Falcon Board:

•	approve and declare advisable the Merger Agreement and the consummation of the Merger Transactions;

•	declare that the Merger Agreement and the Merger Transactions are fair to, and in the best interests of, Falcon;

•	authorize and approve entry into the Merger Agreement and consummation of the Merger Transactions, on the terms set forth in the Merger Agreement;

•	submit the Proposals for consideration by Falcon’s stockholders at the Special Meeting; and

•	recommend that Falcon’s stockholders vote in favor of the Proposals.

After careful consideration, on January 11, 2022, the Falcon Board, acting upon the unanimous recommendation of the Transaction Committee, approved the Merger Agreement and the Merger Transactions, and determined that each of the Proposals is in the best interests of Falcon and its stockholders, and recommends that Falcon’s stockholders vote in favor of the Proposals.

Reasons for the Transaction Committee’s Recommendation

In the course of evaluating the Merger, the Transaction Committee consulted with Falcon’s management team, Latham, W&C, Barclays and Houlihan Lokey and, in the course of reaching its recommendation, considered several potentially positive factors that weighed in favor of the Merger, including the following factors (which are not necessarily presented in order of relative importance):

•

The Transaction Committee’s belief that, after a thorough review, the Merger was more favorable to Falcon’s stockholders than the potential value that might result from other alternatives available, including remaining an independent company, or pursuing a significant acquisition or other business combination.

•

The Transaction Committee’s belief that scale is extremely important in the minerals business, as it enhances the ability to drive greater consolidation, improves access to capital, and reduces volatility caused by asset concentration, and the fact that the Merger with Desert Peak will provide material scale to the business.

•	The Transaction Committee’s belief that increased diversification in properties, operators and exposure to specific basins will provide value to the Post-Combination Company’s stockholders.

•

The Transaction Committee’s expectations relating to the aggregate value of the Post-Combination Company’s common stock to be retained by Falcon’s current stockholders after giving effect to the combination of Falcon’s and Desert Peak’s businesses, relative to the value of the Falcon Common Stock on a standalone basis if Falcon were not to engage in the Merger, including the fact that, following the Merger, Falcon’s stockholders will have the opportunity to participate in the potential value created by combining Falcon and Desert Peak and benefit from any increases in the value of the Post-Combination Company’s common stock.

•

The Transaction Committee’s determination that entering into the Merger Agreement with Desert Peak was preferable to continuing to operate on a standalone basis in light of certain risks associated with continuing to operate as a standalone company.

•

The fact that from June 2020 through January 2022, as a matter of general business development and the pursuit of value maximizing transactions of various types, Falcon’s management team met with more than 25 potential counterparties, including financial sponsors, strategic companies, potential financing sources and/or their respective financial advisors to discuss potential asset and strategic transactions and financings involving Falcon. The Transaction Committee determined that Desert Peak’s proposal provided the highest reasonably attainable value because of, among other things, the reasons described in this section.

•

The financial and other terms and conditions of the Merger Agreement as reviewed by the Transaction Committee and the fact that such terms and conditions were the result of arms-length negotiations between the parties.

•	The terms of the Merger Agreement relating to Falcon’s ability to respond to unsolicited acquisition proposals.

•

The fact that Falcon would not have to establish damages in the event of a failure of the Merger to be consummated under certain circumstances to obtain the $13.9 million termination fee payable by Desert Peak.

•	The Transaction Committee’s belief that all of the conditions to closing, including the limitation on Desert Peak’s “net debt,” would be satisfied.

•	The Post-Combination Company will be led by a diverse team of leaders with extensive experience in the industry.

•	Assuming approval of the A&R Charter Proposal, the Post-Combination Company will have a declassified board of directors and will not have a controlling stockholder.

•

The fact that the holders of approximately 40.4% of the outstanding Falcon Common Stock were willing to enter into the Support Agreement committing such holders to vote to approve the Proposals, which significantly reduces deal uncertainty.

•	The thoroughness of Falcon’s due diligence examinations of Desert Peak and discussions with Desert Peak’s management and financial and legal advisors.

•

the financial analysis reviewed by Houlihan Lokey with the Transaction Committee as well as the oral opinion of Houlihan Lokey rendered to the Transaction Committee on January 11, 2022 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Transaction Committee dated January 11, 2022), as to the fairness, from a financial point of view, to

Falcon, of the Merger Consideration to be paid by Falcon in the Merger pursuant to the Merger Agreement (as more fully described under “— Opinion of Houlihan Lokey Capital, Inc.”).

In addition, the Transaction Committee considered a number of factors relating to the procedural safeguards involved in the negotiation of the Merger Agreement, including those discussed below, each of which supported its determination with respect to the Merger:

•	Each of the members of the Transaction Committee is a disinterested member of the Falcon Board, which allows for an independent evaluation of potential strategic transactions.

•

The Transaction Committee selected and retained its own legal and financial advisors with knowledge and experience with respect to public merger and acquisition transactions, Falcon’s industry generally, and Falcon particularly, as well as substantial experience advising companies with respect to transactions similar to the Merger.

•	The terms and conditions of the Merger Agreement were determined through arm’s length negotiations between the Transaction Committee and Desert Peak and their respective representatives and advisors.

•

The Transaction Committee had no obligation to approve or recommend any transaction, and the Falcon Board provided that any proposed transaction with Desert Peak would not proceed without the prior favorable recommendation of the Transaction Committee.

•

Without the consent of the Transaction Committee, the Falcon Board would not be able to eliminate the Transaction Committee, revoke or diminish its authority or remove or cause the removal of any director that is a member of the Transaction Committee.

•

Prior to approval of the Proposals by Falcon’s stockholders, the Merger Agreement affords the Falcon Board the flexibility to consider and evaluate certain superior proposals, and to change its recommendation in response to certain such proposals.

The Transaction Committee also considered and balanced against the potentially positive factors a number of uncertainties, risks and other countervailing factors in its deliberations concerning the Merger and the Merger Agreement, including the following (not necessarily in order of relative importance):

•

The risks and contingencies relating to the announcement and pendency of the Merger, including the potential for diversion of Falcon’s management team and employee attention and the potential effect of the restrictions on the conduct of Falcon’s business during the period between the execution of the Merger Agreement and the Closing, as set forth in the Merger Agreement.

•

The fact that the restrictions on Falcon’s conduct of business prior to completion of the Merger could delay or prevent Falcon from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the Merger.

•

The fact that there are restrictions in the Merger Agreement on Falcon’s ability to solicit competing bids to acquire it and to entertain other acquisition proposals unless certain conditions are satisfied.

•

The requirement that Falcon pay Desert Peak a termination fee of $13.9 million if the Merger Agreement is terminated in certain circumstances, including for Falcon to enter into a Superior Proposal, should one be made, or in connection with a change in the Falcon Board’s recommendation to the holders of Falcon Common Stock with respect to approval of the Proposals.

•

The fact that the market price of Falcon Class A Common Stock could be adversely affected by many factors, including: (i) if the Merger Agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Falcon; (ii) the possibility that, as a result of the termination of the Merger Agreement, possible acquirors may consider Falcon to be an unattractive acquisition candidate; and (iii) the possible sale of Falcon Class A Common Stock by short-term investors following an announcement that the Merger Agreement was terminated.

•	The fact that the analyses and unaudited forecasted financial information on which the Transaction Committee relied are uncertain.

•	The fees and expenses associated with negotiating the Merger Agreement and completing the Merger.

•

The fact that the executive officers and directors of Falcon have certain interests in the Merger Transactions that may be different from, or in addition to, the interests of Falcon’s stockholders generally. See the section entitled “— Interests of Falcon’s Directors and Officers in the Merger.”

•	The Transaction Committee also considered other risks of the type and nature described under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

After taking into account the factors set forth above, as well as others, the Transaction Committee concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to Falcon’s stockholders.

The foregoing discussion of factors considered by the Transaction Committee is not intended to be exhaustive, but summarizes the material factors considered by the Transaction Committee. In light of the variety of factors considered in connection with their evaluation of the Merger Agreement and the transactions contemplated thereby, the Transaction Committee did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Transaction Committee applied his or her own personal business judgment to the process and may have given different weight to different factors. The Transaction Committee based its recommendation on the totality of the information presented, including discussions with Falcon’s management team, Latham, W&C, Barclays and Houlihan Lokey.

It should be noted that this explanation of the reasoning of the Transaction Committee and the Falcon Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Houlihan Lokey Capital, Inc.

On January 11, 2022, Houlihan Lokey verbally rendered its opinion to the Transaction Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Transaction Committee dated January 11, 2022), as to the fairness, from a financial point of view, to Falcon, of the Merger Consideration to be paid by Falcon in the Merger Transactions pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Transaction Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to Falcon, of the Merger Consideration to be paid by Falcon in the Merger Transactions pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger Transactions or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex E to this Proxy Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Transaction Committee, the Falcon Board, any security holder of Falcon or any other person as to how to act or vote with respect to any matter relating to the Merger Transactions.

In connection with its opinion, Houlihan Lokey, among other things:

1.	reviewed the Merger Agreement and the Support Agreement;

2.

reviewed certain publicly available business and financial information relating to Falcon and Desert Peak that Houlihan Lokey deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of Falcon;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Falcon and Desert Peak made available to Houlihan Lokey by Falcon, including (a) financial projections (and adjustments thereto) prepared by the management of Falcon relating to Falcon and Desert Peak for the fiscal years ending 2021 through 2026, and (b) certain forecasts and estimates of potential cost savings expected to result from the Merger Transactions, all as prepared by the management of Falcon (the “Synergies”);

4.

spoke with certain members of the management of Falcon and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of Falcon, Desert Peak, the Merger Transactions and related matters;

5.	compared the financial and operating performance of Falcon and Desert Peak with that of public companies that Houlihan Lokey deemed to be relevant;

6.

reviewed the current and historical market prices for certain of Falcon’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant;

7.	reviewed certain publicly available information regarding Desert Peak’s previously contemplated initial public offering;

8.	compared the relative contributions of Falcon and Desert Peak to certain financial and operating statistics of the Post-Combination Company; and

9.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, management of Falcon has advised Houlihan Lokey, and Houlihan Lokey has assumed, that the financial projections (and adjustments thereto) reviewed by Houlihan Lokey have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Falcon and Desert Peak and the other matters covered thereby (including the liquidity positions of Falcon and Desert Peak), and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they are based. Furthermore, upon the advice of the management of Falcon, Houlihan Lokey has assumed that the estimated Synergies reviewed by Houlihan Lokey have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Falcon and that the Synergies will be realized in the amounts and the time periods indicated thereby, and Houlihan Lokey expressed no opinion with respect to such Synergies or the assumptions on which they are based. Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Falcon or Desert Peak since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. For purposes of Houlihan Lokey’s analyses and its opinion, with the Transaction Committee’s consent, Houlihan Lokey has assumed that Desert Peak’s recent acquisition of the Tango Lima assets was completed at fair market value and have included such assets in Houlihan Lokey’s analysis based on the acquisition price only.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that were referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger Transactions will be satisfied without waiver thereof, and (d) the Merger Transactions will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey also assumed, with the consent of the Transaction Committee, that the Merger Transactions will qualify as a tax free transaction. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger Transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger Transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Falcon or Desert Peak or otherwise have an effect on the Merger Transactions, Falcon or Desert Peak or any expected benefits of the Merger Transactions that would be material to Houlihan Lokey’s analyses or the opinion. Houlihan Lokey relied upon and assumed, without independent verification, at the direction of Falcon, that any adjustments to the Merger Consideration pursuant to the Merger Agreement will not be material to its analyses or the opinion. For purposes of its analyses and its opinion, Houlihan Lokey, with the Transaction Committee’s consent, (i) assumed that shares of Falcon Class C Common Stock, together with the corresponding Falcon Partnership Interests, are the economic equivalent and have the same value as shares of Falcon Class A Common Stock, notwithstanding the different rights of such securities that could impact their value, and (ii) evaluated the Additional Consideration as a call option to purchase up to $65 million of Falcon Class C Common Stock, together with corresponding Falcon Partnership Interests, at the Share Price (as defined in the Merger Agreement).

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Falcon, Desert Peak or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expresses no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Falcon or Desert Peak is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Falcon or Desert Peak is or may be a party or is or may be subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger Transactions, the securities, assets, businesses or operations of Falcon or any other party, or any alternatives to the Merger Transactions, (b) negotiate the terms of the Merger Transactions, (c) advise the Transaction Committee, the Falcon Board or any other party with respect to the appropriateness, or future impact on Falcon, of the Additional Consideration, or (d) advise the Transaction Committee, the Falcon Board or any other party with respect to alternatives to the Merger Transactions. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date thereof. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date thereof. Houlihan Lokey did not express any opinion as to what the value of the Falcon Class A Common Stock, the Falcon Class C Common Stock or the Falcon Partnership Interests actually will be at the consummation of the Merger Transactions or the price or range of prices at which the Falcon Class A Common Stock, the Falcon Class C Common Stock or the Falcon Partnership Interests may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished solely for the use of the Transaction Committee (solely in its capacity as such) in connection with its evaluation of the Merger Transactions and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Transaction Committee, the Falcon Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger Transactions or otherwise. Houlihan Lokey consented in writing to the inclusion of its opinion in full and as well as the summary of such opinion in this Proxy Statement.

Houlihan Lokey was not requested to opine as to, and Houlihan Lokey’s opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Transaction Committee, the Falcon Board, Falcon, its security holders or any other party to proceed with or effect the Merger Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger Transactions or otherwise (other than the Merger Consideration to the extent expressly specified therein), (iii) the fairness of any portion or aspect of the Merger Transactions to the holders of any class of securities, creditors or other constituencies of Falcon, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (iv) the relative merits of the Merger Transactions as compared to any alternative business strategies or transactions that might be available for Falcon or any other party, (v) the fairness of any portion or aspect of the Merger Transactions to any one class or group of Falcon’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Falcon’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Falcon, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger Transactions, (vii) the solvency, creditworthiness or fair value of Falcon, Desert Peak or any other participant in the Merger Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger Transactions, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations were obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Transaction Committee, on the assessments by the Transaction Committee, the Falcon Board, Falcon and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to Falcon, Desert Peak and the Merger Transactions or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Falcon or the proposed Transactions and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the financial forecasts prepared by the management of Falcon and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Falcon or Desert Peak. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Transaction Committee in evaluating the Merger Transactions. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Transaction Committee or management with respect to the Merger Transactions or the Merger Consideration. The type and amount of consideration payable in the Merger Transactions were determined through negotiation between Falcon and Desert Peak, and the decision to enter into the Merger Agreement was solely that of the Transaction Committee and the Falcon Board.

Financial Analyses

In preparing its opinion to the Transaction Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Transaction Committee on January 11, 2022. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

•	Enterprise Value — equity market value plus debt outstanding plus preferred stock plus minority interests minus cash and cash equivalents.

•	EBITDA — earnings before interest, taxes, depreciation and amortization.

•	Adjusted EBITDA — earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items.

•	NAV — net asset value.

•

Average Daily Production — average daily equivalent production of oil, natural gas liquids and natural gas, calculated by converting oil and natural gas liquids to mboe/d (thousand barrels of oil equivalents per day) at a ratio of six mcf/d (six thousand cubic feet of natural gas per day) to one barrel oil equivalent/d (one barrel of oil per day).

•	WACC — weighted average cost of capital.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of Falcon Class A Common Stock and the common stock of the selected companies listed below as of January 11, 2022. The estimates of the future financial and operating performance of Falcon and Desert Peak relied upon for the financial analyses described below were based on the projections provided by the management of Falcon. The estimates of the future financial and operating performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

Selected Companies Analysis. Houlihan Lokey reviewed certain data for selected publicly-traded royalty and mineral companies, that Houlihan Lokey deemed relevant. Houlihan Lokey selected publicly-traded royalty and mineral companies based in the United States with sufficient publicly available information as comparable companies, and did not make any exclusions.

The financial data reviewed included:

•	Enterprise value as a multiple of estimated 2021 Adjusted EBITDA;

•	Enterprise value as a multiple of estimated 2022 Adjusted EBITDA;

•	Enterprise value as a multiple of estimated 2023 Adjusted EBITDA;

•	Enterprise value as a multiple of estimated 2021 Average Daily Production;

•	Enterprise value as a multiple of estimated 2022 Average Daily Production;

•	Enterprise value as a multiple of estimated 2023 Average Daily Production;

The selected companies included the following:

•	Black Stone Minerals, L.P.

•	Brigham Minerals, Inc.

•	Dorchester Minerals, L.P.

•	Kimbell Royalty Partners, LP

•	Viper Energy Partners LP

The range of EBITDA multiples for each of the selected companies are summarized in the table below:

Company	EV/2021 EBITDA	EV/2022 EBITDA	EV/2023 EBITDA
Black Stone Minerals, L.P.	10.1x	8.4x	6.9x
Brigham Minerals, Inc.	11.3x	9.4x	9.1x
Dorchester Minerals, L.P.	NA	NA	NA
Kimbell Royalty Partners, LP	9.7x	9.0x	8.2x
Viper Energy Partners LP	13.9x	9.7x	10.0x

*	NA refers to not applicable

The range of Average Daily Production multiples for each of the selected companies are summarized in the table below:

Company	EV/2021 Average Daily Production ($/boepd)	EV/2022 Average Daily Production ($/boepd)	EV/2023 Average Daily Production ($/boepd)
Black Stone Minerals, L.P.	$76,360	$76,360	$66,727
Brigham Minerals, Inc.	$162,805	$134,981	$118,986
Dorchester Minerals, L.P.(1)	NA	NA	NA
Kimbell Royalty Partners, LP	$84,567	$81,923	$77,774
Viper Energy Partners LP	$180,122	$164,692	$159,736

*	NA refers to not applicable
(1)	Last quarter annualized production multiple of $106,310 $/boepd

The estimated 2021, 2022 and 2023 Average Daily Production for each of Falcon and Desert Peak, are summarized in the table below:

Average Daily Production for Falcon and Desert Peak (Mboe/d)

	2021E	2022E	2023E
Falcon	4.4	3.9	4.8
Desert Peak	9.1	10.7	12.1

The low, high, median and mean values for the selected companies in this analysis for (i) the enterprise value to estimated calendar year 2021 Adjusted EBITDA multiples were 9.7x, 13.9x, 10.7x and 11.2x, respectively, (ii) the enterprise value to estimated calendar year 2022 Adjusted EBITDA multiples were 8.4x, 9.7x, 9.2x and 9.1x, respectively, (iii) the enterprise value to estimated calendar year 2023 Adjusted EBITDA multiples were 6.9x, 10.0x, 8.7x and 8.6x, respectively, (iv) the enterprise value to estimated calendar year 2021 Average Daily Production multiples were $76,360/boepd, $180,122/boepd, $123,686/boepd and $125,963/boepd, respectively, (v) the enterprise value to estimated calendar year 2022 Average Daily Production multiples were $76,360/boepd, $164,692/boepd, $108,452/boepd and $114,489/boeepd, respectively, and (vi) the enterprise value to estimated calendar year 2023 Average Daily Production multiples were $66,727/boeepd, $159,736/boepd, $98,380/boepd and $105,806/boepd, respectively. The implied pro forma Post-Combination Company ownership ranges were calculated based on dividing (x) the low of the implied equity value reference range for Falcon by the sum of the low of the implied equity value reference range for Falcon and the high of the implied equity value reference range of Desert Peak, and (y) the high of the implied equity value reference range for Falcon by the sum of the high of the implied equity value reference range for Falcon and the low of the implied equity value reference range of Desert Peak. Such ranges were then compared to the Post-Transaction pro forma ownership of Falcon of approximately 26.9%.

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of: (i) 9.00x to 10.00x estimated 2021 Adjusted EBITDA, 8.75x to 9.75x estimated 2022 Adjusted EBITDA, and 7.00x to 8.00x estimated 2023 Adjusted EBITDA to corresponding financial data for Falcon; and (ii) 10.50x to 11.50x estimated 2021 Adjusted EBITDA, 8.75x to 9.75x estimated 2022 Adjusted EBITDA, and 8.25x to 9.25x estimated 2023 Adjusted EBITDA to corresponding financial data for Desert Peak. Such selected companies analysis indicated: (i) implied consideration ranges of $1,156.5 million to $1,293.5 million based on the selected range of multiples of estimated 2021 Adjusted EBITDA, $1,138.7 million to $1,277.5 million based on the selected range of multiples of estimated 2022 Adjusted EBITDA, and $1,096.9 million to $1,264.4 million based on the selected range of multiples of estimated 2023 Adjusted EBITDA;+ (ii) implied Desert Peak total equity value ranges of $1,290.9 million to $1,426.3 million based on the selected range of multiples of estimated 2021 Adjusted EBITDA, $1,351.5 million to $1,520.9 million based on the selected range of multiples of estimated 2022 Adjusted EBITDA, and $1,316.7 million to $1,492.2 million based on the selected range of multiples of estimated 2023 Adjusted EBITDA; and (iii) implied pro forma Post-Combination Company ownership ranges of 22.8% to 26.7% based on the selected range of multiples of estimated 2021 Adjusted EBITDA, 21.4% to 25.6% based on the selected range of multiples of estimated 2022 Adjusted EBITDA, and 21.1% to 25.9% based on the selected range of multiples of estimated 2023 Adjusted EBITDA.

Taking into account the results of the selected companies analysis, Houlihan Lokey applied multiple ranges of: (i) $100,000 to $120,000/Boepd to estimated 2021 Average Daily Production, $105,000 to $125,000/Boepd to estimated 2022 Average Daily Production, and $90,000 to $110,000/Boepd of estimated 2023 Average Daily Production to corresponding financial data for Falcon; and (ii) $130,000 to $160,000/Boepd to estimated 2021 Average Daily Production, $120,000 to $150,000/Boepd to estimated 2022 Average Daily Production, and $110,000 to $140,000/Boepd of estimated 2023 Average Daily Production to corresponding financial data for Desert Peak. Such selected companies analysis indicated: (i) implied consideration ranges of $1,112.3 million to $1,350.0 million based on the selected range of multiples of estimated 2021 Average Daily Production, $1,047.9 million to $1,261.9 million based on the selected range of multiples of estimated 2022 Average Daily Production, and $1,094.6 million to $1,354.7 million based on the selected range of multiples of estimated 2023 Average Daily Production;+ (ii) implied Desert Peak total equity value ranges of $1,058.4 million to $1,332.9 million based on the selected range of multiples of estimated 2021 Average Daily Production, $1,153.6 million to $1,474.7 million based on the selected range of multiples of estimated 2022 Average Daily Production, and $1,195.6 million to $1,557.4 million based on the selected range of multiples of estimated 2023 Average Daily Production; and (iii) implied pro forma Post-Combination Company ownership ranges of 23.3% to 31.7% based on the selected range of multiples of estimated 2021 Average Daily Production, 20.5% to 28.5% based on the selected range of multiples of estimated 2022 Average Daily Production, and 20.3% to 29.2% based on the selected range of multiples of estimated 2023 Average Daily Production

+ Includes Additional Consideration of $13.6 million. Houlihan Lokey calculated a maximum of $13.6 million for the Additional Consideration by applying (i) a range of time to exercise in years of 0.25 to 0.50; (ii) a range of risk free rate of 0.12% to 0.28%; (iii) a range of volatility of 40% to 70% and (iv) a range of dividend yield of 10% to 7%.

Discounted Cash Flow Analysis. Houlihan Lokey performed discounted cash flow analyses of Falcon based on (i) the present value of the future pre-tax cash flows associated with the developed and undeveloped reserves expected to be generated from Falcon’s and Desert Peak’s assets to be developed on a stand-alone, status quo basis, as adjusted for certain corporate expenses (the “NAV DCF Analysis”) and (ii) the present value of the future unlevered post-tax cash flows associated with Falcon and Desert Peak on a stand-alone, status quo basis (the “Corporate DCF Analysis”).

In conducting the NAV DCF Analysis, Houlihan Lokey applied risk adjusted discounted rates (“RADRs”) by reserve classification to the New York Mercantile Exchange Strip pricing (“Strip Pricing”) and Wall Street research analyst consensus pricing (“Consensus Pricing”) of Falcon and Desert Peak, respectively, as follows.

Falcon:

Reserve Category	Low	High
Proved Developed Producing(2)	PV10.0	PV8.0
Proved Developed Non-Producing(3)	PV12.0	PV10.0
Upside(4)	PV20.0	PV15.0

(2)	Refers to Falcon’s proved developed producing reserves.
(3)	Refers to Falcon’s proved developed nonproducing reserves.
(4)	Refers to Falcon’s undeveloped reserves.

Desert Peak:

Reserve Category	Low	High
Proved Developed Producing(5)	PV10.0	PV8.0
Midland Upside(6)	PV20.0	PV15.0
Delaware Upside(7)	PV20.0	PV15.0

(5)	Refers to Desert Peak’s proved developed producing reserves.
(6)	Refers to Desert Peak’s undeveloped reserves in the Midland Basin.
(7)	Refers to Desert Peak’s undeveloped reserves in the Delaware Basin.

The NAV DCF Analysis indicated: (i) implied consideration ranges of $806.1 million to $1,069.1 million based on Strip Pricing, and $902.6 million to $1,199.8 million based on Consensus Pricing+; (ii) implied Desert Peak total equity value ranges of $730.0 million to $999.8 million based on Strip Pricing, and $806.6 million to $1,115.6 million based on Consensus Pricing; and (iii) implied pro forma Post-Combination Company ownership ranges of 22.6% to 34.7% based on Strip Pricing, and 22.7% to 35.1% based on Consensus Pricing.

In conducting the Corporate DCF Analysis, Houlihan Lokey calculated: (i) terminal exit value for Falcon by applying a range of multiples to Falcon’s estimated 2026 Adjusted EBITDA of 7.00x to 8.00x based on its professional experience and judgment and a WACC discount rate of 10.5% to 12.5% calculated using the capital asset pricing model and (ii) terminal exit value for Desert Peak by applying a range of multiples to Desert Peak’s estimated 2026 Adjusted EBITDA of 8.25x to 9.25x based on its professional experience and judgment and a WACC discount rate of 9.5% to 11.5% calculated using the capital asset pricing model. The Corporate DCF Analysis indicated (i) implied consideration ranges of $1,200.0 million to $1,406.9 million; (ii) implied Desert Peak total equity value ranges of $1,359.2 million to $1,591.2 million; and (iii) implied pro forma Post-Combination Company ownership ranges of 21.5% to 27.4%.

Has / Gets Analysis

Houlihan Lokey compared (a) the implied total equity value reference ranges of Falcon immediately prior to the Merger Transactions (“Has”) to (b) the implied total equity value to legacy Falcon stockholders in the Post-

Combination Company reference ranges immediately subsequent to the Merger Transactions (“Gets”) across each of its financial analyses.

Houlihan Lokey calculated the “Gets” for the Selected Companies Analysis based, generally, on the applicable Desert Peak multiples and including the impact of certain Synergies (calculated based on (i) expected general & administrative cost synergies of $5 million per year capitalized at 5.0x - 6.0x (ii) less $5 million of estimated costs to realize such synergies resulting in a range from $20 to $25 million), the potential dilution of the Additional Consideration, and the Post-Combination Company’s pro forma net debt. Houlihan Lokey calculated the “Gets” for the NAV DCF Analysis based on a “sum-of-the parts” approach, which incorporated, among other things, implied enterprise value reference ranges for Falcon, implied enterprise value reference ranges for Desert Peak, the impact of certain benefits of the Merger, including certain Synergies (as discussed above), the Post-Combination Company’s pro forma net debt (calculated based on the sum of Falcon and Desert Peak’s net debt balances), the potential dilution of the Additional Consideration, and other pro forma effects of the merger. Houlihan Lokey calculated the “Gets” for the Corporate DCF Analysis based, generally, on the applicable Desert Peak exit multiple and a WACC discount rate of 9.0% to 11.0%, which rate Houlihan Lokey chose using its professional judgment and expertise based on the estimated weighted average cost of capital for the Post-Combination Company, and including the impact of certain Synergies (as discussed above), the potential dilution of the Additional Consideration, and the Post-Combination Company’s pro forma net debt (as discussed above).

Houlihan Lokey calculated the terminal exit value for the Post-Combination Company by applying a range of multiples to the Post-Combination Company’s estimated 2026 Adjusted EBITDA of 8.25x to 9.25x based on its experience and judgment.

The impact of the Additional Consideration was reflected in the “Gets” analysis based on the Treasury Method.

	Has:	Gets:
Selected Companies Analysis
2021E EBITDAX	$420.2 – $470.6	$482.6 – $531.2
2022E EBITDAX	$413.6 – $464.7	$477.1 – $534.6
2023E EBITDAX	$398.3 – $459.9	$484.0 – $545.8
2021E Average Daily Production	$404.0 – $491.3	$432.4 – $538.0
2022E Average Daily Production	$380.3 – $459.0	$432.2 – $546.6
2023E Average Daily Production	$397.5 – $493.1	$457.4 – $588.3
NAV DCF Analysis
Strip Pricing	$291.4 – $388.1	$279.0 – $378.1
Consensus Pricing	$326.8 – $436.1	$309.1 – $422.0
Corporate DCF Analysis	$436.2 – $512.3	$511.6 – $595.9

Other Information

Houlihan Lokey observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for informational purposes, including, among other things, the following:

Observation of Relative Contribution of each of Falcon and Desert Peak to the Post-Combination Company. Houlihan Lokey compiled data with regard to the relative contribution of each of Falcon and Desert Peak to the Post-Combination Company (prior to any Synergies), regarding estimated revenue, estimated Adjusted EBITDA and estimated total production for the calendar years 2022 to 2026, based on the projections provided by the management of Falcon, as follows:

	2022E	2023E	2024E	2025E	2026E
Falcon
Revenue	25%	27%	27%	29%	28%
EBITDA	23%	26%	26%	28%	27%
Production	27%	28%	28%	29%	28%
Desert Peak
Revenue	75%	73%	73%	71%	72%
EBITDA	77%	74%	74%	72%	73%
Production	73%	72%	72%	71%	72%

Miscellaneous

Houlihan Lokey was engaged by the Transaction Committee to act as its financial advisor in connection with the Merger Transactions and provide financial advisory services, including an opinion to the Transaction Committee as to the fairness, from a financial point of view, to Falcon, of the Merger Consideration to be paid by Falcon in the Merger Transactions pursuant to the Merger Agreement. The Transaction Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by the Transaction Committee, Houlihan Lokey is entitled to an aggregate fee of $825,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion (regardless of the conclusion reached therein). No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the Merger Transactions. Falcon has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Falcon, Desert Peak or any other party that may be involved in the Merger Transactions and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger Transactions.

Houlihan Lokey and/or certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to The Blackstone Group, Inc. (“Blackstone”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Blackstone (collectively, with Blackstone, the “Blackstone Group”), have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Oaktree Capital Management (“Oaktree”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Oaktree (collectively, with Oaktree, the “Oaktree Group”), and have in the past provided investment banking, financial advisory and/or other financial or consulting services to Kimmeridge Energy (“Kimmeridge”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Kimmeridge (collectively, with Kimmeridge, the “Kimmeridge Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to Vine Energy, Inc., then an affiliate of the Blackstone Group, in connection with its sale transaction, which closed in November 2021, (ii) having acted as financial advisor to Stearns Holdings, LLC, then a member of the Blackstone Group, in connection with its sale transaction, which closed in March 2021, (iii) having acted as financial advisor to a group of term loan lenders, of which one or more affiliates of the Blackstone Group were members, to Cineworld Group plc in connection with certain financing transactions, the first of which closed in November 2020, (iv) having acted as financial advisor to PulseR, LLC, then a member of the Oaktree Group, in connection with its sale transaction, which closed in February 2020, (v) having acted as financial advisor to a noteholder group, of which one or more members of the Oaktree Group were members, in relation to their interests as noteholders of Frontier Communications Corporation in connection with its chapter 11 bankruptcy proceedings, which concluded in April 2021, (vi) having acted as financial advisor to the special committee of the board of directors of Oaktree Strategic Income Corporation, then managed by a member of the Oaktree Group, in connection with its merger transaction with Oaktree Specialty Lending Corporation, which closed in March 2021, (vii) having acted as financial advisor to a consortium of shareholders, in which Oaktree was a leading member along with Centerbridge Partners, LP, in connection with the restructuring and reorganization of Garrett Motion, Inc., which was completed in April 2021, (viii) having acted as financial advisor to a lender group, of which one or more members of the Oaktree Group were members, in relation to their interests as lenders to Array Canada, Inc. in connection with its refinancing transaction, which closed in September 2021, and (ix) having acted as financial advisor to a creditor group, of which one or more members of the Kimmeridge Group were members, in relation to their interests as creditors to Extraction Oil & Gas, Inc. in connection with its chapter 11 bankruptcy proceedings, which closed in January 2021. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Falcon, Desert Peak, members of the Blackstone Group, members of the Oaktree Group, members of the Kimmeridge Group, other participants in the Merger Transactions or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey’s and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Blackstone, Oaktree, Kimmeridge, other participants in the Merger Transactions or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Blackstone Group, members of the Oaktree Group, members of the Kimmeridge Group, other participants in the Merger Transactions or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Falcon, Desert Peak, members of the Blackstone Group, members of the Oaktree Group, members of the Kimmeridge Group, other participants in the Merger Transactions or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

During the two years preceding the date of Houlihan Lokey’s written opinion, Houlihan Lokey has been engaged by or otherwise performed services for certain affiliates of Falcon and Desert Peak, for which it was paid customary compensations. During such two-year period: (i) Houlihan Lokey provided financial advisory services to Vine Energy, Inc., then a member of the Blackstone Group, in connection with its sale transaction; (ii) Houlihan Lokey provided financial advisory services to Stearns Holdings, LLC, then a member of the Blackstone Group, in connection with its sale transaction; (iii) Houlihan Lokey provided financial advisory services to a group of term loan lenders, of which one or more affiliates of the Blackstone Group were members, of Cineworld Group plc, in connection with certain financing transactions; (iv) Houlihan Lokey provided financial advisory services to PulseR, LLC, then a member of the Oaktree Group, in connection with its sale transaction; (v) Houlihan Lokey provided financial advisory services to a noteholder group, of which one or more members of the Oaktree Group were members, in relation to their interests as noteholders of Frontier Communications Corporation in connection with its chapter 11 bankruptcy proceedings; (vi) Houlihan Lokey provided financial advisory services to the special committee of the board of directors of Oaktree Strategic Income Corporation, then managed by a member of the Oaktree Group, in connection with its merger transaction with Oaktree Specialty Lending Corporation; (vii) Houlihan Lokey provided financial advisory services to a consortium of shareholders, in which Oaktree was a leading member along with Centerbridge Partners, LP, in connection with the restructuring and reorganization of Garrett Motion, Inc.; (viii) Houlihan Lokey provided financial advisory services to a lender group, of which one or more members of the Oaktree Group were members in relation to their interests as lenders to Array Canada, Inc., in connection with its refinancing transaction; and (ix) Houlihan Lokey provided financial advisory services to a creditor group, of which one or more members of the Kimmeridge Group were members, in relation to their interests as creditors to Extraction Oil & Gas, Inc. in connection with its chapter 11 bankruptcy proceedings. For these aforementioned services, in the previous two years, Houlihan Lokey has received, fees of approximately $14.2 million in the aggregate for the aforementioned services described in clauses (i)-(iii) of the immediately preceding sentence, approximately $22.8 million in the aggregate for the aforementioned services described in clauses (iv)-(viii) of the immediately preceding sentence, and approximately $5.0 million for the aforementioned services described in clause (ix) of the immediately preceding sentence.

General Information Relating to Barclays

In connection with the proposed transaction, Barclays advised the Falcon Board that it and its affiliates have provided, currently are providing and in the future expect to provide, investment banking services for Blackstone and certain of its affiliates and portfolio companies and have received or in the future expect to receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Blackstone and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Blackstone and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Blackstone and certain of its portfolio companies and affiliates. For the period of January 1, 2018 through November 22, 2021, Barclays has received approximately $224.8 million in investment banking fees from Blackstone.

Certain Unaudited Forecasted Financial Information

Falcon does not as a matter of course make public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with its evaluation of the Merger, certain non-public unaudited internal financial forecasts with respect to Falcon covering multiple years on a standalone basis were prepared by Falcon’s management team and not for public disclosure, which were based upon the internal financial model that Falcon has historically used in connection with strategic planning, and which were provided to the Falcon Board in connection with its evaluations of the Merger and were also provided to Houlihan Lokey, the Transaction Committee’s financial advisor, for their use in advising the Transaction Committee and reliance in connection with its separate financial analysis and opinion as described in the section entitled “— Opinion of Houlihan Lokey Capital, Inc.”

The summary of the unaudited forecasted financial and operating information presented below is not being included in this Proxy Statement to influence your decision whether to vote for or against the Proposals. Rather, this information has been included because these forecasts were made available to the Transaction Committee and Houlihan Lokey. The forecasted financial information was prepared by and is the responsibility of Falcon’s management team.

The inclusion of this information should not be regarded as an indication that the Falcon Board (or any committee thereof), Falcon (or any of its affiliates, officers, directors, advisors or other representatives) or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited forecasted financial and operating information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Falcon’s management team, including, among others, future commodity prices, the level of production of properties in which Falcon has an interest, overall and regional supply and demand factors, general economic, business or industry conditions, including the impacts of inflation, competition in the oil and natural gas industry, future operating results, exploration and development drilling prospects, inventories, projects, and programs and other matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” and “Where You Can Find More Information.” The unaudited forecasted financial and operating information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Falcon can give no assurance that the unaudited forecasted financial and operating information and the underlying estimates and assumptions will be realized or that actual results will not be significantly higher or lower than forecasted. As a result, the forecasted financial information summarized in this Proxy Statement should not be relied on as necessarily predictive of actual future events. In addition, since the unaudited forecasted financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited forecasted financial and operating information not be realized include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions and other matters described under the section of this Proxy Statement titled “Risk Factors.” See also “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

This unaudited forecasted financial information was not prepared with a view toward public disclosure, compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of forecasted financial information. The forecasted financial information included in this document has been prepared by, and is the responsibility of, Falcon’s management team, and in the view of Falcon’s management team, was prepared on a reasonable basis, reflects the best available estimates and judgments as of the date it was prepared, and presents, to the best of Falcon’s management team’s knowledge and belief, the expected future financial performance of Falcon. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers are cautioned not to place undue reliance on the prospective financial information. Deloitte & Touche LLP and KPMG LLP have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying forecasted financial information and, accordingly, Deloitte & Touche LLP and KPMG LLP do not express an opinion or any other form of assurance with respect thereto, and assume no responsibility for, and disclaim any association with, the forecasted financial information. The Deloitte & Touche LLP report incorporated by reference in this document relates to Falcon’s previously issued financial statements. It does not extend to the forecasted financial information and should not be read to do so.

Furthermore, the unaudited forecasted financial and operating information does not take into account any circumstances or events occurring after the date it was prepared. Falcon can give no assurance that, had the unaudited forecasted financial and operating information been prepared either as of the date of the Merger Agreement or as of the date of this Proxy Statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Falcon does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited forecasted financial and operating information to reflect circumstances existing since its preparation or to reflect the occurrence of events, even in the event that any or all of the underlying assumptions are shown to be not appropriate, including with respect to the accounting treatment of the Merger under GAAP, or to reflect changes in general economic or industry conditions. The unaudited forecasted financial and operating information does not take into account possible financial and other effects on Falcon of the Merger, the effect on Falcon of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited forecasted financial and operating information does not take into account the effect on Falcon of any possible failure of the Merger to occur. None of Falcon or its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Falcon stockholder or DPM Member or other person regarding Falcon’s or Desert Peak’s ultimate performance compared to the information contained in the unaudited forecasted financial and operating information or that the forecasted results will be achieved. The inclusion of the unaudited forecasted financial and operating information herein should not be deemed an admission or representation by Falcon or its advisors or any other person that it is viewed as material information of Falcon, particularly in light of the inherent risks and uncertainties associated with such forecasts.

In light of the foregoing, and considering that the Special Meeting will be held several months after the unaudited forecasted financial and operating information was prepared, as well as the uncertainties inherent in any forecasted information, Falcon stockholders are cautioned not to place undue reliance on such information, and Falcon urges all Falcon stockholders to review Falcon’s most recent SEC filings for a description of Falcon’s reported financial results. See the section entitled “Where You Can Find More Information.”

Certain of the measures included in this unaudited forecasted financial information section may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Falcon may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

FALCON DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FORECASTED FINANCIAL AND OPERATING INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FORECASTED FINANCIAL AND OPERATING INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Falcon Management Assumptions with respect to Falcon

The information described below in the section entitled “— Falcon Unaudited Forecasted Financial Information” was based on various assumptions by Falcon’s management team, including, but not limited to, the following commodity price assumptions, which was based on benchmark price assumptions as of January 5, 2022 and adjusted for customary price differentials.

Realized Prices (1)	2021E	2022E	2023E	2024E	2025E	2026E
Average Oil Price ($/bbl)	$66.36	$72.79	$67.93	$63.64	$60.94	$60.89
Average Gas Price ($/Mcf)	$3.65	$3.41	$3.28	$3.09	$3.10	$3.06
Average NGL Price ($/bbl)	$27.60	$25.86	$24.10	$22.64	$21.65	$21.66

(1)

The table represents Falcon’s pricing assumptions for 2021, which reflect actual prices through September 30, 2021 and price assumptions for October 1, 2021 through December 31, 2021, and Falcon’s price assumptions for 2022 through 2026.

The Falcon unaudited forecasted financial information also reflects assumptions regarding the continuing nature of ordinary course operations that may be subject to change.

Falcon Management’s Unaudited Forecasted Financial Information of Falcon

The following table sets forth certain summarized unaudited prospective financial and operating information with respect to Falcon for the fiscal years 2021 through 2026 on a standalone basis prepared by Falcon’s management team based on price assumptions for oil, natural gas and NGL pricing as of January 5, 2022.

($ in millions) (1)(2)	2021E	2022E	2023E	2024E	2025E	2026E
Total Net Production (Mboe)(3)	1,595	1,436	1,745	1,842	2,137	2,120
Total Revenues	$65.9	$65.6	$77.1	$76.8	$86.3	$84.7
Adjusted EBITDA(4)	$50.3	$51.0	$61.6	$61.3	$70.2	$68.6

(1)

The information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Special Meeting will be held several months after such information was prepared, as well as the uncertainties inherent in any forecasted information, Falcon stockholders are cautioned not to place undue reliance on such information.

(2)

The table reflects certain summarized unaudited prospective financial and operating information of Falcon, which reflect historical unaudited financial and operating information of Falcon through September 30, 2021 and unaudited prospective financial and operating information for October 1, 2021 through December 31, 2021 and 2022 through 2026.

(3)

Falcon’s forecasted Total Net Production is derived from Falcon’s existing production and the forecasted conversion by E&P operators of the undeveloped inventory of drilling locations on the acreage in which Falcon holds interests to proved developed producing reserves. Falcon’s management team first estimated an average annual amount of lateral feet to be drilled on the acreage in which Falcon holds interests based primarily on historical E&P operator drilling activity and management’s reasonable expectations for future drilling activity by such operators. Falcon’s management then employed type curve analyses to project which locations would be drilled over different intervals in the forecast period. The Total Net Production forecasted for each year reflects the total annual production estimated by Falcon’s management through such methodology for each respective year multiplied by an average percentage ownership of Falcon across the acreage in which Falcon holds interests, as adjusted for Falcon’s interests in the Hooks Ranch acreage in which Falcon holds an oversized interest relative to its net interests in the remainder of its acreage.

(4)

Falcon defines Adjusted EBITDA (a non-GAAP measure) as net income before interest expense, net, depletion expense, provision for income taxes, unrealized gains and losses on commodity derivative instruments, change in fair value of warrant liability, and non-cash equity-based compensation. Falcon excludes the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Falcon’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

Falcon Management Assumptions with respect to Desert Peak

The information described below in the section entitled “— Forecasted Financial Information with respect to Desert Peak” was based on various assumptions, including, but not limited to, the following commodity price assumptions, which was based on benchmark price assumptions as of January 5, 2022 and adjusted for customary price differentials.

Realized Prices (1)	2021E	2022E	2023E	2024E	2025E	2026E
Average Oil Price ($/bbl)	$66.42	$71.22	$66.18	$62.04	$59.21	$59.21
Average Gas Price ($/Mcf)	$3.96	$3.43	$3.06	$2.80	$2.70	$2.70
Average NGL Price ($/bbl)	$30.18	$31.95	$29.27	$27.23	$25.87	$25.77

(1)

The table represents Falcon’s pricing assumptions for Desert Peak for 2021, which reflect actual prices through September 30, 2021 and price assumptions for October 1, 2021 through December 31, 2021, and Falcon’s price assumptions for Desert Peak for 2022 through 2026.

Falcon’s Management’s Unaudited Forecasted Financial Information of Desert Peak

The following tables set forth certain summarized unaudited prospective financial and operating information with respect to Desert Peak for the fiscal years 2021 through 2026 on a standalone basis. This information was prepared by Falcon management utilizing information provided by Desert Peak.

($ in millions) (1)(2)	2021E	2022E	2023E	2024E	2025E	2026E
Total Net Production (Mboe)(3)	3,339	3,907	4,402	4,828	5,143	5,386
Total Revenues	$158.9	$197.6	$204.7	$207.9	$210.2	$219.1
Adjusted EBITDA(4)	$135.4	$169.4	$175.5	$178.0	$179.8	$187.8

(1)

The information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Special Meeting will be held several months after such information was prepared, as well as the uncertainties inherent in any forecasted information, Falcon stockholders are cautioned not to place undue reliance on such information.

(2)

The table reflects certain summarized unaudited prospective financial and operating information of Desert Peak, which reflect historical unaudited financial and operating information of Desert Peak through September 30, 2021 and unaudited prospective financial and operating information for October 1, 2021 through December 31, 2021 and 2022 through 2026.

(3)

Desert Peak’s forecasted Total Net Production is derived from Desert Peak’s existing production and the forecasted conversion by E&P operators of the undeveloped inventory of drilling locations on the acreage in which Desert Peak holds interests to proved developed producing reserves. Falcon’s management team first estimated an average annual amount of lateral feet to be drilled on the acreage in which Desert Peak holds interests based primarily on historical E&P operator drilling activity and management’s reasonable expectations for future drilling activity by such operators. Falcon’s management then employed type curve analyses to project which locations would be drilled over different intervals in the forecast period. The Total Net Production forecasted for each year reflects the total annual production estimated by Falcon’s management through such methodology for each respective year multiplied by an average percentage ownership of Desert Peak across the acreage in which Desert Peak holds interests.

(4)

Falcon defines Desert Peak Adjusted EBITDA (a non-GAAP measure) as net income plus (i) interest expense, (ii) provisions for taxes, (iii) depreciation, depletion and amortization, (iv) share-based compensation expense, (v) impairment of oil and natural gas properties, (vi) gains or losses on unsettled derivative instruments, (vii) write off of deferred offering costs, (viii) gains or losses on sale of other property, (ix) management fee to affiliates and (x) one-time transaction costs. Desert Peak uses Adjusted EBITDA to assess the financial performance of its assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

Interests of Falcon’s Directors and Officers in the Merger

In considering the recommendation of the Falcon Board to vote in favor of the Proposals, Falcon’s stockholders should be aware that, aside from their interests as stockholders, Falcon’s directors and officers have interests in the Merger that are different from, or in addition to, those of Falcon’s other stockholders generally. Falcon’s directors were aware of and considered these interests, among other matters, in evaluating the Merger, and in recommending to the Falcon stockholders that they approve the Proposals. Falcon’s stockholders should take these interests into account in deciding whether to approve the Proposals.

Directors Associated with Royal Resources

Half of the members of the Falcon Board were designated by and are affiliated with Royal Resources, an affiliate of Blackstone Inc., and Rock Ridge, another affiliate of Blackstone Inc., is a current equity holder in Desert Peak. The Falcon Board established a special committee comprised solely of disinterested directors for the purpose of evaluating, reviewing, negotiating and making recommendations to the Falcon Board regarding the advisability of the Merger.

Pursuant to that certain Shareholders’ Agreement, dated as of August 23, 2018, by and among Falcon, Royal Resources and the other parties thereto, Royal Resources and its affiliates have the right to designate four individuals to the Falcon Board. As of the date of the execution of the Merger Agreement, Erik C. Belz, Mark C. Henle, Alan J. Hirshberg and Adam M. Jenkins, comprising half of the Falcon Board, were each designated to the Falcon Board by Royal Resources. As of the record date, Royal Resources was the beneficial owner of 35,197,643 Falcon Class C Shares, which represent approximately 40% of the total outstanding shares of Falcon Common Stock. Following consummation of the Merger, Royal Resource’s Class C Shares will represent approximately 10.9% of the total outstanding shares of Post-Combination Company common stock (assuming no Additional Consideration is issued).

In addition, in connection with the Merger Agreement, Royal Resources entered into the Support Agreement, pursuant to which and subject to the terms and conditions thereof, Royal Resources agreed to vote all of the shares of Falcon Class C Common Stock that it beneficially owns in favor of the approval of the Proposals at the Special Meeting and any other matter necessary for the consummation of the Transactions.

Continued Indemnification and Insurance Coverage

Pursuant to the terms of the Merger Agreement, Falcon’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the Post-Combination Company following the Merger Effective Time. For additional information, see “The Merger Agreement — Indemnification and Insurance.”

Leadership of the Post-Combination Company

Pursuant to the terms of the Merger Agreement and the Director Designation Agreement, Claire R. Harvey, the Chair of the Falcon Board, and Steven R. Jones, a member of the Falcon Board, are expected to be elected as directors of the Post-Combination Company. As such, in the future they may receive any cash fees, stock options or stock awards that the Post-Combination Company’s Board determines to pay to directors.

Treatment of Falcon Equity Awards

Falcon’s officers and directors hold outstanding restricted stock and performance stock unit awards previously granted under Falcon’s 2018 Long-Term Incentive Plan. In the event an officer or director’s employment or service with Falcon is terminated upon or following the closing of the Merger, vesting and payout of such awards may be accelerated in accordance with the terms of the applicable award agreements. Information regarding the outstanding restricted stock and performance stock unit awards held by Falcon’s officers and directors as of February 1, 2022 is set forth in the table below:

Name/Title	Number of Shares Subject to Outstanding Restricted Stock Awards	Target Number of Shares Subject to Outstanding Performance Stock Unit Awards (1)
Bryan Gunderson, President and Chief Executive Officer and Director	137,514	149,116
Matthew Ockwood, Chief Financial Officer	60,000	—
Michael Downs, Chief Operating Officer	54,700	130,476
Stephen Pilatzke, Chief Accounting Officer	35,164	41,939
Claire Harvey, Director and Chair of the Falcon Board	50,743	—
Alan Hirshberg, Director	11,287	—
Steven Jones, Director	11,211	—
William Anderson, Director	11,211	—

(1)

Awards may vest and pay out at up to 200% of the target number of shares subject to the performance stock unit, depending on Falcon’s level of achievement of total shareholder return and compounded annual growth rate targets.

Severance and Retention Program

In connection with the execution of the Merger Agreement, the Transaction Committee approved the establishment of a cash-based severance and retention program (the “Severance Program”) to promote retention and to incentivize efforts to consummate the Merger and the other Transactions, with a maximum total payout under the Severance Program for all Falcon employees of up to $6.4 million. In addition, Mr. Gunderson and Mr. Ockwood have previously entered into employment agreements (the “Employment Agreements”) with Falcon that provide for severance payments and benefits in the event their employment is terminated by Falcon without cause or they resign their employment for good reason, including in connection with or following the closing of the Merger. An estimate of the aggregate amount of anticipated severance payments and benefits for Falcon’s executive officers pursuant to the anticipated terms of the Severance Program or the Employment Agreements, as applicable, inclusive of cash severance payments, a pro-rated bonus for 2022 and certain health and welfare benefits subsidies, is set forth in the table below. The table below assumes that each of Falcon’s executive officers will be terminated without cause upon the closing of the Merger, although no final determinations have yet been made in that regard.

Name/Title	Estimated Total Amount of Severance Payments and Benefits ($) (1)
Bryan Gunderson, President, Chief Executive Officer and Director	1,586,017
Matthew Ockwood, Chief Financial Officer	1,448,756
Michael Downs, Chief Operating Officer	589,099
Stephen Pilatzke, Chief Accounting Officer	589,099

(1)	Severance amount includes a pro rata bonus for 2022 based on an estimated Closing Date.

Certain Effects of the Merger

Subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into Desert Peak, with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Falcon OpCo.

If each of the conditions to the consummation of the Merger are satisfied or waived, Falcon will issue to the DPM Members 235,000,000 Falcon Class C Shares; 235,000,000 Falcon Partnership Units, and additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15. Assuming that the amount of indebtedness for borrowed money of Falcon and its subsidiaries as of immediately prior to the Merger Effective Time does not exceed $45,000,000 in accordance with the terms of the Merger Agreement, subject to certain exceptions, the maximum amount of the Additional Consideration would be 12,621,359 Falcon Class C Shares (and a corresponding number of Falcon Partnership Units). The Merger Consideration will be adjusted to give effect to the Falcon Reverse Stock Split. Assuming the maximum amount of Additional Consideration is issued by Falcon to the DPM Members, Falcon’s existing stockholders will hold approximately 26.0% of the Post-Combination Company’s common stock and the DPM Members will hold approximately 74.0% of the Post-Combination Company’s common stock.

Consequences if the Merger is Not Completed

In the event that the Required Falcon Stockholder Approvals are not received, the Merger may not be consummated. In the event the Required Falcon Stockholder Approvals are received but the Merger Agreement is terminated (without the Merger being consummated) prior to the issuance of the Merger Consideration pursuant to the Merger Agreement, Falcon will not issue the Merger Consideration.

Regulatory Approvals

Hart-Scott-Rodino Antitrust Improvements Act of 1976

On January 26, 2022, Falcon and Desert Peak filed their respective Notification and Report Forms under the HSR Act with the DOJ and the FTC, which triggered the start of the HSR Act waiting period. On February 25, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired.

Regulatory Conditions to Completion of the Merger

At any time before or after the effective time, the DOJ, the FTC, antitrust authorities outside of the United States or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the Merger, conditionally approving the Merger upon the divestiture of Falcon’s or Desert Peak’s assets, subjecting the completion of the Merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Completion of the Merger is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act and the absence of any law or order restraining, enjoining, or otherwise prohibiting the consummation of the Merger. On February 25, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired.

Litigation Relating to the Merger

On March 2, 2022, a purported Falcon stockholder filed a lawsuit entitled Huth v. Falcon Minerals Corporation, Case No. 22-cv-01754, in the United States District Court for the Southern District of New York against Falcon and the members of the Falcon Board (the “Huth Case”). On March 4, 2022, a purported Falcon stockholder filed a lawsuit entitled Newman v. Falcon Minerals Corporation, Case No. 22-cv-01203, in the

United States District Court for the Eastern District of New York against Falcon and the members of the Falcon Board (the “Newman Case” and, together with the Huth Case, the “Federal Cases”). On March 15, 2022, a purported Falcon stockholder filed a class action lawsuit, entitled Allen v. Falcon Minerals Corporation, Case No. 2022-0248-MTZ, in the Court of Chancery of the State of Delaware on behalf of Class A stockholders of Falcon against the members of the Falcon Board, Desert Peak and Falcon OpCo (the “Delaware Case”).

Each lawsuit alleges that the proxy statement filed by Falcon with the SEC on February 9, 2022 in connection with the proposed Merger omits material information with respect to the Merger. The Federal Cases allege that these omissions render the proxy statement false and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act. The Delaware Case alleges that the defendants breached their fiduciary duties by failing to disclose all material information in the proxy statement. Each plaintiff seeks, among other things, injunctive relief until the defendants thereto disclose the alleged omitted material information.

Falcon and Desert Peak each believe that the claims asserted in these lawsuits are without merit and intend to defend vigorously against all claims asserted. Additional lawsuits arising out of or relating to the Merger Agreement and the transactions contemplated thereby may be filed in the future.

THE MERGER AGREEMENT

Capitalized terms not defined in this section shall have the meanings assigned to them in the Merger Agreement.

The following is a summary of the material terms of the Merger Agreement. The provisions of the Merger Agreement are extensive and not easily summarized. The following summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A and is incorporated into this Proxy Statement by reference. You should read carefully the Merger Agreement in its entirety because it, and not this Proxy Statement, is the legal document that governs the terms of the Merger.

The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement (each referred to individually as a “party” and collectively as the “parties”). The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should keep in mind that the representations and warranties are modified in part by the underlying disclosure schedules. The disclosure schedules contain information that has been included in Falcon’s prior public disclosures, as well as additional information, some of which may be non-public. Information concerning the subject matter of the representations and warranties may have also changed since the date of the Merger Agreement, and all of this information may or may not be fully reflected in Falcon’s public disclosures. Accordingly, the representations, warranties and covenants in the Merger Agreement and the description of them in this Proxy Statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings of Falcon filed with the SEC.

The Merger

Pursuant to the Merger Agreement, Merger Sub will merge with and into Desert Peak, with Desert Peak surviving the Merger as a wholly owned subsidiary of Falcon OpCo. Following the Merger Effective Time, Falcon will change its name to “Sitio Royalties Corp.” with Desert Peak continuing as a Delaware corporation (referred to in this summary with respect to periods following the Merger Effective Time, interchangeably, as “Desert Peak” or the “surviving entity”).

Merger Effective Time; Closing

The Merger Effective Time will occur upon the filing of a properly executed certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as may be agreed to by the parties and expressed in the certificate of merger as the effective date and time of the Merger. At the Merger Effective Time, (i) the certificate of formation of Desert Peak, as in effect immediately prior to the Merger Effective Time, will be amended and restated to read as set forth in the Merger Agreement and, as so amended and restated, will be the certificate of formation of the surviving entity, and (ii) the limited liability company agreement of Desert Peak will be amended and restated to read as set forth in the Merger Agreement and, as so amended and restated, will be the limited liability company agreement of the surviving entity.

Unless the Merger Agreement is terminated or otherwise agreed by the parties in writing, the Closing will take place (i) at 7:00 a.m., Houston time, on the second business day after the date on which the last of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived in accordance with the terms of the Merger Agreement or (ii) at such other date or place as is agreed to in writing by Falcon and Desert Peak.

Conditions to the Merger

Conditions of Each Party

The respective obligations of the parties to effect the Merger are subject to the satisfaction (or waiver, if legally permissible) on or prior to the Closing Date of each of the following conditions:

•	receipt of the Required Falcon Stockholder Approvals;

•

absence of any (a) law enacted or promulgated by any governmental entity of competent jurisdiction that prohibits, restrains, enjoins or makes illegal the consummation of the Merger Transactions, and (b) order of any governmental entity of competent jurisdiction in effect preventing, restraining or enjoining the consummation of the Merger Transactions;

•	approval for listing on Nasdaq of the Falcon Class A Shares issuable upon exchange of the Merger Consideration;

•

expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act, applicable to the Merger Transactions, and any commitment to, or agreement (including any timing agreement) with, any governmental entity to delay the consummation of, or not to close before a certain date, the Merger Transactions; and

•	the effectiveness of the Falcon Reverse Stock Split and the Falcon OpCo Reverse Unit Split.

On February 25, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired.

Additional Conditions to the Obligations of Desert Peak

The obligation of Desert Peak to effect the Merger is subject to the satisfaction (or waiver, if legally permissible) on or prior to the Closing Date of the following conditions:

•

each of the representations and warranties of Falcon, Falcon OpCo and Merger Sub (collectively, the “Falcon Parties”) set forth in the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the Closing as though made on and as of the Closing (disregarding all qualifications or limitations as to “material,” “materiality,” or “Ferrari Material Adverse Effect” and except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date must be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect; provided that (a) certain representations and warranties of the Falcon Parties related to capitalization must be true and correct as of the date of the Merger Agreement and as of the Closing as though made on and as of the Closing, except for de minimis inaccuracies, (b) certain fundamental representations of the Falcon Parties must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing as though made on and as of the Closing (disregarding all qualifications or limitations as to “material,” “materiality,” or “Ferrari Material Adverse Effect” and except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date must be true and correct as of such date) and (c) certain representations and warranties relating to director resignations must be true and correct as of the date of the Merger Agreement and as of the Closing as though made on and as of the Closing (and Falcon shall have delivered to Desert Peak a certificate executed by a duly authorized executive officer of Falcon to such effect);

•

performance of or compliance with obligations under the Merger Agreement by each of the Falcon Parties in all material respects (and Falcon shall have delivered to Desert Peak a certificate executed by a duly authorized executive officer of Falcon to such effect);

•	no Ferrari Material Adverse Effect has occurred (and Falcon shall have delivered to Desert Peak a certificate executed by a duly authorized executive officer of Falcon to such effect); and

•	each of the Registration Rights Agreement and the Director Designation Agreement must be in full force and effect.

Additional Conditions to the Obligations of Falcon

The obligation of Falcon to effect the Merger is subject to the satisfaction (or waiver, if legally permissible) on or prior to the Closing Date of the following conditions:

•

each of the representations and warranties of Desert Peak set forth in the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the Closing as though made on and as of the Closing (disregarding all qualifications or limitations as to “material,” “materiality,” or “Sierra Material Adverse Effect” and except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect; provided that (a) certain representations and warranties of Desert Peak related to capitalization must be true and correct as of the date of the Merger Agreement and as of the Closing as though made on and as of the Closing, except for de minimis inaccuracies, (b) certain fundamental representations of Desert Peak must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing as though made on and as of the Closing (disregarding all qualifications or limitations as to “material,” “materiality,” or “Sierra Material Adverse Effect” and except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date must be true and correct as of such date) and Desert Peak shall have received a certificate signed on behalf of Sierra by a duly authorized executive officer of Sierra to the foregoing effect;

•

Performance of or compliance with obligations under the Merger Agreement by Desert Peak in all material respects (and Desert Peak shall have delivered to Falcon a certificate executed by a duly authorized executive officer of Desert Peak to such effect); and

•

No Sierra Material Adverse Effect (as described in “—Representations and Warranties”) has occurred (and Desert Peak shall have delivered to Falcon a certificate executed by a duly authorized executive officer of Desert Peak to such effect).

•	The Availability Liquidity is no less than $65,000,000 and the Net Debt (as defined below) is not in excess of $140,000,000.

“Available Liquidity” means, an amount, as of the Merger Effective Time, equal to (i) the aggregate cash on hand (excluding cash that is required by GAAP to be reflected as restricted cash on the balance sheet of Desert Peak) of the Desert Peak and its subsidiaries, plus (ii) the net cash proceeds available from, or undrawn available capacity under, the debt financing arrangements of the Desert Peak and its subsidiaries that shall be effective as of the Merger Effective Time and not in default (with or without notice or lapse of time or both) after giving effect to the Merger, plus (iii) the net cash proceeds available from, or undrawn available capacity under, the debt financing arrangements of the Falcon Parties that shall be effective as of the Merger Effective Time and not in default (with or without notice or lapse of time or both) after giving effect to the Merger, plus (iv) any reductions to the amounts set forth in the foregoing clauses (ii) or (iii) that otherwise would be available at the Merger Effective Time resulting from any actions taken by Falcon or any of its subsidiaries in violation of the covenants in the Merger Agreement regarding conduct of the business of the Falcon Parties prior to Closing.

“Net Debt” means, as of immediately prior to the Merger Effective Date, an amount equal to (i) all outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus (ii) all of cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries; provided, that, for purposes of determining the Additional Consideration, Net Debt shall be no less than $75,000,000

Please read “—Representations and Warranties” for a summary of the definition of Ferrari Material Adverse Effect and Sierra Material Adverse Effect in the Merger Agreement.

No Solicitation

Falcon has agreed that it and its officers and directors will, and it will cause its subsidiaries and their respective officers and directors to, and to use reasonable best efforts to cause the other representatives of Falcon and Falcon’s subsidiaries to, immediately cease and cause to be terminated, any discussions or negotiations with any person conducted prior to the execution of the Merger Agreement by Falcon or any of its subsidiaries or representatives with respect to any Competing Proposal (as defined below) or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal.

Subject to the terms and conditions described in the Merger Agreement, Falcon has agreed that it and its officers and directors will not, and it will cause its subsidiaries and their respective officers and directors not to, and will use reasonable best efforts to cause the other representatives of Falcon and Falcon’s subsidiaries not to, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of a Competing Proposal or any inquiry, proposal or offer that constitutes or that would reasonably be expected to lead to a Competing Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations with any person relating to, or in furtherance of a Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal;

•

furnish any non-public information regarding Falcon or its subsidiaries, or access to the properties, assets or employees of Falcon or its subsidiaries, to any person in connection with or in response to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal;

•	enter into any letter of intent or agreement in principal relating to, or other agreement providing for, a Competing Proposal; or

•	submit any Competing Proposal for the approval of the stockholders of Ferrari.

Falcon Recommendation and Falcon Adverse Recommendation Change

The Falcon Board, acting upon the unanimous recommendation of the Transaction Committee, has (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal are advisable and in the best interests of Falcon and Falcon’s stockholders, (b) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Merger, the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal, (c) directed that the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal be submitted to Falcon’s stockholders for their approval and (d) resolved to recommend that Falcon’s stockholders approve the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal and to include such recommendation in this Proxy Statement (the “Falcon Board Recommendation”).

For more information regarding the recommendation of the Falcon Board, including the obligations of the Falcon Board in making such determination under Falcon’s bylaws, see “The Merger— The Merger—Reasons for the Transaction Committee’s Recommendation.”

The Merger Agreement provides, among other things, that Falcon and the Falcon Board (and any committee thereof) will not, and will cause its subsidiaries not to, directly or indirectly (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Desert Peak, the Falcon Board Recommendation; (ii) fail to include the Falcon Board Recommendation in this Proxy Statement; (iii) approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Competing Proposal; (iv) publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement entered into in compliance with the terms of the Merger Agreement) relating to a Competing Proposal (a “Falcon Acquisition Agreement”); (v) in the case of a Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) for outstanding shares of Falcon Common Stock (other than by Desert Peak or one of Desert Peak’s subsidiaries), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to ten business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer; (vi) if a Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Falcon Board Recommendation on or prior to five business days after Desert Peak so requests in writing; provided, that Desert Peak may not make any such request on more than two occasions with respect to each Competing Proposal; provided, further, that for purposes of such limitation, any material change to such Competing Proposal shall be deemed to constitute a new Competing Proposal; (vii) exempt any Person other than Desert Peak or Desert Peak subsidiaries from any Takeover Statutes; or (viii) cause or permit Falcon to enter into a Falcon Acquisition Agreement (any such action, a “Falcon Adverse Recommendation Change”).

“Competing Proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions involving, directly or indirectly: (i) any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of Falcon or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that consists of 20% or more of Falcon’s and its subsidiaries’ assets (by fair market value), or that generated 20% or more of Falcon’s and its subsidiaries’ net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months, (ii) any acquisition of beneficial ownership by any Person or group of 20% or more of the outstanding equity interests of Falcon or any other securities entitled to vote on the election of directors or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding equity interests of Falcon or any other securities entitled to vote on the election of directors or (iii) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Falcon or any of its subsidiaries that is structured to permit or has the purpose or effect of the transaction or series of related transactions set forth in clauses (i) or (ii).

Falcon Adverse Recommendation Change (Superior Proposal)

Prior to, but not after, receiving the Required Falcon Stockholder Approvals, the Falcon Board is permitted to effect a Falcon Adverse Recommendation Change if (a) Falcon receives a bona fide written Competing Proposal and (b) such Competing Proposal did not arise from a breach by Falcon of the non-solicit provision of the Merger Agreement. Such a Falcon Adverse Recommendation Change may not be made and termination of the Merger Agreement to enter into such Falcon Acquisition Agreement may not occur unless and until:

•

the Falcon Board (or any committee of the Falcon Board to which the full Falcon Board has delegated its authority with respect to the Merger Transactions in accordance with the DGCL and the governing documents of Falcon (a “Delegated Committee”)) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal is a Superior Proposal;

•

the Falcon Board (or any Delegated Committee) determines in good faith, after consultation with its outside legal counsel, that failure to effect a Falcon Adverse Recommendation Change in response to such Superior Proposal would be inconsistent with the fiduciary duties owed by the Falcon Board to the stockholders of Falcon under applicable law;

•

Falcon provides Desert Peak written notice of such proposed action and the basis therefore four business days in advance, which notice must set forth in writing that the Falcon Board (or any Delegated Committee) intends to take such action and include a copy of the available proposed Competing Proposal and any applicable transaction and financing documents;

•

after giving such notice and prior to effecting such Falcon Adverse Recommendation Change, Falcon negotiates (and causes its representatives to negotiate) in good faith with Desert Peak and its representatives (to the extent Desert Peak wishes to negotiate) to make such adjustments or revisions to the terms of the Merger Agreement as would permit the Falcon Board not to effect a Falcon Adverse Recommendation Change in response thereto; and

•

at the end of the four business day period, prior to taking action to effect a Falcon Adverse Recommendation Change, the Falcon Board (or any Delegated Committee) takes into account any adjustments or revisions to the terms of the Merger Agreement proposed by Desert Peak and any other information offered by Desert Peak in response to the notice, and determines in good faith, after consultation with its financial advisors and outside legal counsel that the Competing Proposal remains a Superior Proposal and that the failure to effect a Falcon Adverse Recommendation Change in response to such Superior Proposal would be inconsistent with the fiduciary duties owed by the Falcon Board to the stockholders of Falcon under applicable law; provided, that in the event of any material amendment or material modification to any Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Superior Proposal shall be deemed material), Falcon shall be required to deliver a new written notice to Desert Peak and to comply with the requirements set forth in the Merger Agreement with respect to such new written notice, except that the advance written notice obligation shall be reduced to two business days; provided, further, that any such new written notice shall in no event shorten the original four business day notice period.

“Superior Proposal” means a bona fide written proposal that is not solicited after the date of the Merger Agreement and is made after the date of the Merger Agreement by any Person or group (other than Desert Peak or any of its affiliates) to acquire, directly or indirectly, (a) businesses or assets of Falcon or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that account for 50% or more of the fair market value of the assets of Falcon and its subsidiaries, taken as a whole, or that generated 50% or more of Falcon’s and its subsidiaries’ consolidated net revenue and earnings before interest, taxes, depreciation and amortization for the preceding twelve months, respectively, or (b) more than 50% of the outstanding equity interests of Falcon, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination of the Falcon Board, after consultation with its financial advisors and outside legal counsel, that (i) if consummated, would result in a transaction more favorable to Falcon’s stockholders from a financial point of view than the Merger Transactions (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of the Merger Agreement offered by Desert Peak in response to such proposal or otherwise), (ii) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, the identity of the Person or Persons making the proposal and any other aspects considered relevant by the Falcon Board and (iii) for which, if applicable, financing is fully committed or reasonably determined to be available by the Falcon Board.

Falcon Adverse Recommendation Change (Falcon Intervening Event)

Prior to, but not after, receiving the Required Falcon Stockholder Approvals, in response to a Falcon Intervening Event that occurs or arises after the date of the Merger Agreement and did not result from a breach of the Merger Agreement by Falcon, Falcon may, if the Falcon Board (or any Delegated Committee) so chooses, effect a Falcon Adverse Recommendation Change. Such a Falcon Adverse Recommendation Change may not be made unless and until:

•	the Falcon Board (or any Delegated Committee) determines in good faith, after consultation with its financial advisors and outside legal counsel, that a Falcon Intervening Event has occurred;

•

the Falcon Board (or any Delegated Committee) determines in good faith, after consultation with its outside legal counsel, that failure to effect a Falcon Adverse Recommendation Change in response to such Falcon Intervening Event would be inconsistent with the fiduciary duties owed by the Falcon Board to the stockholders of Falcon under applicable law;

•

Falcon provides Desert Peak written notice of such proposed action and the basis therefore four business days in advance, which notice shall set forth in writing that the Falcon Board intends to take such action and includes a reasonably detailed description of the facts and circumstances of the Falcon Intervening Event;

•

after giving such notice and prior to effecting such Falcon Adverse Recommendation Change, Falcon negotiates (and causes its representatives to negotiate) in good faith with Desert Peak and its representatives (to the extent Desert Peak wishes to negotiate) to make such adjustments or revisions to the terms of the Merger Agreement as would permit the Falcon Board not to effect a Falcon Adverse Recommendation Change in response thereto; and

•

at the end of the four business day period, prior to taking action to effect a Falcon Adverse Recommendation Change, the Falcon Board takes into account any adjustments or revisions to the terms of the Merger Agreement proposed by Desert Peak in writing and any other information offered by Desert Peak in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel that the failure to effect a Falcon Adverse Recommendation Change in response to such Falcon Intervening Event would be inconsistent with the fiduciary duties owed by the Falcon Board to the stockholders of Falcon under applicable law; provided, that in the event of any material changes regarding any Falcon Intervening Event, Falcon shall be required to deliver a new written notice to Desert Peak and to comply with the requirements set forth in the Merger Agreement with respect to such new written notice, except that the advance written notice obligation shall be reduced to two business days; provided, further, that any such new written notice shall in no event shorten the original four business day notice period.

“Falcon Intervening Event” means a material event, fact, development or change in circumstance that occurs or arises after the date of the Merger Agreement and that was not known to or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) by the Falcon Board as of the date of the Merger Agreement (other than any event, occurrence or fact resulting from a breach of the Merger Agreement by Falcon); provided, that in no event shall the following events, changes or developments constitute a Falcon Intervening Event: (a) the receipt, existence or terms of a Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal, (b) any fact, circumstance, effect, change, event or development relating to Desert Peak or any of the its subsidiaries that does not amount to a Sierra Material Adverse Effect, (c) changes in the market price or trading volume of Falcon Class A Shares or any other securities of Falcon, or any reduction in credit rating or the fact that Falcon meets or exceeds (or that Desert Peak fails to meet or exceed) internal or published estimates, projections, forecasts or predictions for any period (it being understood that the facts or occurrences giving rise or contributing to such failure may be taken into account for purposes of determining whether a Falcon Intervening Event has occurred to the extent not otherwise excluded), (d) changes after the date hereof in general United States or global economic or financial conditions, including any change in prices of hydrocarbons, (e) any breach or threatened breach by Royal Resources of the Support Agreement or (f) the public announcement by any Person that such Person opposes or intends to vote against the Merger Transactions.

Required Falcon Stockholder Approvals

Subject to the terms and conditions of the Merger Agreement, Falcon and Desert Peak have agreed to, as promptly as reasonably practicable following the date of execution of the Merger Agreement, cooperate to establish a record date for, duly call, give notice of, convene and hold a special meeting of Falcon’s stockholders (including any postponements, adjournments or recesses thereof) for purposes of obtaining Required Falcon Stockholder Approvals. See “Special Meeting of the Falcon Stockholders.”

Subject to the provisions of the Merger Agreement relating to a Falcon Adverse Recommendation Change (as discussed above in “—Falcon Board Recommendation and Falcon Adverse Recommendation Change”), Falcon has agreed to, through the Falcon Board (unless the Falcon Board has made a Falcon Adverse Recommendation Change), recommend to Falcon’s stockholders approval of the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter Proposal, the Advisory Governance Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal and use reasonable best efforts to obtain the Required Falcon Stockholder Approvals.

Unless the Merger Agreement is validly terminated in accordance with its terms, Falcon, with Desert Peak’s cooperation, must submit the Proposals to Falcon’s stockholders for approval at the Special Meeting even if the Falcon Board has effected a Falcon Adverse Recommendation Change.

The Merger Consideration

At the Merger Effective Time, the DPM Membership Units issued and outstanding prior to the Merger Effective Time will be converted into the right to receive, by virtue of the Merger and without any action on the part of the holders of any securities of Desert Peak or of Merger Sub, an aggregate of (a) 235,000,000 Falcon Class C Shares, (b) 235,000,000 Falcon Partnership Units and (c) additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding indebtedness for borrowed money of Desert Peak and its subsidiaries minus all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (the amount under this clause (B) not to be less than $75,000,000) plus (y) the amount by which the indebtedness for borrowed money of Falcon and its subsidiaries exceeds $45,000,000 as of immediately prior to the Merger Effective Time divided by (ii) $5.15. Assuming that the amount of indebtedness for borrowed money of Falcon and its subsidiaries as of immediately prior to the Merger Effective Time does not exceed $45,000,000 in accordance with the terms of the Merger Agreement, subject to certain exceptions, the maximum amount of the Additional Consideration would be 12,621,359 Falcon Class C Shares (and a corresponding number of Falcon Partnership Units). Upon being converted into the right to receive the Merger Consideration, each converted DPM Membership Unit will cease to be outstanding and will automatically be cancelled and cease to exist, and the DPM Member will cease to have any rights with respect to the DPM Membership Units except the right to receive the Merger Consideration.

Adjustment to Merger Consideration

The Merger Consideration and other dependent items will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Falcon Class C Common Stock or Falcon Partnership Units outstanding after the date of the Merger Agreement and prior to the Merger Effective Time, so as to provide the holders of DPM Membership Units with the same economic effect as contemplated by the Merger Agreement prior to such event and as so adjusted will, from and after the date of such event, be the Merger Consideration or other dependent items.

Withholding

In the event that any of the Falcon Parties or the surviving entity reasonably determines that it is required by applicable law to withhold or deduct an amount for or on account of any tax from any consideration payable or otherwise deliverable pursuant to the Merger Agreement, each of the Falcon Parties and the surviving entity, as applicable, are entitled to deduct and withhold such amount; provided that such party must provide at least ten business days’ written notice to such other party if the withholding party intends to deduct or withhold any such amounts. To the extent that any such amounts or securities are so deducted and withheld by the applicable payor and remitted to the appropriate governmental entity, such amounts or securities will be treated for all purposes of the Merger Agreement as having been paid to the person or entity in respect of whom such deduction and withholding was made.

Regulatory and Consent Matters

See “The Merger—Regulatory Approvals Required for the Merger” for a description of the material regulatory requirements for the completion of the Merger.

The parties have agreed to, and to cause their respective subsidiaries use reasonable best efforts to, as promptly as practicable, (i) obtain all clearances, authorizations, actions or nonactions, waivers, consents, approvals and waiting period expirations or terminations from governmental entities or other Persons necessary in connection with the consummation of the Merger and the other Transactions and make all necessary registrations and filings (including filings with governmental entities, if any) and take all steps as may be necessary to obtain an approval, clearance, authorization, consent or waiver from, or to avoid a legal proceeding by, any governmental entity or other Person necessary in connection with the consummation of the Merger and the other Transactions, (ii) defend and contest any legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger or the other Transactions, including seeking to have any stay or other order entered by any court or other governmental entity vacated or reversed and (iii) avoid each and every impediment under any antitrust, competition or foreign investment law that may be asserted by any governmental entity with respect to the Merger or the other Transactions so as to enable the Closing to occur as promptly as practicable and in any event prior to the Outside Date.

Additionally, the parties have agreed to, and to cause their respective subsidiaries use reasonable best efforts to, as promptly as practicable, (i) make or cause to be made all filings required of each of them or any of their respective subsidiaries under the HSR Act with respect to the Merger Transactions as promptly as practicable and in any event within 10 business days after the date of the Merger Agreement, (ii) use reasonable best efforts to comply at the earliest practicable date with any voluntary or compulsory request under the HSR Act or any other antitrust, competition or foreign investment law for additional information, documents or other materials received by each of them or any of their respective subsidiaries from any governmental entity in respect of such filings or the Merger Transactions and (iii) cooperate with each other in connection with any HSR Act filing and in connection with resolving any investigation or other inquiry of any governmental entity under the HSR Act or any other antitrust, competition or foreign investment law with respect to the Merger Transactions. On January 26, 2022, Falcon and Desert Peak filed their respective Notification and Report Forms under the HSR Act with the DOJ and the FTC which triggered the start of the HSR Act waiting period. On February 25, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired.

Termination

The Merger Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Merger Effective Time:

•	by mutual written consent of Desert Peak and Falcon;

•	by either party

•	subject to certain limited exceptions, if the Merger Effective Time has not occurred by the Outside Date;

•

if a governmental entity of competent jurisdiction has enacted or promulgated a law, or issued or entered a final, non-appealable order, permanently restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the Merger or other Transactions; or

•	subject to certain exceptions in the Merger Agreement, if the Special Meeting has concluded, the Falcon stockholders have voted and the Required Falcon Stockholder Approvals were not obtained.

•	By Desert Peak, if:

•

if the representations and warranties of the Falcon Parties are not true and correct or if Falcon fails to perform any covenant or agreement set forth in the Merger Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods;

•	if, prior to the receipt of the Required Falcon Stockholder Approvals, the Falcon Board has effected a Falcon Adverse Recommendation Change; or

•	if Falcon has breached any of its obligation not to solicit a Competing Proposal.

•	By Falcon, if:

•

if the representations and warranties of Desert Peak are not true and correct or if Desert Peak fails to perform any covenant or agreement set forth in the Merger Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods;

•

if, prior to the receipt of the Required Falcon Stockholder Approvals, in order to concurrently enter into a Falcon Acquisition Agreement that constitutes a Superior Proposal, and Falcon, prior to or concurrently with such termination, pays the Falcon Termination Payment to Desert Peak; or

•

if all other conditions to Closing have been satisfied or waived and the Closing does not occur because Desert Peak has not satisfied its obligations set forth in the covenant related to Availability Liquidity and Net Debt.

Termination Payments

Falcon Termination Payments

Falcon must pay Desert Peak a termination payment equal to $13,900,000 (the “Falcon Termination Payment”) if:

•

(a)(i) the Merger Agreement is terminated by Falcon or Desert Peak for failure to obtain the Required Falcon Stockholder Approvals and a Competing Proposal is made and not publicly withdrawn within five business days prior to the Special Meeting or (ii) the Merger Agreement is terminated by Falcon or Desert Peak because of a failure to close by the Outside Date or by Desert Peak due to a breach of the Merger Agreement by a Falcon Party and a Completing Proposal has been made after the date of the Merger Agreement, communicated to Falcon’s senior management or the Falcon Board and has not been withdrawn within five business days prior to such termination, and (b)(i) within 12 months of the date of such termination, Falcon enters into a definitive agreement with respect to a Competing Proposal (or publicly approves or recommends to Falcon’s stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Competing Proposal) or (ii) a Competing Proposal is consummated within 12 months of the date of such termination; provided, that for purposes of this clause (b), references to “20%” in the definition of “Competing Proposal” shall be deemed to be references to “50%”;

•	the Merger Agreement is terminated by Falcon in order to enter into to a Superior Proposal;

•	the Merger Agreement is terminated by Desert Peak due to Falcon’s violation of the non-solicit provision of the Merger Agreement;

•	the Merger Agreement is terminated by Desert Peak following a Falcon Adverse Recommendation Change; or

•

the Merger Agreement is terminated by Falcon because the Required Falcon Stockholder Approvals were not obtained and, at such time, Desert Peak would have been entitled to terminate the Merger Agreement due to Falcon’s breach of the no solicitation covenant or due to a Falcon Adverse Recommendation Change.

Falcon Expense Payment

In the event the Merger Agreement is terminated by either Falcon or Desert Peak because the Required Falcon Stockholder Approvals were not obtained at the Special Meeting, Falcon must pay to Desert Peak a payment equal to $2,300,000 in respect of Desert Peak’s costs and expenses in connection with the negotiation, execution and performance of the Merger Agreement and the Merger Transactions (the “Falcon Expense Payment”).

The payment of the Falcon Expense Payment will not relieve Falcon of any subsequent obligation to pay the Falcon Termination Payment, but Falcon is entitled to credit any prior Falcon Expense Payment actually paid by Falcon against the amount of the Falcon Termination Payment, if required to be paid.

Desert Peak Termination Payment

In the event the Merger Agreement is terminated by Falcon because Desert Peak has breached its obligations set forth in the covenant related to Availability Liquidity and Net Debt, Desert Peak must pay to Falcon or its designee $13,900,000.

Effect of Termination; Remedies

In the event of termination of the Merger Agreement in accordance with the provisions described in “—Termination,” the Merger Agreement (other than the provisions described in “—Termination Fees” and certain other specific sections of the Merger Agreement) will become null and void and of no further force and effect, and the parties shall be relieved of their duties and obligations arising under Merger Agreement (other than the provisions described in “—Termination Fees” and certain other specific sections of the Merger Agreement) and the parties will have no further liability under the Merger Agreement, except that the parties will continue to be liable under certain indemnification, distribution, termination and specific performance provisions for fraud or willful breach of the Merger Agreement.

Without limiting the rights of the parties pursuant to the provisions of the Merger Agreement described in “—Specific Performance; Remedies” below, the enforcement of the Merger Agreement in accordance with the provisions of the Merger Agreement described in “—Specific Performance; Remedies” and termination of the Merger Agreement in accordance with its terms and any receipt of any termination fees in connection therewith pursuant to the provisions of the Merger Agreement described in this section are the sole and exclusive remedies of the parties for any losses or liabilities suffered or incurred by any party with respect to the Merger Agreement and the Merger Transactions as a result of the failure of the Closing to occur or the Merger Transactions to be consummated for any or no reason or, in the event of a failure of the Closing to occur or the Merger Transactions to be consummated for any reason or for no reason, for any breach of the Merger Agreement by any party. Under no circumstance will any person or entity be permitted or entitled both to obtain specific performance and to receive any portion of any termination fee.

Conduct of Business Pending the Merger

From the date of execution of the Merger Agreement until the Merger Effective Time, Falcon will, and will cause its subsidiaries to, operate in the ordinary course of business consistent with past practice except as prohibited by applicable law or otherwise contemplated by the Merger Agreement or other transaction documents. Except (a) as provided in the Merger Agreement or other transaction documents, (b) as set forth on the disclosure schedules delivered by Falcon, (c) as required by applicable law or (d) as consented to in writing by Desert Peak (which consent may not be unreasonably withheld, delayed or conditioned) prior to the Closing Date, Falcon will not, and will not permit any other Falcon Parties to:

•	amend any governing documents of Falcon or any Falcon subsidiary;

•	adjust, split, combine, subdivide or reclassify any equity interests of Falcon or any Falcon subsidiary, other than as contemplated by the Falcon Reverse Stock Split;

•

authorize, declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to equity interests of Falcon or any Falcon subsidiary, except for (i) the declaration and payment of dividends or other distributions to Falcon or any Falcon subsidiary by any Falcon subsidiary that is directly or indirectly wholly owned by Falcon or Falcon OpCo and (ii) the authorization and payment by Falcon of quarterly dividends and by Falcon OpCo of quarterly distributions in accordance with certain agreed specified terms;

•

redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, equity interests of Falcon or any Falcon subsidiary (including any Falcon warrants); except (a) the withholding of shares of Falcon Common Stock to satisfy tax withholding obligations with respect to, or the surrender of shares of Falcon Common Stock to satisfy the exercise price of, the restricted stock awards or performance stock units of Falcon (“Falcon Equity Awards”) or (b) with respect to the redemption or exchange of any Falcon Partnership Unit and a corresponding number of shares of Falcon Class C Common Stock for shares of Falcon Class A Common Stock (but not for cash), as required by the terms of the Falcon OpCo Partnership Agreement and the amended and restated certificate of incorporation of Falcon;

•

(a) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any equity interests of Falcon or any Falcon subsidiary, (b) grant any Person any right or option to acquire any equity interests of Falcon or any Falcon subsidiary or (c) enter into any contract with respect to the repurchase of any equity interests of Falcon or any Falcon subsidiary or any Falcon Equity Agreement, other than the issuance of (i) any shares of Falcon Class A Common Stock upon the exercise, settlement or conversion of any outstanding Falcon Equity Awards or other Falcon equity interests or (ii) any shares of Falcon Class A Common Stock upon the redemption or exchange of any Falcon Partnership Unit and a corresponding number of shares of Falcon Class C Common Stock;

•

except in the ordinary course of business, acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property, assets or equity interests in any Person, other than real property, personal property or assets not having an aggregate value in excess of $1 million;

•

except in the ordinary course of business, sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except (a) pledges and encumbrances on property and assets in the ordinary course of business consistent with past practices and that would constitute permitted liens or (b) sales of real property or assets with a value of less than $1 million in the aggregate;

•

incur, create, assume, refinance or replace any indebtedness or issue or amend the terms of any debt securities or other documentation governing indebtedness or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other Person (other than a Falcon subsidiary that is wholly owned by Falcon) other than indebtedness in a principal amount up to $45,000,000 under Falcon’s existing credit agreement;

•

make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than by Falcon or a Falcon subsidiary that is wholly-owned by Falcon to Falcon or a Falcon subsidiary that is wholly owned by Falcon;

•

except as expressly permitted by the Merger Agreement and subject to the exceptions in the Merger Agreement, (i) enter into any contract that would have been a Falcon material contract had it been entered into prior to the date of the Merger Agreement or terminate any Falcon material contract, (ii) modify, amend or waive any material right under any Falcon material contract, (iii) enter into any new oil and gas lease covering Falcon oil and gas properties providing for lease payments to Falcon in excess of $3.5 million in aggregate or materially modify, amend or waive any right under any existing oil and gas lease covering the Falcon oil and gas properties or (iv) entering into any contract that would be breached by, or require the consent of any other person in order to continue in full force following, consummation of the Merger and the other Transactions;

•

waive, release, assign, commence, settle or compromise or offer to waive, release, assign, commence, settle or compromise any pending or threatened legal proceeding (a) of or against Falcon or any of Falcon’s subsidiaries or (b) involving any present, former or purported holder or group of holders of Falcon equity interests;

•

except as required by any Falcon benefit plan in effect as of the date of the Merger Agreement or as required by law or as contemplated by the Merger Agreement, (a) make any increase in or accelerating the vesting or payment of any compensation or benefits payable or to become payable to any service provider, (b) enter into any new, or materially amend any existing, employment, severance or termination agreement or other material Falcon benefit plan with or with respect to any employee (or their covered dependents), (c) engage any new individuals in the capacity of an independent contractor, (d) offer employment to, hire or promote any person or (e) transfer any employee or terminating the employment of any employee other than any such termination for cause;

•	enter into any new line of business;

•

(a) make, change or rescind any material election relating to taxes, (ii) change a material method of tax accounting, (iii) file or amend any material tax return, (iv) settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, (v) enter into any closing agreement related to material taxes, (vi) knowingly surrender any right to claim any material tax refund or (vii) give or request any waiver of a statute of limitation with respect to any tax return, except in each case, if required by law;

•

adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

•	except in the ordinary course of business, make or commit to make capital expenditures in excess of $500,000 in the aggregate;

•

change its fiscal year or change in any material respect its material accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Falcon and Falcon’s subsidiaries, except as required by GAAP or applicable law;

•	enter into, amend, modify, terminate, or grant any waiver under any Falcon related party agreement;

•

enter into any collective bargaining agreements or other agreements with any labor union, works council, or other representative of employees, or recognize any labor union, works council, or other labor organization as the bargaining representative of any employees;

•

fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Falcon and Falcon’s subsidiaries to the extent commercially reasonable in Falcon’s business judgment in light of prevailing conditions in the insurance market;

•	take any action that would or would reasonably be expected to prevent or materially delay the Merger and the consummation of the Merger Transactions; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

From the date of execution of the Merger Agreement until the Merger Effective Time, Desert Peak will, and will cause its subsidiaries to, operate in the ordinary course of business consistent with past practice except as prohibited by applicable law or otherwise contemplated by the Merger Agreement or other transaction documents. Except (a) as provided in the Merger Agreement or other transaction documents, (b) as set forth on the disclosure schedules delivered by Desert Peak, (c) as required by applicable law or (d) as consented to in writing by Falcon (which consent may not be unreasonably withheld, delayed or conditioned) prior to the Closing Date, Desert Peak will not, and will not permit any of its subsidiaries to:

•	amend any governing documents of Desert Peak or any Desert Peak subsidiary;

•	adjust, split, combine, subdivide or reclassify any equity interests of Desert Peak or any Desert Peak subsidiary;

•

(a) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any equity interests of Desert Peak or any Desert Peak subsidiary, (b) grant any Person any right or option to acquire any equity interests of Desert Peak or any Desert Peak subsidiary or (c) enter into any contract with respect to the repurchase of any equity interests of Desert Peak or any Desert Peak subsidiary;

•	redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, equity interests of Desert Peak or any Desert Peak subsidiary;

•	enter into any new line of business;

•

(a) make, change or rescind any material election relating to taxes, (ii) change a material method of tax accounting, (iii) file or amend any material tax return, (iv) settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, (v) enter into any closing agreement related to material taxes, (vi) knowingly surrender any right to claim any material tax refund or (vii) give or request any waiver of a statute of limitation with respect to any tax return, except in each case, if required by law;

•

adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

•

acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property, assets or equity interests in any Person, other than real property, personal property or assets not having an aggregate value in excess of $10 million;

•

sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except (a) pledges and encumbrances on property and assets in the ordinary course of business consistent with past practices and that would constitute permitted liens or (b) sales of real property or assets with a value of less than $10 million in the aggregate;

•

except in the ordinary course of business, make or commit to make capital expenditures in excess of $5 million in the aggregate of any real property, personal property, assets or equity interests in any Person;

•

change its fiscal year or change in any material respect its material accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Falcon and Falcon’s subsidiaries, except as required by GAAP or applicable law;

•	take any action that would or would reasonably be expected to prevent or materially delay the Merger and the consummation of the Merger Transactions; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Indemnification and Insurance

For a period of six years following the Merger Effective Time, Falcon must indemnify the individuals covered by the governing documents of Desert Peak and Falcon to the extent such persons would be permitted to be indemnified by Desert Peak under the governing documents of Desert Peak, Falcon and applicable law.

For a period of six years following the Merger Effective Time, Falcon must maintain in effect the current policies of directors’ and officers’ liability insurance maintained by Falcon with respect to claims arising from or related to facts or events that occurred at or before the Merger; provided, however, Falcon will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date of the Merger Agreement by Falcon for such insurance.

Financing Cooperation

Prior to the earlier of the Merger Effective Time and the date, if any, on which the Merger Agreement is terminated, each party shall, and shall cause its respective subsidiaries to, use reasonable best efforts to provide to such cooperation reasonably requested by the other parties, and which is customarily provided by similarly situated Persons engaging in similar transactions, in connection with Desert Peak, Falcon and their respective subsidiaries and/or its or their respective assets pursuing a proposed third-party debt financing representing the principal debt financing for a combined enterprise (a “Debt Financing”) (it being understood that the form of such Debt Financing may (but need not) include an expansion of an existing arrangement governing indebtedness for borrowed money, to reflect the aggregation of the assets of Desert Peak and the Desert Peak subsidiaries with those of Falcon and the Falcon subsidiaries).

Amendment to Falcon OpCo Partnership Agreement

Falcon and Desert Peak will cooperate in good faith to amend the Falcon OpCo Partnership Agreement, effective as of the Merger Effective Time, to address certain tax and related structuring matters in a manner consistent with Articles III, IX and XI of the Amended and Restated Limited Liability Company Agreement of Desert Peak LLC attached as an exhibit to the Desert Peak Form S-1 Registration Statement filed on October 8, 2021, as amended on October 28, 2021. The amendments will include, among other items, (a) revising Article III of the Falcon OpCo Partnership Agreement to ensure the maintenance at all times of a one-to-one ratio between the number of Falcon Partnership Units owned by Falcon and the number of outstanding shares of Falcon Class A Common Stock; (b) revising Article IX of the Falcon OpCo Partnership Agreement (x) to provide each partner of Falcon OpCo during a taxable year an estimated Schedule K-1 within 45 days after the end of such taxable year and (y) to provide that no limited partner of Falcon OpCo shall be required to file an amended tax return or information statement for a prior taxable period pursuant to Section 6225(c)(2) of the Code (or any similar provision of state or local law) without the consent of such limited partner; and (c) revising Article XI of the Falcon OpCo Partnership Agreement to (x) provide Falcon a cash settlement option (as further described below) in connection with a redemption of Falcon Partnership Units pursuant to the Falcon OpCo Partnership Agreement (“Redemptions”), (y) eliminate the restrictions on Redemptions requiring the ratio of a Falcon OpCo limited partner’s redeemed Falcon Partnership Units to the number of Falcon Partnership Units beneficially held by such limited partner remain equal to that of the Blackstone Funds (as defined therein) and (z) provide additional parameters relating to the administration of Redemptions applicable to the limited partners of Falcon OpCo.

Upon the exercise by a limited partner of Falcon OpCo to redeem Falcon Partnership Units, Falcon OpCo will be entitled to settle any such redemption by delivering to the redeeming limited partner, in lieu of shares of Falcon Class A Common Stock, an amount of cash equal to: (a) other than in the case of clause (b), if the Falcon Class A Common Stock trades on a securities exchange or automated or electronic quotation system, the product of (x) the number of shares of Falcon Class A Common Stock that would have been received in such redemption and (y) the volume-weighted average price per share of Falcon Class A Common Stock for the five consecutive full trading days immediately prior to the delivery of the notice of redemption; (b) if the redemption is in connection with an underwritten offering to the public of Falcon equity securities pursuant to a registration statement, the product of (x) the number of shares of Falcon Class A Common Stock that would have been received in such redemption and (y) the price per share of Falcon Class A Common Stock sold in such public offering (reduced by the amount of any discount associated with such share of Falcon Class A Common Stock); or (c) if the Falcon Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, the product of (x) the number of shares of Falcon Class A Common Stock that would have been received in such redemption and (y) the fair market value of one share of Class A Common Stock as determined in good faith by the general partner of Falcon OpCo.

This summary is qualified in its entirety by reference to the complete text of the Form of Second Amended and Restated Falcon OpCo Partnership Agreement, a copy of which is attached to this Proxy Statement as Annex K.

Amendments and Supplements

Prior to the Merger Effective Time, any provision of the Merger Agreement may be amended or supplemented in any and all respects at any time, whether before or after Required Falcon Stockholder Approvals are obtained, by an agreement in writing between the parties (by action taken by their respective boards of directors). Notwithstanding the foregoing, following the receipt of Required Falcon Stockholder Approvals, no amendment of the Merger Agreement may be made which by law requires the approval of Falcon’s stockholders without obtaining such approval.

Waiver

Prior to the Merger Effective Time, any party may, subject to applicable law, waive any inaccuracies in the representations and warranties of any other party, extend the time for performance of any of the obligations or acts of any other party and waive compliance by any other party with any agreements. Any agreement on the part of a party or parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.

Specific Performance; Remedies

The Merger Agreement provides that the parties are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specifically enforce the provisions of the Merger Agreement.

Governing Law

The Merger Agreement is governed by and interpreted under Delaware law.

Representations and Warranties

The Merger Agreement contains representations and warranties of the parties to the Merger Agreement. These representations and warranties, as applicable, concern, among other things:

•	legal organization, existence, general authority and good standing; subsidiaries;

•	capitalization;

•	power and authorization to enter into and carry out the obligations of the Merger Agreement, and enforceability of the Merger Agreement;

•	the absence of defaults, breaches and other conflicts caused by entering into the Merger Agreement and completing the Merger;

•	required board and committee consents and approvals;

•	the absence of required governmental consents and approvals, other than those noted therein;

•	the due authorization and issuance, when issued, of the Falcon Class A Shares, Falcon Class C Shares and Falcon Partnership Units;

•	the accuracy of financial statements and reports filed with the SEC;

•	internal controls; Sarbanes-Oxley Act; improper payments;

•	absence of certain changes

•	the absence of pending claims, lawsuits, arbitration, investigations or similar actions or violations of applicable laws;

•	compliance with applicable laws;

•	information in this Proxy Statement;

•	certain tax matters;

•	certain contracts matters;

•	certain benefit plans matters;

•	certain labor matters

•	certain environmental matters;

•	certain oil and gas matters;

•	derivative transactions entered into by Falcon or any of its subsidiaries;

•	the opinion provided to the Transaction Committee by Houlihan Lokey;

•	insurance;

•	related party agreement;

•	the operations of Merger Sub;

•	takeover statutes;

•	absence of a stockholder rights plan by Falcon;

•	letters of resignation by the directors of the Falcon Board;

•	the require vote to approve the Required Falcon Stockholder Approvals;

•	the absence of undisclosed liabilities;

•	the absence of brokers other than those noted therein;

•	dissenter’s rights;

•	sufficiency of assets;

•	the opinions of financial advisors; and

•	the non-applicability of the Investment Company Act of 1940 to any party.

Many of the representations and warranties in the Merger Agreement provide that such representation and warranty does not extend to matters where the failure of the representation and warranty to be accurate would not result in a material adverse effect on the party making the representation and warranty. For purposes of the Merger Agreement, “Ferrari Material Adverse Effect” or “Sierra Material Adverse Effect” when used with respect to Falcon and Falcon OpCo or Desert Peak, as applicable, means, among other things, any event, change, fact, development, circumstance, condition or occurrence that would materially impair or impede the ability of such party to perform its or their respective obligations under the Merger Agreement or to consummate the Merger Transactions, including the Merger. The following (either alone or in combination) will not be taken into account for purposes of determining whether or not a material adverse effect has occurred when such term is used:

•	changes in general local, domestic, foreign or international economic or financial conditions, including any change in markets for, or prices of, Hydrocarbons;

•	changes affecting generally the industries or markets in which such entity operates;

•

any geographical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of war, acts of armed hostility, weather conditions, epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)), or any shutdown or material limiting of certain United States or foreign federal, state or local government services, including any material worsening of any of the foregoing conditions threatened or existing as of the date of execution of the Merger Agreement;

•

the announcement (in accordance with the terms of the Merger Agreement) or performance of the Merger Agreement, the other transaction documents and the Merger Transactions and compliance with or performance of obligations expressly contemplated by the Merger Agreement;

•

any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law of or by any governmental entity after the execution of the Merger Agreement;

•	any actions taken, or the failure to take any action, if such action or such failure to take action is at the written request or with the prior written consent of the other party;

•	any reduction in the credit rating of such entity or its subsidiaries, in and of itself;

•	any changes in the applicable laws or accounting rules or principles, including changes required by GAAP or interpretations thereof;

•	any failure to meet any internal or published projections, estimates, forecasts or expectations of revenue, earnings or other financial performance or results of operations for any period; and

•

any changes in the market price or trading volume of the Falcon Class A Common Stock (provided that in each case listed above, the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the determination of whether or not a material adverse effect has occurred may be taken into account).

Additional Agreements

The Merger Agreement also contains covenants relating to cooperation in the preparation of this Proxy Statement and additional agreements relating to, among other things, access to information, confidentiality, applicability of takeover statutes, public announcements, litigation and the other documents contemplated by the Merger Agreement.

RELATED AGREEMENTS

Voting and Support Agreement

On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Desert Peak and Royal Resources entered into the Support Agreement. As of the Record Date, Royal Resources beneficially owned approximately 40% of the Falcon Common Stock. Pursuant to the Support Agreement, and subject to the terms and conditions thereof, Royal Resources agreed to vote all of the shares of Falcon Class C Common Stock that it beneficially owns at the Special Meeting in favor of the approval of the Proposals and any other matter necessary for the consummation of the Merger Transactions. In the event of a Falcon Adverse Recommendation Change, the shares of Falcon Common Stock to which the voting obligation of Royal Resources under the Support Agreement apply will be automatically reduced to 30,240,609 shares of Falcon Common Stock, or 34.8% of the Falcon Common Stock as of the Record Date.

Until the termination of the Support Agreement, pursuant to the terms therein, except for certain permitted transfers, Royal Resources may not, directly or indirectly, transfer any of its shares of Falcon Class C Common Stock or Falcon Partnership Units, deposit any of its shares of Falcon Class C Common Stock or Falcon Partnership Units into a voting trust or enter into a voting agreement or arrangement with respect to any of its shares of Falcon Class C Common Stock and Falcon Partnership Units. In addition, Royal Resources agreed that neither it nor any of its affiliates, subject to certain exceptions, will purchase or otherwise acquire beneficial ownership of any additional equity interests of Falcon.

The Support Agreement will terminate upon the earlier to occur of (a) the Closing Date and (b) the termination of the Merger Agreement.

Registration Rights Agreement

On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Royal Resources and each of the DPM Members entered into the Registration Rights Agreement, to be effective as of the Closing. Pursuant to the Registration Rights Agreement, and subject to the terms and conditions thereof, the Company agreed to register for resale, pursuant to Rule 415 of the Securities Act, shares of Falcon Class A Common Stock held by Royal Resources and the DPM Members immediately following the Merger Effective Time, including any shares of Falcon Class A Common Stock issued or issuable upon the exchange of the shares of Falcon Class C Common Stock and Falcon Partnership Units held by Royal Resources and the DPM Members immediately following the Merger Effective Time (the “Registrable Securities”). It is anticipated that, assuming no Additional Consideration is issued and the Falcon Reverse Stock Split is effected, the Company will be required to register for resale 67,549,410 shares of Falcon Class A Common Stock issued or issuable upon the exchange of the shares of Falcon Class C Common Stock and Falcon Partnership Units held by such holders.

Within 45 days after the Closing Date, the Post-Combination Company will file with the SEC a registration statement registering the resale of all Registrable Securities permitted to be registered for resale from time to time pursuant to the applicable rules and regulations under the Securities Act. The DPM Members and Royal Resources will also receive certain piggyback rights to participate in underwritten offerings of the Post-Combination Company, subject to customary exceptions, and demand certain underwritten offerings.

Director Designation Agreement

On January 11, 2022, in connection with the execution of the Merger Agreement, Falcon, Royal Resources and each of the DPM Members entered into the Director Designation Agreement, to be effective as of the Closing. Pursuant to the Director Designation Agreement, and subject to the terms and conditions thereof, Falcon agreed to (a) include two nominees designated by Falcon in the slate of nominees to be recommended by the Post-Combination Company’s Board for election at the first annual meeting of stockholders at which directors are to be elected following the Merger Effective Time and (b) include in the slate of nominees to be recommended by the Post-Combination Company’s Board for election at each applicable annual or special meeting of stockholders the following individuals: (i) so long as Kimmeridge and its affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by Kimmeridge; (ii) so long as Rock Ridge and Royal Resources and their affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by Rock Ridge and Royal Resources together; and (iii) so long as the Source Stockholders and their affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by the Source Stockholders together. On April 13, 2022, Rock Ridge and Royal Resources executed a waiver pursuant to which they irrevocably waived their rights to designate one nominee for election to the Post-Combination Company’s Board pursuant to the Director Designation Agreement, and in connection with such waiver, on April 13, 2022, Desert Peak waived its rights to appoint such nominee to the Post-Combination Company’s Board in connection with the Closing pursuant to the Merger Agreement. The Post-Combination Company’s Board will therefore consist of seven directors rather than eight directors immediately following consummation of the Merger.

In addition, to the extent permitted by law, Falcon (a) renounced any interest or expectancy in, or in being offered an opportunity to participate in, certain business opportunities; (b) agreed that its stockholders and directors (in each case, that are not employees of Falcon or its subsidiaries) will have no duty to refrain from engaging in any corporate opportunity in the same or similar lines of business as Falcon or its subsidiaries or otherwise compete with Falcon or any of its subsidiaries; and (c) agreed that if its stockholders and directors and their respective affiliates (in each case, that are not employees of Falcon or its subsidiaries) acquire knowledge of a potential transaction that could be a business opportunity to Falcon and its subsidiaries, such stockholders and directors and their respective affiliates have no duty to offer such business opportunity to Falcon. The foregoing does not apply to any potential transaction or business opportunity that is expressly offered to a director of Falcon or its subsidiaries, solely in his or her capacity as a director of Falcon or its subsidiaries.

INFORMATION ABOUT DESERT PEAK

Unless otherwise indicated, the historical financial and operating information presented in this “Information About Desert Peak” is that of Kimmeridge Mineral Fund, LP, Desert Peak’s predecessor for financial reporting purposes, and its consolidated subsidiaries (the “predecessor,” “KMF” or the “Partnership”), which includes the assets acquired in the Chambers Acquisition (as defined herein), the Rock Ridge Acquisition (as defined herein), the Source Acquisition (as defined herein), and the Recent Acquisitions (as defined herein) as of December 31, 2021. Unless otherwise indicated, references in this “Information About Desert Peak” to financial information on a “pro forma basis” refer to the historical financial information of KMF, as adjusted to give pro forma effect to (i) the Chambers Acquisition, (ii) the Rock Ridge Acquisition and (iii) the Source Acquisition, in each case as if the transaction occurred on January 1, 2021. Unless otherwise indicated, references in this “Information About Desert Peak” to operating information on a “pro forma basis” refer to the historical operating information of KMF, as adjusted to give pro forma effect to (i) the Chambers Acquisition, (ii) the Rock Ridge Acquisition, (iii) the Source Acquisition and (iv) the Recent Acquisitions, in each case as if such acquisitions occurred on January 1, 2021.

Overview

Desert Peak acquires, owns and manages mineral and royalty interests in the Permian Basin with the objective of generating cash flow from operations that can be distributed to shareholders as dividends and reinvested to expand its base of cash flow generating assets. Desert Peak’s assets are exclusively focused in the Permian Basin. Desert Peak benefits from cash flow growth through continued development of its mineral and royalty interests, free of capital costs and lease operating expenses. As of December 31, 2021, Desert Peak owned mineral and royalty interests representing over 105,000 NRAs when adjusted to a 1/8 royalty. For the year ended December 31, 2021, on a pro forma basis the average net daily production associated with Desert Peak’s mineral and royalty interests was 9,149 Boe/d barrels of oil equivalent per day (“BOE/d”) consisting of 4,816 barrels per day (“Bbls/d”) of oil, 15,966 million cubic feet per day (“Mcf/d”) of natural gas and 1,673 Bbls/d of NGLs. Since Desert Peak’s formation in November 2016, Desert Peak has accumulated its acreage position by making 180 acquisitions. Desert Peak expects to continue to grow its acreage position by making acquisitions that meet its investment criteria for geologic quality, operator capability, remaining growth potential, cash flow generation and, most importantly, rate of return.

As of December 31, 2021, approximately 95% of Desert Peak’s NRAs were located in West Texas where there are no federal lands, which means that operators on Desert Peak’s acreage are not subject to leasing, permitting, or easement authority from the federal government. The remaining 5% of Desert Peak’s NRAs are located in southeastern New Mexico. Desert Peak believes the Permian Basin offers some of the most compelling rates of return for oil and gas E&P companies and significant potential for mineral and royalty income growth. As a result of these compelling rates of return, development activity in the Permian Basin has outpaced all other onshore U.S. oil and gas basins since the end of 2016. This development activity has driven basin-level production to grow faster than production in the rest of the United States.

Desert Peak’s mineral and royalty interests entitle it to receive a fixed percentage of the revenue from crude oil, natural gas and NGLs produced from the acreage underlying its interests. Unlike owners of working interests in oil and gas properties, Desert Peak is not obligated to fund drilling and completion costs, plugging and abandonment costs or lease operating expenses associated with oil and gas production. As a mineral and royalty owner, Desert Peak incurs only its proportionate share of production and ad valorem taxes and, in some cases, gathering, processing and transportation costs. Accordingly, Desert Peak’s business generates strong margins, requires very low overhead and is highly scalable. For the year ended December 31, 2021, on a pro forma basis Desert Peak’s production and ad valorem taxes were approximately $2.61 per barrel of oil equivalent (“BOE”), relative to an average realized price of $45.74 per BOE. As a result, Desert Peak’s operating margin and cash flows are higher, as a percentage of revenue, than those of traditional E&P companies. On a pro forma basis, during the year ended December 31, 2021, Desert Peak generated net income of $62.7 million and Adjusted

EBITDA of $133.4 million. Desert Peak does not anticipate engaging in any activities, other than acquisitions, that will incur capital costs.

Desert Peak has built its acreage position through the consummation of 180 acquisitions since November 2016. In addition to completing numerous small transactions, Desert Peak have completed a total of 14 transactions larger than 1,500 NRAs that account for approximately 85% of its NRAs, including the Chambers Acquisition of approximately 7,200 NRAs, the Rock Ridge Acquisition of approximately 18,500 NRAs and the Source Acquisition of approximately 25,000 NRAs. During the six years ended December 31, 2021, Desert Peak evaluated over 1,000 potential mineral and royalty interest acquisitions and completed 167 acquisitions from landowners and other mineral interest owners, representing 47,837 NRAs, to its asset base. During 2020, Desert Peak’s acquisition activity saw a significant decline following the onset of the COVID-19 global pandemic. Following the associated decline in oil prices during the onset of the pandemic, Desert Peak experienced a meaningful difference in sellers’ pricing expectations and the prices Desert Peak was willing to offer for assets. Desert Peak evaluated approximately 197,416 NRAs and submitted formal offers on 56,658 NRAs but did not consummate any acquisitions subsequent to the first quarter of 2020 through the end of the first quarter of 2021. However, Desert Peak utilized its significant free cash flow during 2020 to reduce its indebtedness from $66 million as of March 31, 2020 to $25.0 million as of March 31, 2021. Beginning in the second quarter of 2021, Desert Peak saw a meaningful increase in its acquisition activity as evidenced by the approximately 26,000 NRAs it acquired in the second quarter and the approximately 28,000 NRAs it acquired in the third quarter. The following table summarizes Desert Peak’s completed acquisitions from November 2016 through December 31, 2021.

Year	Number of Acquisitions	Total NRAs Acquired
2016	2	4,060
2017	50	18,037
2018	48	14,698
2019	67	11,042
2020	4	1,614
2021	9	55,908

Total	180	105,359

Desert Peak is led by a management team with extensive oil and gas engineering, geologic and land expertise, mergers and acquisitions and capital markets experience, long-standing industry relationships and a history of successfully acquiring and managing a portfolio of leasehold interests, producing crude oil, natural gas and NGL assets, and mineral and royalty interests. Desert Peak intends to capitalize on its management team’s expertise and relationships to continue to make value-enhancing mineral and royalty interest acquisitions in the Permian Basin designed to increase its cash flows per share.

Desert Peak was founded by Kimmeridge. Kimmeridge is a private equity firm based in New York and Denver that is differentiated by its strategy of direct investment in unconventional oil and gas assets, leveraging its in-house expertise in geological evaluation, land acquisition and engineering. Kimmeridge and several members of Desert Peak’s management team founded and managed two Delaware Basin-focused E&P companies, Arris Petroleum (as defined below) and 299 Resources (as defined below), and successfully monetized those companies in 2016 by selling Kimmeridge’s ownership interests in those companies to PDC Energy (as defined below). Additionally, in October 2020, another private equity fund managed by Kimmeridge acquired a 2.0% (on an 8/8ths basis) ORRI in all of Callon Petroleum Company’s (“Callon”) operated assets in the Delaware, Midland and Eagle Ford Basins, which proportionately reduced Callon’s net revenue interest (“Chambers ORRI”). Subsequent to the transaction, Desert Peak’s management team managed the acquired ORRI. Desert Peak has leveraged Kimmeridge’s extensive Permian Basin experience and relationships with mineral and royalty owners in the region as Desert Peak has grown its acreage position, and Desert Peak expects to continue to do so in the future. Furthermore, Kimmeridge has established itself as a thought leader in the oil and gas industry, particularly around ESG matters, and Desert Peak’s philosophy is consistent with Kimmeridge’s views on, among other things, aligning management compensation with the interests of shareholders and maintaining strong governance practices. See “—ESG Philosophy.”

Desert Peak’s Key Producing Region

As of December 31, 2021, all of Desert Peak’s properties were located exclusively within the Permian Basin. As of December 31, 2021, the Permian Basin had the highest level of horizontal drilling activity in the United States, according to Baker Hughes. The Permian Basin includes three geologic provinces: the Delaware Basin to the west, the Midland Basin to the east and the Central Basin Platform in between. The Delaware Basin is identified by an abundant amount of oil-in-place, stacked pay potential across an approximately 3,900 foot hydrocarbon column, attractive well economics, favorable operating environment, well developed network of oilfield service providers and significant midstream infrastructure in place or actively under construction. The Midland Basin is also identified by an abundant amount of oil-in-place stacked pay potential across an approximately 3,500 foot hydrocarbon column, attractive well economics, favorable operating environment, well developed network of oilfield service providers and significant midstream infrastructure in place. There are no federal lands on the Texas side of the Delaware Basin, where approximately 95% of Desert Peak’s NRAs were located as of December 31, 2021, and therefore the acreage underlying Desert Peak’s Texas NRAs is not subject to federal government involvement in or regulation of leasing, permitting or easements. According to the USGS, the Delaware Basin contains the largest recoverable reserves among all unconventional basins in the United States.

Desert Peak believes the stacked-pay potential of the Delaware Basin combined with favorable drilling economics support continued production growth as E&P operators continue to develop their positions and improve well-spacing and completion techniques. Relative to other unconventional basins in the continental United States, Desert Peak believes the Delaware Basin is in an earlier stage of horizontal well development and that per-well returns will improve as E&P operators continue to employ advanced horizontal drilling and completion technologies on multi-well pads in the region. Desert Peak believes these factors will continue to support development activity in the region and in the areas where it holds mineral and royalty interests, leading to increasing cash flows free of lease operating expenses.

Desert Peak believes the stacked-pay potential of the Midland Basin combined with low cost supply driven by enhancements in drilling efficiency supports continued production growth. The Midland Basin is in a more mature phase of horizontal well development relative to other unconventional basins in the United States. Desert Peak believes these factors will continue to support development activity in the region and in the areas where it holds mineral and royalty interests, leading to increasing cash flows free of lease operating expenses. Desert Peak expects Midland Basin drilling efficiency to continue to improve as drilling days further compress and lateral lengths keep expanding.

Desert Peak’s Mineral and Royalty Interests

Desert Peak’s interests consist of mineral and royalty interests. Mineral interests, which represent approximately 82% of Desert Peak’s NRAs as of December 31, 2021, are real property interests that are typically perpetual and grant ownership of the crude oil and natural gas underlying a tract of land and the rights to explore for, drill for and produce crude oil and natural gas on that land or to lease those exploration and development rights to a third party. When Desert Peak leases those rights, usually for a one- to three-year term, Desert Peak typically receives an upfront cash payment, known as a lease bonus, and it retains a mineral royalty, which entitles it to a percentage (typically up to 25%) of production or revenue from production free of lease operating expenses. A lessee can extend the lease beyond the initial lease term with continuous drilling, production or other operating activities or through negotiated contractual lease extension options. When production and drilling cease, the lease terminates, allowing Desert Peak to lease the exploration and development rights to another party and receive another lease bonus. As of December 31, 2021, other types of royalty interests, non-participating royalty interests (“NPRIs”) and ORRIs, comprised approximately 5% and 13%, respectively, of Desert Peak’s NRAs. Also, as of December 31, 2021, approximately 86% of Desert Peak’s total NRAs, derived from mineral interests only, were leased to E&P operators and other working interest owners. As of December 31, 2021, approximately 95% of Desert Peak’s mineral and royalty interests are located in Texas and do not require federal approval to permit and drill oil and gas wells or to obtain easements or rights of way for operators to deliver their oil and gas to market. Desert Peak refers its mineral interests, NPRIs and ORRIs collectively as Desert Peak’s “mineral and royalty interests.” Desert Peak generates a substantial majority of its revenues and cash flows from its mineral and royalty interests when crude oil, natural gas and NGLs are produced from its acreage and sold by the applicable E&P operators and other working interest owners. Desert Peak’s predecessor’s pro forma revenue generated from these mineral and royalty interests was approximately $117.5 million for the year ended December 31, 2020 and $223.6 million for the year ended on December 31, 2021. Approximately 88% of 2020 and 83% of 2021 revenue was derived from the sale of oil and NGLs on a pro forma basis.

Currently, Desert Peak’s mineral and royalty interests reside entirely in the Permian Basin, which Desert Peak believes is one of the premier unconventional crude oil, natural gas and NGL producing regions in the United States. As of December 31, 2021, Desert Peak’s interests covered 56,595 net mineral acres, approximately 85% of which have been leased to E&P operators and other working interest owners with Desert Peak retaining an average 19.3% royalty. If Desert Peak were to lease its remaining unleased net mineral acres this would change to a 19.1% average royalty. Typically, within the mineral and royalty industry, owners standardize ownership of NRAs to a 12.5%, or a 1/8th, royalty interest, representing the number of equivalent acres earning a 12.5% royalty, which is referred to as an NRA. When adjusted to a 1/8th royalty, Desert Peak’s mineral interests represent 86,260 NRAs, and its NPRIs and ORRIs represent an additional 19,099 NRAs, totaling 105,359 NRAs in the aggregate. Desert Peak’s drilling spacing units (“DSUs”), in the aggregate, consist of a total of 1.38 million gross acres, which Desert Peak refers to as Desert Peak’s “gross DSU acreage.” Desert Peak expects to have an ownership interest in all wells that will be drilled within its gross DSU acreage in the future. The following table summarizes Desert Peak’s mineral and royalty interest position and the conversion of its interests from net mineral acres to NRAs and 100% royalty acres as of December 31, 2021.

Net Mineral Acres	Average Royalty	NRAs (Mineral Interests)(1)(2)	NRAs (NPRIs)	NRAs (ORRIs)	Total NRAs	100% NRAs(3)	Gross DSU Acres	Implied Average Net Revenue Interest per Well(4)
56,595	19.05%	86,260	5,325	13,774	105,359	13,170	1,379,873	1.0%

(1)

Desert Peak’s mineral interests are based on its average royalty interests across its net mineral acreage position normalized to reflect a 1/8th royalty interest per net mineral acre (i.e., NRAs from mineral and royalty interests are calculated by multiplying 56,595 net mineral acres multiplied by an average royalty of 19.05% and then divided by 12.5%).

(2)	All unleased mineral interests are assumed at a 25% royalty interest or 12.5% royalty interest on Relinquishment Act land.
(3)	Calculated as 105,359 NRAs multiplied by 12.5%.
(4)	Calculated as 13,170, 100% royalty acres divided by 1.38 MM gross DSU acres.

As of December 31, 2021, Desert Peak has interests in 659 (4.644 net) horizontal wells on which drilling has commenced but are not yet producing in paying quantities, which Desert Peak refers to as spud wells, and 533 (3.394 net) wells for which permits have been issued to the operators, but on which drilling has not yet commenced, which Desert Peak refers to as permitted wells. For the year ended December 31, 2021, Desert Peak’s permitted wells converted into spud wells within an average of 5.9 months and its spud wells converted into producing wells within an average of 7.6 months. The total time from permit to first production on Desert Peak’s producing wells was 13.5 months on average as compared to a total time of 14.6 months for the Permian Basin on average. Desert Peak’s Reserves and Production

As of December 31, 2021, the estimated proved crude oil, natural gas and NGLs reserves attributable to Desert Peak’s interests in its underlying acreage were 24,592 thousands of BOE (“MBOE”) (68% liquids, consisting of 48% crude oil and 20% NGLs), based on a reserve report prepared by CG&A. Of these reserves, approximately 83% were classified as proved developed producing (“PDP”) reserves, 1% were classified as proved developed non-producing (“PDNP”) reserves and 17% were classified as PUD reserves. PUD reserves included in these estimates relate solely to wells that were spud but not yet producing in paying quantities as of December 31, 2021. Estimated proved reserves included in this “—Business” section are presented on an actual basis, without giving pro forma effect to transactions completed after such dates.

Desert Peak believes its production and discretionary cash flows will grow significantly as E&P operators drill the substantial undeveloped inventory of horizontal drilling locations located on its gross DSU acreage. As of December 31, 2021, Desert Peak had production from 4,459 (36.887 net) horizontal wells, and it has identified 16,298 (129.667) undeveloped horizontal drilling locations based on its assessment of current geological, engineering and land data, which is equivalent to 12.489 gross undeveloped horizontal drilling locations per one mile-wide DSU. Furthermore, Desert Peak believes there is potential for additional drilling activity through drilling efforts by its current E&P operators and through development of additional horizontal formations, including the Woodford/Barnett formations.

Desert Peak’s mineral interest investment strategy anticipates E&P operators shifting drilling activity from a focus on drilling single wells to hold acreage towards more drilling in each DSU, particularly on multi-well pads. As of December 31, 2021, Desert Peak’s position has an average of 3.47 gross producing horizontal wells per mile wide DSU, compared to its spacing assumption of 15.9 gross wells per DSU. Furthermore, Desert Peak expects to see increases in its production, revenue and discretionary cash flows from the development of

659 spud wells and 533 permitted wells across its interests as of December 31, 2021, compared to 546 gross wells completed on its acreage in the year ended December 31, 2021. If all of Desert Peak’s spud wells were completed and all of its permitted wells were drilled and completed, Desert Peak expects that its gross producing horizontal wells per mile wide DSU would increase from 3.47 to 4.38. Desert Peak believes its current interests provide the potential for significant long-term organic revenue growth as E&P operators develop its acreage and utilize advancements in drilling and completion techniques to increase crude oil, natural gas and NGL production.

Desert Peak’s E&P Operators

In addition to utilizing technical analysis to identify attractive mineral and royalty interests in the prolific Permian Basin, Desert Peak’s management team strives to acquire mineral and royalty interests in properties with top-tier E&P operators. Desert Peak seeks E&P operators that are well-capitalized, have a strong operational track record, and that Desert Peak believes will continue to increase production through the application of the latest drilling and completion techniques across its mineral and royalty interests. Approximately 58 horizontal E&P operators are currently producing oil and gas from Desert Peak’s acreage. The chart below summarizes the E&P operators of Desert Peak’s acreage based on revenue received in the year ended December 31, 2021.

ESG Philosophy

Since Desert Peak’s inception, Kimmeridge and Desert Peak have been committed to all three elements of ESG and are in the process of developing appropriate ESG policies, including strong governance policies. Desert Peak’s fully staffed, experienced team will be dedicated solely to its business of pursuing and consummating acquisitions. The Desert Peak board of directors and employee base are reflective of a culture that values diversity, with approximately one-half of Desert Peak’s employees being women or minorities. Desert Peak targets minerals under operators with strong environmental track records. Desert Peak prioritizes responsible environmental practices and it endeavors to prohibit flaring by the operator in each lease. As Desert Peak continues to gain additional scale, it intends to further pressure operators to eliminate flaring and venting of methane.

Recent Acquisitions

Chambers Acquisition

On June 7, 2021, Desert Peak completed the acquisition of the Delaware Basin portion of the Chambers ORRI from Chambers Minerals, LLC, an affiliate of Kimmeridge (the “Chambers Acquisition”), which represents approximately 7,200 NRAs consisting of a 2.0% (on an 8/8ths basis) ORRI, proportionately reduced to Callon’s net revenue interest, in substantially all Callon-operated oil and gas leasehold in the Delaware Basin.

Rock Ridge Acquisition

On June 30, 2021, Desert Peak completed the acquisition of approximately 18,500 NRAs in the Delaware Basin from Rock Ridge (the “Rock Ridge Acquisition”), a limited liability company formed by investment funds affiliated with Blackstone Inc. (“Blackstone”).

Source Acquisition

On August 31, 2021, Desert Peak completed the acquisition of approximately 25,000 NRAs (the “Source Assets”) in the Midland and Delaware Basins from the Source Stockholders ( the “Source Acquisition”), limited partnerships backed by investment funds affiliated with Oaktree Capital Management, L.P. (“Oaktree”).

The Source Assets consist of approximately 21,500 NRAs located in the Midland Basin and 3,500 NRAs located in the Delaware Basin. For the six months ended June 30, 2021, production associated with the Source Assets was 1,612 BOE/d.

Other Acquisitions

Subsequent to December 31, 2020, in addition to the Chambers Acquisition, the Rock Ridge Acquisition and the Source Acquisition, Desert Peak has (i) completed multiple acquisitions totaling approximately 146 NRAs in the Delaware Basin from private, unrelated sellers, each of which closed prior to June 30, 2021 and (ii) on July 26, 2021, acquired approximately 3,500 additional NRAs from a private third-party seller (the “Recent Acquisitions”).

Business Strategies

Desert Peak’s primary business objective is to generate discretionary cash flow by acquiring mineral and royalty interests in the Permian Basin with the most significant potential rates of return for upstream E&P operators to maximize the likelihood that drilling and production will occur. Desert Peak intends to accomplish this objective by executing the following strategies:

•

Generate strong discretionary cash flow supported by disciplined acquisition strategy. As mineral and royalty interest owners, Desert Peak benefits from the continued organic development of its acreage in the Permian Basin and is able to convert a high percentage of its revenue to discretionary cash flow, which it defines as its Adjusted EBITDA less cash interest expense and cash taxes. Desert Peak does not incur operating costs for the production of crude oil and natural gas or capital costs for the drilling and completion of wells on its acreage. Desert Peak’s only cash operating costs related to its mineral and royalty business consist of certain taxes, gathering, processing and transportation costs, and general and administrative expenses. For the year ended December 31, 2021, on a pro forma basis Desert Peak’s production and ad valorem taxes were approximately $2.61 per BOE, relative to an average realized price of $45.74 per BOE. Desert Peak believes that its royalty interests are positioned for discretionary cash flow growth as E&P operator focus continues to shift to the Permian Basin, as evidenced by the increase in the percentage of total U.S. onshore rigs located in the Permian Basin over the last three years. Desert Peak expects to continue to grow its acreage position by making acquisitions that meet its investment criteria for geologic quality, operator capability, remaining growth potential, cash flow generation and, most importantly, rate of return.

•

Focus primarily on the Permian Basin. All of Desert Peak’s mineral and royalty interests are currently located in the Permian Basin, one of the most prolific oil and gas basins in the United States. Desert Peak believes the Permian Basin provides an attractive combination of highly-economic and oil-weighted geologic and reservoir properties, opportunities for development with significant inventory of drilling locations and zones to be delineated and top-tier, well-funded E&P operators.

•

Leverage expertise and relationships to continue acquiring Permian Basin mineral and royalty interests associated with top-tier E&P operators. Desert Peak has a history of evaluating, pursuing and consummating acquisitions of crude oil and natural gas mineral and royalty interests in the Permian Basin. Since November 2016, Desert Peak has completed more than 180 acquisitions, demonstrating its ability to add scale quickly and effectively. Desert Peak’s management team intends to continue to apply this experience in a disciplined manner when identifying and acquiring mineral and royalty interests. Desert Peak believes that the current market environment is favorable for the consolidation of mineral and royalty interests, as the disaggregated nature of asset packages from numerous sellers presents attractive opportunities for assets that meet its target investment criteria. With sellers seeking to monetize their investments but lacking the scale to do so in the public markets, Desert Peak intends to continue to acquire mineral and royalty interests that have substantial resource potential in the Permian Basin, an area that it expects to continue to experience a relatively high rate of development, with E&P operators incentivized to economically deploy capital to delineate and develop their positions over the underlying mineral interests. This E&P operator activity creates an opportunity for organic growth free of lease operating and capital expenses. Desert Peak expects to focus on acquisitions that complement its current footprint in the Permian Basin while targeting mineral and royalty interests underlying the acreage of well-capitalized E&P operators that have a history of high conversion rates of permits issued to wells completed on large contiguous acreage positions. Furthermore, Desert Peak seeks to maximize its return on capital by targeting acquisitions that meet the following criteria:

•	sufficient visibility to production growth;

•	attractive economics;

•	de-risked geology supported by offsetting production;

•	top-tier E&P operators; and

•	a geographic footprint that Desert Peak believes is complementary to its diverse portfolio of Permian Basin assets and maximizes its potential for upside reserve and production growth.

•

Maintain conservative and flexible capital structure to support Desert Peak’s business and facilitate long-term operations. Desert Peak is committed to maintaining a conservative capital structure that will afford it the financial flexibility to execute its business strategies on an ongoing basis. Desert Peak believes that internally generated cash flows from operations, available borrowing capacity under its revolving credit facility, and access to capital markets will provide it with sufficient liquidity and financial flexibility to continue to acquire attractive mineral and royalty interests that will position it to grow its cash flows and return capital to stockholders. Desert Peak intends to maintain a conservative leverage profile and utilize a mix of cash flows from operations and issuance of debt and equity securities to finance future acquisitions.

Competitive Strengths

Desert Peak believes that the following competitive strengths will allow it to successfully execute its business strategies and achieve its primary business objective:

•

Differentiated energy investment opportunity. As opposed to traditional E&P operators who require significant capital, Desert Peak’s business requires no drilling and completion capital, lease operating expenses or plugging and abandonment costs at the end of a well’s productive life and accordingly represents a differentiated energy investment opportunity. In addition, Desert Peak is not responsible for environmental or other operational liabilities in connection with oil and gas production associated with its interests, and its only operating cash costs related to its mineral and royalty business consist of certain production taxes, gathering, processing and transportation costs and general and administrative expenses. For example, for the year ended December 31, 2021, on a pro forma basis Desert Peak’s production and ad valorem taxes were approximately $2.61 per BOE, relative to an average realized price of $45.74 per BOE. Furthermore, Desert Peak has significantly reduced its indebtedness during the COVID-19 pandemic, while many other energy companies struggled with indebtedness and leverage issues during 2020. Desert Peak believe its low capital requirements and financial discipline will result in an ability to distribute a meaningful amount of cash flow to stockholders.

•

Permian Basin focused public minerals company positioned as a preferred buyer in the basin. Desert Peak believes that its focus on the Permian Basin will position it as a preferred buyer of Permian Basin mineral and royalty interests. After giving effect to the Merger Transactions, over 75% of the Post-Combination Company’s NRAs will be located in the Permian Basin, one of the most prolific oil plays in the United States, and the majority of its current properties are well positioned in areas with proven results from multiple stacked productive zones. Desert Peak’s properties in the Permian Basin are high-quality, high-margin, and oil- and liquids-weighted, and it believes they will be viewed favorably by sellers interested in receiving equity consideration in exchange for their assets as compared to equity consideration diluted by lower quality assets located in less prolific basins.

•

Favorable and stable operating environment in the Permian Basin. With over 400,000 wells drilled in the Permian Basin since 1900, the region features a reliable and predictable geological and regulatory environment, according to Enverus. Desert Peak believes that the impact of new technology, combined with the substantial geological information available about the Permian Basin, also reduces the risk of development and exploration activities as compared to other, emerging hydrocarbon basins. As of December 31, 2021, approximately 95% of Desert Peak’s acreage was located in Texas and does not require federal approval to permit and drill oil and gas wells or to grant easements to allow E&P operators to deliver their production to market.

•

Experienced management team with an extensive track record of minerals acquisitions. The members of Desert Peak’s management team have grown its acreage position through the consummation of 180 acquisitions since November 2016 ranging in size from small transactions of less than 25 NRAs to large transactions in excess of 1,500 NRAs, including the Chambers Acquisition of approximately 7,200 NRAs, the Rock Ridge Acquisition of approximately 18,500 NRAs and the Source Acquisition of approximately 25,000 NRAs. Notably, Desert Peak has acquired nearly 85% of Desert Peak’s NRAs through 14 large acquisitions, using both cash and equity consideration to suit the needs of sellers. Desert Peak’s management team has deep industry experience focused on resource play development in the Permian Basin and has a track record of identifying mineral and royalty acquisition targets, negotiating agreements, and successfully consummating acquisitions. Desert Peak plans to continue to evaluate and pursue acquisitions of all sizes. Desert Peak expects to benefit from the industry relationships fostered by its management team’s decades of experience in the oil and natural gas industry with a focus on the Permian Basin, in addition to leveraging its relationship with Kimmeridge.

•

Development potential of the properties underlying Desert Peak’s Permian Basin mineral and royalty interests. Desert Peak’s assets consist of mineral and royalty interests located in the Permian Basin, and Desert Peak expects production from its mineral and royalty interests to increase as E&P operators continue to actively drill and develop its acreage. Relative to other unconventional basins in the continental United States, Desert Peak believes the Permian Basin is in an earlier stage of development and that the average number of producing wells per section in the Permian Basin will increase as E&P operators continue to optimize drilling locations and delineate additional zones, which would allow Desert Peak to achieve higher realized cash flows per net mineral acre. Desert Peak targets acquisitions of properties that are relatively undeveloped in the core of the Delaware Basin, and it believes the organic development of its acreage will result in substantial production growth regardless of acquisition activity. From January 1, 2016 to September 30, 2021, production attributable to Desert Peak’s properties increased at a CAGR of 37% assuming its NRAs as of December 31, 2020 were owned on January 1, 2016, as compared to a CAGR of 23% for Permian Basin production growth generally and a CAGR of 8% for total U.S. onshore production growth for the same period.

•

Diverse group of blue-chip E&P operators on Desert Peak’s mineral and royalty interests driving production growth. Desert Peak’s mineral and royalty interests consist of properties operated by established E&P companies, such as Occidental Petroleum Corporation, BP plc, Coterra Energy Inc., Conoco Phillips and Chevron Corporation. Desert Peak’s blue-chip E&P operators provide a diversified source of revenues, as no single E&P operator provided greater than 12% of Desert Peak’s total revenues for the year ended December 31, 2021.

Crude Oil, Natural Gas and NGLs Data

The information included in “—Crude Oil, Natural Gas and NGLs Data” and “—Crude Oil, Natural Gas and NGL Production Prices and Costs” presents Desert Peak’s reserves and operating data as of and for the years ended December 31, 2021 and 2020 on an actual basis, without giving pro forma effect to transactions completed after such dates. As such, the reserves and operating data as of and for the year ended December 31, 2020 presented in these sections does not give effect to the Chambers Acquisition, the Rock Ridge Acquisition, the Source Acquisition or the Recent Acquisitions. The assets acquired in the Chambers Acquisition, the Rock Ridge Acquisition, the Source Acquisition and the Recent Acquisitions are included in Desert Peak’s reserves and operating data as of December 31, 2021, and operating data attributable to the assets acquired in such acquisitions is included since the date of each respective acquisition for the year ended December 31, 2021 on an actual basis. However, elsewhere in this Proxy Statement, Desert Peak includes estimates of reserves associated with the assets acquired in the Rock Ridge Acquisition as of December 31, 2020 and 2019. Such reserve estimates are based on evaluations prepared by the independent petroleum engineering firm of Netherland, Sewell & Associates, Inc. (“NSAI”) in accordance with Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Evaluation Engineers and definitions and guidelines established by the SEC.

NSAI was founded in 1961 and performs consulting petroleum engineering services under Texas Board of Professional Engineers Registration No. F-2699. Within NSAI, the technical persons primarily responsible for preparing the estimates set forth in such reports are Michael J. Kingrey and William Knights. Mr. Kingrey, a Licensed Professional Engineer in the State of Texas (No. 128848), has been practicing consulting petroleum engineering at NSAI since 2015 and has over six years of prior industry experience. He graduated from Texas A&M University in 2009 with a Bachelor of Science Degree in Chemical Engineering. Mr. Knights, a Licensed Professional Geoscientist in the State of Texas, Geology (No. 1532), has been practicing consulting petroleum geoscience at NSAI since 1991 and has over ten years of prior industry experience. He graduated from Texas Christian University in 1981 with a Bachelor of Science Degree in Geology and in 1984 with a Master of Science Degree in Geology. Both technical principals meet or exceed the education, training, and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers; both are proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserves definitions and guidelines.

Elsewhere in this Proxy Statement, Desert Peak also includes estimates of reserves associated with the Source Assets and the Chambers Acquisition as of December 31, 2020. Such estimates are based on internal evaluations prepared by Desert Peak’s management and have not been prepared or audited by an independent reserve engineer.

Preparation of Reserve Estimates

Desert Peak’s reserve estimates as of December 31, 2021 and 2020 included in this Proxy Statement are based on evaluations prepared by the independent petroleum engineering firm of CG&A in accordance with Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Evaluation Engineers and definitions and guidelines established by the SEC. Desert Peak selected CG&A as its independent reserve engineer for its historical experience and geographic expertise in engineering similar resources.

In accordance with rules and regulations of the SEC applicable to companies involved in crude oil and natural gas producing activities, proved reserves are those quantities of crude oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term “reasonable certainty” means deterministically, the quantities of crude oil and/or natural gas are much more likely to be achieved than not, and probabilistically, there should be at least a 90% probability of recovering volumes equal to or exceeding the estimate. All of Desert Peak’s proved reserves were estimated using a deterministic method. The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable crude oil and natural gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions established under SEC rules. The process of estimating the quantities of recoverable reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into four broad categories or methods: (i) production performance-based methods, (ii) material balance-based methods; (iii) volumetric-based methods and (iv) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserves for proved developed producing wells were estimated using production performance methods for the vast majority of properties. Certain new producing properties with very little production history were forecast using a combination of production performance and analogy to similar production, both of which are considered to provide a reasonably high degree of accuracy. Non-producing reserve estimates, for developed and undeveloped properties, were forecast using analogy methods. This method provides a reasonably high degree of accuracy for predicting PDNP and PUDs for Desert Peak’s properties due to the abundance of analog data.

To estimate economically recoverable proved reserves and related future net cash flows, Desert Peak considered many factors and assumptions, including the use of reservoir parameters derived from geological and engineering data that cannot be measured directly, economic criteria based on current costs and the SEC pricing requirements and forecasts of future production rates.

Under SEC rules, reasonable certainty can be established using techniques that have been proven effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty. Reliable technology is a grouping of one or more technologies (including computational methods) that have been field tested and have been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation. To establish reasonable certainty with respect to Desert Peak’s estimated proved reserves, the technologies and economic data used in the estimation of its proved reserves have been demonstrated to yield results with consistency and repeatability, and include production and well test data, downhole completion information, geologic data, electrical logs, radioactivity logs, core data, and historical well cost and operating expense data.

Internal Controls

Desert Peak’s internal staff of petroleum engineers and geoscience professionals work closely with its independent reserve engineer to ensure the integrity, accuracy and timeliness of data furnished to such independent reserve engineer in their preparation of reserve estimates. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil, natural gas and NGLs that are ultimately recovered. See “Other Risk Factors of Desert Peak” appearing elsewhere in this Proxy Statement. Desert Peak’s engineering group is responsible for the internal review of reserve estimates and includes the Vice President of Engineering and Acquisitions. Desert Peak’s Vice President of Engineering and Acquisitions is primarily responsible for overseeing the preparation of its reserve estimates and has more than 16 years of experience as an engineer. Desert Peak’s Chief Executive Officer is directly responsible for overseeing the engineering group.

No portion of Desert Peak’s engineering group’s compensation is directly dependent on the quantity of reserves booked. The engineering group reviews the estimates with the third-party petroleum consultant, CG&A, an independent petroleum engineering firm.

CG&A is a Texas Registered Engineering Firm (F-693), made up of independent registered professional engineers and geologists that have provided petroleum consulting services to the oil and gas industry for over 50 years. The lead evaluator that prepared Desert Peak’s reserve report was Zane Meekins at CG&A. Mr. Meekins has been a practicing consulting petroleum engineer at CG&A since 1989. Mr. Meekins is a Registered Professional Engineer in the State of Texas (License No. 71055) and has over 34 years of practical experience in petroleum engineering, with over 32 years of experience in the estimation and evaluation of reserves. He graduated from Texas A&M University in 1987 with a Bachelor of Science degree in Petroleum Engineering. Mr. Meekins meets or exceeds the education, training and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of

Petroleum Engineers; he is proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserve definitions and guidelines.

Summary of Reserves

The following table presents Desert Peak’s estimated proved reserves as of December 31, 2021 and 2020. The reserve estimates presented in the table below are based on reports prepared by CG&A, Desert Peak’s independent petroleum engineers, which reports were prepared in accordance with current SEC rules and regulations regarding oil and natural gas reserve reporting:

	December 31, 2021(1)	December 31, 2020(2)
Estimated proved developed reserves:
Crude oil (MBbls)	9,285	3,731
Natural gas (MMcf)	40,747	19,505
NGLs (MBbls)	4,417	2,352

Total (MBOE)	20,493	9,334

Estimated proved undeveloped reserves:
Crude oil (MBbls)	2,559	1,344
Natural gas (MMcf)	5,596	3,897
NGLs (MBbls)	607	473

Total (MBOE)	4,098	2,467

Estimated proved reserves:
Crude oil (MBbls)	11,844	5,075
Natural gas (MMcf)	46,343	23,402
NGLs (MBbls)	5,023	2,825

Total (MBOE)	24,592	11,800

(1)

Desert Peak’s estimated proved reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. For crude oil and NGL volumes, the average WTI posted price of $66.56 per Bbl as of December 31, 2021 was adjusted for quality, transportation fees and a regional price differential. NGL price was modeled at 45.3% of the WTI posted price. For natural gas volumes, the average Henry Hub spot price of $3.598 per MMBtu as of December 31, 2021 was adjusted for energy content, transportation fees and a regional price differential. The average adjusted product prices weighted by production over the remaining lives of the proved properties are $66.34 per Bbl of crude oil, $30.14 per Bbl of NGL and $3.35 per Mcf of natural gas as of December 31, 2021.

(2)

Desert Peak’s estimated proved reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. For crude oil and NGL volumes, the average WTI posted price of $39.57 per Bbl as of December 31, 2020 was adjusted for quality, transportation fees and a regional price differential. NGL price was modeled at 27.8% of the WTI posted price. For natural gas volumes, the average Henry Hub spot price of $1.985 per MMBtu as of December 31, 2020 was adjusted for energy content, transportation fees and a regional price differential. The average adjusted product prices weighted by production over the remaining lives of the proved properties are $36.28 per Bbl of crude oil, $11.01 per Bbl of NGL and $1.02 per Mcf of natural gas as of December 31, 2020.

Reserve engineering is a process of estimating volumes of economically recoverable crude oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing, and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of crude oil and natural gas that are ultimately recovered. Estimates of economically recoverable crude oil and natural gas and of future net revenues are based on a number of variables and assumptions, all of which may vary from actual results, including geologic interpretation, prices, and future production rates and costs. Please read “Other Risk Factors of Desert Peak.”

Additional information regarding Desert Peak’s proved reserves can be found in the notes to its financial statements included elsewhere in this Proxy Statement and its proved reserve reports, which are included as annexes to this Proxy Statement.

PUDs

As of December 31, 2021, Desert Peak estimated its PUD reserves to be 2,559 MBbls of crude oil, 5,596 MMcf of natural gas and 606 MMbls of NGLs, for a total of 4,098 MBOE. As of December 31, 2020, Desert Peak estimated its PUD reserves to be 1,344 MBbls of crude oil, 3,897 MMcf of natural gas and 473 MBbls of NGLs, for a total of 2,467 MBOE. PUDs will be converted from undeveloped to developed as the applicable wells begin production. PUD reserves included in these estimates relate solely to wells that have been spud but are not yet producing as of the date of the report.

The following tables summarize Desert Peak’s changes in PUD reserves during the year ended December 31, 2021 (in MBOE):

Proved Undeveloped Reserves (MBOE)
Balance, December 31, 2020	2,467
Acquisitions of Reserves	3,265
Extensions and Discoveries	626
Revisions of Previous Estimates	(451)
Transfers to Estimated Proved Developed	(1,808)

Balance, December 31, 2021	4,099

Changes in Desert Peak’s PUD reserves that occurred during the year ended December 31, 2021 were primarily due to the following:

•	the acquisition of additional mineral and royalty interests located in the Delaware Basin in multiple transactions, which included 3,265 MBOE of additional PUDs;

•	well additions, extensions and discoveries of approximately 626 MBOE, as 112 horizontal well locations were converted to proved undeveloped;

•	negative volume revisions of 451 MBOE due to adjustments in expected well ownership;

•	and the conversion of approximately 1,808 MBOE in PUD reserves into proved developed reserves as 118 horizontal locations were drilled and completed.

As a mineral and royalty interests owner, Desert Peak does not incur any capital expenditures or lease operating expenses in connection with the development of its PUDs, which costs are borne entirely by the E&P operator. As a result, during the twelve months ended December 31, 2021, Desert Peak had no expenditures to convert PUDs to proved developed reserves.

Desert Peak identifies drilling locations based on its assessment of current geologic, engineering and land data. This includes DSU formation and current well spacing information derived from state agencies and the operations of the E&P companies drilling Desert Peak’s mineral and royalty interests. Desert Peak limits its PUDs solely to wells that have been spud but are not yet producing. As of December 31, 2021, approximately 17% of Desert Peak’s total proved reserves were classified as PUDs.

Crude Oil, Natural Gas and NGL Production Prices and Costs

Production and Price History

The following table sets forth information regarding net production of crude oil, natural gas and NGLs, and certain price and cost information for each of the periods indicated:

	Year Ended December 31,
	2021	2020
Production data:
Crude oil (MBbls)	1,261	933
Natural gas (MMcf)	4,746	4,134
NGLs (MBbls)	499	488

Total (MBOE)	2,551	2,110

Average realized prices:
Crude oil (per Bbl)	$67.29	$37.40
Natural gas (per Mcf)	$3.61	$1.03
NGLs (per Bbl)	$33.22	$10.32

Total (per BOE)(1)	$46.47	$20.95

Average cost (per BOE):
Production and ad valorem taxes	$2.69	$1.49

(1)

“Btu-equivalent” production volumes are presented on an oil-equivalent basis using a conversion factor of six Mcf of natural gas per Bbl of “oil equivalent,” which is based on approximate energy equivalency and does not reflect the price or value relationship between crude oil and natural gas.

Drilling Results

Productive wells consist of producing horizontal wells, wells capable of production and exploratory, development or extension wells that are not dry wells. As of December 31, 2021 and 2020, Desert Peak owned mineral and royalty interests in 4,459 and 1,650 productive horizontal wells. Desert Peak does not own any working interests in any wells other than in one plugged and abandoned well. Accordingly, Desert Peak does not own any net wells as such term is defined by Item 1208(c)(2) of Regulation S-K. However, based on its net revenue interest per well, as of December 31, 2021 and 2020, Desert Peak had the equivalent of 36.887 and 17.767 net producing horizontal wells on its acreage.

Desert Peak is not aware of any dry holes drilled on the acreage underlying its mineral and royalty interests during the relevant periods.

Acreage

The following table sets forth information relating to Desert Peak’s acreage for its mineral and royalty interests as of December 31, 2021:

Basin	Gross DSU Acreage	Total NRAs	100% NRAs	Gross DSU Developed Acreage	Gross DSU Undeveloped Acreage	NRAs (Developed)	NRAs (Undeveloped)
Delaware	1,379,873	105,359	13,170	354,444	1,025,428	24,704	80,655

Mineral interests comprised approximately 82% of our NRAs, ORRIs comprised approximately 13% of our NRAs and NPRIs comprised approximately 5% of our NRAs as of December 31, 2021. For information regarding the impact of lease expirations on our interests, please see “Risk Factors — Risk Factors Related to Desert Peak—Risks Related to Desert Peak’s Business — Acreage must be drilled before lease expiration, generally within three to five years, in order to hold the acreage by production. Desert Peak’s E&P operators’ failure to drill sufficient wells to hold acreage may result in the deferral of prospective drilling opportunities. In addition, Desert Peak’s ORRIs may be lost if the underlying acreage is not drilled before the expiration of the applicable lease or if the lease otherwise terminates.”

Regulation

The following disclosure describes regulation directly associated with E&P operators of crude oil and natural gas properties, including Desert Peak’s current E&P operators, and other owners of working interests in crude oil and natural gas properties.

Crude oil and natural gas operations are subject to various types of legislation, regulation and other legal requirements enacted by governmental authorities. This legislation and regulation affecting the crude oil and natural gas industry is under constant review for amendment or expansion. Some of these requirements carry substantial penalties for failure to comply. The regulatory burden on the crude oil and natural gas industry increases the cost of doing business.

Environmental Matters

Crude oil and natural gas exploration, development and production operations are subject to stringent laws and regulations governing the discharge of materials into the environment or otherwise relating to protection of the environment or occupational health and safety. These laws and regulations have the potential to impact production on the properties in which Desert Peak owns mineral interests, which could materially adversely affect its business and its prospects. Numerous federal, state and local governmental agencies, such as the EPA, issue regulations that often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties and may result in injunctive obligations for non-compliance. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit construction or drilling activities on certain lands lying within wilderness, wetlands, ecologically sensitive and other protected areas, require action to prevent or remediate pollution from current or former operations, such as plugging abandoned wells or closing earthen pits, result in the suspension or revocation of necessary permits, licenses and authorizations, require that additional pollution controls be installed and impose substantial liabilities for pollution resulting from operations. The strict, joint and several liability nature of such laws and regulations could impose liability upon the E&P operators of Desert Peak’s properties regardless of fault. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances, hydrocarbons or other waste products into the environment. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly pollution control or waste handling, storage, transport, disposal or cleanup requirements could materially adversely affect Desert Peak’s business and prospects.

Non-Hazardous and Hazardous Waste

The Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes and regulations promulgated thereunder, affect crude oil and natural gas exploration, development, and production activities by imposing requirements regarding the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. With federal approval, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Administrative, civil and criminal penalties can be imposed for failure to comply with waste handling requirements. Although most wastes associated with the exploration, development and production of crude oil and natural gas are exempt from regulation as hazardous wastes under RCRA, these wastes typically constitute nonhazardous solid wastes that are subject to less stringent requirements. From time to time, the EPA and state regulatory agencies have considered the adoption of stricter disposal standards for nonhazardous wastes, including crude oil and natural gas wastes. Moreover, it is possible that some wastes generated in connection with E&P of oil and gas that are currently classified as nonhazardous may, in the future, be designated as “hazardous wastes,” resulting in the wastes being subject to more rigorous and costly management and disposal requirements. On May 4, 2016, a coalition of environmental groups filed a lawsuit against EPA in the U.S. District Court for the District of Columbia for failing to update its RCRA Subtitle D criteria regulations governing the disposal of certain crude oil and natural gas drilling wastes. In December 2016, EPA and the environmental groups entered into a consent decree to address EPA’s alleged failure. In response to the consent decree, in April 2019, the EPA signed a determination that revision of the regulations is not necessary at this time. However, any changes in the laws and regulations could have a material adverse effect on the E&P operators of Desert Peak’s properties’ capital expenditures and operating expenses, which in turn could affect production from the acreage underlying Desert Peak’s mineral and royalty interests and adversely affect Desert Peak’s business and prospects.

Remediation

The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and analogous state laws generally impose strict, joint and several liability, without regard to fault or legality of the original conduct, on classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current owner or operator of a contaminated facility, a former owner or operator of the facility at the time of contamination, and those persons that disposed or arranged for the disposal of the hazardous substance at the facility. Under CERCLA and comparable state statutes, persons deemed “responsible parties” may be subject to strict, joint and several liability for the costs of removing or remediating previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination), for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. In addition, the risk of accidental spills or releases could expose the operators of the acreage underlying Desert Peak’s mineral interests to significant liabilities that could have a material adverse effect on the operators’ businesses, financial condition and results of operations. Liability for any contamination under these laws could require the operators of the acreage underlying Desert Peak’s mineral interests to make significant expenditures to investigate and remediate such contamination or attain and maintain compliance with such laws and may otherwise have a material adverse effect on their results of operations, competitive position or financial condition.

Water Discharges

The Clean Water Act (“CWA”), the SDWA, the Oil Pollution Act of 1990 (“OPA”), and analogous state laws and regulations promulgated thereunder impose restrictions and strict controls regarding the unauthorized discharge of pollutants, including produced waters and other crude oil and natural gas wastes, into regulated waters. The definition of regulated waters has been the subject of significant controversy in recent years, with different definitions proposed under the Obama and Trump Administrations. Both of these definitions have been subject to litigation, and the EPA and the U.S. Army Corps of Engineers have published a proposed rulemaking to revoke the 2020 rule in favor of a pre-2015 definition until a new definition is proposed, which the Biden Administration has announced is underway. To the extent any future rule expands the scope of jurisdiction, it may impose greater compliance costs or operational requirements on Desert Peak’s operators. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or the state. The CWA and regulations implemented thereunder also prohibit the discharge of dredge and fill material into regulated waters, including jurisdictional wetlands, unless authorized by an appropriately issued permit. In addition, spill prevention, control and countermeasure plan requirements under federal law require appropriate containment berms and similar structures to help prevent the contamination of navigable waters in the event of a petroleum hydrocarbon tank spill, rupture or leak. The EPA has also adopted regulations requiring certain crude oil and natural gas E&P facilities to obtain individual permits or coverage under general permits for storm water discharges, and in June 2016, the EPA finalized effluent limitation guidelines for the discharge of wastewater from hydraulic fracturing.

The OPA is the primary federal law for crude oil spill liability. The OPA contains numerous requirements relating to the prevention of and response to petroleum releases into regulated waters, including the requirement that operators of offshore facilities and certain onshore facilities near or crossing waterways must develop and maintain facility response contingency plans and maintain certain significant levels of financial assurance to cover potential environmental cleanup and restoration costs. The OPA subjects owners of facilities to strict, joint and several liability for all containment and cleanup costs and certain other damages arising from a release, including, but not limited to, the costs of responding to a release of crude oil into surface waters.

Noncompliance with the CWA, the SDWA, or the OPA may result in substantial administrative, civil and criminal penalties, as well as injunctive obligations, for the E&P operators of the acreage underlying Desert Peak’s mineral interests.

Air Emissions

The CAA, and comparable state laws and regulations, regulate emissions of various air pollutants through the issuance of permits and the imposition of other requirements. The EPA has developed, and continues to develop, stringent regulations governing emissions of air pollutants at specified sources. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to obtain additional permits and incur capital costs in order to remain in compliance. For example, in June 2016, the EPA established criteria for aggregating multiple small surface sites into a single source for air quality permitting purposes, which could cause small facilities, on an aggregate basis, to be deemed a major source subject to more stringent air permitting processes and requirements. These laws and regulations may increase the costs of compliance for crude oil and natural gas producers and impact production of the acreage underlying Desert Peak’s mineral and royalty interests. In addition federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the federal CAA and associated state laws and regulations. Moreover, obtaining or renewing permits has the potential to delay the development of crude oil and natural gas projects.

Climate Change

Climate change continues to attract considerable public and scientific attention. As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of carbon dioxide, methane and other GHGs. These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG reporting and tracking programs and regulations that directly limit GHG emissions from certain sources.

In the United States, no comprehensive climate change legislation has been implemented at the federal level. However, President Biden has highlighted addressing climate change as a priority of his administration and has issued several executive orders addressing climate change. Moreover, following the U.S. Supreme Court finding that GHG emissions constitute a pollutant under the CAA, the EPA has adopted regulations that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources, require the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources in the United States, and together with the DOT, implementing GHG emissions limits on vehicles manufactured for operation in the United States. The regulation of methane from oil and gas facilities has been subject to uncertainty in recent years. In September 2020, the Trump Administration revised regulations initially promulgated in June 2016 to rescind certain methane standards and remove the transmission and storage segments from the source category for certain regulations. However, subsequently, the U.S. Congress approved, and President Biden signed into law, a resolution under the Congressional Review Act to repeal the September 2020 revisions to the methane standards, effectively reinstating the prior standards. Additionally, in November 2021, the EPA issued a proposed rule that, if finalized, would establish OOOO(b) new source and OOOO(c) first-time existing source standards of performance for methane and volatile organic compound emissions for oil and gas facilities. Operators of affected facilities will have to comply with specific standards of performance to include leak detection using optical gas imaging and subsequent repair requirement, and reduction of emissions by 95% through capture and control systems. The EPA plans to issue a supplemental proposal in 2022 containing additional requirements not included in the November 2021 proposed rule and anticipates the issuance of a final rule by the end of the year. We cannot predict the scope of any final methane regulatory requirements or the cost to comply with such requirements. However, given the long-term trend toward increasing regulation, future federal GHG regulations of the oil and gas industry remain a significant possibility.

Separately, various states and groups of states have adopted or are considering adopting legislation, regulation or other regulatory initiatives that are focused on such areas as GHG cap and trade programs, carbon taxes, reporting and tracking programs, and restriction of emissions. For example, New Mexico has adopted regulations to restrict the venting or flaring of methane from both upstream and midstream operations. At the international level, the United Nations-sponsored “Paris Agreement” requires member states to submit non-binding, individually-determined reduction goals known as Nationally Determined Contributions every five years after 2020. President Biden has recommitted the United States to the Paris Agreement and, in April 2021, announced a goal of reducing the United States’ emissions by 50-52% below 2005 levels by 2030. Additionally, at COP26 in Glasgow in November 2021, the United States and the European Union jointly announced the launch of a Global Methane Pledge, an initiative committing to a collective goal of reducing global methane emissions by at least 30 percent from 2020 levels by 2030, including “all feasible reductions” in the energy sector. The full impact of these actions cannot be predicted at this time.

Governmental, scientific, and public concern over the threat of climate change arising from GHG emissions has resulted in increasing political risks in the United States, including climate change related pledges made by certain candidates now in public office. On January 27, 2021, President Biden issued an Executive Order that calls for substantial action on climate change, including, among other things, the increased use of zero-emission vehicles by the federal government, the elimination of subsidies provided to the fossil fuel industry, and increased emphasis on climate-related risks across government agencies and economic sectors. The Biden Administration has also called for restrictions on leasing on federal land, including the Department of the Interior’s publication of a report recommending various changes to the federal leasing program, though many such changes would require Congressional action. Substantially all of Desert Peak’s interests are located on private lands, but it cannot predict the full impact of these developments or whether the Biden Administration may pursue further restrictions. Other actions that could be pursued by the Biden Administration may include the imposition of more restrictive requirements for the establishment of pipeline infrastructure or the permitting of LNG export facilities, as well as more restrictive GHG emission limitations for oil and gas facilities. Litigation risks are also increasing as a number of entities have sought to bring suit against various oil and natural gas companies in state or federal court, alleging among other things that such companies created public nuisances by producing fuels that contributed to climate change or alleging that the companies have been aware of the adverse effects of climate change for some time but defrauded their investors or customers by failing to adequately disclose those impacts.

There are also increasing financial risks for fossil fuel producers as shareholders currently invested in fossil-fuel energy companies may elect in the future to shift some or all of their investments into non-fossil fuel related sectors. Institutional lenders who provide financing to fossil fuel energy companies also have become more attentive to sustainable lending practices and some of them may elect not to provide funding for fossil fuel energy companies. For example, at COP26, GFANZ announced that commitments from over 450 firms across 45 countries had resulted in over $130 trillion in capital committed to net zero goals. The various sub-alliances of

GFANZ generally require participants to set short-term, sector-specific targets to transition their financing, investing, and/or underwriting activities to net zero emissions by 2050. There is also a risk that financial institutions will be required to adopt policies that have the effect of reducing the funding provided to the fossil fuel sector. In late 2021, the Federal Reserve announced that it had joined the Network for Greening the Financial System, a consortium of financial regulators focused on addressing climate-related risks in the financial sector. Subsequently, in November 2021, the Federal Reserve issued a statement in support of the efforts of the Network for Greening the Financial System to identify key issues and potential solutions for the climate-related challenges most relevant to central banks and supervisory authorities. Limitation of investments in and financing for fossil fuel energy companies could result in the restriction, delay or cancellation of drilling programs or development or production activities. Additionally, the SEC announced its intention to promulgate rules requiring climate disclosures. Although the form and substance of these requirements is not yet known, this may result in additional costs to comply with any such disclosure requirements.

The adoption and implementation of new or more stringent international, federal or state legislation, regulations or other regulatory initiatives that impose more stringent standards for GHG emissions from the oil and natural gas sector or otherwise restrict the areas in which this sector may produce oil and natural gas or generate the GHG emissions could result in increased costs of compliance or costs of consuming, and thereby reduce demand for oil and natural gas, which could reduce the profitability of Desert Peak’s interests. Additionally, political, litigation and financial risks may result in Desert Peak’s oil and natural gas operators restricting or cancelling production activities, incurring liability for infrastructure damages as a result of climatic changes, or impairing their ability to continue to operate in an economic manner, which also could reduce the profitability of Desert Peak’s interests. One or more of these developments could have a material adverse effect on Desert Peak’s business, financial condition and results of operation.

Climate change may also result in various physical risks, such as the increased frequency or intensity of extreme weather events or changes in meteorological and hydrological patterns, that could adversely impact our operations, as well as those of our operators and their supply chains. Such physical risks may result in damage to operators’ facilities or otherwise adversely impact their operations, such as if they become subject to water use curtailments in response to drought, or demand for their products, such as to the extent warmer winters reduce the demand for energy for heating purposes. Extreme weather conditions can interfere with production and increase costs and damage resulting from extreme weather may not be fully insured. However, at this time, Desert Peak is unable to determine the extent to which climate change may lead to increased storm or weather hazards affecting its business.

Regulation of Hydraulic Fracturing

Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons from tight formations. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. Hydraulic fracturing operations have historically been overseen by state regulators as part of their crude oil and natural gas regulatory programs. However, several agencies have asserted regulatory authority over certain aspects of the process. For example, in August 2012, the EPA finalized regulations under the federal CAA that establish new air emission controls for crude oil and natural gas production and natural gas processing operations. Federal regulation of methane emissions from the oil and gas sector has been subject to substantial controversy in recent years. For more information, see Desert Peak’s risk factor titled “Desert Peak’s operations, and those of its E&P operators, are subject to a series of risks arising from climate change.”

In addition, governments have studied the environmental aspects of hydraulic fracturing practices. These studies, depending on their degree of pursuit and whether any meaningful results are obtained, could spur initiatives to further regulate hydraulic fracturing under the SDWA or other regulatory authorities. For example, in December 2016, the EPA issued its final report on a study it had conducted over several years regarding the effects of hydraulic fracturing on drinking water sources. The final report, concluded that “water cycle” activities associated with hydraulic fracturing may impact drinking water under certain limited circumstances.

Several states have adopted, or are considering adopting, regulations that could restrict or prohibit hydraulic fracturing in certain circumstances and/or require the disclosure of the composition of hydraulic fracturing fluids. For example, the Texas Railroad Commission has previously issued a “well integrity rule,” which updates the requirements for drilling, putting pipe down, and cementing wells. The rule also includes new testing and reporting requirements, such as: (i) the requirement to submit cementing reports after well completion or after cessation of drilling, whichever is later; and (ii) the imposition of additional testing on wells less than 1,000 feet below usable groundwater. The well integrity rule took effect in January 2014. Local governments also may seek to adopt ordinances within their jurisdictions regulating the time, place and manner of drilling activities in general or hydraulic fracturing activities in particular or prohibit the performance of well drilling in general or hydraulic fracturing in particular.

State and federal regulatory agencies recently have focused on a possible connection between the hydraulic fracturing related activities, particularly the disposal of produced water in underground injection wells, and the increased occurrence of seismic activity. When caused by human activity, such events are called induced seismicity. In some instances, operators of injection wells in the vicinity of seismic events have been ordered to reduce injection volumes or suspend operations. Some state regulatory agencies, including those in Colorado, Ohio, Oklahoma and Texas, have modified their regulations to account for induced seismicity. For example, in October 2014, the Texas Railroad Commission published a new rule governing permitting or re-permitting of disposal wells that would require, among other things, the submission of information on seismic events occurring within a specified radius of the disposal well location, as well as logs, geologic cross sections and structure maps relating to the disposal area in question. If the permittee or an applicant of a disposal well permit fails to demonstrate that the produced water or other fluids are confined to the disposal zone or if scientific data indicates such a disposal well is likely to be or determined to be contributing to seismic activity, then the agency may deny, modify, suspend or terminate the permit application or existing operating permit for that well. The Texas Railroad Commission has used this authority to deny permits for waste disposal wells. In some instances, regulators may also order that disposal wells be shut in. In late 2021, the Texas Railroad Commission issued a notice to operators of disposal wells in the Midland area, to reduce saltwater disposal well actions and provide certain data to the commission. Separately, in November 2021, New Mexico implemented protocols requiring operators to take various actions within a specified proximity of certain seismic activity, including a requirement to limit injection rates if a seismic event is of a certain magnitude. As a result of these developments, Desert Peak’s operators may be required to curtail operations or adjust development plans, which may adversely impact Desert Peak’s business.

The USGS has identified six states with the most significant hazards from induced seismicity, including New Mexico, Oklahoma and Texas. In addition, a number of lawsuits have been filed, most recently in Oklahoma, alleging that disposal well operations have caused damage to neighboring properties or otherwise violated state and federal rules regulating waste disposal. These developments could result in additional regulation and restrictions on the use of injection wells and hydraulic fracturing. Such regulations and restrictions could cause delays and impose additional costs and restrictions on the E&P operators of Desert Peak’s properties and on their waste disposal activities.

If new laws or regulations that significantly restrict hydraulic fracturing and related activities are adopted, such laws could make it more difficult or costly to perform fracturing to stimulate production from tight formations. In addition, if hydraulic fracturing is further regulated at the federal or state level, fracturing activities could become subject to additional permitting and financial assurance requirements, more stringent construction specifications, increased monitoring, reporting and recordkeeping obligations, plugging and abandonment requirements and also to attendant permitting delays and potential increases in costs. Such legislative changes could cause E&P operators to incur substantial compliance costs, and compliance or the consequences of any failure to comply by E&P operators could have a material adverse effect on Desert Peak’s financial condition and results of operations. At this time, it is not possible to estimate the impact on Desert Peak’s business of newly enacted or potential federal or state legislation governing hydraulic fracturing.

Endangered Species Act

The ESA restricts activities that may affect endangered and threatened species or their habitats. The designation of previously unidentified endangered or threatened species could cause E&P operators to incur additional costs or become subject to operating delays, restrictions or bans in the affected areas. Recently, there have been renewed calls to review protections currently in place for the dunes sagebrush lizard, whose habitat includes parts of the Permian Basin, and to reconsider listing the species under the ESA. For example, in October 2019 environmental groups filed a lawsuit against the FWS seeking to compel the agency to list the species under the ESA, and in July 2020, FWS agreed to initiate a 12-month review to determine whether listing the species was warranted, which determination remains outstanding. Additionally, in June 2021, the FWS proposed to list two distinct population sections of the Lesser Prairie Chicken, including one in portions of the Permian Basin, under the ESA. To the extent species are listed under the ESA or similar state laws, or previously unprotected species are designated as threatened or endangered in areas where Desert Peak’s properties are located, operations on those properties could incur increased costs arising from species protection measures and face delays or limitations with respect to production activities thereon.

Employee Health and Safety

Operations on Desert Peak’s properties are subject to a number of federal and state laws and regulations, including the federal Occupational Safety and Health Act (“OSHA”) and comparable state statutes, whose purpose is to protect the health and safety of workers. In addition, the OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act, and comparable state statutes require that information be maintained concerning hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens.

Other Regulation of the Crude Oil and Natural Gas Industry

The crude oil and natural gas industry is extensively regulated by numerous federal, state and local authorities. Legislation affecting the crude oil and natural gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations that are binding on the crude oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Although the regulatory burden on the crude oil and natural gas industry increases the cost of doing business, these burdens generally do not affect us any differently or to any greater or lesser extent than they affect other companies in the industry with similar types, quantities and locations of production.

The availability, terms and conditions and cost of transportation significantly affect sales of crude oil and natural gas. The interstate transportation of crude oil and natural gas and the sale for resale of natural gas is subject to federal regulation, including regulation of the terms, conditions and rates for interstate transportation, storage and various other matters, primarily by the Federal Energy Regulatory Commission (“FERC”). Federal and state regulations govern the price and terms for access to crude oil and natural gas pipeline transportation. FERC’s regulations for interstate crude oil and natural gas transmission in some circumstances may also affect the intrastate transportation of crude oil and natural gas.

Desert Peak cannot predict whether new legislation to regulate crude oil and natural gas might be proposed, what proposals, if any, might actually be enacted by the U.S. Congress or the various state legislatures, and what effect, if any, the proposals might have on its operations. Sales of crude oil, condensate and NGLs are not currently regulated and are made at market prices.

Drilling and Production

The operations of the E&P operators of Desert Peak’s properties are subject to various types of regulation at the federal, state and local level. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. The state, and some counties and municipalities, in which Desert Peak operates also regulate one or more of the following:

•	the location of wells;

•	the method of drilling and casing wells;

•	the timing of construction or drilling activities, including seasonal wildlife closures;

•	the rates of production or “allowables”;

•	the surface use and restoration of properties upon which wells are drilled;

•	the plugging and abandoning of wells;

•	and notice to, and consultation with, surface owners and other third parties.

State laws regulate the size and shape of drilling and spacing units or proration units governing the pooling of crude oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce Desert Peak’s interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from crude oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of crude oil and natural gas that the E&P operators of Desert Peak’s properties can produce from Desert Peak’s wells or limit the number of wells or the locations at which E&P operators can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of crude oil, natural gas and NGLs within its jurisdiction. States do not regulate wellhead prices or engage in other similar direct regulation, but Desert Peak cannot assure you that they will not do so in the future. The effect of such future regulations may be to limit the amounts of crude oil and natural gas that may be produced from Desert Peak’s wells, negatively affect the economics of production from these wells or to limit the number of locations E&P operators can drill.

Federal, state and local regulations provide detailed requirements for the abandonment of wells, closure or decommissioning of production facilities and pipelines and for site restoration in areas where the E&P operators of Desert Peak’s properties operate. The U.S. Army Corps of Engineers and many other state and local authorities also have regulations for plugging and abandonment, decommissioning and site restoration. Although the U.S. Army Corps of Engineers does not require bonds or other financial assurances, some state agencies and municipalities do have such requirements.

Natural Gas Sales and Transportation

FERC has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 (“NGA”) and the Natural Gas Policy Act of 1978. Since 1978, various federal laws have been enacted which have resulted in the complete removal of all price and non-price controls for sales of domestic natural gas sold in “first sales.”

Under the Energy Policy Act of 2005, FERC has substantial enforcement authority to prohibit the manipulation of natural gas markets and enforce its rules and orders, including the ability to assess substantial civil penalties. FERC also regulates interstate natural gas transportation rates and service conditions and establishes the terms under which the E&P operators of Desert Peak’s properties may use interstate natural gas pipeline capacity, as well as the revenues such E&P operators receive for release of natural gas pipeline capacity. Interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. FERC’s initiatives have led to the development of a competitive, open access market for natural gas purchases and sales that permits all purchasers of natural gas to buy gas directly from third-party sellers other than pipelines.

Gathering service, which occurs upstream of jurisdictional transmission services, is regulated by the states onshore and in state waters. Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC under the NGA. FERC has in the past reclassified certain jurisdictional transmission facilities as non-jurisdictional gathering facilities, which may increase the E&P operators’ costs of transporting gas to point-of-sale locations. This may, in turn, affect the costs of marketing natural gas that the E&P operators of Desert Peak’s properties produce.

Historically, the natural gas industry was more heavily regulated; therefore, Desert Peak cannot guarantee that the regulatory approach currently pursued by FERC and the U.S. Congress will continue indefinitely into the future nor can Desert Peak determine what effect, if any, future regulatory changes might have on its natural gas related activities.

Crude Oil Sales and Transportation

Crude oil sales are affected by the availability, terms and cost of transportation. The transportation of crude oil in common carrier pipelines is also subject to rate regulation. FERC regulates interstate crude oil pipeline transportation rates under the Interstate Commerce Act and intrastate crude oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate crude oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate crude oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, Desert Peak believes that the regulation of crude oil transportation rates will not affect its operations in any materially different way than such regulation will affect the operations of its competitors.

Further, interstate and intrastate common carrier crude oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When crude oil pipelines operate at full capacity, access is governed by prorationing provisions set forth in the pipelines’ published tariffs. Accordingly, Desert Peak believes that access to crude oil pipeline transportation services by E&P operators of Desert Peak’s properties will not materially differ from Desert Peak’s competitors’ access to crude oil pipeline transportation services.

State Regulation

Texas regulates the drilling for, and the production, gathering and sale of, crude oil and natural gas, including imposing severance taxes and requirements for obtaining drilling permits. Texas currently imposes a 4.6% severance tax on the market value of crude oil production and a 7.5% severance tax on the market value of natural gas production. States also regulate the method of developing new fields, the spacing and operation of wells and the prevention of waste of crude oil and natural gas resources.

States may regulate rates of production and may establish maximum daily production allowables from crude oil and natural gas wells based on market demand or resource conservation, or both. States do not regulate wellhead prices or engage in other similar direct economic regulation, but Desert Peak cannot assure you that they will not do so in the future. Should direct economic regulation or regulation of wellhead prices by the states increase, this could limit the amount of crude oil and natural gas that may be produced from wells on Desert Peak’s properties and the number of wells or locations the E&P operators of Desert Peak’s properties can drill.

The petroleum industry is also subject to compliance with various other federal, state and local regulations and laws. Some of those laws relate to resource conservation and equal employment opportunity. Desert Peak does not believe that compliance with these laws will have a material adverse effect on its business.

Title to Properties

Prior to completing an acquisition of mineral and royalty interests, Desert Peak performs a title review on each tract to be acquired. Desert Peak’s title review is meant to confirm the quantum of mineral and royalty interest owned by a prospective seller, the property’s lease status and royalty amount as well as encumbrances or other related burdens. As a result, title examinations have been obtained on a significant portion of Desert Peak’s properties.

In addition to Desert Peak’s initial title work, E&P operators often will conduct a thorough title examination prior to leasing and/or drilling a well. Should an E&P operator’s title work uncover any further title defects, either Desert Peak or the E&P operator will perform curative work with respect to such defects. An E&P operator generally will not commence drilling operations on a property until any material title defects on such property have been cured.

Desert Peak believes that the title to its assets is satisfactory in all material respects. Although title to these properties is in some cases subject to encumbrances, such as customary interests generally retained in connection with the acquisition of crude oil and gas interests, non-participating royalty interests and other burdens, easements, restrictions or minor encumbrances customary in the crude oil and natural gas industry, Desert Peak believes that none of these encumbrances will materially detract from the value of these properties or from its interest in these properties.

Competition

The crude oil and natural gas business is highly competitive; Desert Peak primarily competes with companies for the acquisition of mineral and royalty interests and acquisition of minerals and crude oil and natural gas leases. Many of Desert Peak’s competitors not only own and acquire mineral and royalty interests but also explore for and produce crude oil and natural gas and, in some cases, carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis. By engaging in such other activities, Desert Peak’s competitors may be able to develop or obtain information that is superior to the information that is available to us. In addition, certain of Desert Peak’s competitors may possess financial or other resources substantially larger than Desert Peak possesses. Desert Peak’s ability to acquire additional minerals and properties and to discover reserves in the future will be dependent upon its ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

In addition, crude oil and natural gas products compete with other forms of energy available to customers, primarily based on price. These alternate forms of energy include electricity, coal, and fuel oils. Changes in the availability or price of crude oil and natural gas or other forms of energy, as well as business conditions, conservation, legislation, regulations, and the ability to convert to alternate fuels and other forms of energy may affect the demand for crude oil and natural gas.

Seasonality of Business

Weather conditions affect the demand for, and prices of, natural gas and can also delay drilling activities, disrupting Desert Peak’s overall business plans. Additionally, some of the areas in which Desert Peak’s properties are located are adversely affected by seasonal weather conditions, primarily in the winter and spring. During periods of heavy snow, ice or rain, Desert Peak’s E&P operators may be unable to move their equipment between locations, thereby reducing their ability to operate Desert Peak’s wells, reducing the amount of crude oil and natural gas produced from the wells on Desert Peak’s properties during such times. Additionally, extended drought conditions in the areas in which Desert Peak’s properties are located could impact its E&P operators’ ability to source sufficient water or increase the cost for such water. Furthermore, demand for natural gas is typically higher during the winter, resulting in higher natural gas prices for Desert Peak’s natural gas production during its first and fourth quarters. Certain natural gas users utilize natural gas storage facilities and purchase some of their anticipated winter requirements during the summer, which can lessen seasonal demand fluctuations. Seasonal weather conditions can limit drilling and producing activities and other crude oil and natural gas operations in a portion of Desert Peak’s operating areas. Due to these seasonal fluctuations, Desert Peak’s results of operations for individual quarterly periods may not be indicative of the results that it may realize on an annual basis.

Employees

Desert Peak and its predecessor do not have any employees. As of December 31, 2021, an affiliate of Desert Peak’s predecessor employed approximately 26 full-time equivalent individuals who provided direct support to Desert Peak’s operations pursuant to a management services arrangement. None of these employees are covered by collective bargaining agreements. Immediately after the Closing, Desert Peak expects to employ approximately 30 individuals, none of which are expected to be covered by collective bargaining agreements.

Legal Proceedings

Desert Peak is party to lawsuits arising in the ordinary course of its business. Desert Peak cannot predict the outcome of any such lawsuits with certainty, but Desert Peak’s management believes it is remote that pending or threatened legal matters will have a material adverse impact on its financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DESERT PEAK

The following discussion and analysis should be read in conjunction with “Selected Historical Consolidated Financial Information of Desert Peak,” “Selected Unaudited Pro Forma Combined Financial Information,” the audited consolidated financial statements and notes thereto for the years ended December 31, 2021, 2020 and 2019 of Kimmeridge Mineral Fund, L.P. (“Desert Peak,” “KMF,” “our,” or “we”) presented elsewhere in this proxy statement. Unless otherwise indicated, the historical financial information in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” reflects only the historical financial results of Desert Peak prior to the consummation of the Merger Transactions.

The following discussion contains “forward-looking statements” that reflect our future plans, estimates, beliefs, and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside our control. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to several factors which include, but are not limited to market prices for oil, natural gas and NGLs, production volumes, estimates of proved reserves, capital for mineral acquisitions, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this proxy statement. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” We do not undertake any obligation to publicly update any forward-looking statements except as otherwise required by applicable law.

Overview

As of December 31, 2021, we owned mineral and royalty interests representing 105,359 NRAs when adjusted to a 1/8th royalty. For the year ended December 31, 2021, on a pro forma basis the average net daily production associated with our mineral and royalty interests was 9,149 BOE/d, consisting of 4,816 Bbls/d of oil, 15,966 Mcf/d of natural gas and 1,673 Bbls/d of NGLs. Since our formation in November 2016, we have accumulated our acreage position by making 180 acquisitions. We expect to continue to grow our acreage position by making acquisitions that meet our investment criteria for geologic quality, operator capability, remaining growth potential, cash flow generation and, most importantly, rate of return.

Our mineral and royalty interests entitle us to receive a fixed percentage of the revenue from crude oil, natural gas and NGLs produced from the acreage underlying our interests. Unlike owners of working interests in oil and gas properties, we are not obligated to fund drilling and completion costs, plugging and abandonment costs or lease operating expenses associated with oil and gas production. As a mineral and royalty owner, we incur only our proportionate share of production and ad valorem taxes and, in some cases, gathering, processing and transportation costs which reduce the amount of revenue we recognize. For the year ended December 31, 2021, on a pro forma basis our production and ad valorem taxes were approximately $2.61 per BOE, relative to an average realized price of $45.74 per BOE. As a result, our operating margin and cash flows are higher, as a percentage of revenue, than those of traditional E&P companies. We do not anticipate engaging in any activities, other than acquisitions, that will incur capital costs. We believe our cost structure and business model will allow us to return a significant amount of our cash flows to stockholders.

We have historically had two reportable segments: Oil and Gas Producing Activities and Water Service Operations.

The Oil and Gas Producing Activities segment is comprised of managing our mineral and royalty interests and related revenue streams, which principally consist of royalties from crude oil, natural gas and NGLs producing activities and revenues from lease bonuses, delay rentals and easements. We are not a producer, and our crude oil, natural gas and NGLs revenue is derived from a fixed percentage of the crude oil, natural gas and NGLs produced by E&P operators from the acreage underlying our interests, net of post-production expenses and taxes.

The Water Service Operations segment is comprised of our water supply assets and revenues. The income of this segment consists of the sale of water to various Permian Basin E&P operators produced from our water supply assets. In connection with the Merger Transactions, Desert Peak will not contribute the Water Service Operations business or assets, and we anticipate that the Post-Combination Company will have one reportable segment after completion of the Merger Transactions.

Recent Developments

Acquisitions

As of December 31, 2021, we have evaluated over 1,000 potential mineral and royalty interest acquisitions and completed 180 acquisitions from landowners and other mineral interest owners. We intend to capitalize on our management team’s expertise and relationships to continue to make value-enhancing mineral and royalty interest acquisitions in the Permian Basin designed to increase our cash flows per share. In connection with the market conditions resulting from the COVID-19 pandemic, our acquisition activity saw a significant decline during 2020 but rebounded in 2021.

Production and Operations

Our average daily production during the years ended December 31, 2021, 2020 and 2019 was 6,989 BOE/d (49% crude oil), 5,764 BOE/d (44% crude oil) and 4,793 BOE/d (47% crude oil), respectively. For the year ended December 31, 2021, we received an average of $67.29 per Bbl of crude oil, $3.61 per Mcf of natural gas and $33.22 per Bbl of NGLs, for an average realized price of $46.47 per BOE. For the year ended December 31, 2020, we received an average of $37.40 per Bbl of crude oil, $1.03 per Mcf of natural gas and $10.32 per Bbl of NGLs, for an average realized price before derivatives of $20.95 per BOE. For the year ended December 31, 2019, we received an average of $52.90 per Bbl of crude oil, $0.74 per Mcf of natural gas and $13.48 per Bbl of NGLs, for an average realized price of $29.09 per BOE.

As of December 31, 2021, we had 4,459 gross (36.887 net) producing horizontal wells on our acreage. Additionally, as of December 31, 2021, there were 659 gross (4.644 net) horizontal wells in various stages of drilling or completion and 533 active horizontal drilling permits on our acreage. As of December 31, 2020, we had 1,650 gross (17.767 net) producing horizontal wells on our acreage. Additionally, as of December 31, 2020, there were 196 gross (2.123 net) horizontal wells in various stages of drilling or completion and 207 active horizontal drilling permits on our acreage. As of December 31, 2019, we had 1,270 gross (14.715 net) producing horizontal wells on our acreage. Additionally, as of December 31, 2019, there were 321 gross (2.461 net) horizontal wells in various stages of drilling or completion and 133 active horizontal drilling permits on our acreage.

COVID-19 Pandemic

The initial outbreak of COVID-19 caused a disruption to the oil and natural gas industry and to our business by, among other things, contributing to a significant decrease in global crude oil demand and the price for oil in 2020. This disruption was somewhat alleviated in 2021, with the increase in domestic vaccination programs and reduced spread of the COVID-19 virus contributing to an improvement in the economy and higher realized prices for commodities. Since mid-2020 through early 2022, oil prices have generally improved, with demand steadily increasing despite the uncertainties surrounding the COVID-19 variants, which have continued to inhibit a full global demand recovery. However, the current price environment remains uncertain as responses to the COVID-19 pandemic and newly emerging variants of the virus continue to evolve. Furthermore, although certain E&P operators of our mineral and royalty interests announced reductions to their capital budgets for 2021 and beyond in connection with the outbreak of COVID-19, many operators have resumed or increased drilling and completion activities compared to activity levels in 2020 in connection with the increase in commodity prices since mid-2020. Given the dynamic nature of these events, Desert Peak cannot reasonably estimate the period of time that the COVID-19 pandemic and related market conditions will persist and the impacts on our business from the COVID-19 pandemic, efforts to fight the pandemic and other market events.

The impact of recent developments in Ukraine

In February 2022, Russia launched a large-scale invasion of Ukraine that has led to significant armed hostilities. As a result, the United States, the United Kingdom, the member states of the European Union and other public and private actors have levied severe sanctions on Russian financial institutions, businesses and individuals. This conflict, and the resulting sanctions, has contributed to significant increases and volatility in the price for oil and natural gas, with the posted price for WTI reaching a high of $123.64 per barrel. The geopolitical and macroeconomic consequences of this invasion and associated sanctions cannot be predicted, and such events, or any further hostilities in Ukraine or elsewhere, could severely impact the world economy and may adversely affect our financial condition.

How We Evaluate Our Operations

We use a variety of operational and financial measures to assess our performance. Among the measures considered by management are the following:

•	volumes of oil, natural gas and NGLs produced;

•	number of rigs on our acreage and number of producing wells, spud wells and permitted wells;

•	commodity prices; and

•	Adjusted EBITDA.

Volumes of Oil, Natural Gas and NGLs Produced

In order to track and assess the performance of our assets, we monitor and analyze our production volumes from our mineral and royalty interests. We also regularly compare projected volumes to actual reported volumes and investigate unexpected variances.

Number of Rigs on our Acreage, Spud Wells and Permitted Wells

In order to track and assess the performance of our assets, we monitor and analyze the number of rigs currently drilling on our properties. We also constantly monitor the number of permitted wells, spud wells, completions, and producing wells on our mineral and royal interests in an effort to evaluate near-term production growth.

Commodity Prices

Historically, oil, natural gas and NGL prices have been volatile and may continue to be volatile in the future. During the past five years, the posted price for WTI has ranged from a low of negative ($36.98) per barrel in April 2020 to a high of $123.64 per barrel in March 2022. The Henry Hub spot market price for natural gas has ranged from a low of $1.33 per MMBtu in September 2020 to a high of $23.86 per MMBtu in February 2021. Lower prices may not only decrease our revenues, but also potentially the amount of oil, natural gas and NGLs that our operators can produce economically.

Oil. The substantial majority of our oil production is sold at prevailing market prices, which fluctuate in response to many factors that are outside of our control. The majority of our oil production is priced at the prevailing market price with the final realized price affected by both quality and location differentials.

The chemical composition of crude oil plays an important role in its refining and subsequent sale as petroleum products. As a result, variations in chemical composition relative to the benchmark crude oil, usually WTI, will result in price adjustments, which are often referred to as quality differentials. The characteristics that most significantly affect quality differentials include the density of the oil, as characterized by its API gravity, and the presence and concentration of impurities, such as sulfur.

Location differentials generally result from transportation costs based on the produced oil’s proximity to consuming and refining markets and major trading points.

Natural Gas. The New York Mercantile Exchange, Inc. (“NYMEX”) price quoted at Henry Hub is a widely used benchmark for the pricing of natural gas in the United States. The actual prices realized from the sale of natural gas differ from the quoted NYMEX price as a result of quality and location differentials.

Quality differentials result from the heating value of natural gas measured in Btus and the presence of impurities, such as hydrogen sulfide, carbon dioxide and nitrogen. Natural gas containing ethane and heavier hydrocarbons has a higher Btu value and will realize a higher volumetric price than natural gas that is predominantly methane, which has a lower Btu value. Natural gas with a higher concentration of impurities will realize a lower price due to the presence of the impurities in the natural gas when sold or the cost of treating the natural gas to meet pipeline quality specifications.

Natural gas, which currently has a limited global transportation system, is subject to price variances based on local supply and demand conditions and the cost to transport natural gas to end-user markets.

NGLs. NGL pricing is generally tied to the price of oil, but varies based on differences in liquid components and location.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental financial measure used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted EBITDA as net income (loss) including noncontrolling interests plus (i) interest expense, (ii) provisions for taxes, (iii) depreciation, depletion and amortization, (iv) share-based compensation expense, (v) impairment of oil and natural gas properties, (vii) gains or losses on unsettled derivative instruments, (viii) write off of deferred offering costs, (ix) management fee to affiliates, and (x) one-time transaction costs. Adjusted EBITDA is not a measure determined by GAAP.

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA may differ from computations of similarly titled measures of other companies.

Please read “Summary—Selected Historical Consolidated Financial Information of Desert Peak— Non-GAAP Financial Measure” and “Selected Unaudited Pro Forma Combined Financial Information—Non-GAAP Financial Measure” for additional information.

Sources of Revenue

Our revenues are primarily derived from mineral royalty payments received from our E&P operators based on the sale of crude oil, natural gas and NGLs production from our interests. Historically, we also include the proceeds or losses from our commodity derivatives in revenue. Our revenues may vary significantly from period to period because of changes in commodity prices, production mix and volumes of production sold by our E&P operators. For the years ended December 31, 2021, 2020 and 2019, mineral and royalty revenue made up 98%, 102% and 85%, respectively, of our total revenue. Mineral and royalty revenues made up more than 100% of our total revenues in 2020 due to the impact of commodity derivative losses on our total revenues. As a result of our royalty income production mix, our income is more sensitive to fluctuations in crude oil prices than it is to fluctuations in natural gas or NGLs prices.

Royalties received related to crude oil sales constituted 72%, 79% and 85% of total mineral and royalty revenue for the years ended December 31, 2021, 2020 and 2019, respectively. Crude oil, natural gas and NGL prices have historically been volatile, and we expect this volatility to continue.

Additionally, we earn lease bonus income by leasing our mineral interests to exploration and production companies and income from delay rentals and easements. Lease bonus and other income constituted 2%, 2% and 9%, respectively, of our total revenue for the years ended December 31, 2021, 2020 and 2019.

Further, we earned revenue through the provision of water to various Permian Basin E&P operators produced from our water supply assets. For the years ended December 31, 2021 and 2020, there were no water sales. In April 2020, we entered into an agreement with a third-party water services company to manage our water assets and operations. Contingent rental income earned under this arrangement was $0.2 million and $13,000 for the years ended December 31, 2021 and 2020, respectively. Water sales were $3.5 million for the year ended December 31, 2019.

Principal Components of Our Cost Structure

The following is a description of the principal components of our cost structure. As a mineral and royalty owner, we incur only our proportionate share of production and ad valorem taxes and, in some cases, gathering, processing and transportation costs, which reduce the amount of revenue we recognize. Unlike E&P operators and owners of working interests in oil and gas properties, we are not obligated to fund drilling and completion costs, plugging and abandonment costs or lease operating expenses associated with oil and gas production.

Production and Ad Valorem Taxes

Production taxes are paid at fixed rates on produced crude oil and natural gas based on a percentage of revenues from products sold, established by federal, state or local taxing authorities. The E&P companies who operate on our interests withhold and pay our pro rata share of production taxes on our behalf. We directly pay ad valorem taxes in the counties where our properties are located. Ad valorem taxes are generally based on the appraised value of our crude oil, natural gas and NGLs properties.

Gathering, Processing and Transportation Costs

Gathering, processing and transportation costs are representative of the costs to process and transport our respective volumes to applicable sales points. The terms of the lease with the applicable E&P operator on our interests determine if the operator is able to pass through these costs to us by deducting a pro rata portion of such costs from our production revenues.

General and Administrative

General and administrative expenses consist of costs incurred related to overhead, including executive and other employee compensation and related benefits, office expenses and fees for professional services such as audit, tax, legal and other consulting services. Some of those costs were incurred on our behalf by our general partner and its affiliates and reimbursed by Desert Peak. For example, we reimburse an affiliate of our general partner for personnel costs on our behalf. As a result of becoming a public company, we anticipate incurring incremental general and administrative expenses relating to SEC reporting requirements, including annual and quarterly reports, tax return preparation and dividend expenses, Sarbanes-Oxley Act compliance expenses, expenses associated with listing our common stock, independent auditor fees, legal expenses and investor relations expenses. These incremental general and administrative expenses are not reflected in the historical financial statements or the unaudited pro forma financial statements included elsewhere in this proxy statement.

Depreciation, Depletion and Amortization

Depreciation, depletion and amortization (“DD&A”) is the systematic expensing of capitalized costs. Under the successful efforts method of accounting, capitalized costs of our proved crude oil, natural gas and NGLs mineral interest properties are depleted on a unit-of-production basis based on proved crude oil, natural gas and NGLs reserve quantities. Our estimates of crude oil, natural gas and NGLs reserves are, by necessity, projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production. Any significant variance in the assumptions could materially affect the estimated quantity of the reserves, which could affect the rate of depletion related to our crude oil, natural gas and NGLs properties. DD&A also includes the expensing of office leasehold costs and water wells and equipment.

Income Tax Expense

We are subject to the Texas margin tax, which is a state franchise tax. For the years ended December 31, 2021, 2020 and 2019, we incurred $0.6 million, $38,000 and $0.2 million, respectively, for state franchise tax payable to the Texas Comptroller of Public Accounts. Desert Peak did not record a provision for U.S. federal income taxes because the partners reported their respective share of our income or loss on their income tax returns. Following the events comprising the Merger Transactions described in this proxy statement, we will be subject to U.S. federal income taxes as a corporation. We will also continue to be subject to the Texas margin tax as a corporation.

Factors Affecting the Comparability of Our Financial Results

Our future results of operations may not be comparable to our historical results of operations for the periods presented, primarily for the reasons described below.

Surface Rights

The historical consolidated financial statements included in this proxy statement are based on our financial statements prior to the Merger Transactions. The assets to be acquired in connection with the Merger Transactions will not include KMF’s surface rights, which generate revenue from the sale of water, payments for rights-of-way and other rights associated with the ownership of the surface acreage, which are included in our historical financial statements but will be retained by KMF following the closing of the Merger Transactions. As a result, the historical consolidated financial data may not give you an accurate indication of what the actual results would have been if the Merger Transactions had been completed at the beginning of the periods presented or of what our future results of operations are likely to be.

Management Fees

KMF incurred and paid annual fees under an investment management agreement with Kimmeridge Energy Management Company, LLC, an affiliate of Kimmeridge, of which Noam Lockshin, a Director Nominee, is a managing member. Fees incurred under the agreement totaled approximately $7.5 million for the years ended December 31, 2021, 2020 and 2019, respectively. We will not incur future expense under the agreement upon completion of the Merger Transactions. Additionally, certain other expenses associated with the limited partnership structure of Desert Peak will not be incurred by us in future periods.

Acquisitions

Our historical financial statements as of and for the years ended December 31, 2020 and 2019 do not include the results of operations for the assets acquired in the Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition. Our historical financial statements as of and for the year ended, subsequent to the respective acquisition dates, December 31, 2021 include the results of operations for the assets acquired in the Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition. As a result, our historical financial data as of and for the years ended December 31, 2020 and 2019 and for the year ended December 31, 2021 does not give an accurate indication of what the actual results would have been if such acquisitions had been completed at the beginning of the periods presented or of what our future results are likely to be. For additional information, please see the unaudited pro forma financial statements and related notes included elsewhere in this proxy statement.

In addition, we plan to pursue potential accretive acquisitions of additional mineral and royalty interests. We believe we will be well positioned to acquire such assets and, should such opportunities arise, identifying and executing acquisitions will be a key part of our strategy. However, if we are unable to make acquisitions on economically acceptable terms, our future growth may be limited, and any acquisitions we may make may reduce, rather than increase, our cash flows and ability to pay dividends to stockholders.

Debt and Interest Expense

We had no debt until September 26, 2019, when we established our original credit facility. As a public company, we may finance a portion of our acquisitions with borrowings under our revolving credit facility. As a result, we will incur interest expense that is affected by both fluctuations in interest rates and our financing decisions.

Public Company Expenses

Following the closing of the Merger Transactions, we anticipate incurring incremental general and administrative expenses as a result of Kimmeridge no longer providing services to us and as a result of operating as a publicly traded company, such as expenses associated with SEC reporting requirements, including annual and quarterly reports, Sarbanes-Oxley Act compliance expenses, expenses associated with listing our common stock, independent auditor fees, independent reserve engineer fees, legal fees, investor relations expenses, registrar and transfer agent fees, director and officer insurance expenses and director and officer compensation expenses. These incremental general and administrative expenses are not reflected in our historical financial statements. Additionally, in anticipation of the Merger Transactions, we have hired additional employees, including accounting, engineering and land personnel, in order to prepare for the requirements of being a publicly traded company.

Income Taxes

We will be subject to U.S. federal and state income taxes as a corporation. KMF was generally not subject to U.S. federal income tax at the entity level. As such, our financial statements do not contain a provision for U.S. federal income taxes. The only tax expense that appeared in our financial statements was the Texas margin tax, to which we will continue to be subject as a corporation.

Results of Operations

Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

Consolidated Results

The following table summarizes our consolidated revenue and expenses and production data for the years ended December 31, 2021 and 2020 (in thousands):

	For the year ended December 31,
	2021	2020
Statement of Operations Data:
Revenue:
Total Revenue	$120,588	$43,126
Operating Expenses:
Management fees to affiliates	$7,480	$7,480
Depreciation, depletion and amortization	40,906	32,049
General and administrative	4,143	4,981
General and administrative—affiliates	8,855	4,407
Impairment of oil and natural gas properties	—	812
Severance and ad valorem taxes	6,858	3,151
Deferred offering costs write off	2,396	2,747
Bad debt recovered	—	(251)
Gain on sale of other property	—	(42)
Total operating expenses	70,638	55,334

Net income (loss) from operations	49,950	(12,208)

Interest expense (net)(1)	(1,893)	(1,968)
Net income (loss) before income tax expense	48,057	(14,176)
Income tax expense	(562)	(38)

Net income (loss) including noncontrolling interests	47,495	(14,214)
Net income attributable to noncontrolling interests	18,781	—

Net income (loss) attributable to partners	$28,714	$(14,214)

	For the year ended December 31,
	2021	2020
Production Data:
Crude oil (Mbbls)	1,261	933
Natural gas (Mmcf)	4,746	4,134
NGLs (Mbbls)	499	488

Total (BOE)(6:1)	2,551	2,110

Average daily production (BOE/d)(6:1)	6,989	5,764
Average Realized Prices:
Crude oil (per Bbl)	$67.29	$37.40
Natural gas (per Mcf)	$3.61	$1.03
NGLs (per Bbl)	$33.22	$10.32
Combined (per BOE)	$46.47	$20.95
Average Realized Prices After Effects of Derivative Settlements:
Crude oil (per Bbl)	$67.29	$34.64
Natural gas (per Mcf)	$3.61	$1.03
NGLs (per Bbl)	$33.22	$10.32
Combined (per BOE)	$46.47	$19.73

(1)	Interest expense is presented net of interest income.

Revenue

Our consolidated revenues for the year ended December 31, 2021 totaled $120.6 million as compared to $43.1 million for the year ended December 31, 2020, an increase of 180%. The increase in revenues was due to an increase of $74.4 million in mineral and royalty revenue, an increase of $0.5 million in lease bonus and other income, and a commodity derivative loss of $2.6 million in 2020. The increase in mineral and royalty revenue was primarily due to increased commodity prices, increased production volumes from our acquisitions of additional mineral and royalty interests, and increased production volumes from existing interests. Lease bonus and other income is subject to significant variability from period to period based on the particular tracts of land that become available for releasing. In April 2020, we entered into an agreement with a third-party water services company to manage our water assets and operations. Contingent rental income earned under this arrangement was $0.2 million and $13,000 for the years ended December 30, 2021 and 2020, respectively. The agreement was terminated in October 2021.

Our Oil and Gas Producing Activities segment generated approximately 100% of our total revenues for the years ended December 31, 2021 and 2020, with our Water Service Operations segment contributing a de minimis amount of our total revenues for the years ended December 31, 2021 and 2020.

Oil revenue for the year ended December 31, 2021 was $84.8 million as compared to $34.9 million for the year ended December 31, 2020, an increase of $49.9 million. An increase of $29.89/Bbl in our average price received for oil production, from $37.40/Bbl for the year ended December 31, 2020 to $67.29/Bbl for the year ended December 31, 2021, accounted for an approximate $37.7 million increase in our year-over-year oil revenue. Additionally, we realized a $12.2 million increase in year-over-year oil revenue due to a 35% increase in oil production volumes, which increased from 933 Mbbls for the year ended December 31, 2020 to 1,261 Mbbls for the year ended December 31, 2021.

Natural gas revenue for the year ended December 31, 2021 was $17.1 million as compared to $4.3 million for the year ended December 31, 2020, an increase of $12.8 million. An increase of $2.58/Mcf in our average price received for gas production, from $1.03/Mcf for the year ended December 31, 2020 to $3.61/Mcf for the year ended December 31, 2021, accounted for an approximate $12.2 million increase in our year-over-year gas revenue. Additionally, we realized a $0.6 million increase in year-over-year gas revenue due to a 15% increase in gas production volumes, which increased from 4,134 MMcf for the year ended December 31, 2020 to 4,746 MMcf for the year ended December 31, 2021.

NGLs revenue for the year ended December 31, 2021 was $16.6 million as compared to $5.0 million for the year ended December 31, 2020, an increase of $11.6 million. An increase of $22.90/Bbl in our average price received for NGLs production, from $10.32/Bbl for the year ended December 31, 2020 to $33.22/Bbl for the year ended December 31, 2021, accounted for an approximate $11.5 million increase in our year-over-year NGLs revenue, and a $0.1 million increase in year-over-year NGLs revenue due to a 2% increase in NGLs production volumes, which increased from 488 MBbls for the year ended December 31, 2020 to 499 MBbls for the year ended December 31, 2021.

Lease bonus revenue for the year ended December 31, 2021 was $1.2 million as compared to $0.7 million for the year ended December 31, 2020. When we lease our acreage to an E&P operator, we generally receive a lease bonus payment at the time a lease is executed. These bonus payments are subject to significant variability from period to period based on the particular tracts of land that become available for releasing. Other revenues for the years ended December 31, 2021 and 2020, were $0.8 million, which include payments for right-of-way and surface damages, which are also subject to significant variability.

Operating Expenses

Management fees to affiliates expense remained consistent at $7.5 million for the years ended December 31, 2021 and 2020.

Depreciation, depletion and amortization expense was $40.9 million for the year ended December 31, 2021 as compared to $32.0 million for the year ended December 31, 2020, an increase of $8.9 million, or 28%. The increase was primarily due to our 21% increase in year-over-year production as well as a higher depletion rate, which increased from $14.90/Boe for the year ended December 31, 2020 to $15.80/Boe for the year ended December 31, 2021 due to reserves increasing at a slower rate than our net depletable capitalized costs from December 31, 2020 to December 31, 2021.

General and administrative expense was $4.1 million for the year ended December 31, 2021 as compared to $5.0 million for the year ended December 31, 2020, a decrease of $0.9 million, or 17%. The decrease was primarily due to decreased personnel costs captured here for the first half of 2020 as noted below and professional services costs.

General and administrative—affiliates expense was $8.9 million for the year ended December 31, 2021 as compared to $4.4 million for the year ended December 31, 2020, an increase of $4.5 million, or 101%. The increase was primarily a result of increased reimbursement to our general partner for services provided on our behalf, including personnel costs.. These costs were captured in the general and administrative expense line item for the first half of 2020.

On a combined basis, the general and administrative expense and general and administrative expense— affiliates expense was $13.0 million for the year ended December 31, 2021 as compared to $9.4 million for the year ended December 31, 2020, an increase of $3.6 million, or 38%. The increase was a result of increased reimbursement to our general partner for services provided on our behalf, including personnel costs.

Impairment of oil and gas properties of approximately $0.8 million for the year ended December 31, 2020 was recognized in connection with capitalized acquisition costs for a prospective mineral interest acquisition that we did not complete. We did not recognize impairment of oil and gas properties for the year ended December 31, 2021.

Severance and ad valorem taxes was $6.9 million for the year ended December 31, 2021 as compared to $3.2 million for the year ended December 31, 2020, an increase of $3.7 million or 118%. The increase was primarily due to an increase in severance taxes in conjunction with the year-over-year increase in commodity prices and increased production volumes from our acquisitions of additional mineral and royalty interests.

During the years ended December 31, 2021 and 2020, we recognized approximately $2.4 million and $2.7 million of expense, respectively, in connection with the cancelation of an initial public offering.

During the year ended December 31, 2020, we reversed approximately ($0.3) million of bad debt expense due to the collection of accounts receivable of KMF Water for which an allowance had previously been established. No such charges or benefits were recorded during the year ended December 31, 2021.

Interest expense of approximately $1.9 million and $2.0 million during the years ended December 31, 2021 and 2020, respectively, relates to interest incurred on borrowings under our revolving credit facility. The decrease in interest expense was due to lower average borrowings under the facility during the majority of the year ended December 31, 2021 as we continued to make payments to reduce the outstanding balance throughout 2020 and into 2021. During the second half of 2021, we funded acquisitions and the distributions to the members of DPM HoldCo with increased borrowings.

Income tax expense primarily relates to state franchise taxes and totaled approximately $0.6 million and $38,000 for the years ended December 31, 2021 and 2020, respectively.

Segment Results

The following table sets forth certain financial information with respect to our reportable segments (in thousands):

	For the year ended December 31, 2021
	Oil and Gas Producing Activities	Water Service Operations	Partnership	Consolidated Total
Revenues	$120,362	$226	$—	$120,588
Depreciation, depletion and amortization	40,619	287	—	40,906
Income tax expense	(555)	—	(7)	(562)
Interest expense	(1,918)	—	—	(1,918)
Segment profit (loss)	55,272	32	(7,834)	47,470
Total assets as of December 31, 2021	1,195,520	3,314	4,020	1,202,854
Capital expenditures, including mineral acquisitions	38,470	—	—	38,470

A reconciliation of segment profit (loss) to net income is as follows:

Segment profit	$47,470
Interest income	25
Net income attributable to noncontrolling interests	18,781
Net income attributable to partners	28,714

	For the year ended December 31, 2020
	Oil and Gas Producing Activities	Water Service Operations	Partnership	Consolidated Total
Revenues	$43,113	$13	$—	$43,126
Depreciation, depletion and amortization	31,746	303	—	32,049
Income tax expense	(38)	—	—	(38)
Interest expense	(2,021)	—	—	(2,021)
Segment loss	(6,253)	(165)	(7,849)	(14,267)
Total assets as of December 31, 2020	591,140	3,602	3,886	598,628
Capital expenditures, including mineral acquisitions	35,836	—	—	35,836

A reconciliation of segment profit (loss) to net income is as follows:

Segment loss	$(14,267)
Interest income	53
Net loss	(14,214)

Oil and Gas Producing Activities

Oil revenue for the year ended December 31, 2021 was $84.8 million as compared to $34.9 million for the year ended December 31, 2020, an increase of $49.9 million. An increase of $29.89/Bbl in our average price received for oil production, from $37.40/Bbl for the year ended December 31, 2020 to $67.29/Bbl for the year ended December 31, 2021, accounted for an approximate $37.7 million increase in our year-over-year oil revenue. Additionally, we realized a $12.2 million increase in year-over-year oil revenue due to a 35% increase in oil production volumes, which increased from 933 Mbbls for the year ended December 31, 2020 to 1,261 Mbbls for the year ended December 31, 2021.

Natural gas revenue for the year ended December 31, 2021 was $17.1 million as compared to $4.3 million for the year ended December 31, 2020, an increase of $12.8 million. An increase of $2.58/Mcf in our average price received for gas production, from $1.03/Mcf for the year ended December 31, 2020 to $3.61/Mcf for the year ended December 31, 2021, accounted for an approximate $12.2 million increase in our year-over-year gas revenue. Additionally, we realized a $0.6 million increase in year-over-year gas revenue due to a 15% increase in gas production volumes, which increased from 4,134 MMcf for the year ended December 31, 2020 to 4,746 MMcf for the year ended December 31, 2021.

NGLs revenue for the year ended December 31, 2021 was $16.6 million as compared to $5.0 million for the year ended December 31, 2020, an increase of $11.6 million. An increase of $22.90/Bbl in our average price received for NGLs production, from $10.32/Bbl for the year ended December 31, 2020 to $33.22/Bbl for the year ended December 31, 2021, accounted for an approximate $11.5 million increase in our year-over-year NGLs revenue, and a $0.1 million increase in year-over-year NGLs revenue due to a 2% increase in NGLs production volumes, which increased from 488 MBbls for the year ended December 31, 2020 to 499 MBbls for the year ended December 31, 2021.

The following table presents the breakdown of our royalty revenues attributable to sales of crude oil, natural gas and NGLs totaling approximately $118.5 million and $44.2 million for the year ended December 31, 2021 and 2020, respectively:

	Year ended December 31,
	2021	2020
Royalty Revenue
Crude oil sales	72%	79%
Natural gas sales	14%	10%
NGLs sales	14%	11%

Total Royalty Revenue	100%	100%

Our oil and gas producing activities segment revenues are primarily a function of crude oil, natural gas, and NGLs production volumes sold and average prices received for those volumes, each of which can vary significantly from period to period. Despite such variability, we expect our royalty revenues to continue to be primarily attributable to crude oil sales.

Lease bonus revenue for the year ended December 31, 2021 was $1.2 million as compared to $0.7 million for the year ended December 31, 2020. When we lease our acreage to an E&P operator, we generally receive a lease bonus payment at the time a lease is executed. These bonus payments are subject to significant variability from period to period based on the particular tracts of land that become available for releasing. Other revenues for the years ended December 31, 2021 and 2020, were $0.8 million, which include payments for right-of-way and surface damages, which are also subject to significant variability.

Commodity derivatives losses totaled $2.6 million for the year ended December 31, 2020, whereas there were no derivatives gains or losses for the year ended December 31, 2021. In 2020, we entered into oil fixed price swaps and oil basis swaps to manage commodity price risks associated with our production. In October 2020, we terminated all of our outstanding oil and basis swap derivative contracts. We were not party to any derivative contracts as of December 31, 2021 and 2020.

Operating expenses for the oil and gas producing activities segment totaled approximately $62.5 million for the year ended December 31, 2021, and consisted primarily of depreciation, depletion and amortization of $40.6 million, employee compensation and benefits of $8.6 million, general and administrative of $4.0 million, production and ad valorem taxes of $6.9 million, and write off of deferred offering costs of $2.4 million.

Operating expenses for the oil and gas producing activities segment totaled approximately $47.3 million for the year ended December 31, 2020, and consisted primarily of depreciation, depletion and amortization of $31.7 million, employee compensation and benefits of $6.1 million, general and administrative of $2.8 million, write off of deferred offering costs of $2.7 million, impairment of unproved oil and gas properties of $0.8 million, and production and ad valorem taxes of $3.2 million.

Income tax expense attributable to the oil and gas producing activities segment primarily relate to state franchise taxes, and totaled approximately $0.6 million and $38,000 for the year ended December 31, 2021 and 2020, respectively.

Water Service Operations

For the year ended December 31, 2021 and 2020, there were no water sales. In April 2020, we entered into an agreement with a third-party water services company to manage our water assets and operations. The agreement constitutes a leasing arrangement under which we are a lessor. Under the terms of the agreement, we are not entitled to any income until the lessee has completed a water sale and received payment from its customer. Contingent rental income earned under this arrangement was $0.2 million and $13,000 for the years ended December 31, 2021 and 2020, respectively. In October 2021, the agreement was terminated.

Operating expenses totaled approximately $0.3 million and $0.2 million for the years ended December 31, 2021 and 2020, respectively, and consisted primarily of depreciation, depletion and amortization and employee compensation.

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

Consolidated Results

The following table summarizes our consolidated revenue and expenses and production data for the years ended December 31, 2020 and 2019 (in thousands):

	For the year ended December 31,
	2020	2019
Statement of Operations Data:
Revenue:
Total Revenue	$43,126	$59,680
Operating Expenses:
Management fees to affiliates	$7,480	$7,480
Depreciation, depletion and amortization	32,049	26,201
General and administrative	4,981	2,349
General and administrative—affiliates	4,407	8,167
Impairment of oil and natural gas properties	812	—
Production costs, ad valorem taxes and operating expense	3,151	5,249
Deferred offering costs write off	2,747	—
Bad debt expense (recovered)	(251)	405
Gain on sale of other property	(42)	—

Total operating expenses	55,334	49,851

Net income (loss) from operations	(12,208)	9,829
Interest expense (net)(1)	(1,968)	(868)
Net income (loss) before income tax expense	(14,176)	8,961
Income tax expense	(38)	(171)

Net income (loss)	$(14,214)	$8,790

	For the year ended December 31,
	2020	2019
Production Data:
Crude oil (Mbbls)	933	816
Natural gas (Mmcf)	4,134	3,237
NGLs (Mbbls)	488	393

Total (BOE)(6:1)	2,110	1,749

Average daily production (BOE/d)(6:1)	5,764	4,793
Average Realized Prices:
Crude oil (per Bbl)	$37.40	$52.90
Natural gas (per Mcf)	$1.03	$0.74
NGLs (per Bbl)	$10.32	$13.48
Combined (per BOE)	$20.95	$29.09
Average Realized Prices After Effects of Derivative Settlements:
Crude oil (per Bbl)	$34.64	$52.90
Natural gas (per Mcf)	$1.03	$0.74
NGLs (per Bbl)	$10.32	$13.48
Combined (per BOE)	$19.73	$29.09

(1)	Interest expense is presented net of interest income.

Revenue

Our consolidated revenues for the year ended December 31, 2020 totaled $43.1 million as compared to $59.7 million for the year ended December 31, 2019, a decrease of 28%. The decrease in revenues was due to a decrease of $6.7 million in mineral and royalty revenue, a decrease of $3.8 million in lease bonus and other income, a $3.5 million decrease in water sales revenue, and a commodity derivative loss of $2.6 million in 2020. The decrease in mineral and royalty revenue was primarily due to decreased commodity prices. Lease bonus and other income is subject to significant variability from period to period based on the particular tracts of land that become available for releasing. For the year ended December 31, 2020, there were no water sales, whereas we generated total water revenues of $3.5 million for the year ended December 31, 2019. In April 2020, we entered into an agreement with a third-party water services company to manage our water assets and operations. Contingent rental income earned under this arrangement was $13,000 for the year ended December 31, 2020, as compared to the $3.5 million of water sales revenue for the year ended December 31, 2019, primarily due to a decreased need for water use in drilling and completion operations due to the slowdown in industry activity as a result of the depressed commodity price environment in 2020.

Our Oil and Gas Producing Activities segment generated 100% and 94% of our total revenues for the years ended December 31, 2020 and 2019, respectively, with our Water Service Operations segment representing the remaining 0% and 6%, respectively.

Oil revenue for the year ended December 31, 2020 was $34.9 million as compared to $43.2 million for the year ended December 31, 2019, a decrease of $8.3 million. A decrease of $15.50/Bbl in our average price received for oil production, from $52.90/Bbl for the year ended December 31, 2019 to $37.40/Bbl for the year ended December 31, 2020, accounted for an approximate $14.5 million decrease in our year-over-year oil revenue, which was partially offset by an approximate $6.2 million increase in year-over-year oil revenue due to a 14% increase in oil production volumes, which increased from 816 Mbbls for the year ended December 31, 2019 to 933 Mbbls for the year ended December 31, 2020.

Natural gas revenue for the year ended December 31, 2020 was $4.3 million as compared to $2.4 million for the year ended December 31, 2019, an increase of $1.9 million. A 28% increase in gas production volumes, from 3,238 MMcf for the year ended December 31, 2019 to 4,134 MMcf for the year ended December 31, 2020, accounted for an approximate $0.7 million increase in year-over-year gas revenue and an increase of $0.29/Mcf in our average price received for gas production, from $0.74/Mcf for the year ended December 31, 2019 to $1.03 for the year ended December 31, 2020, accounted for an approximate $1.2 million increase in our year-over-year gas revenue.

NGLs revenue for the year ended December 31, 2020 was $5.0 million as compared to $5.3 million for the year ended December 31, 2019, a decrease of $0.3 million. A decrease of $3.16/Bbl in our average price received for NGLs production, from $13.48/Bbl for the year ended December 31, 2019 to $10.32/Bbl for the year ended December 31, 2020, accounted for an approximate $1.5 million decrease in our year-over-year NGLs revenue, which was partially offset by an approximate $1.2 million increase in year-over-year NGLs revenue due to a 24% increase in NGLs production volumes, which increased from 393 Mbbls for the year ended December 31, 2019 to 488 Mbbls for the year ended December 31, 2020.

Lease bonus revenue for the year ended December 31, 2020 was $0.7 million as compared to $2.8 million for the year ended December 31, 2019. When we lease our acreage to an E&P operator, we generally receive a lease bonus payment at the time a lease is executed. These bonus payments are subject to significant variability from period to period based on the particular tracts of land that become available for releasing. Other revenues for the year ended December 31, 2020 was $0.8 million as compared to $2.5 million for the year ended December 31, 2019 which include payments for right-of-way and surface damages, which are also subject to significant variability.

Operating Expenses

Management fees to affiliates expense remained consistent at $7.5 million for the years ended December 31, 2020 and 2019.

Depreciation, depletion and amortization expense was $32.0 million for the year ended December 31, 2020 as compared to $26.2 million for the year ended December 31, 2019, an increase of $5.8 million, or 22%. The increase was primarily due to a 21% increase in year-over-year production with the remaining 1% increase due to a higher depletion rate, which increased from $14.68/Boe for the year ended December 31, 2019 to $14.90/Boe for the year ended December 31, 2020 due to reserves decreasing at a higher rate than our net depletable capitalized costs from December 31, 2019 to December 31, 2020.

General and administrative expense was $5.0 million for the year ended December 31, 2020 as compared to $2.3 million for the year ended December 31, 2019, an increase of $2.7 million, or 112%. The increase was primarily due to increased personnel costs captured here for the first half of 2020 as noted below and professional services costs.

General and administrative—affiliates expense was $4.4 million for the year ended December 31, 2020 as compared to $8.2 million for the year ended December 31, 2019, a decrease of $3.8 million, or 46%. The decrease was primarily as a result of decreased reimbursement to our general partner for services provided on our behalf, including personnel costs. These costs were captured in the general and administrative expense line item for the first half of 2020. On a combined basis, the general and administrative expense and general and administrative expense—affiliates expense was $9.4 million for the year ended December 31, 2020 as compared to $10.5 million for the year ended December 31, 2019, a decrease of $1.1 million, or 11%, primarily due to decreased employee compensation and other cost-saving measures enacted in 2020 in connection with the depressed commodity price environment.

Impairment of oil and gas properties of approximately $0.8 million during the year ended December 31, 2020 was recognized in connection with capitalized acquisition costs for a prospective mineral interest acquisition that we did not complete.

Production costs, ad valorem taxes and operating expense was $3.2 million for the year ended December 31, 2020 as compared to $5.2 million for the year ended December 31, 2019, a decrease of $2.0 million or 40%. The decrease was primarily due to decreased operating expense for the water service operations segment, which was primarily due to a decreased need for water use in drilling and completion operations due to the slowdown in industry activity as a result of the depressed commodity price environment in 2020.

During the year ended December 31, 2020, we recognized approximately $2.7 million of expense in connection with the temporary postponement of an initial public offering. No such charges were incurred during the year ended December 31, 2019.

During the year ended December 31, 2020, we reversed approximately ($0.3) million of bad debt expense due to the collection of accounts receivable of KMF Water for which an allowance had previously been established. During the year ended December 31, 2019, we recognized approximately $0.4 million of bad debt expense associated with accounts receivable for KMF Water which we no longer believed were collectible.

Interest expense of approximately $2.0 million and $0.9 million during the years ended December 31, 2020 and 2019, respectively, relates to interest incurred on borrowings under our original credit facility. The increase in interest expense is primarily due to borrowings outstanding under our original credit facility for all of 2020, whereas we had no outstanding borrowings in 2019 until our entry into the original credit facility on September 26, 2019.

Income tax expense primarily relates to state franchise taxes, and totaled approximately $38,000 and $0.2 million for the years ended December 31, 2020 and 2019, respectively.

Segment Results

The following table sets forth certain financial information with respect to our reportable segments (in thousands):

	For the year ended December 31, 2020
	Oil and Gas Producing Activities	Water Service Operations	Partnership	Consolidated Total
Revenues	$43,113	$13	$—	$43,126
Depreciation, depletion and amortization	31,746	303	—	32,049
Income tax expense	(38)	—	—	(38)
Interest expense	(2,021)	—	—	(2,021)
Segment loss	(6,253)	(165)	(7,849)	(14,267)
Total assets as of December 31, 2020	591,140	3,602	3,886	598,628
Capital expenditures, including mineral acquisitions	35,836	—	—	35,836

A reconciliation of segment profit (loss) to net income is as follows:

Segment loss	$(14,267)
Interest income	53
Net loss	(14,214)

	For the year ended December 31, 2019
	Oil and Gas Producing Activities	Water Service Operations	Partnership	Consolidated Total
Revenues	$56,205	$3,475	$—	$59,680
Depreciation, depletion and amortization	25,730	471	—	26,201
Income tax (expense) benefit	(166)	3	(8)	(171)
Interest expense	(1,099)	(10)	—	(1,109)
Segment profit (loss)	19,559	537	(11,547)	8,549
Total assets as of December 31, 2019	608,170	5,445	18,190	631,805
Capital expenditures, including mineral acquisitions	266,942	637	—	267,579

A reconciliation of segment profit (loss) to net income is as follows:

Segment profit	$8,549
Interest income	241
Net income	8,790

Oil and Gas Producing Activities

Oil revenue for the year ended December 31, 2020 was $34.9 million as compared to $43.2 million for the year ended December 31, 2019, a decrease of $8.3 million. A decrease of $15.50/Bbl in our average price received for oil production, from $52.90/Bbl for the year ended December 31, 2019 to $37.40/Bbl for the year ended December 31, 2020, accounted for an approximate $14.5 million decrease in our year-over-year oil revenue, which was partially offset by an approximate $6.2 million increase in year-over-year oil revenue due to a 14% increase in oil production volumes, which increased from 816 Mbbls for the year ended December 31, 2019 to 933 Mbbls for the year ended December 31, 2020.

Natural gas revenue for the year ended December 31, 2020 was $4.3 million as compared to $2.4 million for the year ended December 31, 2019, an increase of $1.9 million. A 28% increase in gas production volumes, from 3,238 Mmcf for the year ended December 31, 2019 to 4,134 Mcf for the year ended December 31, 2020, accounted for an approximate $0.7 million increase in year-over-year gas revenue and an increase of $0.29/Mcf in our average price received for gas production, from $0.74/Mcf for the year ended December 31, 2019 to $1.03 for the year ended December 31, 2020, accounted for an approximate $1.2 million increase in our year-over-year gas revenue.

NGLs revenue for the year ended December 31, 2020 was $5.0 million as compared to $5.3 million for the year ended December 31, 2019, a decrease of $0.3 million. A decrease of $3.16/Bbl in our average price received for NGLs production, from $13.48/Bbl for the year ended December 31, 2019 to $10.32/Bbl for the year ended December 31, 2020, accounted for an approximate $1.5 million decrease in our year-over-year NGLs revenue, which was partially offset by an approximate $1.2 million increase in year-over-year NGLs revenue due to a 24% increase in NGLs production volumes, which increased from 393 Mbbls for the year ended December 31, 2019 to 488 Mbbls for the year ended December 31, 2020.

The following table presents the breakdown of our royalty revenues attributable to sales of crude oil, natural gas and NGLs totaling approximately $44.2 million and $50.9 million for the years ended December 31, 2020 and 2019, respectively:

	Year ended December 31,
	2020	2019
Royalty Revenue
Crude oil sales	79%	85%
Natural gas sales	10%	5%
NGLs sales	11%	10%

Total Royalty Revenue	100%	100%

Our oil and gas producing activities segment revenues are primarily a function of crude oil, natural gas, and NGLs production volumes sold and average prices received for those volumes, each of which can vary significantly from period to period. Despite such variability, we expect our royalty revenues to continue to be primarily attributable to crude oil sales.

Lease bonus and other income, which totaled approximately $1.5 million and $5.3 million for the years ended December 31, 2020 and 2019, respectively, is subject to significant variability from period to period based on the particular tracts of land that become available for releasing. Other revenues include payments for right-of-way and surface damages, which are also subject to significant variability.

Commodity derivatives losses totaled $2.6 million for the year ended December 31, 2020, whereas there were no derivatives gains or losses for the year ended December 31, 2019. In 2020, we entered into oil fixed price swaps and oil basis swaps to manage commodity price risks associated with our production. In October 2020, we terminated all of our outstanding oil and basis swap derivative contracts. We were not party to any derivative contracts as of December 31, 2020.

Operating expenses for the oil and gas producing activities segment totaled approximately $47.3 million for the year ended December 31, 2020, and consisted primarily of depreciation, depletion and amortization of $31.7 million, employee compensation and benefits of $6.1 million, general and administrative of $2.8 million, write off of deferred offering costs of $2.7 million, impairment of unproved oil and gas properties of $0.8 million, and production and ad valorem taxes of $3.2 million.

Operating expenses for the oil and gas producing activities segment totaled approximately $35.4 million for the year ended December 31, 2019, and consisted primarily of depreciation, depletion and amortization of $25.7 million, production and ad valorem taxes of $3.8 million, employee compensation and benefits of $5.7 million, and general and administrative of $0.1 million.

Income tax expense attributable to the oil and gas producing activities segment primarily relate to state franchise taxes, and totaled approximately $38,000 and $0.2 million for the years ended December 31, 2020 and 2019, respectively.

Water Service Operations

For the year ended December 31, 2020, there were no water sales. In April 2020, we entered into an agreement with a third-party water services company to manage our water assets and operations. The agreement constitutes a leasing arrangement under which we are a lessor. Under the terms of the agreement, we are not entitled to any income until the lessee has completed a water sale and received payment from its customer. Contingent rental income earned under this arrangement was $13,000 for the year ended December 31, 2020. For the year ended December 31, 2019, we sold approximately 6.2 million Bbls of water, generating revenue totaling approximately $3.5 million, or $0.56/Bbl. The decrease in overall income from the Water Service Operations segment was primarily due to a decreased need for water use in drilling and completion operations due to the slowdown in industry activity as a result of the depressed commodity price environment in 2020.

Operating expenses totaled approximately $0.2 million and $2.9 million for the years ended December 31, 2020 and 2019, respectively, and consisted primarily of gathering and hauling costs, electricity and fuel, depreciation, depletion and amortization and employee compensation.

Liquidity and Capital Resources

Overview

Prior to the completion of the Merger Transactions, our primary sources of liquidity have been contributions of capital from our limited partners, cash flows from operations and borrowings under our revolving credit facility. Subsequent to the completion of the Merger Transactions, cash flows from operations and borrowings under our revolving credit facility will be the primary day to day sources of our funds. Future sources of liquidity may also include other credit facilities we may enter into in the future and additional issuances of debt or equity securities. Our primary uses of cash have been, and are expected to continue to be, the acquisition of mineral and royalty interests. We also expect to pay dividends to our stockholders. Our ability to generate cash is subject to several factors, some of which are beyond our control, including commodity prices and general economic, financial, legislative, regulatory and other factors.

We believe internally generated cash flows from operations, available borrowing capacity under our revolving credit facility, and access to capital markets will provide us with sufficient liquidity and financial flexibility to continue to acquire attractive mineral and royalty interests that will position us to grow our cash flows and return capital to our stockholders. As an owner of mineral and royalty interests, we incur the initial cost to acquire our interests but thereafter do not incur any development or maintenance capital expenditures, which are entirely borne by the E&P operator and the other working interest owners. As a result, our only capital expenditures are related to our acquisition of additional mineral and royalty interests, and we have no other capital expenditure requirements. The amount and allocation of future acquisition-related capital expenditures will depend upon a number of factors, including the number and size of acquisition opportunities, our cash flows from operating, investing and financing activities and our ability to integrate acquisitions. We periodically assess changes in current and projected cash flows, acquisition and divestiture activities, and other factors to determine the effects on our liquidity. Our ability to generate cash is subject to a number of factors, many of which are beyond our control, including commodity prices, weather, general economic, financial and competitive, legislative, regulatory and other factors. If we require additional capital for acquisitions or other reasons, we may raise such capital through additional borrowings, asset sales, offerings of equity and debt securities or other means. If we are unable to obtain funds needed or on acceptable terms, we may not be able to complete acquisitions that are favorable to us.

As of December 31, 2021, our liquidity was $57.9 million, comprised of $12.4 million of cash and cash equivalents, $16.0 million of revolving credit facility availability and $29.5 million of unused capital commitments.

Cash Flows Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020 (in thousands):

	For the year ended December 31,
	2021	2020
Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$65,929	$26,016
Investing activities	(38,743)	(21,557)
Financing activities	(22,338)	(15,061)

Net increase (decrease) in cash	$4,848	$(10,602)

Operating Activities

Our operating cash flows are impacted by the variability in our revenues and operating expenses, as well as the timing of the related cash receipts and disbursements. Royalty payments may vary significantly from period to period as a result of changes in commodity prices, production mix and volumes of production sold by our E&P operators and timeliness and accuracy of payments from our E&P operators. These factors are beyond our control and are difficult to predict. Cash flows provided by operating activities for the year ended December 31, 2021 were $65.9 million as compared to $26.0 million for the year ended December 31, 2020, primarily as a result of increases in realized prices and production volume from our oil and gas producing activities segment.

Investing Activities

Cash flows used in investing activities totaled $38.7 million for the year ended December 31, 2021 as compared to $21.6 million for the year ended December 31, 2020, an increase of $17.1 million. Our expenditures for crude oil and gas properties increased by $2.9 million in the year ended December 31, 2021 as compared to the year ended December 31, 2020. We paid $0.1 million related to purchase price adjustments from prior property sales for the year ended December 31, 2021, whereas we received proceeds from the sale of mineral interests of $14.1 million for the year ended December 31, 2020. Although we completed several acquisitions during the year ended December 31, 2021, the three largest acquisitions were completed through the issuance of equity in one of our consolidated subsidiaries with no cash consideration provided. The properties acquired through these acquisitions increased the balance of our oil and gas properties by $572.2 million. See our audited consolidated financial statements for the year ended December 31, 2021 and 2020 included elsewhere in this proxy statement for additional information.

Financing Activities

Cash flows used in financing activities for the year ended December 31, 2021 totaled $22.3 million as compared to $15.1 million for the year ended December 31, 2020, an increase of $7.2 million. Capital contributions from our partners totaled $8.0 million and $13.0 million during the years ended December 31, 2021 and 2020, respectively, which were primarily used for the acquisition of mineral and royalty interests. Borrowings on our credit facility for the years ended December 31, 2021 and 2020 totaled $147.0 million and $10.0 million, respectively, which were also used for the acquisition of mineral and royalty interests and distributions to members of DPM HoldCo. Repayments on our credit facility for the years ended December 31, 2021 and 2020 were $46.5 million and $36.5 million, respectively, largely provided by cash flows from operations as well as the sale of certain properties to another mineral owner during the year ended December 31, 2020.

Cash Flows Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019 (in thousands):

	For the Year Ended December 31,
	2020	2019
Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$26,016	$34,791
Investing activities	(21,557)	(248,627)
Financing activities	(15,061)	221,954

Net (decrease) increase in cash	$(10,602)	$8,118

Operating Activities

Our operating cash flows are impacted by the variability in our revenues and operating expenses, as well as the timing of the related cash receipts and disbursements. Royalty payments may vary significantly from period to period as a result of changes in commodity prices, production mix and volumes of production sold by our E&P operators and timeliness and accuracy of payments from our E&P operators. Additionally, revenues and operating expenses within our Water Service Operations segment are subject to significant variability due to fluctuations in market pricing, demand and competition. These factors are beyond our control and are difficult to predict. Cash flows provided by operating activities for the year ended December 31, 2020 were $26.0 million as compared to $34.8 million for the year ended December 31, 2019, primarily as a result of decreases in realized prices from our oil and gas producing activities segment as well as $2.6 million of commodity derivative losses incurred for the year ended December 31, 2020.

Investing Activities

Cash flows used in investing activities totaled $21.6 million for the year ended December 31, 2020 as compared to $248.6 million for the year ended December 31, 2019, a decrease of $227.0 million. Our expenditures for crude oil and gas properties and proceeds from sale of oil and gas properties decreased by $231.0 million and $8.0 million respectively in 2020 as compared to 2019. Although we continued to evaluate and pursue acquisitions of attractive mineral and royalty interests during 2020, we were unable to reach agreeable terms, which resulted in a significant decline in our acquisition activity. During the year ended December 31, 2019, we placed $3.1 million in an escrow account for an acquisition of crude oil and gas properties, which was reclassified to oil and gas properties during the year ended December 31, 2020.

Financing Activities

Cash flows used in financing activities for the year ended December 31, 2020 totaled $15.1 million as compared to cash flows provided by financing activities for the year ended December 31, 2019 of $222.0 million. Capital contributions from our partners totaled $13.0 million and $164.7 million for the years ended December 31, 2020 and 2019, respectively, which were primarily used for the acquisition of mineral and royalty interests. Borrowings on our credit facility for the years ended December 31, 2020 and 2019 totaled $10.0 million and $60.0 million, respectively, which were also used for the acquisition of mineral and royalty interests. Credit facility borrowings during the year ended December 31, 2020 were offset by repayments of $36.5 million, largely provided by cash flows from operations as well as the sale of certain properties to another mineral owner. There were no repayments on our credit facility during the year ended December 31, 2019.

Our Revolving Credit Facility

KMF Land, an indirect subsidiary of KMF, entered into a $750 million revolving credit facility on September 26, 2019 (as amended, restated, amended and restated, or otherwise modified prior to October 8,

2021, the “original credit facility”). In October 2021, KMF amended and restated the original credit facility to, among other things, provide for an increased borrowing base. As of December 31, 2021, the stated principal amount of outstanding borrowings under the credit facility was $134.0 million. The revolving credit facility is available for working capital, acquisitions and general company purposes and is secured by substantially all of the assets of KMF Land, its direct parent and its subsidiaries. The current borrowing base under the revolving credit facility is $150.0 million. The revolving credit facility matures on September 26, 2024 and the borrowings thereunder bear interest at, in the case of base rate borrowings, a base rate plus an applicable margin ranging from 1.50% to 2.50% and, in the case of Eurodollar rate borrowings, at LIBOR plus an applicable margin ranging from 2.50% to 3.50%, in each case as determined based on the borrowing base utilization percentage. Our revolving credit facility contains certain customary representations and warranties and various covenants and restrictive provisions that limit KMF Land’s, its direct parent’s and its subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends on, or redeem or repurchase, their equity interests, return capital to the holders of their equity interests, or make other distributions to holders of their equity interests;

•	enter into certain swap arrangements;

•	make certain investments and acquisitions;

•	incur certain liens or permit them to exist;

•	enter into certain types of transactions with affiliates;

•	merge or consolidate with another company;

•	transfer, sell or otherwise dispose of assets;

•	enter into certain other lines of business; and

•	repay or redeem certain debt.

In addition, our revolving credit facility restricts KMF Land’s, its direct parent’s and its subsidiaries’ ability to make distributions on, or redeem or repurchase, their equity interests, except for, among other things, distributions if (i) such distribution is paid within 30 days after the date of declaration thereof, (ii) as of the date of such declaration, if such distribution had been paid as of such date of declaration, both immediately before, and immediately after giving pro forma effect to, any such distribution, (A) no event of default would have occurred and be continuing under the revolving credit facility, (B) no borrowing base deficiency exists or would exist under the revolving credit facility, (C) liquidity (e.g, the sum of unused commitments under the revolving credit facility as of such date plus the aggregate amount of unrestricted cash as of such date minus the amount of any borrowing base deficiency on such date) (x) until the date that is seven days after the public filing of this proxy statement with the SEC, of at least 25% of the total commitments (e.g., the lesser of the maximum credit amount of each lender, the aggregate elected commitments and the then effective borrowing base) under the Existing Credit Agreement and (y) thereafter, of at least 10% of the total commitments (e.g, the lesser of the maximum credit amount of each lender, the aggregate elected commitments and the then effective borrowing base) under the revolving credit facility and (iii) the leverage ratio would not exceed 3.00 to 1.00 after giving effect to such distribution as of the date of such declaration. Our revolving credit facility also requires KMF Land, its direct parent and its subsidiaries to maintain certain financial covenants.

Our revolving credit facility also contains events of default customary for credit facilities of this nature, including, but not limited, to:

•	events of default resulting from KMF Land’s, its parent’s or its subsidiaries’ failure to comply with any applicable covenants and financial ratios;

•	the occurrence of a change of control;

•	the institution of bankruptcy, insolvency or similar proceedings against us, KMF Land its parent or its subsidiaries; and

•	a cross-default to certain other material debt of us, KMF Land, its parent and its subsidiaries.

Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of our revolving credit facility, lenders will be able to declare any outstanding principal balance of our revolving credit facility, together with accrued and unpaid interest, to be immediately due and payable and exercise other remedies.

In connection with the Closing, we expect to terminate our revolving credit facility and replace it with a new revolving credit facility to be entered into by the Post-Combination Company or one of its subsidiaries, which we expect will also contain certain customary representations and warranties and various covenants and restrictive provisions that limit the Post-Combination Company’s and its subsidiaries’ ability to, among other things: incur or guarantee additional debt; pay dividends on, or redeem or repurchase, their equity interests, return capital to the holders of their equity interests, or make other distributions to holders of their equity interests; enter into certain swap arrangements; make certain investments and acquisitions; incur certain liens or permit them to exist; enter into certain types of transactions with affiliates; merge or consolidate with another company; transfer, sell or otherwise dispose of assets; enter into certain other lines of business; and repay or redeem certain debt.

Internal Controls and Procedures

We are not currently required to comply with the SEC’s rules related to the implementation of Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. To comply with the requirements of being a public company, we will need to implement additional financial and management controls, systems, processes and procedures.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting.

New and Revised Financial Accounting Standards

Refer to “Recent Accounting Pronouncements” in Note 2, “Basis of Presentation and Summary of Significant Accounting Policies” to our audited consolidated financial statements for the years ended December 31, 2021, 2020 and 2019, and in Note 2 included elsewhere in this proxy statement for a discussion of recent accounting pronouncements.

Critical Accounting Policies and Related Estimates

The discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. Our critical accounting policies are described below to provide a better understanding of how we develop our assumptions and judgments about future events and related estimates and how they can impact our financial statements. A critical accounting estimate is one that requires our most difficult, subjective or complex estimates and assessments and is fundamental to our results of operations.

We base our estimates on historical experience and on various other assumptions we believe to be reasonable according to the facts and circumstances at the time the estimates are made. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements. There can be no assurance that actual results will not differ from those estimates and assumptions. This discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this proxy statement.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Changes in estimates are accounted for prospectively.

Our estimates and classification of oil and natural gas reserves are, by necessity, projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering, and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions. These factors and assumptions include historical production from the area compared with production from other producing areas, the assumed effect of regulations by governmental agencies, and assumptions governing future oil and natural gas prices. For these reasons, estimates of the economically recoverable quantities of expected oil and natural gas and estimates of the future net cash flows may vary substantially.

Any significant variance in the assumptions could materially affect the estimated quantity of reserves, which could affect the carrying value of our oil and natural gas properties and/or the rate of depletion related to oil and natural gas properties.

Oil and Gas Properties

We use the successful efforts method of accounting for oil and natural gas producing properties, as further defined under ASC 932, Extractive Activities—Oil and Natural Gas. Under this method, costs to acquire mineral interests in oil and natural gas properties are capitalized. The costs of non-producing mineral interests and associated acquisition costs are capitalized as unproved properties pending the results of leasing efforts and drilling activities of E&P operators on our interests. As unproved properties are determined to have proved reserves, the related costs are transferred to proved oil and gas properties. Capitalized costs for proved oil and natural gas mineral interests are depleted on a unit-of-production basis over total proved reserves. For depletion of proved oil and gas properties, interests are grouped in a reasonable aggregation of properties with common geological structural features or stratigraphic conditions.

Impairment of Oil and Gas Properties

We evaluate our proved properties for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When assessing proved properties for impairment, we compare the expected undiscounted future cash flows of the proved properties to the carrying amount of the proved properties to determine recoverability. If the carrying amount of proved properties exceeds the expected undiscounted future cash flows, the carrying amount is written down to the properties’ estimated fair value, which is measured as the present value of the expected future cash flows of such properties. The factors used to determine fair value include estimates of proved reserves, future commodity prices, timing of future production, and a risk-adjusted discount rate. The proved property impairment test is primarily impacted by future commodity prices, changes in estimated reserve quantities, estimates of future production, overall proved property balances, and depletion expense. If pricing conditions decline or are depressed, or if there is a negative impact on one or more of the other components of the calculation, we may incur proved property impairments in future periods.

Unproved oil and gas properties are assessed periodically for impairment of value, and a loss is recognized at the time of impairment by charging capitalized costs to expense. Impairment is assessed based on when facts and circumstances indicate that the carrying value may not be recoverable, at which point an impairment loss is recognized to the extent the carrying value exceeds the estimated recoverable value. Factors used in the assessment include but are not limited to commodity price outlooks, current and future operator activity in the Permian Basin, and analysis of recent mineral transactions in the surrounding area.

Crude Oil, Natural Gas and NGLs Reserve Quantities and Standardized Measure of Oil and Gas

Our estimates of crude oil, natural gas and NGLs reserves and associated future net cash flows are prepared by our independent reservoir engineers. The SEC has defined proved reserves as the estimated quantities of oil and gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The process of estimating crude oil, natural gas and NGLs reserves is complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering and economic data. The data for a given property may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates. If such changes are material, they could significantly affect future amortization of capitalized costs and result in impairment of assets that may be material.

There are numerous uncertainties inherent in estimating quantities of proved crude oil, natural gas and NGLs reserves. Crude oil, natural gas and NGLs reserve engineering is a process of estimating underground accumulations of crude oil, natural gas and NGLs that cannot be precisely measured and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify positive or negative revisions of reserve estimates.

Revenue Recognition

Mineral and royalty interests represent the right to receive revenues from the sale of oil, natural gas and NGLs, less production taxes and post-production expenses. The prices of oil, natural gas, and NGLs from the properties in which we own a mineral or royalty interest are primarily determined by supply and demand in the marketplace and can fluctuate considerably. As an owner of mineral and royalty interests, we have no working interest or operational control over the volumes and methods of sale of the oil, natural gas, and NGL produced and sold from our properties. We do not explore, develop, or operate the properties and, accordingly, do not incur any of the associated costs.

Oil, natural gas, and NGLs revenues from our mineral and royalty interests are recognized when control transfers at the wellhead.

Water sales for the year ended December 31, 2019 were recognized when control of the water was transferred to an E&P operator and collectability was reasonably assured. In April 2020, we entered into an agreement with a third-party water services company to manage our water assets and operations. The agreement constituted a leasing arrangement under which we were a lessor. Under the terms of the agreement, we were not entitled to any income until the lessee had completed a water sale and received payment from its customer. The agreement was terminated in October 2021.

We also earn revenue related to lease bonuses by leasing our mineral interests to E&P companies. We recognize lease bonus revenue when the lease agreement has been executed and payment is determined to be collectible. We do not accrue this contingent rental income until the lessee has received payment.

Contractual Obligations

As of December 31, 2021, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than borrowings under our revolving credit facility, two operating lease agreements for office space, and an obligation to pay Kimmeridge an annual fee under an investment management agreement. Please see “—Our Revolving Credit Facility” for a description of our revolving credit facility, and Note 10 to our audited consolidated financial statements for the years ended December 31, 2021, 2020 and 2019 included elsewhere in this proxy statement for our contractual obligations under the office lease agreements. Fees incurred under the management services arrangement totaled approximately $7.5 million for the years ended December 31, 2021, 2020, and 2019, respectively. We do not expect to incur future expense under the management services arrangement following the completion of the Merger Transactions.

Quantitative and Qualitative Disclosure about Market Risk

Commodity Price Risk

Our major market risk exposure is in the pricing applicable to the crude oil, natural gas and NGLs production of our E&P operators, which affects the royalty payments we receive from our E&P operators. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot market prices applicable to our natural gas production. Pricing for crude oil, natural gas and NGLs production has been volatile historically and we expect this volatility to continue in the future. The prices that our E&P operators receive for production depend on many factors outside of our or their control.

A $1.00 per Bbl change in our realized oil price would have resulted in a $1.3 million change in our oil revenues for the year ended December 31, 2021. A $0.10 per Mcf change in our realized natural gas price would have resulted in a $0.5 million change in our natural gas revenues for the year ended December 31, 2021. A $1.00 per Bbl change in NGL prices would have resulted in a $0.5 million change in our NGL revenues for the year ended December 31, 2021. Royalties on oil sales contributed 72% of our mineral and royalty revenues for the year ended December 31, 2021. Royalties on natural gas sales contributed 14% and royalties on NGL sales contributed 14% of our total mineral and royalty revenues for the year ended December 31, 2021.

A $1.00 per Bbl change in our realized oil price would have resulted in a $0.9 million change in our oil revenues for the year ended December 31, 2020. A $0.10 per Mcf change in our realized natural gas price would have resulted in a $0.4 million change in our natural gas revenues for the year ended December 31, 2020. A $1.00 per Bbl change in NGL prices would have resulted in a $0.5 million change in our NGL revenues for the year ended December 31, 2020. Royalties on oil sales contributed 79% of our mineral and royalty revenues for the year ended December 31, 2020. Royalties on natural gas sales contributed 10% and royalties on NGL sales contributed 11% of our total mineral and royalty revenues for the year ended December 31, 2020.

Credit Risk

The collectability of our royalty revenue is dependent upon the financial condition of our E&P operators, as well as general economic conditions in the industry.

For the year ended December 31, 2021, in the Oil and Gas Producing Activities segment, revenue from Coterra Energy Inc., Diamonback Energy, Inc, and Oxy USA Inc represented approximately 12%, 11% and 10% of total revenue, respectively. These figures are the same as total revenues due to the fact that revenues attributable to the Water Services Operations segment for the year ended December 31, 2021 were de minimis.

For the year ended December 31, 2020, in the Oil and Gas Producing Activities segment, revenue from Diamondback Energy, Inc, Cimarex Energy, and Oxy USA Inc represented approximately 15%, 12% and 10% of total revenue, respectively. These figures are the same as total revenues due to the fact that revenues attributable to the Water Services Operations segment for the year ended December 31, 2020 were de minimis.

For the year ended December 31, 2019, in the Oil and Gas Producing Activities segment, revenue from Cimarex Energy, Oxy USA Inc and PDC Energy represented approximately 16%, 10% and 10% of total revenue, respectively. In the Water Services Operations segment PDC Energy Inc., WPX Energy, Oxy USA Inc. and BTA Oil Producers represented 37%, 24%, 20% and 16% of total revenue, respectively. Combining both the Water Services Operations and Oil and Gas Producing Activities segments, Cimarex Energy, PDC Energy, and Oxy USA Inc represented approximately 15%, 12% and 11% of total revenue, respectively.

Although we are exposed to a concentration of credit risk, we do not believe the loss of any single purchaser would materially impact our operating results as crude oil and natural gas are fungible products with well-established markets and numerous purchasers. If multiple purchasers were to cease making purchases at or around the same time, we believe there would be challenges initially, but there would be ample markets to handle the disruption. Additionally, recent rulings in bankruptcy cases involving our E&P operators have stipulated that royalty owners must still be paid for oil, gas and NGLs extracted from their mineral acreage during the bankruptcy process. In light of this, we do not expect the entry of one of our operators into bankruptcy proceedings to materially affect our operating results.

Interest Rate Risk

Our primary exposure to interest rate risk results from outstanding borrowings under our revolving credit facility, which has a floating interest rate. The average annual interest rate incurred on our borrowings under the original credit facility during the year ended December 31, 2021 was 2.88%. We estimate that an increase of 1.0% in the average interest rate during the year ended December 31, 2021 would have resulted in an approximately $0.4 million increase in interest expense. The average annual interest rate incurred on our borrowings under the original credit facility during the year ended December 31, 2020 was 3.35%. We estimate that an increase of 1.0% in the average interest rate during the year ended December 31, 2020 would have resulted in an approximately $0.5 million increase in interest expense.

OTHER INFORMATION ABOUT FALCON

This section summarizes information from Falcon’s Annual Report on Form 10-K for the year ended December 31, 2021 and the other filings incorporated into this Proxy Statement by reference. For a more detailed discussion of Falcon’s business, please read the “Business” section contained in Falcon’s Annual Report on Form 10-K for the year ended December 31, 2021, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Falcon’s Annual Report on Form 10-K for the year ended December 31, 2021 and the other filings incorporated into this Proxy Statement by reference.

Overview

Falcon Minerals Corporation, a Delaware corporation, was formed to own and acquire royalty interests, mineral interests, non-participating royalty interest and overriding royalty interests (collectively, “Royalties”) in oil and natural gas properties in North America, substantially all of which are located in the Eagle Ford Shale. These Royalties entitle the holder to a portion of the production of oil and natural gas from the underlying acreage at the sales price received by the operator, net of any applicable post-production expenses and taxes. The holder of these interests has no obligation to fund exploration and development costs, lease operating expenses or plugging and abandonment costs at the end of a well’s productive life, which we believe results in low breakeven costs.

Falcon owns Royalties that entitle it to a portion of the production of oil, natural gas and NGLs from the underlying acreage at the sales price received by the operator, net of production expenses and taxes. Falcon has no obligation to fund finding and development costs, lease operating expenses or pay capital expenditures such as plugging and abandonment costs. As such, Falcon has historically operated with high cash margins, converting a large percentage of revenue to free cash flow, the majority of which has been distributed to its stockholders in the form of a dividend.

The Falcon Class A Common Stock and Falcon’s warrants are currently listed on the Nasdaq Capital Market under the symbols “FLMN” and “FLMNW,” respectively.

Falcon’s principal executive offices are located at 609 Main Street, Suite 3950, Houston, Texas 77002, and its telephone number is (713) 814-4657. Falcon’s website address is www.falconminerals.com. The information provided on Falcon’s website is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement by this or any other reference to our website in this Proxy Statement.

Additional information about Falcon is contained in its public filings, which are incorporated by reference in this Proxy Statement. See the section entitled “Where You Can Find More Information” for more information.

FALCON EXECUTIVE COMPENSATION

In this section “we,” “us” and “our” refer to Falcon.

Summary Compensation Table

The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

In this section, we provide disclosure relating to the compensation of our named executive officers paid by Falcon for fiscal years 2020 and 2021. The tables and narrative disclosure below provide compensation information for the following individuals:

•	Bryan C. Gunderson, our President and Chief Executive Officer;

•	Daniel C. Herz, our former President and Chief Executive Officer;

•	Matthew B. Ockwood, our Chief Financial Officer;

•	Michael J. Downs, our Chief Operating Officer.

We refer to Messrs. Gunderson, Herz, Ockwood and Downs herein collectively as our “Named Executive Officers.” The compensation of our Named Executive Officers in 2021 was determined after consultation with FW Cook and in connection with the compensation study they performed.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)(2)	All Other Compensation (3)	Total
Bryan C. Gunderson	2021	$300,000	$300,617	$801,994	$77,214	$1,479,826
President and Chief Executive Officer	2020	$275,000	$206,250	$173,802	$29,620	$684,672
Daniel C. Herz (4)	2021	$250,000	$643,836	$1,256,482	$1,202,705	$3,353,023
Former President and Chief Executive Officer	2020	$500,000	$375,000	$434,507	$40,166	$1,349,673
Matthew B. Ockwood (5)	2021	$140,625	$140,890	$299,400	$31,752	$612,667
Chief Financial Officer
Michael Downs	2021	$250,000	$250,000	$439,771	$48,645	$988,416
Chief Operating Officer	2020	$246,875	$187,500	$150,515	$18,677	$603,568

(1)

Represents the aggregate grant date fair value of restricted stock and performance-based stock unit awards granted during the year in accordance with FASB ASC Topic 718, based on the average daily share price of Falcon Class A Common Stock at the date of grant, adjusted for the absence of future dividends, and assuming full (maximum) achievement of applicable performance criteria over the performance period. See Note 9 to Falcon’s Consolidated Financial Statements for the year ended December 31, 2021, located in Part IV of this report , for further discussion of the assumptions used in determining these values.

(2)

The “Stock Awards” column represents the grant date fair value of (i) the 2021 and 2020 Performance Stock Units (“PSU”) based upon the probable outcomes of the performance conditions; and (ii) Restricted Share Awards (“RSA”) granted to certain named executives that vest based upon continued service through the performance period. The 2021 PSUs and RSAs were granted under the Falcon Minerals Corporation 2018 Long-Term Incentive Plan. The following table presents the grant date fair value of the 2021 and 2020 PSUs at the target and maximum levels of performance:

Name	2020 PSUs Target ($)	2020 PSUs Maximum ($)	2021 PSUs Target ($)	2021 PSUs Maximum ($)
Bryan C. Gunderson	$55,284	$92,863	$192,507	$350,047
Daniel C. Herz	$—	$—	$—	$—
Matthew B. Ockwood	$—	$—	$—	$—
Michael J. Downs	$48,374	$79,695	$168,444	$306,292

Mr. Herz forfeited all of his unvested PSU’s as a part of the Separation and General Release Agreement entered into with Falcon in June 2021.

(3)

Amounts reported as All Other Compensation include: (i) dividend payments on shares of unvested restricted stock, (ii) payment of matching contributions made by Falcon for 2020 and 2021, respectively, under Falcon’s 401(k) plan for: Mr. Gunderson, $18,347 and $19,492; Mr. Herz $19,499 and $12,500; Mr. Ockwood, $0 and $13,452; and Mr. Downs, $9,859 and $18,973, and (iii) $1,125,000 in severance to Mr. Herz of which $1,000,000 is to be paid in equal installments on June 28, 2022 and June 28, 2023.

(4)	In connection with the mutual agreement of Mr. Herz and Falcon to terminate his employment, Mr. Herz and Falcon entered into a Separation and General Release Agreement in June 2021.
(5)	Mr. Ockwood joined Falcon in June 2021.

Narrative Disclosure to Summary Compensation Table

Falcon Minerals Corporation 2018 Long-Term Incentive Plan

In connection with the closing of the Business Combination, the Falcon Board and Falcon’s stockholders adopted the Falcon Minerals Corporation 2018 Long-Term Incentive Plan and material terms thereunder (the “Falcon Incentive Plan”). The purpose of the Falcon Incentive Plan is to further align the interests of eligible participants with those of Falcon’s stockholders by providing long-term incentive compensation opportunities tied to the performance of Falcon and its common stock. The Falcon Incentive Plan is intended to advance the interests of Falcon and increase stockholder value by attracting, retaining, and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Falcon Incentive Plan. An aggregate of 8,600,000 Falcon Class A Shares has been reserved for issuance under the Falcon Incentive Plan. Our 2021 equity grants were determined in consultation with FW Cook and the compensation study they performed.

Retirement and Other Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan pursuant to which employees, including our Named Executive Officers, are permitted to contribute portions of their base compensation to a tax-qualified retirement account. Falcon provides matching contributions equal to 100% of elective deferrals up to 5% of eligible compensation, subject to the applicable contribution limits. Matching contributions are immediately fully vested. We also maintain various other employee benefit plans, including medical, dental, and life insurance, in which the executive officers participate. We also provide our executive officers long-term disability insurance subject to the compensation committee’s ongoing review.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards held by each of our Named Executive Officers as of December 31, 2021:

		Share Awards
Name and Principal Position	Grant Date	Number of Shares that Have Not Vested (#)		Market Value of Shares that Have Not Vested ($) (2)
Bryan C. Gunderson, Chief Executive Officer	6/18/2019	15,000	(1)	$73,050
	6/18/2019	30,000	(3)	$146,100
	3/13/2020	24,089	(1)	$117,313
	3/13/2020	36,134	(3)	$175,973
	2/15/2021	38,425	(1)	$187,130
	2/15/2021	38,424	(3)	$187,125
	6/28/2021	60,000	(1)	$292,200
Daniel C. Herz, former Chief Executive Officer	3/13/2020	30,111	(1)	$146,641
	2/15/2021	32,020	(1)	$155,937
Matthew B. Ockwood, Chief Financial Officer	6/28/2021	60,000	(1)	$292,200
Michael J. Downs, Chief Operating Officer	5/14/2019	15,000	(3)	$73,050
	3/13/2020	21,078	(1)	$102,650
	3/13/2020	31,617	(3)	$153,975
	2/15/2021	33,622	(1)	$163,739
	2/15/2021	33,621	(3)	$163,734

(1)	The award provides for vesting based upon continued service through the performance period.
(2)	Based on a share price of $4.87, the closing price of our common stock on December 31, 2021.
(3)	The number and market or payout of these performance-based awards is based on achieving pre-established goals across certain financial objectives over the performance period.

Equity Compensation Plan Information

The following table sets forth shares of Falcon Class A Common Stock that may be issued under the Falcon Incentive Plan as of December 31, 2021. The Falcon Incentive Plan has been approved by our stockholders. We do not maintain any equity incentive plans that have not been approved by stockholders.

	(a)	(b)	(c)
	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options and Rights	Weighted Average Exercise Price Of Outstanding Stock Options and Rights	Number of Shares Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by stockholders:
Long Term Incentive Plan (1)	1,800,015	—	4,025,418
Equity compensation plans not approved by stockholders:	—	—	—

Total	1,800,015	—	4,025,418

(1)	The Falcon Minerals Corporation 2018 Long-Term Incentive Plan was adopted by the Falcon Board and our stockholders in 2018.

Director Compensation

Our non-employee directors are entitled to receive compensation for services they provide us consisting of retainers, fees and equity-based compensation as described below. Directors that also provide services to Falcon or its affiliates as employees do not receive compensation for their service on the Falcon Board.

The table below summarizes the compensation paid by Falcon to each non-employee director for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Restricted Stock Awards (1)	All Other Compensation (2)	Total
Claire Harvey (5)	$326,500	$250,001	$18,908	$595,409
Steven R. Jones (5)	$208,358	$50,001	$6,522	$264,881
William D. Anderson, PE (5)	$166,358	$50,001	$6,522	$222,881
Alan Hirshberg	$93,750	$50,001	$6,332	$150,083
Adam M. Jenkins (3)	$—	$—	$—	$—
Jonathan R. Hamilton (3)(4)	$—	$—	$—	$—
Erik C. Belz (3)	$—	$—	$—	$—
Mark C. Henle (3)	$—	$—	$—	$—

(1)	Represents the grant date fair value of restricted shares in 2021 determined in accordance with FASB ASC 718, based on the closing sale price of Falcon Class A Common Stock on the grant date.
(2)	Represents dividend payments on shares of unvested restricted stock.
(3)	Messrs. Jenkins, Hamilton, Belz and Henle are employees of Blackstone and therefore do not receive additional compensation for their services as directors of Falcon.
(4)	Mr. Hamilton resigned as a director of Falcon in July 2021.
(5)	“Fees Earned or Paid in Cash” includes the following amounts received for serving on the transaction advisory committee: Ms. Harvey — $211,500; Mr. Jones — $104,608; Mr. Anderson — $72,608.

Narrative Disclosure to Director Compensation Table

Through March 2021, non-employee directors of Falcon received an annual cash retainer in the amount of $75,000 and an annual restricted stock award of Class A common stock having a grant date fair value equal to $50,000, provided that the number of Falcon Class A Shares underlying such award did not exceed 25,000 shares. The Chairman of the Falcon Board and Chairman of the audit committee each received an additional annual retainer in the amount of $10,000. Members of the transaction advisory committee were each, additionally compensated for their service on the committee in the amount of $5,000 per month, an additional $2,500 per month to the Chairman of the committee plus additional amounts based on participating in meetings.

Starting in April 2021, non-employee directors of Falcon received an annual cash retainer in the amount of $100,000 and an annual restricted stock award of Class A common stock having a grant date fair value equal to $50,000, provided that the number of Falcon Class A Shares underlying such award did not exceed 25,000 shares. The Chairman of the Falcon Board received an additional annual retainer in the amount of $25,000 and an annual restricted stock award of Class A common stock having a grant date fair value equal to $50,000. The Chairman of the audit committee received an additional annual retainer in the amount of $10,000.

Non-employee directors are reimbursed for all out-of-pocket expenses in connection with attending meetings of the Falcon Board or committees. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

Employment Agreements

Chief Executive Officer

In connection with Bryan Gunderson’s appointment as CEO, Falcon entered into an Employment Agreement with Mr. Gunderson setting forth certain terms of Mr. Gunderson’s appointment (the “Gunderson Employment Agreement”). The Gunderson Employment Agreement, effective as of the Effective Date, has an initial term ending on June 28, 2022 (the “Gunderson Initial Term”) that will automatically renew for successive one-year periods until terminated. The Gunderson Employment Agreement provides for (i) an annual base salary of $325,000, (ii) a target annual bonus amount of $750,000 (the “Gunderson Target Annual Bonus”) consisting of (a) an annual cash bonus (the “Gunderson Annual Cash Bonus”) upon the attainment of one or more pre-established performance goals established in good faith by the Falcon Board, or compensation committee thereof, in its sole discretion, with a target of $325,000 (provided that the Gunderson Annual Cash Bonus may, at Falcon’s election, be paid in fully-vested and freely tradeable shares of common stock of Falcon), and (b) an annual equity award grant under the Falcon Incentive Plan with a target grant date fair market value of $425,000.

Pursuant to the Gunderson Employment Agreement, in the event Mr. Gunderson’s employment is terminated (i) by Falcon without “cause,” (ii) by Mr. Gunderson for “good reason” (each quoted term as defined in the Employment Agreement) or (iii) as a result of Falcon’s non-extension of the Gunderson Employment Agreement, where the notice of such non-extension provided by Falcon pursuant to the Gunderson Employment Agreement does not include notice that Falcon is waiving enforcement of the noncompetition provision of the Gunderson Employment Agreement, he would be entitled to (A) the “Accrued Benefits” (as defined in the Gunderson Employment Agreement), (B) a lump-sum cash payment equal to the “Gunderson Severance Multiple” (as defined below) multiplied by the sum of (I) his base salary and (II) the Gunderson Target Annual Bonus, (C) a pro-rata portion of the Gunderson Target Annual Bonus for the fiscal year in which termination occurs (the “Gunderson Pro Rata Bonus”), (D) if Mr. Gunderson were to elect to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of COBRA premiums for the number of years equal to the Severance Multiple (but not to exceed eighteen months) (the “Gunderson COBRA Reimbursement”) and (E) the prior year’s bonus, to the extent unpaid. The “Gunderson Severance Multiple” means one. In the event Mr. Gunderson is terminated by reason of death or “disability” (as such term is defined in the Gunderson Employment Agreement), he would be entitled to the Gunderson Accrued Benefits, the Gunderson Pro Rata Bonus and the Gunderson COBRA Reimbursement. The Gunderson Employment Agreement also contains customary restrictive covenants regarding confidential information non-competition, non-solicitation and non-disparagement.

Additionally, in the event Mr. Gunderson’s employment is terminated (i) (A) by Falcon without cause or (B) by Mr. Gunderson for good reason, in each case, on the effective date of or during the twelve-month period following a Change in Control (as defined in the Falcon Incentive Plan) or (ii) by reason of Mr. Gunderson death or disability at any time, any restricted stock units that have not yet vested would immediately vest. In the event Mr. Gunderson’s employment is terminated at any time (i) by Falcon without cause, (ii) by Mr. Gunderson for good reason or (iii) by reason of Mr. Gunderson death or disability, any performance stock units would time vest as of the date of termination and performance vest, to the extent not yet performance vested, if the applicable performance conditions were achieved on or within 30 days following the date of termination.

Chief Financial Officer

In connection with Mr. Ockwood’s appointment as CFO, Falcon entered into an Employment Agreement with Mr. Ockwood (the “Ockwood Employment Agreement”), outlining the terms of his employment as Chief Financial Officer of Falcon. The Ockwood Employment Agreement, effective as of June 28, 2021, has an initial term ending on June 28, 2022 (the “Ockwood Initial Term”) that will automatically renew for successive one-year periods until terminated. The Ockwood Employment Agreement provides for (i) an annual base salary of $275,000, (ii) a target annual bonus amount of $725,000 (the “Ockwood Target Annual Bonus”) consisting of (a) an annual cash bonus (the “Ockwood Annual Cash Bonus”) upon the attainment of one or more pre-established performance goals established in good faith by the Falcon Board, or compensation committee thereof, in its sole discretion, with a target of $275,000 (provided that the Ockwood Annual Cash Bonus may, at Falcon’s election, be paid in fully-vested and freely tradeable shares of common stock of Falcon), and (b) an annual equity award grant under the Falcon Incentive Plan with a target grant date fair market value of $450,000.

Pursuant to the Ockwood Employment Agreement, in the event Mr. Ockwood’s employment is terminated (i) by Falcon without “cause,” (ii) by Mr. Ockwood for “good reason” (each quoted term as defined in the Employment Agreement) or (iii) as a result of Falcon’s non-extension of the Ockwood Employment Agreement, where the notice of such non-extension provided by Falcon pursuant to the Ockwood Employment Agreement does not include notice that Falcon is waiving enforcement of the noncompetition provision of the Ockwood Employment Agreement, he would be entitled to (A) the “Accrued Benefits” (as defined in the Ockwood Employment Agreement), (B) a lump-sum cash payment equal to the “Ockwood Severance Multiple” (as defined below) multiplied by the sum of (I) his base salary and (II) the Ockwood Target Annual Bonus, (C) a pro-rata portion of the Ockwood Target Annual Bonus for the fiscal year in which termination occurs (the “Ockwood Pro Rata Bonus”), and (D) the prior year’s bonus, to the extent unpaid. The “Ockwood Severance Multiple” means two (2) minus a fraction, the numerator of which is the number of days of the Mr. Ockwood’s employment during the “Employment Term” (as defined in the Ockwood Employment Agreement) and the denominator of which is 365, in the event Mr. Ockwood’s termination of employment occurs during the Ockwood Initial Term and one (1) if Mr. Ockwood’s termination of employment occurs after the expiration of the Ockwood Initial Term and during the Employment Term. In the event Mr. Ockwood is terminated by reason of death or “disability” (as such term is defined in the Ockwood Employment Agreement), he would be entitled to the Ockwood Accrued Benefits, the Ockwood Pro Rata Bonus and the Ockwood COBRA Reimbursement. The Ockwood Employment Agreement also contains customary restrictive covenants regarding confidential information non-competition, non-solicitation and non-disparagement.

Additionally, in the event Mr. Ockwood’s employment is terminated (i) (A) by Falcon without cause or (B) by Mr. Ockwood for good reason, in each case, on the effective date of or during the twelve-month period following a Change in Control (as defined in the Falcon Incentive Plan) or (ii) by reason of Mr. Ockwood’s death or disability at any time, any restricted stock units that have not yet vested would immediately vest. In the event Mr. Ockwood’s employment is terminated at any time (i) by Falcon without cause, (ii) by Mr. Ockwood for good reason or (iii) by reason of Mr. Ockwood’s death or disability, any performance stock units would time vest as of the date of termination and performance vest, to the extent not yet performance vested, if the applicable performance conditions were achieved on or within 30 days following the date of termination.

Former Chief Executive Officer

We entered into an employment agreement (the “Herz Employment Agreement”) with our former Chief Executive Officer, Daniel C. Herz, outlining the terms of his employment as Chief Executive Officer and President of Falcon. The Herz Employment Agreement, effective as of April 19, 2019, had an initial term ending on August 24, 2021 and automatically renewed for successive one-year periods until terminated.

In connection with the mutual agreement of Mr. Herz and Falcon to terminate his employment, Mr. Herz and Falcon entered into a Separation and General Release Agreement (the “Herz Separation Agreement”) which became effective July 6, 2021 (the “Release Effective Date”). Under the Herz Separation Agreement, Mr. Herz received (i) a pro-rata bonus for 2021 in the amount of $643,835.61 in cash on the earlier of the first payroll coincident or following the Release Effective Date and August 1, 2021, and (ii) severance in the amount of (x) $125,000 paid in cash on the earlier of the first payroll coincident or following the Release Effective Date and August 1, 2021, (y) $500,000 payable in cash on the first anniversary of the date of the Release Effective Date and (z) $500,000 payable on the second anniversary of the Release Effective Date, in each case less standard tax and other applicable withholdings. In addition, for a period of twelve months from the Release Effective Date, Falcon provides health insurance to Mr. Herz under Falcon’s plan pursuant to and subject to Mr. Herz’s right to COBRA continuation coverage if Mr. Herz timely elects such coverage.

Pursuant to the Herz Separation Agreement, with respect to Mr. Herz’s restricted stock awards (i) the remaining 66,667 shares issued under the April 2019 Restricted Stock Award vested on June 28, 2021, subject to the occurrence of the Release Effective Date, (ii) 15,055.50 shares issued under the March 2020 Restricted Stock Award will vest on the first anniversary of the Release Effective Date and the remaining 15,055.50 shares issued under the March 2020 Restricted Stock Award will vest on the second anniversary of the Release Effective Date, and (iii) 16,010 shares issued under the February 2021 Restricted Stock Award will vest on the first anniversary of the Release Effective Date and the remaining 16,010.15 shares issued under the February 2021 Restricted Stock Award will vest on the second anniversary of the Release Effective Date.

The Herz Separation Agreement contains a general release and waiver of claims pursuant to which Mr. Herz agreed to release Falcon and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Herz Separation Agreement. In connection with his termination, Falcon released Mr. Herz from certain non-competition restrictions set forth in his employment agreement; however, Mr. Herz continues to be bound by the non-solicitation, confidentiality and other post-termination provisions set forth in the Herz Employment Agreement.

CERTAIN FALCON RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

In this section “we,” “us” and “our” refer to Falcon.

Related Party Policy

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the Falcon Board (or the appropriate committee of the Falcon Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Falcon. Our code of ethics is available on Falcon’s website.

In addition, our audit committee, pursuant to the Audit Committee Charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. The Audit Committee Charter is available on Falcon’s website. We also require each of our directors and officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

The 2018 Transaction

On August 23, 2018, Falcon completed the 2018 Transaction. Pursuant to the Contribution Agreement, on the closing date of the 2018 Transaction, Falcon contributed cash to Falcon OpCo in exchange for (a) a number of Falcon Partnership Units equal to the number of Falcon Class A Shares outstanding as of the closing date of the 2018 Transaction and (b) a number of Falcon OpCo warrants exercisable for Falcon Partnership Units equal to the number of Falcon’s warrants outstanding as of the closing date of the 2018 Transaction. Falcon controls Falcon OpCo through Falcon Minerals GP, LLC, a Delaware limited liability company, and wholly owned subsidiary of Falcon and the sole general partner of Falcon OpCo. Each Falcon Partnership Unit, together with one Falcon Class C Share, is exchangeable for one Falcon Class A Share at the option of the holder pursuant to the terms of Falcon’s and Falcon OpCo’s organizational documents, subject to certain restrictions.

Shareholders Agreement

In connection with the closing of the 2018 Transaction, Falcon entered into a Shareholders’ Agreement, dated as of August 23, 2018 (the “Shareholders Agreement”), with Osprey Sponsor, LLC (“Sponsor”), Blackstone Management Partners, L.L.C. (“Blackstone”) and the other parties thereto. Under the Shareholders Agreement, the parties thereto agreed to use reasonable best efforts, and Falcon agreed to take all permissible actions necessary, to carry out the restructuring of Falcon Board pursuant to the Contribution Agreement.

The Shareholders Agreement also provides that Blackstone is entitled to designate for nomination by Falcon for election (i) six (6) directors to serve on Falcon Board so long as Blackstone and its controlled affiliates hold more than 40% of the voting power of Falcon, with three (3) independent directors also serving on Falcon Board, (ii) four (4) directors so long as Blackstone and its controlled affiliates hold between 20% and 40% of the voting power of Falcon, with five (5) independent directors also serving on Falcon Board, (iii) two (2) directors so long as Blackstone and its controlled affiliates hold between 10% and 20% of the voting power of Falcon, with five (5) independent directors also serving on Falcon Board and (iv) one (1) director so long Blackstone and its controlled affiliates hold between 5% and 10% of the voting power of Falcon, with five (5) independent directors also serving on Falcon Board. Once Blackstone and its controlled affiliates beneficially own in the aggregate less than 5% of the voting power of Falcon, it will no longer have any rights to designate any individuals for nomination to be elected to the Falcon Board under the Shareholders Agreement.

Until the termination of the Shareholders Agreement, the size of Falcon Board will be fixed based on the number of individuals Blackstone is entitled to designate for nomination to be elected as directors, as described above.

The number of Board seats is currently nine, one seat of which will remain vacant and may be filled by directors nominated by Blackstone.

The Shareholders Agreement will terminate upon consummation of the Merger Transactions.

Registration Rights Agreement

Pursuant to the Contribution Agreement, Falcon entered into a registration rights agreement (the “Royal Registration Rights Agreement”) with Royal and the Contributors, pursuant to which Falcon has certain obligations to register for resale under the Securities Act all or any portion of the Class A common stock that Royal and the Contributors hold as of the date of the Royal Registration Rights Agreement and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor. Royal and the Contributors are entitled to an unlimited number of underwritten offerings, provided that the gross proceeds of each underwritten offering is more than $30 million, and “piggyback” registration rights. It is anticipated that, assuming no Additional Consideration is issued and the Falcon Reverse Stock Split is effected, the Company will be required to register for resale 67,549,410 shares of Falcon Class A Common Stock issued or issuable upon the exchange of the shares of Falcon Class C Common Stock and Falcon Partnership Units held by such holders.

The Royal Registration Rights Agreement will terminate upon consummation of the Merger Transactions.

Royal Resources L.P.

Royal Resources, which owns approximately 35.2 million Falcon Class C Shares, as well as an equivalent number of Falcon Partnership Units, entered into a Master Service Agreement (“MSA”) with Falcon in December 2018. Under the MSA, Falcon provides certain management services to Royal Resources. For the year ended December 31, 2021, Falcon received $0.3 million under this agreement.

Hepco Capital Management, LLC

Hepco Capital Management, LLC, of which Jeffrey Brotman is an officer, and its affiliates share certain employees and office space and reimburses Falcon for a proportionate amount of the shared expenses on a monthly basis. For the year ended December 31, 2021, Falcon received $0.1 million of such reimbursements.

Director Independence

Information related to the independence of the members of the Falcon Board is included in the section entitled “Proposal No. 6 — The Director Election Proposal — Information Concerning The Falcon Board of Directors, Committees and Governance“ and is incorporated herein by reference.

MANAGEMENT AFTER THE MERGER

Following the closing of the Merger Transactions, the Post-Combination Company’s Board will consist of seven directors with (i) two directors designated by Falcon, Ms. Harvey and Mr. Jones, (ii) two directors designated by Desert Peak, Mr. Clark and Ms. Gould, (iii) Christopher L. Conoscenti, who will also serve as the Chief Executive Officer of the Post-Combination Company, (iv) one director designated by Kimmeridge, Mr. Lockshin, who will serve as Chairman of the Post-Combination Company’s Board and (v) one director designated by the Source Stockholders, Mr. Li. Upon completion of the Merger Transactions, the executive officers of Desert Peak are expected to serve in the same capacity as the executive officers of Post-Combination Company. The following table sets forth the name, ages and titles of such individuals following the closing of the Merger Transactions.

Name	Age	Position
Christopher L. Conoscenti	46	Chief Executive Officer and Director
Carrie L. Osicka	43	Chief Financial Officer
Britton L. James	39	Vice President of Land
Jarret J. Marcoux	40	Vice President of Engineering and Acquisitions
Brett S. Riesenfeld	37	General Counsel and Secretary
Noam Lockshin	37	Chairman of the Board of Directors and Director
Morris R. Clark	54	Director
Alice E. Gould	60	Director
Allen W. Li	31	Director
Claire R. Harvey	41	Director
Steven R. Jones	48	Director

Christopher L. Conoscenti—Chief Executive Officer and Director Nominee. Mr. Conoscenti joined Kimmeridge as the Chief Executive Officer of its mineral and royalty interest business in March 2019 following an 18 year career in oil and gas investment banking, most recently as a Managing Director in the Oil & Gas Investment Banking and Capital Markets Group at Credit Suisse Securities (USA) LLC (“Credit Suisse”) from July 2014 to March 2019. Previously, Mr. Conoscenti worked in Oil & Gas Investment Banking at J.P. Morgan Securities LLC beginning in January 2004 where he served as a Managing Director from May 2012 until his departure in April 2014. His clients at Credit Suisse included large and mid-cap upstream E&P operators and minerals companies. During his investment banking career, Mr. Conoscenti advised on numerous mergers and acquisition transactions and served as an active bookrunner on equity, equity-linked and debt transactions. Mr. Conoscenti holds a Bachelor of Arts degree from the University of Notre Dame and a Juris Doctor and a Master of Business Administration from Tulane University.

Mr. Conoscenti’s significant experience in the oil and gas industry and financial expertise makes him well qualified to serve as a member of the Post-Combination Company’s Board following the closing of the Merger Transactions.

Carrie L. Osicka—Chief Financial Officer. Ms. Osicka joined Kimmeridge as the Chief Financial Officer of its mineral and royalty interest business in April 2019 following a ten year career at Resolute Energy Corporation, where she served as the Senior Director of Finance from November 2017 to February 2019 and previously as Manager of Business Analytics from November 2010 to October 2017. While at Resolute Energy Corporation, Ms. Osicka focused on strategy, financial planning, analysis and mergers and acquisition transactions. Ms. Osicka holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and Bachelor of Science degree in Accounting from Metropolitan State University.

Britton L. James—Vice President of Land. Mr. James joined Kimmeridge as Vice President of Land of its mineral and royalty interest business in December 2018 following a 12 year career in land management as part of teams covering the Bakken, Delaware Basin, Powder River Basin and several other basins throughout the United States, most recently as a Land Manager for Rockies Resources LLC from June 2018 until November 2018. Previously, Mr. James was an independent land consultant for multiple upstream companies from March 2018 until June 2018, and a Managing Partner, Vice President-Land and member of the Board of Directors for Clear Creek E&P, LLC from January 2017 until its sale in February 2018. Mr. James was also Land Manager for Arris Petroleum Corporation (“Arris Petroleum”) from May 2015 until its sale to PDC Energy, Inc. (“PDC Energy”) in December 2016, Senior Landman for American Eagle Energy Corporation from January 2012 until May 2015, and Senior Landman for Whiting Petroleum Corporation for over five years. Mr. James was also involved in Kimmeridge’s investment in 299 Resources LLC (“299 Resources”) until its sale to PDC Energy. During his career, Mr. James advised on acquisitions/divestitures, grassroots leasing, managing drilling programs and all other facets of land management. In addition to his career in oil and gas, Mr. James served as a Non-Commissioned Officer in the Colorado Army National Guard for six years. Mr. James holds a Bachelor of Science degree in Business from the University of Montana.

Jarret J. Marcoux—Vice President of Engineering and Acquisitions. Mr. Marcoux joined Kimmeridge in January 2015 as Reservoir Engineer, became Vice President of Reservoir Engineering in September 2015 and Vice President of Engineering and Acquisitions of its mineral and royalty interest business in May 2019. Mr. Marcoux was involved in Kimmeridge’s investments in Arris Petroleum and 299 Resources and the subsequent sale of Kimmeridge’s ownership interests in those companies to PDC Energy. Prior to Kimmeridge, Mr. Marcoux spent two years at Baker Hughes Company, first consulting on various unconventional plays as a Reservoir Engineer from May 2013 until May 2014, and later held the title of Product Line Manager, overseeing all subsurface consulting in the Permian Basin from June 2014 until December 2014. Additionally, Mr. Marcoux has eight years of engineering experience working for International Business Machines Corporation (NYSE: IBM) (“IBM”), Samsung Electronics Co., Ltd. and Advanced Micro Devices, Inc. within the electronics industry. Mr. Marcoux holds a Master of Engineering from Texas A&M University in Petroleum Engineering as well as a Bachelor of Science degree from the University of Massachusetts Amherst in Chemical Engineering with a secondary major in Economics.

Brett S. Riesenfeld—General Counsel and Secretary. Mr. Riesenfeld joined Kimmeridge as the General Counsel of its mineral and royalty interest business in June 2019. From October 2010 to June 2019, Mr. Riesenfeld served as an attorney at Vinson & Elkins, L.L.P. While at Vinson & Elkins, L.L.P., Mr. Riesenfeld represented public and private companies in capital markets offerings and mergers and acquisitions, primarily in the oil and natural gas industry. Mr. Riesenfeld holds a Bachelor of Arts degree from The University of Texas and a Juris Doctor from The University of Texas School of Law.

Noam Lockshin—Chairman of the Board of Directors and Director. Mr. Lockshin will be appointed to the Post-Combination Company’s Board in connection with Closing and will serve as the Chairman of the Board of Directors. Mr. Lockshin was appointed to the Desert Peak board of directors in April 2019. Mr. Lockshin is a Partner of Kimmeridge and has been with the firm since its founding in May 2012. Mr. Lockshin is a member of the firm’s investment team, and serves in various capacities including research, analysis, and diligence of investment opportunities as well as the negotiation and execution of investment strategies. Most recently, Mr. Lockshin led the firm’s investment efforts in the mineral and royalty interests business focused on the Delaware Basin in Texas and New Mexico. Prior to joining Kimmeridge, Mr. Lockshin served as a Vice President, Energy Investing for AllianceBernstein Holding L.P., a leading global asset management firm, from July 2010 to May 2012. Prior to that, Mr. Lockshin was an Equity Research Associate for E&P at Sanford C. Bernstein & Co. LLC from July 2007 to July 2010. Mr. Lockshin holds a Bachelor of Arts degree in Mathematics from York University.

Mr. Lockshin’s experience covering the E&P industry, his specialized knowledge of the minerals and royalty interests business, history of building successful working relationships with landowners in the Delaware Basin to acquire land, and mineral and royalty interests, and leading the Kimmeridge team that manages those assets, uniquely qualify him to serve as a member of the Post-Combination Company’s Board following the closing of the Merger Transactions.

Morris R. Clark—Director. Mr. Clark will be appointed to the Post-Combination Company’s Board in connection with Closing. From January 2014 to July 2019, Mr. Clark served as Vice President and Treasurer of Marathon Oil Corporation (“Marathon Oil”). From 2007 until January 2014, Mr. Clark served as Assistant Treasurer of Marathon Oil. Mr. Clark was responsible for managing all treasury related matters, including corporate finance, cash and banking/operations, insurance, pensions, enterprise risk management and credit and counterparty risk. During his tenure, Mr. Clark led financing transactions, including bond and equity issuances, revolving credit and receivables facilities, merger and acquisition financings and major corporate restructurings (public spin-offs). Prior to joining Marathon Oil, Mr. Clark served as Senior Tax Counsel at Enron North America Corporation, a Tax Attorney at Bracewell LLP in Houston and a Senior Accountant with Touche Ross & Company (Deloitte & Touche) in Los Angeles. Mr. Clark currently serves as a Director and Chair of the Audit Committee of the Board of Directors of Extraction Oil & Gas, Inc. (NYSE: XOG), a position he has held since January 2021. Additionally, Mr. Clark has been involved with several non-profit and educational boards and continues to evaluate additional potential opportunities. Mr. Clark holds a Bachelor of Science degree in Accounting from Southern University, a Juris Doctor from Tulane Law School, and a Master of Laws degree (LL.M.) from New York University School of Law.

Mr. Clark’s significant experience in the oil and gas industry with multiple public companies will bring extensive financial expertise and proven leadership to the Post-Combination Company’s Board. Furthermore, Mr. Clark’s leadership with multiple community based and educational organizations will provide the Post-Combination Company’s Board with a welcomed perspective. For example, Mr. Clark served on the Board of Directors for Dress for Success Houston from 2015 to 2020 and has served on the University of St. Thomas Board of Trustees since 2017 (currently serving as Vice-Chair of the Audit & Finance Committee).

Alice E. Gould—Director. Ms. Gould will be appointed to the Post-Combination Company’s Board in connection with Closing. Ms. Gould joined the Board of Directors of CorePoint Lodging Inc., a publicly-traded select service lodging real estate investment trust (NYSE: CPLG) spun off from La Quinta Franchising LLC, in 2018 and serves on its Compensation and Nominating and Corporate Governance Committees. Ms. Gould is a former Investment Manager at DUMAC Inc. (“DUMAC”), a professionally staffed investment office controlled by Duke University that manages over $18 billion of endowment and other Duke-related assets, where Ms. Gould worked from 2004 to 2018 and had responsibility for the evaluation, selection and monitoring of energy and natural resources investments. Prior to her role at DUMAC, Ms. Gould was a management consultant assisting senior executives in the technology, pharmaceutical, media and financial industries with strategic initiatives. Ms. Gould also worked for ten years at IBM where she managed product development, marketing and business planning. Ms. Gould has served on the advisory board of over 20 private equity and real assets partnerships in the U.S. and abroad. Ms. Gould received a Bachelor of Science degree in Engineering from Duke University (magna cum laude) and Master of Business Administration from The Fuqua School of Business at Duke University, where she was a Fuqua Scholar.

Ms. Gould’s leadership skills and experience, including serving on another corporate board of directors and its key committees, as well as her asset allocation expertise and significant experience evaluating and monitoring energy and natural resource investments qualify her to serve as a member of the Post-Combination Company’s Board following the closing of the Merger Transactions.

Allen W. Li—Director. Mr. Li will be appointed to the Post-Combination Company’s Board in connection with Closing. Mr. Li is a Senior Vice President in the Opportunities Funds at Oaktree. He currently serves on the Board of Directors of Battalion Oil Corporation (NYSE: BATL), PHI Group, Inc., Source Energy Services Ltd., Sierra Energy Inc. and FourPass Energy LLC. Prior to joining Oaktree in 2014, Mr. Li worked in the Investment Banking Division at Goldman Sachs Group, Inc. He holds a Bachelor of Science degree in Business Administration from the University of Southern California.

Mr. Li’s skills and experience, particularly his financial expertise and investment banking experience, his experience serving on public company boards and his industry knowledge, make him well qualified to serve as a member of the Post-Combination Company’s Board following the closing of the Merger Transactions.

Claire R. Harvey—Director. Ms. Harvey has served as a member of and as Chairman of the Falcon Board since May 2020. Ms. Harvey is the President of ARM Resources, the upstream oil and gas division of ARM Energy, LLC, a producer services firm providing innovative solutions across the energy value chain. Ms. Harvey has a long history of investing in and owning oil and gas assets. From May 2019 to August 2020, she led Gryphon Oil and Gas, LLC (“Gryphon”), a Blackstone-sponsored company focused on acquiring non-operated interests in the Permian Basin. Prior to Gryphon, Ms. Harvey made upstream oil and gas investments on behalf of two private equity funds, Pine Brook Partners, LLC from March 2014 to May 2019, and TPH Partners LLC from May 2010 to February 2014. Earlier in her career, she worked as an investment banker at Lehman Brothers and Barclays plc, primarily focused on corporate finance and mergers and acquisitions for oil and gas companies. Ms. Harvey has served as a director on several private oil and gas company boards and also currently serves on the Board of Advisors for the Texas A&M University Finance Department as well as the Texas A&M University Petroleum Ventures Program. Ms. Harvey earned a Bachelor of Business Administration degree in Finance at Texas A&M University, where she was also a four-year letterman and co-captain for the Texas Aggie Volleyball Team. In addition, Ms. Harvey earned a Master of Business Administration from the Jones Graduate School of Business at Rice University where she was the Jones Scholar and M.A. Wright Award winner.

Ms. Harvey’s current role as president of an oil and gas division as well as her background in finance and oil and gas mergers and acquisitions makes her well qualified to serve as a member of the Post-Combination Company’s Board.

Steven R. Jones—Director. Mr. Jones has served as a director since October 2017. Mr. Jones is the Co-President and Chief Financial Officer of WaterBridge Resources LLC, a privately held company focused on building and operating water pipelines and related infrastructure to serve oil and gas producers. Mr. Jones has served as a director for Falcon since October 2017. From November 2016 to March 2018, Mr. Jones was the Founder, President and Chief Executive Officer of Core Midstream, LLC, a venture-stage energy company focused on acquiring and developing companies and projects engaged in midstream services for natural gas and crude oil producers. From February 2014 to October 2016, he founded and served as the Senior Vice President and Chief Financial Officer of PennTex Midstream Partners LP, a former Nasdaq listed limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America. Prior to that, from March 2008 to January 2014, Mr. Jones served as the Managing Director and Head of Midstream Investment Banking of Tudor, Pickering, Holt & Company, an integrated investment and merchant bank providing high quality advice and services to the energy industry. In addition, from June 2004 to March 2008, he served as Vice President, Global Natural Resources of Lehman Brothers, a global financial services firm. Prior to that, from June 2000 to June 2004, Mr. Jones served as Director of Corporate Development of El Paso Corporation, a provider of natural gas and related energy products.

Mr. Jones experience in the investment banking industry, especially within the energy sector, and his skills and industry knowledge make him well qualified to serve as a member of the Post-Combination Company’s Board.

Board Structure and Independence

Following the Closing, the Post-Combination Company’s Board will consist of seven directors and be comprised of a single class of directors, all of whom will hold office until the next annual meeting of stockholders or until the earlier of their death, resignation, retirement, the expiration of term of service, disqualification or removal or until their successors have been duly elected and qualified. In connection with the execution of the Merger Agreement, Falcon, Kimmeridge, Rock Ridge, Royal Resources and the Source Stockholders entered into the Director Designation Agreement, pursuant to which, effective as of the Closing,

Falcon agreed to (a) include two nominees designated by Falcon in the slate of nominees to be recommended by the Post-Combination Company’s Board for election at the first annual meeting of stockholders at which directors are to be elected following the Merger Effective Time and (b) include in the slate of nominees to be recommended by the Post-Combination Company’s Board for election at each applicable annual or special meeting of stockholders the following individuals: (i) so long as Kimmeridge and its affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by Kimmeridge; (ii) so long as Rock Ridge and Royal Resources and their affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by Rock Ridge and Royal Resources together; and (iii) so long as the Source Stockholders and their affiliates collectively beneficially own at least 10% of the outstanding shares of Falcon Common Stock, one nominee designated by the Source Stockholders together. On April 13, 2022, Rock Ridge and Royal Resources executed a waiver pursuant to which they irrevocably waived their rights to designate one nominee for election to the Post-Combination Company’s Board pursuant to the Director Designation Agreement, and in connection with such waiver, on April 13, 2022, Desert Peak waived its rights to appoint such nominee to the Post-Combination Company’s Board in connection with the Closing pursuant to the Merger Agreement. The Post-Combination Company’s Board will therefore consist of seven directors rather than eight directors immediately following consummation of the Merger.

Nasdaq listing standards require the board of directors of listed companies to have a majority of independent directors within the meaning of the Nasdaq listing standards. Furthermore, following the Closing, Falcon expects the listing of the Falcon Class A Common Stock and its warrants to be transferred to the NYSE. In connection with such transfer, the Post-Combination Company’s Board will be required to have a majority of independent directors within the meaning of the NYSE listing rules. Falcon expects that the Post-Combination Company’s Board will determine that Morris R. Clark, Alice E. Gould, Allen W. Li, Claire R. Harvey and Steven R. Jones are independent within the meaning of the Nasdaq listing standards, as well as the NYSE listing rules, currently in effect.

Audit Committee

Following the Closing of the Merger Transactions, we will have an audit committee of the Post-Combination Company’s Board that will consist of Morris R. Clark, Claire R. Harvey and Steven R. Jones. The Nasdaq rules, as well as the NYSE listing rules, and Section 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each of Mr. Clark, Ms. Harvey and Mr. Jones meets the independent director standard under Nasdaq listing standards, as well as the NYSE listing rules following the listing transfer described above, and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Clark will serve as Chairman of the Audit Committee following the Closing of the Merger Transactions. The audit committee’s duties, which are specified in the Audit Committee Charter, which will be available on Falcon’s website, include, but are not limited to:

•	review of Falcon’s audited financial statements;

•	the integrity of Falcon’s financial statements;

•	Falcon’s process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of Falcon’s independent auditor; and

•	the performance of Falcon’s internal audit function.

Under the Nasdaq listing standards, the audit committee must at all times be composed exclusively of independent directors who are able to read and can understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Furthermore, under the NYSE listing rules, the audit committee must at all times be composed exclusively of independent directors who are financially literate.

In addition, we must certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the individual’s financial sophistication. Furthermore, under the NYSE listing rules, the audit committee must have at least one member with accounting or related financial management expertise. We have determined that Mr. Clark and Mr. Jones satisfy Nasdaq’s and, following the listing transfer described above, the NYSE’s respective definitions of financial sophistication and financial management expertise and also each qualify as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee

Following the Closing of the Merger Transactions, we will have a compensation committee of the Post-Combination Company’s Board that will consist of Alice E. Gould, Steven R. Jones and Allen W. Li. Each of Ms. Gould, Mr. Jones and Mr. Li meets the independent director standard under Nasdaq listing standards, as well as the NYSE listing rules following the listing transfer described above. Ms. Gould will serve as Chairman of the Compensation Committee following the Closing of the Merger Transactions.

The compensation committee’s duties, which are specified in the Compensation Committee Charter, which will be available on Falcon’s website, include, but are not limited to:

•	determining and approving the compensation of executive officers; and

•	reviewing and approving incentive compensation and equity compensation policies and programs.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq, as well as the NYSE listing rules following the listing transfer described above, and the SEC.

Nominating and Corporate Governance Committee

Following the Closing of the Merger Transactions, we will have a nominating and corporate governance committee of the Post-Combination Company’s Board that will consist of Noam Lockshin, Claire R. Harvey and Allen W. Li. Each of Ms. Harvey and Mr. Li meets the independent director standard under Nasdaq listing standards, as well as the NYSE listing rules following the listing transfer described above. Mr. Lockshin will serve as Chairman of the Nominating and Corporate Governance Committee following the Closing of the Merger Transactions.

The nominating and corporate governance committee’s duties, which are specified in the Nominating and Corporate Governance Committee Charter, which will be available on Falcon’s website, include, but are not limited to:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Post-Combination Company’s Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Post-Combination Company’s Board;

•	developing, recommending to the Post-Combination Company’s Board and overseeing implementation of the Post-Combination Company’s corporate governance guidelines;

•

coordinating and overseeing the annual self-evaluation of the Post-Combination Company’s Board, its committees, individual directors and management in the governance of the Post-Combination Company; and

•	reviewing on a regular basis Falcon’s overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee also develops and recommends to the Post-Combination Company’s Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices.

The nominating and corporate governance committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The committee will seek to ensure that the membership of the Post-Combination Company’s Board and each committee of the Post-Combination Company’s Board satisfies all relevant Nasdaq listing standard requirements, as well as the NYSE listing rules following the listing transfer described above, and applicable laws and regulations and all requirements of Falcon’s governance documents. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the committee may look for will depend on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Post-Combination Company’s Board. The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their sex, race, religion, creed, sexual orientation or disability.

The nominating and corporate governance committee will also consider director candidates recommended for nomination by stockholders of Falcon during such times as they are seeking proposed nominees to stand for election at the next annual meeting. Such stockholders that wish to nominate a director for election to the Post-Combination Company’s Board should follow the procedures set forth in the amended and restated certificate of incorporation and bylaws of Falcon.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AFTER THE MERGER

Following the Merger, we expect that our executive officers will receive an annual base salary, will be eligible to receive equity-based long-term incentive awards and will participate in employee benefits on the same basis as other employees. We expect that approximately 75% of the initial equity-based awards that we intend to grant in connection with the consummation of the Merger will be based on absolute TSR performance and approximately 25% will be subject to time-based vesting, as described in further detail below under “—Transaction Awards.” In addition, it is expected that our executive officers will receive one-time cash awards in connection with the Merger, as described in further detail below under “Transaction Awards.” Below is a description of the anticipated compensation programs and practices for our executive officers, who are the individuals who will be eligible to qualify as our named executive officers in the future. As we grow as an independent company, our compensation programs and practices may evolve and change and may, in the future, include different elements and items of compensation from those described herein.

Base Salary

Effective upon the consummation of the Merger, the annualized base salary of our executive officers is currently expected to be set as follows:

Name	Base Salary
Christopher L. Conoscenti—Chief Executive Officer and Director Nominee	$500,000
Carrie L. Osicka—Chief Financial Officer	$375,000
Britton L. James—Vice President of Land	$325,000
Jarret J. Marcoux—Vice President of Engineering and Acquisitions	$325,000
Brett S. Riesenfeld—General Counsel and Secretary	$325,000

Cash Bonuses

We do not currently expect to pay cash bonuses to our executive officers pursuant to a formal bonus program.

Other Benefits

It is expected that participation in broad-based retirement, health and welfare plans will be offered to all of our employees, including our executive officers who are eligible to participate in such plans on the same basis as all other employees. This is expected to include a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended, where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating executive officers, to save for the future. It is anticipated that a competitive matching contribution based on a portion of an employee’s eligible compensation will also be provided.

Transaction Awards

One-time Equity Awards

In connection with the Merger, we intend to grant one-time equity-based awards (each, a “Transaction Equity Award”) to our executive officers under the Incentive Plan (which is described in more detail under “Proposal No. 5 (Incentive Plan Proposal)”), which Transaction Equity Awards will consist of restricted stock units (“RSUs”) subject to time-based vesting.

The Transaction Equity Award granted to each of our executive officers is expected to consist of a number of RSUs equal to $2,000,000 for Mr. Conoscenti and 200% of base salary for each of Ms. Osicka and Messrs. James, Marcoux and Riesenfeld, in each case, divided by the closing price of the Post-Combination Company’s common stock on the applicable date of grant.

The Transaction Equity Awards are expected to vest in full on the first anniversary of the applicable date of grant, so long as the executive officer remains continuously employed by us through such vesting date. Vesting of the Transaction Equity Awards will accelerate in full upon a termination by us of the recipient’s employment without cause or, following a change in control of us, by the recipient for good reason.

2022 Equity Awards

In connection with, or shortly following the consummation of, the Merger, we intend to grant annual equity-based awards (each, an “Annual Equity Award”) in respect of calendar year 2022 to our executive officers under the Incentive Plan, which Annual Equity Awards will consist of RSUs subject to time-based vesting, representing 25% of each individual’s Annual Equity Award (other than Mr. Riesenfeld, who will receive RSUs that represent 37.5% of his Annual Equity Award), and performance stock units (“PSUs”), representing 75% of each individual’s Annual Equity Award (other than Mr. Riesenfeld, who will receive PSUs representing 62.5% of his Annual Equity Award).

The total value of the Annual Equity Award granted to each of our executive officers is expected to be equal to $4,000,000 for Mr. Conoscenti, $2,250,000 for Ms. Osicka and $1,950,000 for each of Messrs. Riesenfeld, Marcoux and James. The value of the portion of the Annual Equity Award comprised of RSUs granted to each of our executive officers is expected to be equal to $1,000,000 for Mr. Conoscenti, $562,500 for Ms. Osicka, $487,500 to each of Messrs. James and Marcoux and $731,250 to Mr. Riesenfeld. The value of the portion of the Annual Equity Award comprised of PSUs (based on target performance) granted to each of our executive officers is expected to be equal to $3,000,000 for Mr. Conoscenti, $1,687,500 for Ms. Osicka, $1,462,500 to each of Messrs. James and Marcoux and $1,218,750 to Mr. Riesenfeld. The number of RSUs and PSUs (based on target performance, or “Target PSUs”) granted to each of the executive officers will be equal to the applicable value described above for such executive officer divided by the volume-weighted average price of Falcon Common Stock for the 10-day period ending on the date prior to the consummation of the Merger

The RSUs are expected to vest in equal installments on the first three anniversaries of the applicable date of grant, so long as the executive officer remains continuously employed by us through each vesting date. Vesting of RSUs will accelerate in full upon a termination by us of the recipient’s employment without cause or, following a change in control of us, by the recipient for good reason.

The PSUs will be eligible to be earned based on achievement of certain pre-established goals for annualized absolute TSR over a three-year period following the consummation of the Merger or such shorter period through the date of a change in control of us or the recipient’s termination of employment by us without cause. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs during the period beginning on the date that a change in control of us occurs and ending on the date that is six months following the date that a change in control occurs (the “PSU CIC Period”), then a number of PSUs will become earned based on the greater of (i) target performance or (ii) actual performance and achievement of the applicable performance goals through the date of the change in control. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs outside of the PSU CIC Period, or that occurs due to death or disability at any time, then a pro-rata number of PSUs (calculated based on the number of days that the recipient was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period. The expected performance targets associated with the PSU award structure are outlined below:

	Annualized Absolute TSR Goal	Percentage of Target PSUs Earned
Base of Range	Less than 0%	0%
Threshold	0%	50%
Target	10%	100%
Maximum	20%	200%

For purposes of determining our annualized absolute TSR over the performance period, the beginning stock price will be based on our 20-day volume weighted average stock price beginning on the day after the consummation of the Merger and the ending price will generally be based on the 20-day volume weighted average stock price ending on the last day of the performance period. PSU payouts for results that fall in between a stated threshold will be interpolated linearly.

Desert Peak Awards

In connection with, or shortly following the consummation of, the Merger, Desert Peak is expected to grant restricted stock awards, which will consist of shares of the Post-Combination Company’s common stock. The total number of shares of restricted stock granted to our executive officers is expected to be equal to 0.5% of the number of shares received by the DPM Members in connection with the Merger (the “Restricted Share Pool”), with Mr. Conoscenti receiving 30% of the Restricted Share Pool, Ms. Osicka receiving 19.44% of the Restricted Share Pool and each of Messrs. James, Marcoux and Riesenfeld receiving 16.85% of the Restricted Share Pool. Each restricted stock award is expected to vest in equal installments on the first four anniversaries of the applicable date of grant, so long as the executive officer remains continuously employed by us through each vesting date. Vesting of the restricted stock awards will accelerate in full upon a termination by us of the executive officer’s employment without cause or, following a change in control of us, by the recipient for good reason. For the avoidance of doubt, the restricted stock awards will be granted by Desert Peak to each of the executive officers and such awards will not be granted under the Incentive Plan and will be not be dilutive to Falcon stockholders. To the extent that a restricted stock award is forfeited, the shares of the Post-Combination Company’s common stock subject to such forfeited award will be returned to Desert Peak.

Severance Plan

We believe that it is important to provide our executive officers with certain severance and change in control payments and benefits in order to establish a stable work environment for the individuals responsible for our day to day management. We historically have not maintained any employment, severance or change in control agreements with any of our executive officers. However, in order to better assist us in our above-stated goal, we expect to adopt the Sitio Royalties Corp. Severance Plan (the “Severance Plan”), which will cover our executive officers. The following description of the Severance Plan is based on the form we anticipate adopting, but the Severance Plan has not yet been adopted and the provisions discussed below remain subject to change. As a result, the following description is qualified in its entirety by reference to the final Severance Plan once adopted.

The Severance Plan provides certain severance and change in control payments and benefits to our executive officers and certain other individuals who are selected for participation by our board of directors, or a committee thereof (as applicable, for purposes of the Severance Plan, the “Administrator”).

If a participant’s employment with us is terminated by us without cause or by the participant for good reason during the period beginning on the date that a change in control of us occurs and ending on the date that is six months following the date that a change in control occurs (the “CIC Period”), the participant is entitled to receive: (i) an amount equal to (a) 36 months of base salary for Mr. Conoscenti or (b) 24 months of base salary for all other participants, in each case, paid in a lump sum, and (ii) all unvested equity-based awards granted under the Incentive Plan that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that any equity-based awards that are subject to performance-based vesting conditions shall be calculated and settled, without proration, based on the greater of (x) target performance and (y) actual performance and achievement of the applicable performance goals through the date of the change in control.

If a participant’s employment with us is terminated by us without cause or by the participant for good reason outside of the CIC Period, or due to death or disability at any time, the participant is entitled to receive: (i) an amount equal to (a) 24 months of base salary for Mr. Conoscenti or (b) 18 months of base salary for all other participants, in each case, payable in monthly installments, and (ii) all unvested equity-based awards granted under the Incentive Plan that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that, with respect to any equity-based awards that are subject to performance-based vesting conditions, a pro-rata amount of such award (calculated based on the number of days that the participant was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period.

The Severance Plan does not provide a tax gross-up provision for federal excise taxes that may be imposed under section 4999 of the Code. Instead, the Severance Plan includes a “best of net” provision, which states that, if amounts payable to a plan participant under the Severance Plan (together with any other amounts that are payable by us as a result of a change in control (the “Payments”)) exceed the amount allowed under section 280G of the Code for such participant, thereby subjecting the participant to an excise tax under section 4999 of the Code, then the Payments will either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the participant’s “base amount,” which is generally the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the participant to the excise tax.

The Severance Plan contains restrictive covenants that apply to participants, including confidentiality, non-competition (which applies for three months following a participant’s termination of employment) and non-solicitation (which applies for 12 months following a participant’s termination of employment).

Director Compensation

Following the Merger, we believe that attracting and retaining qualified non-employee directors will be critical to our ability to grow in a manner that is consistent with our corporate governance principles and that is designed to create value for Falcon stockholders. We also believe that structuring director compensation with a significant equity component is key to achieving our goals. We believe that this structure will also allow directors to carry out their responsibilities with respect to oversight of the Company while also maintaining alignment with stockholder interests and fiduciary obligations. We anticipate that embedding these core principles and values of alignment and solid governance will enhance our ability to grow and unlock value for stockholders. Accordingly, in connection with, or shortly following the consummation of, the Merger, we intend to implement a comprehensive director compensation policy for our non-employee directors, which is expected to consist of:

•	no annual cash retainer for non-employee directors;

•	an annual cash payment of $25,000 to the chair of the Audit Committee;

•	an annual cash payment of $20,000 to the chair of the Compensation Committee;

•

an annual cash payment of $15,000 to the chair of the Nominating and Corporate Governance Committee; and an annual equity-based award granted to each non-employee director under the Incentive Plan with an aggregate fair market value of approximately $300,000 on the date of grant, which award is expected to consist of deferred share units (“DSUs”) that vest quarterly over a one-year period.

In connection with the Merger, we expect to grant awards of DSUs under the Incentive Plan to each of our non-employee directors, each of which will have a total value of $300,000 in respect of the year from the date of the 2022 annual meeting of stockholders to the date of the 2023 annual meeting of stockholders. The number of DSUs subject to each award will be based on the closing price of the Post-Combination Company’s common stock on the applicable date of grant. The DSUs are expected to vest in equal quarterly installments over the one-year period beginning on the applicable date of grant. It is also expected that the DSUs granted to our non-employee directors in connection with the Merger will vest in full upon the termination of a recipient’s service relationship by us for any reason within 12 months following a change in control of us, or due to death or disability at any time. Any vested DSUs will be settled in shares of the Post-Combination Company’s common stock when a recipient’s service relationship is terminated for any reason.

We also expect that our non-employee directors will be reimbursed for certain reasonable expenses incurred in connection with their services to us.

Directors who are also our employees will not receive any additional compensation for their service on our board of directors.

Term Limit. With the exception of the Chief Executive Officer, who will be exempted from term limits, we presently anticipate that our directors will serve for a maximum of seven years (with each term beginning to run at the Closing) but that at least two of our directors will retire within five years so as to provide for a more seamless transition. We do not expect to maintain a mandatory retirement age for our directors.

BENEFICIAL OWNERSHIP OF SECURITIES

We have listed below, as of March 3, 2022 (except as otherwise indicated), the beneficial ownership of Falcon Common Stock by (i) each of our directors, (ii) each of our “named executive officers,” (iii) all of our directors and executive officers as a group and (iv) each person known by us to be the beneficial owner of more than five percent of the number of outstanding shares of Falcon Common Stock. The table is based on information we received from the directors and executive officers and filings made with the SEC. We are not aware of any other beneficial owner of more than five percent of the number of outstanding shares of Falcon Common Stock as of March 3, 2022.

Pursuant to the Falcon Charter, each share of Falcon Class C Common Stock, representing a non-economic interest in Falcon, entitles the holder to one vote per share. The table below represents beneficial ownership of Falcon Class A Common Stock, Falcon Class C Common Stock and Falcon Class A Common Stock and Falcon Class C Common Stock voting together as a single class, and is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Accordingly, shares of the Falcon Class A Common Stock issuable pursuant to outstanding warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

The beneficial ownership of the Company’s voting common stock is based on 47,061,505 shares of Class A Common Stock outstanding and 39,387,782 shares of Class C Common Stock outstanding, except as otherwise indicated. All share numbers have been rounded to the nearest whole number.

Unless otherwise indicated, (i) we believe that all persons named in the table have sole voting and investment power with respect to all shares of Falcon Common Stock beneficially owned by them and (ii) the business address of each of our directors and “named executive officers” has the same business address as Falcon.

Name and Address of Beneficial Owners(1)	Falcon Class A Shares Beneficially Owned	% of Falcon Class A Shares Beneficially Owned	Falcon Class C Shares Beneficially Owned	% of Falcon Class C Shares Beneficially Owned	Combined Voting Power(2)
Directors and Executive Officers:
Bryan C. Gunderson	154,207	*	—	—	*
Daniel C. Herz(3)	1,807,987	3.8%	—	—	2.1%
Matthew B. Ockwood	60,000	*	—	—	*
Jeffery F. Brotman(4)	462,177	*	—	—	*
Stephen J. Pilatzke	74,118	*	—	—	*
Michael J. Downs(5)	162,705	*	—	—	*
Claire D. Harvey	70,553	*	—	—	*
William D. Anderson	43,524	*	—	—	*
Erik C. Belz	—	—	—	—	—
Mark C. Henle	—	—	—	—	—
Alan J. Hirshberg	140,304	*	—	—	*
Adam M. Jenkins	—	—	—	—	—
Steven R. Jones	113,524	*	—	—	*
All directors and executive officers as a group (12 individuals)	1,281,112	2.7%	—	—	1.5%
5% or Greater Beneficial Owners:
Royal Resources L.P.(6)	—	—	35,197,643	89.4%	40.7%
Nantahala Capital Management, LLC(7)	3,252,729	6.8%	—	—	3.7%
BlackRock, Inc.(8)	3,082,972	6.6%	—	—	3.6%
Adage Capital Advisors, L.L.C.(9)	2,457,196	5.2%	—	—	2.8%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the following individuals is c/o Falcon Minerals Corporation, 609 Main Street, Suite 3950, Houston, Texas 77002.
(2)

Represents the percentage of voting power of Falcon Class A Common Stock and Falcon Class C Common Stock voting together as a single class. Each share of Falcon Class C Common Stock has no economic rights, but entitles the holder thereof to one vote for each share of Falcon Class C Common Stock held by such holder.

(3)	Includes 597,581 warrants to purchase an equivalent number of shares of Falcon Class A Common Stock. Mr. Herz discontinued his employment with Falcon in June 2021.
(4)	Includes 94,355 warrants to purchase an equivalent number of shares of Falcon Class A Common Stock.
(5)	Includes 48,387 warrants to purchase an equivalent number of shares of Falcon Class A Common Stock.
(6)

The general partner of Royal Resources L.P. is Royal Resources GP L.L.C. The managing members of Royal Resources GP L.L.C. are Blackstone Management Associates VI L.L.C. and Blackstone Energy Management Associates L.L.C. The sole member of Blackstone Management Associates VI L.L.C. is BMA VI L.L.C. The sole member of Blackstone Energy Management Associates L.L.C. is Blackstone EMA L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C. and Blackstone EMA L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is Blackstone Inc. The sole holder of the

Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each (other than Royal Resources L.P.) disclaims beneficial ownership of such shares. The address of each of the foregoing entities is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.
(7)

Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2022. The Schedule 13G/A was filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack. Nantahala may be deemed to be the beneficial owner of the shares held by funds and separately managed accounts under its control. Messrs. Harkey and Mack are the managing members of Nantahala. The address of each reporting person is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(8)

Based on information contained in a Schedule 13G/A filed with the SEC on February 3, 2022, by Blackrock, Inc., as a parent holding company or control person of certain named funds. Blackrock Inc.’s address is 55 East 52nd Street, New York, New York 10022.

(9)

Based on information contained in a Schedule 13G filed with the SEC on March 7, 2022. Represents 2,457,196 shares of Class A Common Stock held by Adage Capital Partners, L.P. (“ACP”). Adage Capital Partners GP, L.L.C. (“ACPGP”) is the general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP. Robert Atchinson and Philip Gross are the managing members of ACPGP and may be deemed to be the beneficial owners of the shares of Falcon Class A Common Stock held by ACP. The address of each reporting person is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

MARKET PRICES AND DIVIDENDS

Falcon

Falcon Class A Common Stock is listed on Nasdaq under the ticker symbol “FLMN.” As of March 17, 2022, there were 47,106,218 shares of Falcon Class A Common Stock issued and outstanding, and 39,387,782 shares of Falcon Class C Common Stock issued and outstanding. As of March 17, 2022, there were 14 registered stockholders of record of Falcon Class A Common Stock and 7 holders of record of Falcon Class C Common Stock. As of the Record Date, Falcon had 47,543,355 Falcon Class A Shares outstanding held by approximately 97 holders of record and 39,387,782 Falcon Class C Shares outstanding held by approximately 12 holders of record.

The last reported sale price of Falcon Class A Shares on Nasdaq on January 11, 2022, the last trading day before Falcon entered into and announced the Merger Agreement, was $5.45 per share.

The last reported sale price of Falcon Class A Shares on Nasdaq on May 4, 2022, the last trading day before the filing of this Proxy Statement, was $7.17 per share.

Desert Peak

Desert Peak’s securities are not currently publicly traded.

Post-Combination Company Financial Philosophy

Falcon’s Board of Directors has not adopted a formal dividend policy for a recurring quarterly fixed dividend payment to shareholders. Each quarter, Falcon’s Board of Directors determines the appropriate dividend for that quarter based on, among other things, general economic and business conditions, financial performance and operating results, the Company’s liquidity and capital needs and such other factors as Falcon’s Board of Directors deems relevant. As a matter of practice, Falcon’s Board of Directors has endeavored to pay out each quarter a dividend of at least 90% of Falcon’s Adjusted EBITDA inclusive of non-controlling interests, less interest expense and cash income taxes, for such quarter.

The Post-Combination Company plans to maintain a capital allocation framework that prioritizes returning a majority of discretionary cash flow to stockholders while retaining enough cash to protect the balance sheet and to continue to make accretive acquisitions. In order to effect this approach, the Post-Combination Company intends to return capital to its stockholders through quarterly dividends. Specifically, following the Closing, the Post-Combination Company anticipates that its board of directors will initially target distributing to holders of Falcon Class A Shares and Falcon Partnership Units a quarterly dividend of at least 65% of discretionary cash flow, defined as Adjusted EBITDA less cash interest expense and cash taxes.

For U.S. federal income tax purposes, to the extent that distributions exceed earnings and profits of the Post-Combination Company, such excess distributions should be first treated as a return of tax basis in a holder’s Falcon Class A Shares and thereafter as giving rise to capital gain. The Post-Combination Company’s management expects approximately 70% of the Post-Combination Company’s distributions paid in 2022 to exceed earnings and profits and be treated as non-taxable reductions of tax basis. Management’s estimate is based upon many assumptions regarding its business operations, including assumptions as to revenues, capital expenditures, cash flow, net working capital and anticipated cash distributions. These estimates and assumptions are subject to, among other things, numerous business, economic, regulatory, legislative, competitive and political uncertainties beyond its control. Further, the estimates are based on current tax law and tax reporting positions that are expected to be adopted and with which the IRS could disagree. Accordingly, there can be no assurance that these estimates will prove to be correct, and outside counsel has not opined on the accuracy of such estimates.

While the Post-Combination Company expects to pay quarterly dividends in accordance with this financial philosophy, it does not plan to adopt a formal written dividend policy to pay a fixed amount of cash each quarter or to pay any particular quarterly amount based on the achievement of, or derivable from, any specific financial metrics, including discretionary cash flow. Specifically, while the Post-Combination Company expects to make distributions of its discretionary cash flow as described above, the actual amount of any dividends paid may fluctuate depending on cash flow needs, which may be impacted by potential acquisition opportunities and the availability of financing alternatives, the need to service indebtedness or other liquidity needs, and general industry and business conditions, including the impact of commodity prices and the pace of the development of its properties by E&P companies. The payment of dividends following completion of the Merger will be at the sole discretion of the Post-Combination Company’s board of directors, which may change its dividend philosophy at any time. We expect the Post-Combination Company’s dividend philosophy to take effect with respect to the quarter in which the Closing occurs, which is currently expected to be the second quarter of 2022.

KMF Land’s current revolving credit facility contains certain customary covenants and restrictive provisions that limit KMF Land’s, its direct parent’s and its subsidiaries’ ability to, among other things, pay dividends on their equity interests, return capital to the holders of their equity interests, or make other distributions to holders of their equity interests. In connection with the Closing, KMF Land expects to terminate its revolving credit facility and replace it with a new revolving credit facility to be entered into by the Post-Combination Company or one of its subsidiaries, which we expect will also contain certain customary covenants and restrictive provisions that limit the Post-Combination Company’s and its subsidiaries’ ability to, among other things, pay dividends on their equity interests, return capital to the holders of their equity interests, or make other distributions to holders of their equity interests. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Desert Peak—Liquidity and Capital Resources—Our Revolving Credit Facility.”

ANTICIPATED ACCOUNTING TREATMENT

In accordance with GAAP, Desert Peak will account for the transaction as a reverse merger using the acquisition method of accounting with Desert Peak as the acquiring entity. Under the acquisition method of accounting, Desert Peak’s assets and liabilities will retain their carrying values and Falcon’s assets and liabilities will be recorded at their fair values measured as of the acquisition date. The excess of the consideration transferred over the fair values of Falcon’s net assets acquired, if applicable, will be recorded as goodwill.

As part of the purchase price allocation, Desert Peak will allocate certain amounts to proved and unproved oil and gas properties. Desert Peak examines several different factors prior to allocating value to unproved oil and gas properties. Transactions that are consummated in the normal course of business and those that require pro forma consideration are treated in the same manner by Desert Peak. First, Desert Peak examines the total consideration transferred. From this amount, it calculates the value that should be attributable to proved reserves based on the relevant pricing data and discount factors for future net cash flows. These assumptions are utilized by Desert Peak when formulating the amount attributable to proved reserves. As a matter of practice, Desert Peak does not estimate probable and possible reserves. At least annually, and more often as necessary, Desert Peak’s engineering team examines the number of locations, on average, per drilling spacing unit. Considerations include, but are not limited to, the number of wells currently drilled as well as the total number of wells expected on the acreage to be acquired, public information on drilling plans released by the operators that have rights to drill on acreage in the relevant basin, operator disclosures about drilling plans in the basins in which we own minerals and royalties, and public articles related to the optimal number of wells to be drilled in the basins in which we own minerals and royalties. After Desert Peak determines the value of the proved reserves, it examines unproved properties. Desert Peak’s engineering department, with input from its land department, conducts geological and engineering assessments to determine the number of total potential drilling locations on such properties. Based on those assessments, Desert Peak estimates the number of prospective locations that remain on the properties. Desert Peak then calculates the number of unproved net royalty acres and compares the unproved property value per net royalty acre to transactional details from similar transactions to confirm the value allocated to unproved properties is reasonable. Desert Peak examines publicly available data regarding the purchase price paid by various parties related to unproved property. These amounts are compared to the implied dollar per acre of each contemplated transaction. Based on an analysis of the ranges examined, Desert Peak deemed them to be appropriate for the unproved property and further evaluation as to the unproved property balance was not deemed necessary.

APPRAISAL RIGHTS

Neither the Falcon stockholders nor the Falcon warrant holders have appraisal rights in connection with the Merger under the DGCL.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more Falcon stockholders reside if we believe the Falcon stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if Falcon stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the Falcon stockholders should follow the instructions described below. Similarly, if an address is shared with another Falcon stockholder and together both of the Falcon stockholders would like to receive only a single set of our disclosure documents, the Falcon stockholders should follow these instructions:

If the shares are registered in the name of the Falcon stockholder, the Falcon stockholder should contact us at our offices at Falcon Minerals Corporation, 609 Main Street, Suite 3950, Houston, Texas 77002. If a bank, broker or other nominee holds the shares, the Falcon stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is the Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Falcon Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is not consummated, for any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and Falcon’s bylaws. Proposals should be addressed to: Falcon Minerals Corporation, 609 Main Street, Suite 3950, Houston, Texas 77002. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, if the Merger is consummated, the bylaws of the Post-Combination Company will provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to Desert Peak at 1401 Lawrence St, Suite 1750, Denver, Colorado 80202, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (which, in the case of the first annual meeting of stockholders following the consummation of the Merger, the preceding year’s annual meeting date is deemed under the bylaws of the Post-Combination Company to be the date of this Special Meeting); provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Desert Peak. Nominations and proposals also must satisfy other requirements set forth in the Desert Peak Bylaws. The chairman of the Desert Peak board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

Falcon files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Falcon at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Statements contained in this Proxy Statement, or in any document incorporated in this Proxy Statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. This Proxy Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Proxy Statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Falcon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 11, 2022 (the “Annual Report”);

•	Falcon’s Current Report on Form 8-K filed on January 12, 2022;

•

the description of Falcon’s Class  A Common Stock set forth in its registration statement on Form 8-A filed on July 19, 2017 pursuant to Section 12 of the Exchange Act, as updated by our “Description of Securities” contained in Exhibit 4.6 of the Annual Report, including any subsequently filed amendments and reports updating such description.

If you would like additional copies of this Proxy Statement or if you have questions about the Merger, you should contact via phone or in writing:

Falcon Minerals Corporation

Attn: Jeffrey F. Brotman, Chief Legal Officer and Secretary

609 Main Street, Suite 3950

Houston, Texas 77002

Telephone: (713) 814-4657

If you are a Falcon stockholder and would like to request documents, please do so no later than five business days before the Special Meeting in order to receive them before the Special Meeting. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means.

All information contained in this Proxy Statement relating to Falcon has been supplied by Falcon, and all such information relating to Desert Peak has been supplied by Desert Peak. Information provided by either Falcon or Desert Peak does not constitute any representation, estimate or projection of the other.

This document is a proxy statement of Falcon for the Special Meeting. Falcon has not authorized anyone to give any information or make any representation about the Merger, Falcon or Desert Peak that is different from, or in addition to, that contained in this Proxy Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this Proxy Statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kimmeridge Mineral Fund, LP:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Kimmeridge Mineral Fund, LP and subsidiaries (the Partnership) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three year period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Estimated proved oil and natural gas reserves used in the depletion of evaluated oil and natural gas properties

As discussed in Note 2 to the consolidated financial statements, the Partnership uses the successful efforts method of accounting for its oil and natural gas producing properties and depletes capitalized costs using the unit-of-production basis over total proved oil and natural gas reserves. The Partnership had $1,147.1 million of net oil and natural gas properties as of December 31, 2021, and recorded depletion expense of proved oil and natural gas properties of $40.3 million for the year ended December 31, 2021. The Partnership engages independent petroleum engineers to prepare the estimates of proved oil and natural gas reserves.

We identified the assessment of the estimated proved oil and natural gas reserves used in the depletion of proved oil and natural gas properties as a critical audit matter. A high degree of subjective auditor judgement was required in evaluating the estimate of proved oil and natural gas reserves, as auditor judgment was required to evaluate the assumptions used by the Partnership related to forecasted production and oil and natural gas prices, inclusive of price differentials.

The following are the primary procedures we performed to address this critical audit matter. We evaluated (1) the professional qualifications of the lead internal petroleum engineer as well as the engineer assigned to the Partnership by the independent petroleum engineering firm engaged by the Partnership, (2) the knowledge, skills, and ability of the lead internal petroleum engineer, the engineer assigned to the Partnership by the independent petroleum engineering firm, as well as the independent petroleum engineering firm engaged by the Partnership, and (3) the relationship of the independent petroleum engineering firm and the engineer assigned to the Partnership. We assessed the method used by the Partnership’s independent petroleum engineers to estimate the proved oil and natural gas reserves for consistency with industry and regulatory standards. We compared the Partnership’s historical production forecasts to actual production volumes to assess the Partnership’s ability to accurately forecast and we compared the future forecasted production used by the Partnership in the current period to historical production. We evaluated the oil and natural gas prices used by the Partnership’s independent petroleum engineers by comparing them to publicly available prices and tested the relevant price differentials by comparing them to historical differentials. We read and considered the findings of the independent petroleum engineers engaged by the Partnership in connection with our evaluation of the Partnership’s reserve estimates. We analyzed the depletion expense calculation for compliance with regulatory standards, and checked the accuracy of the depletion expense calculation.

Accrued revenue

As discussed in Note 3 to the consolidated financial statements, the Partnership recognizes oil, natural gas and NGL revenues from its mineral and royalty interests when control of the product is transferred to the customer and the performance obligations under the terms of the contracts with customers are satisfied. As a mineral and royalty interest owner, the Partnership has limited visibility into the timing of when new wells start producing as production statements may not be received for 30 to 90 days or more after the date production is delivered. As a result, the Partnership is required to estimate the amount of production delivered to the purchaser and the price that will be received for the sale of the product. The expected sales volumes and prices for these properties are estimated and recorded within accrued revenue and accounts receivable, net. The difference between the Partnership’s estimates of mineral and royalty income and the actual amounts received for oil, natural gas and NGL sales are recorded in the month that the mineral and royalty payment is received from the customer. At December 31, 2021, the Partnership had accrued revenue and accounts receivable, net of $36.2 million, a portion of which related to accrued revenue.

We identified the assessment of accrued revenue as a critical audit matter. A high degree of subjective auditor judgment was required to evaluate the estimated volume of production delivered to the related customers, as well as the price that will be received for the sale of the oil, natural gas, and NGLs produced.

The following are the primary procedures we performed to address this critical audit matter. We evaluated the design of certain internal controls related to the Partnership’s oil, natural gas and NGL revenue accrual process, including controls related to the development of the estimates of delivered production volumes and the price that will be received for the sale of such volumes. We compared the Partnership’s historical revenue accruals to actual cash collections to assess the Partnership’s ability to accurately estimate. We independently developed an expectation of accrued revenue and compared such expectation to the amounts recorded by the Partnership. For a selection of transactions where third-party evidence was available, we compared management’s estimate of accrued revenue related to delivered production to third-party evidence. We evaluated the prices used by the Partnership to estimate the price to be received for the sale of the oil, natural gas, and NGLs produced by independently developing an expectation of price using publicly available market prices and historical differentials.

/s/ KPMG LLP

We have served as the Partnership’s auditor since 2020.

Denver, Colorado

March 22, 2022

KIMMERIDGE MINERAL FUND, LP

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$12,379	$7,531
Accrued revenue and accounts receivable, net	36,202	8,505
Other current assets	235	138

Total current assets	48,816	16,174

Property and equipment
Oil and natural gas properties, successful efforts method:
Unproved properties	817,873	399,229
Proved properties	447,369	254,854
Other property and equipment	8,187	7,990
Accumulated depreciation, depletion and amortization	(121,536)	(80,630)

Net oil and gas properties and other property and equipment	1,151,893	581,443

Other long-term assets
Deferred financing costs	2,145	1,011

Total long-term assets	2,145	1,011

TOTAL ASSETS	$1,202,854	$598,628

LIABILITIES AND EQUITY
Current liabilities
Accrued expenses and other liabilities	$4,140	$2,035
Due to affiliates	442	55

Total current liabilities	4,582	2,090

Long-term debt	134,000	33,500
Deferred rent	1,129	641
Total liabilities	139,711	36,231

COMMITMENTS AND CONTINGENCIES (NOTE 10)
Equity
Partners’ capital	560,622	562,397

Noncontrolling interests	502,521	—

Total equity	1,063,143	562,397

TOTAL LIABILITIES AND EQUITY	$1,202,854	$598,628

The accompanying notes are an integral part of the consolidated financial statements.

KIMMERIDGE MINERAL FUND, LP

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2021	2020	2019
	(In thousands)
Revenue:
Oil, natural gas and natural gas liquids revenues	$118,548	$44,194	$50,886
Lease bonus and other income	2,040	1,505	5,319
Water sales	—	—	3,475
Commodity derivatives losses	—	(2,573)	—

Total revenue	120,588	43,126	59,680

Operating Expenses:
Management fees to affiliates	7,480	7,480	7,480
Depreciation, depletion and amortization	40,906	32,049	26,201
General and administrative	4,143	4,981	2,349
General and administrative – affiliates	8,855	4,407	8,167
Severance taxes, ad valorem taxes and operating expense	6,858	3,151	5,249
Impairment of oil and natural gas properties	—	812	—
Deferred offering costs write off	2,396	2,747	—
Bad debt expense (recovered)	—	(251)	405
Gain on sale of property	—	(42)	—

Total operating expenses	70,638	55,334	49,851

Net income (loss) from operations	49,950	(12,208)	9,829
Other income (expense):
Interest income (expense)	(1,893)	(1,968)	(868)

Net income (loss) before income tax expense	48,057	(14,176)	8,961
Income tax expense	(562)	(38)	(171)

Net income (loss) including noncontrolling interests	47,495	$(14,214)	$8,790

Net income attributable to noncontrolling interests	18,781	—	—

Net income (loss) attributable to partners	$28,714	$(14,214)	$8,790

The accompanying notes are an integral part of the consolidated financial statements.

KIMMERIDGE MINERAL FUND, LP

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019

	General Partners	Limited Partners	Noncontrolling interests	Total Equity
		(In thousands)
Equity at January 1, 2019	$4,623	$385,458	—	$390,081

Capital contributions	2,388	162,352	—	164,740
Net income	235	8,555	—	8,790
Equity at December 31, 2019	$7,246	$556,365	—	$563,611

Capital contributions	166	12,834	—	13,000
Net loss	(86)	(14,128)	—	(14,214)

Equity at December 31, 2020	$7,326	$555,071	—	$562,397

Capital contributions	78	7,922	—	8,000
Capital distributions	(862)	(66,638)	(60,882)	(128,382)

Issuance of equity in consolidated subsidiary	849	65,621	507,163	573,633

Deemed distribution in connection with common control acquisition	(478)	(36,981)	37,459	—
Net income	462	28,252	18,781	47,495

Equity at December 31, 2021	$7,375	$553,247	502,521	$1,063,143

The accompanying notes are an integral part of the consolidated financial statements.

KIMMERIDGE MINERAL FUND, LP

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year ended December 31,
	2021	2020	2019
	(In thousands)
Cash flows from operating activities
Net income (loss)	$47,495	$(14,214)	$8,790
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	40,906	32,049	26,201
Impairment of oil and natural gas properties	—	812	—
Deferred offering costs write off	2,396	2,747	—
Loss on extinguishment of debt	—	—	308
Bad debt expense (recovered)	—	(251)	405
Gain on sale of property	—	(42)	—
Change in operating assets and liabilities:
Accounts receivable	(27,697)	4,436	(1,340)
Due from affiliates	—	—	610
Other current assets	(97)	14	(60)
Other long-term assets	440	256	53
Accrued expenses and other liabilities	1,673	(328)	(121)
Due to affiliates	325	(51)	(107)
Deferred rent	488	588	52

Net cash provided by operating activities	65,929	26,016	34,791

Cash flows from investing activities
Purchases of oil and gas properties	(38,470)	(35,543)	(266,538)
Proceeds from sale of oil and gas properties	(137)	14,069	22,019
Purchases of other property and equipment	(136)	(293)	(1,041)
Proceeds from sale of other property and equipment	—	210	—
Escrow deposits	—	—	(3,067)

Net cash used in investing activities	(38,743)	(21,557)	(248,627)

Cash flows from financing activities
Capital contributions	8,000	13,000	164,740
Issuance of equity in consolidated subsidiary	1,467	—	—
Distributions to Partners	(67,500)	—	—
Distributions to noncontrolling interests	(60,882)	—	—
Borrowings on credit facility	147,000	10,000	60,000
Repayments on credit facility, net	(46,500)	(36,500)	—
Payments of deferred financing costs	(1,588)	(316)	(1,284)
Deferred initial public offering costs	(2,335)	(1,245)	(1,502)

Net cash used in financing activities	(22,338)	(15,061)	221,954

Net change in cash, cash equivalents and restricted cash	4,848	(10,602)	8,118
Cash, cash equivalents and restricted cash, beginning of year	7,531	18,133	10,015

Cash, cash equivalents and restricted cash end of year	$12,379	$7,531	$18,133

Supplemental disclosure of non-cash transactions:
Escrow deposits reclassified to oil and gas properties:	$—	$3,067	$—
Increase in current liabilities for additions to property and equipment:	446	2,145	2,184
Oil and gas properties acquired through issuance of equity in consolidated subsidiary:	572,166	—	—
Oil and gas properties acquired through deemed distribution in connection with common control transaction:	37,459	—	—
Supplemental disclosure of cash flow information:
Cash paid for income taxes:	$101	$230	$175
Cash paid for interest expense:	1,268	1,687	676

The accompanying notes are an integral part of the consolidated financial statements.

KIMMERIDGE MINERAL FUND, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020, AND 2019

1.	Organization

Kimmeridge Mineral Fund, LP (together with its subsidiaries, the “Partnership”) is a Delaware limited partnership operating under the Third Amendment to the Second Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) dated as of July 19, 2019. The Partnership formed on November 1, 2016 and commenced operation on November 11, 2016. The primary purpose of the Partnership is to acquire, own and manage mineral and royalty interests in the Permian Basin, located in West Texas and southeastern New Mexico of the United States. Mineral interests are real property interests that are typically perpetual and grant ownership of the oil and natural gas underlying a tract of land and the rights to explore for, drill for, and produce oil and natural gas on that land or to lease those exploration and development rights to a third party. When those rights are leased to third party operators, usually for a one to three-year term, the Partnership typically receives an upfront cash payment, known as a lease bonus, and the Partnership retains a mineral royalty, which entitles the Partnership to a cost-free percentage (up to 25%) of production or revenue from production free of lease operating expenses. The Partnership also owns surface rights which generate revenues from the sale of water produced from the Partnership’s water supply assets and from rights-of-way, easements and other rights.

The Partnership Agreement provides that the Partnership will continue (unless earlier dissolved) for ten years from the final closing date provided, however, that Kimmeridge Mineral GP, LLC (the “General Partner” or “Management”), may, in its discretion, extend the term of the Partnership for two additional one-year periods. In addition, the General Partner may extend the term of the Partnership for a third additional three-year period (the “Final Extension”); provided however, that the General Partner shall provide notice of such a proposed extension to the Limited Partners at least 60 calendar days before the expiration of the then current term. The Final Extension shall automatically take effect unless a majority of the Limited Partnership Advisory Committee (“LPAC”) members notify the General Partner in writing within 30 calendar days of receipt of the extension notice of their decision not to allow the Final Extension. Except as may be required by law or expressly provided for in the Partnership Agreement, the liability of each Limited Partner is limited to its Capital Commitment.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the accompanying consolidated financial statements include all adjustments (consisting of normal and recurring accruals) considered necessary to present fairly the Partnership’s financial position as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021, 2020, and 2019. The Partnership has no items of other comprehensive income or loss; therefore, its net income or loss is equal to its comprehensive income or loss.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Partnership’s estimates and classification of oil and natural gas reserves are, by necessity, projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering, and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions. These factors and assumptions include historical production from the area compared with production from other producing areas, the assumed effect of regulations by governmental agencies, and assumptions governing future oil and natural gas prices. For these reasons, estimates of the economically recoverable quantities of expected oil and natural gas and estimates of the future net cash flows may vary substantially.

Any significant variance in the assumptions could materially affect the estimated quantity of reserves, which could affect the carrying value of the Partnership’s oil and natural gas properties and/or the rate of depletion related to oil and natural gas properties.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Partnership’s wholly-owned subsidiaries and any entities in which the Partnership owns a controlling interest. All intercompany accounts and transactions have been eliminated in consolidation. Noncontrolling interests in the Partnership’s consolidated financial statements represents the interests in a subsidiary of the Partnership, DPM HoldCo, LLC (“DPM HoldCo”), which are owned by outside parties. Noncontrolling interests in consolidated subsidiaries is included as a component of equity in the Partnership’s consolidated balance sheets.

Risks and Uncertainties

The ongoing global spread of the novel coronavirus (“COVID-19”), has caused a continuing disruption to the oil and natural gas industry and to our business by, among other things, contributing to a significant decrease in global crude oil demand and the price for oil in 2020. This disruption has been somewhat alleviated in 2021. However, the current price environment remains uncertain as responses to the COVID-19 pandemic and newly emerging variants of the virus continue to evolve. Additionally, significant geopolitical events may cause increased volatility in the price of oil and natural gas.

The markets for oil, natural gas and natural gas liquids (“NGL”) have experienced significant price fluctuations. Such price volatility is expected to continue into the future. Lower commodity prices may reduce the amount of oil, natural gas and NGL that can be produced economically by operators. Increases or decreases in commodity prices could impact the Partnership’s financial performance and expected operating results, which may include future reserves estimates and potential recognition of impairment charges related to the Partnership’s mineral and royalty interests.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which requires all leasing arrangements to be presented on the balance sheet as liabilities along with a corresponding asset. ASU 2016-02 does not apply to leases of mineral rights to explore for or use crude oil and natural gas. The ASU will replace most existing lease guidance in GAAP when it becomes effective. In January 2018, the FASB issued ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842, to provide an optional practical expedient to not evaluate existing or expired land easements that were not previously accounted for as leases under Topic 840. In July 2018, the FASB issued ASU 2018-11 Leases: Targeted Improvements, which provides for another transition method, in addition to the existing transition method, by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption (i.e. comparative periods presented in the financial statements will continue to be in accordance with current GAAP (Topic 840, Leases)). The new standards become effective for the Partnership during the fiscal year ending December 31, 2022 and interim periods within the fiscal year ending December 31, 2023. Early adoption is permitted. We are currently evaluating the impact that the adoption of this standard will have on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses, which amends current impairment guidance by adding an impairment model (known as the current expected credit loss model (“CECL”) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of lifetime expected credit losses, which the FASB believes will result in more timely recognition of such losses. ASU 2016-13 is effective for annual periods beginning after December 15, 2022 and interim periods within those annual periods. The Partnership is currently evaluating the impact of the adoption of this standard but does not believe it will have a material impact on the Partnership’s financial statements.

In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. In response to the cessation of the London Interbank Offered Rate (“LIBOR”) by December 31, 2021, the FASB issued this update to provide optional expedients and exceptions for applying GAAP to contract modifications, hedging relations, and other affected transactions. The Partnership currently only has one contract subject to LIBOR, its revolving credit facility, that may be impacted by this ASU. Modifications of debt contracts should be accounted for by prospectively adjusting the effective interest rate. This update is effective immediately, but may be adopted through December 31, 2022, and allows for elections to be made by the Partnership in terms of how the ASU is adopted. Once elected for a Topic or Industry Subtopic, the update must be applied prospectively for all eligible contract modifications. The Partnership is currently evaluating the impact of the adoption of this standard but does not believe it will have a material impact on the Partnership’s financial statements.

Cash and Cash Equivalents

The Partnership considers all highly-liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Partnership maintains cash and cash equivalents in bank deposit accounts which, at times, may exceed the federally insured limits. The Partnership has not experienced any significant losses from such investments.

Accrued Revenue and Accounts Receivable

Accrued revenue and accounts receivable represent amounts due to the Partnership and are uncollateralized, consisting primarily of royalty revenue receivable. Royalty revenue receivable consists of royalties due from operators for oil, natural gas and NGL volumes sold to purchasers. Those purchasers remit payment for production to the operator of the properties and the operator, in turn, remits payment to the Partnership. Receivables from third parties for which we did not receive actual production information, either due to timing delays or due to the unavailability of data at the time when revenues are recognized, are estimated.

The Partnership routinely assesses the recoverability of all material accounts receivable to determine their collectability. The Partnership accrues a reserve to the allowance for doubtful accounts when it is probable that a receivable will not be collected and the amount of the reserve may be reasonably estimated. The Partnership had an allowance for doubtful accounts related to its KMF Water, LLC (“KMF Water”) receivables of $0.2 million and $0.2 million as of December 31, 2021 and 2020, respectively. There were no such allowances for KMF Land, LLC’s (“KMF Land”) royalty revenue receivables as of December 31, 2021 and 2020.

Oil and Gas Properties

The Partnership uses the successful efforts method of accounting for oil and natural gas producing properties, as further defined under ASC 932, Extractive Activities—Oil and Natural Gas. Under this method, costs to acquire mineral interests in oil and natural gas properties are capitalized. The costs of non-producing mineral interests and associated acquisition costs are capitalized as unproved properties pending the results of leasing efforts and drilling activities of Exploration and Production (“E&P”) operators on our interests. As unproved properties are determined to have proved reserves, the related costs are transferred to proved oil and gas properties by basin. Capitalized costs for proved oil and natural gas mineral interests are depleted on a unit-of-production basis over total proved reserves. For depletion of proved oil and gas properties, interests are grouped in a reasonable aggregation of properties with common geological structural features or stratigraphic conditions. Depletion expense totaled approximately $40.3 million, $31.4 million, and $25.7 million for the years ended December 31, 2021, 2020, and 2019, respectively.

Other Property and Equipment

Other property and equipment is recorded at cost, which includes water supply assets (water wells and water storage pits), and leasehold improvements. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the lease term or the useful lives of the assets. For the years ended December 31, 2021, 2020, and 2019, the Partnership recorded approximately $0.6 million, $0.6 million, and $0.5 million respectively, in depreciation for water assets and other property and equipment.

The costs to drill water wells are capitalized while drilling is in progress. If a water well is determined to be unsuccessful or unproductive prior to being placed in service, the associated costs will be charged to expense in the period the determination is made. No expense was recognized in connection with unsuccessful water wells for the years ended December 31, 2021, 2020, and 2019. Additionally, we evaluate our other property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset that has been placed in service may not be recoverable. No impairment charge was recorded for the years ended December 31, 2021, 2020, and 2019.

Impairment of Oil and Gas Properties

The Partnership evaluates its producing properties for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When assessing proved properties for impairment, the Partnership compares the expected undiscounted future cash flows of the proved properties to the carrying amount of the proved properties to determine recoverability. If the carrying amount of proved properties exceeds the expected undiscounted future cash flows, the carrying amount is written down to the properties’ estimated fair value, which is measured as the present value of the expected future cash flows of such properties. The factors used to determine fair value include estimates of proved reserves, future commodity prices, timing of future production, and a risk-adjusted discount rate. There was no impairment of proved properties for the years ended December 31, 2021, 2020, and 2019. The proved property impairment test is primarily impacted by future commodity prices, changes in estimated reserve quantities, estimates of future production, overall proved property balances, and depletion expense. If pricing conditions decline or are depressed, or if there is a negative impact on one or more of the other components of the calculation, we may incur proved property impairments in future periods.

Unproved oil and gas properties are assessed periodically for impairment of value, and a loss is recognized at the time of impairment by charging capitalized costs to expense. Impairment is assessed based on when facts and circumstances indicate that the carrying value may not be recoverable, at which point an impairment loss is recognized to the extent the carrying value exceeds the estimated recoverable value. Factors used in the assessment include but are not limited to commodity price outlooks, current and future operator activity in the Permian Basin, and analysis of recent mineral transactions in the surrounding area. The Partnership recognized no impairment of unproved properties for the year ended December 31, 2021 and 2019. The Partnership recognized approximately $0.8 million of unproved property impairment for the year ended December 31, 2020. This impairment was related to capitalized acquisition costs for a prospective mineral interest acquisition that the Partnership did not complete.

Derivative Financial Instruments

In order to manage its exposure to oil, natural gas, and NGLs price volatility, the Partnership may periodically enter into derivative transactions, which may include commodity swap agreements, basis swap agreements, and other similar agreements which help manage the price risk associated with the Partnership’s production. These derivatives are not entered into for trading or speculative purposes. To the extent legal right of offset exists with a counterparty, the Partnership reports derivative assets and liabilities on a net basis. The Partnership has exposure to credit risk to the extent that the counterparty is unable to satisfy its settlement obligations. The Partnership actively monitors the creditworthiness of counterparties and assesses the impact, if any, on its derivative positions.

The Partnership records derivative instruments on its consolidated balance sheets as either assets or liabilities measured at fair value and records changes in the fair value of derivatives in current earnings as they occur. Changes in the fair value of commodity derivatives, including gains or losses on settled derivatives, are classified as revenues on the Partnership’s consolidated statements of operations. The Partnership’s derivatives have not been designated as hedges for accounting purposes. In October 2020, KMF Land terminated all of its outstanding oil and basis swap derivative contracts. KMF was not party to any derivative contracts as of December 31, 2021 and 2020.

Accrued Expenses and Other Liabilities

The Partnership’s accrued expenses and other liabilities consisted of the following as of the dates indicated (in thousands):

	December 31, 2021	December 31, 2020
Ad valorem taxes payable	$1,750	$1,200
General and administrative	904	445
Other taxes payable	529	68
Acquisition costs	391	—
Interest expense	274	88
Deferred rent expense	128	63
Other	164	171

Total accrued expenses and other liabilities	$4,140	$2,035

Income Taxes

The Partnership is organized as a pass-through entity for income tax purposes. As a result, the partners are responsible for federal and state income taxes attributable to their share of the Partnership’s taxable income. However, the Partnership is required to pay Texas State franchise taxes and certain New Mexico income taxes. The Partnership recognized approximately $562 thousand, $38 thousand, and $171 thousand of Texas state franchise taxes and New Mexico income taxes for the years ended December 31, 2021, 2020, and 2019, respectively.

Revenue Recognition

Mineral and royalty interests represent the right to receive revenues from the sale of oil, natural gas and NGL, less production taxes and post-production expenses. The prices of oil, natural gas, and NGL from the properties in which we own a mineral or royalty interest are primarily determined by supply and demand in the marketplace and can fluctuate considerably. As an owner of mineral and royalty interests, we have no working interest or operational control over the volumes and methods of sale of the oil, natural gas, and NGL produced and sold from our properties. We do not explore, develop, or operate the properties and, accordingly, do not incur any of the associated costs.

Oil, natural gas, and NGL revenues from our mineral and royalty interests are recognized when control transfers at the wellhead.

Water sales are recognized when control of the water is transferred to an E&P operator and collectability is reasonably assured.

The Partnership also earns revenue related to lease bonuses. The Partnership earns lease bonus revenue by leasing its mineral interests to E&P companies. The Partnership recognizes lease bonus revenue when the lease agreement has been executed and payment is determined to be collectible.

See Note 3 for additional disclosures regarding revenue recognition.

Concentration of Revenue

Collectability of the Partnership’s royalty revenue is dependent upon the financial condition of the Partnership’s operators as well as general economic conditions in the industry.

For the year ended December 31, 2021, in the Oil and Gas Producing Activities segment, revenue from Coterra Energy, Diamondback Energy, Inc, Callon Petroleum Company, and Oxy USA Inc represented approximately 12%, 11%, 11%, and 10% of total revenue, respectively. These figures are the same as total revenues due to the fact that revenues attributable to the Water Services Operations segment for the year ended December 31, 2021 were de minimis.

For the year ended December 31, 2020, in the Oil and Gas Producing Activities segment, revenue from Diamondback Energy, Inc, Cimarex Energy, and Oxy USA Inc represented approximately 15%, 12% and 10% of total revenue, respectively. These figures are the same as total revenues due to the fact that revenues attributable to the Water Services Operations segment for the year ended December 31, 2020 were de minimis.

For the year ended December 31, 2019, in the Oil and Gas Producing Activities segment, revenue from Cimarex Energy, Oxy USA Inc and PDC Energy represented approximately 16%, 10% and 10% of total revenue, respectively. In the Water Services Operations segment PDC Energy, WPX Energy, OXY USA Inc. and BTA Oil Producers represented 37%, 24%, 20% and 16% of total revenue, respectively. Combining both the Water Services Operations and Oil and Gas Producing Activities segments, Cimarex Energy, PDC Energy, and Oxy USA Inc represented approximately 15%, 12% and 11% of total revenue, respectively.

Although the Partnership is exposed to a concentration of credit risk, the Partnership does not believe the loss of any single operator would materially impact the Partnership’s operating results as crude oil, natural gas, and natural gas liquids are fungible products with well-established markets and numerous purchasers. If multiple operators were to cease making purchases at or around the same time, we believe there would be challenges initially, but there would be ample markets to handle the disruption. Additionally, recent rulings in bankruptcy cases involving the Partnership’s operators have stipulated that royalty owners must still be paid for oil, natural gas and NGLs extracted from their mineral acreage during the bankruptcy process. In light of this, the Partnership does not expect the entry of one of our operators into bankruptcy proceeding to materially affect our operating results.

Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accrued revenue and accounts receivable, accrued expenses, and other liabilities approximate fair value, as of December 31, 2021 and 2020 due to their short term nature.

The Revolving Credit Facility (defined in Note 7) has a recorded value that approximates its fair value as the interest rates are based on prevailing market rates.

Deferred Financing Costs

Debt issuance costs incurred in connection with KMF Land’s entry into its credit facility, and subsequent amendments, are capitalized as deferred financing costs within other long-term assets and are amortized over the life of the facility. As of December 31, 2021 and 2020, KMF Land had unamortized debt issuance costs of $2.1 million and $1.0 million, respectively, in connection with its entry into the facility and subsequent amendments.

Deferred Offering Costs

The Partnership recognized a write-offs of approximately $2.4 million and $2.7 million of deferred offering costs for the years ended December 31, 2021 and 2020 related to the cancelation of an initial public offering in accordance with SAB Topic 5.A of the Securities and Exchange Commission.

Deferred Rent

The Partnership recognizes rental expense for an operating lease on a straight-line basis over the term of the lease agreement. The deferred rent liability on the Partnership’s condensed consolidated balance sheets is attributable to the difference between rental expense (recognized on a straight-line basis) and the variable lease payments over the term of the agreement. The Partnership has historically leased office space under a single operating lease. In September 2021, the Partnership entered into an agreement to lease new office space under a different operating lease. In December 2021, the Partnership entered into a sublease of its current office space with an unaffiliated third-party. In conjunction with the sublease, the Partnership recognized a non-cash loss of $536 thousand, which is recorded in General and Administrative on the Consolidated Statement of Operations.

Public Transaction Costs

General and administrative expense of $4.1 million for the year ended December 31, 2021 included $602 thousand related to the merger with Falcon Minerals Operating Partnership, LP (“Falcon”). See Note 14.

3.	Revenue from Contracts with Customers

Oil and natural gas sales

Oil, natural gas and NGL sales revenues are generally recognized when control of the product is transferred to the customer, the performance obligations under the terms of the contracts with customers are satisfied and collectability is reasonably assured. All of the Partnership’s oil, natural gas and NGL sales are made under contracts with customers (operators). The performance obligations for the Partnership’s contracts with customers are satisfied at a point in time when control transfers at the wellhead, at which point payment is unconditional. Accordingly, the Partnership’s contracts do not give rise to contract assets or liabilities. The Partnership typically receives payment for oil, natural gas and NGL sales within 30 to 90 days of the month of delivery after initial production from the well. Such periods can extend longer due to factors outside of our control. The Partnership’s contracts for oil, natural gas and NGL sales are standard industry contracts that include variable consideration based on the monthly index price and adjustments that may include counterparty-specific provisions related to volumes, price differentials, discounts and other adjustments and deductions.

Lease bonus and other income

The Partnership also earns revenue from lease bonuses, delay rentals, and right-of-way payments. The Partnership generates lease bonus revenue by leasing its mineral interests to E&P companies. A mineral lease agreement represents our contract with a customer and generally transfers the rights, for a specified period of time, to explore for and develop any oil, natural gas and NGL discovered, grants us a specified royalty interest in the hydrocarbons produced from the leased property, and requires that drilling and completion operations commence within a specified time period. The Partnership recognizes lease bonus revenues when the lease agreement has been executed and payment is determined to be collectible. At the time the Partnership executes the lease agreement, the lease bonus payment is delivered to the Partnership. Upon receipt of the lease bonus payment, the Partnership will release the recordable original lease documents to the customer. The Partnership also recognizes revenue from delay rentals to the extent drilling has not started within the specified period and payment has been received. Right-of-way payments are recorded by the Partnership when the agreement has been executed and payment is determined to be collectable. Payments for lease bonus and other income become unconditional upon the execution of an associated agreement. Accordingly, the Partnership’s lease bonus and other income transactions do not give rise to contract assets or liabilities.

Water sales

Historically, the Partnership earned revenue from water sales to various E&P operators located near its water supply assets. Water sales revenues are recognized when control of the water is transferred to the customer, the performance obligations under the terms of the contracts with customers are satisfied and collectability is reasonably assured. The performance obligations for the Partnership’s water sales are satisfied when control of the water is transferred to the customer, which may occur at the location of the Partnership’s water operations or at the customer’s well site. The Partnership’s water sales agreements are inherently short-term in nature and are executed on an as-needed basis with customers. The Partnership’s contracts for water sales are satisfied at the point in time when control of the water is transferred to the customer, at which point payment is unconditional. Accordingly, the Partnership’s contracts do not give rise to contract assets or liabilities.

In 2020, KMF Water entered into an agreement (the “Water Services Agreement”) with a third-party water services company under which the third party agreed to manage the Partnership’s water assets and operations. See Note 11 for additional information. In October of 2021, the agreement was terminated.

Allocation of transaction price to remaining performance obligations

Oil and natural gas sales

The Partnership’s right to royalty income does not originate until production occurs and, therefore, is not considered to exist beyond each day’s production. Therefore, there are no remaining performance obligations under any of our royalty income contracts.

Lease bonus and other income

Given that the Partnership does not recognize lease bonus or other income until an agreement has been executed, at which point its performance obligation has been satisfied, the Partnership does not record revenue for unsatisfied or partially unsatisfied performance obligations as of the end of the reporting period.

Water sales and leasing income

Given that the Partnership does not recognize water revenue until water is delivered or water leasing income until the lessee receives payment from its customer, at which point its performance obligation has been satisfied, the Partnership does not record revenue for unsatisfied or partially unsatisfied performance obligations as of the end of the reporting period.

Prior-period performance obligations

The Partnership records revenue in the month production is delivered to the purchaser. As a royalty interest owner, the Partnership has limited visibility into the timing of when new wells start producing as production statements may not be received for 30 to 90 days or more after the date production is delivered. As a result, the Partnership is required to estimate the amount of production delivered to the purchaser and the price that will be received for the sale of the product. The expected sales volumes and prices for these properties are estimated and recorded within accounts receivable in the accompanying consolidated balance sheets. The difference between the Partnership’s estimates of royalty income and the actual amounts received for oil and natural gas sales are recorded in the month that the royalty payment is received from the customer. For the years ended December 31, 2021, 2020, and 2019, revenue recognized related to performance obligations satisfied in prior reporting periods was primarily attributable to production revisions by operators or amounts for which the information was not available at the time when revenue was estimated.

4.	Oil and Gas Properties

The Partnership has been and is engaged in the purchase of mineral rights in the Permian Basin in West Texas and southeastern New Mexico. The following is a summary of oil and natural gas properties as of December 31, 2021 and 2020 (in thousands):

Oil and natural gas properties:	December 31, 2021	December 31, 2020
Unproved properties	$817,873	$399,229
Proved properties	447,369	254,854

Oil and natural gas properties, gross	1,265,242	654,083
Accumulated depletion and impairment	(118,175)	(77,857)

Oil and natural gas properties, net	$1,147,067	$576,226

The Partnership paid mineral acquisition costs of approximately $38.5 million, $35.5 million, and $266.5 million for the years ended December 31, 2021, 2020, and 2019 respectively. Additionally, the Partnership acquired mineral and royalty interests of $572.2 million in three separate transactions in exchange for equity interests in a subsidiary of the Partnership. See Note 5 for additional information regarding these transactions. No such transactions occurred in the years ended December 31, 2020 and 2019. The Partnership paid $137 thousand related to purchase price adjustments from prior property sales for the year ended December 31, 2021. The Partnership received proceeds from the sale of mineral interests of $14.1 million and $22.0 million for the year ended December 31, 2020 and 2019.

5.	Acquisitions

Source Acquisition

In August 2021, KMF Land completed the acquisition of approximately 25,000 NRAs in the Midland and Delaware Basins from Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP (together, “Source”). At close, subject to the terms and conditions of the transaction agreement, Source contributed its mineral and royalty interests to KMF Land and in consideration for the contribution, Kimmeridge affiliates caused DPM HoldCo to issue equity interests in DPM HoldCo to Source.

The Source acquisition was accounted for as an asset acquisition and, therefore, the acquired interests were recorded based on the fair value of the total assets acquired on the acquisition date. Based on the estimated fair values of the assets received, the Partnership recorded $183.2 million of the total consideration as unproved oil and gas property and $69.7 million as proved oil and gas property. Additionally, $3.5 million of transaction costs were capitalized related to the transaction.

Rock Ridge Acquisition

In June 2021, KMF Land completed the acquisition of approximately 18,700 NRAs from Rock Ridge Royalty, LLC (“RRR”). At close, subject to the terms and conditions of the transaction agreement, RRR contributed its mineral and royalty interests to KMF Land and in consideration for the contribution, Kimmeridge affiliates caused DPM HoldCo (a subsidiary of the Partnership and the sole member of KMF Land, LLC) to issue equity interests in DPM HoldCo to RRR.

The RRR acquisition was accounted for as an asset acquisition and, therefore, the acquired interests were recorded based on the fair value of the total assets acquired on the acquisition date. Based on the estimated fair values of the assets received, the Partnership recorded $190.3 million of the total consideration as unproved oil and gas property and $68.3 million as proved oil and gas property. Additionally, $1.1 million of transaction costs were capitalized related to the transaction.

Delaware ORRIs Acquisition

In October 2020, another partnership owned and managed by Kimmeridge, (“Fund V”), acquired a 2.0% (on an 8/8ths basis) overriding royalty interest in all of Callon Petroleum Company’s (“Callon”) operated assets in the Delaware, Midland and Eagle Ford Basins, proportionately reduced to Callon’s net revenue interest (the “Chambers ORRI”).

In June 2021, KMF Land entered into a definitive agreement to acquire 84% of the Delaware Basin portion of the Chambers ORRI from Chambers Minerals, LLC, a subsidiary of Fund V (the “Chambers Acquisition”). Immediately following the consummation of the contributions of assets to KMF Land, Chambers HoldCo, LLC (the managing member of Chambers Minerals, LLC) was issued equity in DPM HoldCo. As the general partner of Fund V and the General Partner of the Partnership are affiliated, the transaction was approved by the Partnership’s Limited Partner Advisory Committee on June 3, 2021.

The Chambers Acquisition was accounted for as an asset acquisition. The Chambers Acquisition was also accounted for as a transaction between entities under common control; the controlling ownership and management of the general partner of Fund V and the general partner of the Partnership have significant overlap, including responsibility for the management, control, and direction of the business affairs of the respective partnerships. As KMF Land and Fund V are entities under common control, the Partnership recorded the acquisition utilizing the properties’ net book value. The properties acquired by KMF Land had a historical net book value to Fund V at the time of sale of approximately $60.6 million ($45.3 million was allocated to unproved property and $15.3 million was allocated to proved property). Accordingly, the $37.5 million excess of the fair value of the properties above their net book value was recorded as a decrease to partners’ capital at the date of the transaction.

DRC Acquisition

In July 2019, KMF Land entered into a Purchase and Sale Agreement and a Cooperation Agreement with Desert Royalty Company (“DRC”) pursuant to which KMF Land agreed to acquire an undivided 25% interest in DRC’s Delaware Basin oil and gas mineral and royalty interests. In January 2020, the entities executed an Amendment to the Letter Agreement and certain Special Warranty Deeds. In March 2021, a notice of KMF’s intent to pursue an initial public offering (an “IPO Notice”) was provided to DRC in accordance with the last agreement executed. Subsequent to this notice, the Partnership terminated the Letter Agreement with DRC in accordance with its terms.

Other Acquisitions

In February 2020, the Partnership acquired certain mineral and royalty interests in the Delaware Basin for $30.3 million. The Partnership funded the acquisition with capital contributions, cash flows from operations and borrowings under the KMF Revolving Credit Facility.

In July 2021, the Partnership acquired certain mineral and royalty interests in the Delaware Basin for a total of $21.8 million in cash. The Partnership predominantly funded the acquisitions with capital contributions, cash flows from operations and borrowings under the KMF Revolving Credit Facility.

6.	Equity

Committed Capital

As of December 31, 2021, the Partnership had aggregate capital commitments (the “Committed Capital”) of $618.4 million from Limited Partners and $8.0 million from the General Partner. At December 31, 2021, approximately $29.5 million of this Committed Capital remained available to call for purposes of satisfying investment commitments, management fees, and expenses over the remaining life of the Partnership. Through December 31, 2021, the Partnership’s contributed capital as a percentage of total Committed Capital was approximately 95%.

As of December 31, 2020, the Partnership had aggregate capital commitments (the “Committed Capital”) of $618.4 million from Limited Partners and $8.0 million from the General Partner. At December 31, 2020, approximately $37.5 million of this Committed Capital remained available to call for purposes of satisfying investment commitments, management fees, and expenses over the remaining life of the Partnership. Through December 31, 2020, the Partnership’s contributed capital as a percentage of total Committed Capital was approximately 94%.

The General Partner may admit additional Subscription Limited Partners, or permit any existing Subscription Limited Partner to increase its Committed Capital, at one or more subsequent closings on or before the nine month anniversary of the Initial Closing except with respect to the Extended Closing Date and the Second Extended Closing Date. The General Partner and each Subscription Limited Partner that is admitted or that increases its Committed Capital at a Subsequent Closing shall make, at such Subsequent Closing, Capital Contributions for Investments, Management Fees, and Expenses such that such partners’ Capital Contributions included or made as of the date of the Subsequent Closing are equal to their Pro Rata Share of such amounts made by the Partnership as of the date of such Subsequent Closing. In September 2019, the Partnership had a Subsequent Closing and increased its Committed Capital to a total of $626.4 million, with $618.4 million from Limited Partners and $8.0 million from the General Partner. In September 2019, pursuant of Article III of the Partnership Agreement, a subsequent close rebalance was executed to reflect the change in partner ownership.

Allocation of Partners’ Net Profits and Losses

In accordance with the Partnership Agreement, net profit or net loss is generally allocated among the Capital Accounts of the Partners in accordance with the following distribution methodology.

Partners’ Distributions

Subject to the provisions of the Partnership Agreement, investment proceeds shall be distributed to the Partners, in proportion to each of their respective percentage interests, as follows:

First - 100% to such Limited Partner until such Limited Partner has received cumulative distributions pursuant to this clause (i) in an amount equal to all Capital Contributions of such Limited Partner (whether such Capital Contributions were made to fund Investments, utilized for the payment of Partnership Expenses, Management Fees or applied for any other purpose);

Second - 100% to such Limited Partner until the cumulative distributions to such Limited Partner represents an 8% per annum (compounded annually) internal rate of return on the Capital Contributions of such Limited Partner referred to in clause (i) above calculated from the due date specified in the applicable Payment Notice until the date of the distribution (the “Preferred Return Amount”);

Third - 50% to the General Partner and 50% to such Limited Partner until the General Partner has received distributions pursuant to this clause (iii) equal to the sum of (A) the ratio of such Limited Partner’s Capital Contribution to the total Capital Contributions of all Limited Partners multiplied by the General Partner’s aggregate Capital Contribution plus (B) 20% of the sum of (Y) the amount distributed to such Limited Partner pursuant to clause (ii) above and (Z) the amount distributed to such Limited Partner and to the General Partner with respect to such Limited Partner pursuant to this clause (iii); and;

Thereafter - 80% to such Limited Partner and, 20% to the General Partner.

Upon the final distribution of proceeds attributable to the Partnership’s investments, the General Partner, if required, must return to the Limited Partners, in proportion to their capital contributions used to fund the Partnership’s investments an aggregate amount, not to exceed the General Partner’s reallocation, to assure that the total distributions of proceeds attributable to the Partnership’s investments are made in accordance with the above formula.

In October 2021, DPM HoldCo distributed $60.9 million to its outside owners, including $8.7 million to an affiliate Kimmeridge fund. In November 2021, the Partnership made a distribution of $67.5 million to its partners, comprised of approximately $66.6 million to Limited Partners and $0.9 million to the General Partner.

7.	Long-Term Debt

Revolving Credit Facility

KMF Land is party to a credit agreement with a syndicate of banks led by Bank of America N.A. as Administrative Agent, Issuing Bank and Syndication Agent, and Capital One National Association and Barclays Bank PLC as Co-Documentation Agents (the “Revolving Credit Facility”).

Availability under our Revolving Credit Facility is governed by a borrowing base, which is subject to redetermination semi-annually each year. In addition, lenders holding two-thirds of the aggregate commitments may request one additional redetermination each year. The Partnership can also request one additional redetermination each year, and such other redeterminations as appropriate when significant acquisition opportunities arise. The borrowing base is subject to further adjustments for asset dispositions, material title deficiencies, certain terminations of hedge agreements and issuances of permitted additional indebtedness. Increases to the borrowing base requires unanimous approval of the lenders, while decreases only require approval of lenders holding two-thirds of the aggregate commitments at such time. The determination of the borrowing base takes into consideration the estimated value of KMF Land’s oil and gas mineral interests in accordance with the lenders’ customary practices for oil and gas loans. The Revolving Credit Facility is guaranteed by KMF Land and is collateralized by substantially all of the assets of KMF Land.

In June 2021, KMF Land and the Partnership entered into the Fourth Amendment to Credit Agreement (the “Fourth Amendment”). The Fourth Amendment, among other things, allowed for the consummation of the acquisitions described in Note 5.

In October 2021, KMF Land and DPM HoldCo entered into the Amended and Restated Credit Agreement with a syndicate of banks led by Bank of America N.A. as Administrative Agent, Issuing Bank and Syndication Agent. Pursuant to the Amended and Restated Credit Agreement, the initial borrowing base under the new facility is $150.0 million.

As of December 31, 2021, the borrowing base was $150.0 million as determined by the lenders and the outstanding balance under our Revolving Credit Facility was $134.0 million. As of December 31, 2020, the borrowing base was $75.0 million as determined by the lenders and the outstanding balance under our Revolving Credit Facility was $33.5 million.

The Revolving Credit Facility bears interest at a rate per annum equal to, at our option, the adjusted base rate or the adjusted LIBOR rate plus an applicable margin. The applicable margin is based on utilization of our Revolving Credit Facility and ranges from (a) in the case of adjusted base rate loans, 1.500% to 2.500% and (b) in the case of adjusted LIBOR rate loans, 2.500% to 3.500%. The Partnership may elect an interest period of one, two, three, six, or if available to all lenders, twelve months. Interest is payable in arrears at the end of each interest period, but no less frequently than quarterly. A commitment fee is payable quarterly in arrears on the daily undrawn available commitments under our Revolving Credit Facility in an amount ranging from 0.375% to 0.500% based on utilization of our Revolving Credit Facility. The Revolving Credit Facility is subject to other customary fee, interest and expense reimbursement provisions.

As of December 31, 2021 and 2020, the weighted average interest rate related to our outstanding borrowings was 3.36% and 2.66%, respectively. As of December 31, 2021 and 2020, KMF Land had unamortized debt issuance costs of $2.1 million and $1.0 million, respectively, in connection with its entry into the facility and subsequent amendments. Such costs are capitalized as deferred financing costs within other long-term assets and are amortized over the life of the facility. For the years ended December 31, 2021 and 2020, we recognized $0.4 million and $0.3 million, respectively, in interest expense related to the amortization of deferred financing costs.

Our Revolving Credit Facility matures on September 26, 2024. Loans drawn under our Revolving Credit Facility may be prepaid at any time without premium or penalty (other than customary LIBOR breakage) and must be prepaid in the event that exposure exceeds the lesser of the borrowing base and the elected availability at such time. The principal amount of loans that are prepaid are required to be accompanied by accrued and unpaid interest and fees on such amounts. Loans that are prepaid may be reborrowed. In addition, the Partnership may permanently reduce or terminate in full the commitments under our Revolving Credit Facility prior to maturity. Any excess exposure resulting from such permanent reduction or termination must be prepaid. Upon the occurrence of an event of default under our Revolving Credit Facility, the administrative agent acting at the direction of the lenders holding a majority of the aggregate commitments at such time may accelerate outstanding loans and terminate all commitments under our Revolving Credit Facility, provided that such acceleration and termination occurs automatically upon the occurrence of a bankruptcy or insolvency event of default.

Our Revolving Credit Facility contains customary affirmative and negative covenants, including, without limitation, reporting obligations, restrictions on asset sales, restrictions on additional debt and lien incurrence and restrictions on making distributions (subject only to no default or borrowing base deficiency) and investments. In addition, our Revolving Credit Facility requires us to maintain (a) a current ratio of not less than 1.00 to 1.00 and (b) a ratio of total net funded debt to consolidated EBITDA of not more than 3.50 to 1.00. EBITDA for the period ending on December 31, 2021 is equal to EBITDA for the period beginning on July 1, 2021 and ending on December 31, 2021, multiplied by two. The Partnership was in compliance with the terms and covenants of the Revolving Credit Facility at December 31, 2021 and 2020.

8.	Fair Value Measurement

The Partnership is subject to ASC 820, Fair Value Measurements and Disclosures. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. Inputs may include price information, volatility statistics, specific and broad credit data, liquidity statistics, and other factors. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by Management. Management considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to Management’s perceived risk of that instrument.

Level 1 - Fair values are based on unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets.

Level 2 - Fair values are based on quoted prices for markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3 - Inputs that are unobservable and significant to the overall fair value measurement and include situations where there is little, if any, market activity for the asset or liability.

The Partnership’s proved oil and gas properties are assessed for impairment on a periodic basis. If the Partnership’s proved properties are determined to be impaired, the carrying basis of the properties is adjusted down to fair value. This represents a fair value measurement that would qualify as a non-recurring Level 3 fair value measurement. The fair value represents Management’s best estimate using the inputs available as of December 31, 2021 and 2020. No impairment of proved properties was recorded for the years ended December 31, 2021 and 2020.

The fair value of the Partnership’s derivative instruments (Level 2) was estimated using discounted cash flows and credit risk adjustments. As of December 31, 2021 and 2020, the Partnership did not have any derivative instruments outstanding. See Note 12 for further information on the fair value of our derivative instruments.

9.	Related Party Transactions

Management Fees

The Partnership has entered into a management services arrangement with Kimmeridge Energy Management Company, LLC (the “Manager”).

As compensation for services rendered in the management of the Partnership, the Partnership will pay the Manager with respect to each Limited Partner an annual management fee (“Management Fee”) computed on a daily basis from the date of the Initial Closing. Limited Partners who increased their Commitment to the Partnership at the Extended Closing Date will only be required to pay Management Fees with respect to their increased Commitment from and after the Extended Closing Date. Limited Partners who increased their Commitments on the Second Extended Closing Date will not be obligated to pay Management Fees with respect to such increased Commitments until after the Commitment Period Expiration Date. The Management Fee will be paid in quarterly installments on the first business day of each Fiscal Quarter with each installment to be equal to one-quarter of the amount that would be payable on the last day of its preceding Fiscal Quarter. Until the earlier of (A) the Commitment Period Expiration Date and (B) the date that the General Partner, any Principal or any Affiliate thereof first accrues or is paid a Management Fee, advisory fee or similar fee with respect to a Successor Fund (the earlier of the dates referred to in (A) or (B) being the “Initial Step-Down Date”), 2% per annum of such Limited Partner’s Commitment.

Beginning on the day after the Initial Step-Down Date and until the earlier of (A) termination of the Partnership pursuant to Article IX of the Partnership Agreement and (B) the sixth anniversary of the Final Closing (the earlier of the dates referred to in (A) or (B) being the “Second Step-Down Date”), 2% per annum of such Limited Partner’s pro rata share of the cost basis of all Investments held by the Partnership as of the end of the immediately preceding Fiscal Quarter less the value of Investments which have been written-off as a result of a permanent impairment.

Beginning on the day after the Second Step-Down Date and until the termination of the Partnership, 1% per annum of such Limited Partner’s pro rata share of the cost basis of all Investments held by the Partnership as of the end of the immediately preceding Fiscal Quarter less the value of Investments which have been written-off as a result of a permanent impairment.

Each quarterly installment of the Management Fee calculated with respect to each Limited Partner, shall be reduced by the Limited Partner’s pro rata percentage (based on Capital Contributions) of any application fees, closing fees, breakup fees or similar fees associated with an Investment or proposed investment and other routine fees, received by the General Partner during the quarter. If the credited amounts exceed the quarterly Management Fee payment next due and payable, such excess shall be carried forward from quarter to quarter to reduce the Management Fee payable in future periods. For the years ended December 31, 2021, 2020, and 2019, there were no adjustments or credited amounts and the Manager earned and was paid approximately $7.5 million in Management Fees relating to management services.

Common Control Transaction

The Partnership has acquired oil and gas properties from separate limited partnerships whereby the General Partner of the Partnership and the general partner of the separate limited partnerships are affiliated. These transactions were accounted for as a reduction to partners’ capital as the affiliated entities were under common control. The following transaction was completed during the year ended December 31, 2021:

Delaware ORRIs Acquisition

In October 2020, another partnership owned and managed by Kimmeridge acquired a 2.0% (on an 8/8ths basis) overriding royalty interest in all of Callon’s operated assets in the Delaware, Midland and Eagle Ford Basins, proportionately reduced to Callon’s net revenue interest.

In June 2021, KMF Land entered into a definitive agreement to acquire 84% of the Delaware Basin portion of the Chambers ORRI from Chambers Minerals, LLC, a subsidiary of Fund V. Immediately following the consummation of the contributions of assets to KMF Land, Chambers HoldCo, LLC (the managing member of Chambers Minerals, LLC) was issued equity in DPM HoldCo. As the general partner of Fund V and the General Partner of the Partnership are affiliated, the transaction was approved by the Partnership’s Limited Partner Advisory Committee on June 3, 2021.

The Chambers Acquisition was accounted for as an asset acquisition. The Chambers Acquisition was also accounted for as a transaction between entities under common control; the controlling ownership and management of the general partner of Fund V and the general partner of the Partnership have significant overlap, including responsibility for the management, control, and direction of the business affairs of the respective partnerships. As KMF Land and Fund V are entities under common control, the Partnership recorded the acquisition utilizing the properties’ net book value. The properties acquired by KMF Land had a historical net book value to Fund V at the time of sale of approximately $60.6 million ($45.3 million was allocated to unproved property and $15.3 million was allocated to proved property). Accordingly, the $37.5 million excess of the fair value of the properties above their net book value was recorded as a decrease to partners’ capital at the date of the transaction.

Cost Reimbursements and Allocations from Affiliates

General and administrative expenses and certain capitalizable costs are not directly associated with the generation of the Partnership’s revenues and include costs such as employee compensation, office expenses and fees for professional services. These costs are allocated on a “time spent” basis, a pro rata basis, or by another manner which is designed to be fair and equitable. Some of those costs are incurred on the Partnership’s behalf and allocated to the Partnership by the Manager and its affiliates and reimbursed by the Partnership. These costs may not be indicative of costs incurred by the Partnership had such services been provided by an unaffiliated company during the period presented. We have not estimated what these costs and expenses would be if they were incurred by the Partnership on a standalone basis as such estimate would be impractical and lack precision. We believe the methodology utilized by Kimmeridge Operations and the Manager for the allocation of these costs to be reasonable.

Kimmeridge Operations Reimbursements

From time to time, the Partnership reimburses Kimmeridge Operations, LLC (“Kimmeridge Operations”), a wholly owned subsidiary of the Manager and affiliate of the Partnership, for general and administrative expenses. As a subsidiary of the Manager, Kimmeridge Operations staff perform land and administrative services on behalf of the Partnership. For the years ended December 31, 2021, 2020, and 2019, the Partnership reimbursed Kimmeridge Operations for approximately $8.5 million, $3.8 million, and $7.3 million related to these services, respectively. As of December 31, 2021 and 2020, there were no amounts due to Kimmeridge Operations.

Kimmeridge Energy Management Company Reimbursements

From time to time, the Partnership reimburses the Manager for investments and expenses prefunded on behalf of the Partnership. For the years ended December 31, 2021, 2020, and 2019, the Partnership reimbursed the Manager for approximately $0.3 million, $0.4 million, and $1.5 million, respectively. As of December 31, 2021 and 2020, approximately $142 thousand and $55 thousand was due to the Manager, respectively.

10. Commitment	and Contingencies

The Partnership leases office space under an operating lease. In September 2021, the Partnership entered into an agreement to lease new office space under a different operating lease. In December 2021, the Partnership entered into a sublease of its current office space with an unaffiliated third-party. Future minimum lease commitments under the lease at December 31, 2021 are presented below (in thousands):

Year	Total
2022	$539
2023	600
2024	614
2025	628
2026	643
Thereafter	1,533

Total	$4,557

Legal Proceedings

From time to time, the Partnership may be involved in various legal proceedings, lawsuits, and other claims in the ordinary course of business including proceedings related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Management does not believe that the resolution of these matters will have a material adverse impact on our financial condition, cash flows or results of operations.

11. Lease	Income

In April 2020, KMF Water entered into the Water Services Agreement with a third-party water services company under which the third party agreed to manage the Partnership’s water assets and operations for an initial term of three months. Under the terms of the agreement, the third party is responsible for the production, marketing, and sales of water from the Partnership’s water properties, but each entity will each be entitled to fifty percent of the proceeds generated from water sales. The agreement also prescribes which entity (KMF or the third party) will be responsible for various costs under the arrangement. The initial term has been renewed for successive three-month periods and will continue to automatically renew for successive three-month terms unless terminated.

The Water Services Agreement constitutes a leasing arrangement under which the Partnership is a lessor. Under the terms of the agreement, the Partnership is not entitled to any income until the lessee has completed a water sale and received payment from its customer. The Partnership does not accrue this contingent rental income until the lessee has received payment. Leasing income related to the Water Sales Agreement was $0.2 million and $13 thousand during the years ended December 31, 2021 and 2020. The agreement was terminated in October 2021.

12.	Derivative Instruments

Commodity Derivatives

KMF Land may enter into commodity derivative contracts to manage its exposure to oil and gas price volatility associated with its production. These derivatives are not entered into for trading or speculative purposes. While the use of these instruments limits the downside risk of adverse commodity price changes, their use may also limit future cash flows from favorable commodity price changes. Depending on changes in oil and gas futures markets and management’s view of underlying supply and demand trends, the Partnership may increase or decrease its derivative positions. The Partnership’s commodity derivative contracts have not been designated as hedges for accounting purposes; therefore, all gains and losses on commodity derivatives are recognized in the Partnership’s statement of operations.

In 2020, the Partnership utilized fixed price swaps and basis swaps to manage commodity price risks. The Partnership has entered into these swap contracts when management believes that favorable future sales prices for the Partnership’s production can be secured. Under fixed price swap agreements, when actual commodity prices upon settlement exceed the fixed price provided by the swap contracts, the Partnership pays the difference to the counterparty. When actual commodity prices upon settlement are less than the contractually provided fixed price, the Partnership receives the difference from the counterparty. In addition, the Company has entered into basis swap contracts in order to hedge the difference between the New York Mercantile Exchange (“NYMEX”) index price and a local index price that is representative of the price received by many of the operators in the Delaware Basin.

In October 2020, KMF Land terminated all of its outstanding oil and basis swap derivative contracts. KMF was not party to any derivative contracts as of December 31, 2021 and 2020.

The following table is a summary of derivative gains and losses, and where such values are recorded in the consolidated statements of operations for the years ended December 31, 2021, 2020 and 2019 (in thousands):

	Statement of operations location	Year ended December 31, 2021	Year ended December 31, 2020	Year ended December 31, 2019
Commodity derivative losses	Revenue	$—	$(2,573)	$—

The fair value of commodity derivative instruments was determined using Level 2 inputs.

13. Business	Segment Information

The Partnership has two reportable segments: Oil and Gas Producing Activities and Water Service Operations. The segments provide the chief operating decision maker (“CODM”) with a comprehensive financial view of the Partnership’s core business. The Partnership’s Management has been determined to be the CODM. The CODM assesses performance and allocates resources based on the two reportable segments.

The Oil and Gas Producing Activities segment is comprised of managing the mineral and royalty interests and related revenue streams of KMF Land. The revenue streams of this segment principally consist of royalties from oil, natural gas and NGL producing activities and revenues from lease bonus payments and easements. We are not a producer and the Partnership’s oil, natural gas, and NGL revenues are derived from a fixed percentage of the oil, natural gas and NGL produced from the acreage underlying our interests, net of post-production expenses and production taxes. The Water Service Operations segment comprises the water supply assets and revenues of KMF Water. The revenue of this segment consists of water sales to various basin operators produced from the water supply assets of the Partnership, as well as lease income under the Water Services Agreement.

The Partnership evaluates the performance of its operating segments based on operating revenues and segment profit. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the CODM in deciding how to allocate resources and assess performance. Segment profit is defined as segment revenues less operating expenses, depreciation, depletion and amortization, income taxes, and interest expense. Partnership expenses include general expenses associated with managing the Partnership and are not allocated directly to the two reportable segments.

The following table sets forth certain financial information with respect to the Partnership’s reportable segments (in thousands):

	For the year ended December 31, 2021
	Oil and Gas Producing Activities	Water Service Operations	Partnership	Consolidated Total
Revenues	$120,362	$226	$—	$120,588
Depreciation, depletion and amortization	40,619	287	—	40,906
Income tax expense	(555)	—	(7)	(562)
Interest expense	(1,918)	—	—	(1,918)
Segment income (loss)	55,272	32	(7,834)	47,470
Total assets as of December 31, 2021	1,195,520	3,314	4,020	1,202,854
Capital expenditures including mineral acquisitions	38,470	—	—	38,470

A reconciliation of segment profit (loss) to net income is as follows:
Segment profit	$47,470
Interest income	25
Net income attributable to noncontrolling interests	18,781
Net income attributable to partners	28,714

	For the year ended December 31, 2020
	Oil and Gas Producing Activities	Water Service Operations	Partnership	Consolidated Total
Revenues	$43,113	$13	$—	$43,126
Depreciation, depletion and amortization	31,746	303	—	32,049
Income tax expense	(38)	—	—	(38)
Interest expense	(2,021)	—	—	(2,021)
Segment loss	(6,253)	(165)	(7,849)	(14,267)
Total assets as of December 31, 2020	591,140	3,602	3,886	598,628
Capital expenditures including mineral acquisitions	35,836	—	—	35,836

A reconciliation of segment profit (loss) to net income is as follows:
Segment loss	$(14,267)
Interest income	53
Net loss	(14,214)

	For the year ended December 31, 2019
	Oil and Gas Producing Activities	Water Service Operations	Partnership	Consolidated Total
Revenues	$56,205	$3,475	$—	$59,680
Depreciation, depletion and amortization	25,730	471	—	26,201
Income tax (expense) benefit	(166)	3	(8)	(171)
Interest expense	(1,099)	(10)	—	(1,109)
Segment profit (loss)	19,559	537	(11,547)	8,549
Total assets as of December 31, 2019	608,170	5,445	18,190	631,805
Capital expenditures including mineral acquisitions	266,942	637	—	267,579

A reconciliation of segment profit (loss) to net income is as follows:
Segment profit	$8,549
Interest income	241
Net income	8,790

14.	Subsequent Events

Merger with Falcon Minerals

On January 11, 2022, DPM HoldCo, LLC entered into an Agreement and Plan of Merger with Falcon, pursuant to which Falcon will merge with and into DPM HoldCo, LLC, with DPM HoldCo, LLC continuing as the surviving entity in the Merger in an all-stock transaction, subject to Falcon shareholder approval.

15.	Supplemental Oil and Gas Information (Unaudited)

The Partnership’s oil and natural gas reserves are attributable solely to properties within the United States.

Capitalized oil and natural gas costs

Aggregate capitalized costs related to oil and natural gas production activities with applicable accumulated depreciation, depletion and amortization are as follows (in thousands):

	December 31, 2021	December 31, 2020
Oil and natural gas interests:
Unproved	$817,873	$399,229
Proved	447,369	254,854

Total oil and natural gas interests	1,265,242	654,083
Accumulated depletion and impairment	(118,175)	(77,857)

Net oil and natural gas interests capitalized	$1,147,067	$576,226

Costs incurred in oil and natural gas activities

Costs incurred in oil and natural gas property acquisition, exploration and development activities are as follows (in thousands):

	December 31, 2021	December 31, 2020	December 31, 2019
Acquisition costs
Unproved properties	$20,192	$21,840	$220,992
Proved properties	18,278	13,703	45,546

Total	$38,470	$35,543	$266,538

Results of Operations from Oil and Natural Gas Producing Activities

The following schedule sets forth the revenues and expenses related to the production and sale of oil and natural gas (in thousands). It does not include any interest costs or general and administrative costs and, therefore, is not necessarily indicative of the net operating results of the Partnership’s oil, natural gas and NGL operations.

	December 31, 2021	December 31, 2020	December 31, 2019
Oil, natural gas and natural gas liquids revenues	$118,548	$44,194	$50,886
Severance and ad valorem taxes	(6,858)	(3,147)	(3,774)
Depletion	(40,318)	(31,440)	(25,684)
Impairment of oil and natural gas properties	—	(812)	—
Income tax expense	(562)	(38)	(171)

Results of operations from oil, natural gas and natural gas liquids	$70,810	$8,757	$21,257

The reserves at December 31, 2021, 2020, and 2019 presented below were prepared by Cawley, Gillespie & Associates, Inc. (“CGA”), independent petroleum engineers. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The reserves are located in Texas and New Mexico.

Guidelines prescribed in FASB ASC Topic 932 Extractive Industries – Oil and Gas (“ASC Topic 932”) have been followed for computing a standardized measure of future net cash flows and changes therein related to estimated proved reserves. Future cash inflows and future production costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the period-end estimated quantities of oil, natural gas and NGL to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future ad valorem taxes are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using period-end costs and assuming continuation of existing economic conditions.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect management’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Reserve estimates are inherently imprecise and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Analysis of Changes in Proved Reserves

The following table sets forth information regarding the Partnership’s net ownership interest in estimated quantities of proved developed and undeveloped oil and natural gas quantities and the changes therein for each of the periods presented:

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Balance, December 31, 2018	3,676	16,191	1,988	8,363
Revisions	(438)	934	(22)	(305)
Extensions	1,929	6,214	704	3,668
Acquisition of Reserves	1,655	4,904	555	3,028
Divestiture of Reserves	(167)	(513)	(58)	(310)
Production	(816)	(3,237)	(393)	(1,749)

Balance as of December 31, 2019	5,839	24,493	2,774	12,695
Revisions	(1,098)	(867)	65	(1,178)
Extensions	995	3,486	423	1,999
Acquisition of Reserves	445	633	77	628
Divestiture of Reserves	(173)	(209)	(26)	(234)
Production	(933)	(4,134)	(488)	(2,110)

Balance as of December 31, 2020	5,075	23,402	2,825	11,800
Revisions	180	6,531	405	1,674
Extensions	610	1,991	216	1,158
Acquisition of Reserves	7,240	19,165	2,076	12,511
Production	(1,261)	(4,746)	(499)	(2,551)

Balance as of December 31, 2021	11,844	46,343	5,023	24,592

Proved developed and undeveloped reserves:	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Developed as of December 31, 2018	2,541	12,840	1,576	6,259
Undeveloped as of December 31, 2018	1,135	3,351	412	2,104

Balance at December 31, 2018	3,676	16,191	1,988	8,363

Developed as of December 31, 2019	4,223	20,293	2,298	9,903
Undeveloped as of December 31, 2019	1,616	4,200	476	2,792

Balance at December 31, 2019	5,839	24,493	2,774	12,695

Developed as of December 31, 2020	3,731	19,505	2,352	9,334
Undeveloped as of December 31, 2020	1,344	3,897	473	2,466

Balance at December 31, 2020	5,075	23,402	2,825	11,800

Developed as of December 31, 2021	9,285	40,747	4,417	20,494
Undeveloped as of December 31, 2021	2,559	5,596	606	4,098

Balance at December 31, 2021	11,844	46,343	5,023	24,592

For the year ended December 31, 2021, the Partnership had upward revisions of 180 MBbls of oil and 6,531 MMcf of gas and 405 MBbls of NGL. Total upward revisions of 1,674 MBOE were primarily due to upward revisions of 1,184 MBOE related to changes in estimated ultimate recovery and upward revisions of 490 MBOE due to increases in pricing. For the year ended December 31, 2021, the Partnership had extensions of 610 MBbls of oil, 1,991 MMcf of gas, and 216 MBbls of NGLs of which 289 MBbls of oil, 883 MMcf of gas, and 96 MBbls of NGLs were from conversions of non-proved resources to proved developed producing and proved developed not producing due to operator drilling activity and 321 MBbls of oil, 1,108 MMcf of gas, and 120 MBbls of NGLs were from additional proved undeveloped reserves. In 2021, the Partnership acquired royalty and mineral interests of 7,240 MBbls of oil, 19,165 MMcf of gas, and 2,076 MBbls of NGLs through multiple acquisitions. For the year ended December 31, 2021, the Partnership did not divest any royalty and mineral interests.

For the year ended December 31, 2020, the Partnership had downward revisions of 1,098 MBbls of oil and 867 MMcf of gas and upward revisions of 65 MBbls of NGL. Total downward revisions of 1,178 MBOE were primarily due to downward revisions of 887 MBOE related to changes in estimated ultimate recovery and downward revisions of 239 MBOE due to decreases in pricing. For the year ended December 31, 2020, the Partnership had extensions of 995 MBbls of oil, 3,486 MMcf of gas, and 423 MBbls of NGLs of which 192 MBbls of oil, 672 MMcf of gas, and 81 MBbls of NGLs were from conversions of non-proved resources to proved developed producing due to operator drilling activity and 803 MBbls of oil, 2,814 MMcf of gas, and 342 MBbls of NGLs were from additional proved undeveloped reserves. In 2020, the Partnership acquired royalty and mineral interests of 445 MBbls of oil, 633 MMcf of gas, and 77 MBbls of NGLs through multiple acquisitions. For the year ended December 31, 2020, the Partnership divested royalty and mineral interests of 173 MBbls, 209 MMcf, and 26 MBbls of proved oil, natural gas, and NGL, respectively, in conjunction with the conveyances to DRC described in Note 5.

For the year ended December 31, 2019, the Partnership had downward revisions of 13 MBbls of oil, 34 MMcf of gas and 4 MBbls of NGL due to the removal of 11 wells that were no longer economically feasible. Additional downward revisions of 425 MBbls of oil and 18 MBbls of NGLs were largely due to decreases in pricing. Decreases in gas pricing were offset by positive performance revisions, resulting in an upward revision of 968 MMcf of gas. For the year ended December 31, 2019, the Partnership had extensions of 1,929 MBbls of oil, 6,214 MMcf of gas, and 704 MBbls of NGLs of which 837 MBbls of oil, 3,234 MMcf of gas, and 367 MBbls of NGLs were from conversions of non-proved resources to proved developed producing due to operator drilling activity and 1,092 MBbls of oil, 2,980 MMcf of gas, and 337 MBbls of NGLs were from additional proved undeveloped reserves. In 2019, the Partnership acquired royalty and mineral interests of 1,655 MBbls of oil, 4,904 MMcf of gas and 555 MBbls of NGLs through multiple acquisitions including the acquisition of DRC described in Note 5. For the year ended December 31, 2019, the Partnership divested royalty and mineral interests of 167 MBbls, 513 MMcf, and 58 MBbls of proved oil, gas and NGL, respectively, in conjunction with the conveyances to DRC described in Note 5.

Standardized Measure of Oil and Gas

The standardized measure of discounted future net cash flows is based on the unweighted average, first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Partnership. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary. Our calculations of the standardized measure of discounted future net cash flows and the related changes therein include Texas margin tax and do not include the effect of estimated federal income tax expenses because the Partnership is not subject to federal income taxes.

As of December 31, 2021, the reserves are comprised of 48% crude oil, 32% natural gas and 20% NGL on an energy equivalent basis.

For the years ended December 31, 2021, 2020, and 2019, future cash inflows are calculated by applying the 12-month arithmetic average of the first-of-month price from January to December, of oil and gas relating to the Partnership’s proved reserves, to the year-end quantities of those reserves. The values for the December 31, 2021, 2020, and 2019 proved reserves were derived based on prices presented in the table below. The crude oil pricing was based on the West Texas Intermediate (“WTI”) price; the NGL pricing was 45% of WTI for 2021, 28% of WTI for 2020 and 27% of WTI for 2019; the natural gas pricing was based on the Henry Hub price. All prices have been adjusted for transportation, quality and basis differentials.

	Oil (Bbl)	Natural Gas (Mcf)	NGL (Bbl)
December 31, 2021 (Average)	$64.33	$3.35	$30.14
December 31, 2020 (Average)	$36.28	$1.02	$11.01
December 31, 2019 (Average)	$50.92	$0.69	$14.90

The standardized measure of discounted future net cash flows are based on the average market prices for sales of oil, natural gas and NGL adjusted for basis differentials, on the first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Partnership. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

The following summary sets forth the future net cash flows related to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932 (in thousands):

	Year Ended December 31,
	2021	2020	2019
Future oil and natural gas sales	$1,068,652	$238,977	$355,551
Future production costs	(90,137)	(19,379)	(28,178)
Future income tax expense (1)	(5,302)	(1,236)	(1,852)

Future net cash flows	973,213	218,362	325,521

10% annual discount	(437,910)	(94,803)	(142,296)

Standardized measure of discounted future net cash flows	$535,303	$123,559	$183,225

The principal sources of change in the standardized measure of discounted future net cash flows are (in thousands):

	Year Ended December 31,
	2021	2020	2019
Balance at the beginning of the period	$123,559	$183,225	$155,432
Net change in prices and production costs	119,993	(59,911)	(38,177)
Sales, net of production costs	(111,691)	(41,043)	(47,112)
Extensions and discoveries	29,853	25,196	53,246
Acquisitions of reserves	326,192	9,137	43,946
Divestiture of reserves	—	(3,563)	(5,795)
Revisions of previous quantity estimates	43,843	(18,140)	(6,414)
Net change in income taxes (1)	(2,205)	343	(150)
Accretion of discount	12,426	18,427	15,632
Changes in timing and other	(6,667)	9,888	12,617

Balance at the end of the period	$535,303	$123,559	$183,225

(1)

The Company was not subject to U.S. federal income taxes for the years ended December 31, 2021, 2020, and 2019. Accordingly, no provision for income taxes has been provided in the Consolidated Statement of Operations. If the Company had been subject to entity-level income taxation, the unaudited pro forma future income tax expense at December 31, 2021, 2020, and 2019 would have been $3.8 million, $6.9 million, and $24.7 million, respectively. The unaudited pro forma standardized measure of discounted future net cash flows at December 31, 2021, 2020, and 2019 would have been $534.4 million, $120.0 million, and $169.8 million, respectively.

INDEPENDENT AUDITORS’ REPORT

To the Board of Managers of Rock Ridge Royalty Company LLC

We have audited the accompanying financial statements of Rock Ridge Royalty Company LLC (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in members’ interest, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rock Ridge Royalty Company LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 15, 2021

ROCK RIDGE ROYALTY COMPANY LLC

BALANCE SHEETS

AS OF DECEMBER 31

(in thousands)

	2020	2019
Assets
Current assets
Cash and cash equivalents	$6,267	$2,390
Accounts receivable	5,290	3,912
Accounts receivable—affiliates	—	92
Prepaids and other current assets	79	80

Total current assets	11,636	6,474
Property, plant and equipment, net:
Oil and gas properties, full cost method of accounting	72,634	135,873
Unproved property excluded from amortization	50,276	63,659

Total oil and gas properties, net	122,910	199,532
Other property and equipment, net	64	122
Loan origination cost, net	310	325

Total assets	$134,920	$206,453

Liabilities and Members’ Interest
Accounts payable	$115	$601
Accounts payable—affiliates	158	345
Commodity derivatives	156
Other liabilities	18	21

Total current liabilities	447	967
Credit facility	—	1,200
Other liabilities	19	22

Total liabilities	466	2,189
Commitments and contingencies (Note 9)
Members’ interest	134,454	204,264

Total liabilities and members’ interest	$134,920	$206,453

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31

(in thousands)

	2020	2019
Revenues
Royalty revenue	$18,023	$15,150
Lease bonus and right of way revenue	47	6,814
Unrealized loss on derivatives	(156)	—

Total revenues	17,914	21,964
Operating Expenses
Ad valorem taxes	364	297
Depreciation, depletion and amortization	15,555	6,808
Impairment of oil and gas properties	63,528	—
General and administrative	3,182	4,748

Total operating expenses	82,629	11,853
Operating (expense) income	(64,715)	10,111
Other income	156
Interest expense	(208)	(21)

(Loss) income before taxes	(64,767)	10,090
Texas margin tax expense	43	—

Net (loss) income	$(64,810)	$10,090

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

STATEMENT OF CHANGES IN MEMBERS’ INTEREST

(in thousands)

Total Members’ Interest
January 1, 2019	162,281
Contributions	81,861
Return of contributions	(49,968)
Net income	10,090

December 31, 2019	$204,264

Distributions	(5,000)
Net (loss)	(64,810)

December 31, 2020	$134,454

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31

(in thousands)

	2020	2019
Cash flows from operating activities
Net (loss) income	$(64,810)	$10,090
Depreciation, depletion and amortization	15,555	6,808
Impairment of oil and gas properties	63,528	—
Deferred loan cost amortization	80	—
Unrealized loss on derivatives	156	—
Changes in operating assets and liabilities
Accounts receivable	(1,286)	(3,307)
Accounts payable	(486)	97
Accounts payable—affiliates	(187)	(191)
Prepaids and other	(4)	15

Net cash provided by operating activities	12,546	13,513
Cash flows from investing activities
Purchase of oil and gas mineral interest	(2,383)	(61,949)
Purchase of other property and equipment	(6)	(46)

Net cash used in investing activities	(2,389)	(61,995)
Cash flows from financing activities
Proceeds from member contributions	—	81,861
Return of contributions	—	(49,969)
Member distributions	(5,000)	—
Proceeds from line of credit	—	5,000
Repayment of line of credit	(1,200)	(3,800)
Loan origination cost	(80)	(325)

Net cash (used in) provided by financing activities	(6,280)	32,767
Net change in cash	3,877	(15,715)
Cash at beginning of period	2,390	18,105

Cash at end of period	$6,267	$2,390

Supplemental cash disclosure:
Cash paid for interest	$125	$—

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Rock Ridge Royalty Company LLC (the “Company”), a Delaware limited liability company, was formed on November 23, 2016, and is engaged in the acquisition and management of mineral and royalty assets throughout the Delaware basin in west Texas.

The Company is managed by the board of managers. The board of managers is comprised of nine members, five of which are appointed by the Series B interest holders. Series B interests are held through funds controlled by The Blackstone Group L.P. (“Blackstone”) and have a commitment to fund $500 million. Additionally, Series A interest holders have committed $33.6 million through the purchase of Series C common interests as described in Note 6. As of December 31, 2020, there was approximately $326.1 million remaining in uncalled committed capital.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All dollar amounts in the financial statements and tables in the notes are stated in thousands of U.S. dollars unless otherwise indicated.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates include the carrying value of oil and gas properties.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2020 and 2019, the Company did not have any cash equivalents.

Royalty Mineral Interests in Oil and Gas Properties

Royalty interests include acquired mineral, oil and natural gas, and other royalty interests in the production, development and exploration stage properties.

The Company’s royalty interests have no rights or obligations to explore, develop or operate the properties in which it maintains such interests, and the Company does not incur any of the cost of exploration, development and operation of the properties.

The Company applies the full cost method of accounting for oil and gas properties. Accordingly, all costs incurred in the acquisition of oil and gas properties are capitalized.

Costs associated with proved oil and gas properties are subject to the full cost ceiling limitation which generally limits unamortized capitalized costs to the discounted future net revenues from proved reserves, based on the average of the last day prices of the previous twelve months and operating conditions. As a result of the

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE FINANCIAL STATEMENTS

(continued)

Company’s proved property impairment assessment as of December 31, 2020, the Company recorded a $63.5 million noncash impairment charge to reduce the carrying value of its proved oil and gas properties, which is included in impairments of oil and gas properties in the statements of operations. There were no impairments of proved oil and gas properties for the year ended December 31, 2019.

Costs associated with unproved properties that have not been impaired are excluded from the depletion base. As proved reserves are established, costs associated with unproved properties become part of our depletion base. We determine the amount of costs to transfer from unproved properties based on our estimate of the potential drilling locations and potential reserves associated with those properties.

Unproved properties are assessed annually to ascertain whether impairment has occurred. The impairment assessment includes consideration of our understanding of the operators’ intent to fully develop our unproved properties, remaining lease terms, geological and geophysical evaluations, drilling results, potential drilling locations, availability of capital, assignment of proved reserves, expected divestitures, anticipated future capital expenditures and market considerations, among others. During any period in which impairment is indicated, the accumulated costs associated with the impaired property are transferred to proved properties, become part of our depletion base, and become subject to the full cost ceiling limitation. There were no unproved properties transferred to the depletion base due to impairment during 2020 and 2019.

Depreciation, depletion and amortization of proved oil and gas properties are computed on the units–of–production method, using estimates of the underlying proved reserves.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Revenue Recognition

Royalty revenue from sales of oil and natural gas are recognized at the point control of the product is transferred to the customer and collectability of the sales price is reasonably assured. Oil is priced on the delivery date based upon prevailing prices published by purchasers with certain adjustments related to oil quality and physical location.

The price we receive for natural gas is tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality and heat content of natural gas, and prevailing supply and demand conditions, so that the price of natural gas fluctuates to remain competitive with other available natural gas supplies. As each unit of product represents a separate performance obligation and the consideration is variable as it relates to oil and natural gas prices, we recognize revenue from oil and natural gas sales using the practical expedient for variable consideration.

The Company also earns revenue from lease bonuses, right-of-way and delay rentals. The Company generates lease bonus revenue by leasing its mineral interests to exploration and production companies. A lease agreement represents the Company’s contract with a customer and generally transfers the rights to any oil or natural gas discovered, grants the Company a right to a specified royalty interest, and requires that drilling and completion operations commence within a specified time period. Control is transferred to the lessee and the Company has satisfied its performance obligation when the lease agreement is executed, such that revenue is

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE FINANCIAL STATEMENTS

(continued)

recognized when the lease bonus payment is received. The Company recognizes revenue from right-of-way payments, which grants others access to land owned by the Company to perform necessary services to produce oil and gas. The Company also recognizes revenue from delay rentals to the extent drilling has not started within the specified period, payment has been received, and the Company has no further obligation to refund the payment.

Income Taxes

The Company is a pass-through entity for federal income tax purposes, as such, federal income tax is assessed against the individual owner rather than against the Company. The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns and disallows the recognition of tax positions not deemed to meet a “more-likely-than-not” threshold of being sustained by the applicable tax authority. The Company’s management does not believe it has any tax positions taken within its financial statements that would not meet this threshold.

The Company’s policy is to reflect interest and penalties related to uncertain tax positions as part of its income tax expense, when and if they become applicable. Tax positions taken related to the Company’s pass-through status and those taken in determining their state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company has not recorded an income tax liability for uncertain tax positions. The Company’s tax returns are subject to examinations under Internal Revenue Service’s general statutes.

Loan Origination Costs

Loan origination costs are amortized over the term of the related obligation using the effective interest method. Origination cost associated with our reserves-based line of credit are presented net of amortization within long-term assets.

NOTE 3. MINERAL INTERESTS

Property consisted of the following at December 31 (in thousands):

	2020	2019
Oil and gas properties:
Proved oil and gas properties	$169,949	$154,183
Unproved oil and gas properties excluded from amortization	50,276	63,659
Accumulated depreciation, depletion and amortization and impairment	(97,315)	(18,310)

Total oil and gas properties, net	$122,910	$199,532

Other property and equipment:
Furniture and equipment	$160	$155
Accumulated depreciation	(96)	(33)

Total other property and equipment, net	$64	$122

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE FINANCIAL STATEMENTS

(continued)

Acquisitions and Divestitures

During the year ended December 31, 2020, the Company acquired 77.8 net mineral acres1 resulting in 147.5 net royalty acres2 in 18 transactions for an aggregate amount of $2.4 million, including acquisition cost. The acquisitions were funded through equity contributions by members and debt.

During the year ended December 31, 2019, the Company acquired 2,678 net mineral acres resulting in 3,917 net royalty acres in 57 transactions for an aggregate amount of $61.3 million, including acquisition cost. The acquisitions were funded through equity contributions by members and debt.

NOTE 4. DERIVATIVE INSTRUMENTS

The Company engages in price risk management activities. These activities are intended to manage the Partnership’s exposure to fluctuations in crude oil prices. The Partnership primarily utilizes price swaps.

Commodity derivatives are classified as Level 2 within the fair value hierarchy. The fair value of these instruments is estimated using forward-looking price curves and discounted cash flows that are observable or that can be corroborated by observable market data.

Crude oil derivatives settle against the average of the prompt month NYMEX future prices for West Texas Intermediate crude oil.

The fair values of commodity derivatives at December 31 were as follows (in thousands):

	2020	2019
Commodity derivative liabilities
Current portion	$156	$—
Long-term portion	—	—

	156	—

Net commodity derivatives	$(156)	$—

The Company had the following outstanding open crude oil positions as of December 31, 2020:

Expirations 2021
Oil Swaps:
Notional volume (bbl)	69,602
Weighted average swap price	$46.05

[1]

Net Mineral Acres: As to a given tract of land, the Company’s Net Mineral Acre (NMA) ownership is determined by (A) the number of gross surface acres in such tract of land, multiplied by (B) the Company’s undivided interest in and to the oil, gas, and other minerals associated with such tract. Royalty Acres are defined as the royalty associated to the Net Mineral Acres owned.

[2]

Net Royalty Acres: As to a given tract of land, the Company’s Net Royalty Acre ownership is determined by taking the sum product of (A) the Net Mineral Acres in such tract, multiplied by (B) if the tract is subject to oil and gas lease(s), the average lessor’s royalty interest under such lease(s) (provided, if any portion of the minerals are unleased, the lease royalty is assumed to be twenty five percent (25%)), less any non-participating royalty interests or similar burdens on the lease royalty; and (C) dividing the sum product of (A) and (B) by twelve and one half percent (12.5%).

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE FINANCIAL STATEMENTS

(continued)

The Company had no outstanding open crude oil positions as of December 31, 2019.

NOTE 5. CREDIT FACILITY

Reserves-based line of credit

On September 30, 2019, the Company entered into a senior, first lien credit agreement with Royal Bank of Canada (“RBC”), as administrative agent, collateral agent, swingline lender, and an issuing bank. The credit agreement provides for a $25.0 million senior secured revolving credit facility expiring September 30, 2024 (the “Credit Facility”). The borrowing base at December 31, 2020 is $25 million.

The Credit Facility contains certain financial covenants that must be met by the Company. A current ratio of 1.0 times or greater must be maintained at each quarter end starting with the quarter ending December 31, 2019. The calculation of the current ratio under the Credit Agreement dictates that the available, undrawn balance on the Credit Facility be added to current assets for debt compliance calculation purposes, among other adjustments. Further, the debt to EBITDA ratio for the trailing four-fiscal quarters must be no greater than 4.0 times starting with the quarter ending December 31, 2019. The covenants also include certain customary restrictions on sales or encumbrances of assets, other advances, indebtedness, distributions and mergers or consolidations.

The applicable base rate is equal to the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 2% to 3% based on the percentage of the borrowing base utilized. As of December 31, 2020, the margin was 2%. The Credit Facility carries a commitment fee of 37.5 to 50 basis points on the unused portion of the borrowing base.

Deferred loan costs of $0.4 million and $0.3 million (net of $0.1 million and $0 in amortization) is recorded in long-term assets for the year ended December 31, 2020 and 2019, respectively.

NOTE 6. MEMBERS INTEREST

The Company has two classes of Member Interests consisting of Common Interest and Profits Interest. These interests include one series of Profits Interest, the Series A Profits Interest, and two series of Common Interest, the Series B Common Interest and the Series C Common Interest. The Series B members have a total aggregate commitment of up to $500 million and the Series A Profits Interest holders have the right to contribute and purchase Series C Common interest for an aggregate commitment amount of up to $33.6 million.

Series A Profits Interests were issued to legacy unit holders of Primexx Energy Partners, Ltd. (“PEP”). Additionally, a total 650 units of Series A Profits Interests have been authorized for issuance to management of the Company as incentive compensation. Granted shares vest equally over a five year period and become immediately vested upon a change in control. The following chart details the issuance of these units:

Units outstanding as of January 1, 2019	387
Units granted during 2019	50

Units outstanding as of December 31, 2019	437
Units granted during 2020	65

Units outstanding as of December 31, 2020	502

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE FINANCIAL STATEMENTS

(continued)

Series A Profits Interest represent equity awards whose holders participate in profits of the Company once certain payout thresholds are met for the Series B and C Common Interest holders. Accordingly, the value of the Series A Profits Interest at issuance was de minimis.

The Company’s distribution of profit and loss will be applied as follows:

•	First, to the Common Interest Holders based on their pro-rata invested capital until a 13.5% rate of return is achieved.

•

Second, the vested Series A Profits Interest will receive 12.5% of the distributions with the remainder going to the Common Interest Holders until the Common Interest Holder achieve a 20% rate of return and a multiple of 2.05 times their invested capital.

•

Third, the vested Series A Profits Interest will receive 22.5% of the distributions with the remainder going to Common Interest Holders until the Common Interest Holders achieve a 30% rate of return and a multiple of 3.05 times their invested capital.

•	Fourth, the vested Series A Profits Interest will receive 32.5% of the distributions with the remainder going to the Common Interest Holders.

NOTE 7. MID-TERM INCENTIVE PLAN

In 2020, the Board of Directors established the Mid Term Incentive Plan (“MTIP”) as an incentive program for the Company’s directors, executives, and key employees. The program designates a pool of up to $15.0 million to be granted to employees and provide a cash award when the affiliated Primexx entities (Primexx Energy Partners, Ltd., BPP Energy Partners LLC, and Rock Ridge Royalty Company LLC) have a Liquidity Event. The award is to be split proportionately amongst the affiliated entities based on the cash amount received for each entity. The award vests in two tranches with 65% of the award vesting over a three-year period and 35% of the award is based on personal performance of the grantee as determined by the Board of Directors. The portion that is time vested will fully accelerate and vest upon the change of control of the entity subject to the grantee’s continuous service and remaining in good standing with the Company through the date of the change in control.

Because the MTIP award is not considered a substantive class of equity, and only pays grantees upon a liquidity event of the entity, there is no expense recorded in the financial statements related to these awards. As of December 31, 2020, the total pool granted to employees under the MTIP was completely distributed.

NOTE 8. RELATED PARTY TRANSACTIONS

Primexx Energy Partners Ltd.

The Company and Primexx Energy Partners, Ltd. (“PEP”) have management and unitholders in common and various resources of PEP are utilized in the management and operations of the Company. These resources include technology, office space and personnel. The costs of these resources are charged to the Company based on the time allocated by employees engaged in the work of the Company as well as actual cost incurred. The following chart details the transactions between these entities for the period (in thousands):

	2020	2019
Rock Ridge payable to PEP	$158	$345
Cash lease bonuses received from PEP	$47	$—
Revenue received from PEP	$5,930	$3,738
General and administrative expenses reimbursed to PEP	$2,487	$3,010

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE FINANCIAL STATEMENTS

(continued)

BPP Energy Partners LLC

The Company has unitholders and management in common with BPP Energy Partners LLC (“BPP”) a Delaware limited liability company formed in 2017 to acquire and hold mineral and royalty interests in the Delaware Basin. During 2019, the Company leased approximately 361 acres to BPP receiving a total lease bonuses of $3.8 million.

Saragosa Field Services LLC

The Company has unitholders and management in common with Saragosa Field Services LLC (“SFS”) a Delaware limited liability company and subsidiary of PEP that was formed in 2017. During 2019, the Company received surface damage revenue in the amount of $20 thousand.

NOTE 9. COMMITMENTS AND CONTINGENCIES

The Company leases office and computer equipment and software under non-cancellable operating leases. Expenses associated with these operating leases for the years ended December 31, 2020 and 2019 were approximately $0.2 million and $0.1 million, respectively. Future minimum lease commitments under non-cancellable operating leases are as follows (in thousands):

2021	$24
2022	$8
2023	$2
Thereafter	$—

The Company may become involved from time to time in litigation on various matters which are routine to the conduct of its business. Management is not currently a party to any material litigation and is not aware of any litigation threatened against the Company that could have a material adverse effect on the Company.

Current economic conditions may adversely affect the results of operations in future periods. The novel coronavirus (“COVID-19”) pandemic significantly affected the global economy and created significant volatility in the financial markets. These events, in addition to disruptions in the demand for oil combined with pressures on the global supply-demand balance for oil, resulted in significant volatility in oil prices during 2020. The effects of the COVID-19 pandemic negatively impacted the Company’s results of operations and led to a reduction in capital activities on the Company’s leasehold acreage. The impact of these events on the financial performance of the Company’s long-term operations is uncertain, including the duration of the COVID-19 pandemic and long-term effects on global oil demand. The financial statements have been prepared using values and information currently available to the Company.

NOTE 10. SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 15, 2021, the date on which the financial statements were available to be issued.

SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

Geographic Area of Operation

The Company’s oil and natural gas reserves are located within the continental United States and concentrated in the Delaware Basin of Texas and New Mexico.

Capitalized Oil and Natural Gas Costs

Aggregate capitalized costs related to oil and natural gas production activities with applicable accumulated depreciation, depletion and amortization are as follows (in thousands):

	December 31, 2020	December 31, 2019
Oil and gas properties
Proved oil and gas properties	$169,949	$154,183
Unproved oil and gas properties	50,276	63,659

Total oil and gas properties	220,225	217,842
Accumulated depletion and impairment	(97,315)	(18,310)

Net oil and gas properties capitalized	$122,910	$199,532

Costs Incurred in Oil and Natural Gas Activities

Costs incurred in oil and natural gas property acquisition, exploration and development activities are as follows (in thousands):

	December 31, 2020	December 31, 2019
Acquisition costs
Proved oil and gas properties	$586	$60,718
Unproved oil and gas properties	1,797	1,231

Total acquisition costs	2,383	61,949

Results of Operations from Oil and Natural Gas Producing Activities

The following sets forth the revenues and expenses related to the production and sale of oil and natural gas (in thousands). It does not include any interest costs or general and administrative costs and, therefore, is not necessarily indicative of the net operating results of the Company’s oil and natural gas operations.

	December 31, 2020	December 31, 2019
Oil, natural gas and NGL royalty revenues	$18,988	$15,905
Production and ad valorem taxes	(1,329)	(1,051)
Depletion	(15,492)	(6,765)
Impairment of oil and gas properties	(63,528)	—
Income tax expense	(43)	—

Results of operations from oil and natural gas producing activities	$(61,404)	$8,089

The reserves as of December 31, 2020 and 2019 presented below were prepared by independent petroleum engineers. The calculation and analysis of interim changes in proved reserves were prepared by the Company. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The reserves are located in the Delaware Basin of Texas and New Mexico.

The following tables set forth estimated net quantities of the Company’s estimated proved reserves and projected future cash inflows and future production costs and are prepared in accordance with GAAP. For estimates of proved reserves, the average spot prices are determined based on the first day of the month average prices adjusted by applying price and cost basis differentials, including transportation and quality, to the period-end estimated quantities of oil, natural gas and NGL to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future ad valorem taxes are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period-end costs and assuming continuation of existing economic conditions.

The assumptions used to compute the standardized measure are those prescribed by GAAP. These assumptions do not necessarily reflect management’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Reserve estimates are inherently imprecise and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Analysis of Changes in Proved Reserves

The following table sets forth information regarding the Company’s net ownership interest in estimated quantities of proved developed and undeveloped oil and natural gas quantities and the changes therein for each of the periods presented:

	Oil (MBbls)	Natural Gas MMcf)	NGLs (MBb(s)	Total (MBOE)
Balance, January 1, 2019	1,678	2,649	349	2,468
Revisions	(601)	(618)	(11)	(715)
Extensions	3,176	5,904	859	5,019
Acquisitions of reserves	1,168	1,889	324	1,806
Production	(282)	(457)	(77)	(434)

Balance, December 31, 2019	5,139	9,367	1,444	8,144
Revisions	(3,096)	(4,475)	(666)	(4,510)
Extensions	1,951	4,041	672	3,297
Acquisitions of reserves	14	29	4	23
Production	(444)	(830)	(129)	(710)

Balance, December 31, 2020	3,564	8,132	1,325	6,244

	Oil (MBbls)	Natural Gas (MMcf)	NGLs (MBb(s)	Total (MBOE)
Proved developed and undeveloped reserves:
Developed as of January 1, 2019	638	1,423	129	1,003
Undeveloped as of January 1, 2019	1,040	1,226	220	1,465

Balance at January 1, 2019	1,678	2,649	349	2,468

Developed as of December 31, 2019	1,605	3,320	452	2,610
Undeveloped as of December 31, 2019	3,534	6,048	992	5,534

Balance at December 31, 2019	5,139	9,367	1,444	8,144

Developed as of December 31, 2020	1,469	3,723	599	2,688
Undeveloped as of December 31, 2020	2,095	4,409	726	3,556

Balance at December 31, 2020	3,564	8,132	1,325	6,244

Revisions to previous estimates of proved reserves, either upward or downward, are a result of updated information obtained in the reporting period, including operator drilling activity and production history or changes in economic factors such as commodity prices, operating and development costs.

During the year ended December 31, 2020, the Company’s extensions and discoveries of 3,297 MBOE of which 44 MBOE were from conversions of non-proved resources to proved developed producing and proved developed not producing due to operator drilling activity and 3,253 MBOE were from additional proved undeveloped reserves. In addition, the Company purchased certain mineral interests in Loving County, Texas and Eddy County, New Mexico which resulted in 23 MBOE of acquisitions. The Company negatively revised previous estimates by 4,510 MBOE due to the following:

•	Downgrade of 2,128 MBOE of proved reserves to non-proved due to the decrease in operator activity in 2020 resulting in development falling outside of five years

•	Negative revision of 259 MBOE due to downward movement of SEC pricing

•	Increase of 331 MBOE due to updated gas and natural gas liquids processing and basis differentials

•	Negative revision of 2,454 MBOE attributed to downward revisions of estimated ultimate recovery, proved unit configuration and operator development planning.

During the year ended December 31, 2019, the Company’s extensions and discoveries of 5,019 MBOE of which 1,083 MBOE were from conversions of non-proved resources to proved developed producing and proved developed not producing due to operator drilling activity and 3,936 MBOE were from additional proved undeveloped reserves. In addition, the Company purchased certain mineral interests in Loving County, Texas, Reeves County, Texas, and Lea County, New Mexico which resulted in 1,806 MBOE of acquisitions. The Company negatively revised previous estimates by 715 MBOE due to the following:

•	Downgrade of 318 MBOE of proved reserves to non-proved due to the decrease in operator activity in 2019 resulting in development falling outside of five years

•	Negative revision of 13 MBOE due to downward movement of SEC pricing

•	Increase of 107 MBOE due to updated gas and natural gas liquids processing and basis differentials

•	Negative revision of 491 MBOE attributed to downward revisions of estimated ultimate recovery, proved unit configuration and operator development planning.

Standardized Measure of Oil and Gas

The standardized measure and projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Company. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary. Our calculations of the standardized measure of discounted future net cash flows and the related changes therein do not include the effect of estimated federal income tax expenses because the Company is not subject to federal income taxes. The Company is subject to certain state-based taxes; however, these amounts are not material.

As of December 31, 2020, the reserves are comprised of 57% crude oil, 22% natural gas and 21% NGL on an energy equivalent basis.

The values for the December 31, 2020 and 2019 proved reserves were derived based on prices presented in the table below. The crude oil pricing was based on the West Texas Intermediate (“WTI”) price; the NGL pricing was 30% of WTI for 2020 and 39% of WTI for 2019; the natural gas pricing was based on the Henry Hub price. All prices have been adjusted for transportation, quality and basis differentials.

	Oil (Bbl)	Natural Gas (Mcf)	NGLs (Bbl)
December 31, 2020 (Average)	$35.32	$0.68	$10.63
December 31, 2019 (Average)	$46.17	$0.18	$18.21

The following summary sets forth the future net cash flows related to proved oil and natural gas reserves based on the standardized measure prescribed in ASC Topic 932 (in thousands):

	December 31, 2020	December 31, 2019
Future oil and natural gas sales	$145,440	$265,239
Future production taxes	(7,564)	(13,145)
Future ad valorem taxes	(2,237)	(5,030)

Future net cash flows	135,639	247,064
10% annual discount	(63,000)	(111,751)

Standardized measure of discounted future net cash flows	$72,639	$135,313

The principal sources of change in the standardized measure of discounted future net cash flows are (in thousands):

	Year Ended December 31,
	2020	2019
Standardized measure, beginning of year	$135,313	$53,090
Net change in prices and production costs	(59,140)	(31,842)
Oil and gas sales, net of production costs	(17,659)	(14,854)
Extensions and discoveries	38,978	82,819
Acquisitions of reserves	278	31,569
Revisions of previous quantity estimates	(38,134)	(6,018)
Accretion of discount	13,531	5,309
Changes in timing and other	(529)	15,241

Standardized measure, end of year	$72,639	$135,313

ROCK RIDGE ROYALTY COMPANY LLC

CONDENSED BALANCE SHEETS

UNAUDITED

(in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$8,517	$6,267
Accounts receivable	6,752	5,290
Prepaids and other current assets	40	79

Total current assets	15,309	11,636
Property, plant and equipment, net:
Oil and gas properties, full cost method of accounting	121,435	122,910
Other property and equipment, net	58	64
Loan origination cost, net	289	310

Total assets	$137,091	$134,920

Liabilities and Members’ Interest
Accounts payable	$237	$115
Accounts payable—affiliates	62	158
Commodity derivatives	585	156
Other liabilities	15	18

Total current liabilities	899	447
Credit facility	—	—
Other liabilities	13	19

Total liabilities	912	466
Commitments and contingencies (Note 9)
Members’ interest	136,179	134,454

Total liabilities and members’ interest	$137,091	$134,920

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

CONDENSED STATEMENTS OF OPERATIONS

UNAUDITED

FOR THE PERIODS ENDED MARCH 31

(in thousands)

	2021	2020
Revenues
Royalty revenue	$4,560	$8,837
Lease bonus and right of way revenue	—	12
Loss on derivative instruments, net	(671)	—

Total revenues	3,889	8,849
Operating Expenses
Lease operating expenses	2	—
Ad valorem taxes	226	10
Depreciation, depletion and amortization	1,482	4,104
General and administrative	410	1,594

Total operating expenses	2,120	5,708
Operating income	1,769	3,141
Interest expense	(44)	(52)

Net income	$1,725	$3,089

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

CONDENSED STATEMENT OF CHANGES IN MEMBERS’ INTEREST

UNAUDITED

(in thousands)

Total Members’ Interest
December 31, 2020	$134,454

Net income	1,725

March 31, 2021	$136,179

Total Members’ Interest
December 31, 2019	$204,264

Net income	3,685

March 31, 2020	$207,949

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE PERIODS ENDED MARCH 31

UNAUDITED

(in thousands)

	2021	2020
Cash flows from operating activities
Net income	$1,725	$3,089
Depreciation, depletion and amortization	1,482	4,104
Deferred loan cost amortization	21	19
Unrealized loss on derivatives	429	—
Changes in operating assets and liabilities
Accounts receivable	(1,463)	(1,522)
Accounts payable	121	(177)
Accounts payable—affiliates	(95)	246
Prepaids and other	30	(70)

Net cash provided by operating activities	2,250	5,689
Cash flows from investing activities
Purchase of oil and gas mineral interest	—	(2,358)
Purchase of other property and equipment	—	(10)

Net cash used in investing activities	—	(2,368)
Cash flows from financing activities
Repayment of line of credit	—	(1,200)
Loan origination cost	—	(58)

Net cash used in financing activities	—	(1,258)

Net change in cash and cash equivalents	2,250	2,063
Cash and cash equivalents, beginning of period	6,267	2,390
Cash and cash equivalents, end of period	$8,517	$4,453

Supplemental cash disclosure:
Cash paid for interest	$47	$54

The accompanying notes are an integral part of the financial statements.

ROCK RIDGE ROYALTY COMPANY LLC

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Rock Ridge Royalty Company LLC (the “Company”), a Delaware limited liability company, was formed on November 23, 2016, and is engaged in the acquisition and management of mineral and royalty assets throughout the Delaware basin in west Texas.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All dollar amounts in the financial statements and tables in the notes are stated in thousands of U.S. dollars unless otherwise indicated. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies which are, in the opinion of management, necessary to a fair statement of the results in the interim periods presented and are of a normal recurring nature. Actual results may differ from those estimates. The results for interim periods are not necessarily indicative of annual results.

Certain disclosures have been condensed or omitted from these financial statements. Accordingly, these condensed notes to the financial statements should be read in conjunction with the audited financial statements.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates include the carrying value of oil and gas properties.

Royalty Mineral Interests in Oil and Gas Properties

Royalty interests include acquired mineral, oil and natural gas, and other royalty interests in the production, development and exploration stage properties. The Company’s royalty interests have no rights or obligations to explore, develop or operate the properties in which it maintains such interests, and the Company does not incur any of the cost of exploration, development and operation of the properties.

The Company applies the full cost method of accounting for oil and gas properties. Accordingly, all costs incurred in the acquisition of oil and gas properties are capitalized.

The Company assesses its oil and gas properties whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Costs associated with proved oil and gas properties are subject to the full cost ceiling limitation which generally limits unamortized capitalized costs to the discounted future net revenues from proved reserves, based on the average of the first day prices of the previous twelve months and operating conditions. There were no impairments of proved oil and gas properties for the three-month periods ended March 31, 2021 and 2020.

Costs associated with unproved properties that have not been impaired are excluded from the depletion base. As proved reserves are established, costs associated with unproved properties become part of our depletion base. We determine the amount of costs to transfer from unproved properties based on our estimate of the potential drilling locations and potential reserves associated with those properties.

Unproved properties are assessed annually to ascertain whether impairment has occurred. The impairment assessment includes consideration of our understanding of the operators’ intent to fully develop our unproved properties, remaining lease terms, geological and geophysical evaluations, drilling results, potential drilling locations, availability of capital, assignment of proved reserves, expected divestitures, anticipated future capital expenditures and market considerations, among others. During any period in which impairment is indicated, the accumulated costs associated with the impaired property are transferred to proved properties, become part of our depletion base, and become subject to the full cost ceiling limitation.

Depreciation, depletion and amortization of proved oil and gas properties are computed on the units–of–production method, using estimates of the underlying proved reserves.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Derivative Activity

The Company uses derivative financial instruments to reduce exposure to fluctuations in commodity prices. These transactions are in the form of crude oil swaps.

The Company reports the fair value of derivatives on the condensed balance sheets in commodity derivative assets or liabilities as either current or noncurrent. The Company determines the current and noncurrent classification based on the timing of expected future cash flows of the individual trades. The Company reports these on a gross basis by counterparty.

The Company’s derivative instruments were not designated as hedges for accounting purposes. Accordingly, the changes in fair value are recognized along with realized gains and losses in Loss on derivative instruments, net, in the condensed statements of operations in the period of change.

Fair Value of Financial Instruments

Certain of our assets and liabilities are measured at fair value as of the reporting period. Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants. Fair value measurements are classified according to the following hierarchy that consists of three broad levels:

Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 inputs: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 inputs: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Valuation techniques that maximize the use of observable inputs are favored. Assets and liabilities are classified in their entirety based on the lowest priority level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement of assets and liabilities within the levels of the fair value hierarchy. Reclassifications of fair value between level 1, level 2, and level 3 of the fair value hierarchy, if applicable, are made at the end of each reporting period.

Revenue Recognition

Royalty revenue from sales of oil and natural gas are recognized at the point control of the product is transferred to the customer and collectability of the sales price is reasonably assured. Oil is priced on the delivery date based upon prevailing prices published by purchasers with certain adjustments related to oil quality and physical location.

The price we receive for natural gas is tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality and heat content of natural gas, and prevailing supply and demand conditions, so that the price of natural gas fluctuates to remain competitive with other available natural gas supplies. As each unit of product represents a separate performance obligation and the consideration is variable as it relates to oil and natural gas prices, we recognize revenue from oil and natural gas sales using the practical expedient for variable consideration.

The Company also earns revenue from lease bonuses, right-of-way and delay rentals. The Company generates lease bonus revenue by leasing its mineral interests to exploration and production companies. A lease agreement represents the Company’s contract with a customer and generally transfers the rights to any oil or natural gas discovered, grants the Company a right to a specified royalty interest, and requires that drilling and completion operations commence within a specified time period. Control is transferred to the lessee and the Company has satisfied its performance obligation when the lease agreement is executed, such that revenue is recognized when the lease bonus payment is received. The Company recognizes revenue from right-of-way payments, which grants others access to land owned by the Company to perform necessary services to produce oil and gas. The Company also recognizes revenue from delay rentals to the extent drilling has not started within the specified period, payment has been received, and the Company has no further obligation to refund the payment.

	March 31, 2021	December 31, 2020
Oil and gas properties:
Proved oil and gas properties	$169,949	$169,949
Unproved oil and gas properties excluded from amortization	50,276	50,276
Accumulated depreciation, depletion and amortization and impairment	(98,790)	(97,315)

Total oil and gas properties, net	$121,435	$122,910

Other property and equipment:
Furniture and equipment	$160	$160
Accumulated depreciation	(102)	(96)

Total other property and equipment, net	$58	$64

NOTE 4. DERIVATIVE INSTRUMENTS

The Company engages in price risk management activities. These activities are intended to manage the Partnership’s exposure to fluctuations in crude oil prices. The Partnership primarily utilizes price swaps.

Commodity derivatives are classified as Level 2 within the fair value hierarchy. The fair value of these instruments is estimated using forward-looking price curves and discounted cash flows that are observable or that can be corroborated by observable market data.

Crude oil derivatives settle against the average of the prompt month NYMEX future prices for West Texas Intermediate crude oil. The fair values of commodity derivatives were as follows (in thousands):

	March 31, 2021	December 31, 2020
Commodity derivative liabilities
Current portion	$585	$156
Long-term portion	—	—

	585	156

Net commodity derivatives	$(585)	$(156)

The following presents the results of the Company’s oil and gas derivative activity included in revenue in the statements of operations during the three-month periods ended March 31, 2021 and 2020:

	March 31, 2021	December 31, 2020
Realized loss
Oil derivatives	$(242)	$—
Unrealized loss
Oil derivatives	$(429)	$—

Loss on derivative instruments, net	$(671)	$—

The Company had the following outstanding open crude oil positions as of March 31, 2021:

Expirations 2021
Oil Swaps:
Notional volume (bbl)	55,349
Weighted average swap price	$46.05

The Company had the following outstanding open crude oil positions as of December 31, 2020:

Expirations 2021
Oil Swaps:
Notional volume (bbl)	69,602
Weighted average swap price	$46.05

NOTE 5. CREDIT FACILITY

Reserves-based line of credit

On September 30, 2019, the Company entered into a senior, first lien credit agreement with Royal Bank of Canada (“RBC”), as administrative agent, collateral agent, swingline lender, and an issuing bank. The credit agreement provides for a $25.0 million senior secured revolving credit facility expiring September 30, 2024 (the “Credit Facility”). The borrowing base at December 31, 2020 is $25 million.

On April 16, 2021, the borrowing base was reaffirmed at $25.0 million.

The Credit Facility contains certain financial covenants that must be met by the Company. A current ratio of 1.0 times or greater must be maintained at each quarter end starting with the quarter ending December 31, 2019. The calculation of the current ratio under the Credit Agreement dictates that the available, undrawn balance on the Credit Facility be added to current assets for debt compliance calculation purposes, among other adjustments. Further, the debt to EBITDA ratio for the trailing four-fiscal quarters must be no greater than 4.0 times starting with the quarter ending December 31, 2019. The covenants also include certain customary restrictions on sales or encumbrances of assets, other advances, indebtedness, distributions and mergers or consolidations.

The applicable base rate is equal to the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 2% to 3% based on the percentage of the borrowing base utilized. As of December 31, 2020, the margin was 2%. The Credit Facility carries a commitment fee of 37.5 to 50 basis points on the unused portion of the borrowing base. Interest expense related to the commitment fee on the unused portion of the borrowing base of $23 thousand and $33 thousand was recorded during the three-month periods ended March 31, 2021 and 2020, respectively.

NOTE 6. MEMBERS’ INTEREST

The Company has two classes of Member Interests consisting of Common Interest and Profits Interest. These interests include one series of Profits Interest, the Series A Profits Interest, and two series of Common Interest, the Series B Common Interest and the Series C Common Interest. The Series B members have a total aggregate commitment of up to $500 million and the Series A Profits Interest holders have the right to contribute and purchase Series C Common interest for an aggregate commitment amount of up to $33.6 million.

Series A Profits Interests were issued to legacy unit holders of Primexx Energy Partners, Ltd. (“PEP”). Additionally, a total 650 units of Series A Profits Interests have been authorized for issuance to management of the Company as incentive compensation. Granted shares vest equally over a five year period and become immediately vested upon a change in control.

Series A Profits Interest represent equity awards whose holders participate in profits of the Company once certain payout thresholds are met for the Series B and C Common Interest holders. Accordingly, the value of the Series A Profits Interest at issuance was de minimis.

The Company’s distribution of profit and loss will be applied as follows:

•	First, to the Common Interest Holders based on their pro-rata invested capital until a 13.5% rate of return is achieved.

•

Second, the vested Series A Profits Interest will receive 12.5% of the distributions with the remainder going to the Common Interest Holders until the Common Interest Holder achieve a 20% rate of return and a multiple of 2.05 times their invested capital.

•

Third, the vested Series A Profits Interest will receive 22.5% of the distributions with the remainder going to Common Interest Holders until the Common Interest Holders achieve a 30% rate of return and a multiple of 3.05 times their invested capital.

•	Fourth, the vested Series A Profits Interest will receive 32.5% of the distributions with the remainder going to the Common Interest Holders.

NOTE 7. MID-TERM INCENTIVE PLAN

In 2020, the Board of Directors established the Mid Term Incentive Plan (“MTIP”) as an incentive program for the Company’s directors, executives, and key employees. The program designates a pool of up to $15.0 million to be granted to employees and provide a cash award when the affiliated Primexx entities (Primexx Energy Partners, Ltd., BPP Energy Partners LLC, and Rock Ridge Royalty Company LLC) have a Liquidity Event. The award is to be split proportionately amongst the affiliated entities based on the cash amount received for each entity. The award vests in two tranches with 65% of the award vesting over a three-year period and 35% of the award is based on personal performance of the grantee as determined by the Board of Directors. The portion that is time vested will fully accelerate and vest upon the change of control of the entity subject to the grantee’s continuous service and remaining in good standing with the Company through the date of the change in control.

Because the MTIP award is not considered a substantive class of equity, and only pays grantees upon a liquidity event of the entity, there is no expense recorded in the financial statements related to these awards. As of December 31, 2020, the total pool granted to employees under the MTIP was completely distributed.

NOTE 8. RELATED PARTY TRANSACTIONS

Primexx Energy Partners Ltd.

The Company and Primexx Energy Partners, Ltd. (“PEP”) have management and unitholders in common and various resources of PEP are utilized in the management and operations of the Company. These resources include technology, office space and personnel. The costs of these resources are charged to the Company based on the time allocated by employees engaged in the work of the Company as well as actual cost incurred. The following chart details the transactions between these entities for the period (in thousands):

	March 31, 2021	March 31, 2020
Rock Ridge payable to PEP	$62	$591
Revenue received from PEP	$1,141	$2,727
General and administrative expenses reimbursed to PEP	$268	$775

BPP Energy Partners LLC

The Company has unitholders and management in common with BPP Energy Partners LLC (“BPP”) a Delaware limited liability company formed in 2017 to acquire and hold mineral and royalty interests in the Delaware Basin. The Company did not lease acres to BPP during the three-month periods ending March 31, 2021 and 2020.

Saragosa Field Services LLC

The Company has unitholders and management in common with Saragosa Field Services LLC (“SFS”) a Delaware limited liability company and subsidiary of PEP that was formed in 2017. The Company did not receive surface damage revenue from SFS during the three-month periods ending March 31, 2021 and 2020.

NOTE 9. COMMITMENTS AND CONTINGENCIES

The Company may become involved from time to time in litigation on various matters which are routine to the conduct of its business. Management is not currently a party to any material litigation and is not aware of any litigation threatened against the Company that could have a material adverse effect on the Company.

Current economic conditions may adversely affect the results of operations in future periods. The novel coronavirus (“COVID-19”) pandemic significantly affected the global economy and created significant volatility in the financial markets. These events, in addition to disruptions in the demand for oil combined with pressures on the global supply-demand balance for oil, resulted in significant volatility in oil prices during 2020. The effects of the COVID-19 pandemic negatively impacted the Company’s results of operations and led to a reduction in capital activities on the Company’s leasehold acreage. The impact of these events on the financial performance of the Company’s long-term operations is uncertain, including the duration of the COVID-19 pandemic and long-term effects on global oil demand. The financial statements have been prepared using values and information currently available to the Company.

NOTE 10. SUBSEQUENT EVENTS

Subsequent events were evaluated through the date the financial statements were available to be issued on July 29, 2021.

On June 8, 2021, the Company entered into an agreement with KMF Chambers HoldCo, LLC (“KMF”) to contribute all its mineral and royalty interests in exchange for certain membership interests in a wholly owned subsidiary of KMF. The closing of the transaction is expected to occur on June 30, 2021.

In connection with the transaction, the Company paid $0.8 million to unwind its remaining outstanding crude oil swap positions on June 11, 2021.

Independent Auditors’ Report

Those Charged With Governance

Source Energy Partners, LLC:

Report on the Statement of Revenues and Direct Expenses

We have audited the accompanying Source Acquisition Statement of Revenues and Direct Expenses (the Financial Statement) as described in note 1, for the year ended December 31, 2020, and the related notes to the Financial Statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the Source Acquisition revenues and direct expenses for the year ended December 31, 2020, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to the basis of presentation, which describes that the Financial Statement was prepared for the purpose of complying with the rules and regulations under Rule 3-05 of the Securities and Exchange Commission Regulation S-X as described in note 1 to the Financial Statement, and is not intended to be a complete presentation of the Source Acquisition’s results of operations. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Denver, Colorado

October 6, 2021

SOURCE ACQUISITION

STATEMENT OF REVENUES AND DIRECT EXPENSES

(in thousands)

Year ended December 31, 2020
Revenues:
Oil, natural gas and natural gas liquids	$13,578
Lease bonus and other revenues	165

Total Revenues	13,743
Direct expenses	(893)

Revenues in excess of direct expenses	$12,850

See accompanying Notes to the Statement of Revenues and Direct Expenses

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

Note 1—Summary of Significant Accounting Policies

Basis of Presentation

On August 31, 2021, DPM Holdco, LLC, a subsidiary of Kimmeridge Mineral Fund, LP. (“DPM” or the “Company”) completed the acquisition of certain oil, natural gas and natural gas liquids mineral and royalty properties within the Permian Basin, from Source Energy Leasehold, LP and Permian Mineral Acquisition, LP (collectively, “Source” or the “Seller”) for equity consideration (the “Source Acquisition”). The acquired properties include approximately 25,000 net royalty acres in the Permian Basin.

Separate historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the Source properties. During the periods presented, the Source properties were not accounted for or operated as a consolidated entity or as a separate division by Source. The accompanying Statement of Revenues and Direct Expenses for the Source properties was derived from the historical accounting records and other applicable source documents of Source. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3–05 of Securities and Exchange Commission’s Regulation S–X.

The accompanying Statement of Revenues and Direct Expenses does not represent a complete set of financial statements reflecting the financial position, results of operations, members’ equity and cash flows of the Source properties and are not necessarily indicative of the results of operations for the Source properties going forward. Certain indirect expenses, as further described in Note 4, were not allocated to the Source properties and have been excluded from the accompanying statement. Any attempt to allocate these expenses would require significant judgement, which would be arbitrary and would likely not be indicative of the performance of the properties on a stand-alone basis.

In the opinion of management, the accompanying Statement of Revenues and Direct Expenses for the year ended December 31, 2020 includes all adjustments (consisting of normal recurring accruals) that are necessary for a fair presentation of the revenues and direct expenses of the Source properties for the period presented.

Note 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Statement of Revenues and Direct Expenses in conformity with accounting principles generally accepted in the United States of America requires DPM management to make various assumptions, judgements and estimates to determine the reported amounts of revenues and expenses, and in the disclosures of contingencies. These estimates and assumptions are based upon management’s best estimates and judgements. Actual results could differ from those estimates.

Revenue Recognition

Crude oil, natural gas and natural gas liquids revenues from our mineral and royalty interests are recognized when control transfers at the wellhead. These revenues are reported net of post-production expenses, such as gathering, transportation, and processing costs.

Concentration

The Source properties are subject to risk resulting from the concentration of its mineral and royalty interests. For the year ended December 31, 2020, two operators each accounted for more than 10% of royalty interest revenue.

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

(continued)

Although the Source properties are exposed to a concentration of credit risk, management does not believe the loss of any single operator would materially impact the Source properties’ operating results as crude oil, natural gas and natural gas liquids are fungible products with well-established markets and numerous purchasers. If multiple operators were to cease operations at or around the same time, we believe there would be challenges initially, but there would be ample markets to handle the disruption. Additionally, recent rulings in bankruptcy cases involving certain operators have stipulated that royalty owners must still be paid for oil, natural gas and natural gas liquids extracted from their mineral acreage during the bankruptcy process. In light of this, Source and DPM do not expect the entry of one of the Source properties’ operators into bankruptcy to materially affect the Statement of Revenues and Direct Expenses.

Direct Expenses

Direct expenses for oil, natural gas and natural gas liquids mineral and royalty interests include severance taxes, ad valorem taxes, and any other taxes or expenses not associated with or attributable to post-production expenses. As royalty and mineral interests, the Source properties are not subject to any lease operating or production expenses.

Note 3—COMMITMENTS AND CONTINGENCIES

From time to time, the Source properties may become subject to potential claims and litigation in the normal course of business. While the ultimate impact on any proceedings cannot be predicted with certainty, Source’s management is currently not aware of any legal or other contingencies that would have a material effect on the Statement of Revenues and Direct Expenses for the year ended December 31, 2020.

Note 4—EXCLUDED EXPENSES

Indirect expenses such as general and administrative, income tax, interest expense and other indirect expenses have not been allocated to the Source Acquisition and as such, have been excluded from the accompanying financial statement. Any allocation of such indirect expenses may not be indicative of costs which would have been incurred by DPM on a stand-alone basis. Depletion and impairment expenses have also been excluded from the accompanying Statement of Revenues and Direct Expenses as such amounts would not be indicative of the depletion and impairment calculated for DPM on the Source Acquisition on a stand-alone basis.

Note 5—SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 6, 2021, the date the accompanying Statement of Revenues and Direct Expenses was available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying Statement of Revenues and Direct Operating Expenses.

Note 6—SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

The reserves at December 31, 2020 presented below were prepared by the Company’s internal petroleum engineers. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The reserves are located in Texas and New Mexico.

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

(continued)

Guidelines prescribed in FASB ASC Topic 932 Extractive Industries – Oil and Gas (“ASC Topic 932”) have been followed for computing a standardized measure of future net cash flows and changes therein related to estimated proved reserves. Future cash inflows and future production costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the period-end estimated quantities of oil, natural gas and NGL to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future ad valorem taxes are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using period-end costs and assuming continuation of existing economic conditions.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect management’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Reserve estimates are inherently imprecise and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Analysis of Changes in Proved Reserves

The following table sets forth information regarding Source’s net ownership interest in estimated quantities of proved developed and undeveloped oil, natural gas, and natural gas liquids quantities and the changes therein for each of the periods presented:

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Balance as of January 1, 2020	1,142	3,490	311	2,035
Revisions	16	(75)	(8)	(5)
Extensions	684	1,196	107	990
Acquisition of Reserves	1	4	—	2
Production	(328)	(582)	(51)	(476)

Balance as of December 31, 2020	1,515	4,033	359	2,546

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Proved developed and undeveloped reserves:
Developed as of January 1, 2020	967	2,953	263	1,723
Undeveloped as of January 1, 2020	175	537	48	312

Balance at January 1, 2020	1,142	3,490	311	2,035

Developed as of December 31, 2020	1,060	3,244	289	1,890
Undeveloped as of December 31, 2020	455	789	70	656

Balance at December 31, 2020	1,515	4,033	359	2,546

For the year ended December 31, 2020, Source had upward revisions of 16 MBbls of oil and downward revisions of 75 MMcf of gas and 8 MBbls of natural gas liquids (“NGL”). Total downward revisions of 5 MBOE

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

(continued)

were primarily due to decreases in pricing. For the year ended December 31, 2020, Source had extensions of 684 MBbls of oil, 1,196 MMcf of gas, and 107 MBbls of NGLs of which 259 MBbls of oil, 488 MMcf of gas, and 44 MBbls of NGLs were from conversions of non-proved resources to proved developed producing due to operator drilling activity and 425 MBbls of oil, 708 MMcf of gas, and 63 MBbls of NGLs were from additional proved undeveloped reserves. In 2020, Source acquired royalty and mineral interests of 1 MBbls of oil and 4 MMcf of gas. Acquisitions of NGL in 2020 were de minimis.

Standardized Measure of Oil and Gas

The standardized measure of discounted future net cash flows is based on the unweighted average, first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to Source or the Company. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

As of December 31, 2020, the reserves are comprised of 60% crude oil, 26% natural gas and 14% NGL on an energy equivalent basis.

For the year ended December 31, 2020, future cash inflows are calculated by applying the 12-month arithmetic average of the first-of-month price from January to December, of oil and gas relating to Source’s proved reserves, to the year-end quantities of those reserves. The values for the December 31, 2020 proved reserves were derived based on prices presented in the table below. The crude oil pricing was based on the West Texas Intermediate (“WTI”) price; the NGL pricing was 44% of WTI for 2020; the natural gas pricing was based on the Henry Hub price. All prices have been adjusted for transportation, quality and basis differentials.

	Oil (Bbl)	Natural Gas (Mcf)	NGL (Bbl)
December 31, 2020 (Average)	$37.61	$1.54	$16.64

The standardized measure of discounted future net cash flows are based on the average market prices for sales of oil, natural gas and NGL adjusted for basis differentials, on the first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to Source or the Company. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

The following summary sets forth the future net cash flows related to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932 (in thousands):

Year Ended December 31, 2020
Future oil and natural gas sales	$69,161
Future production costs	(5,611)
Future income tax expense	(361)

Future net cash flows	63,189

10% annual discount	(23,224)

Standardized measure of discounted future net cash flows	$39,965

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

(continued)

The principal sources of change in the standardized measure of discounted future net cash flows are (in thousands):

Year Ended December 31, 2020
Balance at the beginning of the period	$41,535
Net change in prices and production costs	(10,929)
Sales, net of production costs	(12,685)
Extensions and discoveries	17,972
Acquisitions of reserves	35
Revisions of previous quantity estimates	(537)
Net change in income taxes	9
Accretion of discount	4,177
Changes in timing and other	388

Balance at the end of the period	$39,965

SOURCE ACQUISITION

STATEMENT OF REVENUES AND DIRECT EXPENSES (UNAUDITED)

(in thousands)

For the six months June 30, 2021
Revenues:
Oil, natural gas and natural gas liquids	$14,708
Lease bonus and other revenues	71

Total Revenues	14,779
Direct expenses	(996)

Revenues in excess of direct expenses	$13,783

See accompanying Notes to the Statement of Revenues and Direct Expenses (Unaudited)

SOURCE ACQUISITION

NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES (UNAUDITED)

Note 1—Summary of Significant Accounting Policies

Basis of Presentation

On August 31, 2021, DPM Holdco, LLC, a subsidiary of Kimmeridge Mineral Fund, LP. (“DPM” or the “Company”) completed the acquisition of certain oil, natural gas and natural gas liquids mineral and royalty properties within the Permian Basin, from Source Energy Leasehold, LP and Permian Mineral Acquisition, LP (collectively, “Source” or the “Seller”) for equity consideration (the “Source Acquisition”). The acquired properties include approximately 25,000 net royalty acres in the Permian Basin.

Separate historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the Source properties. During the period presented, the Source properties were not accounted for or operated as a consolidated entity or as a separate division by Source. The accompanying Statement of Revenues and Direct Expenses for the Source properties was derived from the historical accounting records and other applicable source documents of Source. Accordingly, the accompanying statement is presented in lieu of the financial statements required under Rule 3–05 of Securities and Exchange Commission’s Regulation S–X.

The accompanying Statement of Revenues and Direct Expenses does not represent a complete set of financial statements reflecting the financial position, results of operations, members’ equity and cash flows of the Source properties and are not necessarily indicative of the results of operations for the Source properties going forward. Certain indirect expenses, as further described in Note 4, were not allocated to the Source properties and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant judgement, which would be arbitrary and would likely not be indicative of the performance of the properties on a stand-alone basis.

In the opinion of management, the unaudited Statement of Revenues and Direct Expenses for the six months ended June 30, 2021 reflect all adjustments (consisting of normal and recurring accruals), necessary to present fairly the Source Acquisitions’ revenues and direct expenses.

Note 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Statement of Revenues and Direct Expenses in conformity with accounting principles generally accepted in the United States of America requires DPM management to make various assumptions, judgements and estimates to determine the reported amounts of revenues and expenses, and in the disclosures of contingencies. These estimates and assumptions are based upon management’s best estimates and judgements. Actual results could differ from those estimates.

Revenue Recognition

Crude oil, natural gas and natural gas liquids revenues from our mineral and royalty interests are recognized when control transfers at the wellhead. These revenues are reported net of post-production expenses, such as gathering, transportation, and processing costs.

Concentration

The Source properties are subject to risk resulting from the concentration of its mineral and royalty interests. For the six months ended June 30, 2021, two operators each accounted for more than 10% of royalty interest revenue.

Although the Source properties are exposed to a concentration of credit risk, management does not believe the loss of any single operator would materially impact the Source properties’ operating results as crude oil, natural gas and natural gas liquids are fungible products with well-established markets and numerous purchasers. If multiple operators were to cease operations at or around the same time, we believe there would be challenges initially, but there would be ample markets to handle the disruption. Additionally, recent rulings in bankruptcy cases involving certain operators have stipulated that royalty owners must still be paid for oil, natural gas and natural gas liquids extracted from their mineral acreage during the bankruptcy process. In light of this, Source and DPM do not expect the entry of one of the Source properties’ operators into bankruptcy to materially affect the Statement of Revenues and Direct Expenses.

Direct Expenses

Direct expenses for oil, natural gas and natural gas liquids mineral and royalty interests include severance taxes, ad valorem taxes, and any other taxes or expenses not associated with or attributable to post-production expenses. As mineral and royalty interests, the Source properties are not subject to any lease operating or production expenses.

Note 3—COMMITMENTS AND CONTINGENCIES

From time to time, the Source properties may become subject to potential claims and litigation in the normal course of business. While the ultimate impact on any proceedings cannot be predicted with certainty, Source’s management is currently not aware of any legal or other contingencies that would have a material effect on the Statement of Revenues and Direct Expenses for the six months ended June 30, 2021.

Note 4—EXCLUDED EXPENSES

Indirect expenses such as general and administrative, income tax, interest expenses and other indirect expenses have not been allocated to the Source Acquisition, and as such, have been excluded from the accompanying financial statement. Any allocation of such indirect expenses may not be indicative of costs which would have been incurred by DPM on a stand-alone basis. Depletion and impairment expenses have also been excluded from the accompanying Statement of Revenues and Direct Expenses as such amounts would not be indicative of the depletion and impairment calculated for DPM on the Source Acquisition on a stand-alone basis.

Note 5—SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 6, 2021, the date the accompanying Unaudited Statement of Revenues and Direct Expenses was available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying Unaudited Statement of Revenues and Direct Operating Expenses.

Annex A

Merger Agreement

[See attached]

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

FALCON MINERALS CORPORATION,

FALCON MINERALS OPERATING PARTNERSHIP, LP,

FERRARI MERGER SUB A LLC,

and

DPM HOLDCO, LLC

dated as of

January 11, 2022

Exhibits

Exhibit A    Form of Ferrari Reverse Stock Split

Exhibit B    Form of Ferrari Certificate Amendment

Exhibit C    Form of Long Term Incentive Plan

Exhibit D    Form of Sierra Certificate of Formation

Exhibit E    Form of Sierra Limited Liability Company Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated January 11, 2022, is entered into by and among Falcon Minerals Corporation, a Delaware corporation (“Ferrari”), Falcon Minerals Operating Partnership, LP, a Delaware limited partnership (“Ferrari OpCo”), Ferrari Merger Sub A LLC, a Delaware limited liability company and wholly owned subsidiary of Ferrari OpCo (“Merger Sub” and together with Ferrari and Ferrari OpCo, the “Ferrari Parties”), and DPM HoldCo, LLC, a Delaware limited liability company (“Sierra”). Ferrari, Ferrari OpCo, Merger Sub and Sierra are each sometimes referred to herein as a “Party” and collectively as the “Parties.” All capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise.

RECITALS

WHEREAS, the Parties wish to effect a business combination through a merger of Merger Sub with and into Sierra, with Sierra being the surviving entity and a wholly owned subsidiary of Ferrari OpCo (the “Merger”), upon the terms and conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”);

WHEREAS, the board of directors of Ferrari (the “Ferrari Board of Directors”), acting upon the unanimous recommendation of a special committee (the “Transaction Committee”) formed for the purpose of evaluating, reviewing, negotiating and making recommendations to the Board regarding the advisability of, the possible transactions contemplated hereby, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan are advisable and in the best interests of Ferrari and Ferrari’s stockholders, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Merger, the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan, (c) directed that the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan be submitted to Ferrari’s stockholders for their approval and (d) resolved to recommend that Ferrari’s stockholders approve the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan and to include such recommendation in the Proxy Statement (the “Ferrari Board Recommendation”);

WHEREAS, Falcon Minerals GP, LLC, a Delaware limited liability company and the general partner of Ferrari OpCo (“Ferrari GP”), in its capacity as general partner of Ferrari OpCo, has (a) determined that this Agreement, the Ferrari Partnership Unit Issuance and the Ferrari Partnership Reverse Unit Split are advisable and in the best interests of Ferrari OpCo and (b) approved the execution, delivery and performance of this Agreement and approved the Ferrari Partnership Unit Issuance and the Ferrari Partnership Reverse Unit Split;

WHEREAS, Ferrari OpCo, in its capacity as the sole member of Merger Sub, has (a) determined that this Agreement and the Merger are advisable and in the best interests of Merger Sub and (b) approved the execution, delivery and performance of this Agreement and the consummation of the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the Parties’ willingness to enter into this Agreement, Royal Resources L.P. (“Royal Resources”), as the record and beneficial owner of (a) 35,197,643 Ferrari Partnership Units and (b) 35,197,643 shares of Ferrari Class C Common Stock, representing more than a majority of the issued and outstanding shares of Ferrari Class C Common Stock, is entering into a support agreement, with Ferrari and Sierra (the “Ferrari Support Agreement”), pursuant to which and subject to the terms and conditions set forth therein, among other things, Royal Resources has agreed to vote all of the shares of Ferrari Class C Common Stock that it beneficially owns in favor of the approval of the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan at the Ferrari Stockholder Meeting;

WHEREAS, certain Sierra Members have approved the execution, delivery and performance of this Agreement and the consummation of the Transactions;

WHEREAS, concurrently with the execution and delivery of this Agreement, Ferrari, certain Ferrari stockholders, and the Sierra Members are entering into that certain Registration Rights Agreement (the “Registration Rights Agreement”), which, effective as of the Closing, shall supersede the Existing RRA;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sierra Members, Royal Resources and Ferrari are entering into that certain Director Designation Agreement (the “Director Designation Agreement”), which, effective as of the Closing, shall supersede the Existing Shareholders’ Agreement; and

WHEREAS, Ferrari, Ferrari OpCo, Merger Sub and Sierra desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

ARTICLE I

THE MERGER

Section 1.1    The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DLLCA, at the Merger Effective Time, Merger Sub shall be merged with and into Sierra, whereupon the separate existence of Merger Sub will cease, and Sierra will survive the Merger (Sierra, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that following the Merger, the Surviving Entity will be a wholly-owned Subsidiary of Ferrari OpCo. The Merger shall have the effects provided in this Agreement and as specified in Section 18-209 of the DLLCA.

Section 1.2    Closing. Unless this Agreement shall have been terminated in accordance with Article VIII, the closing of the Merger (the “Closing”) will take place (a) at 7:00 a.m., Houston time, at the Houston offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, Texas 77002, on the second business day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in Article VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), or (b) at such other date or place as is agreed to in writing by Ferrari and Sierra. The date on which the Closing actually takes place is referred to as the “Closing Date.”

Section 1.3    Merger Effective Time. On the Closing Date, Merger Sub and Sierra shall (i) cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed, filed with and accepted for record by the Delaware SOS in accordance with the DLLCA, and (ii) make any other filings, recordings or publications required to be made by Merger Sub or Sierra under the DLLCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is filed with the Delaware SOS or on such other date and time as shall be agreed to by Merger Sub and Sierra and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Merger Effective Time”).

Section 1.4    Governing Documents. At the Merger Effective Time, (i) the certificate of formation of Sierra shall be amended and restated to read as set forth on Exhibit D and, as so amended and restated, shall be the certificate of formation of the Surviving Entity and (ii) the limited liability company agreement of Sierra shall be amended and restated to read as set forth on Exhibit E and, as so amended and restated, shall be the limited liability company agreement of the Surviving Entity.

Section 1.5    Member and Officers of the Surviving Entity. At the Merger Effective Time, Ferrari OpCo shall become and be admitted as the sole member of the Surviving Entity. Ferrari OpCo shall take such actions as are necessary prior to the Merger Effective Time such that, conditioned upon the occurrence of the Closing, the officers of the Surviving Entity shall be those individuals determined by Sierra and communicated in writing to Ferrari prior to the Closing Date.

Section 1.6    Directors and Officers of Ferrari.

(a)    Ferrari shall take such actions as are necessary to cause, effective as of immediately following the Merger Effective Time, the Ferrari Board of Directors to consist solely of the following persons:

(i)    three Principal Stockholder Directors (as defined in the Director Designation Agreement) designated by the Principal Stockholders (as defined in the Director Designation Agreement) in writing to Ferrari and Sierra at any time prior to mailing the Proxy Statement to the stockholders of Ferrari (in accordance with Section 2.7 of the Director Designation Agreement);

(ii)    the Chief Executive Officer of Sierra;

(iii)    two individuals designated by Ferrari in writing to Sierra at any time prior to mailing the Proxy Statement to the stockholders of Ferrari (in accordance with Section 2.7 of the Director Designation Agreement); and

(iv)    two individuals designated by Sierra in writing to Ferrari at any time prior to mailing the Proxy Statement to the stockholders of Ferrari (in accordance with Section 2.7 of the Director Designation Agreement).

(b)    If the Ferrari Certificate Amendment Approval is not received at the Ferrari Stockholder Meeting:

(i)    the three Principal Stockholder Directors shall be designated as Class III directors of the Ferrari Board of Directors;

(ii)    one of the individuals set forth in Section 1.6(a)(iii) (at Ferrari’s discretion) and one of the individuals set forth in Section 1.6(a)(iv) (at Sierra’s discretion) shall be designated as Class I directors of the Ferrari Board of Directors; and

(iii)    the Chief Executive Officer of Sierra and the remaining individuals set forth in Section 1.6(a)(iii) and Section 1.6(a)(iv) shall be designated as Class II directors of the Ferrari Board of Directors.

(c)    Ferrari shall take such actions as are necessary to (i) cause each officer of Ferrari to cease being an officer as of the Merger Effective Time (including by causing each such officer to tender an irrevocable resignation as an officer, effective as of the Merger Effective Time) and (ii) appoint each person set forth in Section 1.6(c) of the Sierra Disclosure Letter to the position set forth in Section 1.6(c) of the Sierra Disclosure Letter (which Section may be modified from time to time in Sierra’s sole discretion prior to the Closing), effective as of the Merger Effective Time.

Section 1.7    Tax Consequences. The Parties intend that, for United States federal income tax purposes (and, where applicable, state and local income tax purposes), (i) the Merger will qualify as an “assets-over” partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), whereby Ferrari OpCo is intended to be the terminating partnership and Sierra is intended to be the resulting partnership, and as a result, the Merger is intended to be treated for United States federal income tax purposes (and, where applicable, state and local income tax purposes) as (A) a contribution of all of the assets and liabilities of Ferrari

OpCo to Sierra in exchange for partnership interests in Sierra, immediately followed by (B) a liquidating distribution by Ferrari OpCo of such partnership interests in Sierra to the partners of Ferrari OpCo and (ii) none of Ferrari OpCo, Sierra, nor any partner of Ferrari OpCo or Sierra is intended to recognize taxable gain (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code) (the “Intended Tax Treatment”).

ARTICLE II

TREATMENT OF SECURITIES

Section 2.1    Treatment of Sierra Membership Units and Merger Sub Limited Liability Company Interests.

(a)    At the Merger Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Sierra or of Merger Sub:

(i)    Treatment of Sierra Membership Units. The Sierra Membership Units issued and outstanding immediately prior to the Merger Effective Time shall be converted into the right to receive an aggregate of (1) 235,000,000 Ferrari Class C Shares, (2) 235,000,000 Ferrari Partnership Units and (3) the Additional Consideration (collectively, the “Merger Consideration”), in each case, to be issued to the Persons set forth in, and in accordance with, Section 2.1(a)(i) of the Sierra Disclosure Letter (which Section may be modified from time to time in Sierra’s sole discretion prior to the Closing to reflect changes resulting from transactions permitted by this Agreement). At the Merger Effective Time, the limited liability company interest transfer books of Sierra shall be closed and there shall be no further registration of transfers of Sierra Membership Units thereafter on the records of Sierra. From and after the Merger Effective Time, all such Sierra Membership Units shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Sierra Membership Unit shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor.

(ii)    Treatment of Merger Sub Limited Liability Company Interests. All of the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be cancelled and converted into all of the limited liability company interests of the Surviving Entity.

(b)    Adjustment to Merger Consideration. The Merger Consideration and other dependent items shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including, for the avoidance doubt, the reverse stock split contemplated by the Ferrari Reverse Stock Split and the Ferrari Partnership Reverse Unit Split and any dividend or other distribution of securities convertible into Ferrari Class C Common Stock or Ferrari Partnership Units, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Ferrari Class C Common Stock or Ferrari Partnership Units outstanding after the date hereof and prior to the Merger Effective Time, so as to provide the holders of Sierra Membership Units with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Merger Consideration or other dependent items; provided, that nothing in this Section 2.1(b) shall be construed to permit any Party to take any action that is otherwise prohibited by this Agreement.

Section 2.2    Payment for Securities. At the Merger Effective Time, Ferrari will promptly issue and allot, credited as fully paid, or cause to be issued and allotted, credited as fully paid, the Merger Consideration to the Persons and in the amounts set forth in Section 2.1(a)(i) of the Ferrari Disclosure Letter, in each case in book-entry form (which shall have a customary Securities Act restrictive legend), unless otherwise reasonably agreed by the Parties.

Section 2.3    Dissenter’s Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other Transactions.

Section 2.4    Withholding. All amounts and securities otherwise payable pursuant to this Article II shall be paid without interest (unless otherwise noted). Any payments made pursuant to this Agreement shall be net of all applicable withholding Taxes that Ferrari, Ferrari OpCo, Merger Sub, or the Surviving Entity shall be required to deduct and withhold under applicable Law. In the event that Ferrari, Ferrari OpCo, Merger Sub or the Surviving Entity reasonably determines that it is required by applicable Law to withhold or deduct an amount for or on account of any Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, Ferrari, Ferrari OpCo, Merger Sub and the Surviving Entity, as applicable, shall be entitled to deduct and withhold such amount; provided that such party shall provide at least ten business days’ written notice to such other party if the withholding party intends to deduct or withhold any amounts under this Section 2.4. Upon such a determination, the Parties shall reasonably cooperate in good faith to minimize to the extent permissible under applicable Law the amount of any such deduction or withholding, including by providing any certificates or forms that are reasonably requested to establish an exemption from (or reduction in) any deduction or withholding. To the extent that any such amounts or securities are so deducted and withheld by the applicable payor and remitted to the appropriate Governmental Entity, such amounts or securities shall be treated for all purposes of this Agreement as having been paid in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SIERRA

Sierra hereby represents and warrants to Ferrari as set forth in this Article III. The following representations and warranties by Sierra are qualified in their entirety by reference to the disclosures (i) in the Sierra Form S-1 Registration Statement (excluding any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward-looking in nature) filed on October 8, 2021, as amended on October 28, 2021 (the “Sierra S-1”), and (ii) set forth in the disclosure letter delivered by Sierra to Ferrari immediately prior to the execution of this Agreement (the “Sierra Disclosure Letter”). Each disclosure set forth in the Sierra Disclosure Letter shall qualify the Section to which it corresponds and any other Section to the extent the applicability of the disclosure to each other Section is reasonably apparent from the text of the disclosure made.

Section 3.1    Organization and Qualification; Subsidiaries.

(a)    Sierra is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to conduct its business as now being conducted.

(b)    Sierra is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which it does business, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect. Sierra has delivered to or made available to Ferrari, prior to the execution of this Agreement, true and complete copies of the Sierra Governing Documents and is in compliance with the terms of the Sierra Governing Documents in all material respects.

(c)    Section 3.1(c) of the Sierra Disclosure Letter sets forth as of the date hereof a true and complete list of the Subsidiaries of Sierra (each, a “Sierra Subsidiary” and, together with Sierra, the “Sierra Entities”), together with the jurisdiction of organization, formation or incorporation, as the case may be, of each Sierra Subsidiary. Each Sierra Subsidiary (i) is duly organized, formed or incorporated, as applicable, validly existing, in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its organization, formation or incorporation, as applicable, and is in compliance in all material respects with the terms of its Governing Documents, (ii) has all requisite corporate, partnership, limited liability company or other company (as the case may be) power and authority to conduct its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which it does its business, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect. Sierra has delivered to or made available to Ferrari, prior to the execution of this Agreement, true and complete copies of the Governing Documents of each Sierra Subsidiary.

(d)    Except for the Equity Interests of the Sierra Subsidiaries, Sierra does not own, directly or indirectly, any Equity Interests of any other Person.

Section 3.2    Capitalization.

(a)    Section 3.2(a) of Sierra Disclosure Letter sets forth, as of the date hereof, all of the issued and outstanding Equity Interests of Sierra (the “Sierra Equity Interests”) and the record owner thereof. As of the date hereof, the Sierra Members own, directly or indirectly, all of the issued and outstanding Sierra Equity Interests. The Sierra Equity Interests have been validly issued, fully paid (to the extent required under the Sierra Governing Documents) and nonassessable (except to the extent non-assessability may be affected by Section 18-607 of the DLLCA) to the extent such concepts are applicable to the organizational type of a particular Sierra Entity. As of the date hereof, except as set forth in Section 3.2(a) of the Sierra Disclosure Letter or in the Sierra Governing Documents, there are no outstanding Sierra Equity Interests. As of the date hereof, there are no outstanding contractual obligations of Sierra to repurchase, redeem or otherwise acquire any Equity Interests in Sierra, any Sierra Subsidiary or any other Person, including any stock repurchase plan, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in Sierra, any Sierra Subsidiary or any other Person.

(b)    Except as set forth in the Governing Documents of Sierra and the Sierra Subsidiaries, (i) there are no voting agreements, voting trusts, proxies or other agreements to which Sierra or any Sierra Subsidiary is a party with respect to the voting or registration of the Sierra Equity Interests or any Equity Interests of any Sierra Subsidiary, (ii) neither Sierra nor any Sierra Subsidiary has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any Sierra Equity Interests or Equity Interests of any Sierra Subsidiary and (iii) there are no outstanding obligations to which Sierra or any Sierra Subsidiary is a party restricting the transfer of, or limiting the exercise of voting rights with respect to any Sierra Equity Interests or Equity Interests of any Sierra Subsidiary.

(c)    Sierra or a Sierra Subsidiary owns, directly or indirectly, all of the issued and outstanding Equity Interests of each of the Sierra Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws), and all of such Equity Interests have been duly authorized and validly issued and are fully paid (to the extent required under the Governing Documents of such entity), nonassessable (except to the extent non-assessability may be affected by Section 18-607 of the DLLCA) and free of preemptive rights to the extent such concepts are applicable to the organizational type of a particular Sierra Subsidiary.

Section 3.3    Authorization; Validity of Agreement; Sierra Action. Sierra has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions. The execution, delivery and performance by Sierra of this Agreement and the consummation by Sierra of the Merger and the other Transactions have been duly and validly authorized by all necessary limited liability company action on the part of Sierra, and no other limited liability company action on the part of Sierra is necessary to authorize the execution and delivery by Sierra of this Agreement and the consummation by Sierra of the Merger and the other Transactions, subject, in the case of the Merger, to the filing of the Certificate of Merger pursuant to the DLLCA. This Agreement has been duly executed and delivered by Sierra and, assuming due and valid authorization, execution and delivery hereof by each of the Ferrari Parties, is a legal, valid and binding obligation of Sierra and is enforceable against Sierra in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Laws, now or hereafter in effect, relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 3.4    Approvals. Certain Sierra Members have approved, and no other action is required by any Sierra Members to approve, the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, through a duly executed irrevocable written consent, a copy of which has been delivered to Ferrari.

Section 3.5    Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Sierra, the consummation by Sierra of the Merger or any of the other Transactions, or compliance by Sierra with any of the provisions of this Agreement will (a) contravene, conflict with or result in any breach of any provision of the Governing Documents of Sierra or any Sierra Subsidiary, (b) require any filing by Sierra or any Sierra Subsidiary with, or the obtaining of any permit, authorization, consent or approval of, any government, legislature, court, judicial body, arbitral tribunal, administrative agency or commission or other governmental, quasi-governmental or other regulatory or governmental authority, instrumentality or agency, whether foreign, federal, state, local or supranational (a “Governmental Entity”), except for (i) any filings as may be required under the DLLCA in connection with the Merger, (ii) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (iii) such filings as may be required under the rules and regulations of NASDAQ in connection with this Agreement or the Merger or (iv) such filings as may be required in connection with state and local transfer Taxes, (c) result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Sierra or any of the Sierra Subsidiaries is a party or by which any of their respective assets or properties may be bound, (d) assuming the making of all filings and notifications as may be required under the HSR Act and the receipt of all clearances, authorizations, approvals, consents and waiting period expirations or terminations as may be required under the HSR Act, violate any Order or Law applicable to Sierra, any Sierra Subsidiary or any of their properties, assets or operations, or (e) result in the creation or imposition of any Lien on any asset of Sierra or any Sierra Subsidiary; except in each of clauses (b), (c), (d) or (e), as would not reasonably be expected to have, individually or in the aggregate, a Sierra Material Adverse Effect.

Section 3.6    Financial Statements; SEC Comments.

(a)    Ferrari has been provided with copies of the following financial statements (the “Sierra Financial Statements”):

(i)    audited consolidated balance sheets of Kimmeridge Mineral Fund, LP as of December 31, 2020 (the “Balance Sheet Date”) and December 31, 2019 and the related consolidated statements of operations, changes in partners’ capital and cash flows for the years then ended;

(ii)    audited balance sheets of Rock Ridge Royalty Company LLC as of December 31, 2020 and December 31, 2019 and the related statements of operations, changes in members interest and cash flows for the years then ended;

(iii)    audited statement of revenues and direct expenses of Source Acquisition for the year ended December 31, 2020;

(iv)    unaudited consolidated balance sheet of Kimmeridge Mineral Fund, LP as of September 30, 2021 and the related consolidated statements of operations, changes in partners’ capital and cash flows for the nine-month period then ended (the “Interim Financials”);

(v)    unaudited condensed balance sheet of Rock Ridge Royalty Company LLC as of March 31, 2021 and the related statements of operations, changes in members’ interest and cash flows for the nine-month period then ended; and

(vi)    unaudited statement of revenues and direct expenses of Source Acquisition for the nine-months ended June 30, 2021.

(b)    Except as set forth on Section 3.6(b) of the Sierra Disclosure Letter, the Sierra Financial Statements (including the related notes and schedules thereto) (i) have been prepared from, are in accordance with, and accurately reflect the books and records of Kimmeridge Mineral Fund, LP, Rock Ridge Royalty Company LLC and Source Acquisition, as applicable, in all material respects, (ii) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, (A) the financial position and the results of operations and cash flows of Kimmeridge Mineral Fund, LP and Rock Ridge Royalty Company LLC, as applicable, and (B) the revenues and direct expenses of Source Acquisition, in each case as of the times and for the periods referred to therein, except with respect to the Interim Financials and the financial statements referred to in Section 3.6(a)(v) and Section 3.6(a)(vi) for normal year-end audit adjustments and the absence of footnote disclosures and other presentation items customarily included in audited financial statements. With respect to the Sierra Financial Statements, Sierra has not received written notification from its independent accountants of any (i) “significant deficiency” or (ii) “material weakness” in Sierra’s internal control over financial reporting. For the purposes of this Section 3.6(b), (x) the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof and (y) the representations regarding Rock Ridge Royalty Company LLC and Source Acquisition are qualified as to the knowledge of Sierra.

(c)    As of its most recent filing date, the Sierra S-1 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as the case may be, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder.

(d)    As of the date hereof, to Sierra’s knowledge, there are no outstanding comments from the SEC with respect to the Sierra S-1.

Section 3.7    Improper Payments. Since January 1, 2021 through the date of this Agreement, neither Sierra nor any Sierra Subsidiary nor, to the knowledge of Sierra, any director, officer, or Representative of Sierra or any Sierra Subsidiary has (a) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or (c) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. As of the date hereof, neither Sierra nor any Sierra Subsidiary has received any written communication that alleges that Sierra or any Sierra Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

Section 3.8    Absence of Certain Changes.

(a)    Since the Balance Sheet Date through the date hereof, Sierra has conducted, in all material respects, its business in the ordinary course consistent with past practice.

(b)    Since the Balance Sheet Date through the date hereof, there has not been any Effect that would reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect.

(c)    Since September 30, 2021 through the date hereof, neither Sierra nor any of the Sierra Subsidiaries has taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken after the date of this Agreement, would (without Ferrari’s prior written consent) have constituted a breach of any of the covenants set forth in Section  5.1.

Section 3.9    No Undisclosed Liabilities. Except (a) as reflected or otherwise reserved against in the Interim Financials and (b) for liabilities and obligations incurred since September 30, 2021 in the ordinary course of business consistent with past practice and (c) for liabilities and obligations incurred under this Agreement (including fees and expenses) or in connection with the Transactions, neither Sierra nor any Sierra Subsidiary has incurred any material liabilities or obligations (whether accrued, absolute, contingent or otherwise).

Section 3.10    Litigation. Since January 1, 2019, (a) there have been no claims, litigation, actions, suits, arbitrations, alternative dispute resolution proceedings or any other judicial or administrative proceedings, in Law or equity (each, a “Legal Proceeding”), pending against (or to Sierra’s knowledge, threatened against or naming as a party thereto), Sierra, a Sierra Subsidiary or any executive officer or director of Sierra (in their capacity as such), and (b) to the knowledge of Sierra, there has been no investigation of a Governmental Entity pending or threatened against Sierra or any Sierra Subsidiary, in each case of (a) and (b), other than as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect. Neither Sierra nor any Sierra Subsidiary is subject to any outstanding Order of a Governmental Entity that would reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect or otherwise prohibiting or making illegal any of the Transactions.

Section 3.11    Sierra Benefit Plans.

(a)    Sierra has made available to Ferrari a true and complete copy, as applicable, of (i) each Sierra Benefit Plan (including any amendments thereto) and descriptions of all material terms of any such plan that is not in writing, (ii) the most recent annual report covering such Sierra Benefit Plan with accompanying schedules and attachments, (iii) the most recent summary plan description for each Sierra Benefit Plan, (iv) the most recently received determination or opinion letter, if any, issued by the IRS, and (v) all non-routine, written communications and filings with any Governmental Entity relating to any Sierra Benefit Plan that were sent or received during the last three years.

(b)    Each Sierra Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is the subject of a favorable opinion letter from the IRS on the form of such Sierra Benefit Plan and, to Sierra’s knowledge, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Sierra Benefit Plan. Each trust established in connection with any Sierra Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred that would reasonably be expected to adversely affect the exempt status of any such trust.

(c)    No Sierra Benefit Plan is, and neither Sierra nor any Sierra Subsidiary nor any of their respective ERISA Affiliates sponsors, maintains or contributes to, has at any time in the last six years sponsored, maintained, contributed to or participated in or has any liability or obligation, whether fixed or contingent, with respect to (i) any multiemployer plan (within the meaning of Section 3(37) of ERISA), (ii) any single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) any multiple employer plan (within the meaning of Section 413(c) of the Code), or (iv) any multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(d)    Neither Sierra nor any Sierra Subsidiary has any obligation to provide (whether under any Sierra Benefit Plan or otherwise) health, accident, disability, life or other welfare or insurance benefits to any current or former Service Providers of Sierra or any Sierra Subsidiary (or any spouse, beneficiary or dependent of the foregoing) beyond the termination of employment or other service of such Service Provider, other than health continuation coverage pursuant to Section 4980B of the Code or any similar state Law (“COBRA”). Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, Sierra, the Sierra Subsidiaries and each of their respective ERISA Affiliates are in compliance with (i) the applicable requirements of COBRA and (ii) the applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended.

(e)    Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, (i) each Sierra Benefit Plan has been maintained, operated and administered in compliance with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws, and (ii) with respect to the Sierra Benefit Plans, no event has occurred and, to the knowledge of Sierra, there exists no condition or set of circumstances in connection with which Sierra could be subject to any liability (other than routine claims for benefits) under the terms thereof, or with respect thereto, or under any applicable Law.

(f)    Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, all contributions required to have been made under the terms of any Sierra Benefit Plan have been timely paid or made in full or, to the extent not yet due, properly accrued on the latest balance sheet of Sierra in accordance with the terms of the Sierra Benefit Plan and all applicable Laws. With respect to each Sierra Benefit Plan, except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, (i) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), breach of fiduciary duty or other failure to act or comply in connection with the administration or investment of the assets of such Sierra Benefit Plan has occurred, and (ii) none of the assets of Sierra, any Sierra Subsidiary or any of their respective ERISA Affiliates is, or may reasonably be expected to become, the subject of any lien arising under ERISA or the Code.

(g)    Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, no Legal Proceeding is pending or, to Sierra’s knowledge, threatened against, by or on behalf of any Sierra Benefit Plan or the assets, fiduciaries or administrators thereof (other than routine claims for benefits).

(h)    Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, no Sierra Benefit Plan, and neither Sierra, nor any Sierra Subsidiary nor any Sierra Benefit Plan fiduciary with respect to any Sierra Benefit Plan, in any case, is the subject of an audit or investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, nor is any such audit or investigation pending or, to Sierra’s knowledge, threatened.

(i)    Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any current or former Service Provider of Sierra or any Sierra Subsidiary to any material payment or benefit; (ii) materially increase the amount of compensation or benefits due to any such Service Provider; or (iii) accelerate the vesting, funding or time of payment of any material compensation, equity award or other benefit to any such Service Provider.

Section 3.12    Labor Matters.

(a)    Neither Sierra nor any of the Sierra Subsidiaries is or has at any time been party to or bound by any collective bargaining or similar agreement with respect to its employees or any other Contract with any labor union or labor organization. There is no labor strike, work stoppage, picketing, lockout, walkout or other organized work interruption pending or, to Sierra’s knowledge, threatened against Sierra or any of the Sierra Subsidiaries, and neither Sierra nor any of the Sierra Subsidiaries has experienced any such organized work interruption during the past three years. There are no labor unions or other organizations representing or purporting to represent and, to Sierra’s knowledge, no union organization campaign is in progress with respect to, any employees of Sierra or any of the Sierra Subsidiaries. There are no unfair labor practice charges pending before the National Labor Relations Board or any other Governmental Entity, nor any grievances, complaints, claims or judicial or administrative proceedings, in each case, that are pending or, to Sierra’s knowledge, threatened by or on behalf of any employees of Sierra or any of the Sierra Subsidiaries.

(b)    Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, during the three years prior to the date of this Agreement, Sierra and each Sierra Subsidiary is in compliance with all applicable Laws, statutes, rules and regulations respecting employment and fair employment practices, terms and conditions of employment of employees, former employees and prospective employees and respecting the engagement of other individuals for the provision of services, including with respect to wages and hours, pay equity, discrimination, harassment or retaliation in employment, wrongful discharge, collective bargaining, fair labor standards, classification of employees and independent contractors, occupational health and safety, personal rights or any other labor and employment-related matters.

(c)    During the three years prior to the date of this Agreement, neither Sierra nor any of the Sierra Subsidiaries has engaged in or effectuated any “plant closing” or employee “mass layoff” (in each case, as defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Sierra or any of the Sierra Subsidiaries.

Section 3.13     Taxes.

(a)    Sierra and each Sierra Subsidiary have timely filed with the appropriate Governmental Entity all income Tax Returns and all other material Tax Returns required to be filed, including with respect to the Sierra Equity Interests, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were true, complete and correct in all material respects. Sierra and each Sierra Subsidiary have duly paid in full (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material amounts of Taxes required to be paid by them, whether or not shown on any Tax Return.

(b)    (i) There are no current disputes, audits, examinations, investigations or other proceedings pending with regard to any material amounts of Taxes or material Tax Returns of Sierra or any of the Sierra Subsidiaries and neither Sierra nor any of the Sierra Subsidiaries is a part of any Legal Proceeding relating to material Taxes; (ii) Sierra and the Sierra Subsidiaries have not received a written notice or announcement of any audit, examination, investigation or other proceeding with regard to any material amounts of Taxes or material Tax Returns of Sierra or any of the Sierra Subsidiaries; (iii) no deficiency for material Taxes of Sierra or any of the Sierra Subsidiaries has been claimed, proposed or assessed, or threatened, in each case, in writing, by any Governmental Entity, which deficiency has not yet been settled, except for such deficiencies that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and (iv) neither Sierra nor any Sierra Subsidiary has in the past three years received a claim in writing by a Governmental Entity in any jurisdiction in which it does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction.

(c)    Each of Sierra and the Sierra Subsidiaries has duly and timely withheld and paid all material Taxes required to be withheld and paid with respect to its employees, independent contractors, creditors, stockholders and other third parties.

(d)    There are no material Tax Liens upon any property or assets of Sierra or any Sierra Subsidiary except for Sierra Permitted Liens.

(e)    There are no Tax allocation or Tax sharing agreements or similar arrangements with respect to or involving Sierra or any Sierra Subsidiary, except for customary indemnification provisions contained in credit or other commercial agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes, and after the Closing Date neither Sierra nor any Sierra Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(f)    (i) Neither Sierra nor any of the Sierra Subsidiaries has extended or waived (or granted any extension or waiver of) the limitation period for the assessment or collection of any material Tax that has not since expired; and (ii) neither Sierra nor any of the Sierra Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled.

(g)    Neither Sierra nor any Sierra Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than Sierra or any Sierra Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract (excluding customary indemnification provisions contained in credit or other commercial agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes), or otherwise.

(h)    Neither Sierra nor any Sierra Subsidiary has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations.

(i)    Within the past two years, neither Sierra nor any Sierra Subsidiary has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code (or any analogous or similar provision of Law) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) or otherwise as a part of a plan (or series of related transactions), within the meaning of Section 355(e) of the Code, that includes the Merger.

(j)    Neither Sierra nor any Sierra Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting of Sierra or any Sierra Subsidiary for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition by Sierra or any Sierra Subsidiary made on or prior to the Closing Date, (iii) any prepaid amount received on or prior to the Closing Date, (iv) election by Sierra or any Sierra Subsidiary under Section 108(i) of the Code made prior to the Closing Date or (v) a “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date.

(k)    To the knowledge of Sierra, neither Sierra nor any of the Sierra Subsidiaries has taken or agreed to take any action not contemplated by this Agreement or any related ancillary documents that would prevent the Merger from qualifying for the Intended Tax Treatment. Neither Sierra nor any of the Sierra Subsidiaries is aware of any agreement, plan or other circumstance that would prevent or impede the Merger from qualifying for the Intended Tax Treatment.

(l)    None of the property of Sierra nor any of the Sierra Subsidiaries is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code (other than Sierra, which is a partnership for U.S. federal income Tax purposes).

Section 3.14    Contracts.

(a)    Section 3.14(a) of the Sierra Disclosure Letter sets forth a list of each note, bond, mortgage, lien, indenture, lease, license, contract or agreement, arrangement or other instrument or obligation (“Contract”) (provided that, the foregoing shall exclude any Oil and Gas Lease or other instrument creating or evidencing

Sierra’s or any Sierra Subsidiary’s chain-of-title), to which Sierra or any Sierra Subsidiary is a party which, as of the date hereof:

(i)    constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii)    obligates Sierra or any Sierra Subsidiary to make non-contingent aggregate annual expenditures (other than principal or interest payments or the deposit of other reserves with respect to debt obligations) that can reasonably be expected to result in excess of $2,000,000;

(iii)    contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to Sierra or any Sierra Subsidiary, or upon consummation of the Transactions, Ferrari or the Ferrari Subsidiaries, or which materially restricts the conduct of any line of business to Sierra and the Sierra Subsidiaries, taken as a whole, including any Contract that requires such Sierra entity to deal exclusively with a third party in connection with the sale or purchase of any product or service;

(iv)    constitutes an Indebtedness obligation of Sierra or any Sierra Subsidiary with a principal amount as of the date hereof greater than $2,000,000;

(v)    requires Sierra or any Sierra Subsidiary to dispose of or acquire assets or properties (other than any real property) or involves any pending or contemplated merger, consolidation or similar business combination transaction in an amount in excess of $2,000,000;

(vi)    constitutes a Derivative Transaction;

(vii)    sets forth the operational terms of a joint venture, partnership or similar arrangement;

(viii)    constitutes a loan to any Person (other than a wholly owned Sierra Subsidiary) by Sierra or any Sierra Subsidiary in an amount in excess of $2,000,000;

(ix)    is an outstanding agreement of guaranty by a Sierra Entity in favor of any Person not affiliated with another Sierra Entity in an amount in excess of $2,000,000;

(x)    constitutes an agreement under which Sierra or any Sierra Subsidiary uses or has the right to use any Licensed Sierra IP or under which Sierra or any Sierra Subsidiary has licensed or otherwise permitted others the right to use any Sierra IP that is material to the operation of the business of Sierra and the Sierra Subsidiaries substantially as conducted;

(xi)    prohibits the pledging of the Equity Interests of Sierra or any Sierra Subsidiary or prohibits the issuance of guarantees by any Sierra Subsidiary;

(xii)    has continuing “earn-out” or other similar contingent purchase price payment obligations after the consummation of the Merger;

(xiii)    any Contract that provides for a call or option on production, or acreage dedication to a gathering, transportation or other arrangement downstream of the wellhead, for a term greater than ten years;

(xiv)    any Contract where the primary purpose thereof is or was to indemnify another Person; or

(xv)    is (A) not made in the ordinary course of business consistent with past practices and (B) material to Sierra and the Sierra Subsidiaries, taken as a whole.

(b)    Each Contract of the type described above in Section 3.14(a) and in effect as of the date hereof, whether or not set forth in Section 3.14(a) of the Sierra Disclosure Letter, is referred to herein as a “Sierra Material Contract.” Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, each of the Sierra Material Contracts is legal, valid and binding on Sierra and each Sierra Subsidiary that is a party thereto, and is in full force and effect, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, (A) neither Sierra nor any Sierra Subsidiary, nor, to Sierra’s knowledge, any other party thereto, is in breach or violation of, or default under, any Sierra Material Contract, and (B) no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Sierra Material Contract. As of the date hereof, neither Sierra nor any Sierra Subsidiary has received written notice of any violation or default under or notice to terminate, not renew or challenge the validity or enforceability of any Sierra Material Contract.

(c)    Sierra has delivered or made available to Ferrari or provided to Ferrari for review, prior to the execution of this Agreement, true and complete copies of all of the Sierra Material Contracts.

Section 3.15    Investment Company Act. Neither Sierra nor any Sierra Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 3.16    Environmental Matters. Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect:

(a)    Sierra and each Sierra Subsidiary are, and have been since January 1, 2019, in compliance with all Environmental Laws.

(b)    Sierra and each Sierra Subsidiary have obtained and maintain all the Environmental Permits necessary to own, lease and conduct their current operations and are in compliance with their respective Environmental Permits. All such Environmental Permits are in full force and effect, and there are no proceedings pending or, to the knowledge of Sierra, threatened that would reasonably be expected to result in the revocation, suspension or material modification of any such Environmental Permit.

(c)    Neither Sierra nor any Sierra Subsidiary has received any written notice, demand, letter or claim alleging that Sierra or any Sierra Subsidiary is in violation of, or liable under, any Environmental Law, and no judicial, administrative or compliance Order relating to compliance with Environmental Laws or Environmental Permits has been issued against Sierra or any Sierra Subsidiary which remains unresolved. There is no litigation, investigation, request for information or other proceeding pending, or, to the knowledge of Sierra, threatened against Sierra or any Sierra Subsidiary under any Environmental Law.

(d)    Neither Sierra nor any Sierra Subsidiary has entered into or agreed to any consent Order or is subject to any judgment or decree relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances.

(e)    Neither Sierra nor any Sierra Subsidiary has assumed, by contract or, to the knowledge of Sierra, by operation of Law, any liability of any third party under any Environmental Law or relating to any Hazardous Substances.

(f)    Neither Sierra nor any Sierra Subsidiary has caused, and to the knowledge of Sierra, no third party has caused any release of any Hazardous Substances that would be required to be investigated or remediated by, or that would reasonably be expected to result in a liability of, Sierra or any Sierra Subsidiary under any Environmental Law.

Section 3.17    Intellectual Property.

(a)    Sierra or one of the Sierra Subsidiaries owns or otherwise has all necessary rights to all Intellectual Property Rights used in or held for use in the conduct of the business of Sierra as conducted prior to the Closing Date except such Intellectual Property Rights that, if not possessed by Sierra or one of the Sierra Subsidiaries, would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect.

(b)    As of the date hereof, there are no disputes pending or, to the knowledge of Sierra, threatened regarding any agreement (1) under which Sierra or any Sierra Subsidiary uses or has the right to use any Licensed Sierra IP or (2) under which Sierra or any Sierra Subsidiary has licensed or otherwise permitted others the right to use any Sierra IP.

(c)    During the past six years, the operation of Sierra’s business has not infringed upon, misappropriated, diluted or otherwise violated, and is not infringing upon, misappropriating, diluting or otherwise violating, the Intellectual Property Rights of another Person, and no action, claim or proceeding alleging the infringement, misappropriation, dilution or other violation of any Intellectual Property Right of another Person is pending or, to the knowledge of Sierra, threatened against Sierra or any Sierra Subsidiary, except, in each case, for any such infringement, misappropriation, dilution or other violation that would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect. To the knowledge of Sierra, no Person is infringing upon, misappropriating or otherwise violating any Sierra IP in any material respect.

(d)    The information technology systems used by Sierra or any Sierra Subsidiary (“Sierra IT Systems”) are designed, implemented, operated and maintained in a commercially reasonable manner to provide a commercially reasonable degree of reliability and security with respect to the businesses of Sierra and the Sierra Subsidiaries. Without limiting the foregoing, (i) Sierra and each Sierra Subsidiary have taken commercially reasonable steps and implemented commercially reasonable procedures intended to ensure that the Sierra IT Systems are free from any malware, spyware, virus or other code designed or intended to materially disrupt, disable or harm the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, and (ii) Sierra and each Sierra Subsidiary have in effect commercially reasonable disaster recovery plans, procedures and facilities for its business and has taken steps intended to safeguard the security and the integrity of the Sierra IT Systems. To the knowledge of Sierra, there have been no unauthorized intrusions or breaches of security with respect to Sierra IT Systems, which have resulted in the unauthorized access, loss, destruction, misappropriation, modification, encryption, or corruption of any material information or data contained therein, except that would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect.

Section 3.18    Compliance with Laws; Permits.

(a)    During the three years prior to the date of this Agreement, (i) each of Sierra and the Sierra Subsidiaries has complied and is in compliance with all Laws that affect the business, properties, assets or operations of Sierra and the Sierra Subsidiaries and (ii) no notice, charge or assertion has been received by Sierra or any Sierra Subsidiary or, to Sierra’s knowledge, threatened against Sierra or any Sierra Subsidiary alleging any non-compliance with any such Laws, except with respect to clauses (i) and (ii) above, for such non-compliance that would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect.

(b)    Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, (i) Sierra and the Sierra Subsidiaries are in compliance with all applicable Laws relating to the ownership and operation of the Sierra Oil and Gas Properties, (ii) neither Sierra nor any of the Sierra Subsidiaries have received any written notice from any Governmental Entity alleging any violation of any applicable Law relating to the ownership and operation of the Sierra Oil and Gas Properties, and (iii) to Sierra’s knowledge, no Legal Proceeding or Order by any Governmental Entity exists or is pending against the Sierra Oil and Gas Properties, alleging any failure to comply with Laws relating to the ownership and operation of the Sierra Oil and Gas Properties.

(c)    Sierra and the Sierra Subsidiaries are in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for Sierra and the Sierra Subsidiaries to own, lease and operate their properties or carry on their respective businesses substantially as is being conducted as of the date hereof, materially in accordance with applicable Laws, and substantially in the manner described in the Sierra S-1 (the “Sierra Permits”), and, to Sierra’s knowledge, all such Sierra Permits are valid, and in full force and effect, and there are no Legal Proceedings pending or threatened that seek the suspension, revocation or material adverse modification of any such Sierra Permit, except, in each case, where the failure to possess and/or maintain such Sierra Permits in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect.

Section 3.19    Oil and Gas Matters.

(a)    The Oil and Gas Properties of the Sierra Entities constitute all of the fee mineral interests and Royalties directly or indirectly owned by Sierra (the “Sierra Oil and Gas Properties”). Other than the Sierra Oil and Gas Properties, as of the date hereof, the Sierra Entities do not own any other type of Oil and Gas Property.

(b)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date of the reserve report audited by Cawley, Gillespie & Associates, Inc. (the “Sierra Independent Petroleum Engineer”) relating to the Sierra Entities’ interests referred to therein as of December 31, 2020 (the “Sierra Reserve Report”) or the reserve report audited by Netherland, Sewell & Associates, Inc. (“NSAI”) relating to the Sierra Entities’ interests referred to therein as of December 31, 2020 (the “NSAI Reserve Report”), (ii) reflected in the Sierra Reserve Report or the NSAI Reserve Report as having been sold or otherwise disposed of or (iii) permitted sales or dispositions after the date hereof in accordance with Section 5.1, the Sierra Entities have (x) good and defensible title to all Sierra Oil and Gas Properties forming the basis for the reserves reflected in the Sierra Reserve Report, and in each case as attributable to interests owned by the Sierra Entities, free and clear of any Liens (other than Sierra Permitted Liens) and (y) to the knowledge of Sierra, good and defensible title to all Sierra Oil and Gas Properties forming the basis for the reserves reflected in the NSAI Reserve Report, and in each case as attributable to interests owned by the Sierra Entities, free and clear of any Liens (other than Sierra Permitted Liens). For purposes of the foregoing sentence, “good and defensible title” means such record or beneficial title that is free from reasonable doubt that a prudent Person engaged in the business of purchasing and owning Oil and Gas Properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept, acting reasonably.

(c)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, the factual, non-interpretive data supplied by the Sierra Entities to the Sierra Independent Petroleum Engineer and NSAI relating to the Sierra Entities’ interests referred to in the Sierra Reserve Report or the NSAI Reserve Report (as applicable), by or on behalf of the Sierra Entities that was material to such firm’s estimate of proved oil and gas reserves attributable to the Sierra Oil and Gas Properties included in the Sierra Reserve Report or the NSAI Reserve Report (as applicable) was, as of the time provided, to the knowledge of Sierra, accurate in all material respects. To the knowledge of Sierra, there are no material errors in the assumptions and estimates provided by the Sierra Entities in connection with the preparation of the Sierra Reserve Report or the NSAI Reserve Report. Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, the oil and gas reserve estimates of the Sierra Entities set forth in the Sierra Reserve Report and, to the knowledge of the Sierra, the NSAI Reserve Report, fairly reflect, in all respects, the oil and gas reserves of the Sierra Entities at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Sierra Reserve Report or, to the knowledge of Sierra, in the NSAI Reserve Report, that would reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect.

(d)    There are no Oil and Gas Properties operated by any Sierra Entity.

(e)    All Royalties, revenues, and other benefits attributable to production from, or the ownership of, the Sierra Oil and Gas Properties that are payable to any Sierra Entity are being received by the Sierra Entities in a timely and proper manner and are not being held in suspense by any operator of or purchaser of Hydrocarbon production (other than any such Royalties or revenues held in suspense by operators pending execution of division orders associated with newly drilled wells, newly acquired interests, or otherwise being held in suspense in accordance with Law), except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect.

(f)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, no Sierra Entity has received any Royalties, revenues, or other benefits attributable to production from or the ownership of, the Sierra Oil and Gas Properties in excess of the Royalties, revenues, or other benefits such Sierra Entity is properly entitled to or that such Sierra Entity would otherwise be required to remit to any operator, purchaser of production or other Royalty owner.

(g)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, the Sierra Oil and Gas Properties do not include any mineral interest where any Sierra Entity has agreed to, or any Ferrari Entity will have to, bear a share of drilling, operating or other costs as a participating mineral owner, other than instances where the Sierra Entities have been force pooled under applicable Law and such Sierra Entity’s share of drilling, operating or other costs as a participating mineral owner in such pooled unit are set off against the Sierra Entity’s share of the proceeds of production attributable to such pooled unit.

(h)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, none of the material Sierra Oil and Gas Properties are subject to any preferential purchase, consent or similar right that would become operative as a result of the consummation of the Merger and the other Transactions contemplated by this Agreement.

(i)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, (i) to Sierra’s knowledge, all rentals, shut-ins and similar payments owed to any Sierra Entity under (or otherwise with respect to) any Oil and Gas Leases burdening the Sierra Oil and Gas Properties (such Oil and Gas Leases, the “Sierra Third Party Leases”) have been properly and timely paid and (ii) to Sierra’s knowledge, no Sierra Entity has received any notice from any relevant operator or lessee of any of the Sierra Third Party Leases of such Person’s intention or desire to modify, renegotiate or repudiate any term in such Sierra Third Party Lease or any payment obligation due thereunder, in each case, for which such matter has not previously been resolved.

Section 3.20    Information Provided by Sierra in Proxy Statement. None of the information to be supplied in writing by or on behalf of Sierra or any Sierra Subsidiary for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of Ferrari, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 3.21    Insurance. Sierra and the Sierra Subsidiaries are either self-insured or have policies of insurance covering Sierra, the Sierra Subsidiaries or any of their respective employees, properties or assets, in each case in such amounts and with respect to such risks and losses that Sierra believes are adequate for the operation of its business. Except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect, (a) all such insurance policies are in full force and effect, (b) no written notice of or, to the knowledge of Sierra, threat of, cancellation, non-renewal, alteration in coverage or premium increase has been received by Sierra or any Sierra Subsidiary under such policies, (c) there is no existing default or event thereunder and (d) all premiums payable under such insurance policies have been paid.

Section 3.22    Related Party Agreements. Except as permitted by this Agreement, from January 1, 2019 through the date hereof, there have been no agreements, arrangements or understandings between Sierra or any Sierra Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any affiliate (including any past or present officer or director or employee of Sierra or any Sierra Subsidiary) thereof, on the other hand (other than those exclusively among Sierra and the Sierra Subsidiaries), that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 3.23    Brokers; Expenses. No broker, investment banker, financial advisor or other Person is entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of any of Sierra.

Section 3.24    Dissenters’ Rights. As of the date hereof, no dissenters’, appraisal or similar rights are available to the holders of the Sierra Equity Interests with respect to this Agreement or the Transactions.

Section 3.25    Sufficiency of Assets. Except as set forth in Section 3.25 of the Sierra Disclosure Letter, at the Closing, the Sierra Entities will own or have the right to use all assets, properties and rights used or held for use in connection with the operations and business of the Sierra Entities as of the date hereof, except as would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect.

Section 3.26    Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties. Sierra has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of Ferrari and the Ferrari Subsidiaries and acknowledge that Sierra has been provided access to personnel, properties, premises and records of Ferrari and the Ferrari Subsidiaries for such purposes. In entering into this Agreement, Sierra has relied solely upon the representations and warranties set forth in this Agreement and their independent investigation and analysis of Ferrari and the Ferrari Subsidiaries, and Sierra acknowledges and agrees that it has not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made by Ferrari, any of the Ferrari Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or Ferrari’s Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Sierra acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, none of the Ferrari Parties makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger, and Sierra is not relying on any representation or warranty except for those expressly set forth in this Agreement.

Section 3.27    No Other Representations or Warranties. Except for the representations and warranties set forth in this Article III, neither Sierra nor any other Person makes any express or implied representation or warranty with respect to Sierra or with respect to any other information provided to the Ferrari Parties in connection with the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE FERRARI PARTIES

The Ferrari Parties represent and warrant to Sierra, jointly and severally, as set forth in this Article IV. The following representations and warranties by the Ferrari Parties are qualified in their entirety by reference to the disclosures (i) in the Ferrari SEC Documents (excluding any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward-looking in nature) filed on or after January 1, 2021 and prior to the date hereof with the SEC and available on Edgar and (ii) set forth in the disclosure letter delivered by Ferrari to Sierra immediately prior to the execution of this Agreement (the “Ferrari Disclosure Letter”). Each disclosure set forth in the Ferrari Disclosure Letter shall qualify the Section to which it corresponds and any other Section to the extent the applicability of the disclosure to each other Section is reasonably apparent from the text of the disclosure made.

Section 4.1    Organization and Qualification; Subsidiaries.

(a)    Each of the Ferrari Parties is a corporation, partnership, limited liability company or other legal entity duly organized, formed or incorporated, as applicable, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate, partnership, limited liability company or other power, as the case may be, and authority to conduct its business as now being conducted.

(b)    Each of the Ferrari Parties is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which it does business, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect. Ferrari has delivered to or made available to Sierra, prior to the execution of this Agreement, true and complete copies of the Governing Documents of Ferrari, Ferrari OpCo and Merger Sub (other than those Governing Documents that have been filed with the SEC and are available on Edgar prior to the date hereof). Each of the Ferrari Parties is in compliance with the terms of its Governing Documents in all material respects.

(c)    Section 4.1(c) of the Ferrari Disclosure Letter sets forth as of the date hereof a true and complete list of the Subsidiaries of Ferrari (each, a “Ferrari Subsidiary” and, together with the Ferrari Parties, the “Ferrari Entities”), together with the jurisdiction of organization, formation or incorporation, as the case may be, of each Ferrari Subsidiary. Each Ferrari Subsidiary (i) is duly organized, formed or incorporated, as applicable, validly existing, in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its organization, formation or incorporation, as applicable, and is in compliance in all material respects with the terms of its Governing Documents, (ii) has all requisite corporate, partnership, limited liability company or other company (as the case may be) power and authority to conduct its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which it does its business, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect. Ferrari has delivered to or made available to Sierra, prior to the execution of this Agreement, true and complete copies of the Governing Documents of each Ferrari Subsidiary.

(d)    Except for the Equity Interests of the Ferrari Subsidiaries, Ferrari does not own, directly or indirectly, any Equity Interests of any other Person.

Section 4.2    Capitalization.

(a)    The authorized capital stock of Ferrari consists of (i) 240,000,000 shares of Ferrari Class A Common Stock (ii) 120,000,000 share of Ferrari Class C Common Stock and (iii) 1,000,000 shares of preferred stock, par value $0.001 per share (“Ferrari Preferred Stock”). As of the date of this Agreement, (A) 47,013,958 shares of Ferrari Class A Common Stock were issued and outstanding, not including 529,397 shares of Ferrari Class A Common Stock subject to outstanding Ferrari Restricted Stock Awards, (B) (i) 1,270,618 shares of Ferrari Class A Common Stock were subject to outstanding Ferrari PSU Awards (assuming that applicable performance metrics are achieved at target levels) and (ii) 4,025,418 shares of Ferrari Class A Common Stock remained available for issuance pursuant to the Ferrari Equity Plan, (C) 39,387,782 shares of Ferrari Class C Common Stock were issued and outstanding and (D) no shares of Ferrari Preferred Stock were issued and outstanding. All of the outstanding shares of Ferrari Common Stock are duly authorized, validly issued, fully paid (to the extent required under the Ferrari Governing Documents) and nonassessable, and all shares of Ferrari Common Stock to be issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with applicable securities Laws. As of the date of this Agreement, there were 13,749,998 public warrants (each, a “Ferrari Public Warrant”) outstanding and 7,500,000 private placement warrants (each, a “Ferrari Private Placement Warrant” and, together with the Ferrari Public Warrants, the “Ferrari Warrants”) outstanding. Section 4.2(a) of the Ferrari Disclosure Letter sets forth, as of the date hereof, the Persons entitled to receive any Earn-Out Consideration (as defined in the Ferrari Contribution Agreement) and the amount and type of Ferrari Equity Interests each such Person would be entitled to receive if all of the Earn-Out Payments (as defined in the Ferrari Contribution Agreement) were paid in full. Except as set forth in this Section 4.2, there are no other outstanding Equity Interests of Ferrari (“Ferrari Equity Interests”). There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of Ferrari or any Ferrari Subsidiary issued and outstanding. There are no outstanding contractual obligations of Ferrari to repurchase, redeem or otherwise acquire any Equity Interests in Ferrari, any Ferrari Subsidiary or any other Person, including any stock repurchase plan, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in Ferrari, any Ferrari Subsidiary or any other Person other than Ferrari OpCo’s obligation to redeem some or all of the Ferrari Partnership Units in certain circumstances in accordance with the Ferrari OpCo Partnership Agreement.

(b)    Other than the Existing RRA and the Existing Shareholders’ Agreement, there are no voting agreements, voting trusts, proxies or other agreements to which Ferrari or any Ferrari Subsidiary is a party (“Ferrari Equity Agreements”) with respect to the voting or registration of Equity Interests of Ferrari or any Ferrari Subsidiary. The Sponsor RRA has terminated in accordance with its terms. Neither Ferrari nor any Ferrari Subsidiary has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its Equity Interests. No Ferrari Equity Interests are owned by any Ferrari Subsidiary. There are no outstanding obligations to which Ferrari or any Ferrari Subsidiary is a party (i) restricting the transfer of, or (ii) limiting the exercise of voting rights with respect to any Equity Interests of Ferrari or any Ferrari Subsidiary (including Ferrari OpCo).

(c)    Section 4.2(c) of the Ferrari Disclosure Letter sets forth as of the date hereof all of the issued and outstanding Equity Interests of each Ferrari Subsidiary, other than Ferrari OpCo, and the record owner and beneficial owners thereof. Except with respect to Ferrari OpCo, Ferrari or another Ferrari Subsidiary owns, directly or indirectly, all of the issued and outstanding Equity Interests of each of the Ferrari Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws), and all of such Equity Interests have been duly authorized and validly issued and are fully paid (to the extent required under the Governing Documents of such entity), nonassessable (except to the extent non-assessability may be affected by Section 18-607 of the DLLCA) and free of preemptive rights to the extent such concepts are applicable to the organizational type of a particular Ferrari Subsidiary.

(d)    Section 4.2(d) of the Ferrari Disclosure Letter sets forth as of the date hereof a list of all of the partners of Ferrari OpCo, together with the number and type of Ferrari Partnership Units held by each such partner in Ferrari OpCo. Other than the Ferrari Partnership Units owned by the limited partners of Ferrari OpCo set forth in Section 4.2(d) of the Ferrari Disclosure Letter, Ferrari directly owns all of the issued and outstanding Ferrari Partnership Units of Ferrari OpCo, free and clear of any Liens. All Ferrari Partnership Units have been duly authorized and validly issued and are fully paid (to the extent required under the Governing Documents of such entity), non-assessable and free of preemptive rights, and all Ferrari Partnership Units to be issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be issued in compliance with applicable securities Laws. There are no Equity Interests of Ferrari OpCo issued and outstanding other than such Ferrari Partnership Units.

(e)    All dividends or other distributions on the shares of Ferrari Common Stock and any dividends or other distributions on any securities of any Ferrari Subsidiary which have been authorized and declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.3    Authorization; Validity of Agreement; Ferrari Action.

Each of the Ferrari Parties has all necessary corporate, limited liability company and partnership, as applicable, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions. The execution, delivery and performance by the Ferrari Parties of this Agreement and the consummation by each of them of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate, limited liability company and partnership, as applicable, action on the part of such Ferrari Party and no other corporate, limited liability company and limited partnership, as applicable, action on the part of any Ferrari Party is necessary to authorize the execution and delivery by the Ferrari Parties of this Agreement and the consummation by them of the Merger and the other Transactions, subject, in the case of the Merger, to the filing of the Certificate of Merger pursuant to the DLLCA, in the case of the Ferrari Stock Issuance and the Ferrari Reverse Stock Split, the receipt of the Ferrari Stockholder Approval, in the case of the Ferrari Certificate Amendment, the receipt of the Ferrari Certificate Amendment Approval, and in the case of the Long Term Incentive Plan, the receipt of the Long Term Incentive Plan Approval. This Agreement has been duly executed and delivered by each Ferrari Party and, assuming due and valid authorization, execution and delivery hereof by Sierra, is a legal, valid and binding obligation of each Ferrari Party enforceable against each of them in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Laws, now or hereafter in effect, relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 4.4    Board and Equityholder Approvals.

(a)    The Ferrari Board of Directors, acting upon the unanimous recommendation of the Transaction Committee formed for the purpose of evaluating, reviewing, negotiating and making recommendations to the Board regarding the advisability of, the possible transactions contemplated hereby, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan are advisable and in the best interests of Ferrari and Ferrari’s stockholders, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Merger, the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan, (c) directed that the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan be submitted to Ferrari’s stockholders for their approval and (d) resolved to recommend that Ferrari’s stockholders approve the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan and to include such recommendation in the Proxy Statement.

(b)    Ferrari GP has, in its capacity as general partner of Ferrari OpCo, has (i) determined that this Agreement, the Ferrari Partnership Unit Issuance and the Ferrari Partnership Reverse Unit Split are advisable and in the best interests of Ferrari OpCo and (ii) approved the execution, delivery and performance of this Agreement and approved the Ferrari Partnership Unit Issuance and the Ferrari Partnership Reverse Unit Split (the “Ferrari GP Approval”).

(c)    Ferrari OpCo, in its capacity as the sole member of Merger Sub, has (i) determined that this Agreement and the Merger are advisable and in the best interests of Merger Sub and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger.

(d)    None of the members of the Transaction Committee are affiliated with Royal Resources.

Section 4.5    Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by any Ferrari Party, the consummation by the Ferrari Parties of the Merger or any of the other Transactions, or compliance by the Ferrari Parties with any of the provisions of this Agreement will (a) contravene, conflict with or result in any breach of any provision of the Ferrari Governing Documents, the Ferrari OpCo Governing Documents or the Governing Documents of any Ferrari Subsidiary, (b) require any filing by any Ferrari Party or any Ferrari Subsidiary with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the

“Exchange Act”), (ii) any filings as may be required under the DLLCA in connection with the Merger, (iii) such filings with the SEC as may be required to be made by Ferrari in connection with this Agreement and the Merger, including a proxy statement in preliminary and definitive form relating to the Ferrari Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”), (iv) compliance with any applicable requirements under the HSR Act, (v) such filings as may be required under the rules and regulations of NASDAQ in connection with this Agreement or the Merger or (vi) such filings as may be required in connection with state and local transfer Taxes), (c) result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Ferrari or any of the Ferrari Subsidiaries is a party or by which any of their respective assets or properties may be bound, (d) assuming the making of all filings and notifications as may be required under the HSR Act and the receipt of all clearances, authorizations, approvals, consents and waiting period expirations or terminations as may be required under the HSR Act, violate any Order or Law applicable to any Ferrari Party, any Ferrari Subsidiary or any of their properties, assets or operations, or (e) result in the creation or imposition of any Lien on any asset of any Ferrari Party or any Ferrari Subsidiary; except in each of clauses (b), (c), (d) or (e), as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

Section 4.6    Ferrari SEC Documents and Ferrari Financial Statements.

(a)    Ferrari has filed or furnished (as applicable), on a timely basis, with the SEC all forms, reports, certifications, schedules, statements and other documents required by it to be filed or furnished (as applicable) since and including January 1, 2019 under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) (such documents and any other documents filed or furnished by Ferrari with the SEC, as have been amended since the time of their filing, collectively, the “Ferrari SEC Documents”). As of their respective filing dates, the Ferrari SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder.

(b)    All of the audited consolidated and combined financial statements and unaudited interim condensed consolidated and combined financial statements of Ferrari included in the Ferrari SEC Documents (including the related notes and schedules thereto) (collectively, the “Ferrari Financial Statements”) (i) have been prepared from, are in accordance with, and accurately reflect the books and records of Ferrari and its consolidated Subsidiaries in all material respects, (ii) complied as of their respective dates in all material respects with the then-applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act, which adjustments are not, in the aggregate, material to Ferrari) and (iv) fairly present, in all material respects, the financial position and the results of operations and cash flows of Ferrari and its consolidated Subsidiaries as of the times and for the periods referred to therein. No Ferrari Subsidiary is required to file periodic reports with the SEC.

(c)    As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Ferrari SEC Documents. To the knowledge of Ferrari, none of the Ferrari SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

(d)    Neither Ferrari nor any of the Ferrari Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Ferrari and any of the Ferrari

Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Ferrari or any of the Ferrari Subsidiaries in Ferrari’s or such Ferrari Subsidiary’s published financial statements or other Ferrari SEC Documents.

Section 4.7    Internal Controls; Sarbanes-Oxley Act; Improper Payments.

(a)    Since January 1, 2019, Ferrari has designed and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization and (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth on Section 4.7 of the Ferrari Disclosure Letter, since January 1, 2019, (A) Ferrari has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Ferrari in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Ferrari’s management as appropriate to allow timely decisions regarding required disclosure, (B) to the knowledge of Ferrari, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of Ferrari to material information required to be included in Ferrari’s periodic reports required under the Exchange Act and (C) to the knowledge of Ferrari, as of the date of this Agreement, the principal executive officer and principal financial officer of Ferrari have disclosed to Ferrari’s auditors and the audit committee of the Ferrari Board of Directors (and made summaries of such disclosures available to Ferrari) (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Ferrari’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other individuals who have a significant role in Ferrari’s internal controls over financial reporting. As of the date of this Agreement, the principal executive officer and principal financial officer of Ferrari have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were, as of their respective dates made, complete and correct in all material respects.

(b)    Since January 1, 2019 through the date of this Agreement, Ferrari has not received written notification from its independent accountants of any (i) “significant deficiency” or (ii) “material weakness” in Ferrari’s internal control over financial reporting. For the purposes of this Section 4.7(b), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

(c)    Neither Ferrari nor any Ferrari Subsidiary nor, to the knowledge of Ferrari, any director, officer or Representative of Ferrari or any Ferrari Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. As of the date hereof, neither Ferrari nor any Ferrari Subsidiary has received any written communication that alleges that Ferrari or any Ferrari Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

(d)    Since January 1, 2021 through the date of this Agreement, (i) neither Ferrari nor any of the Ferrari Subsidiaries nor, to the knowledge of Ferrari, any director, officer, employee, or Representative of Ferrari or any of the Ferrari Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Ferrari or any of the Ferrari Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Ferrari or any of the Ferrari Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Ferrari or any of the Ferrari Subsidiaries, whether or not employed by Ferrari or any of the Ferrari Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Ferrari or any of the Ferrari Subsidiaries or any of their respective officers, directors, employees or agents to Ferrari Board of Directors or any committee thereof or to any director or officer of Ferrari or any of the Ferrari Subsidiaries.

(e)    Ferrari is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of NASDAQ, in each case, that are applicable to Ferrari.

Section 4.8    Absence of Certain Changes.

(a)    Since December 31, 2020 through the date hereof, Ferrari has conducted, in all material respects, its business in the ordinary course consistent with past practice.

(b)    Since December 31, 2020 through the date hereof, there has not been any Effect that would reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

(c)    Since September 30, 2021 through the date hereof, neither Ferrari nor any of the Ferrari Subsidiaries has taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken after the date of this Agreement, would (without Sierra’s prior written consent) have constituted a breach of any of the covenants set forth in Section 5.2.

Section 4.9    No Undisclosed Liabilities. Except (a) as reflected or otherwise reserved against in Ferrari’s consolidated and combined balance sheet as of December 31, 2020, (b) for liabilities and obligations incurred since January 1, 2021 in the ordinary course of business consistent with past practice and (c) for liabilities and obligations incurred under this Agreement (including fees and expenses) or in connection with the Transactions, neither Ferrari nor any Ferrari Subsidiary has incurred any material liabilities or obligations (whether accrued, absolute, contingent or otherwise).

Section 4.10    Litigation. Since January 1, 2019, (a) there have been no Legal Proceedings pending against (or to Ferrari’s knowledge, threatened against), Ferrari, a Ferrari Subsidiary or any executive officer or director of Ferrari (in their capacity as such), (b) to the knowledge of Ferrari, there has been no investigation of a Governmental Entity pending or threatened against Ferrari or any Ferrari Subsidiary, in each case of (a) and (b), other than as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect. Neither Ferrari nor any Ferrari Subsidiary is subject to any outstanding Order of a Governmental Entity that would reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect or otherwise prohibiting or making illegal any of the Transactions.

Section 4.11    Ferrari Benefit Plans.

(a)    Ferrari has made available to Sierra a true and complete copy, as applicable, of (i) each material Ferrari Benefit Plan (including any amendments thereto) and descriptions of all material terms of any such plan that is not in writing, (ii) the most recent annual report covering such Ferrari Benefit Plan with accompanying schedules and attachments, (iii) the most recent summary plan description for each Ferrari Benefit Plan, (iv) the most recently received determination or opinion letter, if any, issued by the IRS, and (v) all non-routine, written communications and filings with any Governmental Entity relating to any Ferrari Benefit Plan that were sent or received during the last three years.

(b)    Except as set forth on Section 4.11(c) of the Ferrari Disclosure Letter, no Ferrari Benefit Plan is, and neither Ferrari nor any Ferrari Subsidiary nor any of their respective ERISA Affiliates sponsors, maintains or contributes to, has at any time in the last six years sponsored, maintained, contributed to or participated in or has any liability or obligation, whether fixed or contingent, with respect to (i) any multiemployer plan (within the meaning of Section 3(37) of ERISA), (ii) any single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) any multiple employer plan (within the meaning of Section 413(c) of the Code), or (iv) any multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(c)    Except as set forth on Section 4.11(d) of the Ferrari Disclosure Letter, neither Ferrari nor any Ferrari Subsidiary has any obligation to provide (whether under any Ferrari Benefit Plan or otherwise) health, accident, disability, life or other welfare or insurance benefits to any current or former Service Providers of Ferrari or any Ferrari Subsidiary (or any spouse, beneficiary or dependent of the foregoing) beyond the termination of employment or other service of such Service Provider, other than health continuation coverage pursuant to Section 4980B of the Code or COBRA. Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, Ferrari, the Ferrari Subsidiaries and each of their respective ERISA Affiliates are in compliance with (i) the applicable requirements of COBRA and (ii) the applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended.

(d)    Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, (i) each Ferrari Benefit Plan has been maintained, operated and administered in compliance with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws, and (ii) with respect to the Ferrari Benefit Plans, no event has occurred and, to the knowledge of Ferrari, there exists no condition or set of circumstances in connection with which Ferrari could be subject to any liability (other than routine claims for benefits) under the terms thereof, or with respect thereto, or under any applicable Law.

(e)    Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, all contributions required to have been made under the terms of any Ferrari Benefit Plan have been timely paid or made in full or, to the extent not yet due, properly accrued on the latest balance sheet of Ferrari in accordance with the terms of the Ferrari Benefit Plan and all applicable Laws. With respect to each Ferrari Benefit Plan, except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, (i) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), breach of fiduciary duty or other failure to act or comply in connection with the administration or investment of the assets of such Ferrari Benefit Plan has occurred, and (ii) none of the assets of Ferrari, any Ferrari Subsidiary or any of their respective ERISA Affiliates is, or may reasonably be expected to become, the subject of any lien arising under ERISA or the Code.

(f)    Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, no Legal Proceeding is pending or, to Ferrari’s knowledge, threatened against, by or on behalf of any Ferrari Benefit Plan or the assets, fiduciaries or administrators thereof (other than routine claims for benefits).

(g)    Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, no Ferrari Benefit Plan, and neither Ferrari, nor any Ferrari Subsidiary nor any Ferrari Benefit Plan fiduciary with respect to any Ferrari Benefit Plan, in any case, is the subject of an audit or investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, nor is any such audit or investigation pending or, to Ferrari’s knowledge, threatened.

(h)    Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any current or former Service Provider of Ferrari or any Ferrari Subsidiary to any material payment or benefit; (ii) materially increase the amount of compensation or benefits due to any such Service Provider; (iii) accelerate the vesting, funding or time of payment of any material compensation, equity award or other benefit to any such Service Provider; or (iv) result in any payment or benefit that could be characterized as an “excess parachute payment” (within the meaning of Section 280G of the Code) with respect to any current or former employee, officer, director or independent contractor of Ferrari or any Ferrari Subsidiary.

Section 4.12    Labor Matters.

(a)    Ferrari has made available to Sierra a schedule that sets forth a true, accurate, and complete list of all employees of Ferrari and each of the Ferrari Subsidiaries as of the date hereof and, for each such employee, his or her: (i) job title; (ii) base salary or hourly rate of pay; (iii) status as exempt or non-exempt under the Fair Labor Standards Act and comparable state wage law; (iv) target bonus amount and target annual long-term incentive award amount; (v) hire date and service date (if different); (vi) leave status (including nature and expected duration of any leave); (vii) details of any visa or other work permit; and (viii) work location. Except for the foregoing employees, Ferrari and the each of the Ferrari Subsidiaries do not engage any other individuals (whether as consultants, independent contractors or otherwise) who spend a material amount of their working time providing services to Ferrari or any of the Ferrari Subsidiaries.

(b)    Neither Ferrari nor any of the Ferrari Subsidiaries is or has at any time been party to or bound by any collective bargaining or similar agreement with respect to its employees or any other Contract with any labor union or labor organization. There is no labor strike, work stoppage, picketing, lockout, walkout or other organized work interruption pending or, to Ferrari’s knowledge, threatened against Ferrari or any of the Ferrari Subsidiaries, and neither Ferrari nor any of the Ferrari Subsidiaries has experienced any such organized work interruption during the past three years. There are no labor unions or other organizations representing or purporting to represent and, to Ferrari’s knowledge, no union organization campaign is in progress with respect to, any employees of Ferrari or any of the Ferrari Subsidiaries. There are no unfair labor practice charges pending before the National Labor Relations Board or any other Governmental Entity, nor any grievances, complaints, claims or judicial or administrative proceedings, in each case, that are pending or, to Ferrari’s knowledge, threatened by or on behalf of any employees of Ferrari or any of the Ferrari Subsidiaries.

(c)    Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, during the three years prior to the date of this Agreement, Ferrari and each Ferrari Subsidiary is in compliance with all applicable Laws, statutes, rules and regulations respecting employment and fair employment practices, terms and conditions of employment of employees, former employees and prospective employees and respecting the engagement of other individuals for the provision of services, including with respect to wages and hours, pay equity, discrimination, harassment or retaliation in employment, wrongful discharge, collective bargaining, fair labor standards, classification of employees and independent contractors, occupational health and safety, personal rights or any other labor and employment-related matters.

(d)    During the three years prior to the date of this Agreement, neither Ferrari nor any of the Ferrari Subsidiaries has engaged in or effectuated any “plant closing” or employee “mass layoff” (in each case, as defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Ferrari or any of the Ferrari Subsidiaries.

Section 4.13    Taxes.

(a)    Ferrari and each Ferrari Subsidiary have timely filed with the appropriate Governmental Entity all income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were true, complete and correct in all material respects. Ferrari and each Ferrari Subsidiary have duly paid in full (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material amounts of Taxes required to be paid by them, whether or not shown on any Tax Return.

(b)     (i) There are no current disputes, audits, examinations, investigations or other proceedings pending with regard to any material amounts of Taxes or material Tax Returns of Ferrari or any of the Ferrari Subsidiaries and neither Ferrari nor any of the Ferrari Subsidiaries is a part of any Legal Proceeding relating to material Taxes; (ii) Ferrari and the Ferrari Subsidiaries have not received a written notice or announcement of any audit, examination, investigation or other proceeding with regard to any material amounts of Taxes or material Tax Returns of Ferrari or any of the Ferrari Subsidiaries; (iii) no deficiency for material Taxes of Ferrari or any of the Ferrari Subsidiaries has been claimed, proposed or assessed, or threatened, in each case, in writing, by any Governmental Entity, which deficiency has not yet been settled, except for such deficiencies that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and (iv) neither Ferrari nor any Ferrari Subsidiary has in the past three years received a claim in writing by a Governmental Entity in any jurisdiction in which it does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction.

(c)    Each of Ferrari and the Ferrari Subsidiaries has duly and timely withheld and paid all material Taxes required to be withheld and paid with respect to its employees, independent contractors, creditors, stockholders and other third parties.

(d)    There are no material Tax Liens upon any property or assets of Ferrari or any Ferrari Subsidiary except for Ferrari Permitted Liens.

(e)    There are no Tax allocation or Tax sharing agreements or similar arrangements with respect to or involving Ferrari or any Ferrari Subsidiary, except for customary indemnification provisions contained in credit or other commercial agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes, and after the Closing Date neither Ferrari nor any Ferrari Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(f)    (i) Neither Ferrari nor any of the Ferrari Subsidiaries has extended or waived (or granted any extension or waiver of) the limitation period for the assessment or collection of any material Tax that has not since expired; and (ii) neither Ferrari nor any of the Ferrari Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled.

(g)    Neither Ferrari nor any Ferrari Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than Ferrari or any Ferrari Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract (excluding customary indemnification provisions contained in credit or other commercial agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes), or otherwise.

(h)    Neither Ferrari nor any Ferrari Subsidiary has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations.

(i)    Within the past two years, neither Ferrari nor any Ferrari Subsidiary has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code (or any analogous or similar provision of Law) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) or otherwise as a part of a plan (or series of related transactions), within the meaning of Section 355(e) of the Code, that includes the Merger.

(j)    Neither Ferrari nor any Ferrari Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting of Ferrari or any Ferrari Subsidiary for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition by Ferrari or any Ferrari Subsidiary made on or prior to the Closing Date, (iii) any prepaid amount received on or prior to the Closing Date, (iv) election by Ferrari or any Ferrari Subsidiary under Section 108(i) of the Code made prior to the Closing Date or (v) a “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date.

(k)    To the knowledge of Ferrari, neither Ferrari nor any of the Ferrari Subsidiaries has taken or agreed to take any action not contemplated by this Agreement or any related ancillary documents that would prevent the Merger from qualifying for the Intended Tax Treatment. Neither Ferrari nor any of the Ferrari Subsidiaries is aware of any agreement, plan or other circumstance that would prevent or impede the Merger from qualifying for the Intended Tax Treatment.

(l)    None of the property of Ferrari nor any of the Ferrari Subsidiaries is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code (other than Ferrari OpCo, which is a partnership for U.S. federal income Tax purposes).

Section 4.14    Contracts.

(a)    Except as filed as exhibits to the Ferrari SEC Documents filed after January 1, 2021 and prior to the date hereof, Section 4.14(a) of the Ferrari Disclosure Letter sets forth a list of each Contract (provided that, the foregoing shall exclude any Oil and Gas Lease or other instrument creating or evidencing Ferrari’s or any Ferrari Subsidiary’s chain-of-title), to which Ferrari or any Ferrari Subsidiary is a party which, as of the date hereof:

(i)    constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii)    obligates Ferrari or any Ferrari Subsidiary to make non-contingent aggregate annual expenditures (other than principal or interest payments or the deposit of other reserves with respect to debt obligations) that can reasonably be expected to result in excess of $1,000,000;

(iii)    contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to Ferrari or any Ferrari Subsidiary, or upon consummation of the Transactions, Sierra or the Sierra Subsidiaries, or which materially restricts the conduct of any line of business to Ferrari and the Ferrari Subsidiaries, taken as a whole, including any Contract that requires such Ferrari Entity to deal exclusively with a third party in connection with the sale or purchase of any product or service;

(iv)    constitutes an Indebtedness obligation of Ferrari or any Ferrari Subsidiary with a principal amount as of the date hereof greater than $1,000,000;

(v)    requires Ferrari or any Ferrari Subsidiary to dispose of or acquire assets or properties (other than in connection with the expiration of an Oil and Gas Lease or a ground lease affecting a Ferrari Oil and Gas Property) or involves any pending or contemplated merger, consolidation or similar business combination transaction in an amount in excess of $1,000,000;

(vi)    constitutes a Derivative Transaction;

(vii)    sets forth the operational terms of a joint venture, partnership or similar arrangement;

(viii)    constitutes a loan to any Person (other than a wholly owned Ferrari Subsidiary) by Ferrari or any Ferrari Subsidiary in an amount in excess of $1,000,000;

(ix)    is an outstanding agreement of guaranty by a Ferrari Entity in favor of any Person not affiliated with another Ferrari Entity in an amount in excess of $1,000,000;

(x)    prohibits the pledging of the Equity Interests of Ferrari or any Ferrari Subsidiary or prohibits the issuance of guarantees by any Ferrari Subsidiary;

(xi)    has continuing “earn-out” or other similar contingent purchase price payment obligations;

(xii)    is a Contract for the employment of any employee of Ferrari or any Ferrari Subsidiary or that provides for the payment of severance or termination pay or benefits upon termination of the agreement or the applicable employee’s employment with Ferrari or a Ferrari Subsidiary (excluding offer letters that do not provide rights to severance or termination pay or benefits);

(xiii)    constitutes an agreement under which Ferrari or any Ferrari Subsidiary uses or has the right to use any Licensed Ferrari IP or under which Ferrari or any Ferrari Subsidiary has licensed or otherwise permitted others the right to use any Ferrari IP that is material to the commercial business of Ferrari and Ferrari Subsidiaries substantially as currently conducted (excluding, for the avoidance of doubt, non-exclusive licenses to commercially available, off-the-shelf software that have been granted on standardized, generally available terms);

(xiv)    any Contract that provides for a call or option on production, or acreage dedication to a gathering, transportation or other arrangement downstream of the wellhead, for a term greater than ten years;

(xv)    any Contract with any Governmental Entity;

(xvi)    any Contract between Ferrari or any Ferrari Subsidiary, on the one hand, and any affiliate (including any officer or director) thereof, on the other hand (other than those exclusively among Ferrari and the Ferrari Subsidiaries);

(xvii)    any Contract where the primary purpose thereof is or was to indemnify another Person; or

(xviii)    is (A) not made in the ordinary course of business consistent with past practice and (B) material to Ferrari and the Ferrari Subsidiaries, taken as a whole.

(b)    Each Contract of the type described above in Section 4.14(a) and in effect as of the date hereof, whether or not set forth in Section 4.14(a) of the Ferrari Disclosure Letter, is referred to herein as a “Ferrari Material Contract.” Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, each Ferrari Material Contract is legal, valid and binding on Ferrari and each Ferrari Subsidiary that is a party thereto, and is in full force and effect, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, (A) neither Ferrari nor any Ferrari Subsidiary, nor, to Ferrari’s knowledge, any other party thereto, is in breach or violation of, or default under, any Ferrari Material Contract, and (B) no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Ferrari Material Contract. As of the date hereof, neither Ferrari nor any Ferrari Subsidiary has received written notice of any violation or default under or notice to terminate, not renew or challenge the validity or enforceability of any Ferrari Material Contract.

(c)    Ferrari has delivered or made available to Sierra or provided to Sierra for review, prior to the execution of this Agreement, true and complete copies of all of the Ferrari Material Contracts.

Section 4.15    Investment Company Act. Neither Ferrari nor any Ferrari Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 4.16    Environmental Matters. Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect:

(a)    Ferrari and each Ferrari Subsidiary are, and have been since January 1, 2019, in compliance with all Environmental Laws.

(b)    Ferrari and each Ferrari Subsidiary have obtained and maintain all the Environmental Permits necessary to own, lease and conduct their current operations and are in compliance with their respective Environmental Permits. All such Environmental Permits are in full force and effect, and there are no proceedings pending or, to the knowledge of Ferrari, threatened that would reasonably be expected to result in the revocation, suspension or material modification of any such Environmental Permit.

(c)    Neither Ferrari nor any Ferrari Subsidiary has received any written notice, demand, letter or claim alleging that Ferrari or any Ferrari Subsidiary is in violation of, or liable under, any Environmental Law, and no judicial, administrative or compliance Order relating to compliance with Environmental Laws or Environmental Permits has been issued against Ferrari or any Ferrari Subsidiary which remains unresolved. There is no litigation, investigation, request for information or other proceeding pending, or, to the knowledge of Ferrari, threatened against Ferrari or any Ferrari Subsidiary under any Environmental Law.

(d)    Neither Ferrari nor any Ferrari Subsidiary has entered into or agreed to any consent Order or is subject to any judgment or decree relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances.

(e)    Neither Ferrari nor any Ferrari Subsidiary has assumed, by contract or, to the knowledge of Ferrari, by operation of Law, any liability of any third party under any Environmental Law or relating to any Hazardous Substances.

(f)    Neither Ferrari nor any Ferrari Subsidiary has caused, and to the knowledge of Ferrari, no third party has caused any release of any Hazardous Substances that would be required to be investigated or remediated by, or that would reasonably be expected to result in a liability of, Ferrari or any Ferrari Subsidiary under any Environmental Law.

Section 4.17    Intellectual Property.

(a)    Ferrari or one of the Ferrari Subsidiaries owns or otherwise has all necessary rights to all Intellectual Property Rights used in or held for use in the conduct of the business of Ferrari as conducted prior to the Closing Date except such Intellectual Property Rights that, if not possessed by Ferrari or one of the Ferrari Subsidiaries, would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

(b)    As of the date hereof, there are no disputes pending or, to the knowledge of Ferrari, threatened regarding any agreement (i) under which Ferrari or any Ferrari Subsidiary uses or has the right to use any Licensed Ferrari IP or (ii) under which Ferrari or any Ferrari Subsidiary has licensed or otherwise permitted others the right to use any Ferrari IP.

(c)    During the past six years, the operation of Ferrari’s business has not infringed upon, misappropriated, diluted or otherwise violated, and is not infringing upon, misappropriating, diluting or otherwise violating, the Intellectual Property Rights of another Person, and no action, claim or proceeding alleging infringement, misappropriation, dilution, or other violation of any Intellectual Property Right of another Person is pending or, to the knowledge of Ferrari, threatened against Ferrari or any Ferrari Subsidiary, except, in each case, for any such infringement, misappropriation, dilution or other violation that would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect. To the knowledge of Ferrari, no Person is infringing upon, misappropriating or otherwise violating any Ferrari IP in any material respect.

(d)    The information technology systems used by Ferrari or any Ferrari Subsidiary (“Ferrari IT Systems”) are designed, implemented, operated and maintained in a commercially reasonable manner to provide a commercially reasonable degree of reliability and security with respect to the businesses of Ferrari and the Ferrari Subsidiaries. Without limiting the foregoing, (i) Ferrari and each Ferrari Subsidiary has taken commercially reasonable steps and implemented commercially reasonable procedures intended to ensure that the Ferrari IT Systems are free from any malware, spyware, virus or other code designed or intended to materially disrupt, disable or harm the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, and (ii) Ferrari and each Ferrari Subsidiary has in effect commercially reasonable disaster recovery plans, procedures and facilities for its business and has taken steps intended to safeguard the security and the integrity of the Ferrari IT Systems. There have been no unauthorized intrusions or breaches of security with respect to the Ferrari IT Systems, which have resulted in the unauthorized access, loss, destruction, misappropriation, modification, encryption, or corruption of any material information or data contained therein, except that would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

(e)    Ferrari and each Ferrari Subsidiary comply, and have complied, in all material respects with such party’s contractual commitments to third parties regarding personally identifiable information and such party’s customers’ confidential information uploaded or otherwise provided or made accessible to Ferrari or any Ferrari Subsidiary in connection with any product or service offered by Ferrari or any Ferrari Subsidiary (collectively, “Ferrari Sensitive Information”). Ferrari and each Ferrari Subsidiary comply and have since January 1, 2019 complied with all applicable Laws related to the collection, use, access to, transmission, disclosure, alteration or handling of Ferrari Sensitive Information, except for any non-compliance that would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

(f)    Ferrari and each Ferrari Subsidiary have taken commercially reasonable measures designed to protect and maintain the confidential nature of any Ferrari Sensitive Information to which Ferrari or any Ferrari Subsidiary has access and to protect such Ferrari Sensitive Information against loss, theft and unauthorized access or disclosure. Such measures are consistent with and have conformed to any contractual commitments of Ferrari and each Ferrari Subsidiary to its customers and other third parties relating to information security in all material respects. To the knowledge of Ferrari, there has been no unauthorized access to, or unauthorized disclosure or use of, Ferrari Sensitive Information in the possession or control of Ferrari or any Ferrari Subsidiary, except for any access or disclosure that would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect. As of the date hereof, neither Ferrari nor any Ferrari Subsidiary has received any written claims, notices or complaints regarding Ferrari’s or any Ferrari Subsidiary’s information handling or security practices or the disclosure, retention, misuse or security of any Ferrari Sensitive Information.

Section 4.18    Compliance with Laws; Permits.

(a)    During the three years prior to the date of this Agreement, (i) each of Ferrari and the Ferrari Subsidiaries has complied and is in compliance with all Laws that affect the business, properties, assets or operations of Ferrari and the Ferrari Subsidiaries and (ii) no notice, charge or assertion has been received by Ferrari or any Ferrari Subsidiary or, to Ferrari’s knowledge, threatened against Ferrari or any Ferrari Subsidiary alleging any non-compliance with any such Laws, except with respect to clauses (i) and (ii) above, for such non-compliance that would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

(b)    Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, (i) Ferrari and the Ferrari Subsidiaries are in compliance with all applicable Laws relating to the ownership and operation of the Ferrari Oil and Gas Properties, (ii) neither Ferrari nor any of the Ferrari Subsidiaries have received any written notice from any Governmental Entity alleging any violation of any applicable Law relating to the ownership and operation of the Ferrari Oil and Gas Properties, and (iii) to Ferrari’s knowledge, no Legal Proceeding or Order by any Governmental Entity exists or is pending against the Ferrari Oil and Gas Properties, alleging any failure to comply with Laws relating to the ownership and operation of the Ferrari Oil and Gas Properties.

(c)    Ferrari and the Ferrari Subsidiaries are in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for Ferrari and the Ferrari Subsidiaries to own, lease and operate their properties or carry on their respective businesses substantially as is being conducted as of the date hereof, materially in accordance with applicable Laws, and substantially in the manner described in the Ferrari SEC Documents filed prior to the date hereof (the “Ferrari Permits”), and, to Ferrari’s knowledge, all such Ferrari Permits are valid, and in full force and effect, and there are no Legal Proceedings pending or threatened that seek the suspension, revocation or material adverse modification of any such Ferrari Permit, except, in each case, where the failure to possess and/or maintain such Ferrari Permits in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

Section 4.19    Derivative Transactions.

(a)    All Derivative Transactions entered into by Ferrari or any of the Ferrari Subsidiaries or for the account of any of its customers as of the date of this Agreement were entered into in all material respects in accordance with applicable Laws and the investment, securities, commodities, risk management and other policies, practices and procedures employed by Ferrari and the Ferrari Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Ferrari Material Adverse Effect, Ferrari and each of the Ferrari Subsidiaries have duly performed all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder.

(c)    The Ferrari SEC Documents accurately summarize, in all material respects, the outstanding positions under any Derivative Transaction of Ferrari and the Ferrari Subsidiaries, including Hydrocarbon and financial positions under any Derivative Transaction of Ferrari attributable to the production and marketing of Ferrari and the Ferrari Subsidiaries, as of the dates reflected therein.

Section 4.20    Oil and Gas Matters.

(a)    The Oil and Gas Properties of the Ferrari Entities constitute all of the fee mineral interests and Royalties directly or indirectly owned by Ferrari (the “Ferrari Oil and Gas Properties”). Other than the Ferrari Oil and Gas Properties, as of the date hereof, the Ferrari Entities do not own any other type of Oil and Gas Property.

(b)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date of the reserve report audited by Ryder Scott Company, L.P. (the “Ferrari Independent Petroleum Engineers”) relating to the Ferrari Entities’ interests referred to therein as of December 31, 2020 (the “Ferrari Reserve Report”), (ii) reflected in the Ferrari Reserve Report as having been sold or otherwise disposed of or (iii) permitted sales or dispositions after the date hereof in accordance with Section 5.2, the Ferrari Entities have good and defensible title to all Ferrari Oil and Gas Properties forming the basis for the reserves reflected in the Ferrari Reserve Report and in each case as attributable to interests owned by the Ferrari Entities, free and clear of any Liens (other than Ferrari Permitted Liens). For purposes of the foregoing sentence, “good and defensible title” means such record or beneficial title that is free from reasonable doubt that a prudent Person engaged in the business of purchasing and owning Oil and Gas Properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept, acting reasonably.

(c)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, the factual, non-interpretive data supplied by the Ferrari Entities to the Ferrari Independent Petroleum Engineers relating to the Ferrari Entities’ interests referred to in the Ferrari Reserve Report, by or on behalf of the Ferrari Entities that was material to such firm’s estimate of proved oil and gas reserves attributable to the Ferrari Oil and Gas Properties included in the Ferrari Reserve Report was, as of the time provided, to the knowledge of Ferrari, accurate in all material respects. To the knowledge of Ferrari, there are no material errors in the assumptions and estimates provided by the Ferrari Entities in connection with the preparation of the Ferrari Reserve Report. Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, the oil and gas reserve estimates of the Ferrari Entities set forth in the Ferrari Reserve Report fairly reflect, in all respects, the oil and gas reserves of the Ferrari Entities at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Ferrari Reserve Report that would reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

(d)    There are no Oil and Gas Properties operated by any Ferrari Entity.

(e)    All Royalties, revenues, and other benefits attributable to production from, or the ownership of, the Ferrari Oil and Gas Properties that are payable to any Ferrari Entity are being received by the Ferrari Entities in a timely and proper manner and are not being held in suspense by any operator of or purchaser of Hydrocarbon production (other than any such Royalties or revenues held in suspense by operators pending execution of division orders associated with newly drilled wells, newly acquired interests, or otherwise being held in suspense in accordance with Law), except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

(f)    Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, no Ferrari Entity has received any Royalties, revenues, or other benefits attributable to production from or the ownership of, the Ferrari Oil and Gas Properties in excess of the Royalties, revenues, or other benefits such Ferrari Entity is properly entitled to or that such Ferrari Entity would otherwise be required to remit to any operator, purchaser of production or other Royalty owner.

(g)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, the Ferrari Oil and Gas Properties do not include any unleased mineral interest where any Ferrari Entity has agreed to, or any Sierra Entity will have to, bear a share of drilling, operating or other costs as a participating mineral owner, other than instances where the Ferrari Entities have been force pooled under applicable Law and such Ferrari Entity’s share of drilling, operating or other costs as a participating mineral owner in such pooled unit are set off against the Ferrari Entity’s share of the proceeds of production attributable to such pooled unit.

(h)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, none of the material Ferrari Oil and Gas Properties are subject to any preferential purchase, consent or similar right that would become operative as a result of the consummation of the Merger and the other Transactions.

(i)    Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, (i) to Ferrari’s knowledge, all rentals, shut-ins and similar payments owed to any

Ferrari Entity under (or otherwise with respect to) any Oil and Gas Leases burdening the Ferrari Oil and Gas Properties (such Oil and Gas Leases, the “Ferrari Third Party Leases”) have been properly and timely paid and (ii) to Ferrari’s knowledge, no Ferrari Entity has received any notice from any relevant operator or lessee of any of the Ferrari Third Party Leases of such Person’s intention or desire to modify, renegotiate or repudiate any term in such Ferrari Third Party Lease or any payment obligation due thereunder, in each case, for which such matter has not previously been resolved.

Section 4.21    Information in the Proxy Statement. None of the information supplied or to be supplied in writing by or on behalf of Ferrari or any Ferrari Subsidiary for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of Ferrari, at the time of the Ferrari Stockholder Meeting or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that Ferrari is responsible for filing with the SEC in connection with the Transactions, to the extent relating to Ferrari or any Ferrari Subsidiary or other information supplied by or on behalf of Ferrari or any Ferrari Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Entity (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein. The representations and warranties contained in this Section 4.21 will not apply to statements or omissions included in the Proxy Statement to the extent based upon information supplied to any of the Ferrari Parties by or on behalf of Sierra.

Section 4.22    Opinion of Ferrari Financial Advisors. The Transaction Committee has received an oral opinion, to be confirmed in writing, of Houlihan Lokey Capital, Inc. (the “Ferrari Financial Advisor”), to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth in such opinion, the Merger Consideration to be paid by Ferrari and Ferrari OpCo pursuant to this Agreement is fair, from a financial point of view, to Ferrari.

Section 4.23    Insurance. Ferrari and the Ferrari Subsidiaries are either self-insured or have policies of insurance covering Ferrari, the Ferrari Subsidiaries or any of their respective employees, properties or assets, in each case in such amounts and with respect to such risks and losses that Ferrari believes are adequate for the operation of its business. Except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, (a) all such insurance policies are in full force and effect, (b) no written notice of or, to the knowledge of Ferrari, threat of, cancellation, non-renewal, alteration in coverage or premium increase has been received by Ferrari or any Ferrari Subsidiary under such policies, (c) there is no existing default or event thereunder and (d) all premiums payable under such insurance policies have been paid.

Section 4.24    Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person (other than the Ferrari Financial Advisor and the Persons listed on Section 4.24 of the Ferrari Disclosure Letter) is entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of any of Ferrari or any Ferrari Subsidiary. Correct and complete copies of all agreements between Ferrari and the Ferrari Financial Advisor concerning this Agreement and the Transactions, including any fee arrangement, have been previously made available to Sierra.

Section 4.25    Vote Required. The Ferrari Stockholder Approval is the only vote of the holders of any class or series of shares of stock of Ferrari necessary to approve the issuance of the Merger Consideration and the Ferrari Reverse Stock Split. Other than the Ferrari GP Approval, no approval of any holder of Equity Interests of Ferrari OpCo is necessary to approve the Transactions, including the issuance of Ferrari Partnership Units and the Ferrari Partnership Reverse Unit Split in connection with the Merger.

Section 4.26    Related Party Agreements. Except as set forth in the Ferrari SEC Documents, from January 1, 2019 through the date hereof, there have been no agreements, arrangements or understandings between Ferrari or any Ferrari Subsidiary, on the one hand, and any affiliate (including any officer or director) thereof, on the other hand (other than those exclusively among Ferrari and the Ferrari Subsidiaries), that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC (a “Ferrari Related Party Agreement”).

Section 4.27    Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations and has not incurred any liabilities other than in connection with such Transactions.

Section 4.28    Takeover Statutes. No “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) are applicable to this Agreement or the Transactions, including the entry into the Ferrari Support Agreements.

Section 4.29    Standstill. Other than “standstills” or similar provisions that will terminate upon execution of this Agreement, no Ferrari Entity is party to a Contract that includes a “standstill” or similar provision that is effective.

Section 4.30    No Rights Plan. There is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Ferrari is a party or is otherwise bound.

Section 4.31    Letter of Resignation. Each director of the Ferrari Board of Directors has tendered an irrevocable letter of resignation as a director of the Ferrari Board of Directors to Ferrari, effective as of the Merger Effective Time.

Section 4.32    Sufficiency of Assets. Except as set forth in Section 4.32 of the Ferrari Disclosure Letter, at the Closing, the Ferrari Entities will own or have the right to use all assets, properties and rights used or held for use in connection with the operations and business of the Ferrari Entities as of the date hereof, except as would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect.

Section 4.33    Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties. The Ferrari Parties have conducted their own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of Sierra and the Sierra Subsidiaries and acknowledge that the Ferrari Parties have been provided access to personnel, properties, premises and records of Sierra and the Sierra Subsidiaries for such purposes. In entering into this Agreement, the Ferrari Parties have relied solely upon the representations and warranties set forth in this Agreement and their independent investigation and analysis of Sierra and the Sierra Subsidiaries, and the Ferrari Parties acknowledge and agree that they have not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made by Sierra, any of the Sierra Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or Sierra’s Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. The Ferrari Parties acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement, Sierra does not make, or has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger, and the Ferrari Parties are not relying on any representation or warranty except for those expressly set forth in this Agreement.

Section 4.34    No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, none of the Ferrari Parties or any other Person makes any express or implied representation or warranty with respect to the Ferrari Parties or with respect to any other information provided to Sierra and the Sierra Subsidiaries in connection with the Transactions.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1    Conduct of Business by Sierra Pending the Closing. Sierra agrees that from the date of this Agreement until the earlier of the Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as set forth in Section 5.1 of the Sierra Disclosure Letter, (b) as required pursuant to this Agreement, (c) as required by Law (including COVID-19 Measures) or (d) as consented to in writing by Ferrari (which consent shall not be unreasonably withheld, delayed or conditioned), Sierra shall, and shall cause each of the Sierra Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) use its reasonable best efforts to maintain in all material respects its assets and properties in their current condition, preserve intact its business organizations in all material respects, and maintain existing relations and goodwill with Governmental Entities and customers in all material respects. Without limiting the generality of the foregoing, and except (A) as set forth in Section 5.1 of the Sierra Disclosure Letter, (B) as required pursuant to this Agreement, (C) as required by Law (including COVID-19 Measures) or (D) as consented to in writing by Ferrari (which consent shall not be unreasonably withheld, delayed or conditioned), between the date of this Agreement and the Merger Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Sierra shall not, and shall not permit any Sierra Subsidiary to, directly or indirectly:

(a)    amend the Governing Documents of Sierra or any Sierra Subsidiary;

(b)    adjust, split, combine, subdivide or reclassify any Equity Interests of Sierra or any Sierra Subsidiary;

(c)    (i) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any Equity Interests of Sierra or any of the Sierra Subsidiaries, (ii) grant any Person any right or option to acquire any Sierra Equity Interests, or (iii) enter into any Contract with respect to the sale, voting registration or repurchase of any Sierra Equity Interests;

(d)    redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, any Equity Interest of Sierra or any of the Sierra Subsidiaries;

(e)    enter into any new line of business;

(f)    (i) make, change or rescind any material election relating to Taxes, (ii) change a material method of Tax accounting, (iii) file or amend any material Tax Return, (iv) settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, (v) enter into any closing agreement related to material Taxes, (vi) knowingly surrender any right to claim any material Tax refund, or (vii) give or request any waiver of a statute of limitation with respect to any Tax Return, except in each case, if required by Law;

(g)    adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Sierra or any Sierra Subsidiary;

(h)    acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property, assets or Equity Interests in any Person, other than real property, personal property or assets having an aggregate value not in excess of $10,000,000;

(i)    sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except (i) pledges and encumbrances on property and assets in the ordinary course of business consistent with past practices and that would constitute Sierra Permitted Liens or (ii) sales of real property or assets with a value of less than $5,000,000 in the aggregate;

(j)    except in the ordinary course of business, make or commit to make capital expenditures in excess of $5,000,000 in the aggregate (excluding any acquisitions (including by merger, consolidation or acquisition of stock or assets) of any real property, personal property, assets or Equity Interests in any Person);

(k)    change its fiscal year or change in any material respect its material accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Sierra and the Sierra Subsidiaries, except as required by GAAP or applicable Law;

(l)    take any action that would or would reasonably be expected to prevent or materially delay the Merger and the consummation of the Transactions; or

(m)    authorize, or enter into any contract, agreement, commitment or arrangement, to do any of the foregoing.

Section 5.2    Conduct of Business by Ferrari Pending the Closing. Ferrari agrees that from the date of this Agreement and until the earlier of the Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as set forth in Section 5.2 of the Ferrari Disclosure Letter, (b) as required pursuant to this Agreement, (c) as required by Law (including COVID-19 Measures) or (d) as consented to in writing by Sierra (which consent shall not be unreasonably withheld, delayed or conditioned), Ferrari shall, and shall cause Ferrari OpCo and each of the other Ferrari Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) use its reasonable best efforts to maintain in all material respects its assets and properties in their current condition, preserve intact its business organizations in all material respects, and maintain existing relations and goodwill with Governmental Entities and customers, in all material respects. Without limiting the generality of the foregoing, and except (A) as set forth in Section 5.2 of the Ferrari Disclosure Letter, (B) as required pursuant to this Agreement, (C) as required by Law (including COVID-19 Measures) or (D) as consented to in writing by Sierra (which consent shall not be unreasonably withheld, delayed or conditioned), between the date of this Agreement and the Merger Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Ferrari shall not, and shall not permit any Ferrari Subsidiary to, directly or indirectly:

(a)    amend any Governing Documents of Ferrari or any Ferrari Subsidiary;

(b)    adjust, split, combine, subdivide or reclassify any Equity Interests of Ferrari or any Ferrari Subsidiary, other than as contemplated by the Ferrari Reverse Stock Split;

(c)    authorize, declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to Equity Interests of Ferrari or any Ferrari Subsidiary, except for (i) the declaration and payment of dividends or other distributions to Ferrari or any Ferrari Subsidiary by any Ferrari Subsidiary that is directly or indirectly wholly owned by Ferrari or Ferrari OpCo and (ii) the authorization and payment by Ferrari of quarterly dividends and by Ferrari OpCo of quarterly distributions in accordance with the terms set forth on Section 5.2(c) of the Ferrari Disclosure Letter;

(d)     (i) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, Equity Interests of Ferrari or any Ferrari Subsidiaries (including any Ferrari Warrants); except (x) the withholding of shares of Ferrari Common Stock to satisfy Tax withholding obligations with respect to, or the surrender of shares of Ferrari Common Stock to satisfy the exercise price of, Ferrari Equity Awards or (y) with respect to the redemption or exchange of any Ferrari OpCo LLC Unit and a corresponding number of shares of Ferrari Class C Common Stock for shares of Ferrari Class A Common Stock (but not for cash), as required by the terms of the Ferrari OpCo Partnership Agreement and the Ferrari Certificate;

(e)    (i) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any Equity Interests of Ferrari or any Ferrari Subsidiaries, (ii) grant any Person any right or option to acquire any Equity Interests of Ferrari or any Ferrari Subsidiaries, or (iii) enter into any Contract with respect to the repurchase of any Equity Interests of Ferrari or any Ferrari Subsidiaries or any Ferrari Equity Agreement, other than the issuance of (x) any shares of Ferrari Class A Common Stock upon the exercise, settlement or conversion of any outstanding Ferrari Equity Awards or other Ferrari Equity Interests or (y) any shares of Ferrari Class A Common Stock upon the redemption or exchange of any Ferrari OpCo LLC Unit and a corresponding number of shares of Ferrari Class C Common Stock;

(f)    except in the ordinary course of business, acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property, assets or Equity Interests in any Person, other than real property, personal property or assets having an aggregate value not in excess of $1,000,000;

(g)    except in the ordinary course of business, sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except (i) pledges and encumbrances on property and assets in the ordinary course of business consistent with past practices and that would constitute Ferrari Permitted Liens or (ii) sales of real property or assets with a value of less than $1,000,000 in the aggregate;

(h)    incur, create, assume, refinance or replace any Indebtedness or issue or amend the terms of any debt securities or other documentation governing Indebtedness or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a Ferrari Subsidiary that is wholly owned by Ferrari), other than Indebtedness in a principal amount up to $45,000,000 under that certain Credit Agreement, dated as of August 23, 2018, among Ferrari OpCo, the several lenders from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, swingline lender and an issuing bank (as amended and in effect as of the date hereof);

(i)    make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than by Ferrari or a Ferrari Subsidiary that is wholly owned by Ferrari to Ferrari or a Ferrari Subsidiary that is wholly owned by Ferrari;

(j)     except as expressly permitted by Section 6.5(c) (i) enter into any contract that would have been a Ferrari Material Contract had it been entered into prior to the date of this Agreement or terminate any Ferrari Material Contract, (ii) modify, amend, or waive any material right under any Ferrari Material Contract, (iii) enter into any new Oil and Gas Lease covering the Ferrari Oil and Gas Properties providing for lease payments to Ferrari in excess of $3,500,000 in aggregate or materially modify, amend or waive any right under any existing Oil and Gas Lease covering the Ferrari Oil and Gas Properties or (iv) enter into any contract that would be breached by, or require the consent of any other Person in order to continue in full force following, consummation of the Merger and the other Transactions; provided, that nothing in this Section 5.2(j) shall preclude Ferrari or any Ferrari Subsidiary from entering into contracts with customers or suppliers in the ordinary course of business consistent with past practice;

(k)    waive, release, assign, commence, settle or compromise or offer to waive, release, assign, commence, settle or compromise any pending or threatened Legal Proceeding (i) of or against Ferrari or any of the Ferrari Subsidiaries or (ii) involving any present, former or purported holder or group of holders of Ferrari Equity Interests;

(l)    except required by to any Ferrari Benefit Plan in effect as of the date hereof or as required by law or as contemplated by Section 6.5(c) (i) make any increase in or accelerate the vesting or payment of any compensation or benefits payable or to become payable to any Service Provider, (ii) enter into any new, or materially amend any existing, employment, severance or termination agreement or other material Ferrari Benefit

Plan with or with respect to any employee (or their covered dependents), (iii) engage any new individuals in the capacity of an independent contractor, (iv) offer employment to, hire or promote any person; or (v) transfer any employee or terminate the employment of any employee other than any such termination for cause;

(m)    enter into any new line of business;

(n)    (i) make, change or rescind any material election relating to Taxes, (ii) change a material method of Tax accounting, (iii) file or amend any material Tax Return, (iv) settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, (v) enter into any closing agreement related to material Taxes, (vi) knowingly surrender any right to claim any material Tax refund, or (vii) give or request any waiver of a statute of limitation with respect to any Tax Return, except in each case, if required by Law;

(o)    adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

(p)    except in the ordinary course of business, make or commit to make capital expenditures in excess of $500,000 in the aggregate;

(q)    change its fiscal year or change in any material respect their material accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Ferrari and the Ferrari Subsidiaries, except as required by GAAP or applicable Law;

(r)    enter into, amend, modify or terminate, or grant any waiver under any Ferrari Related Party Agreement;

(s)    enter into any collective bargaining agreements or other agreements with any labor union, works council, or other representative of employees, or recognize any labor union, works council, or other labor organization as the bargaining representative of any employees;

(t)    fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Ferrari and the Ferrari Subsidiaries to the extent commercially reasonable in Ferrari’s business judgment in light of prevailing conditions in the insurance market;

(u)    take any action that would or would reasonably be expected to prevent or materially delay the Merger and the consummation of the Transactions; or

(v)    authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Section 5.3    No Solicitation; Change in Recommendation.

(a)    From and after the date of this Agreement, Ferrari and its officers and directors will, and will cause Ferrari’s Subsidiaries and their respective officers and directors to, and will use reasonable best efforts to cause the other Representatives of Ferrari and the Ferrari Subsidiaries to, immediately cease, and cause to be terminated, any discussions or negotiations with any Person conducted heretofore by Ferrari or any of the Ferrari Subsidiaries or its Representatives with respect to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal. Within two business days of the date of this Agreement, Ferrari shall (i) deliver a written notice to each Person that has received non-public information regarding Ferrari within the 12 months prior to the date of this Agreement pursuant to a confidentiality agreement with Ferrari for purposes of evaluating any transaction that could be a Competing Proposal and for whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction of all confidential information concerning Ferrari and any of the Ferrari Subsidiaries heretofore furnished to such Person and (ii) notify each officer and director of Ferrari of the terms of this Section 5.3. Ferrari will promptly terminate any physical and electronic data access related to any such potential Competing Proposal previously granted to such Persons.

(b)    From and after the date of this Agreement, Ferrari and its officers and directors will not, and will cause Ferrari’s Subsidiaries and their respective officers and directors not to, and will use reasonable best efforts to cause the other Representatives of Ferrari and the Ferrari Subsidiaries not to, directly or indirectly:

(i)    initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of a Competing Proposal or any inquiry, proposal or offer that constitutes or that would reasonably be expected to lead to a Competing Proposal;

(ii)    engage in, continue or otherwise participate in any discussions or negotiations with any Person relating to, or in furtherance of a Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal;

(iii)    furnish any non-public information regarding Ferrari or the Ferrari Subsidiaries, or access to the properties, assets or employees of Ferrari or the Ferrari Subsidiaries, to any Person in connection with or in response to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal;

(iv)    enter into any letter of intent or agreement in principal relating to, or other agreement providing for, a Competing Proposal (other than a confidentiality agreement as provided in Section 5.3(e)(ii) entered into in compliance with Section 5.3(e)(ii)); or

(v)    submit any Competing Proposal to the approval of the stockholders of Ferrari;

provided, that notwithstanding anything to the contrary in this Agreement, Ferrari or any of its Representatives may, in response to an unsolicited inquiry or proposal, (A) seek to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes, or would reasonably be expected to constitute, a Superior Proposal and (B) inform such a third party or its Representative of the restrictions imposed by the provisions of this Section 5.3 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).

(c)    From and after the date of this Agreement, Ferrari shall promptly (and in any event within 48 hours after receipt thereof) notify Sierra of the receipt by Ferrari (directly or indirectly, including through its Representatives) of any Competing Proposal or any expression of interest, inquiry, proposal or offer with respect to a Competing Proposal made on or after the date of this Agreement, any request for information or data relating to Ferrari or any of the Ferrari Subsidiaries made by any Person in connection with a Competing Proposal or any request for discussions or negotiations with Ferrari or a Representative of Ferrari relating to a Competing Proposal (including the identity of such Person), and Ferrari shall provide to Sierra promptly (and in any event within 48 hours after receipt thereof) (i) an unredacted copy of any such expression of interest, inquiry, proposal or offer with respect to a Competing Proposal made in writing provided to Ferrari or any of the Ferrari Subsidiaries or (ii) if any such expression of interest, inquiry, proposal or offer with respect to a Competing Proposal is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter, Ferrari shall (A) keep Sierra reasonably informed, on a prompt basis (and in any event within 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or requests and shall promptly (and in any event within 48 hours) apprise Sierra of the status of any such discussions or negotiations and (B) provide to Sierra as soon as practicable after receipt or delivery thereof (and in any event within 24 hours) copies of all written correspondence and other written materials provided to Ferrari or its Representatives from any Person and written summaries of any material oral communications between such Person and Ferrari or its Representatives. Without limiting the foregoing, Ferrari shall notify Sierra if Ferrari determines to begin providing information or to engage in discussions or negotiations concerning a Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations that is otherwise permitted by this Section 5.3.

(d)    Except as permitted by Section 5.3(e), neither Ferrari nor the Ferrari Board of Directors (nor any committee thereof) shall:

(i)    withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to Sierra or its affiliates, the Ferrari Board Recommendation;

(ii)    fail to include the Ferrari Board Recommendation in the Proxy Statement;

(iii)    approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Competing Proposal;

(iv)    publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 5.3(e)(ii) entered into in compliance with Section 5.3(e)(ii)) relating to a Competing Proposal (a “Ferrari Acquisition Agreement”);

(v)    in the case of a Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Ferrari Common Stock (other than by Sierra or one of the Sierra Subsidiaries), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to ten business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;

(vi)    if a Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Ferrari Board Recommendation on or prior to five business days after Sierra so requests in writing; provided, that Sierra may not make any such request on more than two occasions with respect to each Competing Proposal; provided, further, that for purposes of such limitation, any material change to such Competing Proposal shall be deemed to constitute a new Competing Proposal;

(vii)    exempt any Person other than Sierra or the Sierra Subsidiaries from any Takeover Statutes; or

(viii)    cause or permit Ferrari to enter into a Ferrari Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), and (vii) a “Ferrari Adverse Recommendation Change”).

(e)    Notwithstanding anything in this Agreement to the contrary:

(i)    the Ferrari Board of Directors (or any Delegated Committee) may, after consultation with its outside legal counsel, (A) make such disclosures as the Ferrari Board of Directors (or any Delegated Committee) determines in good faith are necessary to comply with Rule 14d-9 or Rule 14e-2(a) of Regulation M-A promulgated under the Exchange Act or any “stop-look-and-listen” communication to Ferrari’s stockholders that contains only the information set forth in Rule 14d-9(f) promulgated under the Exchange Act; provided, however, that this Section 5.3(e)(i) shall not be deemed to permit the Ferrari Board of Directors (including any committee thereof) to make a Ferrari Adverse Recommendation Change except to the extent permitted by Section 5.3(e)(iii) or Section 5.3(e)(iv);

(ii)    prior to, but not after, the receipt of the Ferrari Stockholder Approval, Ferrari and its Representatives may engage in the activities prohibited by Sections 5.3(b)(ii) or 5.3(b)(iii) with any Person if (1) Ferrari receives a bona fide written Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement and (2) such Competing Proposal did not arise from a breach of the obligations set forth in this Section 5.3; provided, that (A) no information that is prohibited from being furnished pursuant to Section 5.3(b) may be furnished until Ferrari receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of Ferrari that are no less favorable to Ferrari in the aggregate than the terms of the Confidentiality Agreement; (provided, further, that such confidentiality agreement does not contain provisions that prohibit Ferrari from providing any information to Sierra in accordance with this Section 5.3 or that otherwise prohibits Ferrari from complying with the provisions of this Agreement, including this Section 5.3), (B) any such non-public information has previously been made available to, or is made available to, Sierra prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within 24 hours) after) the time such information is made available to such Person, (C) prior to taking any such actions, the Ferrari Board of Directors (or any Delegated Committee) determines in good faith, after consultation with its financial advisors and outside legal counsel that such Competing Proposal is, or would reasonably be expected to lead to, a Superior Proposal and (D) prior to taking any such actions, the Ferrari Board of Directors (or any Delegated Committee) determines in good faith, after consultation with its outside legal counsel that failure to take such action would be inconsistent with the fiduciary duties owed by the Ferrari Board of Directors to the stockholders of Ferrari under applicable Law;

(iii)    prior to, but not after, the receipt of the Ferrari Stockholder Approval, the Ferrari Board of Directors (or any Delegated Committee) may effect a Ferrari Adverse Recommendation Change if (1) Ferrari receives a bona fide written Competing Proposal that was not solicited at any time following the execution of this Agreement and (2) such Competing Proposal did not arise from a breach of the obligations set forth in this Section 5.3; provided, that such a Ferrari Adverse Recommendation Change may not be made and termination of this Agreement pursuant to Section 8.1(e) may not occur unless and until:

(A)    the Ferrari Board of Directors (or any Delegated Committee) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal is a Superior Proposal;

(B)    the Ferrari Board of Directors (or any Delegated Committee) determines in good faith, after consultation with its outside legal counsel, that failure to effect a Ferrari Adverse Recommendation Change in response to such Superior Proposal would be inconsistent with the fiduciary duties owed by the Ferrari Board of Directors to the stockholders of Ferrari under applicable Law;

(C)    Ferrari provides Sierra written notice of such proposed action and the basis therefore four business days in advance, which notice shall set forth in writing that the Ferrari Board of Directors (or any Delegated Committee) intends to take such action and include a copy of the available proposed Competing Proposal and any applicable transaction and financing documents;

(D)    after giving such notice and prior to effecting such Ferrari Adverse Recommendation Change, Ferrari negotiates (and causes its Representatives to negotiate) in good faith with Sierra and its Representatives (to the extent Sierra wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Ferrari Board of Directors not to effect a Ferrari Adverse Recommendation Change in response thereto; and

(E)    at the end of the four business day period, prior to taking action to effect a Ferrari Adverse Recommendation Change, the Ferrari Board of Directors (or any Delegated Committee) takes into account any adjustments or revisions to the terms of this Agreement proposed by Sierra and any other information offered by Sierra in response to the notice, and determines in good faith, after consultation with its financial advisors and outside legal counsel that the Competing Proposal remains a Superior Proposal and that the failure to effect a Ferrari Adverse Recommendation Change in response to such Superior Proposal would be inconsistent with the fiduciary duties owed by the Ferrari Board of Directors to the stockholders of Ferrari under applicable Law; provided, that in the event of any material amendment or material modification to any Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Superior Proposal shall be deemed material), Ferrari shall be required to deliver a new written notice to Sierra and to comply with the requirements of this Section 5.3(e)(iii) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 5.3(e)(iii) shall be reduced to two business days;

provided, further, that any such new written notice shall in no event shorten the original four business day notice period; and

(iv)    prior to, but not after, the receipt of the Ferrari Stockholder Approval, in response to a Ferrari Intervening Event that occurs or arises after the date of this Agreement and that did not arise from or in connection with a breach of this Agreement by Ferrari, Ferrari may, if the Ferrari Board of Directors (or any Delegated Committee) so chooses, effect a Ferrari Adverse Recommendation Change; provided, that such a Ferrari Adverse Recommendation Change may not be made unless and until:

(A)    the Ferrari Board of Directors (or any Delegated Committee) determines in good faith, after consultation with its financial advisors and outside legal counsel, that a Ferrari Intervening Event has occurred;

(B)    the Ferrari Board of Directors (or any Delegated Committee) determines in good faith, after consultation with its outside legal counsel, that failure to effect a Ferrari Adverse Recommendation Change in response to such Ferrari Intervening Event would be inconsistent with the fiduciary duties owed by the Ferrari Board of Directors to the stockholders of Ferrari under applicable Law;

(C)    Ferrari provides Sierra written notice of such proposed action and the basis therefore four business days in advance, which notice shall set forth in writing that the Ferrari Board of Directors (or any Delegated Committee) intends to take such action and includes a reasonably detailed description of the facts and circumstances of the Ferrari Intervening Event;

(D)    after giving such notice and prior to effecting such Ferrari Adverse Recommendation Change, Ferrari negotiates (and causes its Representatives to negotiate) in good faith with Sierra and its Representatives (to the extent Sierra wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Ferrari Board of Directors (or any Delegated Committee) not to effect a Ferrari Adverse Recommendation Change in response thereto; and

(E)    at the end of the four business day period, prior to taking action to effect a Ferrari Adverse Recommendation Change, the Ferrari Board of Directors (or any Delegated Committee) takes into account any adjustments or revisions to the terms of this Agreement proposed by Sierra in writing and any other information offered by Sierra in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel that the failure to effect a Ferrari Adverse Recommendation Change in response to such Ferrari Intervening Event would be inconsistent with the fiduciary duties owed by the Ferrari Board of Directors to the stockholders of Ferrari under applicable Law; provided, that in the event of any material changes regarding any Ferrari Intervening Event, Ferrari shall be required to deliver a new written notice to Sierra and to comply with the requirements of this Section 5.3(e)(iv) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 5.3(e)(iv) shall be reduced to two business days; provided, further, that any such new written notice shall in no event shorten the original four business day notice period.

(f)    Notwithstanding anything to the contrary in this Section 5.3, any action, or failure to take action, that is taken by any Representative of Ferrari or any of the Ferrari Subsidiaries in violation of this Section 5.3 shall be deemed to be a breach of this Section 5.3 by Ferrari.

Section 5.4    Proxy Statement.

(a)    As promptly as reasonably practicable following the date of this Agreement, Ferrari and Sierra shall cooperate in preparing, and Ferrari shall file or cause to be filed with the SEC, the Proxy Statement in a mutually agreeable and preliminary form. Ferrari shall use its reasonable best efforts to mail or deliver the Proxy Statement to its stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to the stockholders of Ferrari. Ferrari and Sierra shall each use its reasonable best efforts to furnish to Sierra or Ferrari, respectively, all information concerning itself, its affiliates and the holders of Ferrari Equity

Interests or Sierra Equity Interests, as applicable, and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Proxy Statement shall include all information reasonably requested by Sierra to be included therein. Ferrari shall promptly notify Sierra upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Sierra with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Sierra of any oral comments with respect to the Proxy Statement received from the SEC. Ferrari shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, (i) Ferrari shall provide Sierra reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) Ferrari shall include in such document or response all comments reasonably proposed by Sierra and (iii) Sierra shall have consented to the filing and mailing contemplated therein (which consent shall not be unreasonably withheld, conditioned or delayed). Ferrari and Ferrari OpCo shall take any action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Merger Consideration, and Sierra shall use reasonable best efforts to furnish all information concerning Sierra and the holders of the Sierra Equity Interests as may be reasonably requested in connection with any such actions.

(b)    If, at any time prior to the receipt of Ferrari Stockholder Approval, any information relating to Ferrari or Sierra, or any of their respective affiliates, should be discovered by Ferrari or Sierra that, in the reasonable judgment of the discovering Party, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and Ferrari and Sierra shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of Ferrari. Nothing in this Section 5.4(b) shall limit the obligations of any Party under Section 5.4(a).

(c)    As promptly as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the stockholders of Ferrari, Ferrari shall, in accordance with applicable Law and the Ferrari Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Ferrari Stockholder Meeting (and in any event, will use reasonable best efforts to convene the Ferrari Stockholder Meeting within 45 days thereof). Ferrari shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the stockholders of Ferrari entitled to vote at the Ferrari Stockholder Meeting and to hold the Ferrari Stockholder Meeting as soon as practicable after the Proxy Statement is cleared by the SEC for mailing to Ferrari’s stockholders. Ferrari shall include the Ferrari Board Recommendation in the Proxy Statement, and solicit and use its reasonable best efforts to obtain the Ferrari Stockholder Approval, the Ferrari Certificate Amendment Approval and the Long Term Incentive Plan Approval, except to the extent that the Ferrari Board of Directors shall have made a Ferrari Adverse Recommendation Change pursuant to and in accordance with Section 5.3. Notwithstanding the foregoing provisions of this Section 5.4(c), Ferrari shall be required to adjourn or postpone the Ferrari Stockholder Meeting (i) to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the stockholders of Ferrari, (ii) if, on a date for which the Ferrari Stockholder Meeting is scheduled, there are insufficient shares of Ferrari Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Ferrari Stockholder Meeting or (iii) if, on a date for which the Ferrari Stockholder Meeting is scheduled, Ferrari has not received proxies representing a sufficient number of shares of Ferrari Common Stock to obtain the Ferrari Stockholder Approval, which, other than the first adjournment or postponement pursuant to this clause (iii), shall be subject to Sierra’s consent (provided, that the Ferrari Stockholder Meeting shall not be postponed or adjourned (x) unless otherwise agreed to by the Parties, to a date that is more than 10 days after the date previously scheduled (it being understood that the Ferrari Stockholder Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i), (ii) or (iii) exist) or (y) to a date that is less than two business days prior to the Outside Date (excluding any adjournments or postponements required by applicable Law)). Unless this Agreement is terminated pursuant to Section 8.1, nothing contained in this Agreement shall be deemed to relieve Ferrari of its obligations to hold the Ferrari Stockholders Meeting pursuant to this Section 5.4, including the making of a Ferrari Adverse Recommendation Change, the commencement, announcement, disclosure or communication to Ferrari of any Competing Proposal or other proposal (including a Superior Proposal) or the occurrence of disclosure of any Ferrari Intervening Event.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1    Access; Confidentiality; Notice of Certain Events.

(a)    From the date of this Agreement until the earlier of the Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law any Contract in effect as of the date hereof, each of the Ferrari Parties and Sierra shall, and shall cause each of their respective Subsidiaries, to afford to the other Parties and to the Representatives of the other Parties reasonable access during normal business hours and upon reasonable advance notice to all of their respective offices, books, contracts, commitments, personnel and records (electronically, in person or otherwise) and, during such period, each of the Ferrari Parties and Sierra shall, and shall cause each of their respective Subsidiaries to, furnish reasonably promptly to the other Parties (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws (to the extent not publicly available) and (ii) all other information (financial or otherwise) concerning its business, properties and personnel as such other Party may reasonably request. Notwithstanding the foregoing, no Ferrari Party or Sierra shall be required by this Section 6.1 to provide any Party or the Representatives of any Party with access to or to disclose information, (x) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (provided, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (y) the disclosure of which would violate any Law or duty (provided, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty) or (z) that is subject to any attorney-client, attorney work product or other legal privilege (provided, that the withholding Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege). Each of the Ferrari Parties and Sierra will use its reasonable best efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder.

(b)    Each of the Ferrari Parties and Sierra will hold, and will cause its Representatives to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

(c)    Ferrari shall give prompt notice to Sierra, and Sierra shall give prompt notice to Ferrari, (i) of any notice or other communication received by such Party (A) from any Governmental Entity in connection with this Agreement, the Merger or the other Transactions, (B) from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the Merger or the other Transactions, or (C) any written notice received from any Person in connection with (I) any violation or default under or notice to terminate, not renew or challenge the validity or enforceability of any Sierra Material Contract, Sierra Third

Party Lease, Ferrari Material Contract or Ferrari Third Party Lease, as applicable, or (II) any event or circumstance that would give rise to any option to purchase, right of first refusal or first offer, or any other right to purchase in favor of any Person under any Sierra Material Contract, Sierra Third Party Lease, Ferrari Material Contract or Ferrari Third Party Lease, as applicable, which, in each case of clause (I) or (II) would, individually, cause losses to Sierra or any Sierra Subsidiary, or Ferrari or any Ferrari Subsidiary, as applicable, of more than $2,000,000, (ii) of any Legal Proceeding commenced after the date of this Agreement or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction, including stockholder litigation (“Transaction Litigation”), and (iii) upon becoming aware of the occurrence or impending occurrence of any event, change, development or circumstance relating to it or any of the Ferrari Subsidiaries or the Sierra Subsidiaries, respectively, that makes or is reasonably likely to make any of the conditions set forth in Article VII to not be satisfied.

(d)    Prior to Ferrari filing or furnishing any forms, reports, certifications, schedules, statements and other documents with the SEC (other than the Proxy Statement, which is addressed in Section 5.4), Ferrari shall provide Sierra reasonable opportunity to review and comment on such document, which Sierra shall provide to Ferrari reasonably promptly after receipt of such opportunity and that Ferrari shall consider in good faith.

Section 6.2    Reasonable Best Efforts; Consents and Approvals.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Merger and the other Transactions.

(b)    Each of the Ferrari Parties and Sierra shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to, as promptly as practicable, (i) obtain all clearances, authorizations, actions or nonactions, waivers, consents, approvals and waiting period expirations or terminations from Governmental Entities or other Persons necessary in connection with the consummation of the Merger and the other Transactions and make all necessary registrations and filings (including filings with Governmental Entities, if any) and take all steps as may be necessary to obtain an approval, clearance, authorization, consent or waiver from, or to avoid a Legal Proceeding by, any Governmental Entity or other Person necessary in connection with the consummation of the Merger and the other Transactions, (ii) defend and contest any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other Transactions, including seeking to have any stay or other Order entered by any court or other Governmental Entity vacated or reversed and (iii) avoid each and every impediment under any antitrust, competition or foreign investment Law that may be asserted by any Governmental Entity with respect to the Merger or the other Transactions so as to enable the Closing to occur as promptly as practicable and in any event prior to the Outside Date. Ferrari and Sierra shall each have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Ferrari or Sierra, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions. Ferrari and Sierra and their respective Subsidiaries shall not agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations or terminations of waiting periods or authorizations in connection with the Transactions without the prior written consent of the other Party.

(c)    In furtherance and not in limitation of the foregoing, each of Sierra and the Ferrari Parties shall, and shall cause their respective Subsidiaries to, (i) make or cause to be made all filings required of each of them or any of their respective Subsidiaries under the HSR Act with respect to the Transactions as promptly as practicable and in any event within 10 business days after the date hereof, (ii) use reasonable best efforts to comply at the earliest practicable date with any voluntary or compulsory request under the HSR Act or any other antitrust, competition or foreign investment Law for additional information, documents or other materials received by each of them or any of their respective Subsidiaries from any Governmental Entity in respect of such filings or the Transactions and (iii) cooperate with each other in connection with any HSR Act filing and in connection with resolving any investigation or other inquiry of any Governmental Entity under the HSR Act or any other antitrust, competition or foreign investment Law with respect to the Transactions. Each Party shall use its reasonable best efforts to furnish to the other Party all information required for any application or other filing to be made pursuant to the HSR Act in connection with the Transactions. Notwithstanding the foregoing, any Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parties under this Section 6.2 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient Party, and the recipient Party shall cause such outside counsel not to disclose such materials or information to any employees, officers, directors or other Representatives of the recipient Party, unless express written permission is obtained in advance from the source of the materials. Each Party shall promptly inform the other Parties hereto of any oral communication to or from, and promptly provide copies of written communications to or from, any Governmental Entity regarding any HSR Act filing, any investigation or inquiry under the HSR Act or any other antitrust, competition or foreign investment Law, or the Transactions. No Party shall independently participate in any meeting (including any teleconference or videoconference) with any Governmental Entity in respect of any HSR Act filing or any investigation or other inquiry with respect to the Transactions without giving the other Parties reasonable prior advance notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate. The Parties shall consult and cooperate with one another in connection with any analyses, appearances, presentations, written correspondence, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to the HSR Act or any other antitrust, competition or foreign investment Law, or related investigations and inquiries, with respect to the Transactions.

(d)    In furtherance and not in limitation of the actions and obligations described in Section 6.2(c), the Parties shall (and shall cause their respective Subsidiaries to), and shall cooperate with the other Parties to, promptly resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions. In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any of the Transactions as in violation of any Law, the Parties shall (and shall cause their respective Subsidiaries to), and shall cooperate with the other Parties to, promptly contest and resist any such Legal Proceeding, and use reasonable best efforts to seek to have promptly vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts the consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal. The Parties shall (and shall cause their respective Subsidiaries to), and shall cooperate with the other Parties to, take all actions as may be required to cause the expiration or termination of the waiting, notice or review periods under the HSR Act with respect to the Transactions as promptly as possible after the execution of this Agreement, and prior to the Outside Date. Notwithstanding anything to the contrary in this Agreement, none of Sierra, Ferrari or any of their respective Subsidiaries or affiliates shall be required to, and Sierra and Ferrari may not and may not permit any of their respective Subsidiaries to, without the prior written consent of the other Party, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order regarding (i) the sale, divestiture, transfer, license or other disposition of any assets or businesses of the Parties or any of their respective affiliates or Subsidiaries (or interests held by the Parties or any of their affiliates or Subsidiaries); (ii) behavioral, conduct, ownership and operational limitations on, including actions and agreements that would limit the freedom of action with respect to, or the ability to own or operate, any assets or businesses of the Parties or any of their respective affiliates or Subsidiaries (or interests held by the Parties or any of their affiliates or Subsidiaries); (iii) the creation, termination, modification, transfer or other action with respect to any relationships, agreements and contractual rights and obligations of the Parties or any of their affiliates or Subsidiaries; (iv) any other action that limits or affects the Parties’ or their affiliates’ or Subsidiaries’ freedom of action; and (v) any other remedy, commitment or condition of any kind. For the avoidance of doubt, notwithstanding anything in this Section 6.2 to the contrary, nothing in this Section 6.2 shall require Sierra or Ferrari or any of their respective Subsidiaries or affiliates to take, or cause to be taken, any action with respect to their respective assets, businesses or Subsidiaries that is not conditioned upon the consummation of the Transactions, including the Merger. Sierra and Ferrari shall each be responsible for 50% of all filing fees payable in connection with the Transactions pursuant to the HSR Act and any other antitrust, competition or foreign investment Laws.

Section 6.3    Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release to be agreed upon by the Parties. So long as this Agreement is in effect, neither Ferrari nor Sierra shall issue or cause the publication of any press release, presentation or other announcement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or, in the case of Ferrari, by the rules of NASDAQ to issue or cause the publication of any press release or other announcement with respect to the Transactions or this Agreement, in which event such Party shall use reasonable best efforts to provide a meaningful opportunity to the other Party to first review and provide reasonable comments upon such press release, presentation or other announcement; provided, that each Party may make oral statements that are not inconsistent with previous written press releases, public disclosures or public statements made by Sierra and Ferrari in compliance with this Section 6.3; provided, further, that no provision in this Agreement shall be deemed to restrict Sierra and its affiliates from providing ordinary course communications regarding this Agreement and the Transactions to existing or prospective general and limited partners, equity holders, members, managers, investors and Representatives of any affiliates of such Person.

Section 6.4    Indemnification.

(a)    Ferrari shall honor and fulfill in all respects the obligations of Sierra and Ferrari to the fullest extent permissible under applicable Law, under the Governing Documents of Sierra and the Sierra Subsidiaries and Ferrari Governing Documents in effect on the date hereof and under any indemnification or other similar agreements in effect on the date hereof (the “Indemnification Agreements”) to the directors, officers, managers and members covered by such Sierra Governing Documents, Ferrari Governing Documents or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Merger Effective Time, including in connection with the approval of this Agreement and the Transactions.

(b)    Without limiting the provisions of Section 6.4(a), for a period of six years after the Merger Effective Time, Ferrari (but only to the extent the Covered Persons would be permitted to be indemnified under Sierra Governing Documents, Ferrari Governing Documents and applicable Law) shall: (i) indemnify and hold harmless each Covered Person against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Covered Person’s capacity as such, or (B) this Agreement and any of the Transactions; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys’ fees) of any Covered Person upon receipt, to the extent required by applicable Law, of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified.

(c)    In the event Ferrari or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 6.4.

(d)    Prior to the Closing, Ferrari shall elect to either, the choice of which shall be subject to Sierra’s written consent (which shall not be unreasonably withheld, conditioned or delayed):

(i)    obtain and fully pay the premium for “tail” insurance policies for the extension of the directors’ and officers’ liability insurance coverage of Ferrari’s existing directors’ and officers’ liability insurance policies, in each case, with a claims period of six years from the Closing Date and with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to such directors and officers, in each case with respect to claims arising out of or relating to events which occurred before or at the Closing (including in connection with the Transactions); provided, that in no event will Ferrari expend an annual premium for such coverage in excess of 300% percent of the last annual premium paid by Ferrari for such insurance prior to the date hereof (such amount, the “Maximum Amount”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Amount, Ferrari shall obtain the greatest coverage available for a cost not exceeding the Maximum Amount. If Ferrari elects to obtain such “tail” policies, Ferrari and Sierra shall cooperate in good faith to obtain appropriate “go-forward” directors’ and officers’ liability insurance policies to cover the post-Closing directors and officers of Ferrari; or

(ii)    continue existing directors’ and officers’ liability insurance coverage under Ferrari’s existing directors’ and officers’ liability insurance policies following Closing to cover the post-Closing directors and officers of Ferrari, subject to obtaining any consents necessary to continue such coverage following Closing. On the Closing Date, Ferrari shall enter into customary indemnification agreements reasonably satisfactory to each of Ferrari and Sierra with the post-Closing directors and officers of Ferrari, which indemnification agreements shall continue to be effective following the Closing.

(e)    The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.4, and this Section 6.4 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.

Section 6.5    Employee Matters.

(a)    Ferrari will provide (or cause a Subsidiary of Ferrari to provide) to each employee of Ferrari and its Subsidiaries who is an employee of Ferrari and its Subsidiaries immediately prior to the Closing and who continues in employment with Ferrari or one of its Subsidiaries following the Closing (each, a “Continuing Employee”), for a period commencing on the Closing Date and ending 12 months thereafter (or such earlier date on which such Continuing Employee’s employment with Ferrari or its applicable Subsidiary terminates), with: (i) a base salary or an hourly wage rate, as applicable, that is no less than the base salary or hourly wage rate provided to such Continuing Employee immediately prior to the Closing, (ii) target annual cash bonus and long-term incentive compensation opportunities that are no less favorable than the target annual cash bonus and long-term incentive compensation opportunities provided to such Continuing Employee immediately prior to the Closing, and (iii) health and welfare benefits that are no less favorable, in the aggregate, than those provided by Ferrari immediately prior to the Closing.

(b)     For purposes of determining eligibility, vesting and participation under any Benefit Plans in which the Continuing Employees participate after the Closing Date, subject to the approval of the applicable insurance carrier, each Continuing Employee shall be credited with his or her years of service with Ferrari and the Ferrari Subsidiaries prior to the Closing Date to the same extent as such Continuing Employee was entitled, before the Closing Date, except to the extent providing such credit would result in any duplication of benefits. In addition, subject to the approval of the applicable insurance carrier, Ferrari shall cause (i) all pre-existing condition exclusions and actively-at-work requirements of any Benefit Plan providing medical, dental, hospital, pharmaceutical or vision benefits to be waived for such Continuing Employee and his or her covered dependents (except to the extent that such exclusions or requirements applied to the Continuing Employee prior to the Closing under applicable Ferrari Benefit Plans); and (ii) any co-payments, deductibles and other eligible expenses incurred by such Continuing Employee and/or his or her covered dependents during the plan year that includes the Closing Date to be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year of each Benefit Plan in which such Continuing Employee participates after the Closing Date (to the extent such credit would have been given under comparable Ferrari Benefit Plan prior to the Closing).

(c)    Ferrari may (i) establish a cash-based retention and transaction bonus and severance program to promote retention and to incentivize efforts to consummate the Merger and the other Transactions and (ii) may enter into retention and transaction bonus and severance agreements in accordance therewith (such agreements, the “Employee Agreements”), in each case in accordance with the terms set forth in Section 6.5(c) of the Ferrari Disclosure Letter. Ferrari shall honor, in accordance with their terms, all of the Employee Agreements. It is acknowledged that a “Change in Control” or “Change of Control” as such terms are used in any Ferrari Benefit Plan will occur upon the Closing.

(d)    Nothing contained in this Agreement shall, or shall be construed so as to, (i) prevent or restrict in any way the right of Ferrari to terminate, reassign, promote or demote any Service Provider (or to cause any of the foregoing actions) at any time following the Closing, or to change (or to cause the change of) the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment or service of any such Service Providers at any time following the Closing, (ii) constitute an amendment or modification of any Ferrari Benefit Plan or Sierra Benefit Plan or other Benefit Plan, (iii) create any third party rights in any such current or former Service Provider (including any beneficiary or dependent thereof), or (iv) obligate Ferrari or any of its affiliates to adopt or maintain any particular plan or program or other compensatory or benefits arrangement at any time or prevent Ferrari or any of its affiliates from modifying or terminating any such plan, program or other compensatory or benefits arrangement at any time.

Section 6.6    Takeover Statutes. The Parties and their respective boards of directors (or equivalent), if applicable, shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions, including the entry into the Ferrari Support Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions. Ferrari shall not take any action to exempt any Person (other than Sierra and, at the request of Sierra, its affiliates) from any Takeover Statute of any jurisdiction that may purport to be applicable to the Merger or any of the other Transactions or otherwise cause any restrictions in any Takeover Statute not to apply to any such Person.

Section 6.7    Control of Operations. The Parties understand and agree that (i) nothing contained in this Agreement shall give Ferrari or Sierra, directly or indirectly, the right to control or direct the other Party’s operations prior to the Merger Effective Time, and (ii) prior to the Merger Effective Time, each of Ferrari and Sierra shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.8    Transaction Litigation. In the event that any Transaction Litigation is brought against Ferrari or its officers, directors or Representatives, Ferrari shall promptly notify Sierra of such litigation and shall keep Sierra informed on a current basis with respect to the status thereof. Ferrari shall give Sierra the opportunity to participate, subject to a customary joint defense agreement, in the defense and settlement of any such Transaction Litigation and shall consider in good faith Sierra’s advice with respect to such Transaction Litigation; provided that Ferrari shall not offer or agree to settle any Transaction Litigation without the prior written consent of Sierra, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.9    Tax Matters.

(a)    The Parties intend that the Merger will qualify for the Intended Tax Treatment, shall report the Merger as such for U.S. federal and applicable state and local income Tax purposes and shall not take any position inconsistent with such treatment unless otherwise required to do so pursuant to a final determination within the meaning of Section 1313(a) of the Code or applicable state or local income Tax Law. Both prior to and following the Merger Effective Time, Ferrari and Sierra shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the Merger to qualify for the Intended Tax Treatment, including by reasonably refraining from any action that such party knows, or is reasonably expected to know, would impede or prevent the Intended Tax Treatment.

(b)    Sierra and Ferrari shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the Transactions (together with any related interest, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes.

(c)    Notwithstanding anything to the contrary in this Agreement, the “resulting partnership” for U.S. federal income Tax purposes and any Subsidiaries thereof that are treated as partnerships for U.S. federal income Tax purposes shall, or shall cause its “partnership representative” to, make the election under Section 6226 of the Code or any similar state or local income Tax Law with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date and for which Sections 6221-6241 of the Code (as amended by the Bipartisan Budget Act of 2015) apply.

(d)    Promptly after the date hereof, Ferrari and Sierra shall cooperate in good faith, and Ferrari shall take all reasonable actions necessary, to amend the Ferrari OpCo Partnership Agreement, to the greatest extent permissible thereunder, effective as of the Merger Effective Time, to address certain tax and related structuring matters set forth in Section 6.9(d) of the Sierra Disclosure Letter in a manner consistent with Articles III, IX and XI of the Amended and Restated Limited Liability Company Agreement of Desert Peak LLC attached as an exhibit to the Sierra S-1.

Section 6.10    NASDAQ Listing. Ferrari shall use its reasonable best efforts to cause the Ferrari Class A Shares issuable upon exchange of the Merger Consideration to be approved for listing on NASDAQ, subject only to official notice of issuance.

Section 6.11    Ferrari Certificate. Prior to the Merger Effective Time, if Ferrari has received the Ferrari Reverse Stock Split Approval but not the Ferrari Certificate Amendment Approval at the Ferrari Stockholder Meeting, Ferrari shall adopt the Ferrari Reverse Stock Split, and if Ferrari has received both the Ferrari Reverse Stock Split Approval and the Ferrari Certificate Amendment Approval at the Ferrari Stockholder Meeting, Ferrari shall adopt the Ferrari Certificate Amendment. The Parties agree to amend the ratio of the Ferrari Reverse Stock Split if reasonably necessary, proper or advisable in connection with satisfying the condition set forth in Section 7.1(c).

Section 6.12    Ferrari Partnership Reverse Unit Split. Prior to the Merger Effective Time, Ferrari shall cause Falcon Minerals GP, LLC to effect the Ferrari Partnership Reverse Unit Split. In the Ferrari Partnership Reverse Unit Split, (i) no fractional Ferrari Partnership Units will be issued and any fractional units of Ferrari Partnership Units that would result from the Ferrari Partnership Reverse Unit Split will be rounded down to the nearest whole unit and (ii) after giving effect to clause (i), the number of Ferrari Partnership Units held by Ferrari shall be appropriately adjusted (upwards or downwards) such that the number of outstanding Ferrari Partnership Units held by Ferrari equals the number of outstanding shares of Ferrari Class A Common Stock after giving effect to the Ferrari Reverse Stock Split. The Parties agree to amend the ratio of the Ferrari Partnership Reverse Unit Split to maintain the same ratio as the Ferrari Reverse Stock Split if the ratio of the Ferrari Reverse Stock Split is amended pursuant to Section 6.11.

Section 6.13    Long Term Incentive Plan. Prior to the Closing Date, Ferrari shall adopt, subject to receipt of the Long Term Incentive Plan Approval, a long term incentive plan, in the form attached hereto as Exhibit C, providing for the issuance of the number of shares of Ferrari Class A Shares set forth therein, with such changes as may be agreed to in writing by Ferrari and Sierra (the “Long Term Incentive Plan”) to be effective as of the Closing or as otherwise set forth in the applicable plan document.

Section 6.14    Section 16 Matters. Prior to the Merger Effective Time, Ferrari and Sierra shall take all such steps as may be required for any acquisitions of the Ferrari Class C Shares and Ferrari Partnership Units (including any Ferrari Class A Shares issuable upon exchange thereof) resulting from the Transactions by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Ferrari or will become subject to such reporting requirements with respect to Ferrari, to be exempt under Rule 16b-3  promulgated under the Exchange Act.

Section 6.15    Financing Cooperation.

(a)    From the date of this Agreement until the earlier of the Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, each Party shall, and shall cause its respective Subsidiaries to, use reasonable best efforts to provide to such cooperation reasonably requested by the other Parties, and which is customarily provided by similarly situated Persons engaging in similar transactions (including by delivering customary payoff and release documentation with respect to any existing indebtedness and the termination of liens related thereto to the extent required by the definitive terms for the Debt Financing), in connection with Sierra, Ferrari and their respective Subsidiaries and/or its or their respective assets pursuing a proposed third-party debt financing representing the principal debt financing for a combined enterprise (a “Debt Financing”) (it being understood that the form of such Debt Financing may (but need not) include an expansion of an existing arrangement governing Indebtedness for borrowed money, to reflect the aggregation of the assets of Sierra and the Sierra Subsidiaries with those of Ferrari and the Ferrari Subsidiaries).

provided, that nothing in this Section 6.15 shall require any Party to:

(A)    (I) take any action that would reasonably be expected to conflict with or violate any of its Governing Documents or any Law, (II) take any action that causes (or is reasonably expected to cause) any of its representations, warranties or covenants in this Agreement to be breached, (III) take any action that unreasonably hinders or delays the Closing and the Merger Effective Time, or causes a closing condition to this Agreement to fail to be satisfied, (IV) take any action that causes any of its directors, officers, employees, stockholders or members to incur any personal liability, (V) provide access to or disclose information that could jeopardize any attorney-client privilege, attorney work product or other legal privilege, (VI) agree to any change or modification of an existing agreement, instrument or document that would be effective prior to the Closing and the Merger Effective Time or effective in the event Closing does not occur or (VII) require its pre-closing board of directors, managers, general partner or other relevant governing body, as applicable, to authorize a Debt Financing that would be effective in the event Closing does not occur;

(B)    pay any fees, reimburse any expenses or give any indemnities prior to the Closing and the Merger Effective Time or in the event the Closing does not occur;

(C)    provide cooperation to the extent it would unreasonably interfere with its ongoing business or operations; and

(D)    execute any document that would be effective prior to the Closing and the Merger Effective Time or effective in the event the Closing does not occur (other than customary authorization letters in respect of the presence or absence of material non-public information);

(E)    cause the delivery or preparation of (i) any financial information in a form not customarily prepared or maintained by it with respect to such period or (ii) any financial information with respect to a fiscal period that has (A) not yet ended or (B) has not been filed with the SEC within 90 days following a fiscal year end and 60 days within a fiscal quarter end (for quarters other than the fourth quarter of a fiscal year)

(b)    The absence or inability to consummate a Debt Financing shall not be considered a failure of the performance by any Party in respect of the undertakings in this Section 6.15 for any purpose under this Agreement (including in respect of Section 7.2(b)), except to the extent such Party has committed a Willful Breach with respect to its obligations and items in its control pursuant to this Section 6.15, and the consummation of a Debt Financing transaction is expressly understood not to be a condition to consummating the Merger under Article VII.

Section 6.16    Available Liquidity; Sierra Net Debt. Sierra shall ensure that (a) at the Closing, the condition in Section 7.3(d) is satisfied and (b) on the date of the Ferrari Stockholder Meeting, the condition in Section 7.3(d) would reasonably be expected to be satisfied if the Closing were to occur on such date.

Section 6.17    Sierra Reorganization. At Sierra’s sole discretion, prior to the Merger Effective Time, Sierra may consummate a reorganization pursuant to which all of the Sierra Members contribute their Sierra Equity Interests to a newly formed entity such that Sierra becomes a wholly owned Subsidiary of such newly formed entity and the Sierra Members own all of the Equity Interests in such newly formed entity (the “Sierra Reorganization”). If the Sierra Reorganization is consummated, the Parties agree to amend this Agreement to make such new entity “Sierra” under this Agreement and to make any other changes that are reasonable and necessary to reflect the Sierra Reorganization. Such newly formed entity shall have been formed solely for the purpose of engaging in the Transactions and shall not have engaged in any business activities or conducted any operations and shall not have incurred any liabilities other than in connection with such Transactions.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1    Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the written agreement of the Parties, in each case, to the extent permitted by applicable Law:

(a)    Stockholder Approval. The Ferrari Stockholder Approval shall have been duly obtained.

(b)    Statutes; Court Orders. No Law shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction (whether temporary, preliminary or permanent) that prohibits, restrains, enjoins or makes illegal the consummation of the Transactions and there shall be no Order (whether temporary, preliminary or permanent) of any Governmental Entity of competent jurisdiction in effect preventing, restraining or enjoining the consummation of the Transactions.

(c)    Listing. The Ferrari Class A Shares issuable upon exchange of the Merger Consideration shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(d)    HSR Act. All waiting periods (and any extensions thereof) under the HSR Act applicable to the Transactions, and any commitment to, or agreement (including any timing agreement) with, any Governmental Entity to delay the consummation of, or not to close before a certain date, the Transactions, shall have expired or been terminated.

(e)    Reverse Stock Split. The Ferrari Reverse Stock Split and the Ferrari Partnership Reverse Unit Split shall be effective.

Section 7.2    Conditions to Obligations of Sierra. The obligation of Sierra to effect the Merger is also subject to the satisfaction or waiver (in writing) by Sierra on or prior to the Closing Date of each of the following additional conditions:

(a)    Representations and Warranties. (i) Other than the representations and warranties set forth in Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.2 (Capitalization), Section 4.3 (Authorization; Validity of Agreement; Ferrari Action), Section 4.4 (Board and Equityholder Approvals), Section 4.5(a) (Consents and Approvals; No Violations), Section 4.24 (Brokers and Other Advisors) and Section 4.30 (Letter of Resignation), each of the representations and warranties of the Ferrari Parties set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (disregarding all qualifications or limitations as to “material,” “materiality,” or “Ferrari Material Adverse Effect” and except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to have a Ferrari Material Adverse Effect, (ii) the representations and warranties set forth in Section 4.2(a) and (d) (Capitalization) shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except for de minimis inaccuracies, (iii) the representations and warranties set forth in Section 4.1(a) (Organization and Qualifications; Subsidiaries), Section 4.2(b), (c), and (e) (Capitalization); Section 4.3 (Authorization; Validity of Agreement; Ferrari Action); Section 4.4 (Board and Equityholder Approvals), Section 4.5(a) (Consents and Approvals; No Violations) and Section 4.24 (Brokers and Other Advisors) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (disregarding all qualifications or limitations as to “material,” “materiality,” or “Ferrari Material Adverse Effect” and except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date) and (iv) the representations and warranties set forth in Section 4.30 (Letter of Resignation) shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing; and Sierra shall have received a certificate signed on behalf of Ferrari by a duly authorized executive officer of Ferrari to the foregoing effect.

(b)    Performance of Obligations of Ferrari. Each of the Ferrari Parties shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Merger Effective Time; and Sierra shall have received a certificate signed on behalf of the Ferrari Parties by a duly authorized executive officer of the Ferrari Parties to such effect.

(c)    No Material Adverse Effect. Since the date of this Agreement, no Ferrari Material Adverse Effect shall have occurred, and Sierra shall have received a certificate signed on behalf of Ferrari by a duly authorized executive officer of Ferrari to such effect.

(d)    Ancillary Agreements. Each of the Registration Rights Agreement and the Director Designation Agreement shall be in full force and effect.

Section 7.3    Conditions to Obligations of Ferrari. The obligation of Ferrari to effect the Merger is also subject to the satisfaction or waiver (in writing) by Ferrari, on or prior to the Closing Date of each of the following additional conditions:

(a)    Representations and Warranties. (i) Other than the representations and warranties set forth in Section 3.1(a) (Organization and Qualification; Subsidiaries), Section 3.2 (Capitalization), Section 3.3 (Authorization; Validity of Agreement; Sierra Action), Section 3.4 (Approvals), Section 3.5(a) (Consents and Approvals; No Violations) and Section 3.23 (Brokers; Expenses), each of the representations and warranties of Sierra set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (disregarding all qualifications or limitations as to “material,” “materiality,” or “Sierra Material Adverse Effect” and except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to have a Sierra Material Adverse Effect and (ii) the representations and warranties set forth in Section 3.2(a) (Capitalization) shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except for de minimis inaccuracies and (iii) the representations and warranties set forth in Section 3.1(a) (Organization and Qualification; Subsidiaries), Section 3.2(b)-(e) (Capitalization); Section 3.3 (Authorization; Validity of Agreement; Sierra Action), Section 3.4 (Approvals), Section 3.5(a) (Consents and Approvals; No Violations) and Section 3.23 (Brokers; Expenses) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (disregarding all qualifications or limitations as to “material,” “materiality,” or “Sierra Material Adverse Effect” and except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and Ferrari shall have received a certificate signed on behalf of Sierra by a duly authorized executive officer of Sierra to the foregoing effect.

(b)    Performance of Obligations of Sierra. Sierra shall have performed or complied in all material respects with all obligations required to be performed or complied with by Sierra under this Agreement at or prior to the Merger Effective Time, and Ferrari shall have received a certificate signed on behalf of Sierra by a duly authorized executive officer of Sierra to such effect.

(c)    No Material Adverse Effect. Since the date of this Agreement, no Sierra Material Adverse Effect shall have occurred, and Ferrari shall have received a certificate signed on behalf of Sierra by a duly authorized executive officer of Sierra to such effect.

(d)    Available Liquidity; Net Debt. The Available Liquidity is no less than $65,000,000 and Sierra Net Debt is not in excess of $140,000,000.

ARTICLE VIII

TERMINATION

Section 8.1    Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Merger Effective Time (except as otherwise provided below, whether before or after receipt of the Ferrari Stockholder Approval) as follows:

(a)    by mutual written consent of Sierra and Ferrari;

(b)    by either Sierra or Ferrari, if there has been a breach by the other Party or Parties of any representation, warranty or covenant set forth in this Agreement or any representation or warranty of the other Party or Parties becomes untrue, which breach or untruth (x) in the case of a breach or untruth by the Ferrari Parties would result in a condition in Section 7.1 or Section 7.2 not being satisfied if the Closing Date were the date of such breach or untruth and (y) in the case of a breach or untruth by Sierra would result in a condition in Section 7.1 or Section 7.3 not being satisfied if the Closing Date were the date of such breach or untruth (and in each case such breach or untruth is not curable (or capable of being true) prior to the Outside Date, or if curable (or capable of being true) prior to the Outside Date, has not been cured within the earlier of (I) 30 calendar days after the receipt of notice thereof by the defaulting Party from the non-defaulting Party or (II) three business days before the Outside Date); provided, that this Agreement may not be terminated pursuant to this Section 8.1(b) by any Party if such Party is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(c)    by either Sierra or Ferrari, if the Merger Effective Time shall not have occurred by 12:01 a.m., New York, New York time on the Outside Date; provided, that the right to terminate this Agreement pursuant to this

Section 8.1(c) shall not be available to any Party to the extent that such Party’s material breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or resulted in, the Merger Effective Time not occurring prior to the Outside Date;

(d)    by Sierra at any time prior to the receipt of the Ferrari Stockholder Approval, if the Ferrari Board of Directors shall have effected a Ferrari Adverse Recommendation Change;

(e)    by Ferrari if, prior to the receipt of the Ferrari Stockholder Approval, to the extent permitted by and subject to complying with the terms of Section 5.3, in order to concurrently enter into a Ferrari Acquisition Agreement that constitutes a Superior Proposal, and Ferrari, prior to or concurrently with such termination, pays the Ferrari Termination Payment to Sierra in accordance with Section 8.2(b);

(f)    by Sierra if Ferrari shall have breached any of its obligations set forth in Section 5.3(b) [No Solicitation];

(g)    by either Ferrari or Sierra if a Governmental Entity of competent jurisdiction shall have enacted or promulgated a Law, or issued or entered a final, non-appealable Order, in each case permanently restraining, enjoining or otherwise prohibiting or making unlawful the consummation of the Merger or other Transactions; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(g) shall have materially complied with its obligations under Section 6.2;

(h)    by either Sierra or Ferrari, if the Ferrari Stockholder Meeting (including any adjournment or postponement thereof) has concluded, the stockholders of Ferrari have voted and the Ferrari Stockholder Approval was not obtained; provided, that this Agreement may not be terminated pursuant to this Section 8.1(h) by Ferrari if Ferrari shall have breached any of its obligations set forth in Section 5.4(c) [Ferrari Stockholder Meeting]; or

(i)    by Ferrari, if all of the conditions set forth in Article VII (other than Section 7.3(d) [Available Liquidity; Sierra Net Debt]) are satisfied (other than those conditions that by their nature are to be satisfied at the Closing and that are then capable of being satisfied if there were a Closing) or waived and the Closing does not occur pursuant to Section 1.2 because the condition in Section 7.3(d) [Available Liquidity; Sierra Net Debt] is not satisfied.

Section 8.2    Effect of Termination.

(a)    Notwithstanding anything to the contrary in this Agreement, in the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Sierra or any Ferrari Party, except that the Confidentiality Agreement, this Section 8.2 and Section 9.3 through Section 9.14 shall survive such termination; provided, that nothing herein shall relieve any Party from liability for fraud or Willful Breach of its representations, warranties, covenants or agreements set forth in this Agreement occurring prior to termination.

(b)    In the event that:

(i) (A) (x) this Agreement is terminated by Ferrari or Sierra pursuant to Section 8.1(h) [No Ferrari Stockholder Approval] and a Competing Proposal shall have been made after the date hereof, and is publicly proposed or publicly communicated prior to, and not publicly withdrawn within five Business Days prior to, the Ferrari Stockholder Meeting or (y) this Agreement is terminated by Ferrari or Sierra pursuant to Section 8.1(c) [Outside Date] or Sierra pursuant to Section 8.1(b) [Ferrari Breach] and a Competing Proposal shall have been made after the date hereof, and is proposed or communicated to senior management of Ferrari or the Ferrari Board of Directors and has not been withdrawn within five

Business Days prior to such termination, and (B) (x) within 12 months of the date of such termination, Ferrari enters into a definitive agreement with respect to any Competing Proposal (or publicly approves or recommends to the stockholders of Ferrari or otherwise does not oppose, in the case of a tender or exchange offer, a Competing Proposal) or (y) a Competing Proposal is consummated within 12 months of the date of such termination; provided, that for purposes of this clause (B) of this Section 8.2(b)(i), the references to “20%” in the definition of Competing Proposal shall be deemed to be references to “50%”;

(ii) this Agreement is terminated by Ferrari pursuant to Section 8.1(e) [Superior Proposal];

(iii) this Agreement is terminated by Sierra pursuant to Section 8.1(f) [No Solicitation];

(iv) this Agreement is terminated by Sierra pursuant to Section 8.1(d) [Adverse Recommendation Change]; or

(v) this Agreement is terminated by Ferrari pursuant to Section 8.1(h) [No Ferrari Stockholder Approval] and, at such time, Sierra would have been entitled to terminate this Agreement pursuant to Section 8.1(f) [No Solicitation] or Section 8.1(d) [Ferrari Adverse Recommendation Change];

then, in any such event under clause (i), (ii), (iii), (iv) or (v) of this Section 8.2(b), Ferrari shall pay Sierra or its designee the Ferrari Termination Payment in immediately available funds in accordance with wire instructions delivered in writing by Sierra, (x) in the case of Section 8.2(b)(iii), Section 8.2(b)(iv) or Section 8.2(b)(v) within two business days after such termination, (y) in the case of only Section 8.2(b)(ii), concurrently with such termination or (z) in the case of only Section 8.2(b)(i), two business days after the earlier of (A) the entry into a definitive agreement with respect to any Competing Proposal (or public approval or recommendation to the stockholders of Ferrari or otherwise no opposition to, in the case of a tender or exchange offer, a Competing Proposal) or (B) the consummation of a Competing Proposal; it being understood that in no event shall Ferrari be required to pay the Ferrari Termination Payment on more than one occasion. As used herein, “Ferrari Termination Payment” shall mean a cash amount equal to $13,900,000.

(c)    In the event this Agreement is terminated by either Ferrari or Sierra pursuant to Section 8.1(h) [Ferrari Stockholder Approval] because the Ferrari Stockholder Meeting (including any adjournment or postponement thereof) has concluded and the stockholders of Ferrari have voted and the Ferrari Stockholder Approval was not obtained, Ferrari shall pay to Sierra the Sierra Expenses. As used herein, “Sierra Expenses” shall mean a cash amount equal to $2,300,000 to be paid in respect to Sierra’s costs and expense in connection with the negotiation, execution and performance of this Agreement and the Transactions.

(d)    In the event this Agreement is terminated by Ferrari pursuant to Section 8.1(i) [Available Liquidity; Sierra Net Debt], Sierra shall pay to Ferrari or its designee the Sierra Termination Payment in immediately available funds in accordance with wire instructions delivered in writing by Ferrari within two business days after such termination. As used herein, the “Sierra Termination Payment” shall mean a cash amount equal to $13,900,000.

(e)    Notwithstanding anything in this Agreement to the contrary, if Sierra has the right to terminate this Agreement and such termination would result in the obligation of Ferrari to pay the Ferrari Termination Payment, the payment of such Ferrari Termination Payment shall be the sole and exclusive remedy of Sierra against the Ferrari Parties for any loss or damage suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise except in the case of fraud or Willful Breach of any representations, warranties, covenants or agreements set forth in this Agreement; provided, that the foregoing shall not impair the rights of Sierra, if any, to obtain injunctive relief or specific performance pursuant to Section 9.14 prior to any termination of this Agreement. Upon payment of the Ferrari Termination Payment, none of the Ferrari Parties or any of their respective Subsidiaries shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to any obligations under the

Confidentiality Agreement or in the case of fraud or Willful Breach of any representations, warranties, covenants or agreements set forth in this Agreement. For the avoidance of doubt, if Sierra has the right to terminate this Agreement pursuant to multiple provisions of this Agreement, Sierra may elect under which provision it is providing notice of termination. If Ferrari fails to pay in a timely manner the Ferrari Termination Payment, then Ferrari shall pay to Sierra interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2% per annum.

(f)    Notwithstanding anything in this Agreement to the contrary, if Ferrari has the right to terminate this Agreement and such termination would result in the obligation of Sierra to pay the Sierra Termination Payment, the payment of such Sierra Termination Payment shall be the sole and exclusive remedy of the Ferrari Parties against Sierra for any loss or damage suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise; provided, that the foregoing shall not impair the rights of Ferrari, if any, to obtain injunctive relief or specific performance pursuant to Section 9.14 prior to any termination of this Agreement. Upon payment of the Sierra Termination Payment, neither Sierra nor any of its Subsidiaries shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to any obligations under the Confidentiality Agreement.

(g)    Notwithstanding anything in this Agreement to the contrary, the payment of the Sierra Expenses shall not relieve Ferrari of any subsequent obligation to pay the Ferrari Termination Payment pursuant to Section 8.2(b); provided, that Ferrari shall be entitled to credit any prior Sierra Expenses actually paid by Ferrari against the amount of the Ferrari Termination Payment required to be paid pursuant to Section  8.2(b).

ARTICLE IX

MISCELLANEOUS

Section 9.1    Amendment and Modification; Waiver.

(a)    Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Ferrari Stockholder Approval, by written agreement of the Parties (by action taken by their respective boards of directors); provided, that after obtaining the Ferrari Stockholder Approval, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b)    At any time and from time to time prior to the Merger Effective Time, any Party or Parties may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such Party or Parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party or Parties contained herein. Any agreement on the part of a Party or Parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party or Parties, as applicable. Neither the waiver by any of the Parties hereto of a breach of, or a default under, any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

Section 9.2    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Merger Effective Time or the termination of this Agreement if this Agreement is terminated prior to the Closing. This Section 9.2 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Merger Effective Time.

Section 9.3    Expenses. Except as otherwise set forth herein, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses. From and after the Merger Effective Time, any Transfer Taxes shall be borne by Ferrari OpCo.

Section 9.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email (notice deemed given upon confirmation of receipt; provided, that each notice Party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Sierra, to:

Desert Peak Minerals

1144 15th Street, Suite 2650

Denver, Colorado 80202

Attention:	Tamar Goldstein
Brett Riesenfeld
Email:	tamar.goldstein@kimmeridge.com
brett.riesenfeld@desertpeak.com

with copies to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:	Douglas E. McWilliams
Benjamin Barron
Email:	dmcwilliams@velaw.com
bbarron@velaw.com

if to Ferrari or Ferrari OpCo, to:

Falcon Minerals Corporation

609 Main Street, Suite 3950

Houston, Texas 77002

Attention:	Bryan C. Gunderson
Jeffrey F. Brotman
Claire R. Harvey
Email:	BGunderson@Falconminerals.com
JBrotman@Falconminerals.com
charvey@Falconminerals.com

with copies to:

Latham & Watkins LLP

811 Main St., Suite 3700

Houston, Texas 77002

Attention:	Nick S. Dhesi
William N. Finnegan IV
Ryan J. Lynch
Email:	Nick.Dhesi@lw.com
Bill.Finnegan@lw.com
Ryan.Lynch@lw.com

and

White & Case LLP

609 Main St., Suite 2900

Houston, Texas 77002

Attention:	Steven R. Tredennick
Email:	steven.tredennick@whitecase.com

Section 9.5    Certain Definitions. For the purposes of this Agreement, the term:

“Additional Consideration” means, a number of Ferrari Class C Shares and Ferrari Partnership Units equal to, in each case, (a) the sum of (x) the difference between $140,000,000 and the Sierra Net Debt plus (y) the amount by which the Indebtedness for borrowed money of Ferrari Entities as of immediately prior to the Merger Effective Time exceeds $45,000,000 divided by (b) the Share Price, rounded to the nearest whole Ferrari Class C Share or Ferrari Partnership Unit (as applicable).

“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (ii) the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended, and any directives or requirements of the Office of Foreign Assets Control of the U.S. Department of the Treasury, and (iii) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.

“Available Liquidity” means, an amount, as of the Merger Effective Time, equal to (i) the aggregate cash on hand (excluding cash that is required by GAAP to be reflected as restricted cash on the balance sheet of Sierra) of the Sierra Entities, plus (ii) the net cash proceeds available from, or undrawn available capacity under, the debt financing arrangements of the Sierra Entities that shall be effective as of the Merger Effective Time and not in default (with or without notice or lapse of time or both) after giving effect to the Merger, plus (iii) the net cash proceeds available from, or undrawn available capacity under, the debt financing arrangements of the Ferrari Entities that shall be effective as of the Merger Effective Time and not in default (with or without notice or lapse of time or both) after giving effect to the Merger, plus (iv) any reductions to the amounts set forth in clauses (ii) or (iii) that otherwise would be available at the Merger Effective Time resulting from any actions taken by Ferrari or any of its Subsidiaries in violation of Section 5.2.

“Benefit Plan” means (i) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA and whether or not subject to ERISA), (ii) each employment or consulting agreement or arrangement, and (iii) each termination, severance, change in control, separation, retention, stock option, restricted stock, restricted stock unit, profits interest unit, or compensatory equity or equity-based, outperformance, stock purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, vision, disability, accident, life insurance, welfare benefit, cafeteria, flex spending, vacation, paid time off, perquisite, retirement, pension, profit sharing, or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement, in each case, whether written or unwritten.

“business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of Ferrari or any of the Ferrari Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that consists of 20% or more of Ferrari’s and the Ferrari Subsidiaries’ assets (by fair market value), or that generated 20% or more of Ferrari’s and the Ferrari Subsidiaries’ net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, (b) any acquisition of beneficial ownership by any Person or group of 20% or more of the outstanding Ferrari Equity Interests or any other securities entitled to vote on the election of directors or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Ferrari Equity Interests or any other securities entitled to vote on the election of directors or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ferrari or any of the Ferrari Subsidiaries that is structured to permit or has the purpose or effect of the transaction or series of related transactions set forth in clauses (a) or (b).

“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated July 10, 2020, between Sierra and Ferrari, as amended on June 23, 2021 and December 20, 2021.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act

“Delaware SOS” means the Office of the Secretary of State of the State of Delaware.

“Delegated Committee” means any committee of the Ferrari Board of Directors to which the full Ferrari Board of Directors has delegated its authority with respect to the Transactions in accordance with the General Corporation Law of the State of Delaware and the Ferrari Governing Documents.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities (including, without limitation, natural gas, natural gas liquids, crude oil and condensate), bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any put, call or other option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Law” means any and all applicable Laws that (i) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees, but solely as they relate to exposure to Hazardous Substances; or (ii) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“Environmental Permits” means any permit, license, authorization, consent, registration, exemption, waiver, franchise or other approval issued, granted or required under applicable Environmental Laws.

“Equity Interests” means, with respect to any Person, (a) any shares of capital or capital stock, partnership, membership, or similar interest, or other voting securities of, or other ownership interest in, such Person, (b) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (c) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, and (d) any restricted shares, stock appreciation rights, restricted units, performance. units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is or at the relevant time was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or under common control under Section 4001(b)(1) of ERISA.

“Existing RRA” means that certain Registration Rights Agreement, dated as of August 23, 2018, by and among Ferrari, Royal Resources and the other parties thereto.

“Existing Shareholders’ Agreement” means that certain Shareholders’ Agreement, dated as of August 23, 2018, by and among Ferrari and the other parties thereto.

“Ferrari Benefit Plan” means each Benefit Plan maintained, sponsored, contributed to, or required to be contributed to, by Ferrari or any of the Ferrari Subsidiaries or under which Ferrari or any of the Ferrari Subsidiaries has or could reasonably be expected to have any current or contingent obligation or liability.

“Ferrari Bylaws” means the bylaws of Ferrari, as amended, in effect as of the date hereof.

“Ferrari Certificate” means the charter of Ferrari, in effect as of the date hereof.

“Ferrari Certificate Amendment” means the amendment and restatement of the Ferrari Certificate substantially in the form of Exhibit B (with such changes as may be agreed in writing by Ferrari and Sierra prior to obtaining the Ferrari Certificate Amendment Approval).

“Ferrari Certificate Amendment Approval” means the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of capital stock of Ferrari entitled to vote generally in the election of directors on the adoption of the Ferrari Certificate Amendment.

“Ferrari Class A Common Stock” or “Ferrari Class A Shares” means the shares of Class A common stock, par value $0.0001 per share, of Ferrari.

“Ferrari Class C Share Issuance” means the issuance of Ferrari Class C Shares in connection with the Merger.

“Ferrari Class C Common Stock” or “Ferrari Class C Shares” means the shares of Class C common stock, par value $0.0001 per share, of Ferrari.

“Ferrari Common Stock” means, together, Ferrari Class A Common Stock and Ferrari Class C Common Stock.

“Ferrari Contribution Agreement” means the Contribution Agreement, by and among Royal Resources L.P., Royal Resources GP L.L.C., Nobel Royalties Acquisition Co., LP, Hooks Ranch Holdings LP, DGK ORRI GP LLC, Hooks Holding Company GP, LLC and Osprey Energy Acquisition Corporation, dated as of June 3, 2018.

“Ferrari Equity Awards” means the Ferrari Restricted Stock Awards and Ferrari PSU Awards.

“Ferrari Equity Plan” means Ferrari’s 2018 Long-Term Incentive Plan, as amended from time to time.

“Ferrari Governing Documents” means, together, the Ferrari Bylaws and the Ferrari Certificate, in each case as in effect on the date hereof.

“Ferrari Intervening Event” means a material event, fact, development or change in circumstance that occurs or arises after the date of this Agreement and that was not known to or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) by the Ferrari Board of Directors as of the date of this Agreement (other than any event, occurrence or fact resulting from a breach of this Agreement by Ferrari); provided, that in no event shall the following events, changes or developments constitute a Ferrari Intervening Event: (A) the receipt, existence or terms of a Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal, (B) any fact, circumstance, effect, change, event or development relating to Sierra or any of the Sierra Subsidiaries that does not amount to a Sierra Material Adverse Effect, (C) changes in the market price or trading volume of Ferrari Class A Shares or any other securities of Ferrari, or any reduction in credit rating or the fact that Ferrari meets or exceeds (or that Sierra fails to meet or exceed) internal or published estimates, projections, forecasts or predictions for any period (it being understood that the facts or occurrences giving rise or contributing to such failure may be taken into account for purposes of determining whether a Ferrari Intervening Event has occurred to the extent not otherwise excluded), (D) changes after the date hereof in general United States or global economic or financial conditions, including any change in prices of Hydrocarbons, (E) any breach or threatened breach by Royal Resources of the Ferrari Support Agreement or (F) the public announcement by any Person that such Person opposes or intends to vote against the Transactions.

“Ferrari IP” means Owned Ferrari IP and Licensed Ferrari IP.

“Ferrari Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of Ferrari and the Ferrari Subsidiaries, taken as a whole or (b) has or could reasonably be expected to prevent, materially delay, or materially impair the ability of Ferrari or Ferrari OpCo to perform its obligations under this Agreement or to consummate the Transactions, including the Merger; provided, that for the purposes of clause (a), no Effects resulting or arising from the following shall be deemed to constitute a Ferrari Material Adverse Effect or shall be taken into account when determining whether a Ferrari Material Adverse Effect has occurred or would reasonably be expected to exist or occur: (i) any changes after the date hereof in general United States or global economic or financial conditions, including any change in markets for, or prices of, Hydrocarbons, (ii) any changes after the date hereof to the industry or industry in which Ferrari and the Ferrari Subsidiaries operate, (iii) any changes after the date hereof in GAAP (or any interpretation thereof in accordance with the Financial Accounting Standards Board Statements of Financial Accounting Standards and Interpretations), (iv) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity after the date hereof, (v) any actions taken, or the failure to take any action, if such action or such failure to take action is at the written request or with the prior written consent of Sierra, (vi) the announcement of this Agreement and the Transactions and compliance with or performance of obligations expressly contemplated by this Agreement (provided, that this clause (vi) shall be disregarded for purposes of any representations and warranties set forth in Section 3.5 and, to the extent related thereto, Section 7.2(a)), (vii) any failure by Ferrari to meet any internal or published projections, estimates, forecasts or expectations of Ferrari’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Ferrari Material Adverse Effect” may be taken into account to the extent not otherwise excluded), (viii) any geopolitical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)), or any shutdown or material limiting of certain United States or foreign federal, state or local government services, including any material worsening of such conditions threatened or existing as of the date of this Agreement, (ix) any reduction in the credit rating of Ferrari or the Ferrari Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Ferrari Material Adverse Effect” may be taken into account to the extent not otherwise excluded) and (x) any change in the market price or trading volume of the Ferrari Class A Common Stock (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Ferrari Material Adverse Effect” may be taken into account to the extent not otherwise excluded); provided, however, except to the extent such Effects resulting or arising out of the matters described in the foregoing clauses (i), (ii), (iii), (iv) and (viii) disproportionately adversely affect Ferrari and the Ferrari Subsidiaries, taken as a whole, relative to other participants in the industry in which Ferrari and the Ferrari Subsidiaries operate generally (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Ferrari Material Adverse Effect” has occurred or may or could occur solely to the extent they are disproportionate).

“Ferrari OpCo Governing Documents” means, together, the certificate of limited partnership of Ferrari OpCo as in effect on the date hereof and the Ferrari OpCo Partnership Agreement.

“Ferrari OpCo Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Ferrari OpCo, dated as of August 23, 2018, as amended, modified or supplemented from time to time.

“Ferrari Partnership Reverse Unit Split” means a reverse unit split of the Ferrari Partnership Units prior to the Merger Effective Time, at a ratio of four to one (subject to Section 6.12).

“Ferrari Partnership Unit” shall have meaning assigned to the term “Unit” in the Ferrari OpCo Partnership Agreement.

“Ferrari Partnership Unit Issuance” means the issuance of Ferrari Partnership Units in connection with the Merger.

“Ferrari Permitted Liens” means (i) Liens securing any Indebtedness set forth in Section 4.14(a)(iv) of the Ferrari Disclosure Letter, (ii) Liens that result from any statute or other Liens for Taxes or assessments that are not delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Ferrari Financial Statements in accordance with GAAP, (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over any Ferrari Oil and Gas Property which are customarily granted in the oil and gas industry and do not materially and adversely impair the current use of the underlying asset, (iv) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s Liens and other similar Liens imposed by Law and incurred in the ordinary course of business that are not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Ferrari Financial Statements in accordance with GAAP, and (v) any other non-monetary Liens, limitations, restrictions or title defects that would be accepted by a reasonably prudent purchaser of oil and gas interests in the geographic area where such oil and gas interests are located that do not materially impair the value of the applicable Ferrari Oil and Gas Property or the continued use and operation of the applicable Ferrari Oil and Gas Property, in each case, as currently used and operated.

“Ferrari PSU Award” means each award of performance stock units that corresponds to shares of Ferrari Class A Common Stock granted under the Ferrari Equity Plan that is outstanding immediately prior to the Merger Effective Time.

“Ferrari Restricted Stock Award” means each award of restricted shares of Ferrari Class A Common Stock granted under the Ferrari Equity Plan that is outstanding immediately prior to the Merger Effective Time.

“Ferrari Reverse Stock Split” means the adoption of amendments to the Ferrari Certificate providing for (i) a reverse stock split of the Ferrari Common Stock prior to the Merger Effective Time, at a ratio of four to one (subject to Section 6.11), and (ii) a change to the name of Ferrari to “Desert Peak Minerals Inc.” in the form of Exhibit A (with such changes as may be agreed in writing by Ferrari and Sierra prior to obtaining the Ferrari Stockholder Approval).

“Ferrari Stock Issuance” means the Ferrari Class C Share Issuance and the Ferrari Partnership Unit Issuance, collectively.

“Ferrari Stockholder Approval” means the affirmative vote of the holders of at least (i) a majority of the votes cast at the Ferrari Stockholder Meeting on the approval of the issuance of the Merger Consideration and (ii) a majority of the voting power of the outstanding capital stock of Ferrari entitled to vote on the approval of the Ferrari Reverse Stock Split.

“Ferrari Stockholder Meeting” means the meeting of the holders of shares of Ferrari Common Stock for the purpose of seeking the Ferrari Stockholder Approval, the Ferrari Certificate Amendment Approval and the Long Term Incentive Plan Approval, including any postponement or adjournment thereof.

“Governing Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of limited partnership and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Hazardous Substances” means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant,” or words of similar meaning, in each case, that is subject to regulation, control or remediation requirements under any Environmental Laws, including any quantity of asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), per- and polyfluoroalkyl substances, radon gas, and petroleum products or by-products.

“Hydrocarbons” means oil, gas and other hydrocarbons produced or processed in association therewith, or any combination thereof, and any minerals produced in association therewith, including all crude oil, natural gas, coalbed gas, casinghead gas, condensate, natural gas liquids, scrubber liquids and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane and gasoline) of any type or composition.

“Indebtedness” means with respect to any Person, (i) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, and (vii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

“Intellectual Property Rights” means all rights in or to all U.S., foreign or multinational intellectual property rights, including: (i) inventions (whether or not patentable), patents and patent applications (including any divisions, continuations, continuations-in-part, reissues, reexaminations, interferences and renewals and extensions thereof), (ii) industrial design and other protected designs, and all registrations and applications for registration thereof, (iii) trademarks, service marks, trade dress, logos, taglines, brand names, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (iv) copyrights, whether registered or unregistered, and any registrations and applications for registration thereof, (v) trade secrets and confidential information, including inventions, know-how, concepts, methods, processes, designs, network configurations and architectures, schematics, drawings, formulae, technical data, specifications, research and development information, technology, business plans and other proprietary information and rights, (vi) software (in any form, including source code and executable or object code), (vii) rights in databases and data collections (including knowledge databases, customer lists and customer databases), and (viii) domain name registrations.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“knowledge” will be deemed to be, as the case may be, the actual knowledge, as of the date hereof, of (i) the Persons listed on Section 9.5(ii) of the Sierra Disclosure Letter, with respect to Sierra, or (ii) the persons listed on Section 9.5(i) of the Ferrari Disclosure Letter, with respect to Ferrari or Ferrari OpCo.

“Law” means any statute, code, common law, rule, regulation, Order, executive order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law, including Anti-Corruption Laws.

“Licensed Ferrari IP” means all Intellectual Property Rights that are licensed to Ferrari or any Ferrari Subsidiary by third parties.

“Licensed Sierra IP” means all Intellectual Property Rights that are licensed to Sierra or any Sierra Subsidiary by third parties.

“Lien” means any lien, charge, pledge, hypothecation, mortgage, deed of trust, security interest, encumbrance, claim, infringement, interference, option, right of first refusal or first offer, preemptive right, community property interest, license sublease, defect in title or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Long Term Incentive Plan Approval” means the affirmative vote of the holders of at least a majority of the votes cast at the Ferrari Stockholder Meeting on the approval of the Long Term Incentive Plan.

“NASDAQ” means the Nasdaq Capital Market.

“Oil and Gas Leases” means all leases, subleases, licenses or other occupancy or similar agreements under which a Person leases, subleases or licenses or otherwise acquires or obtains operating rights in and to Hydrocarbons from real property interests.

“Oil and Gas Properties” means all right, title and interest in (i) any mineral interest, mineral fee interest, mineral classified lease, force pooled interests, other mineral rights (of any kind and however derived), lessor royalty interests and other mineral assets based upon, derived from or measured by the fee mineral estate (including, with respect to each of the foregoing, all Oil and Gas Leases, pooling and unitization agreements and orders, division orders, transfer orders, conveyances, mineral deeds, royalty deeds, and in each case, interests thereunder) and any Royalties and (ii) the Hydrocarbons produced from the wells located on or producing from the leases, properties and interests described in clause (i).

“Order” means any order, judgment, writ, stipulation, settlement, award, injunction, decree, consent decree, decision, ruling, subpoena, verdict or arbitration award entered, issued, made or rendered by any arbitrator or Governmental Entity of competent jurisdiction.

“Outside Date” means July 11, 2022.

“Owned Ferrari IP” means all Intellectual Property Rights that are owned or purported to be owned by Ferrari or any Ferrari Subsidiary.

“Owned Sierra IP” means all Intellectual Property Rights that are owned or purported to be owned by Sierra or any Sierra Subsidiary.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Representatives” means, when used with respect to a Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of such Person.

“Royalties” means royalties (including landowner’s and lessor’s royalties), overriding royalties, non-participating royalties, convertible interests, sliding scale royalties, compensatory royalties, production payments, carried interests, net profits interests, reversionary interests and other burdens upon, measured by or payable out of production however derived.

“Service Provider” means any officer, employee, consultant, manager or director.

“Share Price” means $5.15.

“Sierra Benefit Plan” means each Benefit Plan maintained, sponsored, contributed to, or required to be contributed to, by Sierra or any of the Sierra Subsidiaries or under which Sierra or any of the Sierra Subsidiaries has or could reasonably be expected to have any current or contingent obligation or liability.

“Sierra Governing Documents” means the Governing Documents of Sierra.

“Sierra IP” means Owned Sierra IP and Licensed Sierra IP.

“Sierra Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of Sierra and the Sierra Subsidiaries, taken as a whole or (b) has or could reasonably be expected to prevent, materially delay, or materially impair the ability of Sierra to perform its obligations under this Agreement or to consummate the Transactions, including the Merger; provided, that for the purposes of clause (a) no Effects resulting or arising from the following shall be deemed to constitute a Sierra Material Adverse Effect or shall be taken into account when determining whether a Sierra Material Adverse Effect has occurred or is or would reasonably be expected to exist or occur: (i) any changes after the date hereof in general United States or global economic or financial conditions, including any changes in markets for, or prices of, Hydrocarbons, (ii) any changes after the date hereof to the industry in which Sierra and the Sierra Subsidiaries operate, (iii) any changes after the date hereof in GAAP (or any interpretation thereof in accordance with the Financial Accounting Standards Board Statements of Financial Accounting Standards and Interpretations), (iv) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity after the date hereof, (v) any actions taken, or the failure to take any action, if such action or such failure to take action is at the written request or with the prior written consent of Ferrari, (vi) the announcement of this Agreement and the Transactions and compliance with or performance of obligations expressly contemplated by this Agreement (provided, that this clause (vi) shall be disregarded for purposes of any representations and warranties set forth in Section 4.5 and, to the extent related thereto, Section 7.3(a)), (vii) any failure by Sierra to meet any internal or published projections, estimates, forecasts or expectations of Sierra’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Sierra Material Adverse Effect” may be taken into account to the extent not otherwise excluded), (viii) any geopolitical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)), or any shutdown or material limiting of certain United States or foreign federal, state or local government services, including any material worsening of such conditions threatened or existing as of the date of this Agreement, and (ix) any reduction in the credit rating of the Sierra or the Sierra Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Sierra Material Adverse Effect” may be taken into account to the extent not otherwise excluded); provided, however, except to the extent such Effects resulting or arising out of the matters described in the foregoing clauses (i), (ii), (iii), (iv) and (viii) disproportionately adversely affect Sierra and the Sierra Subsidiaries, taken as a whole, relative to other participants in the industry in which Sierra and the Sierra Subsidiaries operate generally (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Sierra Material Adverse Effect” has occurred or may or could occur solely to the extent they are disproportionate).

“Sierra Member” means a member of Sierra holding Sierra Membership Units.

“Sierra Membership Unit” means a limited liability company interest in Sierra, representing a member’s undivided interest therein.

“Sierra Net Debt” means, as of immediately prior to the Merger Effective Date, an amount equal to (i) all outstanding Indebtedness for borrowed money of the Sierra Entities minus (ii) all of cash on hand (excluding restricted cash) of the Sierra Entities; provided, that, for purposes of determining the Additional Consideration, Sierra Net Debt shall be no less than $75,000,000.

“Sierra Permitted Liens” means (i) Liens securing any Indebtedness set forth in Section 3.14(a)(iv) of the Sierra Disclosure Letter, (ii) Liens that result from any statute or other Liens for Taxes or assessments that are not delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Sierra Financial Statements in accordance with GAAP, (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over any Sierra Oil and Gas Property which are customarily granted in the oil and gas industry and do not materially and adversely impair the current use of the underlying asset, (iv) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s Liens and other similar Liens imposed by Law and incurred in the ordinary course of business that are not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Sierra Financial Statements in accordance with GAAP and (v) any other non-monetary Liens, limitations, restrictions or title defects that would be accepted by a reasonably prudent purchaser of oil and gas interests in the geographic area where such oil and gas interests are located that do not materially impair the value of the applicable Sierra Oil and Gas Property or the continued use and operation of the applicable Sierra Oil and Gas Property, in each case, as currently used and operated.

“Sponsor RRA” means that certain Registration Rights Agreement, dated as of July 20, 2017, by and among Ferrari and Osprey Sponsor, LLC.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the outstanding Equity Interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (ii) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide written proposal that is not solicited after the date of this Agreement and is made after the date of this Agreement by any Person or group (other than Sierra or any of its affiliates) to acquire, directly or indirectly, (a) businesses or assets of Ferrari or any of the Ferrari Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that account for 50% or more of the fair market value of the assets of Ferrari and the Ferrari Subsidiaries, taken as a whole, or that generated 50% or more of Ferrari’s and the Ferrari Subsidiaries’ consolidated net revenue and earnings before interest, Taxes, depreciation and amortization for the preceding twelve months, respectively, or (b) more than 50% of the outstanding Ferrari Equity Interests, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination of the Ferrari Board of Directors, after consultation with its financial advisors and outside legal counsel, that (i) if consummated, would result in a transaction more favorable to Ferrari’s stockholders from a financial point of view than the Transactions (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of this Agreement offered by Sierra in response to such proposal or otherwise), (ii) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, the identity of the Person or Persons making the proposal and any other aspects considered relevant by the Ferrari Board of Directors and (iii) for which, if applicable, financing is fully committed or reasonably determined to be available by the Ferrari Board of Directors.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto, whether disputed or not) imposed by any Governmental Entity or domestic or foreign Taxing Authority, including income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Entity or domestic or foreign Taxing Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any Governmental Entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Transactions” means the transactions contemplated hereby, including the Merger, the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment and the Long Term Incentive Plan.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Willful Breach” means a material breach (or the committing of a material beach) of this Agreement that is a consequence of an act or failure to act by the breaching party, and where the breaching party knows such action or the failure to act would, or would reasonably be expected to, constitute a breach of this Agreement.

Section 9.6    Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“Agreement”	Preamble
“Balance Sheet Date”	Section 3.6(a)(i)
“Certificate of Merger”	Section 1.3
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“COBRA”	Section 3.11(d)
“Continuing Employee”	Section 6.5
“Contract”	Section 3.14(a)
“Covered Persons”	Section 6.4(a)
“Debt Financing”	Section 6.15
“Director Designation Agreement”	Recitals
“DLLCA”	Recitals
“Employee Agreements”	Section 6.5
“Exchange Act”	Section 4.5
“Ferrari”	Preamble
“Ferrari Acquisition Agreement”	Section 5.3(d)(iv)
“Ferrari Adverse Recommendation Change”	Section 5.3(d)(viii)
“Ferrari Board of Directors”	Recitals
“Ferrari Board Recommendation”	Recitals
“Ferrari Disclosure Letter”	Article IV
“Ferrari Entities”	Section 4.1(c)
“Ferrari Equity Agreements”	Section 4.2(b)
“Ferrari Equity Interests”	Section 4.2(a)
“Ferrari Financial Advisor”	Section 4.22
“Ferrari Financial Statements”	Section 4.6(b)
“Ferrari GP”	Recitals
“Ferrari GP Approval”	Section 4.4(b)
“Ferrari Independent Petroleum Engineers”	Section 4.20(b)
“Ferrari IT Systems”	Section 4.17(d)
“Ferrari Material Contract”	Section 4.14(b)
“Ferrari Oil and Gas Properties”	Section 4.20(a)
“Ferrari OpCo”	Preamble
“Ferrari Parties”	Preamble
“Ferrari Permits”	Section 4.18(c)
“Ferrari Preferred Stock”	Section 4.2(a)
“Ferrari Private Placement Warrant”	Section 4.2(a)
“Ferrari Public Warrant”	Section 4.2(a)
“Ferrari Related Party Agreement”	Section 4.26
“Ferrari Reserve Report”	Section 4.20(b)
“Ferrari SEC Documents”	Section 4.6(a)
“Ferrari Sensitive Information”	Section 4.17(e)
“Ferrari Subsidiary”	Section 4.1(c)
“Ferrari Support Agreement”	Recitals
“Ferrari Termination Payment”	Section 8.2(b)
“Ferrari Third Party Leases”	Section 4.20(i)
“Ferrari Warrant”	Section 4.2(a)
“GAAP”	Section 3.6(b)
“Governmental Entity”	Section 3.5
“HSR Act”	Section 3.5

“Indemnification Agreements”	Section 6.4(a)
“Intended Tax Treatment”	Section 1.7
“Interim Financials”	Section 3.6(a)(iv)
“Legal Proceeding”	Section 3.10
“Long Term Incentive Plan”	Section 6.13
“Maximum Amount”	Section 6.4(d)(i)
“Merger”	Recitals
“Merger Consideration”	Section 2.1(a)(i)
“Merger Effective Time”	Section 1.3
“Merger Sub”	Preamble
“NSAI”	Section 3.19(b)
“NSAI Reserve Report”	Section 3.19(b)
“Parties”	Preamble
“Proxy Statement”	Section 4.5
“Registration Rights Agreement”	Recitals
“Royal Resources”	Recitals
“Sarbanes-Oxley Act”	Section 4.6(a)
“SEC”	Section 3.6(c)
“Securities Act”	Section 3.6(c)
“Sierra”	Preamble
“Sierra Disclosure Letter”	Article III
“Sierra Entities”	Section 3.1(c)
“Sierra Equity Interests”	Section 3.2(a)
“Sierra Expenses”	Section 8.2(c)
“Sierra Financial Statements”	Section 3.6(a)
“Sierra Independent Petroleum Engineer”	Section 3.19(b)
“Sierra IT Systems”	Section 3.17(d)
“Sierra Material Contract”	Section 3.14(b)
“Sierra Members”	Recitals
“Sierra Oil and Gas Properties”	Section 3.19(a)
“Sierra Permits”	Section 3.18(c)
“Sierra Reorganization”	Section 6.17
“Sierra Reserve Report”	Section 3.19(b)
“Sierra S-1”	Article III
“Sierra Subsidiary”	Section 3.1(c)
“Sierra Termination Payment”	Section 8.2(d)
“Sierra Third Party Leases”	Section 3.19(i)
“Surviving Entity”	Section 1.1
“Takeover Statutes”	Section 4.28
“Transaction Committee”	Recitals
“Transaction Litigation”	Section 6.1(c)
“Transfer Taxes”	Section 6.9(b)

Section 9.7    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits,” are intended to refer to Sections of this Agreement and Exhibits to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. As used in this Agreement, “made available” or terms of similar import mean made available to the applicable Party and its Representatives in the electronic data room maintained by the providing Party for purposes of the Transactions or via documents publicly filed, furnished or submitted to the SEC prior to the date hereof. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. Any references to any Law refers to such Law as amended, modified, supplemented or replaced from time to time (including any successor), except as the context may otherwise require. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.8    Counterparts. This Agreement may be executed manually, electronically by email or other electronic transmission or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.

Section 9.9    Entire Agreement; Third-Party Beneficiaries.

(a)    This Agreement (including the Ferrari Disclosure Letter and the Sierra Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended so that until the termination of this Agreement in accordance with Section 8.1, any Party shall be permitted to take any actions expressly contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b)    Except (i) as provided in Section 6.4 and (ii) the right of the Persons to the Merger Consideration in accordance with Section 2.2, from and after the Merger Effective Time, neither this Agreement (including the Ferrari Disclosure Letter and the Sierra Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 9.10    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger is fulfilled to the extent possible.

Section 9.11    Governing Law; Jurisdiction.

(a)    This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to conflicts of laws principles (whether of the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

(b)    All Legal Proceedings and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the state of Delaware), for the purpose of any Legal Proceeding arising out of or relating to this Agreement and the Transactions brought by any Party, (ii) agrees not to commence any such action or proceeding except in such courts, (iii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 9.12    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13    Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 9.13 shall be null and void.

Section 9.14    Enforcement; Remedies.

(a)    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is agreed that prior to the termination of this Agreement pursuant to Section 8.1, the non-breaching Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement.

(c)    The Parties’ right of specific enforcement is an integral part of the Transactions and each Party hereby waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any other Party (including any objection on the basis that there is an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity), and each Party shall be entitled to an injunction or injunctions and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.14. In the event any Party seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such Party shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 9.14.

Section 9.15    Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, affiliate (including, with respect to Sierra, any other investment funds, vehicles or accounts sponsored or managed by affiliates of Sierra (or one of any such Person’s subsidiary advisory entities), and the Persons in which they invest), agent, attorney, advisor, consultant or Representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Sierra or the Ferrari Parties under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Ferrari, Ferrari OpCo, Merger Sub and Sierra have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

FALCON MINERALS CORPORATION

By:	/s/ Bryan C. Gunderson
Name:	Bryan C. Gunderson
Title:	President and Chief Executive Officer

FALCON MINERALS OPERATING PARTNERSHIP, LP

By:	Falcon Minerals GP, LLC, its general partner

By:	/s/ Bryan C. Gunderson
Name:	Bryan C. Gunderson
Title:	President and Chief Executive Officer

FERRARI MERGER SUB A LLC

By:	Falcon Minerals Operating Partners, LP, its managing member

By:	Falcon Minerals GP, LLC, its managing member

By:	/s/ Bryan C. Gunderson
Name:	Bryan C. Gunderson
Title:	President and Chief Executive Officer

DPM HOLDCO, LLC

By:	/s/ Noah Lockshin
Name:	Noam Lockshin
Title:	Manager

[Signature Page to Agreement and Plan of Merger]

Annex B

Amendment to the Falcon Charter

[See attached]

Annex B

CERTIFICATE OF AMENDMENT TO

THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FALCON MINERALS CORPORATION

Falcon Minerals Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is “Falcon Minerals Corporation.” The Corporation’s original certificate of incorporation was filed with the Delaware Secretary of State on June 13, 2016, as amended and thereafter filed on March 22, 2017 and further amended and filed on April 11, 2017 (the “Original Certificate as Amended”). The name under which the Original Certificate as Amended was filed is “SPAC Corp.” An amended and restated certificate of incorporation of the Corporation was filed with the Delaware Secretary of State on July 21, 2017 (the “Amended and Restated Certificate”). A second amended and restated certificate of incorporation of the Corporation was filed with the Delaware Secretary of State on August 23, 2018 (the “Second Amended and Restated Certificate”).

2.    This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) amends the Second Amended and Restated Certificate, and has been duly approved by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”).

3.    Article I of the Second Amended and Restated Certificate is replaced in its entirety as follows:

“The name of the corporation is Sitio Royalties Corp. (the “Corporation”).”

4.    Section 4.1 of Article IV of the Second Amended and Restated Certificate is hereby amended to add the following:

“Upon the Certificate of Amendment to the Second Amended and Restated Certificate becoming effective pursuant to the DGCL (the “Effective Time”), (i) each four shares of Class A Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time will be combined and reclassified into one issued, fully paid and nonassessable share of Class A Common Stock and (ii) each four shares of Class C Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time will be combined and reclassified into one issued, fully paid and nonassessable share of Class C Common Stock, in each case, without any action required on the part of the Corporation or the holders of such Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Class A Common Stock or Class C Common Stock will be issued as a result of the Reverse Stock Split. In lieu of fractional shares of Class C Common Stock, the Corporation will pay to such holders of record of Class C Common Stock, upon the surrender of the stockholders’ stock certificates, if any, an amount in cash equal to the fair value of such fractional share of Class C Common Stock as determined by the Board. In lieu of fractional shares of Class A Common Stock, the aggregate of all fractional shares of Class A Common Stock otherwise issuable to the holders of record of Class A Common Stock shall be issued to the transfer agent for the Class A Common Stock, as exchange agent, for the accounts of all holders of record of Class A Common Stock otherwise entitled to have a fraction of a share of Class A Common Stock issued to them. The sale of all fractional interests of Class A Common Stock will be effected by the exchange agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Class A Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, the exchange agent will pay to such holders of record of Class A Common Stock their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests. After the Reverse Stock Split, no holder of Class A Common Stock or Class C Common Stock will have any further interest in the Corporation with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except, for the holders of record of Class C Common Stock and Class A Common Stock, the right to receive a cash payment as described above. From and after the Effective Time, stock certificates representing shares of Class A Common Stock or Class C Common Stock issued and outstanding immediately prior to the Effective Time, if any, shall thereafter be deemed to represent the number of whole shares of Class A Common Stock or Class C Common Stock into which such Class A Common Stock or Class C Common Stock shall have been reclassified at the Effective Time.”

[Signature Page Follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer on this      day of                     , 2022.

FALCON MINERALS CORPORATION

By:
Name:
Title:

Annex C

Third Amended and Restated Certificate of Incorporation of Falcon

[See attached]

Annex C

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FALCON MINERALS CORPORATION

[            ], 2022

FALCON MINERALS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 13, 2016 (as amended, the “Original Certificate as Amended”). The name under which the Original Certificate as Amended was filed is “SPAC CORP.”

2.	An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on July 21, 2017 (the “Amended and Restated Certificate”).

3.

A second amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on August 23, 2018 (as amended, the “Second Amended and Restated Certificate”).

4.

This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which both restates and further amends the provisions of the Second Amended and Restated Certificate was duly adopted in accordance with Sections 242 and 245 of the DGCL.

5.	This Third Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

6.	The text of the Second Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Sitio Royalties Corp. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1000 North King Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is Corporation Guarantee and Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 361,000,000 shares, consisting of (a) 360,000,000 shares of common stock (the “Common Stock”), including (i) 240,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 120,000,000 shares of Class C Common Stock (the “Class C Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Upon this Third Amended and Restated Certificate becoming effective pursuant to the DGCL (the “Effective Time”), (i) each four shares of Class A Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time will be combined and reclassified into one issued, fully paid and nonassessable share of Class A Common Stock and (ii) each four shares of Class C Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time will be combined and reclassified into one issued, fully paid and nonassessable share of Class C Common Stock, in each case, without any action required on the part of the Corporation or the holders of such Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Class A Common Stock or Class C Common Stock will be issued as a result of the Reverse Stock Split. In lieu of fractional shares of Class C Common Stock, the Corporation will pay to such holders of record of Class C Common Stock, upon the surrender of the stockholders’ stock certificates, if any, an amount in cash equal to the fair value of such fractional share of Class C Common Stock as determined by the Board. In lieu of fractional shares of Class A Common Stock, the aggregate of all fractional shares of Class A Common Stock otherwise issuable to the holders of record of Class A Common Stock shall be issued to the transfer agent for the Class A Common Stock, as exchange agent, for the accounts of all holders of record of Class A Common Stock otherwise entitled to have a fraction of a share of Class A Common Stock issued to them. The sale of all fractional interests of Class A Common Stock will be effected by the exchange agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Class A Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, the exchange agent will pay to such holders of record of Class A Common Stock their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests. After the Reverse Stock Split, no holder of Class A Common Stock or Class C Common Stock will have any further interest in the Corporation with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except, for the holders of record of Class C Common Stock and Class A Common Stock, the right to receive a cash payment as described above. From and after the Effective Time, stock certificates representing shares of Class A Common Stock or Class C Common Stock issued and outstanding immediately prior to the Effective Time, if any, shall thereafter be deemed to represent the number of whole shares of Class A Common Stock or Class C Common Stock into which such Class A Common Stock or Class C Common Stock shall have been reclassified at the Effective Time.

Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, or such series, including, without limitation, that any such series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of capital stock, (iii) entitled to such rights upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation or (iv) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same class of capital stock, of the Corporation at such price or prices or at such rates and with such adjustments, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting Generally.

(i) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class C Common Stock voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class A Common Stock.

(i) Certain Amendments. Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class A Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of A Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Third Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change, in a manner adverse to the holders of the Class A Common Stock, the powers, preferences or rights of the Class A Common Stock, relative to the powers, preferences or rights of any other class of Common Stock, as such relative powers, preferences or rights exist as of the date of this Third Amended and Restated Certificate.

(ii) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions; provided that, in the event of any dividend or other distribution received by the Corporation from the Partnership in respect of the Common Units or other equity interests of the Partnership held by the Corporation, including upon any liquidation, dissolution or winding up of the Partnership (any such dividend or distribution, a “Partnership Distribution”), the Board shall declare in connection with such Partnership Distribution a dividend or other distribution on the shares of Class A Common Stock in an amount equal to 100% of such Partnership Distribution, net of reserves for taxes payable by the Corporation as reasonably determined by the Board (a “Pass-Through Distribution”), and the holders of Class A Common Stock shall share equally on a per share basis in such Pass-Through Distribution. The Board shall fix the record date for any Pass-Through Distribution to be the same date as the record date for the corresponding Partnership Distribution fixed by the general partner of the Partnership or, if necessary to comply with applicable law, such later date that is as soon as practicable after the record date for the Partnership Distribution fixed by the general partner of the Partnership. To the extent that a Partnership Distribution is paid in a form other than cash, the Corporation shall sell a portion of such Partnership Distribution sufficient to reserve for taxes payable by the Corporation as reasonably determined by the Board, and the balance of such Partnership Distribution shall be a Pass-Through Distribution.

(iii) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.

(c) Class C Common Stock.

(i) Certain Amendments. Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class C Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class C Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Third Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change, in a manner adverse to the holders of the Class C Common Stock, the powers, preferences or rights of the Class C Common Stock, relative to the powers, preferences or rights of any other class of Common Stock, as such relative powers, preferences or rights exist as of the date of this Third Amended and Restated Certificate.

(ii) Dividends. Notwithstanding anything to the contrary, dividends shall not be declared or paid on the Class C Common Stock.

(iii) Liquidation, Dissolution or Winding Up of the Corporation. The holders of Class C Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(iv) Sale Transaction Consideration; Redemption Consideration. In no event shall the Corporation enter into, or enter into any agreement to enter into, (i) a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s stock entitled to vote thereon (whether or not the Corporation is the surviving entity), (ii) an acquisition of all or substantially all of the Corporation’s assets or (iii) any tender or exchange offer by the Corporation or any third party to acquire any shares of stock of the Corporation (any such transaction described in (i), (ii) or (iii), in each case whether by way of a single transaction or a series of related transactions, a “Sale Transaction”), in which it is proposed that (1) each share of Class C Common Stock shall be converted into the right to receive, directly or indirectly in connection with such Sale Transaction, any consideration for such share of Class C Common Stock or (2) each share of Class C Common Stock, together with one Common Unit, shall be converted into the right to receive, directly or indirectly in connection with such Sale Transaction, a different amount of consideration on a per share basis as that received by each share of Class A Common Stock in connection with such Sale Transaction. In no event shall the Corporation repurchase, redeem or repurchase, or offer to redeem, repurchase or otherwise acquire, any shares of Class C Common stock for any consideration.

(v) Transfer of Class C Common Stock.

(1) A holder of Class C Common Stock may surrender shares of Class C Common Stock to the Corporation for no consideration at any time. Following the surrender of any shares of Class C

Common Stock to the Corporation, the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(2) A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the Partnership Agreement, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee. The transfer restrictions described in this Section 4.3(d)(v)(2) are referred to as the “Restrictions”.

(3) Any purported transfer of shares of Class C Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class C Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class C Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

(4) Upon a determination by the disinterested directors (acting by a majority vote of the disinterested directors serving on the Board at such time, or by a committee composed of two or more disinterested directors) that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, such committee may, on behalf of the Board, take such action and direct the Corporation to take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation, to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(5) The disinterested directors (acting by a majority vote of the disinterested directors serving on the Board at such time, or by a committee composed of two or more disinterested directors) may, to the extent permitted by law, on behalf of the Board, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.3(d)(v) for determining whether any transfer or acquisition of shares of Class C Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.3(d). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class C Common Stock.

(6) The disinterested directors (acting by a majority vote of the disinterested directors serving on the Board at such time, or by a committee composed of two or more disinterested directors), shall have, on behalf of the Board all powers necessary to implement the Restrictions, including without limitation, the power to prohibit the transfer of any shares of Class C Common Stock in violation thereof.

(vi) Issuance of Class A Common Stock Upon Redemption; Cancellation of Class C Common Stock.

(1) To the extent that any holder of Class C Common Stock exercises its right pursuant to the Partnership Agreement to have its Common Units redeemed by the Partnership in accordance with the Partnership Agreement, then simultaneous with the payment of the consideration due under the Partnership Agreement to such holder of Class C Common Stock, the Corporation shall cancel for no consideration a number of shares of Class C Common Stock registered in the name of the redeeming or exchanging holder of Class C Common Stock equal to the number of Common Units held by such holder of Class C Common Stock that are redeemed or exchanged in such redemption or exchange transaction. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the Common Units for Class A Common Stock pursuant to the Partnership Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the

Partnership Agreement. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the Partnership Agreement, be validly issued, fully paid and nonassessable.

(2) Notwithstanding the Restrictions, (A) in the event that an outstanding share of Class C Common Stock shall cease to be held by a registered holder of Common Units, such share of Class C Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class C Common Stock be cancelled for no consideration, and the Corporation will take all actions necessary to retire such share and such share shall not be re-issued by the Corporation and (B) in the event that one or more of the Common Units held by a registered holder of Class C Common Stock ceases to be held by such holder (other than as a result of a transfer of one or more Common Units together with an equal number of shares of Class C Common Stock as permitted by the Partnership Agreement), a corresponding number of shares of Class C Common Stock registered in the name of such holder shall automatically and without further action on the part of the Corporation or such holder be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(vii) Restrictive Legend. All certificates or book entries representing shares of Class C Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS BOOK ENTRY ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(d) Conversion Rights. Except as set forth in this Third Amended and Restated Certificate, the Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(e) Preemptive Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Third Amended and Restated Certificate.

(f) Stock Split or Reverse Stock Split. In no event shall the shares of either Class A Common Stock or Class C Common Stock be split, divided, or combined (including by way of stock dividend) unless the outstanding shares of the other class shall be proportionately split, divided or combined.

(g) Authorization and Issuance of Additional Shares; Repurchases or Redemptions.

(i) If at any time the Corporation issues a share of Class A Common Stock or any other Equity Security of the Corporation (other than Class C Common Stock), (1) the Corporation shall cause the Partnership shall issue to the Corporation one Common Unit (if the Corporation issues a share of Class A Common Stock), or such other Equity Security of the Partnership (if the Corporation issues Equity Securities other than Class A Common Stock) corresponding to such Equity Securities issued by the Corporation, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation and (2) the net proceeds received by the Corporation with respect to issuance of the corresponding share of Class A Common Stock or other Equity Security, if any, shall be concurrently contributed by the Corporation to the Partnership as a capital contribution; provided, however, that if the Corporation issues any shares of Class A Common Stock in exchange for a number of Common Units redeemed by a limited partner of the Partnership (other than the Corporation), and a corresponding number of shares of Class C Common Stock, pursuant to the terms of the Partnership Agreement, then the Partnership shall not issue any new Common Units in connection therewith. Notwithstanding the foregoing, this Section 4.3(h)(i) shall not apply to (A) (x) the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholders rights plan or (y) the issuance under the Corporation’s equity plans or stock option plans of any warrants, options, other rights to acquire Equity Securities of the Corporation or rights or property that may be converted into or settled in Equity Securities of the Corporation, but shall in each of the foregoing cases apply to the issuance of Equity Securities of the Corporation in connection with the exercise or settlement of such rights, warrants, options or other rights or property or (B) the issuance of Equity Securities pursuant to any equity plan of the Corporation (other than a stock option plan) that are restricted, subject to forfeiture or otherwise unvested upon issuance, but shall apply on the applicable vesting date with respect to such Equity Securities.

(ii) The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Corporation (other than the Common Stock) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Partnership, with corresponding changes made with respect to any other exchangeable or convertible securities.

(iii) The Corporation or any of its subsidiaries may not redeem, repurchase or otherwise acquire (1) any shares of Class A Common Stock unless substantially simultaneously the Partnership redeems, repurchases or otherwise acquires from the Corporation an equal number of Common Units for the same form and amount of consideration per security or (2) any other Equity Securities of the Corporation (other than Class C Common Stock) unless substantially simultaneously the Partnership redeems, repurchases or otherwise acquires from the Corporation an equal number of Equity Securities of the Partnership of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation for the same form and amount of consideration per security. Notwithstanding the foregoing, to the extent that any consideration payable by the Corporation in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of the Corporation or any of its subsidiaries consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Partnership shall be effectuated in an equivalent manner.

(h) Certain Terms. As used in this Third Amended and Restated Certificate, (i) “Partnership” shall mean Falcon Minerals Operating Partnership, LP, a Delaware limited partnership, or any successor entity thereto, (ii) “Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 23, 2018, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, (iii) “Common Unit” shall a common unit representing limited partnership interests in the Partnership authorized and issued under the Partnership Agreement and constituting a “Common Unit” as defined in the Partnership Agreement as in effect as of effective time of this Third Amended and Restated Certificate, and (iv) “Equity Securities” shall mean (1) with respect to the Corporation, any and all shares, interests, participation or other equivalents (however designated) of capital stock, including all Common Stock and Preferred Stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing and (2) with respect to the Partnership or any of its subsidiaries, (A) Common Units or other equity interests in the Partnership or any subsidiary of the Partnership, (B) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Common Units or other equity interests in the Partnership or any subsidiary of the Partnership, and (C) warrants, options or other rights to purchase or otherwise acquire Common Units or other equity interests in the Partnership or any subsidiary of the Partnership.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws.

(b) Subject to Section 5.5 hereof, at each annual meeting of stockholders following the effectiveness of this Third Amended and Restated Certificate, each director shall be elected for a term expiring at the next annual meeting, and shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.

(c) Advance notice of nominations for the election of directors, other than by the Board or a duly authorized committee thereof, and information concerning nominees, shall be given in the manner provided in the Bylaws.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of office of the director whom he or she has replaced and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, with or without cause, upon the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Section 5.6 No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board providing the issue of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Annual Meetings. Except as otherwise expressly provided by law, the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined exclusively by resolution of the Board in its sole and absolute discretion. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders at any meeting of stockholders shall be given in the manner provided in the Bylaws.

Section 7.2 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.4 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, with prior notice and without a vote by consent in accordance with Section 228 of the DGCL.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1 To the fullest extent permitted by law, (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to (A) the Board or any director, (B) any stockholder of the Corporation, or (C) any Affiliate of any Person or entity identified in the preceding clause (A) or (B), but in each case subject to the last sentence of this Section 9.1; (ii) no stockholder and no director, in each case, that is not an employee of the Corporation or its subsidiaries, will have any duty to refrain from (A) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (B) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any stockholder or any director (or any of their Affiliates), in each case, that is not an employee of the Corporation or its subsidiaries, acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such stockholder or such director or any of their respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such stockholder or director shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such stockholder or director may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person or entity. The immediately preceding sentence and Section 9.3 shall not apply to any potential transaction or business opportunity that is expressly offered to a director of the Corporation or its subsidiaries, solely in his or her capacity as a director of the Corporation or its subsidiaries.

Section 9.2 In furtherance of the foregoing, in recognition and anticipation that (i) certain directors, principals, members, officers, employees or other representatives of the Exempted Persons and their respective Affiliates may serve as directors of the Corporation or its subsidiaries, (ii) the Exempted Persons and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, now engages or may engage or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, now engages or may engage and (iii) members of the Board who are not employees of the Corporation and their Affiliates that may be designated, nominated or elected by the Exempted Persons or their respective Affiliates (the “Non-Employee Directors”) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, now engages or may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, now engages or may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Exempted Persons, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

Section 9.3 None of (i) the Exempted Persons or any of their respective Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons identified in clauses (i) and (ii) above being referred to, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, subject to the last sentence of Section 9.1. Subject to the last sentence of Section 9.1, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

Section 9.4 To the fullest extent permitted by law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with Third Amended and Restated Certificate, (ii) the Corporation or its subsidiaries are legally able to, and are not contractually prohibited from, undertaking such transaction or opportunity, (iii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iv) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity and (v) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

Section 9.5 Deemed Notice. Any Person purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

Section 9.6 Definitions. For purposes of this Article IX, the following terms shall have the following meanings:

(i) “Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

(ii) “Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(iii) “Exempted Persons” means, collectively, KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC, Rock Ridge Royalty Company, LLC, Royal Resources, L.P., Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP.

(iv) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

ARTICLE X

EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the

DGCL or this Third Amended and Restated Certificate or the Bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of this Third Amended and Restated Certificate or the Bylaws, or (v) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, however, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware with subject matter jurisdiction over the matter. Notwithstanding the foregoing, this exclusive jurisdiction provision will not apply to any claims brought to enforce a duty or liability created by the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any provision or provisions of this Third Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate (including, without limitation, each portion of any sentence of this Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI. Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate or the Bylaws, and notwithstanding that a lesser percentage or vote may be permitted from time to time by applicable law, no provision of Article V, Article VI, Article VII, Article VIII, Article IX, Article X, this Article XI and Article XII may be altered, amended or repealed in any respect, nor may any provision of this Third Amended and Restated Certificate or of the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Third Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XII

DGCL SECTION 203

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, Falcon Minerals Corporation has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

FALCON MINERALS CORPORATION

By:
Name:
Title:

[Signature Page to Third Amended and Restated Certificate of Incorporation]

Annex D

Sitio Royalties Corp. Long Term Incentive Plan

[See attached]

Annex D

SITIO ROYALTIES CORP.

LONG TERM INCENTIVE PLAN

1.    Purpose. The purpose of the Sitio Royalties Corp. Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Sitio Royalties Corp., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)    “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, as amended or any successor accounting standard.

(c)    “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.

(d)    “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cash Award” means an Award denominated in cash granted under Section 6(i).

(g)    “Change in Control” means, except as otherwise provided in an Award Agreement, the consummation of any of the following events after the Effective Date:

(i)    any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;

(ii)    individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)    there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, provided that, in all such cases, the transactions contemplated by the provisions above are ultimately consummated.

Notwithstanding the foregoing, except with respect to clause (ii) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a subsidiary, all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Further notwithstanding the foregoing, with respect to an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules and with respect to which a Change in Control would trigger settlement or payment of such Award, “Change in Control” shall mean an event that qualifies both as a “Change in Control” (as defined in this Section 2(g)) as well as a “change in control event” as defined in the Nonqualified Deferred Compensation Rules.

(h)    “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j)    “Committee” means the Compensation Committee of the Board, unless no such Compensation Committee exists, in which case, a committee of two or more directors designated by the Board to administer the

Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k)    “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)    “Effective Date” means [●]1.

(m)    “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including consultants and non-employee directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o)    “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the securities exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p)    “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(q)     “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)    “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

[1]	Note to Draft: To be the Closing Date (as defined in the Merger Agreement).

(s)    “Nonstatutory Option” means an Option that is not an ISO.

(t)    “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(u)    “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(v)    “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(w)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(x)    “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3) and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(y)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(z)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(aa)    “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(bb)    “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(cc)    “SEC” means the Securities and Exchange Commission.

(dd)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(ee)    “Stock” means the Company’s Class A common stock, par value $0.0001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(ff)    “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(gg)    “Substitute Award” means an Award granted under Section 6(j).

3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i) designate Eligible Persons as Participants;

(ii) determine the type or types of Awards to be granted to an Eligible Person;

(iii) determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv) determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi) determine the treatment of an Award upon a termination of employment or other service relationship;

(vii) impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii) interpret and administer the Plan and any Award Agreement;

(ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)    Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (B) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c)    Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 5(b) or Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.    Stock Subject to Plan.

(a)    Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, the total number of shares of Stock reserved and available for delivery with respect to Awards under the Plan is equal to [•]2 shares of Stock, and such number of shares of Stock shall be available for the issuance of shares upon the exercise of ISOs.

(b)    Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock, (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) shares that were subject to an Option or SAR but were not issued or delivered as a result of net settlement or net exercise of such Option or SAR) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b). If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.

[2]

Note to Draft: Amount to equal 10% of the outstanding shares of Stock on the Effective Date, after giving effect to the issuance of shares in connection with the Closing (as defined in the Merger Agreement).

(d)    Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.    Eligibility; Director Award Limitations.

(a)    Awards may be granted under the Plan only to Eligible Persons.

(b)    In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that, for the calendar year in which a non-employee member of the Board first commences service on the Board only, the foregoing limitation shall be $1,000,000; provided, further that, the limitation set forth in this Section 5(b) shall be without regard to grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company.

6.    Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. To the extent provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(b)    Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)    Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant). Notwithstanding the foregoing, the Exercise Price of a Nonstatutory Option may be less than 100% of the Fair Market Value per share of Stock as of the date of grant of the Option if the Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(ii)    Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)    SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)    Right to Payment. An SAR is a right to receive, upon exercise thereof, an amount equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee and (ii) the number of shares of Stock subject to the exercise of the SAR.

(ii)    Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR. Notwithstanding the foregoing, the grant price of an SAR may be less than 100% of the Fair Market Value per share of Stock subject to an SAR as of the date of grant of the SAR if the SAR (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(iii)    Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any), cash or a combination thereof, as determined by the Committee in its sole discretion, will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.

(iv)    Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may provide that any cash dividends paid on a share of Restricted Stock be (1) paid or distributed when accrued or at a later specified date, (2) automatically reinvested in additional shares of Restricted Stock, (3) applied to the purchase of additional Awards, (4) deferred without interest to the date of vesting of the associated Award of Restricted Stock or (5) subject to such other terms and conditions as the Committee may specify. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)    Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)    Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)    Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)    Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(j)    Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.    Certain Provisions Applicable to Awards.

(a)    Limit on Transfer of Awards.

(i)    Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)    Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)    To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv)    An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)    Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)    Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)    Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)    Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)    Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)    Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii) redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

(iii) cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or

(iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.    General Provisions.

(a)    Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)    Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Denver, Colorado.

(d)    Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act), or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)    Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(h)    Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)    Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any securities exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(k)    Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified

Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)    Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(n)    Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.    Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any securities exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

Annex E

Opinion of Houlihan Lokey Capital, Inc.

[See attached]

Annex E

CONFIDENTIAL

January 11, 2022

The Transaction Committee of the Board of Directors of Falcon Minerals Corporation

510 Madison Avenue

New York, NY 10022

Attn: Claire Harvey, Chairman

Dear Members of the Transaction Committee:

We understand that Falcon Minerals Corporation (the “Company”) is contemplating entering into an Agreement and Plan of Merger, dated as of January 11, 2022 (the “Agreement”), with KMF Land, LLC, doing business as Desert Peak Minerals (the “Target”), Falcon Minerals Operating Partnership, LP (“OpCo”), and Ferrari Merger Sub A LLC, a wholly-owned subsidiary of OpCo (“MergerSub”), pursuant to which MergerSub will be merged with and into the Target (the “Transaction”) and, in connection with the Transaction, (a) the outstanding limited liability company interests in the Target would be converted into the right to receive an aggregate of (1) 235,000,000 shares of Class C Common Stock of the Company, (2) 235,000,000 Partnership Units of OpCo, and (3) the Additional Consideration (as defined in Agreement) (collectively, such amount in the aggregate, the “Consideration”), and (b) the Target will become a wholly owned subsidiary of the Company. We further understand that the Board of Directors of the Company (the “Board”) has formed the Transaction Committee (the “Committee”) to consider certain matters relating to the Transaction, the terms of which are more fully set forth in the Agreement.

The Committee has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Consideration to be paid by the Company in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.

reviewed the Agreement and the Voting Support Agreement, dated as of January 11, 2022, by and between Sierra, LLC, a Delaware limited liability company, and Royal Resources L.P., a Delaware limited partnership;

2.

reviewed certain publicly available business and financial information relating to the Company and the Target that we deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the Company;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company and the Target made available to us by the Company, including (a) financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company and the Target for the fiscal years ending 2021 through 2026, and (b) certain forecasts and estimates of potential cost savings expected to result from the Transaction, all as prepared by the management of the Company (the “Synergies”);

4.

spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Target, the Transaction and related matters;

5.	compared the financial and operating performance of the Company and the Target with that of public companies that we deemed to be relevant;

1001 Fannin Street, Suite 4650 ● Houston, Texas 77002 ● tel.832.319.5150 ● fax.832-319-5151 ● www.HL.com

Broker/dealer services through Houlihan Lokey Capital, Inc.

6.

reviewed the current and historical market prices for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

7.	reviewed certain publicly available information regarding the Target’s previously contemplated initial public offering;

8.	compared the relative contributions of the Company and the Target to certain financial and operating statistics of the combined company; and

9.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the Target and the other matters covered thereby (including the liquidity position of the Company and the Target), and we express no opinion with respect to such projections or the assumptions on which they are based. Furthermore, upon the advice of the management of the Company, we have assumed that the estimated Synergies reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company and that the Synergies will be realized in the amounts and the time periods indicated thereby, and we express no opinion with respect to such Synergies or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or the Target since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. For purposes of our analyses and this Opinion, with your consent, we have assumed that the Target’s recent acquisition of the Tango Lima assets was completed at fair market value and have included such assets in our analysis based on the acquisition price only.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and other related documents and instruments, without any amendments or modifications thereto. We have also assumed, with the consent of the Committee, that the Transaction will qualify as a tax-free transaction. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of the Company or the Target, or otherwise have an effect on the Transaction, the Company or the Target or any expected benefits of the Transaction that would be material to our analyses or this Opinion. We have relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Consideration pursuant to the Agreement will not be material to our analyses or this Opinion. For purposes of our analyses and this Opinion, we have, with your consent, (i) assumed that shares of Class C Common Stock of the Company, together with the corresponding Partnership Interests of OpCo, are the economic equivalent and have the same value as shares of Class A Common Stock of the Company, notwithstanding the different rights of such securities that could impact their value, and (ii) evaluated the Additional Consideration as a call option to purchase up to $65 million of Class C Common Stock of the Company, and corresponding Partnership Interests of OpCo, at the Share Price (as defined in the Agreement).

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, the Target or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the Target is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or the Target is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, (c) advise the Committee, the Board or any other party with respect to the appropriateness, or future impact on the Company, of the Additional Consideration (as defined in the Agreement), or (d) advise the Committee, the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the Class A Common Stock, the Class C Common Stock or the OpCo Partnership Interests actually will be at the consummation of the Transaction or the price or range of prices at which the Class A Common Stock, the Class C Common Stock or the OpCo Partnership Interests may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished solely for the use of the Committee (solely in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Target or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and/or certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to The Blackstone Group, Inc. (“Blackstone”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Blackstone (collectively, with Blackstone, the “Blackstone Group”), have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Oaktree Capital Management (“Oaktree”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Oaktree (collectively, with Oaktree, the “Oaktree Group”), and have in the past provided investment banking, financial advisory and/or other financial or consulting services to Kimmeridge Energy (“Kimmeridge”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Kimmeridge (collectively, with Kimmeridge, the “Kimmeridge Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to Vine Energy, Inc., then a member of the Blackstone Group, in connection with its sale transaction, which closed in November 2021, (ii) having acted as financial advisor to Stearns Holdings, LLC, then a member of the Blackstone Group, in connection with its sale transaction, which closed in March 2021, (iii) having acted as financial advisor to a group of term loan lenders, of which one or more affiliates of the Blackstone Group were members, of Cineworld Group plc in connection with certain financing transactions, the first of which closed in November 2020, (iv) having acted as financial advisor to PulseR, LLC, then a member of the Oaktree Group, in connection with its sale transaction, which closed in February 2020, (v) having acted as financial advisor to a noteholder group, of which one or more members of the Oaktree Group were members, in relation to their interests as noteholders of Frontier Communications Corporation in connection with its chapter 11 bankruptcy proceedings, which concluded in April 2021, (vi) having acted as financial advisor to the special committee of the board of directors of Oaktree Strategic Income Corporation, then managed by a member of the Oaktree Group, in connection with its merger transaction with Oaktree Specialty Lending Corporation, which, which closed in March 2021, (vii) having acted as financial advisor to a consortium of shareholders, in which Oaktree was a leading member along with Centerbridge Partners, LP, in connection with the restructuring and reorganization of Garrett Motion, Inc., which was completed in April 2021, (viii) having acted as financial advisor to a lender group, of which one or more members of the Oaktree Group were members, in relation to their interests as lenders to Array Canada, Inc. in connection with its refinancing transaction, which closed in September 2021, and (ix) having acted as financial advisor to a creditor group, of which one or more members of the Kimmeridge Group were members, in relation to their interests as creditors to Extraction Oil & Gas, Inc. in connection with its chapter 11 bankruptcy proceedings, which closed in January 2021. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Target, members of the Blackstone Group, members of the Oaktree Group, members of the Kimmeridge Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Blackstone, Oaktree, Kimmeridge, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Blackstone Group, members of the Oaktree Group, members of the Kimmeridge Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Target, members of the Blackstone Group, members of the Oaktree Group, members of the Kimmeridge Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, the Target or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, the Target and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Annex F

March 3, 2020

Mr. Jarret Marcoux

Vice President of Engineering & Acquisitions

Desert Peak Minerals

1144 15th Street, Suite 2650

Denver, CO 80202

Re:	Evaluation Summary

Kimmeridge Mineral Fund Interests

Texas and New Mexico

Proved Reserves

As of December 31, 2019

Dear Mr. Marcoux:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to the above captioned royalty interests. We completed our evaluation on March 3, 2020. It is our understanding that the proved reserves estimated in this report constitute 100% of all proved reserves owned by Kimmeridge Mineral Fund. This report has been prepared for use in filings with the Securities and Exchange Commission. In our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

Composite reserve estimates and economic forecasts are summarized below:

		Proved Developed Producing	Proved Developed Non- Producing	Proved Undeveloped	Proved
Net Reserves
Oil/Condensate	- Mbbl	4,193.9	28.8	1,616.4	5,839.2
Gas	- MMcf	20,221.4	72.1	4,199.8	24,493.3
NGL	- Mbbl	2,289.9	8.2	475.6	2,773.7
Revenue
Oil/Condensate	- M$	213,555.7	1,468.3	82,306.6	297,330.6
Gas	- M$	13,952.8	49.7	2,897.9	16,900.4
NGL	- M$	34,113.3	121.6	7,085.0	41,319.9
Severance Taxes and
Ad Valorem Taxes	- M$	20,877.3	127.2	7,173.4	28,177.9
Operating Expenses	- M$	0.0	0.0	0.0	0.0
Investments	- M$	0.0	0.0	0.0	0.0
Operating Income (BFIT)	- M$	240,744.5	1,512.5	85,116.1	327,373.2
Discounted at 10.0%	- M$	130,685.7	785.3	52,795.3	184,266.3

F-1

In accordance with the Securities and Exchange Commission guidelines, the operating income (BFIT) has been discounted at an annual rate of 10% to determine its “present worth”. The discounted value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc.

As requested, SEC pricing was applied as follows:

Year	WTI Cushing Oil ($/bbl)	Henry Hub Gas ($/MMBtu)
2020	55.69	2.58
Thereafter	Flat	Flat
Cap	55.69	2.58

In accordance with the Securities and Exchange Commission guidelines, these prices are determined as an unweighted arithmetic average of the first-day-of-the-month price for 12 months prior to the effective date of the evaluation. The above prices were adjusted for differentials based on an analysis of check stub data from the last 12 months by Kimmeridge Energy.    Deductions were applied to the net gas volumes for fuel and shrinkage. The NGL price was forecast as 26.7% of the above oil price. The adjusted volume-weighted average product prices over the life of the properties are $50.92 per barrel of oil, $0.69 per Mcf of gas, and $14.90 per barrel of NGL.

Severance taxes were scheduled based on statutory rates, and ad valorem tax rates of 3.0% and 1.0% were applied for the properties in Texas and New Mexico, respectively. As per the Securities and Exchange Commission guidelines, neither expenses nor investments were escalated. The cost of plugging and the salvage value of equipment have been considered.

The proved reserve classifications conform to the criteria of the Securities and Exchange Commission as set forth in Rules 4-10 of Regulation S-X. The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. The reserves were estimated using a combination of the production performance and analogy methods, in each case as we considered to be appropriate and necessary to establish the conclusions set forth herein. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The reserve estimates were based on interpretations of factual data furnished by Kimmeridge Energy. Ownership interests were supplied by Kimmeridge Energy and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. An on-site inspection of these properties has not been made nor have the wells been tested by Cawley, Gillespie & Associates, Inc.

Cawley, Gillespie & Associates, Inc. is independent with respect to Kimmeridge Mineral Fund as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers (“SPE Standards”). Neither Cawley, Gillespie & Associates, Inc. nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future production rates for the subject properties.

F-2

Our work-papers and related data are available for inspection and review by authorized parties.

Respectfully submitted,

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693
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F-3

Annex G

February 3, 2021

Mr. Jarret Marcoux

Vice President – Reservoir Engineering

Kimmeridge Energy

1144 15th Street, Suite 2650

Denver, CO 80202

Re:	Evaluation Summary

Kimmeridge Mineral Fund Interests

Texas and New Mexico

Proved Reserves

As of December 31, 2020

Dear Mr. Marcoux:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to the above captioned royalty interests. We completed our evaluation on February 3, 2021. It is our understanding that the proved reserves estimated in this report constitute 100% of all proved reserves owned by Kimmeridge Mineral Fund. This report has been prepared for use in filings with the Securities and Exchange Commission. In our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

Composite reserve estimates and economic forecasts are summarized below:

		Proved Developed Producing	Proved Developed Non- Producing	Proved Undeveloped	Proved
Net Reserves
Oil/Condensate	- Mbbl	3,676.4	54.7	1,343.8	5,075.0
Gas	- MMcf	19,353.6	150.8	3,897.3	23,401.7
NGL	- Mbbl	2,333.2	18.2	473.2	2,824.6
Revenue
Oil/Condensate	- M$	133,379.9	1,984.8	48,754.5	184,119.2
Gas	- M$	19,643.9	153.0	3,955.7	23,752.7
NGL	- M$	25,694.0	200.1	5,211.2	31,105.4
Severance Taxes and
Ad Valorem Taxes	- M$	14,612.3	184.4	4,582.2	19,378.9
Operating Expenses	- M$	0.0	0.0	0.0	0.0
Investments	- M$	0.0	0.0	0.0	0.0
Operating Income (BFIT)	- M$	164,105.4	2,153.6	53,339.3	219,598.3
Discounted at 10.0%	- M$	90,021.8	1,269.3	32,965.7	124,256.8

In accordance with the Securities and Exchange Commission guidelines, the operating income (BFIT) has been discounted at an annual rate of 10% to determine its “present worth”. The discounted value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc.

As requested, SEC pricing was applied as follows:

Year	WTI Cushing Oil ($/bbl)	Henry Hub Gas ($/MMBtu)
2021	39.57	1.985
Thereafter	Flat	Flat
Cap	39.57	1.985

In accordance with the Securities and Exchange Commission guidelines, these prices are determined as an unweighted arithmetic average of the first-day-of-the-month price for 12 months prior to the effective date of the evaluation. The above prices were adjusted for differentials based on an analysis of check stub data from the last 12 months by Kimmeridge Energy. Deductions were applied to the net gas volumes for fuel and shrinkage. The NGL price was forecast as 27.8% of the above oil price. The adjusted volume-weighted average product prices over the life of the properties are $36.28 per barrel of oil, $1.015 per Mcf of gas, and $11.01 per barrel of NGL.

Severance taxes were scheduled based on statutory rates, and ad valorem tax rates of 3.0% and 1.0% were applied for the properties in Texas and New Mexico, respectively. As per the Securities and Exchange Commission guidelines, neither expenses nor investments were escalated. The cost of plugging and the salvage value of equipment have been considered.

The proved reserve classifications conform to the criteria of the Securities and Exchange Commission as set forth in Rules 4-10 of Regulation S-X. The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. The reserves were estimated using a combination of the production performance and analogy methods, in each case as we considered to be appropriate and necessary to establish the conclusions set forth herein. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The reserve estimates were based on interpretations of factual data furnished by Kimmeridge Energy. Ownership interests were supplied by Kimmeridge Energy and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. An on-site inspection of these properties has not been made nor have the wells been tested by Cawley, Gillespie & Associates, Inc.

Cawley, Gillespie & Associates, Inc. is independent with respect to Kimmeridge Mineral Fund as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers (“SPE Standards”). Neither Cawley, Gillespie & Associates, Inc. nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future production rates for the subject properties.

Our work-papers and related data are available for inspection and review by authorized parties.

Respectfully submitted,

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

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Annex H

February 1, 2022

Mr. Jarret Marcoux

Vice President of Engineering & Acquisitions

Desert Peak Minerals

1144 15th Street, Suite 2650

Denver, CO 80202

Re:	Evaluation Summary

Desert Peak Minerals Interests

Texas and New Mexico

Proved Reserves

As of December 31, 2021

Dear Mr. Marcoux:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to the above captioned royalty interests. We completed our evaluation on February 1, 2022. It is our understanding that the proved reserves estimated in this report constitute 100% of all proved reserves owned by Desert Peak Minerals. This report has been prepared for use in filings with the Securities and Exchange Commission. In our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

Composite reserve estimates and economic forecasts are summarized below:

		Proved Developed Producing	Proved Developed Non- Producing	Proved Undeveloped	Proved
Net Reserves
Oil/Condensate	- Mbbl	9,196.4	89.0	2,559.0	11,844.3
Gas	- MMcf	40,587.8	159.2	5,596.3	46,343.2
NGL	- Mbbl	4,399.5	17.3	606.6	5,023.3
Revenue
Oil/Condensate	- M$	591,647.1	5,724.1	164,634.0	762,005.0
Gas	- M$	135,968.9	533.2	18,747.4	155,249.6
NGL	- M$	132,018.3	517.2	18,860.7	151,396.1
Severance Taxes and
Ad Valorem Taxes	- M$	73,131.6	545.3	16,459.3	90,136.3
Operating Expenses	- M$	0.0	0.0	0.0	0.0
Investments	- M$	0.0	0.0	0.0	0.0
Operating Income (BFIT)	- M$	786,503.0	6,229.2	185,782.9	978,515.1
Discounted at 10.0%	- M$	413,355.2	3,989.7	120,861.6	538,206.5

In accordance with the Securities and Exchange Commission (“SEC”) guidelines, the operating income (BFIT) has been discounted at an annual rate of 10% to determine its “present worth”. The discounted value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc.

As requested, SEC pricing was applied as follows:

Year	WTI Cushing Oil ($/bbl)	Henry Hub Gas ($/MMBtu)
2022	66.56	3.598
Thereafter	Flat	Flat
Cap	66.56	3.598

In accordance with the SEC guidelines, these prices are determined as an unweighted arithmetic average of the first-day-of-the-month price for 12 months prior to the effective date of the evaluation. The above prices were adjusted for differentials based on an analysis of check stub data from the last 12 months by Desert Peak Minerals. Deductions were applied to the net gas volumes for fuel and shrinkage. NGL prices were forecast as fractions of the above oil price. The adjusted volume-weighted average product prices over the life of the properties are $64.34 per barrel of oil, $3.350 per Mcf of gas, and $30.14 per barrel of NGL.

Severance taxes were scheduled based on statutory rates, and ad valorem tax rates of 3.0% and 1.0% were applied for the properties in Texas and New Mexico, respectively. Neither expenses nor investments were escalated. The cost of plugging and the salvage value of equipment have been considered.

The proved reserves classifications conform to criteria of the SEC. The estimates of reserves in this report have been prepared in accordance with the definitions and disclosure guidelines set forth in the SEC Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which the controlling interpretation may be legal or accounting, rather than engineering and geoscience. Therefore, the possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. An on-site field inspection of the properties has not been performed. The mechanical operation or conditions of the wells and their related facilities have not been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered.

The reserves were estimated using a combination of the production performance and analogy methods, in each case as we considered to be appropriate and necessary to establish the conclusions set forth herein. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The reserve estimates were based on interpretations of factual data furnished by Desert Peak Minerals. Ownership interests were supplied by Desert Peak Minerals and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.

Cawley, Gillespie & Associates, Inc. is independent with respect to Desert Peak Minerals as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers (“SPE Standards”). Neither Cawley, Gillespie & Associates, Inc. nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future production rates for the subject properties.

Our work-papers and related data are available for inspection and review by authorized parties.

Respectfully submitted,

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693
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Annex I

August 19, 2021

Rock Ridge Royalty Company, LLC

Two Energy Square

4849 Greenville Avenue, Suite 1600

Dallas, Texas 75206

Ladies and Gentlemen:

In accordance with your request, we have estimated the proved reserves and future revenue, as of December 31, 2019, to the Rock Ridge Royalty Company, LLC (Rock Ridge) royalty and overriding royalty interest in certain oil and gas properties located in New Mexico and Texas. We completed our evaluation on or about January 31, 2020. It is our understanding that the proved reserves estimated in this report constitute all of the proved reserves owned by Rock Ridge at the as-of date of this report. The estimates in this report have been prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission (SEC) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. Definitions are presented immediately following this letter. This report has been prepared for Desert Peak Minerals Inc.’s use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

We estimate the net reserves and future net revenue to the Rock Ridge interest in these properties, as of December 31, 2019, to be:

	Net Reserves			Future Net Revenue (M$)
Category	Oil (MBBL)	NGL (MBBL)	Gas (MMCF)	Total	Present Worth at 10%
Proved Developed Producing	1,527.3	436.5	3,130.7	73,445.3	40,315.6
Proved Developed Non-Producing	77.9	15.3	189.1	3,516.6	2,212.5
Proved Undeveloped	3,533.9	992.0	6,047.5	170,102.1	92,784.8

Total Proved	5,139.2	1,443.8	9,367.3	247,064.0	135,312.9

Totals may not add because of rounding.

The oil volumes shown include crude oil and condensate. Oil and natural gas liquids (NGL) volumes are expressed in thousands of barrels (MBBL); a barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of cubic feet (MMCF) at standard temperature and pressure bases.

Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. As requested, probable and possible reserves that exist for these properties have not been included. The estimates of reserves and future revenue included herein have not been adjusted for risk. This report does not include any value that could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated.

Gross revenue is Rock Ridge’s share of the gross (100 percent) revenue from the properties prior to any deductions. Future net revenue is after deductions for Rock Ridge’s share of production taxes and ad valorem taxes but before consideration of any income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its present worth, which is shown to indicate the effect of time on the value of money. Future net revenue presented in this report, whether discounted or undiscounted, should not be construed as being the fair market value of the properties.

Prices used in this report are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2019. For oil and NGL volumes, the average West Texas Intermediate spot price of $55.85 per barrel is adjusted for quality, transportation fees, and market differentials. For gas volumes, the average Henry Hub spot price of $2.578 per MMBTU is adjusted for energy content, transportation fees, and market differentials. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the properties are $46.17 per barrel of oil, $18.21 per barrel of NGL, and $0.178 per MCF of gas.

Because Rock Ridge owns no working interest in these properties, no operating costs or capital costs would be incurred. However, estimated operating costs and capital costs have been used to confirm economic producibility and determine economic limits for the properties. These cost estimates are based on our knowledge of similar wells in the area. Operating costs and capital costs are not escalated for inflation. Rock Ridge would not incur any costs due to abandonment, nor would it realize any salvage value for the lease and well equipment.

For the purposes of this report, we did not perform any field inspection of the properties, nor did we examine the mechanical operation or condition of the wells and facilities. Since Rock Ridge owns a royalty interest rather than a working interest in these properties, it would not incur any costs due to possible environmental liability.

We have made no investigation of potential volume and value imbalances resulting from overdelivery or underdelivery to the Rock Ridge interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on Rock Ridge receiving its royalty and overriding royalty interest share of estimated future gross production. Additionally, we have made no investigation of any firm transportation contracts that may be in place for these properties; no adjustments have been made to our estimates of future revenue to account for such contracts.

The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible; probable and possible reserves are those additional reserves which are sequentially less certain to be recovered than proved reserves. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, our estimates are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans as provided to us by Rock Ridge or as inferred from public data sources, that the properties with unknown development plans will be developed consistent with recent history, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of the interest owner to recover the reserves, and that our projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred by the working interest owners in recovering such reserves may vary from assumptions made while preparing this report.

For the purposes of this report, we used technical and economic data including, but not limited to, geologic maps, production data, historical price and cost information, and property ownership interests. The reserves in this report have been estimated using deterministic methods; these estimates have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). We used standard engineering and geoscience methods, or a combination of methods, including performance analysis and analogy, that we considered to be appropriate and necessary to categorize and estimate reserves in accordance with SEC definitions and regulations. A substantial portion of these reserves are for undeveloped locations; such reserves are based on analogy to properties with similar geologic and reservoir characteristics. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

The data used in our estimates were obtained from Rock Ridge, other interest owners, various operators of the properties, public data sources, and the nonconfidential files of Netherland, Sewell & Associates, Inc. (NSAI) and were accepted as accurate. Supporting work data are on file in our office. We have not examined the titles to the properties or independently confirmed the actual degree or type of interest owned. The technical persons primarily responsible for preparing the estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. Michael J. Kingrey, a Licensed Professional Engineer in the State of Texas, has been practicing consulting petroleum engineering at NSAI since 2015 and has over 6 years of prior industry experience. William J. Knights, a Licensed Professional Geoscientist in the State of Texas, has been practicing consulting petroleum geoscience at NSAI since 1991 and has over 10 years of prior industry experience. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.
Texas Registered Engineering Firm F-2699

		By:	/s/ C.H. (Scott) Rees III

C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

By:	/s/ Michael J. Kingrey	By:	/s/ William J. Knights

	Michael J. Kingrey, P.E. 128848		William J. Knights, P.G. 1532
	Vice President		Vice President

Date Signed: August 19, 2021		Date Signed: August 19, 2021
MJK:JDH

Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.

The following definitions are set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Section 210.4-10(a). Also included is supplemental information from (1) the 2018 Petroleum Resources Management System approved by the Society of Petroleum Engineers, (2) the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas, and (3) the SEC’s Compliance and Disclosure Interpretations.

(1)    Acquisition of properties. Costs incurred to purchase, lease or otherwise acquire a property, including costs of lease bonuses and options to purchase or lease properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers’ fees, recording fees, legal costs, and other costs incurred in acquiring properties.

(2)    Analogous reservoir. Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an “analogous reservoir” refers to a reservoir that shares the following characteristics with the reservoir of interest:

(i)	Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

(ii)	Same environment of deposition;

(iii)	Similar geological structure; and

(iv)	Same drive mechanism.

Instruction to paragraph (a)(2): Reservoir properties must, in the aggregate, be no more favorable in the analog than in the reservoir of interest.

(3)    Bitumen. Bitumen, sometimes referred to as natural bitumen, is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis. In its natural state it usually contains sulfur, metals, and other non-hydrocarbons.

(4)    Condensate. Condensate is a mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

(5)    Deterministic estimate. The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

(6)    Developed oil and gas reserves. Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Definitions – Page 1 of 10

Supplemental definitions from the 2018 Petroleum Resources Management System:

Developed Producing Reserves – Expected quantities to be recovered from completion intervals that are open and producing at the effective date of the estimate. Improved recovery Reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing Reserves – Shut-in and behind-pipe Reserves. Shut-in Reserves are expected to be recovered from (1) completion intervals that are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells that will require additional completion work or future re-completion before start of production with minor cost to access these reserves. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

(7)    Development costs. Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas. More specifically, development costs, including depreciation and applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

(i)

Gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves.

(ii)

Drill and equip development wells, development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the wellhead assembly.

(iii)

Acquire, construct, and install production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems.

(iv)	Provide improved recovery systems.

(8)    Development project. A development project is the means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field, or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

(9)    Development well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

(10)     Economically producible. The term economically producible, as it relates to a resource, means a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. The value of the products that generate revenue shall be determined at the terminal point of oil and gas producing activities as defined in paragraph (a)(16) of this section.

Definitions – Page 2 of 10

(11)     Estimated ultimate recovery (EUR). Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date.

(12)     Exploration costs. Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects of containing oil and gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property (sometimes referred to in part as prospecting costs) and after acquiring the property. Principal types of exploration costs, which include depreciation and applicable operating costs of support equipment and facilities and other costs of exploration activities, are:

(i)

Costs of topographical, geographical and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews, and others conducting those studies. Collectively, these are sometimes referred to as geological and geophysical or “G&G” costs.

(ii)	Costs of carrying and retaining undeveloped properties, such as delay rentals, ad valorem taxes on properties, legal costs for title defense, and the maintenance of land and lease records.

(iii)	Dry hole contributions and bottom hole contributions.

(iv)	Costs of drilling and equipping exploratory wells.

(v)	Costs of drilling exploratory-type stratigraphic test wells.

(13)     Exploratory well. An exploratory well is a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well, or a stratigraphic test well as those items are defined in this section.

(14)     Extension well. An extension well is a well drilled to extend the limits of a known reservoir.

(15)     Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field which are separated vertically by intervening impervious strata, or laterally by local geologic barriers, or by both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms “structural feature” and “stratigraphic condition” are intended to identify localized geological features as opposed to the broader terms of basins, trends, provinces, plays, areas-of-interest, etc.

(16)     Oil and gas producing activities.

(i) Oil and gas producing activities include:

(A)	The search for crude oil, including condensate and natural gas liquids, or natural gas (“oil and gas”) in their natural states and original locations;

(B)	The acquisition of property rights or properties for the purpose of further exploration or for the purpose of removing the oil or gas from such properties;

(C)

The construction, drilling, and production activities necessary to retrieve oil and gas from their natural reservoirs, including the acquisition, construction, installation, and maintenance of field gathering and storage systems, such as:

Definitions – Page 3 of 10

(1)	Lifting the oil and gas to the surface; and

(2)	Gathering, treating, and field processing (as in the case of processing gas to extract liquid hydrocarbons); and

(D)

Extraction of saleable hydrocarbons, in the solid, liquid, or gaseous state, from oil sands, shale, coalbeds, or other nonrenewable natural resources which are intended to be upgraded into synthetic oil or gas, and activities undertaken with a view to such extraction.

Instruction 1 to paragraph (a)(16)(i): The oil and gas production function shall be regarded as ending at a “terminal point”, which is the outlet valve on the lease or field storage tank. If unusual physical or operational circumstances exist, it may be appropriate to regard the terminal point for the production function as:

a.	The first point at which oil, gas, or gas liquids, natural or synthetic, are delivered to a main pipeline, a common carrier, a refinery, or a marine terminal; and

b.

In the case of natural resources that are intended to be upgraded into synthetic oil or gas, if those natural resources are delivered to a purchaser prior to upgrading, the first point at which the natural resources are delivered to a main pipeline, a common carrier, a refinery, a marine terminal, or a facility which upgrades such natural resources into synthetic oil or gas.

Instruction 2 to paragraph (a)(16)(i): For purposes of this paragraph (a)(16), the term saleable hydrocarbons means hydrocarbons that are saleable in the state in which the hydrocarbons are delivered.

(ii)    Oil and gas producing activities do not include:

(A)	Transporting, refining, or marketing oil and gas;

(B)

Processing of produced oil, gas, or natural resources that can be upgraded into synthetic oil or gas by a registrant that does not have the legal right to produce or a revenue interest in such production;

(C)	Activities relating to the production of natural resources other than oil, gas, or natural resources from which synthetic oil and gas can be extracted; or

(D)	Production of geothermal steam.

(17)     Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i)

When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii)

Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii)	Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

Definitions – Page 4 of 10

(iv)

The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v)

Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi)

Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

(18)     Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i)

When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii)

Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii)	Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

(iv)	See also guidelines in paragraphs (a)(17)(iv) and (a)(17)(vi) of this section.

(19)     Probabilistic estimate. The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

Definitions – Page 5 of 10

(20)     Production costs.

(i)

Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities. They become part of the cost of oil and gas produced. Examples of production costs (sometimes called lifting costs) are:

(A)	Costs of labor to operate the wells and related equipment and facilities.

(B)	Repairs and maintenance.

(C)	Materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities.

(D)	Property taxes and insurance applicable to proved properties and wells and related equipment and facilities.

(E)	Severance taxes.

(ii)

Some support equipment or facilities may serve two or more oil and gas producing activities and may also serve transportation, refining, and marketing activities. To the extent that the support equipment and facilities are used in oil and gas producing activities, their depreciation and applicable operating costs become exploration, development or production costs, as appropriate. Depreciation, depletion, and amortization of capitalized acquisition, exploration, and development costs are not production costs but also become part of the cost of oil and gas produced along with production (lifting) costs identified above.

(21)     Proved area. The part of a property to which proved reserves have been specifically attributed.

(22)     Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

(A)	The area identified by drilling and limited by fluid contacts, if any, and

(B)

Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii)

In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

Definitions – Page 6 of 10

(iii)

Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv)	Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A)

Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B)	The project has been approved for development by all necessary parties and entities, including governmental entities.

(v)

Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

(23)     Proved properties. Properties with proved reserves.

(24)     Reasonable certainty. If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

(25)     Reliable technology. Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

(26)     Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Definitions – Page 7 of 10

Excerpted from the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas:

932-235-50-30 A standardized measure of discounted future net cash flows relating to an entity’s interests in both of the following shall be disclosed as of the end of the year:

a.	Proved oil and gas reserves (see paragraphs 932-235-50-3 through 50-11B)

b.

Oil and gas subject to purchase under long-term supply, purchase, or similar agreements and contracts in which the entity participates in the operation of the properties on which the oil or gas is located or otherwise serves as the producer of those reserves (see paragraph 932-235-50-7).

The standardized measure of discounted future net cash flows relating to those two types of interests in reserves may be combined for reporting purposes.

932-235-50-31 All of the following information shall be disclosed in the aggregate and for each geographic area for which reserve quantities are disclosed in accordance with paragraphs 932-235-50-3 through 50-11B:

a.

Future cash inflows. These shall be computed by applying prices used in estimating the entity’s proved oil and gas reserves to the year-end quantities of those reserves. Future price changes shall be considered only to the extent provided by contractual arrangements in existence at year-end.

b.

Future development and production costs. These costs shall be computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. If estimated development expenditures are significant, they shall be presented separately from estimated production costs.

c.

Future income tax expenses. These expenses shall be computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to the entity’s proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses shall give effect to tax deductions and tax credits and allowances relating to the entity’s proved oil and gas reserves.

d.	Future net cash flows. These amounts are the result of subtracting future development and production costs and future income tax expenses from future cash inflows.

e.	Discount. This amount shall be derived from using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.

f.	Standardized measure of discounted future net cash flows. This amount is the future net cash flows less the computed discount.

(27)     Reservoir. A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

(28)     Resources. Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

Definitions – Page 8 of 10

(29)     Service well. A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

(30)     Stratigraphic test well. A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as “exploratory type” if not drilled in a known area or “development type” if drilled in a known area.

(31)     Undeveloped oil and gas reserves. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)

Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)

Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

From the SEC’s Compliance and Disclosure Interpretations (October 26, 2009):

Although several types of projects — such as constructing offshore platforms and development in urban areas, remote locations or environmentally sensitive locations — by their nature customarily take a longer time to develop and therefore often do justify longer time periods, this determination must always take into consideration all of the facts and circumstances. No particular type of project per se justifies a longer time period, and any extension beyond five years should be the exception, and not the rule.

Factors that a company should consider in determining whether or not circumstances justify recognizing reserves even though development may extend past five years include, but are not limited to, the following:

•

The company’s level of ongoing significant development activities in the area to be developed (for example, drilling only the minimum number of wells necessary to maintain the lease generally would not constitute significant development activities);

•	The company’s historical record at completing development of comparable long-term projects;

•	The amount of time in which the company has maintained the leases, or booked the reserves, without significant development activities;

•

The extent to which the company has followed a previously adopted development plan (for example, if a company has changed its development plan several times without taking significant steps to implement any of those plans, recognizing proved undeveloped reserves typically would not be appropriate); and

•

The extent to which delays in development are caused by external factors related to the physical operating environment (for example, restrictions on development on Federal lands, but not obtaining government permits), rather than by internal factors (for example, shifting resources to develop properties with higher priority).

Definitions – Page 9 of 10

(iii)

Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

(32)     Unproved properties. Properties with no proved reserves.

Definitions – Page 10 of 10

Annex J

August 20, 2021

Rock Ridge Royalty Company, LLC

Two Energy Square

4849 Greenville Avenue, Suite 1600

Dallas, Texas 75206

Ladies and Gentlemen:

In accordance with your request, we have estimated the proved reserves and future revenue, as of December 31, 2020, to the Rock Ridge Royalty Company, LLC (Rock Ridge) royalty and overriding royalty interest in certain oil and gas properties located in New Mexico and Texas. We completed our evaluation on or about February 4, 2021. It is our understanding that the proved reserves estimated in this report constitute all of the proved reserves owned by Rock Ridge at the as-of date of this report. The estimates in this report have been prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission (SEC) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. Definitions are presented immediately following this letter. This report has been prepared for Desert Peak Minerals Inc.’s use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

We estimate the net reserves and future net revenue to the Rock Ridge interest in these properties, as of December 31, 2020, to be:

	Net Reserves			Future Net Revenue (M$)
Category	Oil (MBBL)	NGL (MBBL)	Gas (MMCF)	Total	Present Worth at 10%
Proved Developed Producing	1,467.3	598.2	3,719.3	56,201.3	31,030.4
Proved Developed Non-Producing	1.2	0.5	3.3	44.8	28.6
Proved Undeveloped	2,095.0	726.2	4,409.0	79,393.7	41,580.3

Total Proved	3,563.5	1,325.0	8,131.6	135,639.8	72,639.3

Totals	may not add because of rounding.

The oil volumes shown include crude oil and condensate. Oil and natural gas liquids (NGL) volumes are expressed in thousands of barrels (MBBL); a barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of cubic feet (MMCF) at standard temperature and pressure bases.

Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. As requested, probable and possible reserves that exist for these properties have not been included. The estimates of reserves and future revenue included herein have not been adjusted for risk. This report does not include any value that could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated.

Gross revenue is Rock Ridge’s share of the gross (100 percent) revenue from the properties prior to any deductions. Future net revenue is after deductions for Rock Ridge’s share of production taxes and ad valorem taxes but before consideration of any income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its present worth, which is shown to indicate the effect of time on the value of money. Future net revenue presented in this report, whether discounted or undiscounted, should not be construed as being the fair market value of the properties.

Prices used in this report are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2020. For oil and NGL volumes, the average West Texas Intermediate spot price of $39.54 per barrel is adjusted for quality, transportation fees, and market differentials. For gas volumes, the average Henry Hub spot price of $1.985 per MMBTU is adjusted for energy content, transportation fees, and market differentials. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the properties are $35.32 per barrel of oil, $10.63 per barrel of NGL, and $0.675 per MCF of gas.

Because Rock Ridge owns no working interest in these properties, no operating costs or capital costs would be incurred. However, estimated operating costs and capital costs have been used to confirm economic producibility and determine economic limits for the properties. These cost estimates are based on our knowledge of similar wells in the area. Operating costs and capital costs are not escalated for inflation. Rock Ridge would not incur any costs due to abandonment, nor would it realize any salvage value for the lease and well equipment.

For the purposes of this report, we did not perform any field inspection of the properties, nor did we examine the mechanical operation or condition of the wells and facilities. Since Rock Ridge owns a royalty interest rather than a working interest in these properties, it would not incur any costs due to possible environmental liability.

We have made no investigation of potential volume and value imbalances resulting from overdelivery or underdelivery to the Rock Ridge interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on Rock Ridge receiving its royalty and overriding royalty interest share of estimated future gross production. Additionally, we have made no investigation of any firm transportation contracts that may be in place for these properties; no adjustments have been made to our estimates of future revenue to account for such contracts.

The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible; probable and possible reserves are those additional reserves which are sequentially less certain to be recovered than proved reserves. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, our estimates are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans as provided to us by Rock Ridge or as inferred from public data sources, that the properties with unknown development plans will be developed consistent with recent history, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of the interest owner to recover the reserves, and that our projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred by the working interest owners in recovering such reserves may vary from assumptions made while preparing this report.

For the purposes of this report, we used technical and economic data including, but not limited to, geologic maps, production data, historical price and cost information, and property ownership interests. The reserves in this report have been estimated using deterministic methods; these estimates have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). We used standard engineering and geoscience methods, or a combination of methods, including performance analysis and analogy, that we considered to be appropriate and necessary to categorize and estimate reserves in accordance with SEC definitions and regulations. A substantial portion of these reserves are for undeveloped locations; such reserves are based on analogy to properties with similar geologic and reservoir characteristics. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

The data used in our estimates were obtained from Rock Ridge, other interest owners, various operators of the properties, public data sources, and the nonconfidential files of Netherland, Sewell & Associates, Inc. (NSAI) and were accepted as accurate. Supporting work data are on file in our office. We have not examined the titles to the properties or independently confirmed the actual degree or type of interest owned. The technical persons primarily responsible for preparing the estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. Michael J. Kingrey, a Licensed Professional Engineer in the State of Texas, has been practicing consulting petroleum engineering at NSAI since 2015 and has over 6 years of prior industry experience. William J. Knights, a Licensed Professional Geoscientist in the State of Texas, has been practicing consulting petroleum geoscience at NSAI since 1991 and has over 10 years of prior industry experience. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.
Texas Registered Engineering Firm F-2699

		By:	/s/ C.H. (Scott) Rees III

C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

By:	/s/ Michael J. Kingrey	By:	/s/ William J. Knights

	Michael J. Kingrey, P.E. 128848		William J. Knights, P.G. 1532
	Vice President		Vice President

Date Signed: August 20, 2021		Date Signed: August 20, 2021

MJK:JDH

Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.

The following definitions are set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Section 210.4-10(a). Also included is supplemental information from (1) the 2018 Petroleum Resources Management System approved by the Society of Petroleum Engineers, (2) the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas, and (3) the SEC’s Compliance and Disclosure Interpretations.

(1)    Acquisition of properties. Costs incurred to purchase, lease or otherwise acquire a property, including costs of lease bonuses and options to purchase or lease properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers’ fees, recording fees, legal costs, and other costs incurred in acquiring properties.

(2)    Analogous reservoir. Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an “analogous reservoir” refers to a reservoir that shares the following characteristics with the reservoir of interest:

(i)	Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

(ii)	Same environment of deposition;

(iii)	Similar geological structure; and

(iv)	Same drive mechanism.

Instruction to paragraph (a)(2): Reservoir properties must, in the aggregate, be no more favorable in the analog than in the reservoir of interest.

(3)    Bitumen. Bitumen, sometimes referred to as natural bitumen, is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis. In its natural state it usually contains sulfur, metals, and other non-hydrocarbons.

(4)    Condensate. Condensate is a mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

(5)    Deterministic estimate. The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

(6)    Developed oil and gas reserves. Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Definitions – Page 1 of 10

Supplemental definitions from the 2018 Petroleum Resources Management System:

Developed Producing Reserves – Expected quantities to be recovered from completion intervals that are open and producing at the effective date of the estimate. Improved recovery Reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing Reserves – Shut-in and behind-pipe Reserves. Shut-in Reserves are expected to be recovered from (1) completion intervals that are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells that will require additional completion work or future re-completion before start of production with minor cost to access these reserves. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

(7)    Development costs. Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas. More specifically, development costs, including depreciation and applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

(i)

Gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves.

(ii)

Drill and equip development wells, development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the wellhead assembly.

(iii)

Acquire, construct, and install production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems.

(iv)	Provide improved recovery systems.

(8)    Development project. A development project is the means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field, or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

(9)    Development well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

(10)     Economically producible. The term economically producible, as it relates to a resource, means a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. The value of the products that generate revenue shall be determined at the terminal point of oil and gas producing activities as defined in paragraph (a)(16) of this section.

(11)     Estimated ultimate recovery (EUR). Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date.

Definitions – Page 2 of 10

(12)     Exploration costs. Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects of containing oil and gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property (sometimes referred to in part as prospecting costs) and after acquiring the property. Principal types of exploration costs, which include depreciation and applicable operating costs of support equipment and facilities and other costs of exploration activities, are:

(i)

Costs of topographical, geographical and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews, and others conducting those studies. Collectively, these are sometimes referred to as geological and geophysical or “G&G” costs.

(ii)	Costs of carrying and retaining undeveloped properties, such as delay rentals, ad valorem taxes on properties, legal costs for title defense, and the maintenance of land and lease records.

(iii)	Dry hole contributions and bottom hole contributions.

(iv)	Costs of drilling and equipping exploratory wells.

(v)	Costs of drilling exploratory-type stratigraphic test wells.

(13)     Exploratory well. An exploratory well is a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well, or a stratigraphic test well as those items are defined in this section.

(14)     Extension well. An extension well is a well drilled to extend the limits of a known reservoir.

(15)     Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field which are separated vertically by intervening impervious strata, or laterally by local geologic barriers, or by both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms “structural feature” and “stratigraphic condition” are intended to identify localized geological features as opposed to the broader terms of basins, trends, provinces, plays, areas-of-interest, etc.

(16)     Oil and gas producing activities.

(i) Oil and gas producing activities include:

(A)	The search for crude oil, including condensate and natural gas liquids, or natural gas (“oil and gas”) in their natural states and original locations;

(B)	The acquisition of property rights or properties for the purpose of further exploration or for the purpose of removing the oil or gas from such properties;

(C)

The construction, drilling, and production activities necessary to retrieve oil and gas from their natural reservoirs, including the acquisition, construction, installation, and maintenance of field gathering and storage systems, such as:

(1)	Lifting the oil and gas to the surface; and

Definitions – Page 3 of 10

(2)	Gathering, treating, and field processing (as in the case of processing gas to extract liquid hydrocarbons); and

(D)

Extraction of saleable hydrocarbons, in the solid, liquid, or gaseous state, from oil sands, shale, coalbeds, or other nonrenewable natural resources which are intended to be upgraded into synthetic oil or gas, and activities undertaken with a view to such extraction.

Instruction 1 to paragraph (a)(16)(i): The oil and gas production function shall be regarded as ending at a “terminal point”, which is the outlet valve on the lease or field storage tank. If unusual physical or operational circumstances exist, it may be appropriate to regard the terminal point for the production function as:

a.	The first point at which oil, gas, or gas liquids, natural or synthetic, are delivered to a main pipeline, a common carrier, a refinery, or a marine terminal; and

b.

In the case of natural resources that are intended to be upgraded into synthetic oil or gas, if those natural resources are delivered to a purchaser prior to upgrading, the first point at which the natural resources are delivered to a main pipeline, a common carrier, a refinery, a marine terminal, or a facility which upgrades such natural resources into synthetic oil or gas.

Instruction 2 to paragraph (a)(16)(i): For purposes of this paragraph (a)(16), the term saleable hydrocarbons means hydrocarbons that are saleable in the state in which the hydrocarbons are delivered.

(ii)    Oil and gas producing activities do not include:

(A)	Transporting, refining, or marketing oil and gas;

(B)

Processing of produced oil, gas, or natural resources that can be upgraded into synthetic oil or gas by a registrant that does not have the legal right to produce or a revenue interest in such production;

(C)	Activities relating to the production of natural resources other than oil, gas, or natural resources from which synthetic oil and gas can be extracted; or

(D)	Production of geothermal steam.

(17)     Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i)

When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii)

Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii)	Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv)

The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

Definitions – Page 4 of 10

(v)

Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi)

Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

(18)     Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i)

When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii)

Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii)	Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

(iv)	See also guidelines in paragraphs (a)(17)(iv) and (a)(17)(vi) of this section.

(19)     Probabilistic estimate. The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

(20)     Production costs.

(i)

Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities. They become part of the cost of oil and gas produced. Examples of production costs (sometimes called lifting costs) are:

(A)	Costs of labor to operate the wells and related equipment and facilities.

(B)	Repairs and maintenance.

Definitions – Page 5 of 10

(C)	Materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities.

(D)	Property taxes and insurance applicable to proved properties and wells and related equipment and facilities.

(E)	Severance taxes.

(ii)

Some support equipment or facilities may serve two or more oil and gas producing activities and may also serve transportation, refining, and marketing activities. To the extent that the support equipment and facilities are used in oil and gas producing activities, their depreciation and applicable operating costs become exploration, development or production costs, as appropriate. Depreciation, depletion, and amortization of capitalized acquisition, exploration, and development costs are not production costs but also become part of the cost of oil and gas produced along with production (lifting) costs identified above.

(21)     Proved area. The part of a property to which proved reserves have been specifically attributed.

(22)     Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

(A)	The area identified by drilling and limited by fluid contacts, if any, and

(B)

Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii)

In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii)

Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv)	Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A)

Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

Definitions – Page 6 of 10

(B)	The project has been approved for development by all necessary parties and entities, including governmental entities.

(v)

Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

(23)     Proved properties. Properties with proved reserves.

(24)     Reasonable certainty. If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

(25)     Reliable technology. Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

(26)     Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Definitions – Page 7 of 10

Excerpted from the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas:

932-235-50-30 A standardized measure of discounted future net cash flows relating to an entity’s interests in both of the following shall be disclosed as of the end of the year:

a.	Proved oil and gas reserves (see paragraphs 932-235-50-3 through 50-11B)

b.

Oil and gas subject to purchase under long-term supply, purchase, or similar agreements and contracts in which the entity participates in the operation of the properties on which the oil or gas is located or otherwise serves as the producer of those reserves (see paragraph 932-235-50-7).

The standardized measure of discounted future net cash flows relating to those two types of interests in reserves may be combined for reporting purposes.

932-235-50-31 All of the following information shall be disclosed in the aggregate and for each geographic area for which reserve quantities are disclosed in accordance with paragraphs 932-235-50-3 through 50-11B:

a.

Future cash inflows. These shall be computed by applying prices used in estimating the entity’s proved oil and gas reserves to the year-end quantities of those reserves. Future price changes shall be considered only to the extent provided by contractual arrangements in existence at year-end.

b.

Future development and production costs. These costs shall be computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. If estimated development expenditures are significant, they shall be presented separately from estimated production costs.

c.

Future income tax expenses. These expenses shall be computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to the entity’s proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses shall give effect to tax deductions and tax credits and allowances relating to the entity’s proved oil and gas reserves.

d.	Future net cash flows. These amounts are the result of subtracting future development and production costs and future income tax expenses from future cash inflows.

e.	Discount. This amount shall be derived from using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.

f.	Standardized measure of discounted future net cash flows. This amount is the future net cash flows less the computed discount.

(27)     Reservoir. A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

(28)     Resources. Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

Definitions – Page 8 of 10

(29)     Service well. A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

(30)     Stratigraphic test well. A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as “exploratory type” if not drilled in a known area or “development type” if drilled in a known area.

(31)     Undeveloped oil and gas reserves. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)

Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)

Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

From the SEC’s Compliance and Disclosure Interpretations (October 26, 2009):

Although several types of projects — such as constructing offshore platforms and development in urban areas, remote locations or environmentally sensitive locations — by their nature customarily take a longer time to develop and therefore often do justify longer time periods, this determination must always take into consideration all of the facts and circumstances. No particular type of project per se justifies a longer time period, and any extension beyond five years should be the exception, and not the rule.

Factors that a company should consider in determining whether or not circumstances justify recognizing reserves even though development may extend past five years include, but are not limited to, the following:

•

The company’s level of ongoing significant development activities in the area to be developed (for example, drilling only the minimum number of wells necessary to maintain the lease generally would not constitute significant development activities);

•	The company’s historical record at completing development of comparable long-term projects;

•	The amount of time in which the company has maintained the leases, or booked the reserves, without significant development activities;

•

The extent to which the company has followed a previously adopted development plan (for example, if a company has changed its development plan several times without taking significant steps to implement any of those plans, recognizing proved undeveloped reserves typically would not be appropriate); and

•

The extent to which delays in development are caused by external factors related to the physical operating environment (for example, restrictions on development on Federal lands, but not obtaining government permits), rather than by internal factors (for example, shifting resources to develop properties with higher priority).

Definitions – Page 9 of 10

(iii)

Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

(32)     Unproved properties. Properties with no proved reserves.

Definitions – Page 10 of 10

Annex K

FORM OF SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

SITIO ROYALTIES OPERATING PARTNERSHIP, LP.

Dated as of [●], 2022

THE UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Schedules

Schedule 1 – Schedule of Limited Partners

Exhibits

Exhibit A – Form of Joinder Agreement

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

SITIO ROYALTIES OPERATING PARTNERSHIP, LP

This SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), dated as of [●], 2022, is adopted, executed and agreed to by and among Sitio Royalties GP, LLC, a Delaware limited liability company, as the sole general partner of the Partnership, and each of the Limited Partners (as defined herein) set forth on the signature pages hereto.

WHEREAS, the Partnership was formed as a limited partnership pursuant to and in accordance with the Delaware Act (as defined herein) by filing a Certificate of Limited Partnership of the Partnership (the “Certificate”) with the Secretary of State of the State of Delaware on May 31, 2018;

WHEREAS, the General Partner, as the sole general partner of the Partnership, entered into an Agreement of Limited Partnership of the Partnership, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, together with all schedules, exhibits and annexes thereto, the “Initial Limited Partnership Agreement”), with Osprey Minerals Corporation, a Delaware corporation and formerly named Falcon Energy Acquisition Corp. (the “Corporation”), as the sole limited partner of the Partnership;

WHEREAS, the Corporation entered into a Contribution Agreement, dated as of June 3, 2018 (the “Contribution Agreement”), by and among Royal Resources L.P., a Delaware limited partnership (“Royal LP”), Royal Resources GP L.L.C., a Delaware limited liability company (“Royal GP”, and collectively with Royal LP, “Royal”), the Corporation, and the other parties thereto (such other parties collectively, the “Royal Contributors” and each a “Royal Contributor”);

WHEREAS, pursuant to the Contribution Agreement, at the Royal Closing, the Corporation contributed to the Partnership, as a capital contribution, cash as set forth in the Contribution Agreement in exchange for the issuance by the Partnership to the Corporation of (a) a number of Common Units (as defined below) equal to the number of shares of Class A Common Stock (as defined below) outstanding at the Royal Closing after the consummation of the Royal Transactions (as defined below) and (b) a number of Warrants (as defined below) equal to the number of Corporation Warrants (as defined below) outstanding at the Royal Closing after the consummation of the Royal Transactions (such contribution, the “Corporation Contribution”);

WHEREAS, pursuant to the Contribution Agreement, at the Royal Closing, the Royal Contributors contributed certain equity interests to the Partnership in exchange for a combination of Common Units and cash as set forth in the Contribution Agreement (such contribution, the “Royal Contribution”);

WHEREAS, in connection with the Contribution Agreement, the Initial Limited Partnership Agreement was amended and restated on August 23, 2018 by the parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to but excluding the date hereof, together with all schedules, exhibits and annexes thereto, the “Prior Limited Partnership Agreement”);

WHEREAS, the Corporation, the Partnership, Ferrari Merger Sub A LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“DPM Merger Sub”), and DPM HoldCo, LLC, a Delaware limited liability company (“DPM”), entered into an Agreement and Plan of Merger, dated as of January 11, 2022 (the “DPM Merger Agreement”), pursuant to which DPM Merger Sub shall merge with and into DPM with DPM being the surviving entity and a wholly owned subsidiary of the Partnership; and

WHEREAS, the parties are entering into this Agreement to amend and restate the Prior Limited Partnership Agreement effective as of the Effective Time, at which time the Prior Limited Partnership Agreement shall be superseded entirely by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which each Partner (as defined herein) hereby acknowledges and confesses, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Limited Partner” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Partner as of the end of any Taxable Year or Fiscal Period, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Partner’s Capital Account balance shall be:

(a) reduced for any items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(b) increased for any amount such Partner is obligated to contribute or is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition and the definition of Majority Partners, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Appraisers” has the meaning set forth in Section 15.02.

“Assignee” means a Person to whom a Limited Partner Interest has been transferred but who has not become a Limited Partner pursuant to Article XII.

“Average VWAP” per share of Class A Common Stock over a certain period shall mean the arithmetic average of the VWAP per share of Class A Common Stock for each Trading Day in such period.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Blackstone Parties” means the Royal Contributors, Royal, Rock Ridge Royalty Company LLC, Blackstone Management Partners, L.L.C. and any of their respective Affiliates.

“Book Value” means, with respect to any Partnership property, the Partnership’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d)-(g) and 1.704-1(b)(2)(iv)(s); provided, that if any noncompensatory options (including the Warrants) are outstanding upon the occurrence of any adjustment described herein, the Partnership shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York generally are authorized or required by Law to close.

“Call Right” has the meaning set forth in Section 11.01(m).

“Capital Account” means the capital account maintained for a Partner in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Partner, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Partner contributes (or is deemed to contribute) to the Partnership pursuant to Article III hereof.

“Cash Election” means an election by the Company to redeem Units for cash pursuant to Section 11.01(d) or an election by the Corporation (or such designated member(s) of the Corporation Holdings Group) to purchase Units for cash pursuant to an exercise of its Call Right set forth in Section 11.01(m).

“Cash Election Amount” means with respect to a particular Redemption for which a Cash Election has been made, (a) other than in the case of clause (b), if the Class A Common Stock trades on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the Average VWAP for the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock; (b) if the Cash Election is made in respect of a Redemption Notice issued by a Redeeming Partner in connection with a Public Offering, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the price per share of Class A Common Stock sold to the public in such Public Offering (reduced by the amount of any Discount associated with such share of Class A Common Stock), and (c) if the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the fair market value of one share of Class A Common Stock, as determined by the General Partner in good faith, that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller and without any discounts for liquidity or minority discount.

“Certificate” has the meaning set forth in the recitals to this Agreement.

“Change of Control Exchange Date” has the meaning set forth in Section 11.01(p).

“Change of Control Transaction” means (a) a sale of all or substantially all of the Partnership’s assets determined on a consolidated basis, (b) a sale of a majority of the Partnership’s outstanding Units (other than (i) to the Corporation or (ii) in connection with a Redemption or Call Right in accordance with Article XI) or (c) a sale of a majority of the outstanding voting securities of any Material Subsidiary of the Partnership; in any such case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise; provided, however, that neither (w) a transaction solely between the Partnership or any of its wholly-owned Subsidiaries, on the one hand, and the Partnership or any of its wholly-owned Subsidiaries, on the other hand, nor (x) a transaction solely for the purpose of changing the jurisdiction of domicile of the Partnership, nor (y) a transaction solely for the purpose of changing the form of entity of the Partnership, nor (z) a sale of a majority of the outstanding shares of Class A Common Stock, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise, shall in each case of clauses (w), (x), (y) and (z) constitute a Change of Control Transaction.

“Class A Common Stock” means (a) the Class A Common Stock, par value $0.0001 per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the

Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class C Common Stock” means (a) the Class C Common Stock, par value $0.0001 per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class C Common Stock or into which the Class C Common Stock are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means all classes and series of common stock of the Corporation, including the Class A Common Stock and the Class C Common Stock.

“Common Unit” means a Unit representing a fractional part of the Limited Partner Interests of the Limited Partners and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Contribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Corporate Board” means the Board of Directors of the Corporation.

“Corporate Charter” means the [Third Amended and Restated Certificate of Incorporation of the Corporation], which is effective substantially concurrently with the effectiveness of this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

“Corporation Warrants” means the “Buyer Warrants” as defined in Section 1.1 of the Contribution Agreement.

“Credit Agreement” means any senior credit facility or obligation of the Partnership or any of its Subsidiaries, as borrower, as may be subsequently amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation).

“Corporate Tax Liabilities” means any U.S. federal, state and local and non-U.S. tax obligations (including any Partnership Level Taxes for which the Corporation Holdings Group is liable hereunder) owed by the Corporation Holdings Group (other than any obligations to remit withholdings withheld from payments to third parties).

“Corporation Holdings Group” means the Corporation and each other direct or indirect wholly-owned Subsidiary of the Corporation (other than the Partnership and its Subsidiaries).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del.L. § 17-101, et seq., as it may be amended from time to time, and any successor thereto.

“Depletable Property” means each separate oil and gas property as defined in Code Section 614.

“Depreciation” means, for each Taxable Year or other Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for U.S. federal income tax purposes with respect to property for such Taxable Year or other Fiscal Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Taxable Year or other Fiscal Period shall be the amount of book basis recovered for such Taxable Year or other Fiscal Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its adjusted tax basis at the beginning of such Taxable Year or other Fiscal Period, Depreciation for such Taxable Year or other Fiscal Period shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year or other Fiscal Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of such Taxable Year or other Fiscal Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning Book Value using any reasonable method selected by the General Partner.

“Discount” has the meaning set forth in Section 11.01(i).

“Distributable Cash” means, as of any relevant date on which a determination is being made by the General Partner regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Partnership for such purposes in accordance with the Credit Agreement (and without otherwise violating any applicable provisions of the Credit Agreement or any other debt financing of the Partnership or its Subsidiaries).

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Partnership to a Limited Partner with respect to such Limited Partner’s Units, whether in cash, property or securities of the Partnership and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Limited Partners or any exchange of securities of the Partnership, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any other payment made by the Partnership to a Limited Partner in redemption of all or a portion of such Limited Partner’s Units or (c) any amounts payable pursuant to Section 6.05.

“DPM” has the meaning set forth in the recitals to this Agreement.

“DPM Closing” means the “Closing” as defined in Section 1.2 of the DPM Merger Agreement.

“DPM Holders” means KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC, Rock Ridge Royalty Company LLC, Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP.

“DPM Merger” means the “Merger” as defined in the recitals of the DPM Merger Agreement.

“DPM Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“DPM Merger Sub” has the meaning set forth in the recitals to this Agreement.

“DPM Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 11, 2022, by and among the Corporation, Royal LP and the DPM Holders.

“Effective Time” has the meaning set forth in Section 16.15.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership or the Corporation.

“Equity Securities” means (a) with respect to the Partnership or any of its Subsidiaries, (i) Units or other equity interests in the Partnership or any Subsidiary of the Partnership (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the General Partner pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Partnership or any Subsidiary of the Partnership), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Partnership or any Subsidiary of the Partnership, and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Partnership or any Subsidiary of the Partnership and (b) with respect to the Corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Partner or the occurrence of any other event that terminates the continued partnership of a Partner in the Partnership. “Event of Withdrawal” shall not include an event that does not terminate the existence of such Partner under applicable state law (or, in the case of a trust that is a Partner, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Limited Partner Interests of such trust that is a Limited Partner).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Falcon OpCo Contribution” has the meaning set forth in Section 5.06(a).

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Partnership and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 8.02.

“General Partner” means Sitio Royalties GP, LLC (formerly named Falcon Minerals GP, LLC), a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership. The General Partner, in its capacity as such, has no obligation to make Capital Contributions or right to receive Distributions under this Agreement.

“General Partner Change of Control” shall be deemed to have occurred if or upon:

(a) both the stockholders of the Corporation and the Corporate Board approve, in accordance with the Corporation’s certificate of incorporation and applicable law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis), including a sale of all of the equity interests in the Partnership, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to any directly or indirectly wholly owned Subsidiary of the Corporation, and such sale, lease or transfer is consummated;

(b) both the stockholders of the Corporation and the Corporate Board approve, in accordance with the Corporation’s certificate of incorporation and applicable law, a merger or consolidation of the Corporation with any other Person, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.01% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation is consummated; or

(c) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or (ii) a corporation or other entity owned, directly or indirectly, by all of the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 50.01% of the aggregate voting power of the Voting Securities of the Corporation; provided, that the Corporate Board recommends or otherwise approves or determines that such acquisition is in the best interests of the Corporation and its stockholders.

“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to Profits or Losses or any rights to receive Distributions from operations or upon the liquidation or winding-up of the Partnership.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Independent Directors” means the members of the Corporate Board who qualify as an independent director pursuant to applicable SEC Guidance and the rules of the stock exchange on which the Common Shares are traded.

“Initial Limited Partnership Agreement” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Kimmeridge Parties” means KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC and their respective Affiliates.

“Law” means all laws, statutes, ordinances, rules and regulations of any Governmental Entity, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“Limited Partner” means, as of any date of determination, (a) each of the partners named on the Schedule of Limited Partners and (b) any Person admitted to the Partnership as a Substituted Limited Partner or Additional Limited Partner in accordance with Article XII, but in each case only so long as such Person is shown on the Partnership’s books and records as the owner of one or more Units.

“Limited Partner Interest” means the interest of a Partner in Profits, Losses and Distributions.

“Losses” has the meaning set forth in Section 5.01(c).

“Majority Partners” means the Limited Partners (which may include the General Partner if it is also a Limited Partner) holding a majority of the Units then outstanding; provided that, if as of any date of determination, a majority of the Units are then held by the General Partner or any of its Affiliates controlled by the Corporation (including the Corporation Holdings Group), then “Majority Partners” shall mean the General Partner together with Partners holding a majority of the Units (excluding Units held by the General Partner and its controlled Affiliates including the Corporation Holdings Group) then outstanding.

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

“Material Subsidiary” means any direct or indirect Subsidiary of the Partnership that, as of any date of determination, represents more than (a) 50% of the consolidated net tangible assets of the Partnership or (b) 50% of the consolidated net income of the Partnership before interest, taxes, depreciation and amortization.

“Minority Partner Redemption Date” has the meaning set forth in Section 11.01(n).

“Minority Partner Redemption Notice” has the meaning set forth in Section 11.01(n).

“Officer” has the meaning set forth in Section 6.01(b).

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Other Agreements” has the meaning set forth in Section 10.04.

“Partner” means the General Partner or any Limited Partner.

“Partner Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Treasury Regulations Section 1.704-2(i)(3).

“Partnership” has the meaning set forth in the preamble to this Agreement.

“Partnership Employee” means an employee of, or other service provider to, the Partnership or any Subsidiary, in each case acting in such capacity.

“Partnership Level Taxes” means any federal, state or local taxes, additions to tax, penalties and interest payable by the Partnership or any Subsidiary thereof as a result of any examination of the Partnership’s or any of its Subsidiaries’ affairs by any federal, state or local tax authorities, including resulting administrative and judicial proceedings under the Revised Partnership Audit Provisions.

“Partnership Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

“Partnership Representative” has the meaning set forth in Section 9.03.

“Percentage Interest” means, with respect to a Partner at a particular time, such Partner’s percentage interest in the Partnership determined by dividing such Partner’s Units by the total Units of all Partners at such time. The Percentage Interest of each Partner shall be calculated to the 4th decimal place, and the Percentage Interest with respect to the General Partner Interest shall at all times be zero.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Prior Limited Partnership Agreement” has the meaning set forth in the recitals to this Agreement.

“Pro rata,” “proportional,” “in proportion to,” and other similar terms, means, with respect to the holder of Units, pro rata based upon the number of such Units held by such holder as compared to the total number of Units outstanding.

“Profits” has the meaning set forth in Section 5.01(c).

“Public Offering” means an underwritten offering and sale of Equity Securities to the public pursuant to a registration statement, including a “bought” deal or “overnight” public offering.

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.04), (b) any merger, consolidation or other combination involving the Corporation, or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock.

“Redeeming Partner” has the meaning set forth in Section 11.01(a).

“Redemption” means any redemption of Units into shares of Class A Common Stock or cash pursuant to this Agreement.

“Redemption Date” means a Regular Redemption Date or a Special Redemption Date.

“Redemption Notice” has the meaning set forth in Section 11.01(b).

“Redemption Notice Date” means, except as otherwise specified by the General Partner to the extent necessary for the Corporation to comply with the Royal Registration Rights Agreement or the DPM Registration Rights Agreement, with respect to any Regular Redemption Date or Special Redemption Date, the date that is the (10) Business Days before such Redemption Date.

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registered Offering” means any secondary securities offering (which may include a “bought deal” or “overnight” offering), and any primary securities offering for which piggyback rights are offered, pursuant to the Royal Registration Rights Agreement or the DPM Registration Rights Agreement.

“Regular Redemption Date” means a date within each fiscal quarter specified by the Corporation from time to time, which will generally be set so that the corresponding Redemption Notice Date falls within a window after the Corporation’s earnings announcement for the prior fiscal quarter or in connection with a Registered Offering.

“Related Person” has the meaning set forth in Section 7.01(c).

“Relative” means, with respect to any natural person: (a) such natural person’s spouse; (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption); and (c) the spouse of a natural person described in clause (b) of this definition.

“Revised Partnership Audit Provisions” shall mean Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74.

“Royal Closing” means the “Closing” as defined in Section 1.1 of the Contribution Agreement.

“Royal Contributor” has the meaning set forth in the recitals to this Agreement.

“Royal Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of August 23, 2018, by and among the Corporation and the Royal Contributors (other than Royal).

“Royal Transactions” means the “Transactions” as defined in Section 1.1 of the Contribution Agreement.

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“SEC Guidance” means (a) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (b) any oral or written comments, requirements or requests of the SEC or its staff, (c) the Securities Act and the Exchange Act and (d) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Simulated Basis” means, with respect to each Depletable Property, the Book Value of such property. For purposes of such computation, the Simulated Basis of each Depletable Property (including any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis) shall be allocated to each Partner in accordance with such Partner’s relative Percentage Interest as of the time such Depletable Property (or such addition to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis) is acquired (or expended) by the Partnership, and shall be reallocated among the Partners in accordance with the Partners’ Percentage Interests as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Value of the Partnership’s Depletable Properties pursuant to the definition of Book Value. Upon a transfer by a Partner of any Units, a portion of the Simulated Basis allocated to such Partner shall be reallocated to the transferee in accordance with the relative Percentage Interest transferred.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with U.S. federal income tax principles and in a manner specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2), using the depletion method selected by the General Partner. For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Book Value of such property, and in no event shall such allowance, in the aggregate, exceed the Simulated Basis of such Depletable Property. If the Book Value of a Depletable Property is adjusted pursuant to the definition of Book Value during a Taxable Year or other Fiscal Period, following such adjustment Simulated Depletion shall thereafter be calculated under the foregoing provisions based upon such adjusted Book Value.

“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of a Depletable Property over the Book Value of such Depletable Property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the excess, if any, of the Book Value of a Depletable Property over the amount realized from the sale or other disposition of such Depletable Property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Source Parties” means Source Energy Leasehold, LP, Permian Mineral Acquisitions, LP and their respective Affiliates.

“Special Redemption Date” means a date specified by the Corporation in addition to or in lieu of the Regular Redemption Date during the same fiscal quarter. The Corporation must specify a Special Redemption Date effective with any Registered Offering.

“Sponsor Person” has the meaning set forth in Section 7.04(d).

“Stock Exchange” means the NASDAQ Capital Market.

“Stock Option Plan” means any stock option plan now or hereafter adopted by the Partnership or by the Corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Partnership shall be given effect only at such times that the Partnership has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Partnership.

“Substituted Limited Partner” means a Person that is admitted as a Limited Partner to the Partnership pursuant to Section 12.01 with all of the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Taxable Year” means the Partnership’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Partnership or (b) any equity or other interest (legal or beneficial) in any Partner if substantially all of the assets of such Partner consist solely of Units.

“Treasury Regulations” means the regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Unit” means a Limited Partner Interest of a Limited Partner or a permitted Assignee in the Partnership and shall include Common Units, but shall not include the General Partner Interest.

“Unvested Corporate Shares” means shares of Class A Common Stock issued pursuant to an Equity Plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Value” means (a) for any Stock Option Plan, the Market Price for the Trading Day immediately preceding the date of exercise of a stock option under such Stock Option Plan and (b) for any Equity Plan other than a Stock Option Plan, the Market Price for the Trading Day immediately preceding the Vesting Date.

“Vesting Date” has the meaning set forth in Section 3.10(c).

“Voting Securities” means any Equity Securities of the Corporation that are entitled to vote generally in matters submitted for a vote of the Corporation’s stockholders or generally in the election of the Corporate Board.

“VWAP” per share of Class A Common Stock on any Trading Day shall mean the per share of Class A Common Stock volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[●]” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one share of Class A Common Stock on such Trading Day as reported on the website of the NYSE or such other national securities exchange upon which the shares of Class A Common Stock are listed). If the VWAP cannot be calculated for shares of Class A Common Stock on a particular date on any of the foregoing bases, the VWAP of the shares of Class A Common Stock on such date shall be the fair market value as determined in good faith by the General Partner in a commercially reasonable manner.

“Warrants” has the meaning set forth in Section 3.03(a).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01 Formation of Partnership. The Partnership was formed on May 31, 2018 pursuant to the provisions of the Delaware Act.

Section 2.02 Second Amended and Restated Limited Partnership Agreement. The Partners hereby execute this Agreement for the purpose of continuing the affairs of the Partnership and the conduct of its business in accordance with the provisions of the Delaware Act. The Partners hereby agree that during the term of the Partnership set forth in Section 2.06, the rights and obligations of the Partners with respect to the Partnership will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and, to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited partnership agreement” or words of similar effect, the relevant provisions of this Agreement shall in each instance control; provided further, that notwithstanding the foregoing, Section  15-120 of the Delaware Act shall not apply or be incorporated into this Agreement.

Section  2.03 Name. The name of the Partnership shall be “Sitio Royalties Operating Partnership, LP.” The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time.

Notification of any such change shall be given to all of the Partners and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Partnership’s business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.

Section 2.04 Purpose. The primary business and purpose of the Partnership shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the General Partner in accordance with the terms and conditions of this Agreement.

Section 2.05 Principal Office; Registered Office. The principal office of the Partnership shall be at [●], or such other place as the General Partner may from time to time designate. The address of the registered office of the Partnership in the State of Delaware shall be 1000 North King Street, in the City of Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be the Corporation Guarantee and Trust Company. The General Partner may from time to time change the Partnership’s registered agent and registered office in the State of Delaware.

Section 2.06 Term. The term of the Partnership commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution of the Partnership in accordance with the provisions of Article XIV.

Section 2.07 No Joint Venture. The Partners intend that the Partnership not be a joint venture, and that no Partner be a joint venturer of any other Partner by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Partnership or any Partner relating to the subject matter hereof shall be construed to suggest otherwise.

ARTICLE III

PARTNERS; UNITS; CAPITALIZATION

Section 3.01 Partners.

(a) The Limited Partners previously admitted as Limited Partners shall each remain as a Limited Partner of the Partnership and the General Partner previously admitted as the sole general partner of the Partnership shall remain the sole general partner of the Partnership, in each case, upon the Effective Time. At the Effective Time and concurrently with the DPM Closing, each DPM Holder shall be admitted to the Partnership as a Limited Partner.

(b) The Partnership shall maintain a schedule setting forth: (i) the name and address of each Limited Partner; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Limited Partner; (iii) the aggregate amount of cash Capital Contributions that have been made by the Limited Partners with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Limited Partners with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Partnership or to which contributed property is subject) (such schedule, the “Schedule of Limited Partners”). The applicable Schedule of Limited Partners in effect as of the Effective Time (after giving effect to the transactions contemplated by the DPM Merger Agreement) is set forth as Schedule 1 to this Agreement. The Schedule of Limited Partners shall be the definitive record of ownership of each Unit of the Partnership and all relevant information with respect to each Limited Partner. The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

(c) No Limited Partner shall be required or, except as approved by the General Partner pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Partnership or borrow any money or property from the Partnership.

Section 3.02 Units. Interests in the Partnership shall be represented by Units, or such other securities of the Partnership, in each case as the General Partner may establish in its discretion in accordance with the terms and subject to the restrictions hereof. The Units are comprised of a single class of Common Units. Without limiting the foregoing, to the extent required pursuant to Section 3.04(a), the General Partner may create one or more classes or series of Common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation.

Section 3.03 Contribution Agreement and DPM Merger Agreement.

(a) Corporation Contribution. Pursuant to the Contribution Agreement, at the Royal Closing, the Corporation contributed, assigned, transferred, conveyed and delivered to the Partnership cash in the aggregate amount of $382,217,254.88 in exchange for (i) 45,855,000 Common Units and (ii) warrants (the “Warrants”) exercisable for a number of Common Units equal to the number of shares of Class A Common Stock underlying the warrants of the Corporation outstanding immediately prior to such issuance of Warrants . Each Warrant shall be treated as a “noncompensatory option” within the meaning of Treasury Regulations Sections 1.721-2(f) and 1.761-3(b)(2) and shall not be treated as a partnership interest pursuant to Treasury Regulations Section 1.761-3(a) unless otherwise required pursuant to a “determination” within the meaning of Section 1313 of the Code (or analogous provision of state, local or non-U.S. Law).

(b) Royal Contribution. Pursuant to the Contribution Agreement, at the Royal Closing, each Royal Contributor contributed, assigned, transferred, conveyed and delivered to the Partnership, free and clear of all Liens (other than transfer restrictions under applicable securities Laws) the Contributed Interests owned by each such Royal Contributor and, was issued Common Units in an amount contemplated by the Contribution Agreement.

(c) DPM Merger Agreement. Pursuant to the DPM Merger Agreement, at the DPM Closing and prior to giving effect to Section 3.04, each DPM Holder was issued the number of Common Units set forth next to each such DPM Holder’s name on Schedule 1, which Common Units are hereby issued and outstanding as of the Effective Time.

Section 3.04 Authorization and Issuance of Additional Units.

(a) The Partnership shall, to the fullest extent permitted by Law, undertake all actions, including, without limitation, a reclassification, dividend, division or recapitalization, with respect to the Equity Securities of the Partnership necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation Holdings Group and the number of outstanding shares of Class A Common Stock. In addition to and without limiting the foregoing, if at any time the Corporation issues a share of its Class A Common Stock or any other Equity Security of the Corporation (other than Class C Common Stock), (i) the Partnership shall issue to the applicable member(s) of the Corporation Holdings Group one Common Unit (if the Corporation issues a share of Class A Common Stock), or such other Equity Security of the Partnership (if the Corporation issues Equity Securities other than Class A Common Stock) corresponding to such Equity Securities issued by the Corporation, and with substantially the same rights to dividends and distributions (including distributions upon liquidation but taking into account differences as a result of any tax or other liabilities borne by the Corporation) and other economic rights as those of such Equity Securities of the Corporation and (ii) the net proceeds received by the applicable member(s) of the Corporation Holdings Group with respect to the issuance of the corresponding share of Class A Common Stock or other Equity Security, if any, shall be concurrently contributed by such member(s) to the Partnership as a Capital Contribution; provided, that if the Corporation issues any shares of Class A Common Stock in order to directly purchase from another Partner (other than a member of the Corporation Holdings Group) a number of Common Units pursuant to Section 11.01(m) (and a corresponding number of shares of Class C Common Stock), then the Partnership shall not issue any new Common Units in connection therewith and the Corporation Holdings Group shall not be required to Transfer such net proceeds to the Partnership (it being understood that such net proceeds shall instead be transferred to such other Partner as consideration for such purchase). For the avoidance of doubt, if the Corporation issues any shares of Class A Common Stock or other Equity Security for cash to be used to fund the acquisition by any member of the Corporation Holdings Group of any Person or the assets of any Person, then the Corporation shall not be required to transfer such cash proceeds to the Partnership but instead such member of the Corporation Holdings Group shall be required to contribute such Person or the assets and liabilities of such Person to the Partnership or any of its Subsidiaries. Notwithstanding the foregoing, this Section 3.04(a) shall not apply to (A) (1) the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Units for Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right) or (2) the issuance under the Corporation’s Equity Plans or Stock Option Plans of any warrants, options, other rights to acquire Equity Securities of the Corporation or rights or property that may be converted into or settled in Equity Securities of the Corporation, but shall in each of the foregoing cases apply to the issuance of Equity Securities of the Corporation in connection with the exercise or settlement of such rights, warrants, options or other rights or property, (B) the issuance of Equity Securities pursuant to any Equity Plan (other than a Stock Option Plan) that are restricted, subject to forfeiture or otherwise unvested upon issuance, but shall apply on the applicable Vesting Date with respect to such Equity Securities or (C) preferred stock or other debt or equity securities (including without limitation warrants, options and rights) issued by the Corporation that are convertible or exercisable or exchangeable for Class A Common Stock (except to the extent such securities have been converted, exercised or exchanged for Class A Common Stock and the net proceeds from such other securities, including without limitation any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation Holdings Group to the equity capital of the Partnership). Except pursuant to this Section 3.04(a) and Article XI, (x) the Partnership may not issue any additional Common Units to one or more members of the Corporation Holdings Group unless substantially simultaneously therewith such member(s) of the Corporation Holdings Group issues or sells an equal number of shares of the Corporation’s Class A Common Stock to another Person, and (y) the Partnership may not issue any other Equity Securities of the Partnership to one or more members of the Corporation Holdings Group unless substantially simultaneously therewith such members of the Corporation Holdings Group issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of the Corporation or such member(s) of the Corporation Holdings Group with substantially the same rights to dividends and distributions (including distributions upon liquidation but taking into account differences as a result of any tax or other liabilities borne by the Corporation) and other economic rights as those of such Equity Securities of the Partnership.

(b) The Partnership shall only be permitted to issue additional Units or other Equity Securities in the Partnership to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04 and Section 3.11.

(c) The Partnership shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. Unless in connection with any action taken pursuant to Section 3.04(d), the Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities. The Partnership shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Partnership (other than the Common Units) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Corporation, with corresponding changes made with respect to any other exchangeable or convertible securities. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Corporation (other than the Common Stock) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Partnership, with corresponding changes made with respect to any other exchangeable or convertible securities.

(d) Notwithstanding any other provision of this Agreement, if the Corporation receives tax distributions required to be made pursuant to Section 4.01(b) in an amount in excess of the amount that will enable the Corporation Holdings Group to meet its U.S. federal, state and local and non-U.S. tax liabilities, or holds any other excess cash amount, the Corporation may, in its sole discretion, use such excess cash amount in such manner, and make such adjustments to or take such other actions with respect to the capitalization of the Corporation and the Partnership, as the Corporation in good faith determines to be fair and reasonable to the holders of Common Stock and to the Partners and to preserve the intended economic effect of this Section 3.04, Section 3.05, Article XI and the other provisions hereof.

(e) If at any time any member of the Corporation Holdings Group issues debt securities, such member of the Corporation Holdings Group shall transfer to the Partnership (in a manner to be determined by the General Partner in its reasonable discretion) the proceeds received by such member of the Corporation Holdings Group in exchange for such debt securities in a manner that directly or indirectly burdens the Partnership with the repayment of the debt securities.

(f) Notwithstanding any other provision of this Agreement (including this Section 3.04 and Section 3.05), the Partnership may redeem Units from the Corporation Holdings Group for cash to fund any acquisition by the Corporation Holdings Group of another Person, provided that promptly after such redemption and acquisition the Corporation Holdings Group contributes or causes to be contributed, directly or indirectly, such Person or the assets and liabilities of such Person to the Company or any of its Subsidiaries in exchange for a number of Units equal to the number of Units so redeemed.

Section 3.05 Repurchases or Redemptions. No member of the Corporation Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the Corporation Holdings Group) (a) any shares of Class A Common Stock unless substantially simultaneously therewith the Partnership redeems, repurchases or otherwise acquires from the Corporation Holdings Group an equal number of Common Units for the same price per security or (b) any other Equity Securities of the Corporation (other than Class C Common Stock) unless substantially simultaneously therewith the Partnership redeems, repurchases or otherwise acquires from the Corporation Holdings Group an equal number of Equity Securities of the Partnership of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation but taking into account differences as a result of any tax or other liabilities borne by the Corporation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security. The Partnership may not redeem, repurchase or otherwise acquire (i) except pursuant to Article XI, any Common Units from the Corporation Holdings Group unless substantially simultaneously therewith the Corporation Holdings Group redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, or (ii) any other Equity Securities of the Partnership from the Corporation Holdings Group unless substantially simultaneously the Corporation Holdings Group redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of the Corporation of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation but taking into account differences as a result of any tax or other liabilities borne by the Corporation) and other economic rights as those of such Equity Securities of the Partnership. Notwithstanding the foregoing, to the extent that any consideration payable by the Corporation Holdings Group in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of the Corporation Holdings Group consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Partnership shall be effectuated in an equivalent manner.

Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the General Partner. If the General Partner determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Partnership, by the Chief Executive Officer and any other officer designated by the General Partner, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the General Partner may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The General Partner agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates.

(b) If Units are certificated, the General Partner may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Partnership alleged to have been lost, stolen or destroyed, upon delivery to the General Partner of an affidavit of the owner or owners of such certificate, setting forth such allegation. The General Partner may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Partnership a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) Upon surrender to the Partnership or the transfer agent of the Partnership, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Partnership shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the General Partner may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07 Negative Capital Accounts. No Partner shall be required to pay to any other Partner or the Partnership any deficit or negative balance which may exist from time to time in such Partner’s Capital Account (including upon and after dissolution of the Partnership).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Partnership, except as expressly provided in this Agreement.

Section 3.09 Loans From Partners. Loans by Partners to the Partnership shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10 Tax Treatment of Corporate Stock Option Plans and Equity Plans.

(a) Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted over shares of Class A Common Stock to a Person other than a Partnership Employee is duly exercised, notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.04(a), solely for U.S. federal (and applicable state and local) income tax purposes, the Corporation shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Common Units, an amount equal to the Value of a share of Class A Common Stock as of the date of such exercise multiplied by the number of shares of Class A Common Stock then being issued by the Corporation in connection with the exercise of such stock option.

(b) Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted over shares of Class A Common Stock to a Partnership Employee is duly exercised, solely for U.S. federal (and applicable state and local) income tax pm-poses, the following transactions shall be deemed to have occurred:

(i) The Corporation shall have sold to the Optionee, and the Optionee shall have purchased from the Corporation, the number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock as to which such stock option is exercised multiplied by the following: (x) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (y) the Value of a share of Class A Common Stock at the time of such exercise.

(ii) The Corporation shall have sold to the Partnership (or, if the Optionee is an employee of, or other service provider to, a Subsidiary, the Corporation shall sell to such Subsidiary), and the Partnership (or such Subsidiary, as applicable) shall have purchased from the Corporation, a number of shares of Class A Common Stock equal to the excess of (x) the number of shares of Class A Common Stock as to which such stock option is being exercised over (y) the number of shares of Class A Common Stock sold pursuant to Section 3.10(b)(i) hereof. The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Partnership (or such Subsidiary) shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option.

(iii) The Partnership shall have transferred to the Optionee (or, if the Optionee is an employee of, or other service provider to, a Subsidiary, the Subsidiary shall have transferred to the Optionee) at no additional cost to such Partnership Employee and as additional compensation to such Partnership Employee, the number of shares of Class A Common Stock described in Section 3.10(b)(ii).

(iv) The Corporation shall have contributed any amounts deemed received by the Corporation pursuant to Section 3.10(b)(i) and any amount deemed to be received by the Partnership pursuant to Section 3.10(b)(ii) in connection with the exercise of such stock option.

The transactions described in this Section 3.10(b) are intended to comply with the provisions of Treasury Regulations Section 1.1032-3 and shall be interpreted consistently therewith.

(c) Restricted Stock Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any shares of Class A Common Stock are issued to a Partnership Employee (including any shares of Class A Common Stock that are subject to forfeiture in the event such Partnership Employee terminates his or her employment with the Partnership or any Subsidiary) in consideration for services performed for the Partnership or any Subsidiary, on the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such Partnership Employee, the following events will be deemed to have occurred solely for U.S. federal (and applicable state and local) income tax purposes: (i) the Corporation shall have sold such shares of Class A Common Stock to the Partnership (or, if such Partnership Employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares of Class A Common Stock, (ii) the Partnership (or such Subsidiary) shall have delivered such shares of Class A Common Stock to such Partnership Employee, (iii) the Corporation shall have contributed the purchase price for such shares of Class A Common Stock to the Partnership as a Capital Contribution, and (iv) in the case where such Partnership Employee is an employee of a Subsidiary, the Partnership shall have contributed such amount to the capital of the Subsidiary.

(d) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Corporation, the Partnership or any of their respective Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, amendments to this Section 3.10 may become necessary or advisable and that any approval or consent to any such amendments requested by the Corporation shall be deemed granted by the General Partner without the requirement of any further consent or acknowledgement of any other Partner.

(e) Anti-dilution Adjustments. For all purposes of this Section 3.10, the number of shares of Class A Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Stock Option Plan or other Equity Plan and applicable award or grant documentation.

Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Partnership in exchange for additional Units. Upon such contribution, the Partnership will issue to the Corporation a number of Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV

DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Limited Partners may be declared by the General Partner out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the General Partner shall determine using such record date as the General Partner may designate; such Distributions shall be made to the Limited Partners as of the close of business on such record date on a pro rata basis in accordance with each Limited Partner’s Percentage Interest as of the close of business on such record date; provided, however, that the General Partner shall have the obligation to make Distributions as set forth in Section 4.01(b), Section 6.05 and Section 14.02; and provided further that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Limited Partner to the extent such Distribution would violate Section 15-309 of the Delaware Act. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the General Partner shall give notice to each Limited Partner of the record date, the amount and the terms of the Distribution and the payment date thereof.

(b) Tax Distributions. The Partnership shall, subject to any restrictions contained in any agreement to which the Partnership is bound, make distributions out of legally available funds to all Partners on a pro rata basis in accordance with Section 4.01(a) at such times and in such amounts as the General Partner reasonably determines is necessary to cause a distribution to the Corporation sufficient to enable the Corporation to timely satisfy any Corporate Tax Liabilities.

Section 4.02 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make any Distribution to any Partner on account of any Limited Partner Interest if such Distribution would violate any applicable Law or the terms of the Credit Agreement or other debt financing of the Partnership or its Subsidiaries.

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) The Partnership shall maintain a separate Capital Account for each Partner according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Partnership may (in the discretion of the General Partner), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and Treasury Regulations Section 1.704-1(b)(2)(iv)(g), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations to reflect a revaluation of Partnership property.

(b) The Capital Account of each Partner shall be increased by (i) the amount of any cash and the initial Book Value of any property contributed to the Partnership by such Partner (net of any liability secured by such contributed property that the Partnership is considered to assume or take subject to); and (ii) the amounts of Profit allocated to such Partner pursuant to Section 5.02 and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Section 5.03. The Capital Account of each Partner shall be reduced by (A) the amount of any cash and the Book Value of any property distributed to such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to); and (B) the amounts of Loss allocated to such Partner pursuant to Section 5.02 and any items in the nature of loss or deduction that are specially allocated to such Partner pursuant to Section 5.03. The Capital Account of each Partner shall otherwise be adjusted in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). If any property other than cash is distributed to a Partner, the Capital Account of such Partner shall be adjusted as if the property had instead been sold by the Partnership for a price equal to its fair market value, and the proceeds thereafter distributed to such Partner.

(c) The amount of “Profit” or “Loss” with respect to a Taxable Year or Fiscal Period means an amount equal to the Partnership’s taxable income or loss for such Taxable Year or Fiscal Period, determined in accordance with Section 703(a) (including separately stated items), with the following adjustments:

(i) the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes;

(ii) if the Book Value of any Partnership property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2) (iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii) items of income, gain, loss or deduction attributable to the disposition of Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv) in lieu of depreciation, amortization and other cost recovery deductions (excluding depletion with respect to a Depletable Property), there shall be taken into account Depreciation for such Taxable Year or other Fiscal Period;

(v) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis);

(vi) Simulated Gains with respect to Depletable Properties shall be taken into account in lieu of actual gains on such Depletable Properties; and

(vii) items specifically allocated under Section 5.03 shall be excluded.

Section 5.02 Book Allocations. After giving effect to the allocations under Section 5.03, Profits and Losses (and to the extent determined necessary and appropriate by the General Partner to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profits and Losses) for any Taxable Year or other Fiscal Period shall be allocated among the Capital Accounts of the Partners pro rata in accordance with their Percentage Interests.

Section 5.03 Regulatory and Special Allocations.

(a) Partner nonrecourse deductions (as defined in Treasury Regulations Section 1.704-2(i)(2)) attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year or other Fiscal Period in Partner Minimum Gain, items of income and gain for such Taxable Year or other Fiscal Period (and, if necessary, for subsequent Taxable Years or periods) shall be allocated to the Partners in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4). This Section 5.03(a) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year or Fiscal Period shall be allocated pro rata among the Partners in accordance with their Percentage Interests. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in the Partnership Minimum Gain during any Taxable Year or other Fiscal Period, each Partner shall be allocated items of income and gain for such Taxable Year or other Fiscal Period (and, if necessary, for subsequent Taxable Years or periods) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(g). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Partner that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year or other Fiscal Period, computed after the application of Section 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then items of income and gain for such Taxable Year or other Fiscal Period shall be allocated to such Partner in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If any Partner has a deficit Capital Account at the end of any Taxable Year or other Fiscal Period which is in excess of the sum of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Agreement have been made as if Section 5.03(c) and this Section 5.03(d) were not in the Agreement.

(e) If the allocation of Losses or other items of loss or expense to a Partner as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Partner only that amount of Losses (or other items of loss or expense) as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Partner shall be allocated to the other Partners in accordance with their relative Percentage Interests, subject to this Section 5.03(e).

(f) Profits and Losses described in Section 5.01(b) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j) and (m).

(g) Simulated Depletion for each Depletable Property and Simulated Loss upon the disposition of a Depletable Property shall be allocated among the Partners in proportion to their shares of the Simulated Basis in such property.

(h) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Profit and Loss of the Partnership or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Partners to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. If in any Taxable Year or other Fiscal Period there is a decrease in Partnership Minimum Gain, or in Partner Minimum Gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Partners, the Partners may, if they do not expect that the Partnership will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

(i) Notwithstanding any contrary provision in this Agreement except the foregoing provisions of Section 5.03, the General Partner shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Partnership among) the Partners upon the liquidation of the Partnership (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), the Transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Partnership, such that, to the maximum extent possible, the Capital Accounts of the Partners are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Fiscal Year of the event requiring such adjustments or allocations.

Section 5.04 Tax Allocations.

(a) Subject to the remainder of this Section 5.04, the income, gains, losses, deductions and credits of the Partnership will be allocated, for U.S. federal (and applicable state and local) income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable Law, the Partnership’s subsequent income, gains, losses, deductions and credits will be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Cost and percentage depletion deductions with respect to each Depletable Property shall be computed separately by the Partners rather than the Partnership. For purposes of such computations, the U.S. federal income tax basis of each Depletable Property shall be allocated to each Partner in accordance with such Partner’s Percentage Interest as of the time such Depletable Property is acquired by the Partnership, and shall be reallocated among the Partners in accordance with such Partner’s Percentage Interest as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Values of the Partnership’s Depletable Properties pursuant to the definition of Book Value (or at the time of any material additions to the U.S. federal income tax basis of such Depletable Property). The Partnership shall inform each Partner of such Partner’s allocable share of the U.S. federal income tax basis of each Depletable Property promptly following the acquisition of such Depletable Property by the Partnership, any adjustment resulting from expenditures required to be capitalized in such basis, and any reallocation of such basis as provided in the previous sentence. Such allocations are intended to be applied in accordance with the “partners’ interests in partnership capital” under Section 613A(c)(7)(D) of the Code; provided that the Partners understand and agree that the General Partner may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles of Section 704(c) of the Code, the Treasury Regulations thereunder and the portions of the Treasury Regulations under Section 704(b) that apply the principles of Section 704(c), using the “remedial method”, as described in Treasury Regulations Section 1.704-3(d).

(c) For purposes of the separate computation of gain or loss by each Partner on a taxable Disposition of Depletable Property, the amount realized from such Disposition shall be allocated (i) first, to the Partners in an amount equal to the Simulated Basis in such Depletable Property and in the same proportion as their shares thereof were allocated and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains; provided, however, that the Partners understand and agree that the General Partner may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles of Section 704(c) of the Code, the Treasury Regulations thereunder and the portions of the Treasury Regulations under Section 704(b) that apply the principles of Section 704(c), using the “remedial method”, as described in Treasury Regulations Section 1.704-3(d). The provisions of this Section 5.04(c) and the other provisions of this Agreement relating to allocations under Section 613A(c)(7)(D) of the Code are intended to comply with Treasury Regulations Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(d) Each Partner shall, in a manner consistent with this Article V, separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Partnership. Upon the request of the Partnership, each Partner may advise the Partnership of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Partnership to make adjustments to the tax basis of its assets as a result of certain transfers of interests in the Partnership or distributions by the Partnership. The Partnership may rely on such information and, if it is not provided by the Partner, may make such reasonable assumptions as it shall determine with respect thereto.

(e) Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its Book Value using the “remedial method”, as described in Treasury Regulations Section 1.704-3(d).

(f) If the Book Value of any Partnership asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using the “remedial method”, as described in Treasury Regulations Section 1.704-3(d).

(g) If, as a result of an exercise of a noncompensatory option (including the Warrants) to acquire an interest in the Partnership, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x) and 1.704-1(b)(4)(viii).

(h) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Partners pro rata as determined by the General Partner taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(i) For purposes of determining a Partner’s pro rata share of the Partnership’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Partner’s interest in income and gain shall be in proportion to its Percentage Interests.

(j) Any recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Partners who received the benefit of such deductions to the maximum extent permissible by Law.

(k) Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal (and applicable state and local) income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, Distributions or other Partnership items pursuant to any provision of this Agreement.

Section 5.05 Withholding; Indemnification and Reimbursement for Payments on Behalf of a Partner. The Partnership and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Partner hereby authorizes the Partnership and its Subsidiaries to withhold or pay on behalf of or with respect to such Partner any amount of U.S. federal, state, or local or non-U.S. taxes that the General Partner determines, in good faith, that the Partnership or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement. In addition, if the Partnership is obligated to pay any other amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Partner (including U.S. federal income taxes as a result of Partnership obligations pursuant to the Revised Partnership Audit Provisions with respect to items of income, gain, loss deduction or credit allocable or attributable to such Partner, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Partnership on behalf of any Partner based upon such Partner’s status as an employee of the Partnership), then such tax shall be treated as an amount of taxes withheld or paid with respect to such Partner pursuant to this Section 5.05. For all purposes under this Agreement, any amounts withheld or paid with respect to a Partner pursuant to this Section 5.05 shall be treated as having been distributed to such Partner at the time such withholding or payment is made. Further, to the extent that the cumulative amount of such withholding or payment for any period exceeds the distributions to which such Partner is entitled for such period, such Partner shall indemnify the Partnership in full for the amount of such excess. The General Partner may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Partnership under this Section 5.05. A Partner’s obligation to indemnify the Partnership under this Section 5.05 shall survive the termination, dissolution, liquidation and winding up of the Partnership, and for purposes of this Section 5.05, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Partner under this Section 5.05, including instituting a lawsuit to collect amounts owed under such indemnity with interest accruing from the date such withholding or payment is made by the Partnership at a rate per annum equal to the sum of the Base Rate (but not in excess of the highest rate per annum permitted by Law). Any income from such indemnity (and interest) shall not be allocated to or distributed to the Partner paying such indemnity (and interest). Each Partner hereby agrees to furnish to the Partnership such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Partner is legally entitled.

Section 5.06 DPM Merger Agreement.

(a) As set forth in Section 1.7 of the DPM Merger Agreement , for U.S. federal and applicable state and local income tax purposes, the Partnership intends for the DPM Merger to qualify as an “assets-over” partnership merger transaction under Treasury Regulation Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), whereby the Partnership is intended to be the terminating partnership and DPM is intended to be the resulting partnership, and, as a result of such treatment, the DPM Merger shall be treated as a (i) contribution of all of the assets and liabilities of Partnership to DPM in exchange for partnership interests in DPM (the “Falcon OpCo Contribution”), immediately followed by a (ii) liquidating distribution by Partnership of such partnership interests to the partners of Partnership.

(b) Consistent with the foregoing,

(i) The initial Book Values of all properties of the Partnership contributed pursuant to the Falcon OpCo Contribution shall equal their Fair Market Values, and any forward Section 704(c) layer created in connection therewith shall, consistent with Section 5.04(e), be accounted for using the “remedial method” under Treasury Regulation Section 1.704-3(d),

(ii) the Capital Accounts of the DPM Holders will be “booked-up” in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect their Fair Market Value, and any reverse Section 704(c) layer created in connection therewith shall, consistent with Section 5.04(f), be accounted for using the “remedial method” under Treasury Regulation Section 1.704-3(d), and

(iii) the Capital Account of each Limited Partner after giving effect to such adjustments shall be set forth on the Schedule of Limited Partners.

ARTICLE VI

MANAGEMENT

Section 6.01 Authority of General Partner.

(a) Except for situations in which the approval of any Limited Partner(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner and (ii) the General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, no Limited Partner has the right or power to participate in the management or affairs of the Partnership, nor does any Limited Partner have the power to sign for or bind the Partnership or deal with third parties on behalf of the Partnership without the consent of the General Partner.

(b) The day-to-day business and operations of the Partnership shall be overseen and implemented by officers of the Partnership (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the General Partner. An Officer may, but need not, be a Partner or an officer of the Corporation. Each Officer shall be appointed by the General Partner and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.06 below), the salaries or other compensation, if any, of the Officers of the Partnership shall be fixed from time to time by the General Partner. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the General Partner may, from time to time, delegate to them and the carrying out of the Partnership’s business and affairs on a day-to-day basis. An Officer may also perform one or more roles as an officer of the General Partner. Subject to any agreement between the Corporation or the Partnership and an Officer regarding such Officer’s service or employment, the General

Partner may remove any such Officer from office at any time, with or without cause. If any vacancy shall occur in any office, for any reason whatsoever, then the General Partner shall have the right to appoint a new Officer to fill the vacancy.

(c) Subject to law applicable to the Corporation and the Partnership, the General Partner shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity.

(d) Notwithstanding any other provision of this Agreement, neither the General Partner nor any Officer authorized by the General Partner shall have the authority, on behalf of the Partnership, either directly or indirectly, without the prior approval of each Partner, to take any action that would result in the failure of the Partnership to be taxable as a partnership for purposes of federal income tax, or take any position inconsistent with treating the Partnership as a partnership for purposes of federal income tax, except as required by Law.

Section 6.02 Actions of the General Partner. The General Partner may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section  6.06.

Section 6.03 Transfer and Withdrawal of General Partner.

(a) Except in connection with a General Partner Change of Control, the General Partner shall not have the right to transfer or assign the General Partner Interest, and the General Partner shall not have the right to withdraw from the Partnership; provided, that, without the consent of any of the Limited Partners, the General Partner may be reconstituted as or converted into a corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or transfer or assign the General Partner Interest (in whole or in part) to one of its Affiliates that is a wholly owned Subsidiary of the Corporation so long as such other entity or Affiliate shall have assumed in writing the obligations of the General Partner under this Agreement. In the event of an assignment or other transfer of all of the General Partner Interest in accordance with this Section 6.03, such assignee or transferee shall be substituted in the General Partner’s place as general partner of the Partnership in all respects under this Agreement and immediately thereafter the General Partner shall withdraw as a general partner of the Partnership (but shall remain entitled to exculpation and indemnification pursuant to Section 6.07 and Section 7.04 with respect to events occurring on or prior to such date).

(b) Except as otherwise contemplated by Section 6.03(a), no assignee or transferee shall become the general partner of the Partnership by virtue of such assignee’s or transferee’s receiving all or a portion of any interest in the Partnership from the General Partner or another assignee or transferee from the General Partner without the written consent of all of the Partners to such substitution, which consent may be given or withheld, or made subject to such conditions as each Partner deems appropriate in its sole discretion.

Section 6.04 Transactions Between Partnership and General Partner. The General Partner may cause the Partnership to contract and deal with the General Partner, or any Affiliate of the General Partner, or any Blackstone Party or Affiliate of any Blackstone Party, provided such contracts and dealings are on terms comparable to and competitive with those available to the Partnership from others dealing at arm’s length and are approved by (a) the Partners holding a majority of the Units (excluding Units held by the General Partner and its controlled Affiliates) then outstanding and (b)  a majority of the Independent Directors, and, in each case, otherwise are permitted by the Credit Agreement.

Section 6.05 Reimbursement for Expenses. The Limited Partners acknowledge and agree that the General Partner is and will continue to be a wholly owned Subsidiary of the Corporation, whose Class A Common Stock is and will continue to be publicly traded, and therefore the General Partner and the Corporation will have access to the public capital markets and that such status and the services performed by the General Partner and the Corporation, if any, will inure to the benefit of the Partnership and all Limited Partners; therefore, the Partnership shall pay for and reimburse, without duplication, the General Partner and the Corporation amounts with respect to any fees, expenses and costs incurred by the General Partner, the Corporation or any other member of the Corporation Holdings Group on behalf of the Partnership, including all fees, expenses and costs of the Corporation being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence, it being acknowledged and agreed that such payments and reimbursements shall not be treated as Distributions; provided, that the Partnership shall not pay or bear any income tax obligations of any member of the Corporation Holdings Group (but the Partnership shall be entitled to make distributions in respect of these obligations pursuant to Article IV). In the event that (a) shares of Class A Common Stock are sold to underwriters in any Public Offering at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in such Public Offering after taking into account any Discount and (b) the proceeds from such Public Offering are used to fund the Cash Election Amount for any Redeemed Units or otherwise contributed to the Partnership, the Partnership shall reimburse the applicable member(s) of the Corporation Holdings Group for such Discount by treating such Discount as an additional Capital Contribution made by such member(s) of the Corporation Holdings Group to the Company, issuing Common Units in respect of such deemed Capital Contribution in accordance with Section 11.01(i), and increasing the Capital Account of such member(s) of the Corporation Holdings Group by the amount of such Discount. To the extent practicable, expenses incurred by the General Partner, the Corporation or any other member of the Corporation Holdings Group on behalf of or for the benefit of the Partnership shall be billed directly to and paid by the Partnership. If and to the extent any advances or reimbursements to the General Partner, the Corporation or any other member of the Corporation Holdings Group by the Partnership pursuant to this Section 6.05 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Limited Partners’ Capital Accounts.

Section 6.06 Delegation of Authority. The General Partner (a) may, from time to time, delegate to one or more Persons such authority and duties as the General Partner may deem advisable, and (b) may assign titles (including chief executive officer, president, chief executive officer, chief financial officers, chief operating officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time, in each case subject to the terms of this Agreement. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Partnership shall be fixed from time to time by the General Partner, subject to the other provisions in this Agreement.

Section 6.07 Limitation of Liability of the General Partner.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Partnership, neither the General Partner nor any of the General Partner’s Affiliates shall be liable to the Partnership or to any Partner that is not the General Partner, in such Partner’s capacity as a partner of the Partnership, for any act or omission performed or omitted by the General Partner in its capacity as the general partner of the Partnership pursuant to authority granted to the General Partner by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the General Partner’s bad faith, willful misconduct or violation of Law in which the General Partner acted with knowledge that its conduct was unlawful. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The General Partner shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the General Partner in good faith reliance on such advice shall in no event subject the General Partner to liability to the Partnership or any Partner that is not the General Partner.

(b) Whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Partnership or any Partner that is not the General Partner, the General Partner shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c) Whenever in this Agreement or any other agreement contemplated herein, the General Partner is permitted or required to take any action or to make a decision in its “sole discretion” with “complete discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or other Partners.

(d) Whenever in this Agreement the General Partner is permitted or required to take any action or to make a decision in its “reasonable discretion,” “good faith” or under another express standard, the General Partner shall act under such express standard and, to the fullest extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the General Partner acts in good faith, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the General Partner or any of the General Partner’s Affiliates.

Section 6.08 Investment Company Act. The General Partner shall use its best efforts to ensure that the Partnership shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.09 Outside Activities of the Corporation and the General Partner. The Corporation shall not, and shall not cause or permit the General Partner to, directly or indirectly, enter into or conduct any business or operations, other than, as applicable, in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Partnership and its Subsidiaries, (c) the operation of the Corporation as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Partnership, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any sale of Equity Securities of the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Partnership as Capital Contributions and the proceeds of any other financing raised by the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Partnership as loans or otherwise as appropriate and, provided further, that the Corporation may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership and its Subsidiaries so long as the Corporation takes all necessary measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Partnership or its Subsidiaries, through assignment, mortgage loan or otherwise. Nothing contained herein shall be deemed to prohibit the General Partner from executing any guarantee of indebtedness of the Partnership or its Subsidiaries.

Section 6.10 Standard of Care. Except to the extent otherwise expressly set forth in this Agreement, the General Partner shall, in connection with the performance of its duties in its capacity as the General Partner, have the same fiduciary duties to the Partnership and the Partners as would be owed to a Delaware corporation and its stockholders by its directors, and shall be entitled to the benefit of the same presumptions in carrying out such duties as would be afforded to a director of a Delaware corporation (as such duties and presumptions are defined, described and explained under the Laws of the State of Delaware as in effect from time to time). The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace, to the fullest extent permitted by applicable Law, such other duties and liabilities of the General Partner.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF PARTNERS

Section 7.01 Limitation of Liability and Duties of Partners; Investment Opportunities.

(a) Except as provided in this Agreement or in the Delaware Act, no Partner (including the General Partner) shall be obligated personally for any debt, obligation or liability solely by reason of being a Partner or acting as the General Partner of the Partnership; provided that, in the case of the General Partner, this sentence shall not in any manner limit the liability of any Partner to the Partnership or any other Partner attributable to a breach by the such Partner of any terms of this Agreement. Notwithstanding anything contained herein to the contrary, the failure of the Partnership to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Partners for liabilities of the Partnership.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Partner may, under certain circumstances, be required to return amounts previously distributed to such Partner. It is the intent of the Partners that no Distribution to any Partner pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Partner receiving any such money or property shall not be required to return any such money or property to the Partnership or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Partner is obligated to make any such payment, such obligation shall be the obligation of such Partner and not of any other Partner.

(c) Notwithstanding any other provision of this Agreement (subject to Section 6.07 and except as set forth in Section 6.10, in each case with respect to the General Partner), to the extent that, at law or in equity, any Partner (or such Partner’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Partner or of any Affiliate of such Partner (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties) to the Partnership, to another Partner (including the General Partner), to any Person who acquires an interest in a Limited Partner Interest or to any other Person bound by this Agreement, but in in each case other than any duties (including fiduciary duties) owed the Corporation and its stockholders, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. Such elimination of duties (including fiduciary duties) to the Partnership, each of the Partners (including the General Partner), each other Person who acquires an interest in a Limited Partner Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Partnership, each of the Partners (including the General Partner), each other Person who acquires an interest in a Limited Partner Interest and each other Person bound by this Agreement.

(d) Notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any Partner (including the General Partner) or to any Related Person of such Partner, and no Partner (or any Related Person of such Partner)

that acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership or the Partners will have any duty to communicate or offer such opportunity to the Partnership or the Partners, or to develop any particular investment, and such Person will not be liable to the Partnership or the Partners for breach of any fiduciary or other duty by reason of the fact that such Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such investment opportunity to the Partners. Notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, neither the Partnership nor any Partner has any rights or obligations by virtue of this Agreement or the relationships created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of any such ventures outside the Partnership, even if competitive with the activities of the Partnership or the Partners, will not be deemed wrongful or improper.

Section 7.02 Lack of Authority. No Partner, other than the General Partner or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Partnership, to do any act that would be binding on the Partnership or to make any expenditure on behalf of the Partnership. The Partners hereby consent to the exercise by the General Partner of the powers conferred on them by Law and this Agreement.

Section 7.03 No Right of Partition. No Partner, other than the General Partner, shall have the right to seek or obtain partition by court decree or operation of Law of any Partnership property, or the right to own or use particular or individual assets of the Partnership.

Section 7.04 Indemnification.

(a) Subject to Section 5.05, the Partnership hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Partnership to provide broader indemnification rights than the Partnership is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Partner or is or was serving as the General Partner, Officer, employee or other agent of the Partnership or is or was serving at the request of the Partnership as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ bad faith, willful misconduct or violation of Law in which such Indemnified Person acted with knowledge that its conduct was unlawful, or for any present or future breaches of any representations, warranties, covenants or obligations by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Partnership. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Partnership.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the General Partner or otherwise.

(c) The Partnership shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Partnership would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Partnership shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the General Partner.

(d) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section  7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05 Limited Partners’ Right to Act. For matters that require the approval of the Limited Partners, the Limited Partners shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a) Except as otherwise expressly provided by this Agreement, acts by the Limited Partners holding a majority of the outstanding Units, voting together as a single class, shall be the acts of the Limited Partners. Any Limited Partner entitled to vote at a meeting of Limited Partners may authorize another person or persons to act for it by proxy. An electronic mail, telegram, telex, cablegram or similar transmission by the Limited Partner, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Limited Partner shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Partnership shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) The actions by the Limited Partners permitted hereunder may be taken at a meeting called by the General Partner or by the Limited Partners holding a majority of the Units entitled to vote on such matter on at least 48 hours’ prior written notice to the other Limited Partners entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Limited Partners entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Limited Partners entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Limited Partners entitled to vote or consent may be taken by vote of the Limited Partners entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Limited Partners having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Limited Partners entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Limited Partners entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Limited Partners shall have the same force and effect as if taken by the Limited Partners at a meeting thereof.

Section 7.06 Inspection Rights. The Partnership shall permit each Partner and each of its designated representatives to visit and inspect (a) the books and records of the Partnership, including its partner ledger and a list of its Partners and (b) the books and records of its Subsidiaries. The Partners have no other inspection rights.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.01 Records and Accounting. The Partnership shall keep, or cause to be kept, appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Limited Partners pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the General Partner, whose determination shall be final and conclusive as to all of the Limited Partners absent manifest clerical error.

Section 8.02 Fiscal Year. The Fiscal Year of the Partnership shall end on December 31 of each year or such other date as may be established by the General Partner; provided that the Partnership shall have the same Fiscal Year for accounting purposes as its Taxable Year for U.S. federal income tax purposes.

Section 8.03 Reports. The Partnership shall deliver or cause to be delivered, within ninety (90) days after the end of each Fiscal Year, to each Person who was a Partner at any time during such Fiscal Year, all information reasonably necessary for the preparation of such Person’s United States federal and applicable state income tax returns.

ARTICLE IX

TAX MATTERS

Section 9.01 Preparation of Tax Returns. The General Partner shall arrange, at the Partnership’s expense, for the preparation and timely filing of all tax returns required to be filed by the Partnership. On or before March 15, June 15, September 15, and December 15 of each Taxable Year, the Partnership shall send to each Person who was a Partner at any time during the prior quarter, an estimate of such Partner’s state tax apportionment information and allocations to the Partners of taxable income, gains, losses, deductions and credits for the prior quarter, which estimate shall have been reviewed by the Partnership’s outside tax accountants. In addition, no later than the later of (a) March 15 following the end of the prior Taxable Year, and (b) thirty (30) Business Days after the issuance of the final financial statement report for a Fiscal Year by the Partnership’s auditors but in no event later than March 31 following the end of the prior Taxable Year, the Partnership shall send to each Person who was a Partner at any time during such Taxable Year, a statement showing such Partner’s (i) final state tax apportionment information, (ii) allocations to the Partners of taxable income, gains, losses, deductions and credits for such Taxable Year, (iii) a completed IRS Schedule K-1 and (iv) all other information reasonably requested and necessary for the preparation of such Partner’s U.S. federal (and applicable state and local) income tax returns, provided that the General Partner shall cause the Partnership to provide each Partner a draft IRS Schedule K-1 for the relevant Taxable Year no later than forty-five (45) days following the end of such Taxable Year. Each Partner shall notify the Partnership, and the Partnership shall take reasonable efforts to notify each of the other Partners, upon receipt of any notice of tax examination of the Partnership by U.S. federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Partnership Representative (as applicable), the General Partner shall have the authority to prepare the tax returns of the Partnership using the elections set forth in Section 9.02 and such other permissible methods and elections as it determines in its reasonable discretion.

Section 9.02 Tax Elections. The Partnership and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code, shall not thereafter revoke such election. In addition, the Partnership (and any eligible Subsidiary) shall make the following elections on the appropriate forms or tax returns:

(a) to adopt the calendar year as the Partnership’s Taxable Year, if permitted under the Code;

(b) to adopt the accrual method of accounting for U.S. federal income tax purposes; and

(c) to elect to amortize the organizational expenses of the Partnership as permitted by Code Section 709(b).

Each Partner will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03 Tax Controversies. The General Partner shall be designated and may, on behalf of the Partnership, at any time, and without further notice to or consent from any Partner, act as the “partnership representative” of the Partnership, within the meaning given to such term in Section 6223 of the Code, and any corresponding or similar role for relevant state and local tax purposes (the General Partner, in such capacity, the “Partnership Representative”). The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code or any applicable state or local Law with respect to Taxes for the Partnership Representative, and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services reasonably incurred in connection therewith. Unless the Limited Partners otherwise provide prior written consent, the Partnership Representative shall make the election to apply the “alternative to payment of imputed underpayment by partnership” under Section 6226 of the Code (and any similar provision of state or local law) to pass the underpayment adjustment of the Partnership to any partners of the reviewed year with respect to any taxable year ending on or before the date of the DPM Closing. Each Partner agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to the conduct of such proceedings; provided that no Partner will be required to file an amended tax return or information statement for a prior taxable period pursuant to Section 6225(c)(2) of the Code (or any similar provision of state or local law) without the consent of such Partner. The Partnership Representative shall keep all Partners fully advised on a current basis of any contacts by or discussions with the tax authorities.

ARTICLE X

RESTRICTIONS ON TRANSFER OF UNITS

Section 10.01 Transfers by Partners. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) approved in writing by the General Partner. Notwithstanding the foregoing, this Article X shall not apply to any Redemption or Call Right pursuant to Section 11.01.

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer (each, a “Permitted Transfer”) (a) by a Limited Partner to a Controlled Affiliate of such Limited Partner, (b) by a Royal Contributor to the direct holders of equity interests in such Royal Contributor, and if any such holder as of August 23, 2018 is a Blackstone Party, to the direct holders of equity interests in such Blackstone Party as of August 23, 2018, (c) by KMF DPM HoldCo, LLC or Chambers DPM HoldCo, LLC to the direct holders of equity interests in such Person, and if any such holder as of the date hereof is a Kimmeridge Party, to the direct holders of equity interests in such Kimmeridge Party, (d) by Rock Ridge Ridge Royalty Company LLC to the direct holders of its equity interests, and if any such holder as of the date hereof is a Blackstone Party, to the direct holders of equity interests in such Blackstone Party, (e) by Source Energy Leasehold, LP or Permian Mineral Acquisitions, LP to the direct holders of equity interests in such Person, and if any such holder as of the date hereof is a Source Party, to the direct holders of equity interests in such Source Party (f) to an Affiliate of, or a direct holder of equity interests in, Royal LP, (g) by any individual transferee pursuant to clauses (b) through (f) of this sentence to any Controlled Affiliate of such transferee or any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such transferee or Relatives of such transferee for bona fide estate planning purposes, (h) to an Affiliate of any Blackstone Party, Kimmeridge Party or Source Party, (i) in the case of an individual Partner, upon death or incapacity to such Partner’s estate, executors, trustees, administrators and personal representatives, and then to such Partner’s legal representatives, heirs, beneficiaries or legatees (whether or not such recipients are a spouse, children, spouses of children, grandchildren, spouses of grandchildren, parents or siblings of such Partner) or (j) pursuant to a Redemption or Call Right in accordance with Article XI hereof; provided, however, that (i) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units and (ii) in the case of the foregoing clauses, the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement, and the transferor will deliver a written notice to the Partnership and the Partners, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer (other than a Redemption or Call Right) by any Limited Partner (other than the Corporation) of Common Units to a transferee in accordance with this Section 10.02, such Limited Partner (or any subsequent transferee of such Limited Partner) shall be required to also transfer a number of shares of Class C Common Stock corresponding to the number of such Limited Partner’s (or subsequent transferee’s) Common Units that were transferred in the transaction to such transferee; and, in the case of a Redemption or Call Right, a number of shares of Class C Common Stock owned by such Limited Partner corresponding to the number of such Limited Partner’s Common Units that were transferred in such Redemption or Call Right shall be surrendered by such Limited Partner to the Corporation and cancelled by the Corporation. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [●], 2022, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SITIO ROYALTIES OPERATING PARTNERSHIP, LP, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND SITIO ROYALTIES OPERATING PARTNERSHIP, LP RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY SITIO ROYALTIES OPERATING PARTNERSHIP, LP TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Partnership shall imprint such legend on certificates (if any) evidencing Units.

Section 10.04 Transfer. Prior to Transferring any Units (other than (a) in connection with a Redemption or Call Right in accordance with Article XI or (b) pursuant to a Change of Control Transaction), the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Partnership and the other holders of Units a Joinder (or other counterpart to this Agreement acceptable to the General Partner) and counterparts of any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) (i) shall be void, and (ii) the Partnership shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Limited Partner Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Partnership. Profits, Losses and other Partnership items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the General Partner. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Limited Partner pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Limited Partner hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Limited Partner from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Limited Partner contained herein that a Limited Partner would be bound on account of the Assignee’s Limited Partner Interest (including the obligation to make Capital Contributions on account of such Limited Partner Interest).

Section 10.06 Assignor’s Rights and Obligations. Any Limited Partner who shall Transfer any Limited Partner Interest in a manner in accordance with this Agreement shall cease to be a Limited Partner with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Limited Partner with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.07, Section 7.01 and Section 7.04 shall continue to inure to such Person’s benefit and such Person shall continue to be obligated to indemnify the Partnership for any obligations under Section 5.05), except that unless and until the Assignee (if not already a Limited Partner) is admitted as a Substituted Limited Partner in accordance with the provisions of Article XII (the “Admission Date”), (a) such assigning Limited Partner shall retain all of the duties, liabilities and obligations of a Limited Partner with respect to such Units or other interest, and (b) the General Partner may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Limited Partner with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Limited Partner who Transfers any Units or other interest in the Partnership from any liability of such Limited Partner to the Partnership with respect to such Limited Partner Interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Partnership or any other Person for any materially false statement made by such Limited Partner (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Limited Partner (in its capacity as such) contained herein or in the other agreements with the Partnership.

Section 10.07 Overriding Provisions.

(a) Any Transfer of any Limited Partner Interest in violation of this Article X shall be null and void ab initio, and the provisions of Section 10.05 and 10.06 shall not apply to any such Transfers. Any Person to whom a Transfer of such Limited Partner Interest is made or attempted in violation of this Article X shall not become a Limited Partner with respect to such Limited Partner Interest, shall not be entitled to vote such Limited Partner Interest on any matters coming before the Limited Partners and shall not have any other rights in or with respect to such Limited Partner Interest. The General Partner shall promptly amend the Schedule of Limited Partners to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Limited Partner Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable U.S. federal or state or non-U.S. Laws;

(ii) subject the Partnership to registration as an investment company under the Investment Company Act;

(iii) in the reasonable determination of the General Partner, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Partnership or the General Partner is a party;

(iv) cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes or, without limiting the generality of the foregoing, cause the Partnership to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code and any applicable Treasury Regulations issued thereunder, or any successor provision of the Code;

(v) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors); or

(vi) result in the Partnership having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

ARTICLE XI

REDEMPTION AND EXCHANGE RIGHTS

Section 11.01 Redemption Right of a Limited Partner.

(a) Each Limited Partner other than the Corporation Holdings Group shall be entitled from time to time to cause the Partnership to redeem all or a portion of such Limited Partner’s Common Units (such Partner a “Redeeming Partner”), together with an equal number of shares of Class C Common Stock, in exchange for shares of Class A Common Stock or, at the Partnership’s election under certain circumstances, cash in accordance with Section 11.01(d) (referred to herein as the “Redemption Right”), upon the terms and subject to the conditions set forth in this Section 11.01 and subject to the Corporation’s (or such designated member(s) of the Corporation Holdings Group’s) Call Right as set forth in Section 11.01(m).

(b) In order to exercise its Redemption Right, each Redeeming Partner shall provide written notice in a reasonable form as the Partnership may provide from time to time (the “Redemption Notice”) to the Partnership and the Corporation, on or before any Redemption Notice Date, stating that the Redeeming Partner elects to have redeemed on the next Redemption Date a stated number of Units, together with an equal number shares of Class C Common Stock. Upon delivery of any Redemption Notice by any Redeeming Partner on or before any Redemption Notice Date, such Limited Partner may not revoke or rescind such Redemption Notice after such Redemption Notice Date. Any Redemption Notice delivered for a Redemption on a Regular Redemption Date may not be contingent. Any Redemption Notice delivered for a Redemption on a Special Redemption Date may be made contingent on the consummation of the Registered Offering or other transaction described in the notice of the General Partner specifying such Special Redemption Date. Any notice by any Limited Partner pursuant to the Royal Registration Rights Agreement or the DPM Registration Rights Agreement to demand or participate in any Registered Offering shall be deemed to constitute a Redemption Notice for the related Special Redemption Date with respect to the Units to be sold in such Registered Offering.

(c) On any Redemption Date for which any Limited Partner delivered a Redemption Notice with respect to Units, unless the Partnership elects to pay cash in accordance with Section 11.01(d) or the Corporation (or such designated member(s) of the Corporation Holdings Group) exercises its Call Right pursuant to Section 11.01(m), on such Redemption Date such number of Units, together with an equal number of shares of Class C Common Stock, shall be redeemed for an equal number of shares of Class A Common Stock.

(d) The Partnership shall be entitled to elect to settle any Redemption by delivering to the Redeeming Partner, in lieu of the applicable number of shares of Class A Common Stock that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such shares.

(e)	Subject to Section 11.01(f), each Limited Partner’s Redemption Right shall be subject to the following limitations and qualifications:

(i)	except as provided herein, Redemptions shall only be permitted on each Redemption Date;

(ii)

a Redeeming Partner, excluding any Limited Partners prior to the Effective Date and any of their transferees in accordance with this Agreement (other than the Blackstone Parties and any of their transferees), shall only be permitted to redeem less than all of its Units if (A) after such Redemption it would continue to hold at least [6,428,040] Units and (B) it redeems not less than [6,428,040] Units in such Redemption; provided that the amount of Units held or redeemed in the preceeding clauses (A) and (B) shall be deemed to include all Units held or redeemed by (x) all other Blackstone Parties, if such Redeeming Partner is a Blackstone Party, (y) all other Kimmeridge Parties, if such Redeeming Partner is a Kimmeridge Party, and (z) all other Source Parties, if such Redeeming Partner is a Source Party; and

(iii)

any Redemption of Units issued after the date hereof (other than in connection with any recapitalization), including such Units issued to Limited Partners as of the date hereof, may be limited in accordance with the terms of any agreements or instruments entered into in connection with such issuance, as deemed necessary or desirable in the discretion of the General Partner.

(f) The General Partner may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions), to the extent it determines, in good faith, such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Partnership may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Furthermore, the General Partner may require any Limited Partner or group of Limited Partners to redeem all of their Units to the extent it determines, that such Redemption is necessary or appropriate to avoid undue risk that the Partnership may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the General Partner to such Limited Partner or group of Limited Partners requiring such Redemption, such Limited Partner or group of Limited Partners shall exchange, subject to exercise by the Corporation of the Call Right pursuant to Section 11.01(m), all of their Units effective as of the date specified in such notice (and such date shall be deemed to be a Redemption Date for purposes of this Agreement) in accordance with this Section 11.01 and otherwise in accordance with the requirements set forth in such notice.

(g) For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Partner, the Partnership and the Corporation (and any other member of the Corporation Holdings Group), as the case may be, agree to treat each Redemption and, if the Corporation (or another member of the Corporation Holdings Group) exercises its Call Right, each transaction between the redeeming or selling Limited Partner and the Corporation (or such other member of the Corporation Holdings Group), as a sale of such Partner’s Units (together, if applicable, with the same number of shares of Class C Common Stock) to the Corporation (or such other member of the Corporation Holdings Group) in exchange for shares of Class A Common Stock or cash, as applicable.

(h) Each Redemption shall be deemed to have been effected on the applicable Redemption Date. Any Limited Partner redeeming Units in accordance with this Agreement may request that the shares of Class A Common Stock to be issued upon such Redemption be issued in a name other than such Limited Partner. Any Person or Persons in whose name or names any shares of Class A Common Stock are issuable on any Redemption Date shall be deemed to have become, on such Redemption Date, the holder or holders of record of such shares.

(i) Unless a member of the Corporation Holdings Group has elected its Call Right pursuant to Section 11.01(m) with respect to any Redemption, on the relevant Redemption Date and immediately prior to such Redemption, (i) the Corporation (or such other member(s) of the Corporation Holdings Group) shall contribute to the Partnership the consideration the Redeeming Partner is entitled to receive under Section 11.01(c) (including in the event the Partnership exercises its right to deliver the Cash Election Amount pursuant to Section 11.01(d)) and the Partnership shall issue to the Corporation (or such other member(s) of the Corporation Holdings Group) a number of Units or, pursuant to Section 3.04(a), other Equity Securities of the Partnership as consideration for such contribution, (ii) the Partnership shall (A) cancel the redeemed Units and (B) transfer to the Redeeming Partner the consideration the Redeeming Partner is entitled to receive under Section 11.01(c) (including in the event the Partnership exercises its right to deliver the Cash Election Amount pursuant to Section 11.01(d)), and (iii) the Corporation shall cancel the surrendered shares of Class C Common Stock, if applicable. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Partnership makes a Cash Election that is funded with proceeds from a Public Offering of the Corporation’s Equity Securities, the Corporation Holdings Group shall only be obligated to contribute to the Partnership an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such Public Offering)) (such difference, the “Discount”) from the sale by the Corporation of a number of shares of Class A Common Stock equal to the number of Units and, if applicable, shares of Class C Common Stock to be redeemed with such cash or from the sale of other Equity Securities of the Corporation used to fund the Cash Election Amount; provided that the Corporation’s Capital Account (or the Capital Account(s) of the other member(s) of the Corporation Holdings Group, as applicable) shall be increased by the amount of such Discount in accordance with Section 6.05; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Partner’s right to receive the Cash Election Amount.

(j) If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A Common Stock are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 3.04(b) or Section 3.04(c)), or (ii) except in connection with actions taken with respect to the capitalization of the Corporation or the Partnership pursuant to Section 3.04(d), the Corporation, by dividend or otherwise, distributes to all holders of the shares of Class A Common Stock evidences of its indebtedness or assets, including securities (including shares of Class A Common Stock and any rights, options or warrants to all holders of the shares of Class A Common Stock to subscribe for or to purchase or to otherwise acquire shares of Class A Common Stock, or other securities or rights convertible into, redeemable for or exercisable for shares of Class A Common Stock) but excluding (A) any cash dividend or distribution or (B) any such distribution of indebtedness or assets, in either case (A) or (B) received by the Corporation, directly or indirectly, from the Partnership in respect of the Units, then upon any subsequent Redemption, in addition to the shares of Class A Common Stock or the Cash Election Amount, as applicable, each Redeeming Partner shall be entitled to receive the amount of such security, securities or other property that such Limited Partner would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above in clause (A) or (B)), this Section 11.01 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(k) The Corporation shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Redemption of all outstanding Units (other than those Units held by any member of the Corporation Holdings Group); provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations with respect to a Redemption by delivery of cash pursuant to a Cash Election or shares of Class A Common Stock that are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of Class A Common Stock are listed on a national securities exchange, the Corporation shall use its reasonable best efforts to cause all shares of Class A Common Stock issued upon a Redemption to be listed on such national securities exchange at the time of such issuance.

(l) The issuance of shares of Class A Common Stock upon a Redemption shall be made without charge to the Redeeming Partner for any stamp or other similar tax in respect of such issuance, except that if any such shares of Class A Common Stock are to be issued in a name other than that of the Redeeming Partner, then the Person or Persons in whose names such shares are to be issued shall pay to the Corporation the amount of any tax payable in respect of any Transfer involved in such issuance or establish to the satisfaction of the Corporation that such tax has been paid or is not payable. Each of the Partnership and the Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption (and the Redeeming Partner agrees to indemnify the Partnership and the Corporation with respect to) such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in shares of Class A Common Stock. Prior to making such deduction or withholding, the Partnership shall give written notice to the Redeeming Partner and reasonably cooperate with such Redeeming Partner to reduce or avoid any such withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Redeeming Partner, and, if withholding is taken in shares of Class A Common Stock, the relevant withholding party shall be treated as having sold such shares of Class A Common Stock on behalf of such Redeeming Partner for an amount of cash equal to the Fair Market Value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate Governmental Entity.

(m) Notwithstanding anything to the contrary in this Section 11.01, a Redeeming Partner shall be deemed to have offered to sell its Units as described in any Redemption Notice to each member of the Corporation Holdings Group, and the Corporation (or such other member(s) of the Corporation Holdings Group designated by the Corporation) may, in its sole discretion, in accordance with this Section 11.01(m), elect to purchase directly and acquire such Units on the Redemption Date by paying to the Redeeming Partner that number of shares of Class A Common Stock the Redeeming Partner would otherwise receive pursuant to Section 11.01(c) or, if the Corporation (or such designated member(s) of the Corporation Holdings Group) makes a Cash Election, the Cash Election Amount for such shares of Class A Common Stock (the “Call Right”), whereupon the Corporation (or such designated member(s) of the Corporation Holdings Group) shall acquire the Units offered for redemption by the Redeeming Partner and shall be treated thereafter for all purposes of this Agreement as the owner of such Units.

(n) In the event that (i) the Limited Partners (other than any member of the Corporation Holdings Group) beneficially own, in the aggregate, less than 10% of the then-outstanding Units and (ii) the shares of Class A Common Stock are listed or admitted to trading on a national securities exchange, the General Partner shall have the right, in its sole discretion, to require any Limited Partner (other than any member of the Corporation Holdings Group), collectively with its Affiliates, that beneficially owns less than 5% of the then-outstanding Units to effect a Redemption of all of such Limited Partner’s Units (together with the surrender and delivery of the same number of shares of Class C Common Stock); provided that a Cash Election shall not be permitted pursuant to such a Redemption under this Section 11.01(n). The Corporation shall deliver written notice to the Partnership and any such Limited Partner of its intention to exercise its Redemption Right pursuant to this Section 11.01(n) (a “Minority Partner Redemption Notice”) at least five (5) Business Days prior to the proposed date upon which such Redemption is to be effected (such proposed date, the “Minority Partner Redemption Date”), indicating in such notice the number of Units (and corresponding shares of Class C Common Stock) held by such Limited Partner that the Corporation intends to require to be subject to such Redemption. Any

Redemption pursuant to this Section 11.01(n) shall be effective on the Minority Partner Redemption Date. From and after the Minority Partner Redemption Date, (x) the Units and shares of Class C Common Stock subject to such Redemption shall be deemed to be Transferred to the Corporation on the Minority Partner Redemption Date and (y) such Limited Partner shall cease to have any rights with respect to the Units and shares of Class C Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). Following delivery of a Minority Partner Redemption Notice and on or prior to the Minority Partner Redemption Date, the Limited Partners shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 11.01 to effect a Redemption.

(o) No Redemption shall impair the right of the Redeeming Partner to receive any distributions payable on the Units redeemed pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption. No Redeeming Partner, or a Person designated by a Redeeming Partner to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Units redeemed by the Partnership from such Redeeming Partner and on shares of Class A Common Stock received by such Redeeming Partner, or other Person so designated, if applicable, in such Redemption.

(p) In connection with a General Partner Change of Control, the Corporation shall have the right, in its sole discretion, to require each Limited Partner (other than any member of the Corporation Holdings Group) to effect a Redemption of all of such Limited Partner’s Units and the corresponding number of shares of Class C Common Stock. Any Redemption pursuant to this Section 11.01(p) shall be effective immediately prior to and conditioned upon the consummation of the General Partner Change of Control (the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date, (i) the Common Units and the shares of Class C Common Stock subject to such Redemption shall be deemed to be transferred to the Corporation on the Change of Control Exchange Date and (ii) such Limited Partner shall cease to have any rights with respect to the Units and shares of Class C Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). The Corporation shall provide written notice of an expected General Partner Change of Control to all Partners within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such General Partner Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated General Partner Change of Control is to be effected, indicating in such notice such information as may reasonably describe the General Partner Change of Control transaction, subject to applicable Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the General Partner Change of Control, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such General Partner Change of Control, and the number of Common Units and the corresponding shares of Class C Common Stock held by such Limited Partner that the Corporation intends to require to be subject to such Redemption. Following delivery of such notice and on or prior to the Change of Control Exchange Date, the Limited Partners shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 11.01(p) to effect a Redemption. Nothing contained in this Section 11.01(p) shall limit the right of any Limited Partner to vote for or participate in any proposed Change of Control Transaction of the Corporation with respect to such Limited Partner’s Units and shares of Class C Common Stock or exchange all Units of such Limited Partner for shares of Class A Common Stock in connection with such Change of Control Transaction.

ARTICLE XII

ADMISSION OF LIMITED PARTNERS

Section 12.01 Substituted Limited Partners. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Limited Partner Interest hereunder, the transferee shall become a substituted Limited

Partner (“Substituted Limited Partner”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Partnership.

Section 12.02 Additional Limited Partners. Subject to the provisions of Article III and Article X, any Person may be admitted to the Partnership as an additional Limited Partner (any such Person, an “Additional Limited Partner”) only upon furnishing to the General Partner (a) a Joinder (or other counterpart to this Agreement acceptable to the General Partner) and counterparts of any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Limited Partner (including entering into such documents as the General Partner may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the General Partner determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

ARTICLE XIII

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01 Withdrawal and Resignation of Limited Partners. No Limited Partner shall have the power or right to withdraw or otherwise resign as a Limited Partner from the Partnership prior to the dissolution and winding up of the Partnership pursuant to Article XIV. Any Limited Partner, however, that attempts to withdraw or otherwise resign as a Limited Partner from the Partnership without the prior written consent of the General Partner upon or following the dissolution and winding up of the Partnership pursuant to Article XIV, but prior to such Limited Partner receiving the full amount of Distributions from the Partnership to which such Limited Partner is entitled pursuant to Article XIV, shall be liable to the Partnership for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Partner. Upon a Transfer of all of a Limited Partner’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Limited Partner shall cease to be a Partner.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.01 Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners or the attempted withdrawal or resignation of a Partner. The Partnership shall dissolve, and its affairs shall be wound up, upon:

(a) the unanimous decision of the General Partner together with all the Partners to dissolve the Partnership;

(b) a Change of Control Transaction that is not approved by the Majority Partners;

(c) a dissolution of the Partnership under Section 17-801(4) of the Delaware Act; or

(d) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Partnership is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Partnership and the Partnership shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02 Liquidation and Termination. On dissolution of the Partnership, the General Partner shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Partnership expense. Until final distribution, the liquidators shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidators shall cause notice of liquidation to be mailed to each known creditor of and claimant against the Partnership;

(c) the liquidators shall pay, satisfy or discharge from Partnership funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Partnership; and

(d) all remaining assets of the Partnership shall be distributed to the Partners in accordance with Article IV by the end of the Taxable Year during which the liquidation of the Partnership occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Partners in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Partners of their Capital Contributions, a complete distribution to the Partners of their interest in the Partnership and all the Partnership’s property and constitutes a compromise to which all Partners have consented within the meaning of the Delaware Act. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds. In no event shall a Limited Partner be entitled to exercise any Redemption Rights, and no Redemptions shall be effected, on or after the earlier of the record date for and the effective date of the distribution of cash and/or property to the Partners in accordance with the provisions of this Section 14.02 and Section 14.03.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the liquidators determine that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Partners, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (other than loans to the Partnership by Partners) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Partners, in lieu of cash, either (a) all or any portion of such remaining Partnership assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Partnership assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Partnership assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04 Cancellation of Certificate. On completion of the distribution of Partnership assets as provided herein, the Partnership is terminated (and the Partnership shall not be terminated prior to such time), and the General Partner (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the

Partnership. The Partnership shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Partners (it being understood that any such return shall be made solely from Partnership assets).

ARTICLE XV

VALUATION

Section 15.01 Determination. “Fair Market Value” of a specific Partnership asset will mean the amount which the Partnership would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the General Partner (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 15.02 Dispute Resolution. If any Limited Partner or Limited Partners dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the General Partner and such Limited Partner(s) are unable to agree on the determination of the Fair Market Value of any asset of the Partnership, the General Partner and such Limited Partner(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Partnership in the Partnership’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Partnership (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Partnership (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the General Partner and such Limited Partner(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two, and the Fair Market Value shall be the average of the Fair Market Values determined by all three Appraisers, unless the General Partner and such Limited Partner(s) otherwise agree on a Fair Market Value. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the General Partner and such Limited Partner(s) do not otherwise agree on a Fair Market Value, the General Partner shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Partnership.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.01 Power of Attorney.

(a) Each Limited Partner who is an individual hereby constitutes and appoints the General Partner (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article XII or Article XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the General Partner, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the General Partner, to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Limited Partner who is an individual and the transfer of all or any portion of his, her or its Limited Partner Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives.

Section 16.02 Confidentiality. Each of the Partners agree to hold the Partnership’s Confidential Information in confidence and may not use such information except in furtherance of the business of the Partnership or as otherwise authorized separately in writing by the General Partner. “Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Partnership’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Partnership plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Partnership’s business, in each case obtained by a Partner from the Partnership or any of its Affiliates or representatives. With respect to any Partner, Confidential Information does not include information or material that: (a) is rightfully in the possession of such Partner at the time of disclosure by the Partnership; (b) before or after it has been disclosed to such Partner by the Partnership, becomes part of public knowledge, not as a result of any action or inaction of such Partner in violation of this Agreement; (c) is approved for release by written authorization of the Chief Executive Officer of the Partnership or of the Corporation; (d) is disclosed to such Partner or its representatives by a third party not, to the knowledge of such Partner, in violation of any obligation of confidentiality owed to the Partnership with respect to such information; or (e) is or becomes independently developed by such Partner or its representatives without use of or reference to the Confidential Information.

Section 16.03 Amendments. This Agreement may be amended or modified solely by the General Partner. Notwithstanding the foregoing, no amendment or modification (a) to this Section 16.03 may be made without the prior written consent of each of the Partners, (b) that modifies the limited liability of any Partner, or increases the liabilities or obligations of any Partner, in each case, may be made without the consent of each such affected Partner, (c) that materially alters or changes any rights, preferences or privileges of any Limited Partner Interests in a manner that is different or prejudicial relative to any other Limited Partner Interests, may be made without the approval of a majority in interest of the Partners holding the Limited Partner Interests affected in such a different or prejudicial manner (excluding any such Limited Partner Interests held by the General Partner or any Affiliates controlled by the General Partner), (d) that materially alters or changes any rights, preferences or privileges of a holder of any class of Limited Partner Interests in a manner that is different or prejudicial relative to any other holder of the same class of Limited Partner Interests, may be made without the approval of the holder of Limited Partner Interests affected in such a different or prejudicial manner, (e) that materially and adversely alters or changes any rights, preferences or privileges of a holder of the General Partner or the Corporation, may be made without the approval of a majority of the Independent Directors, (f) that materially and disproportionately adversely affects the holders of any Limited Partner Interests as compared to the Corporation or any of its controlled Affiliates holding Limited Partner Interests, without the approval of the Blackstone Parties for so long as the Blackstone Parties and their Affiliates in the aggregate own at least five percent (5)% of the outstanding Limited Partner Interests; and (g) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; provided, that the General Partner, acting alone, may amend this Agreement to reflect the issuance of additional Units or Equity Securities in accordance with Section 3.04.

Section 16.04 Title to Partnership Assets. Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. The Partnership shall hold title to all of its property in the name of the Partnership and not in the name of any Partner. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held. The Partnership’s credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for, or in payment of, any individual obligation of any Partner.

Section 16.05 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Partnership at the address set forth below and to any other recipient and to any Partner at such address as indicated by the Partnership’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service. The Partnership’s address is:

Sitio Royalties Operating Partnership, LP

c/o Sitio Royalties Corp.,

[●]

Attention: [●]

Section 16.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or any of its Affiliates, and no creditor who makes a loan to the Partnership or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Partnership in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Partnership Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 16.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 16.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 16.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

Section 16.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 16.12 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 16.13 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.14 Right of Offset. Whenever the Partnership is to pay any sum (other than pursuant to Article IV) to any Partner, any amounts that such Partner owes to the Partnership which are not the subject of a good faith dispute may be deducted from that sum before payment. The distribution of Units to the Corporation shall not be subject to this Section 16.14.

Section 16.15 Effectiveness. This Agreement shall be effective immediately upon the DPM Closing (the “Effective Time”). The Prior Limited Partnership Agreement shall govern the rights and obligations of the Partnership and the other parties to this Agreement in their capacity as Partners prior to the Effective Time.

Section 16.16 Entire Agreement. This Agreement and those documents expressly referred to herein (including the Royal Registration Rights Agreement, the DPM Registration Rights Agreement, the DPM Merger Agreement and the Contribution Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Prior Limited Partnership Agreement is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.

Section 16.17 Remedies. Each Partner shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 16.18 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

SITIO ROYALTIES GP, LLC

By:
Name:
Title:

[Signature Page to Second Amended and Restated Agreement of Limited Partnership]

LIMITED PARTNERS:

SITIO ROYALTIES CORP.

By:
Name:
Title:

KMF DPM HOLDCO, LLC

By:
Name:
Title:

CHAMBERS DPM HOLDCO, LLC

By:
Name:
Title:

ROCK RIDGE ROYALTY COMPANY LLC

By:
Name:
Title:

ROYAL RESOURCES L.P.

By:	Royal Resources GP L.L.C., its general partner

By:
Name:
Title:

[Signature Page to Second Amended and Restated Agreement of Limited Partnership]

SOURCE ENERGY LEASEHOLD, LP

By:	Source Energy Operating, LP, its general partner

By:	Source Energy Manager, LLC, its sole member

By:
Name:
Title:

PERMIAN MINERAL ACQUISITIONS, LP

By:	Permian Mineral Acquisitions GP, LLC, its general partner

By:
Name:
Title:

[Signature Page to Second Amended and Restated Agreement of Limited Partnership]

SCHEDULE 1*

SCHEDULE OF LIMITED PARTNERS

Partner	Common Units	Percentage Interest	DPM Closing Capital Account Balance**	Additional Cash Capital Contributions	Additional Non-Cash Capital Contributions	Capital Accounts

*

This Schedule of Limited Partners shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Common Units, or to reflect any additional issuances of Common Units pursuant to this Agreement.

**	DPM Closing Capital Account Balances to be determined at a later date as necessary.

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of , 20    (this “Joinder”), is delivered pursuant to that certain Second Amended and Restated Agreement of Limited Partnership of Sitio Royalties Operating Partnership, LP (the “Partnership”), dated as of [●], 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Partnership Agreement.

1. Joinder to the Partnership Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the General Partner, the undersigned hereby is and hereafter will be a Limited Partner under the Partnership Agreement and a party thereto, with all the rights, privileges and responsibilities of a Limited Partner thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Partnership Agreement as if it had been a signatory thereto as of the date thereof.

2. Incorporation by Reference. All terms and conditions of the Partnership Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3. Address. All notices under the Partnership Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTNER]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

SITIO ROYALTIES GP, LLC

By:
Name:
Title:

SCAN TO VIEW MATERIALS & VOTE w FALCON MINERALS CORPORATION 609 MAIN STREET, SUITE 3950 VOTE BY INTERNET HOUSTON, TEXAS 77002 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/FLMN2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D86460-S46017 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FALCON MINERALS CORPORATION The Board of Directors recommends you vote FOR the following proposals: 1. The Nasdaq Proposal—To approve, for purposes of complying with applicable listing rules of Nasdaq: the issuance by Falcon of (a) 235,000,000 shares of For Against Abstain Class C common stock, par value $0.0001 per share (“Falcon Class C Shares”) of Falcon, (b) 235,000,000 units representing limited partner interests in Falcon Minerals Operating Partnership, LP (“Falcon Partnership Units”), and ! ! ! (c) additional Falcon Class C Shares (and a corresponding number of Falcon Partnership Units) equal to the Additional Consideration, which is (i) the sum of (x) the difference between (A) $140,000,000 and (B) the amount of outstanding For Against Abstain indebtedness for borrowed money of Desert Peak and its subsidiaries minus 4e. To provide, among other things, that, to the fullest extent permitted by law, all cash on hand (excluding restricted cash) of Desert Peak and its subsidiaries (a) Falcon renounces any interest or expectancy in, or in being offered an (the amount under this clause (B) not to be less than $75,000,000) plus (y) opportunity to participate in, business opportunities that are presented to ! ! ! the amount by which the indebtedness for borrowed money of Falcon and Proposed Exempted Persons (as defined below), (b) stockholders, members of its subsidiaries exceeds $45,000,000 as of immediately prior to the effective the Post-Combination Company’s Board and certain other exempted persons, time of the merger (the “Merger Effective Time”) divided by (ii) $5.15 including Chambers DPM HoldCo, LLC, KMF DPM HoldCo, LLC, Rock Ridge (the “Nasdaq Proposal”); Royalty Company, LLC, Royal Resources L.P., Source Energy Leasehold, LP, Permian Mineral Acquisitions, LP, and affiliates of such persons (“Proposed 2. The Reverse Stock Split Proposal—To approve and adopt amendments to the Exempted Persons”) do not have a fiduciary duty to refrain from engaging second amended and restated certificate of incorporation of Falcon (in the ! ! ! in the same or similar business activities or lines of business as Falcon or its form attached to the Proxy Statement as Annex B) to (a) effect a reverse stock subsidiaries, to the extent such Proposed Exempted Person is not an employee split of the Falcon common stock prior to the Merger Effective Time, at a ratio of Falcon or its subsidiaries, and (c) Proposed Exempted Persons have no duty of four to one, and (b) change the name of Falcon to “Sitio Royalties Corp.” to communicate or offer such business opportunities to Falcon, to the extent (the “Reverse Stock Split Proposal”); such Proposed Exempted Person is not an employee of Falcon or its subsidiaries; 3. The A&R Charter Proposal—To approve and adopt, assuming the approval of 5. The Incentive Plan Proposal—To approve and adopt, assuming the approval of the Nasdaq Proposal and the Reverse Stock Split Proposal, an amendment and the Nasdaq Proposal and the Reverse Stock Split Proposal, the Sitio Royalties restatement of the second amended and restated certificate of incorporation ! ! ! Corp. Long Term Incentive Plan (in the form attached to the Proxy Statement ! ! ! of Falcon (in the form attached to the Proxy Statement as Annex C) (the “Third as Annex D) (the “Incentive Plan Proposal”); and A&R Charter”) (the “A&R Charter Proposal”); 6. The Director Election Proposal—To elect each of William D. Anderson, 4. The Advisory Governance Proposals—To approve, assuming the approval of the Mark C. Henle and Adam M. Jenkins to serve as Class II directors on the Nasdaq Proposal and the Reverse Stock Split Proposal, on a non-binding advisory board of directors of Falcon until the earlier of the Merger Effective Time and basis, a separate series of proposals with respect to certain governance provisions the annual meeting of stockholders to be held in 2025 or until his successor in the Third A&R Charter in accordance with the requirements of the U.S. is elected or appointed, subject to his earlier death, resignation or removal For Against Securities and Exchange Commission (the “Advisory Governance Proposals”); (the “Director Election Proposal”). 4a. To eliminate provisions relating to Falcon’s Class B common stock and its initial business combination, which are obsolete and no longer applicable; ! ! ! 6a. William D. Anderson ! ! 4b. To declassify the board of directors of the Post-Combination Company (the “Post-Combination Company’s Board”) and provide that the ! ! ! 6b. Mark C. Henle ! ! Post-Combination Company’s Board will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of the closing of the merger, and, thereafter, all directors will be elected annually and shall be elected for one year terms expiring at the next annual 6c. Adam M. Jenkins ! ! meeting of stockholders; 7. The Adjournment Proposal—To approve the adjournment of the Special 4c. To provide that directors on the Post-Combination Company’s Board may be For Against Abstain ! ! ! Meeting to a later date or dates, if necessary or appropriate, to permit further removed with or without cause; solicitation and vote of proxies in the event that there are insufficient votes 4d. To provide that, unless otherwise provided for or relating to the rights of holders for, or otherwise in connection with, the approval of the Nasdaq Proposal or of the Preferred stock of Falcon, any action required or permitted to be taken at the Reverse Stock Split Proposal (the “Adjournment Proposal” and, together ! ! ! any annual or special meeting of stockholders of Falcon may be taken without ! ! ! with the Nasdaq Proposal, the Reverse Stock Split Proposal, the A&R Charter a meeting, without prior notice and without a vote by consent in accordance Proposal, the Governance Proposal, the Incentive Plan Proposal and the Director with Section 228 of the Delaware General Corporation Law; Election Proposal, each, a “Proposal” and collectively, the “Proposals”). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. D86461-S46017 Falcon Minerals Corporation SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS June 3, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF Falcon Minerals Corporation The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting in Lieu of the 2022 Annual Meeting of Stockholders (the “Special Meeting”) of Falcon Minerals Corporation (“Falcon”) and accompanying Proxy Statement dated May 5, 2022 in connection with the Special Meeting to be held on June 3, 2022 at 10:00 a.m. Central Time virtually at www.virtualshareholdermeeting.com/FLMN2022SM and hereby appoints Bryan C. Gunderson and Jeffrey F. Brotman, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock, of Falcon, registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. Continued and to be signed on reverse side